As filed with the Securities and Exchange Commission on March 27, 2013

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SUMMIT MATERIALS, LLC

SUMMIT MATERIALS FINANCE CORP.

(Exact name of registrant issuers as specified in their respective charters)

SEE TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Delaware	1400	24-4138486
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2900 K Street NW, Suite 100

Harbourside North Tower Building

Washington, D.C. 20007

(202) 339-9509

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Thomas Hill

Chief Executive Officer

Summit Materials, LLC

2900 K Street NW, Suite 100

Harbourside North Tower Building

Washington, D.C. 20007

(202) 339-9509

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Edward P. Tolley III, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017-3954

(212) 455-2000

Approximate date of commencement of proposed exchange offer: As soon as practicable after this Registration Statement is declared effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐

Non-accelerated filer	☒	(Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross Border Third Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Note	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
10.5% Senior Notes due 2020	$250,000,000	100%	$250,000,000	$34,100
Guarantees of the 10.5% Senior Notes due 2020(2)	N/A(3)	(3)	(3)	(3)

(1)	Estimated solely for the purpose of calculating the registration fee under Rule 457(f) of the Securities Act of 1933, as amended (the “Securities Act”).
(2)	See inside facing page for additional registrant guarantors.
(3)	Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for the guarantees.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Industrial Classification Code Number	Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices
Austin Materials, LLC	Delaware	45-2840524	1400	9020 N. Capital of Texas Highway, Suite 250, Austin, TX 78759
Continental Cement Company, L.L.C.	Delaware	27-2594654	3241	14755 North Outer Forth Drive #514, Chesterfield, MO 63017
Kilgore Companies, LLC	Delaware	27-2910651	1400	7057 West 2100 South, West Valley, UT 84128
Norris Quarries, LLC	Delaware	45-4506838	1400	2604 N Stadium Blvd, Columbia, MO 65202
RK Hall, LLC	Delaware	27-3722217	1600	2810 NW Loop 286, Paris, TX 75460
Summit Materials Companies I, LLC	Delaware	27-1395580	1400	2900 K Street NW, Suite 100, Harbourside North Tower Building, Washington, DC 20007
Summit Materials Corporations I, Inc.	Delaware	27-5206889	1400	2900 K Street NW, Suite 100, Harbourside North Tower Building, Washington, DC 20007
Summit Materials Holdings I, LLC	Delaware	27-2779766	1400	2900 K Street NW, Suite 100, Harbourside North Tower Building, Washington, DC 20007
Summit Materials Holdings II, LLC	Delaware	27-2606667	3241	2900 K Street NW, Suite 100, Harbourside North Tower Building, Washington, DC 20007
Elam Construction, Inc.	Colorado	84-0484380	1400	556 Struthers Avenue, Grand Junction, CO 81501
Cornejo & Sons, L.L.C.	Kansas	27-2336713	1600	2060 E. Tulsa, Wichita, KS 67216
Hamm Asphalt, LLC	Kansas	48-0765153	2951	609 Perry Place, Perry, KS 66073
Hamm, Inc.	Kansas	48-1243726	1400	609 Perry Place, Perry, KS 66073
N.R. Hamm Contractor, LLC	Kansas	48-0581200	1600	609 Perry Place, Perry, KS 66073
N.R. Hamm Quarry, LLC	Kansas	48-0581201	1400	609 Perry Place, Perry, KS 66073
Bourbon Limestone Company	Kentucky	61-0592947	1400	395 North Middletown Rd, Paris, KY 40361
Glass Aggregates, LLC	Kentucky	20-4710585	1400	395 North Middletown Rd, Paris, KY 40361
Hinkle Contracting Company, LLC	Kentucky	61-0725598	1400	395 North Middletown Rd, Paris, KY 40361
Kentucky Hauling, Inc.	Kentucky	61-0930534	4700	395 North Middletown Rd, Paris, KY 40361

South Central Kentucky Limestone, LLC	Kentucky	27-3004607	1400	395 North Middletown Rd, Paris, KY 40361
Con-Agg of MO, L.L.C.	Missouri	43-1765061	3273	2604 N Stadium Blvd, Columbia, MO 65202
Fischer Quarries, L.L.C.	Missouri	43-1767807	1400	2604 N Stadium Blvd, Columbia, MO 65202
Quarry Properties, L.L.C.	Missouri	20-1136159	1400	2604 N Stadium Blvd, Columbia, MO 65202
Elam Paving, Inc.	New Mexico	85-0473651	1400	556 Struthers Avenue, Grand Junction, CO 81501
B&H Contracting, L.P.	Texas	26-3160017	7389	2810 NW Loop 286, Paris, TX 75460
Industrial Asphalt, LLC	Texas	74-2766027	1600	16409 Bratton Lane, Austin, TX 78728
R.K. Hall Construction, Ltd.	Texas	20-2347198	1600	2810 NW Loop 286, Paris, TX 75460
RKH Capital, L.L.C.	Texas	20-4632566	6799	2810 NW Loop 286, Paris, TX 75460
SCS Materials, L.P.	Texas	20-1932670	1600	2810 NW Loop 286, Paris, TX 75460
Altaview Concrete, LLC	Utah	87-0431601	1600	7057 West 2100 South, West Valley, UT 84128
B&B Resources, Inc.	Utah	87-0490366	1600	7057 West 2100 South, West Valley, UT 84128
Kilgore Equipment, LLC	Utah	81-0551726	1600	7057 West 2100 South, West Valley, UT 84128
Kilgore Trucking, LLC	Utah	85-0487373	1600	7057 West 2100 South, West Valley, UT 84128
Peak Construction Materials, LLC	Utah	20-5978846	1600	7057 West 2100 South, West Valley, UT 84128
Peak Management, L.C.	Utah	87-0623232	8741	7057 West 2100 South, West Valley, UT 84128
Salt Lake Valley Sand & Gravel, Inc.	Utah	87-0561870	1600	7057 West 2100 South, West Valley, UT 84128
Valley Ready Mix, Inc.	Utah	87-0506149	1600	7057 West 2100 South, West Valley, UT 84128
Wasatch Concrete Pumping, LLC	Utah	87-0551837	1600	7057 West 2100 South, West Valley, UT 84128
Wind River Materials, LLC	Wyoming	27-3823267	1600	7057 West 2100 South, West Valley, UT 84128

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 27, 2013

PRELIMINARY PROSPECTUS

SUMMIT MATERIALS, LLC

SUMMIT MATERIALS FINANCE CORP.

Offer to Exchange (the “exchange offer”)

$250,000,000 aggregate principal amount of 10.5% Senior Notes due 2020 (the “exchange notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all outstanding unregistered 10.5% Senior Notes due 2020 (the “outstanding notes” and, together with the exchange notes, the “notes”).

The exchange notes will be fully and unconditionally guaranteed on a senior unsecured basis by all of our existing and future wholly-owned domestic restricted subsidiaries that guarantee indebtedness under our existing senior secured credit facilities and the outstanding notes and by our non-wholly-owned subsidiary, Continental Cement Company, L.L.C. (“Continental Cement”).

We are conducting the exchange offer in order to provide you with an opportunity to exchange your unregistered outstanding notes for freely tradable exchange notes that have been registered under the Securities Act.

The Exchange Offer

•	We will exchange all outstanding notes that are validly tendered and not validly withdrawn for an equal principal amount of exchange notes that are freely tradable.

•	You may withdraw tenders of outstanding notes at any time prior to the expiration date of the exchange offer.

•

The exchange offer expires at 5:00 p.m., New York City time, on                     , 2013, which is the 21st business day after the date of this prospectus, unless extended. We do not currently intend to extend the expiration date.

•	The exchange of the outstanding notes for the exchange notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes.

•	The terms of the exchange notes to be issued in the exchange offer are substantially identical to the outstanding notes, except that the exchange notes will be freely tradable.

Results of the Exchange Offer

•	The exchange notes may be sold in the over-the-counter market, in negotiated transactions or through a combination of such methods. We do not plan to list the exchange notes on a national market.

All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the indenture. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not currently anticipate that we will register the outstanding notes under the Securities Act.

We are an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and will be subject to reduced public company reporting requirements.

You should carefully consider the “Risk Factors” beginning on page 21 of this prospectus before participating in the exchange offer.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the exchange notes to be distributed in the exchange offer or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2013.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. This prospectus may be used only for the purposes for which it has been published and no person has been authorized to give any information not contained herein. If you receive any other information, you should not rely on it. We are not making an offer of these securities in any state where the offer is not permitted.

i

FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include all statements that do not relate solely to historical or current facts, and you can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates,” “projects” or “anticipates” or similar expressions that concern our strategy, plans or intentions. All statements made relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those expected. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect our actual results.

Some of the important factors that could cause actual results to differ materially from our expectations are disclosed under “Risk Factors” and elsewhere in this prospectus. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements.

We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

MARKET, RANKING AND OTHER INDUSTRY DATA

The data included in this prospectus regarding markets and the industry in which we operate, including the size of certain markets and our position and the position of our competitors within these markets, are based on reports of government agencies, published industry sources and estimates based on our management’s knowledge and experience in the markets in which we operate. Data regarding the industries in which we compete and our market position and market share within these industries are inherently imprecise and are subject to significant business, economic and competitive uncertainties beyond our control, but we believe that they generally indicate size and position and market share within these industries. Our own estimates have been based on information obtained from our trade and business organizations and other contacts in the markets in which we operate. We believe these estimates to be accurate as of the date of this prospectus. However, this information may prove to be inaccurate because of the method by which we obtained some of the data for the estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. We have not independently verified any of the data from third party sources, nor have we ascertained the underlying economic assumptions relied upon therein. As a result, you should be aware that market, ranking and other similar industry data included in this prospectus, and estimates and beliefs based on that data, may not be reliable, and we cannot guarantee the accuracy or completeness of any such information contained in this prospectus.

EMERGING GROWTH COMPANY STATUS

We are an “emerging growth company” as defined under the JOBS Act and are eligible to take advantage of certain exemptions from various public company reporting requirements. See “Risk Factors—Risks Related to Our Business and Our Industry—As an “emerging growth company” under the JOBS Act, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements.”

Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act to comply with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards apply to private companies. As an “emerging growth company,” we may elect to delay adoption of new or revised accounting standards applicable to public companies until such standards are made applicable to private companies. As a result, our financial statements may not be comparable to the financial statements of issuers who are required to comply with the effective dates for new or revised accounting standards that are applicable to public companies.

We will remain an “emerging growth company” until the earliest of: (i) the last day of the fiscal year during which we had total annual gross revenues of $1 billion or more; (ii) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement; (iii) the date on which we have, during the previous three year period, issued more than $1 billion in non-convertible debt; or (iv) the date on which we are deemed a “large accelerated issuer” as defined under the federal securities laws.

CERTAIN DEFINITIONS

As used in this prospectus, unless otherwise noted or the context otherwise requires,

•	“we,” “our,” “us,” and “the Company” refer to Summit Materials, LLC and its subsidiaries as a combined entity, including Summit Materials Finance Corp., the co-issuer of the notes;

•	“Summit Materials” refers only to Summit Materials, LLC and not its subsidiaries;

•	“Finance Corp.” refers only to Summit Materials Finance Corp., a wholly-owned subsidiary of Summit Materials;

•	“the Issuers” refers to Summit Materials and Finance Corp. as co-issuers of the notes but not to any of their subsidiaries;

•	“Hamm” and “Predecessor” refer to Hamm, Inc., our inaugural acquisition and the predecessor entity of Summit Materials;

•	“Hinkle Contracting” refers to Hinkle Contracting Corporation and its subsidiaries;

•	“Cornejo” refers collectively to Cornejo & Sons, L.L.C., C&S Group, Inc., Concrete Materials Company of Kansas, LLC and Cornejo Materials, Inc.;

•	“Greer” refers to certain assets of Elmo Greer & Sons, LLC;

•	“Harshman” refers collectively to certain assets of Harshman Construction L.L.C. and Harshman Farms, Inc.;

•	“Scotty’s” refers to South Central Kentucky Limestone, LLC;

•

“Harper Contracting” refers collectively to substantially all the assets of Harper Contracting, Inc., Harper Sand and Gravel, Inc., Harper Excavating, Inc., Harper Ready Mix Company, Inc. and Harper Investments, Inc.;

•	“Kilgore” refers collectively to Kilgore Pavement Maintenance, LLC and Kilgore Properties, LLC;

•	“Con-Agg” refers to Con-Agg of MO, L.L.C.;

•	“Altaview Concrete” refers collectively to Altaview Concrete, LLC, Peak Construction Materials, LLC, Peak Management, L.C. and Wasatch Concrete Pumping, LLC;

•	“EnerCrest” refers to substantially all the assets of EnerCrest Products, Inc.;

•	“RK Hall” refers collectively to R.K. Hall Construction, Ltd., RHMB Capital, L.L.C., Hall Materials, Ltd., B&H Contracting, L.P. and RKH Capital, L.L.C.;

•	“SCS” refers to SCS Materials, L.P.;

•	“Triple C” refers to Triple C Concrete, Inc.;

•	“Elam Construction” refers to Elam Construction, Inc.;

•	“Bourbon” refers to Bourbon Limestone Company;

•	“Fischer” refers to Fischer Quarries, L.L.C.;

•	“B&B” refers collectively to B&B Resources, Inc., Valley Ready Mix, Inc. and Salt Lake Sand & Gravel, Inc.;

•	“Grand Junction Pipe” refers to Grand Junction Pipe, Inc.;

•	“Industrial Asphalt” refers collectively to Industrial Asphalt, LLC, Asphalt Paving Company of Austin, LLC, KBDJ, L.P. and all the assets of Apache Materials Transport, Inc.;

•	“Ramming Paving” refers collectively to J.D. Ramming Paving Co., LLC, RTI Hot Mix, LLC, RTI Equipment Co., LLC and Ramming Transportation Co., LLC;

•	“Parent” refers only to Summit Materials Holdings L.P., our indirect parent entity;

•	“Norris” refers to Norris Quarries, LLC;

•	“Kay & Kay” refers to certain assets of Kay & Kay Contracting, LLC;

•	“Sandco” refers to certain assets of Sandco Inc.;

•	“Blackstone” refers to certain investment funds affiliated with Blackstone Capital Partners V L.P.;

•	“Silverhawk” refers to certain investment funds affiliated with Silverhawk Summit, L.P.; and

•	“Sponsors” refers to Blackstone and Silverhawk.

PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus and may not contain all of the information that may be important to you. You should read this entire prospectus carefully, including the information set forth under the heading “Risk Factors” and our consolidated financial statements before participating in the exchange offer.

Our Company

We are a leading, vertically-integrated, geographically-diverse heavy-side building materials company; we supply aggregates, cement and related downstream products such as ready mixed concrete, asphalt paving mix, concrete products and paving and related construction services to a variety of end-uses in the U.S. construction industry, including public infrastructure projects, as well as private residential and non-residential construction. We believe we are a top 15 supplier of aggregates, a top 20 supplier of cement, a top 10 producer of asphalt paving mix and a major producer of ready mixed concrete in the United States by volume. As of December 29, 2012, we had 1.7 billion tons and 0.5 billion tons of proven aggregates reserves serving our aggregates and cement businesses, respectively, and operated over 120 sites and plants. In the year ended December 29, 2012, we sold 16.4 million tons of aggregates, 1.0 million tons of cement, 4.6 million tons of asphalt paving mix and 1.1 million cubic yards of ready mixed concrete. For the year ended December 29, 2012, we generated revenue of $962.9 million.

We were formed in September 2008. Since July 2009, the Sponsors and certain of our officers, directors and employees have made $794.5 million of funding commitments to our indirect parent entity, Summit Materials Holdings L.P. We have grown rapidly as a result of our disciplined acquisition strategy, utilizing approximately $457.3 million of the $463.9 million of equity commitments funded to our parent by the Sponsors and certain other investors. Today, our nine operating companies make up our three distinct geographic regions that span 20 states and 23 metropolitan statistical areas. We believe each of our operating companies has a top three market share position in its local market area and an extensive operating history, averaging over 35 years. Our highly experienced management team, led by 30-year industry veteran CEO Tom Hill, has successfully enhanced the operations of acquired companies by focusing on scale advantages, cost efficiencies and pricing discipline to improve profitability and cash flow.

Our strategy is focused on developing a heavy-side, vertically integrated company with a strong aggregates base. We strive to be a leading supplier of all four major resource-based products—aggregates, cement, asphalt paving mix and ready mixed concrete—in the U.S. heavy-side building materials industry. We believe vertical integration across these major products strengthens our market positions and helps us achieve significant cost advantages. We believe a diversified mix of products also provides us with greater stability and insulates against local market fluctuations, competitive pricing dynamics and other individual market variances.

Our revenue is derived from multiple end-use markets, including public infrastructure construction as well as residential and non-residential construction. For the year ended December 29, 2012, approximately 62% of our revenues related to public infrastructure construction and the remaining 38% related to residential and non-residential construction. In general, our aggregates and asphalt paving mix and paving businesses are weighted towards public construction. Our cement and ready mixed concrete businesses serve both the public and private construction markets. Public construction includes spending by federal, state and local governments for roads, highways, bridges, airports and other public infrastructure construction projects. A significant portion of our construction revenues are from public construction projects, a historically more stable portion of state and federal budgets. Our acquisitions to date are primarily focused in states with constitutionally-protected transportation funding sources, which we believe serves to limit our exposure to state and local budgetary uncertainties. Private construction includes both new residential and non-residential construction and repair and remodel markets, which have been significantly impacted by recent and current economic conditions. We believe exposure to various geographic markets affords us greater stability through economic cycles and positions us to capitalize on upside opportunities when recoveries in residential and non-residential construction occur.

Our Regional Platforms

We currently operate across 20 states through our three regional platforms: Central, West and East. Each of our operating businesses has its own management team that, in turn, reports to a regional president who is responsible for overseeing business development opportunities and implementing best practices within the regional platform. Our first and largest platform is our Central region. Our most recent platform, the West region, was established in August 2010 with our acquisition of the Harper Contracting and Kilgore businesses in Utah. Company acquisitions are an important element of our strategy, as we seek to enhance value through increased scale and cost savings from vertical integration within local markets through the regional management.

Central Region. The Central region platform encompasses our integrated aggregates, cement, asphalt paving mix, ready mixed concrete and other operations in Kansas, Missouri, Nebraska, Iowa and Illinois. Within the region, we control proven aggregates reserves serving our aggregates and cement businesses of approximately 1.1 billion tons and 0.5 billion tons, respectively, and total hard assets, which we define as the sum of our property, plant and equipment, net and inventories, with a balance sheet book value of $488.0 million as of December 29, 2012. During the year ended December 29, 2012, the Central region platform generated approximately 32% of our revenue. Approximately 52% of the Central region’s revenues were derived from public infrastructure spending, and the remaining 48% of its revenues were generated by residential and non-residential construction for the year ended December 29, 2012.

Our cement business in Missouri, Continental Cement, operates a highly efficient, technologically advanced, integrated manufacturing and distribution system strategically located near Hannibal, Missouri, 100 miles north of St. Louis along the Mississippi River. Continental Cement utilizes an on-site solid and liquid waste fuel processing facility, which can reduce our fuel costs at that facility by up to 50%. The Continental Cement plant is covered by Environmental Protection Agency (“EPA”) Hazardous Waste Combuster MACT regulations (“HWC-MACT”), rather than the Portland Cement NESHAP regulations (“PC-MACT”), due to its waste fuel processing capabilities. We believe the facility is well positioned to comply with any potential regulatory changes during the foreseeable future.

West Region. The West region platform encompasses our integrated aggregates, asphalt paving mix, ready mixed concrete, construction and other operations in Texas, Utah, Colorado, Idaho and Wyoming. Within the region, we control proven aggregates reserves of approximately 0.2 billion tons and total hard assets with a balance sheet book value of $254.9 million as of December 29, 2012. During the year ended December 29, 2012, the West region platform generated approximately 50% of our revenue. Approximately 64% of its revenues were derived from public infrastructure spending, and the remaining 36% of its revenues were generated by residential and non-residential construction for the year ended December 29, 2012.

In August 2010, we acquired Kilgore and simultaneously acquired and merged assets from Harper Contracting (collectively referred to as, the “Kilgore Companies”) in Salt Lake City, Utah to establish the cornerstone of our West region platform. We expanded Kilgore Companies with the acquisitions of Altaview Concrete in Salt Lake City, B&B in Bluffdale, Utah, EnerCrest in southwest Wyoming, and Triple C in southern Idaho. Subsequently, in December 2010, we extended the West platform to the Texas market with the acquisition of RK Hall, an aggregates and asphalt paving business primarily operating in northeast Texas as well as southern Arkansas and southern Oklahoma. We also expanded to Grand Junction, Colorado with our acquisitions of Grand

Junction Pipe and Elam Construction. Capitalizing on the regional presence of RK Hall, we acquired Industrial Asphalt and Ramming Paving in August and October 2011, respectively, which expanded our presence into the attractive Austin, Texas market. These businesses complement each other with well-positioned reserves and integrated asphalt / paving operations.

East Region. The East region platform encompasses our integrated aggregates, asphalt paving mix, construction and other operations in Kentucky, Ohio, Indiana, Tennessee and Virginia. Within the region, we control proven aggregates reserves of approximately 0.4 billion tons as of December 29, 2012 and total hard assets with a balance sheet book value of $162.6 million as of December 29, 2012. During the year ended December 29, 2012, the East region platform generated approximately 18% of our revenue. Approximately 73% of the East region’s revenues were derived from public infrastructure spending, and the remaining 27% of its revenues were generated by residential and non-residential construction for the year ended December 29, 2012.

The East region platform is anchored by the Hinkle Contracting business, one of our largest acquisitions to date, which we acquired in February 2010 and strengthened with bolt-ons of select aggregates and asphalt assets from Greer, an asset swap with Scotty’s Contracting & Stone LLC where we exchanged asphalt paving mix and construction assets for a total of eight owned and leased quarry sites in southern Kentucky, the buyout of our non-controlling partner in the Bourbon Limestone aggregates business and select aggregates and asphalt assets from Kay & Kay Contracting, LLC.

Our Competitive Strengths

Leading market positions. We believe each of our operating companies has a top three market share position in its local market area. We believe we are among the top 15 suppliers of aggregates, top 20 suppliers of cement, a top 10 supplier of asphalt paving mix, and a major ready mixed concrete supplier in the United States by volume. We focus on acquiring companies that have leading local market positions, which we seek to enhance by building scale with other local aggregates and downstream businesses. The heavy-side building products industry is primarily local in nature due to transportation costs from the high weight-to-value ratio of the products. Given this dynamic, we believe achieving local market scale provides a competitive advantage that drives growth and stability for our business. We believe that our ability to prudently acquire and rapidly integrate multiple businesses enables us to become market leaders in attractive regions.

Vertically-integrated business model. We generate revenue across a spectrum of related products and services. We internally supply the majority of the aggregates used in the asphalt paving mixes and ready mixed concrete that we produce and in the construction services that we perform for our customers. Our vertically-integrated business model enables us to operate as a single source provider of materials and construction capabilities, creating cost, convenience and reliability advantages for our customers, while at the same time creating significant cross-marketing opportunities among our interrelated businesses. We believe this significantly enhances the value of our company and improves the quality and consistency of services for our customers.

Significant product and geographic scale. Our nine operating companies operate across 20 states in the central, western and eastern United States. We have grown our revenues by 17% in the year ended December 29, 2012, as compared to the year ended December 31, 2011, which compounds 91% revenue growth in the year ended December 31, 2011, as compared to the year ended December 31, 2010, which brought substantial additional scale to our operations in terms of purchasing and leveraging largely fixed overhead expenses. A combination of increased scale and vertical integration present opportunities to improve profitability through cost savings. We have achieved this scale without any significant customer or geographic concentration and continue to demonstrate operating earnings stability as a function of our diversification across products and regions.

Attractive industry dynamics and structure. We operate in an industry that we believe has attractive fundamentals, characterized by high barriers to entry and a stable competitive environment in the majority of markets. Barriers to entry are created by scarcity of raw material resources, limited efficient distribution range, asset intensity of equipment, land required for quarry operations and a time-consuming and complex regulatory and permitting process. In addition, profits are relatively stable throughout the cycle as a result of favorable pricing dynamics, historically stable public infrastructure spending and a largely variable cost structure. U.S. aggregates pricing has increased in 70 of the last 80 years, with growth accelerating since 2002 as continuing resource scarcity in the industry has led companies to focus increasingly on improved pricing strategies. Pricing growth remained strong in 2012, despite volume declines in certain key end markets.

High quality assets and coverage. As a function of our disciplined acquisition strategy and high quality asset base, hard asset values constitute a significant portion of our enterprise value and currently exceed net debt (which we define as total indebtedness less cash) as of December 29, 2012. As of December 29, 2012, the balance sheet book value of our hard assets was $905.5 million (excluding $1.1 million at corporate). The majority of our hard asset value is derived from our property, plant and equipment together with the value of our approximately 1.7 billion tons and 0.5 billion tons of proven aggregates reserves serving our aggregates and cement businesses, respectively, as of December 29, 2012. Assuming production rates in future years are equal to those for the year ended December 29, 2012, we estimate that the useful life of the proven reserves for our construction aggregates business and our cement business is over 170 years and over 200 years, respectively. Our asset base includes the Continental Cement plant, a new dry process cement plant that was commissioned in 2008. We believe this plant contributes significantly to our asset value given its high replacement cost, large capacity, technologically advanced manufacturing capabilities, strategic position on the Mississippi River and favorable environmental performance versus older facilities within the industry that will require upgrades to comply with stringent EPA standards coming into effect in the near-term. We believe our sizeable reserve base, paired with vertically-integrated, downstream products and services, enables us to better meet the needs of our end-use customers.

Strong operating market performance in challenging economic environment. We have demonstrated resilient financial performance despite challenging conditions in the broader economy over the last few years. This performance is largely due to our highly variable cost structure and exposure to more stable geographic markets and publicly-funded end-use segments. Many of our products, particularly aggregates and asphalt paving mix, have significant exposure to public road construction, which has demonstrated continued growth over the past 30 years, even during times of broader economic softness. In fact, through the prior three U.S. recessions (July 1990 through March 1991, March 2001 through November 2001 and December 2007 through June 2009), highway spending in real dollars grew 1.8% annually on average in years with a recession as compared to 1.5% annually on average in years without a recession. The majority of public road construction spending is funded at the state level through the states’ respective departments of transportation. The five key states in which we operate (Texas, Kansas, Kentucky, Missouri and Utah) have funds whose revenue sources are constitutionally protected and may only be used for transportation purposes. These dedicated, earmarked funding sources limit the impact current state deficits may have on public spending. As a result, our business exhibits significantly less volatility in profitability than witnessed in most other building product subsectors. We believe these business characteristics have helped mitigate the impact of the depressed economic environment on our profitability.

Experienced and proven leadership implementing acquisition strategy. Our senior management team has a proven track record of creating value. This team is led by Tom Hill, a 30-year industry veteran and former CEO of Oldcastle, Inc., CRH plc’s U.S. operations. In addition to Mr. Hill, our management team consists of a number of other former Oldcastle managers, including corporate development and finance executives and other heavy side industry operators. Our management team has a track record of executing and successfully integrating acquisitions in the sector. Mr. Hill demonstrated his ability to execute on a similar consolidation strategy while at Oldcastle Materials, where he led numerous acquisitions, taking the business from less than $0.3 billion to $7.4 billion in sales from 1992 to 2008. In executing Oldcastle’s consolidation strategy, Mr. Hill and his team completed 173 acquisitions worth approximately $6.3 billion in the aggregate and $36.0 million on average.

From an operational standpoint, Mr. Hill was successful at managing Oldcastle’s rapid growth through the implementation of operational improvements, creation of a world-class safety program and development of a strong leadership team.

Strong sponsor equity commitment. Since July 2009, the Sponsors, together with certain of our officers, directors and employees, have made $794.5 million of funding commitments to our indirect parent company to strategically pursue consolidation within the heavy-side building materials industry in the United States. Since then, we have made 24 acquisitions, including bolt-ons, and our Sponsors, together with certain other investors in our parent, have invested approximately $463.9 million of equity capital, excluding rollover equity invested by sellers in certain of our acquisitions, with approximately $337.2 million of commitments to our parent remaining outstanding.

Our Business Strategy

Drive profitable growth through strategic acquisitions. We were established to acquire and grow heavy-side building materials companies with the goal of becoming a top-five U.S. player within five years. Since inception, we have demonstrated significant progress toward achieving this goal. We continue to believe that the relative fragmentation of the industry subsectors in which we operate, coupled with recent economic softness, create an environment in which we acquire companies at attractive valuations and increase scale and diversity over time through both platform and bolt-on acquisitions. We believe that attractive purchase prices and high quality of assets with selective exposure to well-funded public spending provide additional downside protection. Acquisitions can also provide synergies that provide additional revenue opportunities by filling in market gaps and expanding to adjacent geographies. We believe that achieving further vertical integration and increased scale will lead to improved cost positions, benefitting our profitability and cash flow generation. Our acquisition strategy is substantially similar to the one successfully employed by CEO Tom Hill and his team, including 25 current Summit employees, at Oldcastle Materials, CRH plc’s U.S. operations. Over a 16-year period, Mr. Hill helped execute over 173 acquisitions and approximately $6.3 billion of invested capital to make Oldcastle the largest U.S. integrated heavy-side business. Over that period, Oldcastle Materials reported that it grew sales from less than $0.3 billion in 1992 to $7.4 billion in 2008, representing a compound annual growth rate of over 25%.

Enhance margins and free cash flow generation through implementation of operational improvements. Our demonstrated ability to improve operating margins represents a large source of value. Based on our prior acquisition experience in the heavy-side business, we believe margin improvement is achievable within 12 to 18 months of acquisition. These gains are accomplished through proven profit optimization plans, including implementing a systematic pricing strategy and thorough operations review, leveraging information technology and financial systems to control costs, managing working capital, and achieving scale-driven purchasing synergies, along with fixed overhead control and reduction. Our regional presidents, supported by our central operations, risk management and finance and information technology teams, drive the implementation of detailed and thorough profit optimization plans at each acquisition post close.

Leverage vertically-integrated and strategically located operations for growth. As a vertically-integrated supplier of heavy-side building materials in attractive markets, we believe we have a significant competitive advantage as we seek to grow our share in existing markets and enter new markets. The majority of raw materials used to produce our products and provide our services are internally supplied. We believe our vertically-integrated business model enables us to operate as a single source provider of materials and construction capabilities, creating cost, convenience and reliability advantages for our customers, while at the same time creating significant cross-marketing opportunities among our interrelated businesses.

Leverage our position as a preferred buyer of privately held companies in our industry. Our business model fosters entrepreneurship in local markets while reaping the benefits of best practices and economies of scale brought by the larger group. Business owners have found our model to be attractive and we believe potential sellers prefer us as an acquirer. We seek to avoid competitive auctions and have instead individually negotiated each of our acquisitions to date. The owners of the majority of the companies we have acquired have chosen to stay on with Summit Materials following the sale and have in many cases chosen to roll equity investments into our parent company as well.

Capitalize on expected recovery in U.S. economy and construction markets. In July 2012, Moving Ahead for Progress in the 21st Century Act (“MAP-21”) was enacted and took effect in October 2012. MAP-21 is a 27-month, approximately $105 billion transportation funding program that provides for $40.4 billion and $41.0 billion for highway infrastructure investments in fiscal years 2013 and 2014, respectively. The spending levels are consistent with the preceding federal transportation funding program. However, given the nation’s aging infrastructure and considering longstanding historical spending trends, we expect U.S. infrastructure investment growth to resume. We believe we are well-positioned to capitalize on any such increase in investment. In addition, we have sufficient exposure to residential and non-residential end-markets to participate in a potential recovery in these markets. Given the challenging current environment, we expect to leverage this exposure to realize significant upside in the medium term.

Our Industry

The U.S. heavy-side building materials industry is comprised of four primary sectors: (i) aggregates, (ii) cement, (iii) asphalt paving mix and (iv) ready mixed concrete, each of which is widely used in most forms of construction activity. Participants in these sectors typically range from small, privately-held companies focused on a single product to multinational corporations that offer a wide array of construction materials and services. Competition is constrained in part by the distance materials may be efficiently transported, resulting in largely local or regional operations.

Transportation infrastructure projects, driven by both state and federal funding programs, represent a significant share of the U.S. heavy-side building materials market. The current federal funding program, MAP-21, was enacted in July 2012 and took effect in October 2012. MAP-21 is a 27-month, approximately $105 billion transportation funding program that provides for $40.4 billion and $41.0 billion for highway infrastructure investments in fiscal years 2013 and 2014, respectively. In addition to federal funding, highway construction and maintenance funding is also available through state, county and local agencies. Our five largest states by revenue (Texas, Kansas, Kentucky, Missouri and Utah, which represented approximately 27%, 16%, 14%, 11% and 11% of our total revenue for the year ended December 29, 2012) each have funds whose revenue sources are constitutionally protected and may only be spent on transportation projects.

Aggregates. Aggregates are key material components used in the production of asphalt paving mixes and concrete for the public infrastructure, highway, commercial and residential construction markets and are also widely used for various applications and products, such as road and building foundations, railroad ballast, erosion control, filtration, roofing granules and in solutions for snow and ice control. Generally extracted from the earth using surface or underground mining methods, aggregates are produced from natural deposits of various materials such as limestone, sand and gravel, granite and trap rock.

Aggregates represent an attractive market with high EBITDA margins, high barriers to entry, increasing resource scarcity and relatively stable profitability through the economic cycle. Production is moderately capital intensive and access to well-placed reserves is important given high transport costs and environmental permitting restrictions. Markets are typically local due to high transport costs and are generally fragmented, with numerous participants operating in localized markets and the top six players controlling approximately 30% of the national market in 2011. The U.S. market for these products was estimated at approximately 2.1 billion tons in 2012, at a total market value of $17.4 billion. Relative to other heavy-side construction materials such as cement and ready mixed concrete, aggregates consumption is more heavily weighted towards public infrastructure construction and maintenance and repair. The mix of end-uses varies widely by geography, however, based on the nature of construction activity in each market. Typically, three to six competitors comprise the majority market share of each local market because of the constraints around the availability of natural resources and transportation. Vertically-integrated players, with integrated asphalt paving mix, ready mixed concrete, and construction businesses operating off a strong aggregates platform, can have an advantage versus smaller, non-integrated producers by leveraging their aggregates for downstream operations.

Cement. Portland cement, an industry term for the common cement in general use around the world, is the basic ingredient of concrete and is made from a combination of limestone, shale, clay, silica and iron ore. Together with water, cement creates the paste that binds the aggregates together when making concrete. Cement is an input for ready mixed concrete and concrete products and commands significantly higher prices relative to aggregates, reflecting the more intensive capital investment required. Cement is a capital-intensive business with variable costs dominated by raw materials and energy required to fuel the kiln. Building new plants is challenging given the extensive permitting that is required and significant costs (new plant construction costs in the United States are estimated at $250-300 per ton according to the Portland Cement Association). Assuming construction costs of $275 per ton, a 1.25 million ton facility, such as the one Continental Cement operates, would cost approximately $343.8 million to construct.

The domestic cement industry is regional in nature with customers purchasing material from local sources. Nearly 98% of cement sold in the United States is shipped to customers by truck.

Asphalt paving mix. Asphalt paving mix is the most common roadway material used today, covering 94% of the more than 2.0 million miles of paved roadways in the U.S. Major inputs include aggregate and liquid asphalt (the refined residue from the distillation process of crude oils by refineries). Given the significant aggregates component in asphalt paving mix (up to 95% by weight), local aggregates producers often participate in the asphalt paving mix business to secure captive demand for aggregates. Asphalt and paving is also highly fragmented domestically, with end markets skewed towards public new road construction and maintenance and repair. Barriers to entry include permit hurdles, access to aggregates (asphalt plants are typically co-located at quarries wherever possible) and access to liquid asphalt.

Ready mixed concrete. Ready mixed concrete is one of the most versatile and widely used materials in construction today. Ready mixed concrete is created through the combination of coarse and fine aggregates, which make up approximately 60 to 75% of the mix by volume, with water, various chemical admixtures and cement making up the remainder. Given the high weight-to-value ratio, delivery of ready mixed concrete is typically limited to a one-hour haul from a production plant location and is further limited by a 90 minute window in which newly mixed concrete must be poured to maintain quality and performance. As a result of the transportation constraints, the ready mixed concrete market is highly localized, with an estimated 6,000 ready mixed concrete plants in the United States according to the National Ready Mixed Concrete Association (the “NRMCA”). While the barriers to entry for ready mixed concrete are lower, we participate selectively in ready mixed concrete markets in which we can control underlying raw materials.

Acquisition History

The following table lists acquisitions we have completed since August 2009:

Company	Date of Acquisition	Region
Hamm (predecessor)	August 25, 2009	Central
Hinkle Contracting	February 1, 2010	East
Cornejo	April 16, 2010	Central
Greer	April 20, 2010	East
Continental Cement	May 27, 2010	Central
Harshman	June 15, 2010	Central
Scotty’s	July 23, 2010	East
Harper Contracting	August 2, 2010	West
Kilgore	August 2, 2010	West
Con-Agg	September 15, 2010	Central
Altaview Concrete	September 15, 2010	West
EnerCrest	September 28, 2010	West
RK Hall	November 30, 2010	West
SCS	November 30, 2010	West
Triple C	January 14, 2011	West
Elam Construction	March 31, 2011	West
Bourbon	May 27, 2011	East
Fischer	May 27, 2011	Central
B&B	June 8, 2011	West
Grand Junction Pipe	June 10, 2011	West
Industrial Asphalt	August 2, 2011	West
Ramming Paving	October 28, 2011	West
Norris	February 29, 2012	Central
Kay & Kay	October 5, 2012	East
Sandco	November 30, 2012	West

Corporate Structure

The following chart summarizes our organizational structure, equity ownership and our principal indebtedness as of the date of this prospectus. This chart is provided for illustrative purposes only and does not show all of our legal entities or all obligations of such entities.

(1)	Represents equity contributed by investment funds affiliated with the Sponsors and the contribution of equity by certain members of management and other investors (excluding rollover of equity investments made by sellers of acquired companies).
(2)	Guarantor under the senior secured credit facilities, but not the senior notes.
(3)	See “Description of Other Indebtedness—Senior Secured Credit Facilities.”

(4)	Summit Materials, LLC and Summit Materials Finance Corp. are the issuers of the notes and Summit Materials, LLC is the borrower under our senior secured credit facilities. Summit Materials Finance Corp. was formed in December 2011 solely to act as co-issuer of the notes, has only nominal assets and does not conduct any operations.
(5)	Guarantor under the notes and guarantor under the senior secured credit facilities.
(6)	Pursuant to the terms of the Amended and Restated Limited Liability Company Agreement of Continental Cement, in the absence of a dissolution or liquidation of Continental Cement, Summit Materials Holdings II, LLC (“Summit II”), which holds Class A Units of Continental Cement, and the holders of the Class B Units of Continental Cement are each entitled to receive a percentage of the distributions on a pari passu basis. The percentage received by the holders of the Class B Units relative to Summit II adjusts based on the time period that the Class A Units have been outstanding and whether Summit II has received a certain return on the capital contributions it made to purchase the Class A Units it holds. Summit II’s sharing percentage is generally between 70% to 80%. The holders of the Class B Units collectively share in the remaining distributions not allocated to Summit II. In connection with a dissolution or liquidation of Continental Cement, distributions are made either in the manner set forth above or, if it provides a greater return to Summit II with respect to the Class A Units, Summit II will receive a priority distribution ahead of the Class B Units up to an amount equal to the capital contributions made by Summit II in respect of the Class A Units, plus interest on such capital contributions of 11%, accruing daily and compounding annually from the date of issuance of the Class A Units. Any excess amount to be distributed after the priority payment to Summit II is then made to the holders of the Class B Units. Subject to certain exceptions, Summit II has the right to require Continental Cement to purchase all, but not less than all, of the Class B Units at any time after May 27, 2016 either in anticipation of an initial public offering of Parent, an indirect parent entity of Continental Cement, or if an initial public offering of Parent has already occurred. In addition, subject to certain conditions, holders of the Class B Units have the right to require Continental Cement to purchase all, but not less than all, of the Class B Units at a strike price that approximates fair value, including in the event of a change of control of Parent occurring after the earlier of the repayment of certain second lien credit agreement obligations and August 27, 2013 or at any time following May 27, 2016. Holders of Class B Units also have certain rights that allow them to rollover their interests in connection with an initial public offering.
(7)	The notes are not and will not be guaranteed by any of our existing or future non-wholly owned subsidiaries other than Continental Cement or by any future foreign subsidiaries.

Corporate Information

Summit Materials, LLC was formed under the laws of the State of Delaware in September 2008. Summit Materials Finance Corp., the co-issuer of the outstanding notes, was incorporated under the laws of the State of Delaware in December 2011. Our principal executive office is located at 2900 K Street NW, Suite 100, Harbourside North Tower Building, Washington, D.C. 20007. Our telephone number is (202) 339-9509.

Our Sponsors

Blackstone. Blackstone is one of the world’s leading investment and advisory firms. Blackstone’s alternative asset management businesses include the management of corporate private equity funds, real estate funds, hedge fund solutions, credit-oriented funds and closed-end mutual funds. Blackstone also provides various financial advisory services, including financial and strategic advisory, restructuring and reorganization advisory and fund placement services. Through its different investment businesses, as of December 31, 2012, Blackstone had total assets under management of approximately $210.0 billion.

Silverhawk. Silverhawk Capital Partners, LLC is a private equity firm with offices in Greenwich, Connecticut and Charlotte, North Carolina. The founding partners have invested as a team and operated businesses since 1989. Founded in 2005, Silverhawk’s investments are focused in the energy, manufacturing and business service sectors. Currently, Silverhawk has approximately $200.0 million under management.

Recent Developments

On February 5, 2013, we entered into Amendment No. 1 (“Amendment No. 1”) to our existing Credit Agreement, dated as of January 30, 2012 (the “Credit Agreement”), among Summit Materials, the guarantors party thereto, the several banks and other financial institutions or entities from time to time parties thereto and Bank of America, N.A., as administrative agent, collateral agent and swing line lender. On February 11, 2013, we entered into the Tranche A Revolving Credit Commitment Conversion Agreement (the “Conversion Agreement,” and together with Amendment No. 1, the “Amendments), among Summit Materials, the guarantors party thereto, the several banks and other financial institutions or entities party thereto and Bank of America, N.A., as administrative agent, collateral agent and swing line lender. We refer to the Credit Agreement, as amended by the Amendments, as our “senior secured credit facilities.”

Among other things, the Amendments: (i) reduced the applicable margins used to calculate interest rates for term loans under our senior secured credit facilities by 1.0%; (ii) reduced the applicable margins used to calculate interest rates for $131.0 million of tranche A revolving credit loans available under the senior secured credit facilities by 1.0% (with no reductions to the applicable margins for the remaining $19.0 million of available revolving credit loans); (iii) increased term loans borrowed under our term loan facility by $25.0 million with the same terms as the existing term loans (bringing total term loan borrowings to approximately $422.0 million); (iv) included a requirement that we pay a fee equal to 1.0% of the principal amount of term loans repaid in connection with certain repricing or refinancing transactions within six months after February 5, 2013; and (v) created additional flexibility under the financial maintenance covenants, which are tested quarterly, by increasing the applicable maximum Consolidated First Lien Net Leverage Ratio and reducing the applicable minimum Interest Coverage Ratio (each as defined in the Credit Agreement governing our senior secured credit facilities).

The Exchange Offer

The following summary is provided solely for your convenience and is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus for a more detailed description of the notes.

General	On January 23, 2012, the Issuers issued an aggregate of $250.0 million principal amount of 10.5% Senior Notes due 2020 in a private offering. In connection with the private offering, the Issuers and the guarantors entered into a registration rights agreement with the initial purchasers in which they agreed, among other things, to deliver this prospectus to you and to complete the exchange offer within 540 days after the date of issuance and sale of the outstanding notes. You are entitled to exchange in the exchange offer your outstanding notes for the exchange notes which are identical in all material respects to the outstanding notes except:

•	the exchange notes have been registered under the Securities Act;

•	the exchange notes are not entitled to any registration rights which are applicable to the outstanding notes under the registration rights agreement; and

•	the liquidated damages provisions of the registration rights agreement are no longer applicable.

The Exchange Offer	The Issuers are offering to exchange $250.0 million aggregate principal amount of 10.5% Senior Notes due 2020 which have been registered under the Securities Act for any and all of their outstanding 10.5% Senior Notes due 2020.

You may only exchange outstanding notes in denominations of $2,000 and integral multiples of $1,000, in excess thereof.

Resale	Based on an interpretation by the staff of the SEC set forth in no-action letters issued to third parties, the Issuers believe that the exchange notes issued pursuant to the exchange offer in exchange for outstanding notes may be offered for resale, resold and otherwise transferred by you (unless you are our “affiliate” within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

•	you are acquiring the exchange notes in the ordinary course of your business; and

•	you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes.

If you are a broker dealer and receive exchange notes for your own account in exchange for outstanding notes that you acquired as a result of market making activities or other trading activities, you must acknowledge that you will deliver this prospectus in connection with any resale of the exchange notes. See “Plan of Distribution.”

Any holder of outstanding notes who:

•	is our affiliate;

•	does not acquire exchange notes in the ordinary course of its business; or

•

tenders its outstanding notes in the exchange offer with the intention to participate, or for the purpose of participating, in a distribution of exchange notes cannot rely on the position of the staff of the SEC enunciated in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling, dated available July 2, 1993, or similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2013, which is the 21st business day after the date of this prospectus, unless extended by the Issuers. The Issuers do not currently intend to extend the expiration date.

Withdrawal	You may withdraw the tender of your outstanding notes at any time prior to the expiration of the exchange offer. The Issuers will return to you any of your outstanding notes that are not accepted for any reason for exchange, without expense to you, promptly after the expiration or termination of the exchange offer.

Interest on the Exchange Notes and the Outstanding Notes	The exchange notes will bear interest at the rate per annum set forth on the cover page of this prospectus from the most recent date to which interest has been paid on the outstanding notes. The interest will be payable semi-annually on January 31 and July 31. No interest will be paid on outstanding notes following their acceptance for exchange.

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, which the Issuers may waive. See “The Exchange Offer—Conditions to the Exchange Offer.”

Procedures for Tendering Outstanding Notes	If you wish to participate in the exchange offer, you must complete, sign and date the accompanying letter of transmittal, or a facsimile of such letter of transmittal, according to the instructions contained in this prospectus and the letter of transmittal. You must then mail or otherwise deliver the letter of transmittal, or a facsimile of such letter of transmittal, together with the outstanding notes and any other required documents, to the exchange agent at the address set forth on the cover page of the letter of transmittal.

If you hold outstanding notes through The Depository Trust Company (“DTC”) and wish to participate in the exchange offer, you must comply with the Automated Tender Offer Program procedures of DTC by which you will agree to be bound by the letter of transmittal. By signing, or agreeing to be bound by, the letter of transmittal, you will represent to us that, among other things:

•	you are not our “affiliate” within the meaning of Rule 405 under the Securities Act;

•	you do not have an arrangement or understanding with any person or entity to participate in the distribution of the exchange notes;

•	you are acquiring the exchange notes in the ordinary course of your business; and

•

if you are a broker dealer that will receive exchange notes for your own account in exchange for outstanding notes that were acquired as a result of market making activities, that you will deliver a prospectus, as required by law, in connection with any resale of such exchange notes.

Special Procedures for Beneficial Owners	If you are a beneficial owner of outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender those outstanding notes in the exchange offer, you should contact the registered holder promptly and instruct the registered holder to tender those outstanding notes on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Guaranteed Delivery Procedures	If you wish to tender your outstanding notes and your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents, or you cannot comply with the procedures under DTC’s Automated Tender Offer Program for transfer of book-entry interests, prior to the expiration date, you must tender your outstanding notes according to the guaranteed delivery procedures set forth in this prospectus under “The Exchange Offer—Guaranteed Delivery Procedures.”

Effect on Holders of Outstanding Notes

As a result of the making of, and upon acceptance for exchange of, all validly tendered outstanding notes pursuant to the terms of the exchange offer, the Issuers and the guarantors will have fulfilled a covenant under the registration rights agreement. Accordingly, there will be no increase in the interest rate on the outstanding notes under the circumstances described in the registration rights agreement. If you do not tender your outstanding notes in the exchange offer, you will continue to be entitled to all the rights and limitations applicable to the outstanding notes as set forth in the indenture; however, as a result of the making of, and upon acceptance for exchange of, all validly tendered outstanding notes pursuant to the terms of the exchange offer, the Issuers will not have any further obligation to you to provide for the exchange and registration of the outstanding notes under the registration rights agreement. To the extent that the outstanding notes are tendered and accepted in the exchange offer, the trading market for the remaining outstanding notes that are not so tendered and exchanged could be adversely affected.

Consequences of Failure to Exchange	All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the indenture. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, the Issuers do not currently anticipate that they will register the outstanding notes under the Securities Act.

Certain U.S. Federal Income Tax Considerations	The exchange of outstanding notes for exchange notes in the exchange offer will not be a taxable event to holders for United States federal income tax purposes. See “Certain U.S. Federal Income Tax Considerations.”

Use of Proceeds	The Issuers will not receive any cash proceeds from the issuance of the exchange notes in the exchange offer. See “Use of Proceeds.”

Exchange Agent	Wilmington Trust, National Association is the exchange agent for the exchange offer. The addresses and telephone numbers of the exchange agent are set forth in the section captioned “The Exchange Offer—Exchange Agent” of this prospectus.

Summary Historical Consolidated Financial and Other Data

The following tables set forth, for the periods and as of the dates indicated, our summary historical consolidated financial and other data. The summary historical consolidated financial information as of December 29, 2012 and December 31, 2011 and for our three fiscal years ended December 29, 2012, December 31, 2011 and December 31, 2010 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. We have derived the summary historical consolidated balance sheet data at December 31, 2010 from our consolidated balance sheet as of December 31, 2010 which is not presented in this prospectus. In 2011, Summit Materials adopted a “4-4-5” fiscal calendar in the place of the calendar year it previously used. Under the 4-4-5 fiscal period, each year is divided into four quarters and each quarter consists of two four week “months” and one five week “month.” Historical results are not indicative of the results to be expected in the future. You should read the following information together with the more detailed information contained in “Selected Historical Consolidated Financial Data,” “Unaudited Pro Forma Condensed Consolidated Financial Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Summit Materials, LLC” and the consolidated financial statements and the accompanying notes appearing elsewhere in this prospectus.

(in thousands)	Year Ended December 29, 2012	Year Ended December 31, 2011(1)	Year Ended December 31, 2010(1)
Statements of Operations Data:
Revenue	$962,902	$822,548	$430,358
Cost of revenue (exclusive of items shown separately below)	749,363	630,944	308,297
General and administrative expenses	128,032	96,886	49,479
Depreciation, depletion, amortization and accretion	68,876	61,964	34,415
Transaction costs	1,988	9,120	22,268

Operating income	14,643	23,634	15,899
Other expense (income)	8,287	(21,244)	11,558
Interest expense	58,079	47,784	25,430

Loss from continuing operations before income tax (benefit) expense	(51,723)	(2,906)	(21,089)
Income tax (benefit) expense	(3,920)	3,408	2,363

Loss from continuing operations	$(47,803)	$(6,314)	$(23,452)

Cash Flow Data:
Net cash provided by (used for):
Operating activities	$62,279	$23,253	$(20,529)
Investing activities	(85,340)	(192,331)	(499,381)
Financing activities	7,702	146,775	575,389

Balance Sheet Data (as of period end):
Cash and cash equivalents	$27,431	$42,790	$65,093
Total assets	1,281,213	1,284,265	1,101,581
Total debt including current portion of long-term debt	639,843	608,981	559,980
Capital leases	3,092	3,158	3,217
Total member’s interest	382,428	436,372	345,993
Redeemable noncontrolling interests	22,850	21,300	21,300

Other Financial Data (as of period end):
Total hard assets(2)	$906,584	$906,166	$775,457
Ratio of earnings to fixed charges(3)	0.1	1.0	0.2

(in thousands)	Year Ended December 29, 2012	Year Ended December 31, 2011	Year Ended December 31, 2010

Units Shipped and Consumed(4):
Stone, sand and gravel (tons)	17,043	19,032	18,064
Hot mix asphalt (tons)	4,555	5,040	4,532
Ready mixed concrete (cubic yards)	1,093	1,099	1,231
Cement (tons)	1,003	850	854

(1)	Amounts are shown net of the results of operations associated with certain non-core businesses sold in 2012 and classified as discontinued operations.
(2)	Defined as the balance sheet book value of the sum of (a) property, plant and equipment, net and (b) inventories.
(3)	The ratio of earnings to fixed charges is determined by dividing earnings, as adjusted, by fixed charges. Fixed charges consist of interest on all indebtedness plus that portion of operating lease rentals representative of the interest factor (deemed to be 33% of operating lease rentals).
(4)	Units include amounts shipped and consumed by our subsidiaries assuming that all of our subsidiaries were acquired on or before January 1, 2010.

The Exchange Notes

The terms of the exchange notes are identical in all material respects to the terms of the outstanding notes, except that the exchange notes will not contain terms with respect to transfer restrictions or additional interest upon a failure to fulfill certain of our obligations under the registration rights agreement. The exchange notes will evidence the same debt as the outstanding notes. The exchange notes will be governed by the same indenture under which the outstanding notes were issued. The following summary is not intended to be a complete description of the terms of the exchange notes. For a more detailed description of the exchange notes, see “Description of the Notes” in this prospectus.

Issuers	Summit Materials, LLC and Summit Materials Finance Corp.

Securities Offered	$250.0 million aggregate principal amount of 10.5% Senior Notes due 2020.

Maturity Date	The exchange notes will mature on January 31, 2020, unless earlier redeemed or repurchased.

Interest	The exchange notes will accrue interest at a rate of 10.5% per annum, payable on January 31 and July 31 of each year.

Guarantees	The exchange notes are guaranteed on a senior unsecured basis by all of our existing and future wholly-owned domestic restricted subsidiaries that guarantee indebtedness under our senior secured credit facilities and by our non-wholly-owned subsidiary, Continental Cement. These guarantees are subject to release under specified circumstances. See “Description of the Notes—Guarantees.” The guarantee of each guarantor will be an unsecured senior obligation of that guarantor and will rank:

•	equal in right of payment with all existing and future senior indebtedness of that guarantor;

•	senior in right of payment with all existing and future subordinated indebtedness of that guarantor;

•

effectively subordinated to all existing and future secured obligations of that guarantor, including any such guarantor’s guarantee of indebtedness under our senior secured credit facilities, to the extent of the value of the assets securing such indebtedness; and

•	structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, of our non-guarantor subsidiaries, including any foreign subsidiaries.

See “Description of the Notes—Guarantees.”

Ranking	The exchange notes are our senior unsecured obligations and will:

•	rank equally in right of payment with all of our existing and future senior obligations;

•	rank senior in right of payment to all of our existing and future subordinated obligations;

•

be effectively subordinated to all of our existing and future secured obligations, including borrowings under our senior secured credit facilities, to the extent of the value of the assets securing such obligations; and

•	be structurally subordinated to all of our existing and future indebtedness and other liabilities of our non-guarantor subsidiaries, including any foreign subsidiaries.

As of December 29, 2012, we had:

•	$398.0 million of indebtedness under our senior secured credit facilities, less original issue discount of $3.5 million;

•	$250.0 million aggregate principal amount of outstanding senior notes, less original issue discount of $4.7 million; and

•	$3.7 million in capital leases and other obligations.

Interest began to accrue from the issue date of the exchange notes.

Optional Redemption	We may redeem some or all of the exchange notes at any time prior to January 31, 2016 at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the redemption date and the “applicable premium” described under the caption “Description of the Notes—Optional Redemption.” We may redeem some or all of the exchange notes at any time on or after January 31, 2016 at the redemption prices and as described under the caption “Description of the Notes—Optional Redemption.”

Change of Control and Asset Sale Offers	Upon the occurrence of a change of control or upon the sale of certain of our assets in which we do not apply the proceeds as required, the holders of the exchange notes will have the right to require us to make an offer to repurchase each holder’s notes at a price equal to 101% (in the case of a change control) or 100% (in the case of an asset sale) of their principal amount, plus accrued and unpaid interest, if any, to the repurchase date. See “Description of the Notes—Repurchase at the Option of Holders—Change of Control,” and “Description of the Notes—Repurchase at the Option of Holders—Asset Sales.

Certain Covenants	The exchange notes will be governed by the same indenture under which the outstanding notes were issued. The indenture governing the exchange notes contains covenants that, among other things, limit the ability of the Issuers and their restricted subsidiaries to:

•	incur additional indebtedness or issue certain preferred shares;

•	pay dividends, redeem our stock or make other distributions;

•	make certain investments;

•	create restrictions on the ability of our restricted subsidiaries to pay dividends to us or make other intercompany transfers;

•	create liens;

•	sell or transfer certain assets;

•	consolidated, merge, sell or otherwise dispose of all or substantially all of our assets;

•	enter into certain transactions with our affiliates; and

•	designate subsidiaries as unrestricted subsidiaries.

These covenants are subject to a number of important limitations, exceptions and qualifications. See “Description of the Notes—Certain Covenants.”

Use of Proceeds	We will not receive any proceeds from the exchange offer. See “Use of Proceeds.”

No Prior Market	The exchange notes will generally be freely transferable but will be new securities for which there will not initially be a market. Accordingly, there can be no assurance as to the development or liquidity of any market for the exchange notes. The initial purchasers in the private offering of the outstanding notes have advised us that they currently intend to make a market for the exchange notes, as permitted by applicable laws and regulations. However, they are not obligated to do so and may discontinue any such market making activities at any time without notice. We do not intend to apply for a listing of the exchange notes on any securities exchange or an automated dealer quotation system. See “Risk Factors—Risks Related to the Exchange Notes—Your ability to transfer the exchange notes may be limited by the absence of an active trading market, and an active trading market may not develop for the exchange notes.”

Governing Law	The exchange notes will be governed by the laws of the State of New York.

Risk Factors

You should carefully consider all the information in the prospectus prior to exchanging your outstanding notes. In particular, we urge you to carefully consider the factors set forth under the caption “Risk Factors” beginning on page 21 of this prospectus before participating in the exchange offer.

RISK FACTORS

You should carefully consider the following risk factors and all other information contained in this prospectus before participating in the exchange offer. The risks and uncertainties described below are not the only risks facing us and your investment in the exchange notes. Additional risks and uncertainties that we are unaware of, or those we currently deem less significant, also may become important factors that affect us. The following risks could materially and adversely affect our business, financial condition, cash flows or results of operations.

Risks Related to the Exchange Offer

If you choose not to exchange your outstanding notes in the exchange offer, the transfer restrictions currently applicable to your outstanding notes will remain in force and the market price of your outstanding notes could decline.

If you do not exchange your outstanding notes for exchange notes in the exchange offer, then you will continue to be subject to the transfer restrictions on the outstanding notes as set forth in the offering memorandum distributed in connection with the private offering of the outstanding notes. In general, the outstanding notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act. You should refer to “Prospectus Summary—The Exchange Offer” and “The Exchange Offer” for information about how to tender your outstanding notes.

The tender of outstanding notes under the exchange offer will reduce the remaining principal amount of the outstanding notes, which may have an adverse effect upon, and increase the volatility of, the market price of the outstanding notes not exchanged in the exchange offer due to a reduction in liquidity.

Your ability to transfer the exchange notes may be limited by the absence of an active trading market, and an active trading market may not develop for the exchange notes.

The exchange notes are a new issue of securities for which there is no established trading market. We do not intend to have the exchange notes listed on a national securities exchange or to arrange for quotation on any automated quotation system. The initial purchasers have advised us that they intend to make a market in the exchange notes, as permitted by applicable laws and regulations; however, the initial purchasers are not obligated to make a market in the exchange notes, and they may discontinue their market-making activities at any time without notice. Therefore, we cannot assure you as to the development or liquidity of any trading market for the exchange notes. The liquidity of any market for the exchange notes will depend on a number of factors, including:

•	the number of holders of exchange notes;

•	our operating performance and financial condition;

•	the market for similar securities;

•	the interest of securities dealers in making a market in the exchange notes; and

•	prevailing interest rates.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the exchange notes. The market, if any, for the exchange notes may face similar disruptions that may adversely affect the prices at which you may sell your exchange notes. Therefore, you may not be able to sell your exchange notes at a particular time and the price that you receive when you sell may not be favorable.

Certain persons who participate in the exchange offer must deliver a prospectus in connection with resales of the exchange notes.

Based on interpretations of the staff of the SEC contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1983), we believe that you may offer for resale, resell or otherwise transfer the exchange notes without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under “Plan of Distribution,” certain holders of exchange notes will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer the exchange notes. If such a holder transfers any exchange notes without delivering a prospectus meeting the requirements of the Securities Act or without an applicable exemption from registration under the Securities Act, such a holder may incur liability under the Securities Act. We do not and will not assume, or indemnify such a holder against, this liability.

Risks Related to Our Indebtedness and the Exchange Notes

Our substantial leverage could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, expose us to interest rate risk to the extent of our variable rate debt and prevent us from meeting our obligations under the exchange notes.

We are highly leveraged. As of December 29, 2012, (i) our total debt was approximately $648.0 million (without giving effect to original issue discount on our term loan facility), (ii) the notes and related guarantees have ranked effectively subordinated to approximately $398.0 million of senior secured indebtedness under our senior secured term loan facility to the extent of the value of the collateral securing such facility and (iii) we had an additional $150.0 million of unutilized capacity under our senior secured revolving credit facility (less $14.5 million of letters of credit outstanding).

Our high degree of leverage could have important consequences for you, including:

•	making it more difficult for us to make payments on the exchange notes;

•	increasing our vulnerability to general economic and industry conditions;

•

requiring a substantial portion of cash flow from operations to be dedicated to the payment of principal and interest on our indebtedness, thereby reducing our ability to use our cash flow to fund our operations, capital expenditures and future business opportunities;

•	exposing us to the risk of increased interest rates as certain of our borrowings under our senior secured credit facilities will be at variable rates of interest;

•	restricting us from making strategic acquisitions or causing us to make non-strategic divestitures;

•	limiting our ability to obtain additional financing for working capital, capital expenditures, debt service requirements, acquisitions and general corporate or other purposes; and

•	limiting our ability to adjust to changing market conditions and placing us at a competitive disadvantage compared to our competitors who are less highly leveraged.

Borrowings under our senior secured credit facilities are at variable rates of interest and expose us to interest rate risk. If interest rates increase, our debt service obligations on the variable rate indebtedness will increase even though the amount borrowed remained the same, and our net income and cash flows, including cash available for servicing our indebtedness, will correspondingly decrease. Our interest expense for the year ended December 29, 2012 was $58.1 million, a portion of which was based on a floating rate index. A 0.125% increase in the floating rates on the funded amounts under our senior secured credit facility would have increased annual interest expense by approximately $0.5 million. Assuming all revolving loans are drawn under our senior secured revolving credit facility, a 0.125% change in the floating rate would result in an additional $0.2 million increase in our annual interest expense. In the future, we may enter into interest rate swaps that involve the exchange of floating for fixed rate interest payments in order to reduce interest rate volatility. However, we may not maintain interest rate swaps with respect to all of our variable rate indebtedness, and any swaps we enter into may not fully mitigate our interest rate risk.

In addition, the indenture that governs the exchange notes and the credit agreement governing our senior secured credit facilities contain restrictive covenants that limit our ability to engage in activities that may be in our long-term best interest. Our failure to comply with those covenants could result in an event of default which, if not cured or waived, could result in the acceleration of all our debt.

Despite our current level of indebtedness, we and our subsidiaries may still be able to incur substantially more debt. This could further exacerbate the risks to our financial condition.

We and our subsidiaries may be able to incur significant additional indebtedness in the future. Although the indenture governing the exchange notes and the credit agreement governing our senior secured credit facilities contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions, and the additional indebtedness incurred in compliance with these restrictions could be substantial. If we incur any additional indebtedness that ranks equally with the exchange notes, subject to collateral arrangements, the holders of that debt will be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of our company. Such additional indebtedness may have the effect of reducing the amount of proceeds paid to you. These restrictions also will not prevent us from incurring obligations that do not constitute indebtedness. In February 2013, we entered into Amendments to our senior secured credit facilities. The senior secured credit facilities currently provide senior secured financing in an amount of $572.0 million, consisting of a $150.0 million five-year revolving credit facility and a $422.0 million seven-year term loan facility. Our senior secured credit facilities include an uncommitted incremental facility that will allow us the option to increase the amount available under the term loan facility and/or the revolving credit facility by (i) $135.0 million and (ii) an additional amount so long as we are in pro forma compliance with a consolidated first lien net leverage ratio. Availability of such incremental facilities will be subject to, among other conditions, the absence of an event of default and pro forma compliance with the financial covenants under our credit agreement and the receipt of commitments by existing or additional financial institutions. All of those borrowings would be secured indebtedness and, therefore, effectively senior to the exchange notes and the guarantees of the exchange notes by the guarantors to the extent of the value of the assets securing such debt. See “Description of Other Indebtedness” and “Description of the Notes.”

We may not be able to generate sufficient cash to service all of our indebtedness, including the exchange notes, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments on or to refinance our debt obligations depends on our financial condition and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the exchange notes. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Summit Materials, LLC—Liquidity and Capital Resources.” If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay investments and capital expenditures, seek additional capital, restructure or refinance our indebtedness, including the exchange notes, or sell assets. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. The senior secured credit facilities and the indenture governing the exchange notes restrict our ability to use the proceeds from asset sales. We may not be able to consummate those asset sales to raise capital or sell assets at prices that we believe are fair and proceeds that we do receive may not be adequate to meet any debt service obligations then due. In addition, any failure to make payments of interest and principal on our outstanding indebtedness on a timely basis would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness. See “Description of Other Indebtedness” and “Description of the Notes.”

The exchange notes will not be secured by any of our assets and are effectively subordinated to our secured debt. The senior secured credit facilities are secured and, therefore, the related lenders will have a prior claim on substantially all of our assets and those of our guarantors.

The exchange notes will not be secured by any of our or our guarantors’ assets. The senior secured credit facilities, however, are secured by (i) a perfected security interest in certain stock, other equity interests and promissory notes owned by us and the guarantors and (ii) a perfected security interest in all other tangible and intangible assets (including, without limitation, equipment, contract rights, securities, patents, trademarks, other intellectual property, cash and real estate) owned by us or any of the guarantors, subject to certain limited exceptions. The lenders under the senior secured credit facilities are entitled to accelerate all obligations thereunder if we become insolvent or are liquidated, or if we otherwise default on any of our obligations and agreements under the senior secured credit facilities. If payment under any of the instruments governing our secured debt is accelerated, the lenders under these instruments will be entitled to exercise the remedies available to a secured lender under applicable law and pursuant to instruments governing such debt. Accordingly, the lenders under the senior secured credit facilities will have a prior claim on our assets (and those of the guarantors under the senior secured credit facilities). In that event, because the exchange notes will not be secured by any of our or the guarantors’ assets, it is possible that our and the guarantors’ remaining assets might be insufficient to satisfy your claims in full. Any such exercise of the lenders’ remedies under the senior secured credit facilities could impede or preclude our ability to continue to operate as a going concern.

As of December 29, 2012, we had $648.0 million of total consolidated indebtedness (without giving effect to original issue discount on our term loan facility), of which $398.0 million was secured. Under our senior secured credit facilities, we also have available to us an uncommitted incremental loan facility in an amount not to exceed (i) $135.0 million plus (ii) an additional amount so long as we are in pro forma compliance with a consolidated first lien net leverage ratio. All of those borrowings could be secured, and as a result, would be effectively senior to the exchange notes and the guarantees of the exchange notes. We may incur additional secured indebtedness as permitted under our senior secured credit agreement and other existing instruments governing our indebtedness.

We require a significant amount of cash to service our indebtedness. The ability to generate cash or refinance our indebtedness as it becomes due depends on many factors, some of which are beyond our control.

Our ability to make scheduled payments on, or to refinance our respective obligations under, our indebtedness, including the exchange notes, and to fund planned capital expenditures and other corporate expenses will depend on our future operating performance and on economic, financial, competitive, legislative, regulatory and other factors and any legal and regulatory restrictions on the payment of distributions and dividends to which we may be subject. Many of these factors are beyond our control. We cannot assure you that our business will generate sufficient cash flow from operations, that currently anticipated cost savings and operating improvements will be realized or that future borrowings will be available to us in an amount sufficient to enable us to satisfy our respective obligations under our indebtedness or to fund our other needs. In order for us to satisfy our obligations under our indebtedness and fund planned capital expenditures, we must continue to execute our business strategy. If we are unable to do so, we may need to reduce or delay our planned capital expenditures or refinance all or a portion of our indebtedness on or before maturity. Significant delays in our planned capital expenditures may materially and adversely affect our future revenue prospects. In addition, we cannot assure you that we will be able to refinance any of our indebtedness, including the exchange notes and our senior secured credit facilities, on commercially reasonable terms or at all.

The indenture governing the exchange notes and the credit agreement governing our senior secured credit facilities restrict our ability and the ability of most of our subsidiaries to engage in some business and financial transactions.

Indenture governing the exchange notes. The indenture governing the exchange notes contain restrictive covenants that, among other things, limit our ability and the ability of our restricted subsidiaries to:

•	incur additional indebtedness or issue certain preferred shares;

•	pay dividends, redeem our stock or make other distributions;

•	make investments;

•	create restrictions on the ability of our restricted subsidiaries to pay dividends to us or make other intercompany transfers;

•	create liens;

•	transfer or sell assets;

•	merge or consolidate;

•	enter into certain transactions with our affiliates; and

•	designate subsidiaries as unrestricted subsidiaries.

Senior secured credit facilities. The credit agreement governing our senior secured credit facilities contains a number of covenants that limit our ability and the ability of our restricted subsidiaries to:

•	incur additional indebtedness or guarantees;

•	create liens on assets;

•	change our fiscal year;

•	enter into sale and leaseback transactions;

•	engage in mergers or consolidations;

•	sell assets;

•	incur additional liens;

•	sell assets;

•	pay dividends and make other restricted payments;

•	make investments, loans or advances;

•	repay subordinated indebtedness;

•	make certain acquisitions;

•	engage in certain transactions with affiliates; and

•	change our lines of business.

In addition, the senior secured credit facilities require us to maintain a quarterly maximum consolidated first lien net leverage ratio and a quarterly minimum interest coverage ratio.

The credit agreement governing our senior secured credit facilities also contains certain customary representations and warranties, affirmative covenants and events of default (including, among others, an event of default upon a change of control). If an event of default occurs, the lenders under our senior secured credit facilities will be entitled to take various actions, including the acceleration of amounts due under our senior secured credit facilities and all actions permitted to be taken by a secured creditor.

Our failure to comply with obligations under the indenture governing the exchange notes and the credit agreement governing our senior secured credit facilities may result in an event of default under the indenture or the credit agreement. A default, if not cured or waived, may permit acceleration of our indebtedness. We cannot be certain that we will have funds available to remedy these defaults. If our indebtedness is accelerated, we cannot be certain that we will have sufficient funds available to pay the accelerated indebtedness or that we will have the ability to refinance the accelerated indebtedness on terms favorable to us or at all.

We may not have access to the cash flow and other assets of our subsidiaries that may be needed to make payment on the exchange notes.

Our ability to make payments on the exchange notes is dependent on the earnings and the distribution of funds from our subsidiaries. All of our business is conducted through our subsidiaries. The ability of our subsidiaries to make distributions, dividends or advances to us will depend on their future operating performance and on economic, financial, competitive, legislative, regulatory and other factors and any legal and regulatory restrictions on the payment of distributions and dividends to which they may be subject. Under the terms of the indenture governing the exchange notes and the credit agreement governing our senior secured credit facilities, our subsidiaries will be permitted to incur additional indebtedness that may restrict or prohibit distributions, dividends or loans from those subsidiaries to us. We cannot assure you that the agreements governing the current and future indebtedness of our subsidiaries will permit our subsidiaries to provide us with sufficient dividends, distributions or loans to fund payments on the exchange notes when due.

The exchange notes will be structurally subordinated to the liabilities of our non-guarantor subsidiaries.

Payments on the exchange notes are only required to be made by us and the guarantors. The exchange notes will only be guaranteed by our domestic subsidiaries that guarantee our obligations under the senior secured credit facilities. Accordingly, holders of the exchange notes will be structurally subordinated to the claims of creditors of non-guarantor subsidiaries, including trade creditors. All obligations of our non-guarantor subsidiaries, including trade payables, will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon liquidation or otherwise, to us or a guarantor of the exchange notes. The non-guarantor subsidiaries will be permitted to incur additional debt in the future under the indenture governing the exchange notes.

Additional debt could reduce our ability to satisfy our obligations under the exchange notes.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the indenture governing the exchange notes do not fully prohibit us or our subsidiaries from doing so, and the credit agreement governing our senior secured credit facilities permit additional borrowing.

Such debt may be secured; if that is the case, then your rights to receive payments on the exchange notes would effectively be junior to the holders of such new debt. Also, if we incur any additional indebtedness that ranks equally with the exchange notes, the holders of that debt will be entitled to share ratably with the holders of the exchange notes in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of the Company. This may have the effect of reducing the amount of proceeds ultimately paid to you. If new debt is added to our current debt levels, the related risks that we and our subsidiaries now face, as described further herein, could intensify and we may not be able to meet all our debt obligations, including the repayment of the exchange notes.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the exchange notes.

Any default under the agreements governing our indebtedness, including a default under the credit agreement governing our senior secured credit facilities that is not waived by the required lenders, and the remedies sought by the lenders could prevent us from paying principal, premium, if any, and interest on the exchange notes and substantially decrease the market value of the exchange notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness, including covenants in the credit agreement governing our senior secured credit facilities, we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness may be able to cause all of our available cash flow to be used to pay such indebtedness and, in any event could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest; the lenders under our senior secured credit facilities could elect to terminate their commitments thereunder, cease making further loans and institute foreclosure proceedings against our assets and we could be forced into bankruptcy or liquidation. Upon any such bankruptcy filing, we would be stayed from making any ongoing payments on the exchange notes, and the holders of the exchange notes would not be entitled to receive post-petition interest or applicable fees, costs or charges, or any “adequate protection” under Title 11 of the United States Code (the “Bankruptcy Code”). Furthermore, if a bankruptcy case were to be commenced under the Bankruptcy Code, we could be subject to claims, with respect to any payments made within 90 days prior to commencement of such a case, that we were insolvent at the time any such payments were made and that all or a portion of such payments, which could include repayments of amounts due under the exchange notes, might be deemed to constitute a preference, under the Bankruptcy Code, and that such payments should be voided by the bankruptcy court and recovered from the recipients for the benefit of the entire bankruptcy estate. Also, in the event that we were to become a debtor in, a bankruptcy case seeking reorganization or other relief under the Bankruptcy Code, a delay and/or substantial reduction in payments under the exchange notes may otherwise occur. If our operating performance declines, we may in the future need to obtain waivers from the required lenders under our senior secured credit facilities to avoid being in default. If we breach our covenants under our senior secured credit facilities and seek a waiver, we may not be able to obtain a waiver from the required lenders and holders. If this occurs, we would be in default under the credit agreement governing our senior secured credit facilities, the lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation. See “Description of Other Indebtedness” and “Description of the Notes.”

We may not be able to repurchase the exchange notes upon a change of control.

Upon the occurrence of specific kinds of change of control events, we will be required to offer to repurchase all outstanding notes at 101% of their principal amount plus accrued and unpaid interest, unless such notes have been previously called for redemption. The source of funds for any such purchase of the exchange notes will be our available cash or cash generated from our subsidiaries’ operations or other sources, including borrowings, sales of assets or sales of equity. We may not be able to repurchase the exchange notes upon a change of control because we may not have sufficient financial resources to purchase all of the exchange notes that are tendered upon a change of control. Further, we will be contractually restricted under the terms of the credit agreement governing our senior secured credit facilities from repurchasing all of the exchange notes tendered by holders upon a change of control. Accordingly, we may not be able to satisfy our obligations to purchase the exchange notes unless we are able to refinance or obtain waivers under the credit agreement governing our senior secured credit facilities. Our failure to repurchase the exchange notes upon a change of control would cause a default under the indenture governing the exchange notes and a cross default under the credit agreement governing our senior secured credit facilities. See “Description of the Notes—Repurchase at the Option of Holders—Change of Control.” The credit agreement governing our senior secured credit facilities also provides that a change of control will be a default that permits lenders to accelerate the maturity of borrowings thereunder. Any of our future debt agreements may contain similar provisions.

Courts interpreting change of control provisions under New York law (which is the governing law of the indenture governing the exchange notes) have not provided clear and consistent meanings of such change of control provisions which leads to subjective judicial interpretation. In addition, a court case in Delaware has questioned whether a change of control provision contained in an indenture could be unenforceable on public policy grounds. No assurances can be given that another court would enforce the change of control provisions in the indenture governing the exchange notes as written for the benefit of the holders, or as to how these change of control provisions would be impacted were we to become a debtor in a bankruptcy case.

Federal and state fraudulent transfer laws may permit a court to void the exchange notes and the guarantees, subordinate claims in respect of the exchange notes and the guarantees and require noteholders to return payments received and, if that occurs, you may not receive any payments on the exchange notes.

Federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the exchange notes and the incurrence of any guarantees of the exchange notes, including the guarantee by the guarantors entered into upon issuance of the exchange notes and subsidiary guarantees (if any) that may be entered into thereafter under the terms of the indenture governing the exchange notes. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the exchange notes or guarantees could be voided as a fraudulent transfer or conveyance if (i) the Issuers or any of the guarantors, as applicable, issued the exchange notes or incurred the guarantees with the intent of hindering, delaying or defrauding creditors or (ii) the Issuers or any of the guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for either issuing the exchange notes or incurring the guarantees and, in the case of (ii) only, one of the following is also true at the time thereof:

•	the Issuers or any of the guarantors, as applicable, were insolvent or rendered insolvent by reason of the issuance of the exchange notes or the incurrence of the guarantees;

•	the issuance of the exchange notes or the incurrence of the guarantees left the Issuers or any of the guarantors, as applicable, with an unreasonably small amount of capital to carry on the business;

•	the Issuers or any of the guarantors intended to, or believed that the Issuers or such guarantor would, incur debts beyond the Issuers’ or such guarantor’s ability to pay such debts as they mature; or

•

the Issuers or any of the guarantors were a defendant in an action for money damages, or had a judgment for money damages docketed against it or such guarantor if, in either case, after final judgment, the judgment is unsatisfied.

A court would likely find that we or a guarantor did not receive reasonably equivalent value or fair consideration for the exchange notes or such guarantee if we or such guarantor did not substantially benefit directly or indirectly from the issuance of the exchange notes or the applicable guarantee. As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or an antecedent debt is secured or satisfied. A debtor will generally not be considered to have received value in connection with a debt offering if the debtor uses the proceeds of that offering to make a dividend payment or otherwise retire or redeem equity securities issued by the debtor.

We cannot be certain as to the standards a court would use to determine whether or not we or the guarantors were solvent at the relevant time or, regardless of the standard that a court uses, that the issuance of the guarantees would not be further subordinated to our or any of our guarantors’ other debt. Generally, however, an entity would be considered insolvent if, at the time it incurred indebtedness:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

If a court were to find that the issuance of the exchange notes or the incurrence of the guarantee was a fraudulent transfer or conveyance, the court could void the payment obligations under the exchange notes or such guarantee or further subordinate the exchange notes or such guarantee to our or the related guarantors’ presently existing and future indebtedness, or require the holders of the exchange notes to repay any amounts received with respect to such guarantee. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the exchange notes or such guarantee, as applicable. Sufficient funds to repay the exchange notes may not be available from other sources, including any remaining guarantor, if any. In addition, the court might direct you to repay any amounts that you already received from us or the guarantor. Further, the voidance of the exchange notes could result in an event of default with respect to the Issuers’ and their subsidiaries’ other debt that could result in acceleration of such debt.

If the guarantees were legally challenged, any guarantee could also be subject to the claim that, since the guarantee was incurred for the Issuers’ benefit, and only indirectly for the benefit of the applicable guarantor, the obligations of the applicable guarantor were incurred for less than fair consideration. A court could thus void the obligations under the guarantees, subordinate them to the applicable guarantor’s other debt or take other action detrimental to the holders of the exchange notes.

Although each guarantee entered into by a subsidiary will contain a provision intended to limit that guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer, this provision may not be effective to protect those guarantees from being voided under fraudulent transfer law, or may reduce that guarantor’s obligation to an amount that effectively makes its guarantee worthless. In a recent Florida bankruptcy case, this kind of provision was found to be ineffective to prohibit the guarantees.

In addition, any payment by us pursuant to the exchange notes made at a time we were found to be insolvent could be voided and required to be returned to us or to a fund for the benefit of our creditors if such payment is made to an insider within a one-year period prior to a bankruptcy filing or within 90 days for any outside party and such payment would give such insider or outsider party more than such creditors would have received in a distribution under the Bankruptcy Code.

Finally, as a court of equity, the bankruptcy court may otherwise subordinate the claims in respect of the exchange notes to other claims against us under the principle of equitable subordination, if the court determines that: (i) the holder of the exchange notes engaged in some type of inequitable conduct; (ii) such inequitable conduct resulted in injury to our other creditors or conferred an unfair advantage upon the holder of the exchange notes; and (iii) equitable subordination is not inconsistent with the provisions of the Bankruptcy Code.

Many of the covenants in the indenture that govern the exchange notes will not apply during any period in which the exchange notes are rated investment grade by both Moody’s and Standard & Poor’s.

Many of the covenants in the indenture that govern the exchange notes will not apply to us during any period in which the exchange notes are rated investment grade by both Moody’s Investors Service, Inc., or “Moody’s,” and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or “S&P,” provided at such time no default or event of default has occurred and is continuing. These covenants restrict among other things, our ability to pay distributions, incur debt and to enter into certain other transactions. There can be no assurance that the exchange notes will ever be rated investment grade, or that if they are rated investment grade, that the exchange notes will maintain these ratings. However, suspension of these covenants would allow us to incur debt, pay dividends and make other distributions and engage in certain other transactions that would not be permitted while these covenants were in force. To the extent the covenants are subsequently reinstated, any such actions taken while the covenants were suspended would not result in an event of default under the indenture that governs the exchange notes. See “Description of the Notes—Certain Covenants.”

A downgrade, suspension or withdrawal of the rating assigned by a rating agency to our company or the exchange notes, if any, could cause the liquidity or market value of the exchange notes to decline.

The exchange notes have been rated by nationally recognized rating agencies and may in the future be rated by additional rating agencies. We cannot assure you that any rating assigned will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, circumstances relating to the basis of the rating, such as adverse changes in our business, so warrant. Any downgrade, suspension or withdrawal of a rating by a rating agency (or any anticipated downgrade, suspension or withdrawal) could reduce the liquidity or market value of the exchange notes. Any future lowering of our ratings may make it more difficult or more expensive for us to obtain additional debt financing. If any credit rating initially assigned to the exchange notes is subsequently lowered or withdrawn for any reason, you may lose some or all of the value of your investment.

The exchange notes are subject to prior claims of any secured creditors and the creditors of our subsidiaries, and if a default occurs we may not have sufficient funds to fulfill our obligations under the exchange notes.

The exchange notes are our unsecured general obligations, ranking equally with our other senior unsecured indebtedness but below any secured indebtedness and effectively below the debt and other liabilities of our subsidiaries. The indenture governing the exchange notes permits us and our subsidiaries to incur secured debt under specified circumstances. If we incur any secured debt, our assets and the assets of our subsidiaries will be subject to prior claims by our secured creditors. In the event of our bankruptcy, liquidation, reorganization, dissolution or other winding up, assets that secure debt will be available to pay obligations on the exchange notes only after all debt secured by those assets has been repaid in full. Holders of the exchange notes will participate in our remaining assets ratably with all of our unsecured and unsubordinated creditors, including our trade creditors.

If we incur any additional obligations that rank equally with the exchange notes, including trade payables, the holders of those obligations will be entitled to share ratably with the holders of the exchange notes in any proceeds distributed upon our bankruptcy, liquidation, reorganization, dissolution or other winding up. This may have the effect of reducing the amount of proceeds paid to you. If there are not sufficient assets remaining to pay all these creditors, all or a portion of the exchange notes then outstanding would remain unpaid.

Risks Related to Our Business and Our Industry

Our business depends on activity within the construction industry and the strength of the local economies in which we operate.

We sell most of our construction materials and provide all of our highway construction services to the construction industry, so our results depend on the strength of the construction industry. Demand for our products, particularly in the non-residential and residential construction markets, could remain weak and decline if companies and consumers cannot obtain credit for construction projects or if the slow pace of economic activity results in delays or cancellations of capital projects. In addition, state and federal budget issues may continue to hurt the funding available for infrastructure spending, particularly highway construction, which constitutes a significant portion of our business.

Our earnings depend on the strength of the local economies in which we operate because of the high cost to transport our products relative to their price. Many states have reduced their construction spending due to budget shortfalls resulting from lower tax revenues as well as uncertainty relating to long-term federal highway funding. As a result, there has been a reduction in many states’ investment in infrastructure spending. If economic and construction activity diminish in one or more areas, particularly in our top revenue-generating markets of Texas, Kansas, Kentucky, Missouri and Utah, our business and results of operations may be materially adversely affected and there is no assurance that reduced levels of construction activity will not continue to affect our business in the future.

The success of our business depends, in part, on our ability to execute on our acquisition strategy, the successful integration of acquisitions and the retention of key employees of our acquired businesses.

A significant portion of our historical growth has occurred through acquisitions and we will likely enter into acquisitions in the future. We have evaluated and expect to continue to evaluate possible acquisition transactions on an ongoing basis. At any time we may be engaged in discussions or negotiations with respect to several possible acquisitions. From time to time we enter into letters of intent to allow us to conduct due diligence on a confidential basis. Currently, we are in preliminary discussions with several potential acquisition targets. There can be no assurance that we will enter into definitive agreements with respect to such transactions or that they will be completed. Our growth has placed, and will continue to place, significant demands on our management and operational and financial resources. Acquisitions involve risks that the businesses acquired will not perform in accordance with expectations and that business judgments concerning the value, strengths and weaknesses of businesses acquired will prove incorrect.

Our interest expense will increase in connection with acquisitions as a result of the assumption or incurrence of debt and contingent liabilities and to the extent we finance such acquisitions with drawdowns from our revolving credit facility. We may become liable for certain liabilities of any acquired business, whether or not known to us. These risks could include, among others, tax liabilities, product liabilities, environmental liabilities and liabilities for employment practices, and they could be significant.

Acquisitions may require integration of the acquired companies’ sales and marketing, distribution, engineering, purchasing, finance and administrative organizations. We may not be able to integrate successfully any business we acquire or acquired into our existing business and any acquired businesses may not be profitable or as profitable as we had expected. The successful integration of our acquisitions may also require substantial attention from our senior management and the management of the acquired business, which could decrease the time that they have to service and attract customers and develop new products and services. In addition, we may not effectively utilize new equipment that we acquire through acquisitions or otherwise at utilization and rental rates consistent with that of our existing equipment. Furthermore, the complete integration of companies we acquire depends, to a certain extent, on the full implementation of our financial systems and policies. Moreover, because we may actively pursue a number of opportunities simultaneously, we may encounter unforeseen expenses, complications and delays, including difficulties in employing sufficient staff and maintaining operational and management oversight. Our inability to complete the integration of new businesses in a timely and orderly manner could increase costs and lower profits.

We cannot assure you that we will achieve the cost savings and synergies identified in this prospectus or that we will achieve synergies and cost savings in connection with future acquisitions. In addition, many of the businesses that we have acquired and will acquire have unaudited financial statements that have been prepared by the management of such companies and have not been independently reviewed or audited. We cannot assure you that the financial statements of companies we have acquired or will acquire would not be materially different if such statements were audited. Finally, we cannot assure you that we will continue to acquire businesses at valuations consistent with our prior acquisitions or that we will complete future acquisitions at all.

Our business is cyclical and requires significant working capital to fund operations.

Our business is cyclical and requires that we maintain significant working capital to fund our operations. Our ability to generate sufficient cash flow depends on future performance, which will be subject to general economic conditions, industry cycles and financial, business and other factors affecting our operations, many of which are beyond our control. If we are unable to generate sufficient cash to operate our business and service our outstanding debt and other obligations, we may be required, among other things, to further reduce or delay planned capital or operating expenditures, sell assets or take other measures, including the restructuring of all or a portion of our debt, which may only be available, if at all, on unsatisfactory terms.

A decline in public sector construction and reductions in governmental funding could adversely affect our operations and results.

A significant portion of our revenues are generated from publicly funded construction projects. As a result, if publicly funded construction continues to remain low due to reduced federal or state funding or otherwise, our earnings and cash flows will be negatively affected.

The current federal funding program, MAP-21, was enacted in July 2012 and took effect in October 2012. MAP-21 is a 27-month, approximately $105 billion transportation funding program that provides for $40.4 billion and $41.0 billion for highway infrastructure investments in fiscal years 2013 and 2014, respectively. Additionally, in January 2011, the House passed a new rules package that repealed transportation law dating back to 1998, which protected annual funding levels from amendments that could reduce such funding. This rule change subjects funding for highways to yearly appropriation reviews. The change in the funding mechanism increases the uncertainty of many state departments of transportation regarding funds for highway projects. This uncertainty could result in states being reluctant to undertake large multi-year highway projects which could, in turn, negatively affect our sales.

As a result of the foregoing and other factors, we cannot be assured of the existence, amount and timing of appropriations for spending on federal, state or local projects. The federal support for the cost of highway maintenance and construction is dependent on congressional action. In addition, each state funds its infrastructure spending from specially allocated amounts collected from various taxes, typically gasoline taxes and vehicle fees, along with voter-approved bond programs. Shortages in state tax revenues can reduce the amounts spent on state infrastructure projects, even below amounts awarded under legislative bills. Nearly all states are now experiencing state-level funding pressures caused by lower tax revenues and an inability to finance approved projects. Delays or cancellations of state infrastructure spending have in the past, and we anticipate in the immediate future will continue to hurt our business because a significant portion of our business is dependent on state infrastructure spending.

Our business relies on private investment in infrastructure and a slower than normal recovery will adversely affect our results.

A portion of our sales are for projects with non-public owners. Construction spending is affected by developers’ ability to finance projects. The current credit environment has negatively affected the U.S. economy and demand for our products. Non-residential and residential construction could continue to decline if companies and consumers are unable to finance construction projects or if the economic slowdown continues to cause delays or cancellations of capital projects. If housing starts and non-residential projects do not begin to rise steadily with the slow economic recovery as they normally do when recessions end, our construction materials and contracting services sales may fall further and our business and results of operations may be materially adversely affected.

A decline in the funding of transportation authorities and other state agencies could adversely affect our operations and results.

A significant portion of our revenues, both through direct and indirect sales, are generated from public sources such as departments of transportation and other state agencies. The spending of these agencies is governed by an annual budget which is approved by the relevant state. To the extent that any of these entities significantly decreases its annual budget, our revenues could be adversely affected.

Difficult and volatile conditions in the credit markets could affect our financial position, results of operations and cash flows.

Demand for our products is primarily dependent on the overall health of the economy, and federal, state and local public funding levels. The stagnant, and at times declining, economy continues to put pressure on the demand for our construction materials and increases competition and aggressive pricing for private and public sector projects as companies migrate from bidding on scarce private sector work to projects in the public sector. In addition, a stagnant or declining economy tends to produce less tax revenue for public agencies, thereby decreasing a source of funds available for spending on public infrastructure improvements, which constitute a substantial part of our business.

With the slow pace of economic recovery, there is also a likelihood that we will not be able to collect on certain of our accounts receivable from our customers, many of which are still struggling. Although we are protected in part by payment bonds posted by some of our customers, we have in the past experienced payment delays from some of our customers during this economic downturn. Although such delays have not had a material impact on our business, there can be no assurance that this will be the case in the future.

We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under our senior secured credit facilities or from other sources in an amount sufficient to pay our debt or to fund our other liquidity needs. If we are unable to generate sufficient cash flow to meet our debt service requirements, we may have to renegotiate the terms of our senior secured credit facilities or obtain additional financing. We cannot assure you that we will be able to refinance any of our debt or obtain additional financing on commercially reasonable terms or at all. If we were unable to meet our debt service requirements or obtain new financing under these circumstances, we would have to consider other options, such as the sales of certain assets, sales of equity, and negotiations with our lenders to restructure our debt. The terms of our then existing indebtedness may restrict, or market or business conditions may limit, our ability to do any or all of these things.

If we are unable to accurately estimate the overall risks, requirements or costs when we bid on or negotiate a contract that is ultimately awarded to us, we may achieve a lower than anticipated profit or incur a loss on the contract.

Even though the majority of our governmental contracts contain certain raw material escalators to protect us from certain price increases, a portion of the contracts are on a fixed cost basis. The fixed cost basis portion of these contracts require us to perform the contract for a fixed unit price based on approved quantities irrespective of our actual costs and lump sum contracts require that the total amount of work be performed for a single price irrespective of our actual costs. We realize a profit on our contracts only if: (i) we successfully estimate our costs and then successfully control actual costs and avoid cost overruns and (ii) our revenues exceed actual costs. If our cost estimates for a contract are inaccurate, or if we do not execute the contract within our cost estimates, then cost overruns may cause us to incur losses or cause the contract not to be as profitable as we expected. The final results under these types of contracts could negatively affect our cash flow, earnings and financial position. The costs incurred and gross profit realized, if any, on our contracts can vary, sometimes substantially, from our original projections due to a variety of factors, including, but not limited to:

•	failure to include materials or work in a bid, or the failure to estimate properly the quantities or costs needed to complete a lump sum contract;

•	delays caused by weather conditions;

•	contract or project modifications creating unanticipated costs not covered by change orders;

•

changes in availability, proximity and costs of materials, including liquid asphalt, cement, aggregates and other construction materials (such as stone, gravel, sand and oil for asphalt paving), as well as fuel and lubricants for our equipment;

•	to the extent not covered by contractual cost escalators, variability and inability to predict the costs of purchasing diesel, liquid asphalt and cement;

•	availability and skill level of workers;

•	failure by our suppliers, subcontractors, designers, engineers or customers to perform their obligations;

•	fraud, theft or other improper activities by our suppliers, subcontractors, designers, engineers, customers or our own personnel;

•	mechanical problems with our machinery or equipment;

•	citations issued by any governmental authority, including the Occupational Safety and Health Administration and Mine Safety and Health Administration;

•	difficulties in obtaining required governmental permits or approvals;

•	changes in applicable laws and regulations; and

•	uninsured claims or demands from third parties for alleged damages arising from the design, construction or use and operation of a project of which our work is part.

Public sector customers may seek to impose contractual risk-shifting provisions more aggressively, and we could face increased risks, which may adversely affect our cash flow, earnings and financial position.

Weather can materially affect our business and we are subject to seasonality.

Nearly all of the products used by us, and by our customers, in the public or private construction industry are used outdoors. In addition, our highway operations and production and distribution facilities are located outdoors. Therefore, seasonal changes and other weather-related conditions can adversely affect our business and operations through a decline in both the use of our products and demand for our services.

Adverse weather conditions such as extended rainy and cold weather in the spring and fall can reduce demand for our products by contractors and reduce sales or render our contracting operations less efficient. Occasionally, major weather events such as hurricanes, tropical storms and heavy snows with quick rainy melts adversely affect sales in the short term.

The construction materials business production and shipment levels follow activity in the construction industry, which typically occurs in the spring, summer and fall. Warmer and drier weather during the second and third quarters of our fiscal year typically result in higher activity and revenue levels during those quarters. The first quarter of our fiscal year has typically lower levels of activity due to the weather conditions. Our second quarter varies greatly with the spring rains and wide temperature variations. A cool wet spring increases drying time on projects, possibly delaying sales until the second quarter, while a warm dry spring may enable earlier project startup.

Within our local markets, we operate in a highly competitive industry.

The U.S. construction aggregates industry is highly fragmented with a large number of independent local producers in a number of our markets. Additionally, in most markets, we also compete against large private and public companies, some of which are as vertically-integrated as we are. Therefore, there is intense competition in a number of the markets in which we operate. This significant competition could lead to lower prices, lower sales volumes and higher costs in some markets, negatively affecting our results of operations and liquidity.

Our long-term success is dependent upon securing and permitting aggregate reserves in strategically located areas. If we are unable to secure and permit such reserves, it could negatively affect our earnings in the future.

Construction aggregates are bulky and heavy and, therefore, difficult to transport efficiently. Because of the nature of the products, the freight costs can quickly surpass the production costs. Therefore, except for geographic regions that do not possess commercially viable deposits of aggregates and are served by rail, barge or ship, the markets for our products tend to be very localized around our quarry sites and are served by truck. New quarry sites often take a number of years to develop, therefore our strategic planning and new site development must stay ahead of actual growth. Additionally, in a number of urban and suburban areas in which we operate, it is increasingly difficult to permit new sites or expand existing sites due to community resistance. Therefore, our future success is dependent, in part, on our ability to accurately forecast future areas of high growth in order to locate optimal facility sites and on our ability to either acquire existing quarries or secure operating and environmental permits to open new quarries. If we are unable to accurately forecast areas of future growth, acquire existing quarries or secure the necessary permits to open new quarries, our financial condition, results of operations and liquidity may be materially adversely affected.

Our future growth may depend in part on acquiring other businesses in our industry and successfully integrating them with our existing operations.

In the past, we have made acquisitions to strengthen our existing locations, expand our operations, grow our reserves and grow our market share. We expect to continue to make selective acquisitions in contiguous locations and geographic markets or other business arrangements we believe will help our company. However, the success of our acquisition program will depend on our ability to find and buy other attractive businesses at a reasonable price, the availability of financing and our ability to successfully integrate acquired businesses into our existing operations. We cannot assure you that there will be attractive acquisition opportunities at reasonable prices, that financing will be available or that we can successfully integrate such acquired businesses into our existing operations. In addition, our results of operations from these acquisitions could in the future result in impairment charges for any of our intangible assets, goodwill or other long-lived assets.

If we fail to develop or maintain an effective system of internal controls over financial reporting, we may not be able to accurately report our financial results.

We have completed numerous acquisitions in the past few years and plan to continue to pursue growth through strategic acquisitions. Among the risks associated with acquisitions are the risks of control deficiencies that result from the integration of the acquired businesses.

In conjunction with the preparation of our consolidated financial statements for the year ended December 31, 2011, we identified significant deficiencies in our internal controls over financial reporting related to the preparation and review of guarantor financial statements and purchase accounting processes.

Although we believe we have remediated these control deficiencies and strengthened our internal controls over financial reporting, specifically by increasing our accounting personnel, supplementing our financial expertise with outside resources and conducting training regarding U.S. generally accepted accounting principles (“GAAP”) accounting and reporting matters during fiscal 2011 and 2012, there may still be material weaknesses or significant deficiencies in our internal controls in the future and the cost of remediating any such weaknesses or deficiencies could be significant.

If our remediation efforts are insufficient to address control deficiencies, they may adversely affect our ability to record, process, summarize and report financial information timely and accurately and, as a result, our consolidated financial statements may contain material misstatements or omissions and we could be required to restate our financial results.

Our industry is capital intensive and portions of our business have significant fixed and semi-fixed costs. Therefore, our earnings are sensitive to changes in volume.

The property and machinery needed to produce our products can be very expensive. Therefore, we need to spend a substantial amount of money to purchase and maintain the equipment necessary to operate our business. Although we believe that our current cash balance, along with our projected internal cash flows and our available financing resources, will be enough to give us the cash we need to support our currently anticipated operating and capital needs, if we are unable to generate sufficient cash to purchase and maintain the property and machinery necessary to operate our business, we may be required to reduce or delay planned capital expenditures or incur additional debt. In addition, given the level of fixed and semi-fixed costs within our business, particularly at our cement production facility, both our dollar profits and our profits as a percentage of net sales (margin) can be negatively affected by decreases in volume.

Our failure to meet schedule or performance requirements of our contracts could adversely affect us.

In most cases, our contracts require completion by a scheduled acceptance date. Failure to meet any such schedule could result in additional costs, penalties or liquidated damages being assessed against us, and these could exceed projected profit margins on the contract. Performance problems on existing and future contracts could cause actual results of operations to differ materially from those anticipated by us and could cause us to suffer damage to our reputation within the industry and among our customers, which may have a material adverse effect on our financial condition, results of operations and liquidity.

Environmental, health and safety laws and any changes to such laws may have a material adverse effect on our business, financial condition and results of operations.

We are subject to a variety of environmental, health and safety laws, and the cost of complying and other liabilities associated with such laws may have a material adverse effect on our business, financial condition and results of operations.

We are subject to a variety of federal, state and local environmental laws and regulations relating to: (i) the release or discharge of materials into the environment; (ii) the management, use, processing, handling, storage, transport or disposal of hazardous materials, including the management of hazardous waste used as a fuel substitute at our cement kiln in Hannibal, Missouri; and (iii) the protection of public and employee health, safety and the environment. These laws and regulations expose us to liability for the environmental condition of our current or formerly owned or operated facilities, and may expose us to liability for the conduct of others or for our actions that complied with all applicable laws at the time these actions were taken. In particular, we may incur remediation costs and other related expenses because our facilities were constructed and operated before the adoption of current environmental laws and the institution of compliance practices and because certain of our processes are regulated. These laws and regulations may also expose us to liability for claims of personal injury or property or natural resource damage related to alleged exposure to regulated materials. The existence of contamination at properties we own, lease or operate could also result in increased operational costs or restrictions on our ability to use those properties as intended, including for purposes of mining.

Despite our compliance efforts, there is the inherent risk of liability in the operation of our business, especially from an environmental standpoint. These potential liabilities could have an adverse impact on our operations and profitability. In many instances, we must have government approvals and certificates, permits or licenses in order to conduct our business, which often require us to make significant capital and maintenance expenditures to comply with zoning and environmental laws and regulations. Our failure to maintain required certificates, permits or licenses or to comply with applicable governmental requirements could result in substantial fines or possible revocation of our authority to conduct some of our operations. Governmental requirements that impact our operations also include those relating to air quality, waste management, water quality, mine reclamation, the operation of municipal waste and construction and demolition debris landfills, remediation of contaminated sites and worker health and safety. These requirements are complex and subject to frequent change. They impose strict liability in some cases without regard to negligence or fault and expose us to liability for the conduct of, or conditions caused by, others, or for our acts that may otherwise have complied with all applicable requirements when we performed them. Stricter laws and regulations, more stringent interpretations of existing laws or regulations or the future discovery of environmental conditions may impose new liabilities on us, reduce operating hours, require additional investment by us in pollution control equipment or impede our opening new or expanding existing plants or facilities.

Changes in legal requirements and governmental policies concerning zoning, land use, environmental and other areas of the law impact our business.

Our operations are affected by numerous federal, state and local laws and regulations related to zoning, land use and environmental matters. Despite our compliance efforts, we have an inherent risk of liability in the operation of our business, especially from an environmental standpoint. These potential liabilities could have an adverse impact on our operations and profitability. In addition, our operations require numerous governmental approvals and permits, which often require us to make significant capital and maintenance expenditures to comply with zoning and environmental laws and regulations. Stricter laws and regulations, or more stringent interpretations of existing laws or regulations, may impose new liabilities on us, reduce operating hours, require additional investment by us in pollution control equipment, or impede our opening new or expanding existing plants or facilities.

Climate change and climate change legislation or regulations may adversely impact our business.

A number of governmental bodies have introduced or are contemplating legislative and regulatory change in response to the potential impacts of climate change. Such legislation or regulation, if enacted, potentially could include provisions for a “cap and trade” system of allowances and credits, among other provisions. The EPA promulgated a mandatory reporting rule covering greenhouse gas emissions from sources considered to be large emitters. The EPA has also promulgated a greenhouse gas emissions permitting rule, referred to as the “Tailoring Rule” which requires permitting of newly constructed or significantly modified large emitters of greenhouse gases under the Federal Clean Air Act. Our Continental Cement plant and Hamm landfill each hold EPA Title V Permits and could be impacted by the Tailoring Rule. The effects on our operations and potential costs are uncertain at this time. Under the Tailoring Rule, existing permits may require changes which could require significant additional costs if there are future substantial modifications to either of these facilities that cause greenhouse gas emissions to be increased by the equivalent of 75,000 tons or more of carbon dioxide in a single year.

Other potential impacts of climate change include physical impacts such as disruption in production and product distribution due to impacts from major storm events and shifts in regional weather patterns and intensities. There is also a potential for climate change legislation and regulation to adversely impact the cost of purchased energy and electricity.

The impacts of climate change on our operations and the company overall are highly uncertain and difficult to estimate. However, because a chemical reaction inherent to the manufacture of Portland cement releases carbon dioxide, a greenhouse gas, cement kiln operations may be disproportionately impacted by future regulation of greenhouse gas emissions. Climate change and legislation and regulation concerning greenhouse gases could have a material adverse effect on our financial condition, results of operations and liquidity.

We depend on our senior management and we may be materially harmed if we lose any member of our senior management.

We are dependent upon the services of our senior management, especially CEO Tom Hill. The loss of key management personnel or our inability to attract and retain qualified management personnel could have a material adverse effect on us. A decision by any of these individuals to leave us, to compete against us or to reduce his involvement could have a material adverse effect on our financial condition, results of operations and liquidity.

We may not be able to grow our business effectively or successfully implement our growth plans if we are unable to recruit additional management and other personnel.

Our ability to continue to grow our business effectively and successfully implement our growth strategy is partially dependent upon our ability to attract and retain qualified management employees and other key employees. We believe there is a limited number of qualified people in our business and the industry in which we compete. As such, there can be no assurance that we will be able to identify and retain the key personnel that may be necessary to grow our business effectively or successfully implement our growth strategy. Our inability to attract and retain talented personnel could limit our ability to grow our business.

Labor disputes could disrupt operations of our businesses.

As of December 29, 2012, labor unions represent approximately 5% of our total hourly employees and 0.1% of our full time salaried employees. Our collective bargaining agreements for employees generally expire between 2013 and 2015. Although we have good relations with our employees and unions, disputes with our trade unions, or the inability to renew our labor agreements, could lead to strikes or other actions that could disrupt our business, raise costs, and reduce revenues and earnings from the affected locations.

Our operations are subject to special hazards that may cause personal injury or property damage, subjecting us to liabilities and possible losses which may not be covered by insurance.

Operating hazards inherent in our business can cause personal injury and loss of life, damage to or destruction of property, plant and equipment and environmental damage. We maintain insurance coverage in amounts and against the risks we believe are consistent with industry practice, but this insurance may not be adequate or available to cover all losses or liabilities we may incur in our operations. Our insurance policies are subject to varying levels of deductibles. Losses up to our deductible amounts are accrued based upon our estimates of the ultimate liability for claims incurred and an estimate of claims incurred but not reported. However, liabilities subject to insurance are difficult to assess and estimate due to unknown factors, including the severity of an injury, the determination of our liability in proportion to other parties, the number of incidents not reported and the effectiveness of our safety programs. If we were to experience insurance claims or costs above our estimates, we might also be required to use working capital to satisfy these claims rather than using working capital to maintain or expand our operations.

Unexpected factors affecting self-insurance claims and reserve estimates could adversely affect our business.

We use a combination of third-party insurance and self-insurance to provide for potential liabilities for workers’ compensation, general liability, vehicle accident, property and medical benefit claims. Although we believe we have minimized our exposure on individual claims, for the benefit of costs savings we have accepted the risk of a large amount of independent multiple material claims arising, which could have a significant impact on our earnings. We are liable for up to $500,000 per year per member for health claims. Our workers’ compensation and auto liability insurance has a $150,000 per occurrence deductible and our general liability per occurrence deductible is $100,000. Our property and excess property coverage carries a $200.0 million blanket annual limit, subject to a $50,000 deductible. Our general liability policy has a $1.0 million limit per occurrence and our auto liability policy has a $3.0 million combined single limit. We have umbrella insurance in the amount of $25.0 million to cover excess claims.

We estimate the liabilities associated with the risks retained by us, in part, by considering historical claims experience, demographic and severity factors and other actuarial assumptions which, by their nature, are subject to a high degree of variability. Any projection of losses concerning workers’ compensation and general liability is subject to a high degree of variability. Among the causes of this variability are unpredictable external factors affecting future inflation rates, discount rates, litigation trends, legal interpretations, benefit level changes and claim settlement patterns.

We may incur material costs and losses as a result of claims that our products do not meet regulatory requirements or contractual specifications.

We provide to our customers specified product designs that meet building code or other regulatory requirements and contractual specifications for measurements such as durability, compressive strength, weight-bearing capacity and other characteristics. If we fail or are unable to provide products meeting these requirements and specifications, material claims may arise against us and our reputation could be damaged. Additionally, if a significant uninsured, non-indemnified or product-related claim is resolved against us in the future, that resolution may have a material adverse effect on our financial condition, results of operations and liquidity.

The cancellation of significant contracts or our disqualification from bidding for new contracts could reduce revenues and have a material adverse effect on our results of operations.

Contracts that we enter into with governmental entities can usually be canceled at any time by them with payment only for the work already completed. In addition, we could be prohibited from bidding on certain governmental contracts if we fail to maintain qualifications required by those entities. A cancellation of an unfinished contract or our disqualification from the bidding process could cause our equipment to be idled for a significant period of time until other comparable work became available, which could have a material adverse effect on our financial condition, results of operations and liquidity.

We use large amounts of electricity, diesel fuel, liquid asphalt and other petroleum-based resources that are subject to potential supply constraints and significant price fluctuation, which could affect our operating results and profitability.

In our production and distribution processes, we consume significant amounts of electricity, diesel fuel, liquid asphalt and other petroleum-based resources. The availability and pricing of these resources are subject to market forces that are beyond our control. Our suppliers contract separately for the purchase of such resources and our sources of supply could be interrupted should our suppliers not be able to obtain these materials due to higher demand or other factors that interrupt their availability. Variability in the supply and prices of these resources could materially affect our results of operations from period to period and rising costs could erode our profitability.

Affiliates of the Sponsors indirectly own the substantial majority of the equity interests in us and may have conflicts of interest with us or the holders of the exchange notes in the future.

The Sponsors indirectly own a substantial majority of our equity interests. As a result, affiliates of the Sponsors will have control over our decisions to enter into any corporate transaction and will have the ability to prevent any transaction that requires the approval of equity holders regardless of whether holders of the exchange notes believe that any such transactions are in their own best interests. For example, affiliates of the Sponsors could collectively cause us to make acquisitions that increase the amount of our indebtedness or to sell assets, or could cause us to issue additional capital stock or declare dividends. So long as the Sponsors continue to indirectly own a significant amount of our outstanding equity interests, affiliates of the Sponsors will continue to be able to strongly influence or effectively control our decisions.

The indenture governing the exchange notes and the credit agreement governing our senior secured credit facilities permit us to pay advisory and other fees, dividends and make other restricted payments to the Sponsors under certain circumstances and the Sponsors or their respective affiliates may have an interest in our doing so. In addition, the Sponsors have no obligation to provide us with any additional debt or equity financing.

Additionally, the Sponsors are in the business of making investments in companies and may from time to time acquire and hold interests in businesses that compete directly or indirectly with us or that supply us with goods and services. The Sponsors may also pursue acquisition opportunities that may be complementary to our business and, as a result, those acquisition opportunities may not be available to us. The holders of the exchange notes should consider that the interests of the Sponsors may differ from their interests in material respects. See “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” and “Certain Relationships and Related Party Transactions.”

As an “emerging growth company” under the JOBS Act, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements.

As an “emerging growth company” under the JOBS Act, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. We will remain an “emerging growth company” until the earliest of: (i) the last day of the fiscal year during which we had total annual gross revenues of $1 billion or more; (ii) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement; (iii) the date on which we have, during the previous three year period, issued more than $1 billion in non-convertible debt; or (iv) the date on which we are deemed a “large accelerated issuer” as defined under the federal securities laws.

For so long as we remain an “emerging growth company,” we will not be required to, among other things:

•

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board (“PCAOB”) regarding mandatory audit firm rotation or a supplement to the auditor’s reporting providing additional information about the audit and the financial statements (auditor discussion and analysis);

•

submit certain executive compensation matters to shareholders advisory votes pursuant to the “say on frequency” and “say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and “say on golden parachute” provisions (requiring a non- binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; and

•

include detailed compensation discussion and analysis in our filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and instead may provide a reduced level of disclosure concerning executive compensation.

We have not taken advantage of all of these reduced reporting burdens in this Registration Statement, although we may do so in future filings. Although we intend to rely on certain exemptions provided in the JOBS Act, the exact implications of the JOBS Act for us are still subject to interpretations and guidance by the SEC and other regulatory agencies. In addition, as our business grows, we may no longer satisfy the conditions of an “emerging growth company.” We are currently evaluating and monitoring developments with respect to these new rules and we cannot assure you that we will be able to take advantage of all of the benefits from the JOBS Act.

In addition, as an “emerging growth company,” we may elect to delay adoption of new or revised accounting standards applicable to public companies until such standards are made applicable to private companies. As a result, our financial statements may not be comparable to the financial statements of issuers who are required to comply with the effective dates for new or revised accounting standards that are applicable to public companies.

We are dependent on information technology and our systems and infrastructure face certain risks, including cyber security risks and data leakage risks.

We are dependent on information technology systems and infrastructure. Any significant breakdown, invasion, destruction or interruption of these systems by employees, others with authorized access to our systems, or unauthorized persons could negatively impact operations. There is also a risk that we could experience a business interruption, theft of information or reputational damage as a result of a cyber attack, such as an infiltration of a data center, or data leakage of confidential information either internally or at our third-party providers. While we have invested in the protection of our data and information technology to reduce these risks and periodically test the security of our information systems network, there can be no assurance that our efforts will prevent breakdowns or breaches in our systems that could adversely affect our financial condition, results of operations and liquidity.

USE OF PROCEEDS

We will not receive any proceeds from the issuance of the exchange notes in the exchange offer. The exchange offer is intended to satisfy our obligations under the registration rights agreement that we entered into in connection with the private offering of the outstanding notes. As consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange a like principal amount of outstanding notes, the terms of which are identical in all material respects to the exchange notes, except that the exchange notes will not contain terms with respect to transfer restrictions or additional interest upon a failure to fulfill certain of our obligations under the registration rights agreement. The outstanding notes that are surrendered in exchange for the exchange notes will be retired and cancelled and cannot be reissued. As a result, the issuance of the exchange notes will not result in any change in our capitalization.

CAPITALIZATION

The following table sets forth our consolidated cash and capitalization as of December 29, 2012.

You should read this table in conjunction with “Prospectus Summary—Summary Historical Consolidated Financial and Other Data,” “Selected Historical Consolidated Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Summit Materials, LLC” and our historical consolidated financial statements and the related notes thereto included elsewhere in this prospectus.

The outstanding notes that are surrendered in exchange for the exchange notes will be retired and cancelled and cannot be reissued. As a result, the issuance of the exchange notes will not result in any change in our capitalization.

As of December 29, 2012
(in millions)
Cash	$27.4

Debt:
Senior secured credit facilities(1)	$398.0
10.5% senior notes due 2020(2)	250.0

Total debt	648.0
Total member’s interest	382.4

Total capitalization	$1,030.4

(1)	In February 2013, we entered into amendments to our senior secured credit facilities. The senior secured credit facilities currently provide senior secured financing in an amount of $572.0 million, consisting of a $150.0 million five-year revolving credit facility and a $422.0 million seven-year term loan facility. See “Description of Other Indebtedness—Senior Secured Credit Facilities.” Represents the principal amount of loans without giving effect to original issuance discount.
(2)	Represents the aggregate principal amount of the notes, without giving effect to original issuance discounts or commissions to the initial purchasers.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial information has been prepared to give effect to our acquisitions of Norris, Kay & Kay and Sandco, which were completed on February 29, 2012, October 5, 2012 and November 30, 2012, respectively, as if they occurred on January 1, 2012. The acquisitions of Norris, Kay & Kay and Sandco are considered business combinations in accordance with Financial Accounting Standards Board Accounting Standards Codification 805, “Business Combinations.”

The following unaudited pro forma condensed consolidated financial information has been derived from our audited consolidated financial statements for the year ended December 29, 2012 included elsewhere in this prospectus along with the pre-acquisition financial information for Norris, Kay & Kay and Sandco. The historical consolidated financial information has been adjusted in the accompanying unaudited pro forma condensed consolidated statements of operations to give effect to pro forma events that are (i) directly attributable to the transaction, (ii) factually supportable, and (iii) expected to have a continuing impact on us. The unaudited pro forma condensed consolidated statements of operations exclude $1.7 million in non-recurring charges directly attributable to the Norris, Kay & Kay and Sandco acquisitions, including transaction-related costs such as financial advisory, accounting and legal fees.

The unaudited pro forma condensed consolidated financial information is presented for illustrative and informative purposes only and is not intended to represent or be indicative of what our results of operations would have been had the acquisitions of Norris, Kay & Kay and Sandco actually occurred on January 1, 2012. The unaudited pro forma condensed consolidated financial information should be read in conjunction with the information contained in “Selected Historical Consolidated Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Summit Materials, LLC” and the audited consolidated financial statements for each of Summit Materials and for Norris included elsewhere in this prospectus. The unaudited pro forma condensed consolidated financial information should not be considered representative of our future results of operations or financial position.

Unaudited Pro Forma Condensed Consolidated Statements of Operations

for the year ended December 29, 2012

	Summit Materials, LLC
(in thousands)	Summit Materials, LLC	Pre- acquisition results of Norris, Kay & Kay and Sandco 1/1/2012 – 11/30/2012	Pro Forma adjustments for the acquisition of Norris, Kay & Kay and Sandco		Pro Forma Combined
Revenue	$962,902	$13,895	$—		$976,797
Cost of revenue (exclusive of items shown separately below)	749,363	11,502	—		760,865
General and administrative expenses	128,032	1,000	—		129,032
Depreciation, depletion, amortization and accretion	68,876	1,008	81	(a)	69,965
Transaction costs	1,988	—	(1,742)	(b)	246

Operating income (loss)	14,643	385	1,661		16,689

Other (income) expense, net.	(1,182)	15	—		(1,167)
Loss on debt refinancing.	9,469	—	—		9,469
Interest expense	58,079	2	200	(c)	58,281

(Loss) income from continuing operations before income tax (benefit) expense	$(51,723)	$368	1,461		(49,894)

See accompanying notes to unaudited pro forma condensed consolidated financial information, which are an integral part of this information.

Notes to Unaudited Pro Forma Condensed Consolidated Financial information

(a)	The depreciation expense adjustment relates to the step up in fair value of fixed assets acquired in the Norris, Kay & Kay and Sandco acquisitions. A summary of the effects of the adjustment to depreciation expense for the year ended December 29, 2012 is as follows (dollars in thousands):

Estimated depreciation expense	$330
Elimination of historical depreciation expense	(249)

Depreciation expense adjustment	$81

(b)	This adjustment is to eliminate historical transaction costs incurred in connection with the Norris acquisition, principally legal and financial advisory fees due to the non-recurring nature of these expenses. There was no income tax benefit recorded on the transaction costs in the historical consolidated results of operations, accordingly, no pro forma tax adjustment has been recorded for this adjustment. The transaction costs removed for the year ended December 29, 2012 is $1.7 million.

(c)	A summary of the effects of the adjustment to interest expense for the year ended December 29, 2012 is as follows (dollars in thousands):

Estimated interest expense on debt from Norris acquisition(i)	$196
Elimination of historical interest expense(ii)	(2)
Estimated interest associated with acquisition liabilities(iii)	6

Interest expense adjustment	$200

(i)	This adjustment is to reflect the estimated incremental interest expense based on the average interest rate between January 1, 2012 and February 29, 2012, the acquisition date, of approximately 4.75% on the debt incurred for the Norris acquisition as if incurred on January 1, 2012.

(ii)	This adjustment is to eliminate the interest expense in the historical statements of operations.

(iii)	We recorded certain acquisition-related liabilities at present value; accordingly, we began to record interest expense on the accretion of those liabilities. This adjustment is to record additional interest expense for the pre-acquisition period, assuming we had acquired Norris and recorded the acquisition-related liabilities at present value on January 1, 2012.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following tables set forth, for the periods and as of the dates indicated, our selected predecessor and successor consolidated financial data. For financial statement presentation purposes, Hamm, which had a fiscal year end of March 31 prior to its acquisition by Summit Materials on August 26, 2009, has been identified as the predecessor. The selected predecessor statements of operations data for the period from April 1, 2009 to August 25, 2009 and for the year ended March 31, 2009 are derived from the audited consolidated financial statements not included in this prospectus. Summit Materials is the successor company. The selected successor statements of operations data for the three years ended December 29, 2012, December 31, 2011 and December 31, 2010 and the selected balance sheet data as of December 29, 2012 and December 31, 2011 are derived from our audited consolidated financial statements included elsewhere in this prospectus. The selected successor statements of operations data for the period from August 26, 2009 to December 31, 2009 and the selected balance sheet data as of December 31, 2010 and December 31, 2009 are derived from our audited consolidated financial statements not included in this prospectus. The predecessor selected balance sheet data as of March 31, 2009 is derived from Hamm’s audited financial statements not included in this prospectus. In 2011, Summit Materials adopted a “4-4-5” fiscal calendar in place of the calendar year it previously used. Under the 4-4-5 fiscal period, each year is divided into four quarters and each quarter consists of two four week “months” and one five week “month.” Historical results are not indicative of the results to be expected in the future.

You should read the following information together with the more detailed information contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Summit Materials, LLC” and the consolidated financial statements and the accompanying notes appearing elsewhere in this prospectus.

	Summit Materials, LLC (Successor)				Hamm, Inc. (Predecessor)
(in thousands)	Year Ended December 29, 2012	Year Ended December 31, 2011(1)	Year Ended December 31, 2010(1)	Period from August 26, 2009 to December 31, 2009	Period From April 1, 2009 to August 25, 2009	Year Ended March 31, 2009
Statements of Operations Data:
Revenue	$962,902	$822,548	$430,358	$29,348	$36,195	$104,407
Cost of revenue (exclusive of items shown separately below)	749,363	630,944	308,297	21,582	24,940	83,152
General and administrative expenses	128,032	96,886	49,479	4,210	1,639	2,993
Depreciation, depletion, amortization and accretion	68,876	61,964	34,415	3,148	3,187	8,101
Transaction costs	1,988	9,120	22,268	4,682

Operating income (loss)	14,643	23,634	15,899	(4,274)	6,429	10,161

Other (income) expense, net	(1,182)	(21,244)	1,583	192	484	(1,220)
Loss on debt refinancing	9,469	—	9,975	—	—	—
Interest expense	58,079	47,784	25,430	574	—	—

(Loss) income from continuing operations before income tax (benefit) expense	(51,723)	(2,906)	(21,089)	(5,040)	5,945	11,381
Income tax (benefit) expense	(3,920)	3,408	2,363	216	2,303	4,152

(Loss) income from continuing operations	$(47,803)	$(6,314)	$(23,452)	$(5,256)	$3,642	$7,229

Cash Flow Data:
Net cash provided by (used for):
Operating activities	$62,279	$23,253	$(20,529)	$3,897	$6,320	$17,430
Investing activities	(85,340)	(192,331)	(499,381)	(46,669)	31,255	(18,492)
Financing activities	7,702	146,775	575,389	52,379	(44,649)	(2,045)
Balance Sheet Data (as of period end):
Cash and cash equivalents	$27,431	$42,790	$65,093	$9,614		$10,419
Total assets	1,281,213	1,284,265	1,101,581	111,775		100,719
Total debt (including current portion of long-term debt)	639,843	608,981	559,980	28,750		—
Capital leases	3,092	3,158	3,217	—		—
Total member’s interest	382,428	436,372	345,993	—		—
Redeemable Noncontrolling interests	22,850	21,300	21,300	—		—
Other Financial Data (as of period end):
Total hard assets(2)	$906,584	$906,166	$775,457	$92,309		$32,571
Ratio of earnings to fixed charges(3)	0.1	1.0	0.2	N/A	364.0	341.4

(1)	Amounts are shown net of results of operations associated with certain non-core businesses sold in 2012 and classified as discontinued operations.
(2)	Defined as the balance sheet book value of the sum of (a) property, plant and equipment, net and (b) inventories.
(3)	The ratio of earnings to fixed charges is determined by dividing earnings, as adjusted, by fixed charges. Fixed charges consist of interest on all indebtedness plus that portion of operating lease rentals representative of the interest factor (deemed to be 33% of operating lease rentals). Earnings were insufficient to cover fixed charges for the period from August 26, 2009 to December 31, 2009 by $5.8 million.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS OF SUMMIT MATERIALS, LLC

You should read the following discussion of our results of operations and financial condition with the “Unaudited Pro Forma Condensed Consolidated Financial Statements” and the “Selected Historical Consolidated Financial Data” sections of this prospectus and our audited consolidated financial statements and the related notes thereto included elsewhere in this prospectus. This discussion contains forward-looking statements and involves numerous risks and uncertainties, including, but not limited to, those described in the “Risk Factors” section of this prospectus. Our actual results may differ materially from those contained in any forward-looking statements.

Overview

We are a leading, vertically-integrated, geographically-diverse heavy-side building materials company. We supply aggregates, cement and related downstream products such as asphalt paving mix, ready mixed concrete, concrete products and paving and related construction services to a variety of end-uses in the U.S. construction industry, including public infrastructure projects, as well as private residential and non-residential construction. We have organized the business by geographic region and have three operating segments, which are also our reporting segments: Central, West and East regions. Across the three regions, we believe we are a top 15 supplier of aggregates, a top 20 supplier of cement, a top 10 producer of asphalt paving mix and a major producer of ready mixed concrete in the United States by volume. As of December 29, 2012, we had 1.7 billion tons and 0.5 billion tons of proven aggregates reserves serving our aggregates and cement businesses, respectively, and operated over 120 sites and plants.

We were formed in September 2008. Since July 2009, the Sponsors and certain of our officers, directors and employees have made $794.5 million of funding commitments to our indirect parent entity, Summit Materials Holdings L.P. We have grown rapidly as a result of our disciplined acquisition strategy, utilizing approximately $457.3 million of the $463.9 million of equity commitments funded to Parent by the Sponsors and certain other investors. Today, our nine operating companies make up our three distinct geographic segments that span 20 states and 23 metropolitan areas. We believe each of our operating companies has a top three market share position in its local market area and an extensive operating history, averaging over 35 years. Our highly experienced management team, led by 30-year industry veteran, CEO Tom Hill has successfully enhanced the operations of acquired companies by focusing on scale advantages, cost efficiencies and pricing discipline to improve profitability and cash flow.

Of the 22 states in which we operate, we currently have assets in 13 states across our three geographic regions. The map below illustrates our geographic footprint:

Our revenue is derived from multiple end-use markets, including public infrastructure construction as well as private residential and non-residential construction. For the year ended December 29, 2012, approximately 62% of our revenue related to public infrastructure construction and the remaining 38% related to residential and non-residential construction. Our aggregates and asphalt paving mix and paving businesses serve both the public and private construction markets. Public construction includes spending by federal, state and local governments for roads, highways, bridges, airports and other public infrastructure construction projects. A significant portion of our construction revenues are from public construction projects, a historically more stable portion of state and federal budgets. Our acquisitions to date are focused in states with constitutionally-protected transportation funding sources, which we believe serves to limit our exposure to state and local budgetary uncertainties. Private construction includes both new residential and non-residential construction and repair and remodel markets, which have been significantly impacted by the downturn in the overall economy and the construction industry, in particular. We believe exposure to various markets affords us greater stability through economic cycles and positions us to capitalize on upside opportunities when recoveries in residential and non-residential construction occur.

Business Trends and Conditions

The U.S. heavy-side building materials industry is comprised of four primary sectors: (i) aggregates, (ii) cement, (iii) asphalt paving mix and (iv) ready-mixed concrete, each of which is widely used in most forms of construction activity. Participants in these sectors typically range from small, privately-held companies focused on a single product to multinational corporations that offer a wide array of construction materials and services. Markets are defined in part by the distance materials may be efficiently transported, resulting in largely local or regional operations.

Transportation infrastructure projects, driven by both state and federal funding programs, represent a significant share of the U.S. heavy-side building materials market. In July 2012, Moving Ahead for Progress in the 21st Century (MAP-21) was enacted and took effect in October 2012. MAP-21 is a 27-month, approximately $105 billion transportation funding program that provides for $40.4 billion and $41.0 billion in highway infrastructure investments in fiscal years 2013 and 2014, respectively. The spending levels are consistent with the preceding federal transportation funding program. In addition to federal funding, highway construction and maintenance funding is also available through state, county and local agencies. Our five largest states by revenue (Texas, Kansas, Kentucky, Missouri and Utah, which represented approximately 27%, 16%, 14%, 11% and 11%, respectively, of our total revenue for the year ended December 29, 2012) each have funds whose revenue sources are constitutionally protected and may only be spent on transportation projects:

•	Texas’ 2012 - 2013 Department of Transportation budget is $19.8 billion, a $3.9 billion increase from the previous 2010-2011 biennium budget

•	Kansas has a 10-year $8.2 billion highway bill that was passed in May 2010

•	Kentucky has a two-year $4.5 billion highway bill that was passed in April 2012

•	Missouri has an estimated $700.0 million in annual construction funding committed to essential road and bridge programs

•	Utah’s fiscal year 2012 transportation fund increased to $1.1 billion

Despite the economic challenges of recent years, we believe that the enacted federal transportation funding program extending through fiscal 2014 is a positive development, reducing the uncertainty that existed with the previous funding program that had been subject to 10 short-term extensions. Within many of our markets, the federal, state and local governments have taken actions to maintain or grow highway funding during a time in which many areas of spending are facing significant cuts. However, we could still be impacted by any economic improvement or slowdown, which could vary by local region and market. Our sales and earnings are sensitive to national, regional and local economic conditions and particularly to cyclical swings in construction spending, especially in the private sector.

In addition to being subject to cyclical swings in the economy, our business is seasonal in nature. Almost all of our products are produced and consumed outdoors. Severe weather, seasonal changes and other weather-related conditions can significantly affect the production and sales volumes of our products. Normally, the highest sales and earnings are in the second and third quarters and the lowest are in the first and fourth quarters. Winter weather months are generally periods of lower sales as we normally cannot cost-effectively mobilize and demobilize equipment and manpower during this period under adverse weather conditions. Periods of heavy rainfall also adversely affect our work patterns and therefore demand for our products. Our working capital may vary greatly during these peak periods, but generally return to comparable levels as our operating cycle is completed each fiscal year.

2012 Results

The principal factors in evaluating our financial condition and operating results for fiscal year 2012 compared to 2011 are:

•

Total revenue of $962.9 million in 2012, increased 17% or $140.4 million, from 2011, primarily as a result of acquisitions. Approximately 61% of our revenue is from product sales, which is the result of sales volume and pricing across our product lines. As illustrated in the table below, our volumes increased from 2011 to 2012, primarily from acquisitions, across all of our products. The 17% increase in cement volumes was organic, as we had no acquisitions in 2012 or 2011 impacting our cement capacity.

Volume Increases in 2012 Compared to 2011
Aggregates	23.4%
Asphalt	9.5%
Readymix	5.7%
Cement	17.1%

In 2012, we experienced modest growth to flat pricing changes across our product lines. We experienced increases in aggregates and asphalt average selling prices across the Company and a decrease in ready mix due to a shift in product mix, despite increased prices across the ready mix concrete products on a like-for-like basis. The average selling price for cement decreased $0.70 per ton from 2011 to 2012 due to a change in the customer mix. In 2012, tons sold to peers and large volume customers increased, which are sold at a lower price per ton than retail sales, impacting average selling price for the year.

Average Selling Prices in 2012 compared to 2011
Aggregates	3.5%
Asphalt	13.3%
Readymix	(0.8%)
Cement	(0.9%)

•

Operating income of $14.6 million compared to $23.6 million in 2011. The decrease in operating income is primarily attributable to $8.0 million of charges recorded in 2012 on an indemnification agreement in the West region, compared to $1.9 million in 2011, and low margin legacy contracts and cost overruns in our construction business. These losses were offset by increased operating income from 2012 and 2011 acquisitions.

•	Cash provided by operations of $62.3 million improved from $23.3 million in 2011 due primarily to improved cash management.

•	Cash paid for acquisitions of $48.8 million decreased from $161.1 million in 2011. We acquired three companies in 2012 compared to eight companies in 2011.

Acquisitions

On February 29, 2012, we acquired certain assets of Norris Quarries, LLC in Missouri. The Norris acquisition expanded our market position in the Central region. It is a 100% aggregates company geographically situated between existing businesses in Missouri and Kansas.

On October 5, 2012, we acquired certain assets of Kay & Kay Contracting, LLC in Kentucky. The Kay & Kay acquisition expands our market presence in the southeastern region of Kentucky producing both aggregates and asphalts.

On November 30, 2012, we acquired the stock of Sandco Inc. in Colorado. The Sandco acquisition expands our market presence in the western region of Colorado producing both aggregates and ready mixed concrete.

Discontinued Operations

As part of our strategy to focus on our core business as a heavy-side building materials company, we sold our railroad construction and maintenance business (referred to herein as railroad business) and our environmental business, which is primarily associated with building retaining walls and removal and remediation of underground fuel storage tanks, in 2012 for $3.1 million in aggregate. Prior to recognition as discontinued operations, the railroad and environmental businesses were included as components of the East region’s operations. The railroad and environmental businesses’ revenue in fiscal 2012, 2011 and 2010 was $13.5 million, $16.1 million and $20.5 million, respectively, and loss before income tax expense was $2.8 million, $3.7 million and $0.4 million, respectively.

Aggregates

According to the March 2012 U.S. Geological Survey, approximately 1.14 billion tons of crushed stone with a value of approximately $11.3 billion was produced in the United States in 2011, down from approximately 1.15 billion tons in 2010. Sand and gravel production was approximately 795 million tons in 2011 valued at approximately $6.0 billion, up from 760 million tons in 2010. The U.S. aggregate industry is highly fragmented relative to other building product markets, with numerous participants operating in localized markets and the top six players controlling approximately 50% of the national market in 2011. The U.S. Geological Survey (“USGS”) reported that a total of 1,600 companies operating 3,900 quarries and 93 underground mines produced or sold crushed stone in 2011 in the United States.

We believe that the long-term growth of the market for aggregates is largely driven by growth in population, jobs and households, which impact transportation infrastructure spending and changes in population density. In the past few years, the recession in the United States has led to a decrease in overall private construction activity. Despite the increase in Federal stimulus spending, public construction activity has also declined over this period, albeit less than private construction markets. In fact, through the prior three U.S. recessions (July 1990 through March 1991, March 2001 through November 2001 and December 2007 through June 2009), highway spending in real dollars grew 1.8% annually on average in years with a recession as compared to 1.5% annually on average in years without a recession. While short-term demand for aggregates fluctuates with economic cycles, the declines have historically been followed by strong recovery, with each peak establishing a new historical high.

Cement

Cement production is a capital-intensive business with variable costs dominated by raw materials and energy required to fuel the kiln. Building new plants is challenging given the extensive permitting that is required and significant costs (new plant construction costs in the United States are estimated at $250-300 per ton according to the Portland Cement Association (“PCA”)). Assuming construction costs of $275 per ton, a 1.25 million ton facility, such as the one Continental Cement operates, would cost approximately $343.8 million to construct.

As reported by the PCA, consumption is down significantly from the industry peak of 141 million tons in 2005 to 79 million tons in 2011 because of the decline in U.S. construction sector activity. Domestic cement consumption has at times outpaced domestic production capacity with the shortfall being supplied with imports, primarily from China, Canada, Columbia, Mexico and South Korea. The PCA reports that cement imports have declined since their peak of 39 million tons in 2006 to 7 million tons in 2011, in a manner indicative of the industry’s general response to the current demand downturn. Despite the reduction in imports, capacity utilization declined from 95% in 2006 to 59% in 2011 according to the PCA. Continental Cement operated at 75% capacity utilization in 2011 and 81% in 2012, which is above the 2011 industry mean of 68% capacity utilization as its markets did not suffer the pronounced demand declines seen in states like Florida, California and Arizona. Demand is seasonal in nature with nearly two-thirds of U.S. consumption occurring between May and October, coinciding with end-market construction activity.

Cement production in the United States is distributed among 101 production facilities located across 36 states. The EPA has new emission standards for Portland cement plants (“NESHAP”) that are due to come into effect in 2015. On December 20, 2012, the EPA signed the NESHAP final rule, which was less stringent than previous draft. The PCA had estimated based on the draft rule that 18 plants could be forced to close due to the inability to meet NESHAP standards or because the compliance investment required may not be justified on a financial basis. These potential closures represent approximately 20 million tons of clinker capacity, or 20% of current capacity in the United States.

Continental Cement’s plant utilizes alternative fuel (hazardous and non-hazardous) as well as coal and petroleum coke and, as a result, is subject to HWC-MACT standards, rather than NESHAP. We expect HWC-MACT standards to generally conform to NESHAP, for which we are mostly in compliance, ahead of the effective date of the NESHAP standards. Any additional costs to comply with the NESHAP standards are not expected to have a material adverse impact on our financial position, results of operations or liquidity.

Asphalt Paving Mix

Asphalt paving mix is produced by mixing aggregates and asphalt cement, a petroleum based product that serves as the binder, at elevated temperatures. These high production temperatures are needed to allow the asphalt binder to become viscous enough to completely coat the aggregates in the paving mix, have good workability during laying and compaction, and provide durability during traffic exposure. A high weight-to-value ratio and the need to maintain the asphalt paving mix at a sufficiently high temperature during the paving process typically limits the delivery time to a one-hour haul from production plant to the paving location. Consequently, the asphalt paving mix market is highly localized with a fragmented ownership base.

There are over 4,000 asphalt paving mix plants in the United States. According to the National Asphalt Paving Association, approximately 366 million tons of asphalt paving mix was produced in 2011 which was broadly in line with the estimated 360 million tons produced in 2010.

The use of Warm Mix Asphalt (“WMA”) or “green” asphalt is gaining popularity. The immediate benefit to producing WMA is the reduction in energy consumption required by burning fuels to heat traditional hot mix asphalt (“HMA”) to temperatures in excess of 300°F at the production plant. WMA can reduce the temperature by 50 to 100°F, resulting in lower emissions, fumes and odors generated at the plant and the paving site.

The asphalt paving mix sector is heavily exposed to public infrastructure spending as the vast majority of public roads and highways are paved with asphalt. Demand is seasonal in nature and focused on the April to November period in most states as asphalt paving requires a certain minimum ambient temperature to achieve the desired performance. Asphalt cement or liquid asphalt is a major input material. As a petroleum product, its price is driven by many factors and a fluctuation in the price of inputs, such as asphalt cement and burner fuel, which is typically either natural gas or recycled oil, may not be immediately recovered from the end customer.

Ready Mixed Concrete

As a result of the transportation constraints, the ready-mixed concrete market is highly localized, with an estimated 6,000 ready mixed concrete plants in the United States, per the NRMCA. According to the NRMCA, 266 million cubic yards of ready-mixed concrete was produced in 2011, in line with the 258 million cubic yards in 2010, but 42% down from the industry peak of 458 million cubic yards in 2005. Ready-mixed concrete demand is driven in large part by private residential and non-residential building demand and the decline of demand since 2005 is strongly correlated with the decline in construction spending in these end-use markets during this period.

The major raw material inputs for ready mixed concrete are aggregates and cement, the price of which has generally tended to increase over time in a predictable manner. Ready-mixed concrete is almost always delivered to the end-user by the supplier via purposely designed vehicles. Consequently, fuel prices are also an important cost component. Many suppliers reduce their exposure to changes in fuel costs by including sales price adjustment provisions for changes in fuel prices.

Components of Operating Results

Revenue

We derive our revenue predominantly by selling construction materials and providing construction services. Construction materials consist of aggregates and related downstream products, including asphalt, ready-mixed concrete, cement and concrete products. Construction services primarily relate to asphalt paving and other highway construction services.

The following summarizes our revenue recognition policy with respect to construction materials and services:

•

Revenue derived from construction material sales are recognized when risks associated with ownership have passed to unaffiliated customers. Typically this occurs when products are shipped. Product revenue generally includes sales of aggregates and related downstream products, cement and other materials to customers, net of discounts or allowances and taxes, if any.

•

Revenue derived from construction service contracts are recognized on the percentage-of-completion method, measured by the cost incurred to date compared to estimated total cost of each project. This method is used because management considers cost incurred to be the best available measure of progress on these contracts. Due to the inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used will change over the life of the contract.

Operating costs and expenses

The key components of our operating costs and expenses consist of the following:

Cost of revenue (exclusive of items shown separately below)

Cost of revenue consists of all production and delivery costs and primarily includes labor, repair and maintenance, utilities, raw materials, fuel, transportation, subcontractor costs and manufacturing overhead. Our cost of revenue is directly impacted by fluctuations in commodity energy prices, primarily diesel fuel, liquid asphalt and other petroleum-based resources. As a result, our operating profit margins can be significantly impacted by changes in the underlying cost of certain raw materials if they are not recovered through corresponding changes in revenue. We attempt to limit our exposure to changes in commodity energy prices by entering into forward purchase commitments when appropriate. In addition, we have sales price adjustment provisions that provide for adjustments based on fluctuations outside a limited range in certain energy-related production costs. These provisions are in place for most of our public contracts and we aggressively seek to include similar price adjustment provisions in our private contracts.

General and administrative expenses

General and administrative expenses consist primarily of salaries and personnel costs for our sales and marketing, administration, finance and accounting, legal, information systems and human resources employees. Additional expenses include audit, consulting and professional fees, travel, insurance and other corporate expenses.

Transaction costs

Transaction costs consist primarily of third party accounting, legal, valuation and financial advisory fees incurred in connection with acquisitions.

Depreciation, depletion, amortization and accretion

Our business is relatively capital-intensive. We carry property, plant and equipment at cost, net of applicable depreciation, depletion and amortization on our balance sheet. Depreciation on property, plant and equipment is computed on a straight-line basis or based on the economic usage over the estimated useful life of the asset. The general range of depreciable lives by fixed asset category, excluding mineral reserves which are depleted based on the units of production method on a quarry-by-quarry basis, is as follows:

Buildings and improvements	7 - 40 years
Plant, machinery and equipment	3 - 40 years
Truck and auto fleet	3 - 10 years
Mobile equipment and barges	3 - 20 years
Landfill airspace and improvements	5 - 60 years
Other	2 - 10 years

Amortization expense is the periodic expense related to our intangible assets, which were acquired as part of certain of our acquisitions. The intangible assets are amortized on a straight-line basis over the estimated useful lives of the assets.

Accretion expense is recorded using the effective interest method and is related to the accrued mining reclamation liabilities and landfill closure and post-closure liabilities.

Results of Operations

The following discussion of our results of operations is focused on the material financial measures we use to evaluate the performance of our business from both a consolidated and operating segment perspective. We have three operating segments, which are also our reporting segments: Central, West and East regions. Operating income and margins are discussed in terms of changes in volume, pricing and mix of revenue source (e.g., type of product sales or service revenue). The majority of our service revenue is generated by long-term contracts. As discussed further under “—Components of Operating Results” above, we generally account for revenue under these contracts using the percentage of completion method of accounting. Under this method, revenue is recognized as work progresses. Performance on service contracts refers to changes in contract earnings rates during the term of the contract based on revisions to estimates of profit at completion on individual contracts. These revisions result from increases or decreases to the estimated value of the contract and/or the estimated costs required to complete the contract. The following discussion of results of operations provides additional disclosure to the extent that a significant or unusual event causes a material change in the profitability of a contract.

The following table includes revenue and operating income by segment for the indicated fiscal years. Operating income by segment is computed as earnings before interest, taxes and other income / expense.

	2012		2011		2010
(in thousands)	Revenue	Operating income (loss)	Revenue	Operating income (loss)	Revenue	Operating income (loss)
Central	$302,113	$37,560	$264,008	$38,105	$211,238	$27,178
West	484,922	(6,625)	362,577	(455)	59,337	(4,691)
East	175,867	(1,017)	195,963	1,222	159,783	3,920
Corporate(1)	—	(15,275)	—	(15,238)	—	(10,508)

Total	$962,902	$14,643	$822,548	$23,634	$430,358	$15,899

(1)	Corporate results primarily consist of compensation expense for employees included in our headquarters.

Non-GAAP Performance Measures

Our chief operating decision maker evaluates the performance of our segments and allocates resources to them based on a measure we call segment profit, or EBITDA by segment. We define EBITDA as earnings (loss)

before loss from discontinued operations, income tax (benefit) expense, interest expense and depletion, amortization and accretion. EBITDA reflects an additional way of viewing aspects of our business that, when viewed with our GAAP results and the accompanying reconciliations to GAAP financial measures included in the tables below, may provide a more complete understanding of factors and trends affecting our business. However, it should not be construed as being more important than other comparable GAAP measures and must be considered in conjunction with GAAP measures. In addition, non-GAAP financial measures are not standardized; therefore it may not be possible to compare such financial measures with other companies’ non-GAAP financial measures having the same or similar names. We strongly encourage investors to review our consolidated financial statements in their entirety and not rely on any single financial measure.

Reconciliation of Net Loss to EBITDA

(in thousands)	2012	2011	2010
Net loss	$(50,577)	$(10,050)	$(23,863)
Loss from discontinued operations	2,774	3,736	411
Income tax (benefit) expense	(3,920)	3,408	2,363
Interest expense	58,079	47,784	25,430
Depreciation, depletion, amortization and accretion	68,876	61,964	34,415

EBITDA	$75,232	$106,842	$38,756

EBITDA by Segment (in thousands)	2012	2011	2010
Central	$65,767	$65,651	$40,790
West	14,429	36,442	(1,710)
East	10,596	14,626	5,474
Corporate	(15,560)	(9,877)	(5,798)

EBITDA	$75,232	$106,842	$38,756

In 2011, we adopted a “4-4-5” fiscal calendar in the place of the calendar year we previously used.

Consolidated Results of Operations

The tables below set forth our historical consolidated results from continuing operations for the fiscal years indicated.

(in thousands)	2012	2011	2010
Revenue	$962,902	$822,548	$430,358
Cost of revenue (exclusive of items shown separately below)	749,363	630,944	308,297
General and administrative expenses	128,032	96,886	49,479
Depreciation, depletion, amortization and accretion	68,876	61,964	34,415
Transaction costs	1,988	9,120	22,268

Operating income	14,643	23,634	15,899
Other (income) expense, net	(1,182)	(21,244)	1,583
Loss on debt refinancing	9,469	—	9,975
Interest expense	58,079	47,784	25,430

Loss from continuing operations before income tax (benefit) expense	(51,723)	(2,906)	(21,089)
Income tax (benefit) expense	(3,920)	3,408	2,363

Loss from continuing operations	(47,803)	(6,314)	(23,452)
Loss from discontinued operations	(2,774)	(3,736)	(411)

Net loss	(50,577)	(10,050)	(23,863)
Net loss attributable to noncontrolling interests	1,919	695	86

Net loss attributable to member of Summit Materials, LLC	$(52,496)	$(10,745)	$(23,949)

Fiscal year 2012 compared to 2011

(in thousands)	2012	2011	Variance
Revenue	$962,902	$822,548	$140,354	17.1%
Operating income	$14,643	$23,634	$(8,991)	(38.0%)
Operating margin	1.5%	2.9%

EBITDA	$75,232	$106,842	$(31,610)	(29.6%)

Revenue in 2012 increased to $962.9 million compared to $822.5 million in 2011. The $140.4 million increase was driven by acquisitions and pricing increases. Revenue from business acquired in 2012 totaled $24.7 million and the incremental revenue in 2012 from business acquired in 2011 was $149.7 million. Revenue growth from price increases and acquisitions was partially offset by volume decreases across our product lines, excluding our cement business where we had a 17% increase from 2011.

The West region experienced the most revenue growth in 2012, as compared to 2011. It was established in the second half of 2010 and grew significantly in 2011 through acquisitions. As a result, 2012 was the first year with a full twelve months of results from these acquisitions. The West region comprised 50% of consolidated revenue in 2012 compared to 44% in 2011 and the East region revenue declined from 24% to 18% of consolidated revenue. Revenue, as a percentage of consolidated revenue, remained constant in the Central region in 2012 as compared to 2011.

Operating margin, which we define as operating income as a percentage of revenue, declined in 2012 to 1.5% from 2.9% in 2011 related primarily to $8.0 million in losses recognized on an indemnification agreement in the West region, compared to $1.9 million in 2011. Operating margin was also impacted by low margin contracts and cost overruns on certain construction projects, primarily, in the West region.

We experienced a decline in EBITDA from $106.8 million in 2011 to $75.2 million in 2012 related to the following:

•	In 2012, we recognized $8.0 million in losses on an indemnification agreement, compared to $1.9 million in 2011

•	In 2012, a $9.5 million loss associated with a debt refinancing was recognized

•	In 2011, we recognized a $12.1 million bargain purchase gain on certain acquisitions in the West region

•	In 2011 we recognized a $10.3 million favorable fair value adjustment on contingent consideration, compared to $0.4 million in 2012

•

Transaction fees decreased $7.1 million in 2012 due to a decrease in acquisition activity. We closed eight acquisitions in 2011 with an average purchase price of $23.6 million compared to three in 2012 for an average purchase price of $19.8 million

Other Financial Information

Other income, net

Other income decreased to $1.2 million in 2012 from $21.2 million in 2011. Included in other income in 2011 were $12.1 million of bargain purchase gains on certain acquisitions in the West region and a $10.3 million gain from fair value adjustments to contingent consideration, compared to a $0.4 million fair value adjustment in 2012.

Loss on debt refinancing

We refinanced our long-term debt and accrued interest in January 2012 resulting in a $9.5 million charge. We did not refinance our long-term debt in 2011.

Interest expense

Interest expense increased $10.3 million, or 21.5%, to $58.1 million in 2012 compared to $47.8 million in 2011. The increase in our interest expense reflects an increase in our average debt. Our debt, without giving effect to original issuance discount, increased to $648.0 million at December 29, 2012 from $609.0 million at December 31, 2012. In addition, although our outstanding borrowings on our revolver were zero at year-end 2012, we carried an average balance of $36.7 million during 2012. The additional borrowings were primarily used to fund acquisitions ($48.8 million) and seasonal working capital requirements.

Income tax expense

Summit is a limited liability company and passes its tax attributes for federal and state tax purposes to its parent entities and is generally not subject to Federal or state income tax. However, the consolidated financial statements of the Company include Federal and state income tax provisions for subsidiaries organized as taxable entities. In 2012, we recorded income tax benefit of $3.9 million compared to an expense of $3.4 million in 2011. The decrease in the income tax expense is due to taxable losses incurred by taxable entities in 2012.

Fiscal year 2011 compared to 2010

(in thousands)	2011	2010	Variance
Revenue	$822,548	$430,358	$392,190	91.1%
Operating income	$23,634	$15,899	$7,735	48.7%
Operating margin	2.9%	3.7%
EBITDA	$106,842	$38,756	$68,086	175.7%

Our revenue increased significantly in 2011 to $822.5 million compared to $430.4 million in 2010. The $392.2 million increase was almost entirely driven by acquisitions. Revenue from business acquired in 2011 totaled $117.0 million and the incremental revenue in 2011 from business acquired in 2010 was $248.1 million.

The West region saw the most revenue growth in 2011, as compared to 2010. It was established in the second half of 2010 and grew significantly in 2011 through acquisitions. As a result of this growth, the West region comprised 44% of consolidated revenue in 2011 compared to 14% in 2010, thereby reducing the percentage of consolidated revenue contributed by the Central and East regions. Revenue, as a percentage of consolidated revenue, decreased 17% and 13% in the Central and East regions, respectively, in 2011 as compared to 2010.

Operating margin declined in 2011 to 2.9% from 3.7% in 2010 related primarily to the growth in the West region. The West region’s operating margin is the lowest of our three regions and with their operations representing a higher proportion of the consolidated company, operating margins contracted in 2011. The West region’s operating margins, as compared to the other regions, have been impacted by the timing of the acquisitions. We acquired two businesses in Austin, Texas in August and October 2011. Our business is seasonal with our peak earnings occurring between April and November. With these acquisitions occurring late in the season, coupled with transaction fees associated with the acquisitions, an operating loss was recognized in 2011 in the West region. West region acquisitions were similarly timed in 2010 (August and November 2010), resulting in operating losses in 2010 as well. Underperformance on certain construction and paving contracts also impacted operating margins in the West region.

We experienced significant EBITDA growth in 2011 from $38.8 million in 2010 to $106.8 million in 2011 primarily related to the following:

•	EBITDA from 2011 acquisitions was $21.2 million, which includes a $12.1 million bargain purchase gain recognized with certain acquisitions in the West region

•	Incremental EBITDA in 2011 from 2010 acquisitions was $26.7 million, which includes a $10.3 million favorable fair value adjustment recognized on contingent consideration in the West and East regions

•

Transaction fees decreased $13.1 million in 2011 due to a decrease in acquisition activity. We closed eight acquisitions in 2011 with an average purchase price of $20.1 million compared to twelve acquisitions in 2010 with an average purchase price of $40.2 million

•	In 2010, a $10.0 million loss associated with two debt refinancings was recognized

Other Financial Information

Other (income) expense, net

Other income increased to $21.2 million in 2011 from expense of $1.6 million in 2010. Included in other income in 2011 were $12.1 million of bargain purchase gains on certain acquisitions in the West region and a $10.3 million gain from fair value adjustments to contingent consideration.

Loss on debt refinancing

We refinanced our term debt in February 2010 and again in December 2010 resulting in a $10.0 million charge for financing fees. We did not refinance our long-term debt in 2011.

Interest expense

Interest expense increased $22.4 million, or 87.9%, to $47.8 million in 2011 compared to $25.4 million in 2010. The increase in our interest expense reflects an increase in our term loan in December 2010 from $136.4 million to $400.0 million, and the increase in borrowings under our revolver facility associated with our 2011 acquisition activity. We amended one of our credit facilities in December 2010 to fund future acquisitions and take advantage of more favorable interest rates.

Income tax expense

Summit is a limited liability company and passes its tax attributes for Federal and state tax purposes to its parent entities and is generally not subject to Federal or state income tax. However, the consolidated financial statements of the Company include Federal and state income tax provisions for subsidiaries organized as taxable entities. In 2011, we recorded income tax expense of $3.4 million compared to $2.4 million in 2010. The increase in the income tax expense is due to an increase in taxable income from the taxable entities.

Segment results of operations

Central region fiscal year 2012 compared to 2011

(in thousands)	2012	2011	Variance
Revenue	$302,113	$264,008	$38,105	14.4%
Operating income	$37,560	$38,105	$(545)	(1.4)%
Operating margin	12.4%	14.4%
EBITDA	$65,767	$65,651	$116	0.2%

Revenue in the Central region increased $38.1 million, or 14.4%, in 2012 to $302.1 million compared to $264.0 million in 2011 due to acquisitions and a $15.4 million increase in cement sales, driven by a 17% increase in cement volumes. Revenue from business acquired in 2012 totaled $23.3 million and the incremental revenue in 2012 from business acquired in 2011 was $1.5 million.

Operating margin declined in 2012 to 12.4% from 14.4% in 2011 primarily due to a $3.4 million gain on landfill closure obligations in 2011, as a result of revisions to landfill closure plans. After adjusting for this non-recurring gain, operating margin in 2012 was generally consistent with 2011.

EBITDA remained relatively consistent from $65.7 million in 2011 to $65.8 million in 2012.

Central region fiscal year 2011 compared to 2010

(in thousands)	2011	2010	Variance
Revenue	$264,008	$211,238	$52,770	25.0%
Operating income	$38,105	$27,178	$10,927	40.2%
Operating margin	14.4%	12.9%
EBITDA	$65,651	$40,790	$24,861	60.9%

Revenue in the Central region increased $52.8 million, or 25.0%, in 2011 to $264.0 million compared to $211.2 million in 2010 due primarily to acquisitions. Revenue from business acquired in 2011 totaled $2.4 million and the incremental revenue in 2011 from business acquired in 2010 was $57.5 million. These revenue increases were partially offset by completion of a significant construction project with the Kansas Turnpike Authority in northeast Kansas which contributed approximately $10.9 million of additional revenue in 2010 than in 2011.

Operating margin improved in 2011 to 14.4% from 12.9% in 2010 primarily due to a $3.4 million gain on landfill closure obligations, as a result of revisions to landfill closure plans. After adjusting for this non-recurring gain, operating margin in 2011 was generally consistent with 2010.

The EBITDA growth of $24.9 million from $40.8 million in 2010 to $65.7 million in 2011 was primarily due to the following:

•	EBITDA from 2011 acquisitions was $0.9 million

•	Incremental EBITDA in 2011 from 2010 acquisitions was $12.4 million

•	$3.4 million gain on landfill closure obligations as a result of revisions to landfill closure plans

•	$8.7 million decrease in transactions costs. In 2010, we acquired four entities for an average purchase price of $66.0 million compared to one acquisition in 2011 for $8.7 million.

West region fiscal year 2012 compared to 2011

(in thousands)	2012	2011	Variance
Revenue	$484,922	$362,577	$122,345	33.7%
Operating income	$(6,625)	$(455)	$(6,170)	(1,356.0)%
Operating margin	(1.4)%	(0.1)%
EBITDA	$14,429	$36,442	$(22,013)	(60.4)%

Revenue in the West region increased $122.3 million, or 33.7%, in 2012 to $484.9 million compared to $362.6 million in 2011. The majority of the increase is due to a full year of revenue from the six acquisitions that expanded our presence in Utah, Texas and Colorado in 2011. Incremental revenue from businesses acquired in 2011 totaled $147.4 million. These increases were partially offset by volume declines in the Utah market.

Operating margin remained relatively consistent at (0.1)% in 2011 and (1.4)% in 2012. The negative margin in 2011 was impacted by $6.0 million of transaction costs related to the acquisitions, while 2012 was impacted by $8.0 million in losses on an indemnification agreement, compared to $1.9 million in 2011, and lower margins on legacy construction projects due to cost overruns.

EBITDA declined $22.0 million from $36.4 million in 2011 to $14.4 million in 2012 primarily due the following:

•	In 2012, we recognized $8.0 million in losses on an indemnification agreement, compared to $1.9 million in 2011

•	In 2011, we recognized $12.1 million of bargain purchase gains on our acquisitions in Colorado

•	In 2011, we recognized a $4.8 million gain from a fair value adjustment to contingent consideration, compared to $0.4 million in 2012

West region fiscal year 2011 compared to 2010

(in thousands)	2011	2010	Variance
Revenue	$362,577	$59,337	$303,240	511.0%
Operating income	$(455)	$(4,691)	$4,236	90.3%
Operating margin	(0.1)%	(7.9)%

EBITDA	$36,442	$(1,710)	$38,152	2,231.1%

Our West region was established in 2010 with five acquisitions in Utah and in northeast Texas and expanded in 2011 with an additional six acquisitions expanding our presence in Utah, and into Austin, Texas and Colorado. The revenue growth in 2011 from 2010 was primarily due to these acquisitions. Revenue from businesses acquired in 2011 totaled $110.5 million and the incremental revenue in 2011 from businesses acquired in 2010 was $183.8 million.

Operating margin improved from (7.9)% in 2010 to (0.1)% in 2011. The negative margin in 2011 and 2010 was impacted by $4.1 million and $6.0 million, respectively, of transaction costs related to the acquisitions. The reduction in these transaction costs attributed to the improved operating margin in 2011.

The EBITDA growth of $38.2 million from a loss of $1.7 million in 2010 to $36.4 million in 2011 is primarily due the following:

•	EBITDA from 2011 acquisitions was $18.6 million, including $12.1 million bargain purchase gains related to the Colorado acquisitions

•	Incremental EBITDA in 2011 from 2010 acquisitions was $16.9 million

•	In 2011, we recognized a $4.8 million gain from a fair value adjustment to contingent consideration

East region fiscal year 2012 compared to 2011

(in thousands)	2012	2011	Variance
Revenue	$175,867	$195,963	$(20,096)	(10.3)%
Operating (loss) income	$(1,017)	$1,222	$(2,239)	(183.2)%
Operating margin	(0.6)%	0.6%

EBITDA	$10,596	$14,626	$(4,030)	(27.6)%

Our East region’s revenue decreased $20.1 million from $196.0 million in 2011 to $175.9 million in 2012 due to a decline in construction and paving activities in Kentucky.

Operating margin in the East region decreased from 0.6% in 2011 to (0.6)% in 2012 due primarily to cost overruns on certain construction projects.

EBITDA declined $4.0 million from $14.6 million in 2011 to $10.6 million in 2012 due primarily to a $3.7 million charge associated with the January 2012 debt refinancing and cost overruns of certain legacy construction projects.

East region fiscal year 2011 compared to 2010

(in thousands)	2011	2010	Variance
Revenue	$195,963	$159,783	$36,180	22.6%
Operating income	$1,222	$3,920	$(2,698)	(68.8)%
Operating margin	0.6%	2.5%

EBITDA	$14,626	$5,474	$9,152	167.2%

Our East region’s revenue increased $36.2 million from 2010 as a result of revenue from business acquired in 2011 ($4.0 million), incremental revenue in 2011 from business acquired in 2010 ($6.8 million) and $8.4 million of additional revenue on two large concrete paving projects that began in 2009 and increased volume in the construction business.

Operating margin in the East region decreased from 2.5% in 2010 to 0.6% in 2011 due primarily to the two large concrete paving projects, which earned lower margins in 2011 due to cost overruns.

The EBITDA growth of $9.2 million from $5.5 million in 2010 to $14.6 million in 2011 was primarily due to the following:

•	EBITDA from 2011 acquisitions was $1.7 million

•	Incremental EBITDA in 2011 from 2010 acquisitions was a loss of $2.7 million

•	Transaction costs from acquisitions decreased $4.9 million

•	In 2010, we recognized $5.5 million of finance charge associated with two debt refinancings

Liquidity and Capital Resources

Our primary sources of liquidity include cash on-hand, cash provided by our operations and amounts available for borrowing under our credit facilities ($135.5 million at December 29, 2012). As of December 29, 2012 we had $27.4 million in cash and working capital of $114.4 million as compared to $42.8 million in cash and working capital of $146.7 million as of December 31, 2011. Working capital is calculated as current assets less current liabilities, excluding the current portion of long term debt.

Given the seasonality of our business, we typically experience significant fluctuations in working capital needs and balances during our peak summer season; these amounts are converted to cash over the course of our normal operating cycle. We believe we have sufficient financial resources from our liquidity sources to fund our business and operations for at least the next twelve months, including contractual obligations, capital expenditures, debt service obligations and potential future acquisitions. Our growth strategy contemplates future acquisitions for which we believe we have sufficient capital through committed funds from our Sponsors and our borrowing capacity. There were no restricted cash balances as of December 29, 2012 or December 31, 2011.

Our Credit Facilities

Refer to “Description of Other Indebtedness” and to the notes to the consolidated financial statements included elsewhere in this prospectus for detailed information on our long-term debt and revolving credit facility, scheduled maturities of long-term debt and affirmative and negative covenants, including the maximum allowable consolidated leverage ratios.

At December 29, 2012 and December 31, 2011, $648.0 million, without giving effect to original issuance discount, and $609.0 million, respectively was outstanding under the respective debt agreements, including the revolving credit facility, and the Company was in compliance with all debt covenants. At December 29, 2012, we had no outstanding borrowings on the revolving credit facility, but did carry an average balance of $36.7 million during 2012. The revolver borrowings were primarily used to fund acquisitions ($48.8 million) and seasonal working capital requirements.

January 2012 Financing Transactions

On January 30, 2012 Summit and its wholly-owned subsidiary, Summit Materials Finance Corp. (collectively, the “Issuers”), issued $250.0 million aggregate principal amount of 10.5% Senior Notes due January 31, 2020 (“Senior Notes”) under an indenture dated as of January 30, 2012 (as amended and supplemented, the “Indenture”) among the Issuers, the guarantors party thereto and Wilmington Trust, National Association, as trustee. The Senior Notes are guaranteed on a senior unsecured basis by all of our existing and future wholly-owned domestic restricted subsidiaries that guarantee indebtedness under our senior secured credit facilities and by our non wholly-owned subsidiary Continental Cement. Concurrently with the issuance of the Senior Notes, on January 30, 2012, Summit entered into a senior secured credit facility which provided for term loans in an initial aggregate amount of $400.0 million and revolving credit commitments in an initial aggregate amount of $150.0 million (the “Senior Secured Credit Facility”). The borrowings under the Senior Secured Credit Facility and net proceeds from the issuance of the Notes were used to refinance Summit’s pre-existing credit facility and the Continental Cement debt.

Proceeds from the Senior Secured Credit Facility and the Senior Notes were used primarily for (i) repayment of $451.0 million of borrowings under the existing credit facility, consisting of $396.0 million of term debt and $55.0 million of revolving credit facility debt, (ii) repayment of $142.7 million of secured debt of Continental Cement consisting of $39.0 million of first lien debt, $3.7 million of first lien revolving credit facility debt and $100.0 million of second lien debt, (iii) repayment of $13.0 million due under a promissory note by and between Continental Cement and a related party, (iv) payment of $4.5 million of accrued interest related to the pre-existing credit facility and the Continental Cement debt, (v) payment of $12.9 million of fees and (vi) $16.5 million of cash on hand. The refinancing of the existing credit facility was partially accounted for as an extinguishment. As a result of this transaction, $9.5 million was charged to earnings in January 2012 and $15.0 million in deferred financing fees will be amortized over the term of the debt using the effective interest method. The original issuance discounts of $9.5 million were recorded as a reduction to debt in January 2012 and will be accreted with a charge to earnings over the term of the debt.

The Indenture contains covenants limiting, among other things, Summit and its restricted subsidiaries’ ability to incur additional indebtedness or issue certain preferred shares, pay dividends, redeem stock or make other distributions, make certain investments, sell or transfer certain assets, create liens, consolidate, merge, sell or otherwise dispose of all or substantially all of Summit’s assets, enter into certain transactions with affiliates, and designate subsidiaries as unrestricted subsidiaries. The Indenture also contains customary events of default. We entered into a registration rights agreement with the initial purchasers of the Senior Notes pursuant to which we have filed the registration statement on Form S-4 of which this prospectus forms a part. In the event that the exchange offer has not been consummated or a shelf registration statement covering resales of the notes has not been declared effective by the SEC, then the interest rate on the notes eligible for inclusion in such registration statement will be increased by certain specified rates pursuant to the registration rights agreement.

In February 2013, we entered into amendments to our Senior Secured Credit Facility that, among other things: (i) reduced the applicable margins used to calculate interest rates for term loans under our Senior Secured Credit Facility by 1.0%; (ii) reduced the applicable margins used to calculate interest rates for $131.0 million of tranche A revolving credit loans available under the Senior Secured Credit Facility by 1.0% (with no reductions to the applicable margins for the remaining $19.0 million of available revolving credit loans); (iii) increased term loans borrowed under our term loan facility by $25.0 million with the same terms as the existing term loans (bringing total term loan borrowings to approximately $422.0 million); (iv) included a requirement that we pay a fee equal to 1.0% of the principal amount of term loans repaid in connection with certain repricing or refinancing transactions within six months after February 5, 2013; and (v) created additional flexibility under the financial maintenance covenants, which are tested quarterly, by increasing the applicable maximum Consolidated First Lien Net Leverage Ratio and reducing the applicable minimum Interest Coverage Ratio (each as defined in the credit agreement governing our Senior Secured Credit Facility).

Cash Flows

The following table summarizes our net cash provided by or used for operating activities, investing activities and financing activities and our capital expenditures for the periods indicated (in thousands):

	Year Ended
	December 29, 2012	December 31, 2011	December 31, 2010
Net cash provided by (used for):
Operating activities	$62,279	$23,253	$(20,529)
Investing activities	(85,340)	(192,331)	(499,381)
Financing activities	7,702	146,775	575,389
Cash paid for capital expenditures	(45,488)	(38,656)	(21,145)

Operating activities

For the year ended 2012, cash provided by operating activities was $62.3 million as a result of improved management in our working capital, primarily from managing timing of invoice payments. The impact on operating cash flow from the changes in our operating assets was $27.2 million in 2012. The $50.6 million net loss was adjusted for $72.2 million of depreciation, depletion, amortization and accretion and the $9.5 million loss on the debt refinancing, partially offset by the $3.5 million deferred tax benefit.

For the year ended 2011, cash provided by operating activities was $23.3 million. The $10.1 million net loss was adjusted for $65.0 million of depreciation, depletion, amortization and accretion, which was partially offset by a $12.1 million bargain purchase gain, a $10.3 million gain on the revaluation of contingent consideration and a $12.6 million increase in inventory. Additionally, improved cash collections on our outstanding receivables during the fourth quarter of 2011 contributed to the performance.

For the year ended 2010, cash used for operating activities was $20.5 million. The $23.9 million net loss was adjusted for $35.5 million of depreciation, depletion, amortization and accretion and the $10.0 million loss on the 2010 debt refinancings. Operating cash flows in 2010 were reduced by $25.3 million of primarily interest charges incurred with the payment of legacy debt owed by Continental Cement. The interest was paid from the cash used to acquire an approximately 70% interest in Continental Cement.

Investing activities

For the year ended 2012, cash used for investing activities was $85.3 million. We paid $48.8 million for three acquisitions and $45.5 million for capital expenditures. The 2012 acquisitions expanded our presence in certain of our existing markets. Approximately half of our 2012 capital expenditures were to replace or maintain equipment and the remaining portion reflects capital investments in the business, the most significant of which is the development of an underground mine at our cement plant. We spent $5.0 million on the underground mine development in 2012.

For the year ended 2011, cash used for investing activities was $192.3 million. The company paid $161.1 million for eight acquisitions and $38.7 million for capital expenditures. Six of the eight acquisitions were in the West region through which we entered the western Colorado and Austin, Texas markets as well as expanded our presence in Utah and Idaho.

For the year ended 2010, cash used for investing activities was $499.4 million. Investing activity was primarily driven by several large acquisitions totaling $482.3 million. In 2010, we established the West region in Utah and Texas and the East region in Kentucky, as well as expanded the Central region’s presence in Kansas and into Missouri.

Financing activities

For the year ended 2012, cash provided by financing activities was $7.7 million, which is primarily comprised of funds from the January 2012 refinancing transaction, less payments under deferred consideration and noncompete arrangements entered into with various acquisitions. In 2012, all acquisitions were funded with cash-on-hand and debt. Accordingly, we had no proceeds from investments from our member in 2012.

For the year ended 2011, cash provided by financing activities was $146.8 million. The $103.6 million capital contributions from our member were used to fund certain acquisitions. The remaining cash provided by financing activities reflects the net proceeds from new debt issuances, which were also used to fund acquisitions.

For the year ended 2010, cash provided by financing activities was $575.4 million, primarily driven by $338.6 million of capital contributions from our member and additional net borrowings used to fund $499.4 million of acquisitions and working capital needs.

Cash paid for capital expenditures

We expended approximately $45.5 million in capital expenditures in 2012 compared to $38.7 million in 2011. A significant portion of the increase in capital expenditures in 2012 relates to development of an underground mine to extract limestone on our Hannibal, Missouri property where our cement plant is located. We spent an additional $4.8 million on the underground mine development in 2012, as compared to 2011.

We estimate that we will incur between $54.0 million and $62.0 million in capital expenditures in 2013, which we expect to fund through cash on hand, cash from operations, outside financing and available borrowings under our credit facilities. A significant portion of our anticipated future capital expenditures relates to development of the underground mine referred to above. We expect to spend approximately $12.0 million in aggregate during 2013 and 2014 on this project. We believe this project will eliminate the need to strip away overburden that covers the limestone and ultimately save about $1.50 to $2.00 per ton of limestone costs off our average historical mining cost.

Contractual Obligations

The following table presents, as of December 29, 2012, our obligations and commitments to make future payments under contracts and contingent commitments:

	Total	2013	2014-2015	2016-2017	Thereafter
Contractual Obligations
Short term borrowings and long-term debt, including current portion	$648,000	$4,000	$8,000	$9,000	$627,000
Capital lease obligations	6,330	360	720	720	4,530
Operating lease obligations	13,391	3,614	5,193	3,095	1,489
Interest payments(1)	345,287	50,305	99,881	98,911	96,190
Acquisition-related liabilities	46,430	9,525	13,998	9,654	13,253
Royalty payments	17,554	1,593	3,207	3,245	9,509
Defined benefit plans(2)	27,308	2,773	5,557	5,516	13,462
Asset retirement obligation payments	28,191	356	6,059	1,258	20,518
Other	708	164	330	214	—

Total contractual obligations(3)	$1,133,199	$72,690	$142,945	$131,613	$785,951

(1)	Future interest payments were calculated using the applicable fixed and floating rates charged by our lenders in effect as of December 29, 2012 and may differ from actual results.
(2)	Amounts represent estimated future payments to fund our defined benefit plans.
(3)	Any future payouts on the redeemable noncontrolling interest are excluded from total contractual obligations as the expected timing of settlement is not estimable.

Commitments and contingencies

In the normal course of business, we have commitments, lawsuits, claims, and contingent liabilities. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on our consolidated financial position or liquidity.

We are obligated under an indemnification agreement entered into with the sellers of Harper Contracting, Inc., Harper Sand and Gravel, Inc., Harper Ready Mix Company, Inc. and Harper Investments, Inc. (collectively, “Harper”) for the seller’s ownership interests in a joint venture agreement. Summit has the rights to any benefits under the joint venture as well as the assumption of any obligations, but does not own equity interests in the joint venture. The joint venture has incurred significant losses on a highway project in Utah, which have resulted in funding requirements for the joint venture partners and ultimately for us. Through year-end 2012, we have funded $8.8 million into the investment, $4.0 million in 2012 and $4.8 million in 2011. In 2012 and 2011, we recognized losses on the indemnification agreement of $8.0 million and $1.9 million, respectively, which are included in general and administrative expenses on the consolidated statements of operations.

Off-Balance sheet arrangements

As of December 29, 2012 we had no material off-balance sheet arrangements, such as financing or unconsolidated variable interest entities, that either have or are reasonably likely to have a current or future material effect on our results of operations, financial position, liquidity, capital expenditures or capital resources.

Critical Accounting Policies

We are an “emerging growth company” under the JOBS Act and are eligible to take advantage of certain exemptions from various public company reporting requirements. Section 107 of the JOBS Act provides that an “emerging growth company” may take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act to comply with new or revised accounting standards. In other words, an

“emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. As an “emerging growth company,” we may elect to delay adoption of new or revised accounting standards applicable to public companies until such standards are made applicable to private companies. As a result, our financial statements may not be comparable to the financial statements of issuers who are required to comply with the effective dates for new or revised accounting standards that are applicable to public companies. We may take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act until we (i) are no longer an “emerging growth company” or (ii) affirmatively and irrevocably “opt-out” of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act. Accordingly, until the date we are no longer an “emerging growth company,” or affirmatively and irrevocably “opt-out” of the exemption provided by Section 7(a)(2)(B) of the Securities Act, upon the issuance of a new or revised accounting standard that applies to our financial statements and that has a different effective date for public and private companies, we will disclose the date on which adoption is required for non-emerging growth companies and the date on which we will adopt the recently issued accounting standard.

Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, as an “emerging growth company,” we may choose to rely on certain exemptions. See “Risk Factors—Risks Related to Our Business and Our Industry—As an “emerging growth company” under the JOBS Act, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements.”

Our management’s discussion and analysis of our financial condition and results of operations is based on our consolidated financial statements, which have been prepared in accordance with GAAP. The preparation of these consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reported period.

On an ongoing basis, management evaluates its estimates, including those related to revenue recognition, allowance for doubtful accounts, inventories, asset retirement obligations, taxes and goodwill. We base our estimates and judgments on historical experience and on various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Acquisitions—Purchase price allocation

We regularly review strategic long-term plans, including potential investments in value-added acquisitions of related or similar businesses, which would increase our market share and/or are related to our existing markets. When an acquisition is completed, our consolidated statement of operations includes the operating results of the acquired business starting from the date of acquisition, which is the date that control is obtained. The purchase price is determined based on the fair value of assets given to and liabilities assumed from the seller as of the date of acquisition. We allocate the purchase price to the fair values of the tangible and intangible assets acquired and liabilities assumed as valued at the date of acquisition. Goodwill is recorded for the excess of the purchase price over the net of the fair value of the identifiable assets acquired and liabilities assumed as of the acquisition date. The purchase price allocation is a critical accounting policy because the estimation of fair values of acquired assets and assumed liabilities is judgmental and requires various assumptions. Further, the amounts and useful lives assigned to depreciable and amortizable assets versus amounts assigned to goodwill, which is not amortized, can significantly affect the results of operations in the period of and in periods subsequent to a business combination.

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction, and, therefore, represents an exit price. A fair value measurement assumes the highest and best use of the asset by market participants, considering the use of the asset that is physically possible, legally permissible, and financially feasible at the measurement date. We assign the highest level of fair value available to assets acquired and liabilities assumed based on the following options:

•	Level 1—Quoted prices in active markets for identical assets and liabilities

•	Level 2—Observable inputs, other than quoted prices, for similar assets or liabilities in active markets

•	Level 3—Unobservable inputs, which includes the use of valuation models

Level 2 fair values are typically used to value acquired machinery, equipment and land and assumed liabilities for asset retirement obligations, environmental remediation and compliance obligations and contingencies.

Level 3 fair values are used to value acquired mineral reserves, mineral interests and separately-identifiable intangible assets.

There is a measurement period after the acquisition date during which we may adjust the amounts recognized for a business combination. Any such adjustments are based on us obtaining additional information that existed at the acquisition date regarding the assets acquired or the liabilities assumed. Measurement period adjustments are generally recorded as increases or decreases to the goodwill recognized in the transaction. Material adjustments are applied retroactively to the date of acquisition and reported retrospectively. The measurement period ends once we have obtained all necessary information that existed as of the acquisition date, but does not extend beyond one year from the date of acquisition. Any adjustments to assets acquired or liabilities assumed beyond the measurement period are recorded in earnings.

We have invested $48.8 million and $161.1 million in business combinations and allocated this amount to assets acquired and liabilities assumed during the years ended December 29, 2012 and December 31, 2011, respectively.

Goodwill and goodwill impairment

Goodwill is tested annually for impairment and in interim periods if certain events occur indicating that the carrying amounts may be impaired. The impairment evaluation is a critical accounting policy because the evaluation involves the use of significant estimates and assumptions and considerable management judgment. Our judgments regarding the existence of impairment indicators and future cash flows are based on operational performance of our businesses, market conditions and other factors. Although there are inherent uncertainties in this assessment process, the estimates and assumptions we use, including estimates of future cash flows, volumes, market penetration and discount rates, are consistent with our internal planning. The estimated future cash flows are derived from internal operating budgets and forecasts for long-term demand and pricing in our industry and markets. If these estimates or their related assumptions change in the future, we may be required to record an impairment charge on all or a portion of our goodwill. Furthermore, we cannot predict the occurrence of future impairment-triggering events nor the impact such events might have on our reported values. Future events could cause us to conclude that impairment indicators exist and that goodwill associated with our acquired businesses are impaired. Any resulting impairment loss could have an adverse impact on our financial position and results of operations.

Under the two-step quantitative impairment test, the evaluation of impairment involves comparing the current fair value of each reporting unit to its carrying value, including goodwill. We use a discounted cash flow (“DCF”) model to estimate the current fair value of our reporting units when testing for impairment, as management believes forecasted cash flows are the best indicator of such fair value. A number of significant assumptions and estimates are involved in the application of the DCF model to forecast operating cash flows, including macroeconomic trends in the public and private construction industry, the timing of work embedded in our backlog, our performance and profitability under our contracts, our success in securing future sales and the appropriate interest rate used to discount the projected cash flows. Most of these assumptions vary significantly among the reporting units. This discounted cash flow analysis is corroborated by “top-down” analyses, including a market assessment of our enterprise value.

We assessed the fair value of our reporting units in relation to their carrying values, which resulted in the estimated fair values of these reporting units being substantially in excess of their carrying values by a range of 26% to 133%. We have recorded no goodwill impairment charges in the current year or in previous years.

Impairment of long-lived assets, excluding goodwill

We evaluate the carrying value of long-lived assets, including intangible assets subject to amortization, when events and circumstances indicate that the carrying value may not be recoverable. The impairment evaluation is a critical accounting policy because long-lived assets are material to our total assets (as of December 29, 2012, property, plant and equipment, net represents 63.5% of total assets) and the evaluation involves the use of significant estimates and assumptions and considerable management judgment. Such indicators may include deterioration in general economic conditions, negative developments in equity and credit markets, adverse changes in the markets in which an entity operates, increases in input costs that have a negative effect on earnings and cash flows, or a trend of negative or declining cash flows over multiple periods, among others. A one year increase or decrease in the average useful lives of our property, plant and equipment would have affected depreciation expense by ($5.2) million or $6.1 million, respectively, in 2012. An impairment charge could be material to our financial condition and results of operations. The carrying value of long-lived assets is considered impaired when the estimated undiscounted cash flows from such assets are less than their carrying value. In that event, we recognize a loss equal to the amount by which the carrying value exceeds the fair value of the long-lived assets.

Fair value is determined by primarily using a discounted cash flow methodology that requires considerable management judgment and long-term assumptions. Our estimate of net future cash flows is based on historical experience and assumptions of future trends, which may be different from actual results. There were no material long-lived asset impairments during the years ended December 29, 2012 or December 31, 2011, nor were there any changes to the useful lives of assets having a material impact on our results of operations or financial position.

Revenue recognition

We account for revenue and earnings on our long-term construction contracts as service revenue using the percentage-of-completion method of accounting. Under the percentage-of-completion method, we recognize contract revenue as services are rendered. We estimate profit as the difference between total estimated revenue and total estimated cost of a contract and recognize that profit over the remaining life of the contract based on input measures (e.g., costs incurred). We generally measure progress toward completion on long-term construction contracts based on the proportion of costs incurred to date relative to total estimated costs at completion. We include revisions of estimated profits on contracts in earnings under the cumulative catch-up method, under which the impact of revisions in estimates is recognized immediately. If a revised estimate of contract profitability reveals an anticipated loss on the contract, we recognize the loss in the period it is identified.

The percentage-of-completion method of accounting involves the use of various estimating techniques to project costs at completion, and in some cases includes estimates of recoveries asserted against the customer for changes in specifications or other disputes. Contract estimates involve various assumptions and projections relative to the outcome of future events over a period of multiple years, including future labor productivity and availability, the nature and complexity of the work to be performed, the cost and availability of materials, the impact of delayed performance, and the availability and timing of funding from the customer. These estimates are based on our best judgment. A significant change in one or more of these estimates could affect the profitability of one or more of our contracts. We review our contract estimates regularly to assess revisions in contract values and estimated costs at completion. No material contract adjustments were recognized in 2012 or 2011.

We recognize revenue arising from claims either as income or as an offset against a potential loss only when the amount of the claim can be estimated reliably and its realization is probable. In evaluating these criteria, we consider the contractual/legal basis for the claim, the cause of any additional costs incurred, the reasonableness of those costs and the objective evidence available to support the claim.

Revenue for product sales is recognized when evidence of an arrangement exists, the fee is fixed or determinable, title passes, which generally is when the product is shipped, and collection is reasonably assured. Revenue from the receipt of waste fuels are based on fees charged for waste transfer and disposal and are recognized upon acceptance of the waste. Product revenue generally include sales of aggregates, cement and other materials to customers, net of discounts or allowances, if any, and generally include freight and delivery charges billed to customers. Freight and delivery charges associated with cement sales are recorded on a net basis.

Mining reclamation obligations

We incur reclamation obligations as part of our mining activities. Our quarry activities require the removal and relocation of significant levels of overburden to access stone of usable quantity and quality. The same overburden material is used to reclaim depleted mine areas, which must be sloped to a certain gradient and seeded to prevent erosion in the future. Reclamation methods and requirements can differ depending on the quarry and state rules and regulations in existence for certain locations. This differentiation impacts the potential obligation required at each individual subsidiary. As of December 29, 2012, our undiscounted reclamation obligations totaled $17.7 million, of which 18.2% is expected to be settled within the next five years and the remaining 81.8% thereafter.

Reclamation costs resulting from the normal use of long-lived assets, either owned or leased, are recognized over the period the asset is in use only if there is a legal obligation to incur these costs upon retirement of the assets. The obligation, which cannot be reduced by estimated offsetting cash flows, is recorded at fair value as a liability at the obligating event date and is accreted through charges to operating expenses. The fair value is based on our estimate for a third party to perform the legally required reclamation tasks including a reasonable profit margin. This fair value is also capitalized as part of the carrying amount of the underlying asset and depreciated over the estimated useful life of the asset.

The mining reclamation reserve is based on management’s estimate of future cost requirements to reclaim property at both currently operating and closed quarry sites. Costs are estimated in current dollars and inflated until the expected time of payment using a future estimated inflation rate and then discounted back to present value using a credit-adjusted, risk-free rate on obligations of similar maturity adjusted to reflect the Company’s credit rating. We review reclamation obligations at least every three years for a revision to the cost or a change in the estimated settlement date. Additionally, reclamation obligations are reviewed in the period that a triggering event occurs that would result in either a revision to the cost or a change in the estimated settlement date. Examples of events that would trigger a change in the cost include a new reclamation law or amendment to an existing mineral lease. Examples of events that would cause a change in the estimated settlement date include the acquisition of additional reserves or the closure of a facility. Any impact to earnings from cost revisions is included in cost of revenue.

New Accounting Standards

For a discussion of accounting standards recently adopted and the effect such accounting changes will have on our results of operations, financial position or liquidity, see note 1 to our audited consolidated financial statements included elsewhere in this prospectus.

Quantitative and Qualitative Disclosures About Market Risk

We are exposed to certain market risks arising from transactions that are entered into in the normal course of business. Our operations are highly dependent upon the interest rate-sensitive construction industry as well as the general economic environment. Consequently, these marketplaces could experience lower levels of economic activity in an environment of rising interest rates or escalating costs.

Management has considered the current economic environment and its potential impact to our business. Demand for aggregates products, particularly in the nonresidential and residential construction markets, could decline if companies and consumers are unable to obtain financing for construction projects or if the economic recession causes delays or cancellations to capital projects. Additionally, declining tax revenue and state budget deficits have negatively affected states’ abilities to finance infrastructure construction projects.

Pension expense

Our subsidiary, Continental Cement, sponsors two non-contributory defined benefit pension plans for hourly and salaried employees, as well as healthcare and life insurance benefits for certain eligible retired employees. As of January 1, 2012, the pension and postretirement plans have been frozen to new entrants. Our results of operations are affected by our net periodic benefit cost from these plans, which totaled $1.2 million in 2012. Assumptions that affect this expense include the discount rate and, for the pension plans only, the expected long-term rate of return on assets. Therefore, we have interest rate risk associated with these factors. A one percentage-point increase or decrease in assumed health care cost trend rates would have affected estimated accumulated postretirement benefit obligation by $1.6 million or ($1.3) million, respectively, in 2012.

Commodity and energy price risk

We are subject to commodity price risk with respect to price changes in liquid asphalt and energy, including fossil fuels and electricity for aggregates, cement, asphalt paving mix and ready mix concrete production, natural gas for hot mix asphalt production and diesel fuel for distribution vehicles and production related mobile equipment. Liquid asphalt escalators in most of our public contracts, other than those in Texas, limit our exposure to price fluctuations in this commodity and we seek to obtain escalators on private and commercial contracts.

Inflation risk

Overall inflation rates in recent years have not been a significant factor in our revenue or earnings due to our ability to recover increasing costs by obtaining higher prices for our products through sale price escalators in place for most public sector contracts. Inflation risk varies with the level of activity in the construction industry, the number, size and strength of competitors and the availability of products to supply a local market.

Variable-Rate Borrowing Facilities

We have $150.0 million revolving credit commitments under the Senior Secured Credit Facility, which bear interest at a variable rate. A hypothetical 100-basis-point increase in interest rates on borrowings of $36.7 million, which represents our average outstanding balance throughout 2012, would increase interest expense by $0.4 million on an annual basis.

In February 2013, we entered into amendments to our Senior Secured Credit Facility that, among other things reduced the applicable margins used to calculate interest rates for term loans under our Credit Facility by 1.0% and reduced the applicable margins used to calculate interest rates for $131.0 million of $150.0 million Tranche A revolving credit loans available under the Senior Secured Credit Facility by 1.0%. Had this reduction been in place throughout 2012, our interest expense would have been reduced by $4.4 million.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS OF CONTINENTAL CEMENT COMPANY, L.L.C.

You should read the following discussion of Continental Cement’s results of operations and financial condition with Continental Cement’s audited consolidated financial statements and related notes thereto included elsewhere in this prospectus. This discussion contains forward-looking statements and involves numerous risks and uncertainties, including, but not limited to, those described in the “Risk Factors” section of this prospectus. Continental Cement’s actual results may differ materially from those contained in any forward-looking statements.

Overview

Continental Cement produces Portland cement (“cement”) at its highly efficient, state-of-the-art, dry cement manufacturing plant located in Hannibal, Missouri and has distribution terminals in Hannibal and St. Louis, Missouri and Bettendorf, Iowa. Continental Cement’s primary cement operation customers are ready-mix operators and contractors located in the Midwestern United States. In addition to producing cement, Continental Cement secures, processes and blends hazardous and nonhazardous waste materials primarily for use as supplemental fuels in the cement manufacturing process. Continental Cement’s primary customers for this service are commercial transportation disposal facilities and petroleum and chemical manufacturers located in the continental United States.

Continental Cement’s cement serves a variety of end-uses in its market, including residential and non-residential, agricultural and public infrastructure projects. For the year ended December 31, 2012, approximately 35% of Continental Cement’s revenue related to public infrastructure construction and the remaining approximately 65% related to agricultural, residential and non-residential construction. Continental Cement believes exposure to various markets affords greater stability through economic cycles and positions it to capitalize on upside opportunities when recoveries in residential and non-residential construction occur. Continental Cement believes it is a top 20 supplier of cement in the United States by volume and the primary supplier within its local market.

Business Trends and Conditions

Cement is used in most forms of construction activity. Participants in the cement sector typically are large multinational corporations that offer a wide array of construction materials and services. Markets are defined in part by the distance materials may be efficiently transported from a cement distribution facility.

Transportation infrastructure projects, driven by both state and federal funding programs, represent a significant share of the U.S. heavy-side building materials market. In July 2012, MAP-21 was enacted and took effect in October 2012. MAP-21 is a 27-month, approximately $105 billion transportation funding program that provides for $40.4 billion and $41.0 billion in highway infrastructure investments in fiscal years 2013 and 2014, respectively. The spending levels are consistent with the preceding federal transportation funding program. In addition to federal funding, highway construction and maintenance funding is also available through state, county and local agencies. Missouri, which represented 52% of Continental Cement’s total revenue for the year ended December 31, 2012, has funds whose revenue sources are constitutionally protected and may only be spent on transportation projects. Missouri has approximately $700.0 million in annual construction funding committed to essential road and bridge programs.

Despite the economic challenges of recent years, Continental Cement believes that the enacted federal transportation funding program extending through fiscal 2014 is a positive development, reducing the uncertainty that existed with the previous funding program that had been subject to 10 short-term extensions. Within many of Continental Cement’s markets, the federal, state and local governments have taken actions to maintain or grow highway funding during a time in which many areas of spending are facing significant cuts. However, Continental Cement could still be impacted by any economic improvement or slowdown, which could vary by local region and market. Continental Cement’s sales and earnings are sensitive to national, regional and local economic conditions and particularly to cyclical swings in construction spending, especially in the private sector.

In addition to being subject to cyclical swings, Continental Cement’s business is also seasonal in nature. Almost all of its products are consumed outdoors. Severe weather, seasonal changes and other weather-related conditions can significantly affect the sales volumes of Continental Cement’s products. Normally, the highest sales and earnings are in the second and third quarters and the lowest are in the first and fourth quarters. Winter weather months are generally periods of lower sales as Continental Cement’s customers have fewer active projects. Periods of heavy rainfall also adversely affect Continental Cement’s customers’ work patterns and therefore demand for its products. Continental Cement’s working capital may vary greatly during these peak periods, but generally return to comparable levels as its operating cycle is completed each fiscal year.

Cement production is a capital-intensive business with variable costs dominated by raw materials and energy required to fuel the kiln. Building new plants is challenging given the extensive permitting that is required and significant costs (new plant construction costs in the United States are estimated at $250-300 per ton according to the PCA). Assuming construction costs of $275 per ton, a 1.25 million ton facility, such as the one Continental Cement operates, would cost approximately $343.8 million to construct.

As reported by the PCA, consumption is down significantly from the industry peak of 141 million tons in 2005 to 79 million tons in 2011 because of the decline in U.S. construction sector activity. Domestic cement consumption has at times outpaced domestic production capacity with the shortfall supplied with imports primarily from China, Canada, Colombia, Mexico and South Korea. The PCA reports that cement imports have declined since their peak of 39 million tons in 2006 to 7 million tons in 2011, in a manner indicative of the industry’s general response to the current demand downturn. Despite the reduction in imports, capacity utilization declined from 95% in 2006 to 59% in 2011 according to the PCA. Continental Cement operated at 75% capacity utilization in 2011 and 81% in 2012, which is above the industry mean of 68% capacity utilization in 2011 as its markets did not suffer the pronounced demand declines seen in states like Florida, California and Arizona. Demand is seasonal in nature with nearly two-thirds of U.S. consumption occurring between May and October, coinciding with end-market construction activity.

Cement production in the United States is distributed among 101 production facilities located across 36 states. The EPA has new emission standards for Portland cement plants (“NESHAP”) that are due to come into effect in 2015. On December 20, 2012, the EPA signed the NESHAP final rule, which was less stringent than previous drafts. The PCA had estimated based on the draft rule that 18 plants could be forced to close due to the inability to meet NESHAP standards or because the compliance investment required may not be justified on a financial basis. These potential closures represent approximately 20 million tons of clinker capacity, or 20% of current capacity in the United States.

Continental Cement’s plant utilizes alternative fuel (hazardous and non-hazardous) as well as coal and petroleum coke and, as a result, is subject to HWC-MACT standards, rather than NESHAP. Continental Cement expects HWC-MACT standards to generally conform to NESHAP, for which Continental Cement is substantially in compliance, in advance of the effective date of the NESHAP standards. Any additional costs to comply with the NESHAP standards are not expected to be material.

Components of Operating Results

Revenue

Continental Cement derives its revenue predominantly by selling cement and from the receipt of waste fuels, which are converted into fuel and used in the manufacturing of cement. Revenue derived from cement sales is recognized when risks associated with ownership have passed to customers. Typically this occurs when customers haul product from Continental Cement’s locations or when products are shipped. Product revenue includes sales of cement to customers, net of discounts, allowances and taxes, as applicable. Revenue from the receipt of waste fuels is classified as service revenue and is based on fees charged for the waste disposal, which are recognized when the waste is accepted.

Operating costs and expenses

The key components of Continental Cement’s operating costs and expenses consist of the following:

Cost of revenue (exclusive of items shown separately below)

Cost of revenue consists of all production and delivery costs as well as costs to dispose of waste fuels. Such costs primarily include labor, repair and maintenance, utilities, raw materials, fuel, transportation and manufacturing overhead. Continental Cement’s cost of revenue is directly impacted by fluctuations in commodity energy prices, primarily coal and natural gas. Continental Cement’s attempt to limit its exposure to changes in commodity energy prices by entering into annual forward purchase commitments when appropriate.

General and administrative expenses

General and administrative expenses consist primarily of salaries and personnel costs for Continental Cement’s sales and marketing, administration, finance and accounting, legal, information systems and human resources employees. Additional expenses include audit, consulting and professional fees, travel, insurance and other corporate expenses.

Transaction costs

Transaction costs consist primarily of third party accounting, legal, valuation and financial advisory fees incurred in connection with the May 2010 transaction through which Summit Materials II, LLC became Continental Cement’s majority shareholder and certain indebtedness was prepaid or refinanced.

Depreciation, depletion, amortization and accretion

Continental Cement’s business is relatively capital-intensive. Continental Cement carries property, plant and equipment at cost, net of applicable depreciation, depletion and amortization on its balance sheet. Depreciation on property, plant and equipment is computed on a straight-line basis or based on the economic usage over the estimated useful life of the asset.

The general range of depreciable lives by fixed asset category, excluding mineral reserves which are depleted based on the units of production method on a quarry-by-quarry basis, is as follows:

Buildings and improvements	30 - 40 years
Plant, machinery and equipment	3 - 40 years
Mobile equipment and barges	3 - 20 years
Other	3 - 7 years

Amortization expense is the periodic expense related to Continental Cement’s environmental permits and trade name, which was recognized as part of the May 2010 recapitalization. The environmental permits are generally amortized on a straight-line basis over three years. The trade name asset is amortized on a straight-line basis over its ten year estimated useful life.

Accretion expense is recorded using the effective interest method and is related to the accrued mining reclamation liabilities.

Results of Operations

The following discussion of Continental Cement’s results of operations is focused on the material financial measures Continental Cement uses to evaluate the performance of its business. Operating income and margins are discussed in terms of changes in volume, pricing and mix of revenue source (e.g., wholesale or retail sales). Continental Cement’s product revenue reflects cement sales and service revenue reflects revenues from the acceptance of waste fuels.

To supplement the discussion of Continental Cement’s historical results of operations, Continental Cement has included a discussion of the aggregated information for the twelve months ended December 31, 2010, which represents only the mathematical sums of the information presented in the periods from (i) January 1, 2010 through May 26, 2010 (predecessor) and (ii) May 27, 2010 through December 31, 2010 (successor). Continental Cement refers to the aggregated period as “aggregated twelve months ended December 31, 2010”. Although this presentation is not in accordance with GAAP, under which these periods would not be aggregated, Continental Cement believes the aggregated information for the year ended December 31, 2010 provides a meaningful comparison of its results for 2010 to its results for the year ended December 31, 2011.

Non-GAAP Performance Measures

Continental Cement evaluates the performance of its business and allocates its resources based on a measure it calls EBITDA. Continental Cement defines EBITDA as net income (loss) before interest expense, and depreciation, depletion, amortization and accretion. EBITDA reflects an additional way of viewing aspects of Continental Cement’s business that, when viewed with Continental Cement’s GAAP results and the accompanying reconciliations to GAAP financial measures included in the tables below, may provide a more complete understanding of factors and trends affecting Continental Cement’s business. However, it should not be construed as being more important than other comparable GAAP measures and must be considered in conjunction with GAAP measures. In addition, non-GAAP financial measures are not standardized; therefore it may not be possible to compare such financial measures with other companies’ non-GAAP financial measures having the same or similar names. Continental Cement strongly encourages investors to review its consolidated financial statements in their entirety and not rely on any single financial measure.

Reconciliation of Net Income (Loss) to EBITDA

(in thousands)	Year ended December 31, 2012	Year ended December 31, 2011	Aggregated twelve months ended December 31, 2010	May 27, 2010 to December 31, 2010 (Successor)	January 1, 2010 to May 26, 2010 (Predecessor)
Net income (loss)	$6,625	$2,462	$(36,330)	$227	$(36,557)
Interest expense	12,622	14,621	26,686	8,150	18,536
Depreciation, depletion, amortization and accretion	10,479	9,984	9,707	5,390	4,317

EBITDA	$29,726	$27,067	$63	$13,767	$(13,704)

Consolidated Results of Operations

The tables below set forth Continental Cement’s historical consolidated results for each of the periods indicated.

(in thousands)	Year ended December 31, 2012	Year ended December 31, 2011	Aggregated twelve months ended December 31, 2010	May 27, 2010 to December 31, 2010 (Successor)	January 1, 2010 to May 26, 2010 (Predecessor)
Revenue	$94,882	$79,488	$79,780	$55,505	$24,275
Cost of revenue (exclusive of items shown separately below)	58,319	47,721	60,129	33,661	26,468
General and administrative expenses	6,706	4,761	6,096	2,547	3,549
Depreciation, depletion, amortization and accretion	10,479	9,984	9,707	5,390	4,317
Transaction costs	—	—	13,660	5,671	7,989

Operating income (loss)	19,378	17,022	(9,812)	8,236	(18,048)
Other (income) expense, net	131	(61)	(168)	(141)	(27)
Interest expense	12,622	14,621	26,686	8,150	18,536

Net income (loss)	$6,625	$2,462	$(36,330)	$227	$(36,557)

Year ended December 31, 2012 compared to the year ended December 31, 2011

(in thousands)	Year ended December 31, 2012	Year ended December 31, 2011	Variance
Revenue	$94,882	$79,488	$15,394	19.4%
Operating income	$19,378	$17,022	$2,356	13.8%
Operating margin	20.4%	21.4%
EBITDA	$29,726	$27,067	$2,659	9.8%

Continental Cement’s revenue increased from $79.5 million in the twelve months ended December 31, 2011 to $94.9 million in the year ended December 31, 2012. The increase in revenue is a result of selling approximately 1.0 million tons of cement in 2012 as compared to 0.9 million tons in 2011, an increase of 11.1%. However, a significant portion of the increased volume represented tons sold wholesale as an entrant into a new market and to other cement producers, which resulted in a decrease in the average selling price from $83 per ton in 2011 to $81 per ton in 2012.

Operating margin, which Continental Cement defines as operating income as a percentage of revenue, declined from 21.4% in 2011 to 20.4% in 2012 due to the decrease in average selling price discussed above.

EBITDA improved $2.7 million, or 9.8%, in the twelve months ended December 31, 2012 to $29.7 million. The increase in EBITDA was a result of the increased sales to higher volume customers at lower prices and, to a lesser extent, increased waste fuel volumes.

Other Financial Information

Interest expense

Interest expense decreased $2.0 million to $12.6 million in the year ended December 31, 2012 compared to $14.6 million in the year ended December 31, 2011. The decrease in Continental Cement’s interest expense was primarily due to a decrease in the weighted-average interest rate from 9.0% in 2011 to 7.7% in 2012. The decreased interest rate was a result of Summit Material’s refinancing in January 2012; see additional discussion below.

Year ended December 31, 2011 compared to the aggregated twelve months ended December 31, 2010

(in thousands)	Year ended December 31, 2011	Aggregated twelve months ended December 31, 2010	Variance
Revenue	$79,488	$79,780	$(292)	(0.4)%
Operating income (loss)	$17,022	$(9,812)	$26,834	273.5%
Operating margin	21.4%	(12.3)%
EBITDA	$27,067	$63	$27,004	42,863.5%

Continental Cement’s revenue remained relatively flat from $79.8 million in the aggregated twelve months ended December 31, 2010 to $79.5 million in the year ended December 31, 2011. However, operating margin and EBITDA improved significantly from (12.3)% and $0.1 million, respectively, in the aggregated twelve months ended December 31, 2010 to 21.4% and $27.1 million, respectively, in the year ended December 31, 2011. This improvement was a result of the following:

•

$13.7 million of transaction costs were incurred in the aggregated twelve months ended December 31, 2010 related to the transaction through which Summit Materials became the majority shareholder of Continental Cement

•

Cost of revenue decreased $12.4 million from $60.1 million in the aggregated twelve months ended December 31, 2010 to $47.7 million in the year ended December 31, 2011 due primarily to a $1.7 million charge for stripping in 2010, compared to no stripping charges in 2011 and a $7.2 million write-down of clinker inventory in 2010 to its market value, which was less than its cost basis.

Other Financial Information

Interest expense

Interest expense decreased $12.1 million, or 45.3%, to $14.6 million in the year ended December 31, 2011 compared to $26.7 million in the aggregated twelve months ended December 31, 2010. The decrease in Continental Cement’s interest expense was due to $3.5 million of interest expense in the period from January 1, 2010 to May 26, 2010 associated with the grant of redeemable members’ units and due to a $110.3 million payment on the long-term debt on May 27, 2010.

Liquidity and Capital Resources

Continental Cement’s primary sources of liquidity include cash, cash provided by its operations and amounts available for borrowing from Continental Cement’s parent company, Summit Materials. As of December 31, 2012, Continental Cement had $0.6 million in cash and working capital of $9.9 million as compared to $0.1 million in cash and working capital of $3.8 million as of December 31, 2011. Working capital is calculated as current assets less current liabilities, excluding the current portion of long term debt. In 2012, Continental Cement began participating in Summit Material’s centralized banking system, through which excess funds are swept to Summit Materials at the end of each day and Continental Cement’s accounts are funded each day from the sweep account for amounts presented to Continental Cement’s accounts for payment. Continental Cement expects the cash balance held at Continental Cement to be nominal going forward.

Given the seasonality of its business, Continental Cement typically experiences significant fluctuations in working capital needs and balances throughout the year with sales peaking in the summer and fall months. Despite the seasonality of its sales, Continental Cement produces cement throughout the year with the exception of scheduled plant maintenance during non-peak months. Continental Cement believes it has sufficient financial resources from its liquidity sources to fund its business and operations, including contractual obligations, capital expenditures and debt service obligations for at least the next twelve months. There were no restricted cash balances as of December 31, 2012 or 2011.

Continental Cement’s Long-term Debt

Refer to “Description of Other Indebtedness” and to the notes to the consolidated financial statements included elsewhere in this prospectus for detailed information on Continental Cement’s indebtedness and scheduled maturities of long-term debt. At December 31, 2012 and December 31, 2011, there was $156.4 million and $154.0 million debt outstanding, respectively, including the revolving credit facility at year-end 2011.

January 2012 Financing Transactions

On January 30, 2012, Continental Cement’s parent company, Summit Materials, refinanced its consolidated outstanding indebtedness. The refinancing of the pre-existing long-term debt was partially accounted for as an extinguishment. As a result of the January 2012 financing transactions, Continental Cement’s existing debt was repaid by Summit Materials and was replaced by $156.8 million of long-term debt due to Summit Materials. In addition, Continental Cement recognized a charge to earnings of $0.3 million related to financing fees on the debt repaid.

The terms of Summit Materials’ debt limit certain transactions of its subsidiaries, including those of Continental Cement. Continental Cement’s ability to incur additional indebtedness or issue certain preferred shares, pay dividends to its noncontrolling members, redeem stock or make other distributions, make certain investments, sell or transfer certain assets, create liens, consolidate, merge, sell or otherwise dispose of all or substantially all of its assets, enter into certain transactions with affiliates are limited.

Cash Flows

The following tables summarize Continental Cement’s net cash provided by or used for operating activities, investing activities and financing activities and Continental Cement’s capital expenditures for the periods indicated (in thousands):

	Year ended December 31, 2012	Year ended December 31, 2011	Aggregated twelve months ended December 31, 2010	May 27, 2010 to December 31, 2010 (Successor)	January 1, 2010 to May 26, 2010 (Predecessor)
Net cash provided by (used for):
Operating activities	$22,379	$5,031	$(19,560)	$(13,172)	$(6,388)
Investing activities	(23,035)	(6,942)	(7,487)	(6,251)	(1,236)
Financing activities	1,200	1,957	27,047	17,247	9,800
Cash paid for capital expenditures	(12,805)	(7,110)	(11,067)	(6,726)	(4,341)

Operating activities

For the year ended 2012, cash provided by operating activities was $22.4 million, driven by net income of $17.1 million, net of $10.5 million of depreciation, depletion, amortization and accretion expense, as well as a $2.8 million reduction in inventory. The reduction in inventory was a result of an improvement in inventory management as compared to a $3.2 million increase in inventory in 2011.

For the year ended 2011, cash provided by operating activities was $5.0 million, driven by net income of $12.4 million, net of $10.0 million of depreciation, depletion, amortization and accretion expense, offset by a $3.2 million increase in inventory and a $4.1 million increase in accounts receivable and other assets.

For the aggregated twelve months ended December 31, 2010, cash used for operating activities was $19.6 million. Operating cash flow was impacted by $13.7 million of transaction costs paid in association with Summit’s purchase of a 70% interest in Continental Cement and a concurrent refinancing of and payment on Continental Cement’s long-term debt. The proceeds from the sale of the 70% interest to Summit were also used to pay accrued interest, resulting in total interest payments in the aggregated twelve months ended December 31, 2010 of $30.7 million.

Investing activities

For the year ended 2012, cash used for investing activities was $23.0 million. Cash used for investing activities was impacted by $10.2 million of net loans to Continental Cement’s sister companies. Due to strong cash flow provided by operations, Continental Cement was a net lender to Continental Cement’s sister companies in 2012. Continental Cement also invested $5.0 million in the development of an underground aggregates mine on Continental Cement’s Hannibal, Missouri property where its cement plant is located.

For the year ended 2011, cash used for investing activities was $6.9 million, $7.1 million of which was on capital expenditures, primarily replacement and maintenance parts.

For the aggregated twelve months ended 2010, cash used for investing activities was $7.5 million, which primarily related to $11.1 million of capital expenditures. The largest capital investment in 2010 was for a dock relocation project in St. Louis, Missouri for $6.3 million. The capital expenditures were offset by the receipt of $3.1 million in funds restricted to use for investment on the dock relocation project.

Financing activities

For the year ended 2012, cash provided by financing activities was $1.2 million. Continental Cement’s financing cash flows in 2012 reflect Continental Cement’s net borrowings and repayments on long-term debt financed with Summit.

For the year ended 2011, cash provided by financing activities was $2.0 million, primarily driven by net borrowings and repayments on long-term debt.

For the aggregated twelve months ended 2010, cash provided by financing activities was $27.0 million. Included in financing activities in the aggregated twelve months ended December 31, 2010 was Summit’s $135.0 million purchase of Class A Units, $29.2 million of new borrowings, offset by $137.2 million of debt payments. Funds from the $135.0 million purchase of Class A Units were used to pay $110.3 million of outstanding indebtedness, as well as accrued interest and transaction fees.

Cash paid for capital expenditures

Continental Cement expended approximately $12.8 million in capital expenditures in 2012 compared to $7.1 million in 2011. A significant portion of the increase in capital expenditures in 2012 relates to developing an underground mine to extract limestone on Continental Cement’s Hannibal, MO property where its cement plant is located. Continental Cement spent an additional $4.8 million on the underground mine development in 2012, as compared to $0.2 million in 2011.

In the year ended December 31, 2011, Continental Cement invested $7.1 million in capital expenditures compared to $11.1 million in the aggregated twelve months ended December 31, 2010. In 2010, $6.3 million was spent on a dock relocation project in St. Louis, Missouri.

Continental Cement estimates that it will incur between $16.0 million and $20.0 million in capital expenditures in 2013, which it has funded or expects to fund through cash on hand, cash from operations and available borrowings under Summit’s credit facilities. A significant portion of Continental Cement’s anticipated future capital expenditures relates to development of the underground mine. Continental Cement expects to spend approximately $12.5 million in aggregate during 2013 and 2014 on this project. Continental Cement believes this project will eliminate the need to strip away overburden that covers the limestone and ultimately save about $1.50 to $2.00 per ton of limestone off Continental Cement’s average historical mining cost.

Contractual Obligations

The following table presents, as of December 31, 2012, Continental Cement’s obligations and commitments to make future payments under contracts and contingent commitments:

	Total	2013	2014 - 2015	2016 - 2017	Thereafter
Contractual Obligations
Short term borrowings and long-term debt, including current portion	$156,358	$965	$1,930	$1,930	$151,533
Operating lease obligations	1,367	377	386	343	261
Interest payments(1)	83,316	12,138	24,101	23,867	23,210
Pensions and other postretirement plans(2)	27,308	2,773	5,557	5,516	13,462
Asset retirement obligation payments	1,830	—	1,470	—	360

Total contractual obligations(3)	$270,179	$16,253	$33,444	$31,656	$188,826

(1)	Future interest payments were calculated using the applicable fixed and floating rates charged by Summit Materials in effect as of December 31, 2012 and may differ from actual results.
(2)	Amounts represent estimated future payments to fund Continental Cement’s defined benefit retirement plans.
(3)	Any future payouts on the redeemable members’ interest are excluded from total contractual obligations as the expected timing of settlement is not estimable.

Commitments and contingencies

In the normal course of business, Continental Cement has commitments, lawsuits, claims and contingent liabilities. In the opinion of Continental Cement’s management, the ultimate disposition of these matters will not have a material adverse effect on its consolidated financial position, results of operations or liquidity.

Approximately 64% of Continental Cement’s employees are represented by labor organizations under collective bargaining agreements. The collective bargaining agreements expire between 2013 and 2015. Historically, the Company has been successful at negotiating successor agreements without any material disruption to operating activities. Management does not expect 2013 negotiations to have a material impact on results of operations, financial condition or liquidity.

Off-Balance sheet arrangements

As of December 31, 2012, Continental Cement had no material off-balance sheet arrangements, such as financing or unconsolidated variable interest entities, that either have or are reasonably likely to have a current or future material effect on Continental Cement’s results of operations, financial position, liquidity, capital expenditures or capital resources.

Critical Accounting Policies

Continental Cement’s management’s discussion and analysis of its financial condition and results of operations is based on its consolidated financial statements, which have been prepared in accordance with

GAAP. The preparation of these consolidated financial statements requires Continental Cement’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period.

On an ongoing basis, Continental Cement’s management evaluates its estimates, including those related to the allowance for doubtful accounts, inventories, asset retirement obligations, the noncontrolling interest and goodwill. Continental Cement bases its estimates and judgments on historical experience and on various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Revenue recognition

Revenue for cement sales is recognized when evidence of an arrangement exists, the fee is fixed or determinable, title passes, which is generally when the product is shipped, and collection is reasonably assured. Revenue from the receipt of waste fuels are recognized when the waste is accepted and a corresponding liability is recognized for the costs to burn the waste for the manufacturing of cement or to ship the waste offsite for disposal in accordance with regulations. Cement sales are recorded net of discounts, allowances and sales taxes, as applicable.

Mining reclamation obligations

Continental Cement incurs reclamation obligations as part of its mining activities. Continental Cement mines aggregates and clay at its Hannibal and Owensville, Missouri locations, respectively, which are a key material used in the production of cement. Continental Cement’s quarry activities require the removal and relocation of significant levels of overburden to access stone of usable quantity and quality. The same overburden material is used to reclaim depleted mine areas, which must be sloped to a certain gradient and seeded to prevent erosion in the future. Reclamation methods and requirements can differ depending on the quarry and regulations in existence for certain locations. As of December 31, 2012, Continental Cement’s undiscounted reclamation obligations totaled $1.8 million, of which 80.3% is expected to be settled within the next five years and the remaining 19.7% thereafter. Continental Cement’s above-ground aggregate reserves are nearing depletion and, as a result, Continental Cement is developing an underground mine, which holds over 200 years of proven aggregate reserves.

Reclamation costs resulting from the normal use of long-lived assets are recognized over the period the asset is in use only if there is a legal obligation to incur these costs upon retirement of the assets. The obligation, which cannot be reduced by estimated offsetting cash flows, is recorded at fair value as a liability at the obligating event date and is accreted through charges to operating expenses. The fair value is based on Continental Cement’s estimate for a third party to perform the legally required reclamation tasks including a reasonable profit margin. This fair value is also capitalized as part of the carrying amount of the underlying asset and depreciated over the estimated useful life of the asset.

The mining reclamation reserve is based on Continental Cement’s management’s estimate of future cost requirements to reclaim property at the above ground quarry site. Costs are estimated in current dollars and inflated until the expected time of payment using a future estimated inflation rate and then discounted back to present value using a risk-free rate on obligations of similar maturity adjusted to reflect Continental Cement’s credit rating. Continental Cement reviews reclamation obligations at least every three years for a revision to the cost or a change in the estimated settlement date. Additionally, reclamation obligations are reviewed in the period that a triggering event occurs that would result in either a revision to the cost or a change in the estimated settlement date. Examples of events that would trigger a change in the cost include a new reclamation law or amendment to an existing mineral lease. Examples of events that would cause a change in the estimated settlement date include the acquisition of additional reserves or the closure of a facility. Any impact to earnings from cost revisions is included in cost of revenue.

Goodwill and goodwill impairment

Goodwill is tested annually for impairment and in interim periods if certain events occur indicating that the carrying amounts may be impaired. The impairment evaluation is a critical accounting policy because the evaluation involves the use of significant estimates and assumptions and considerable management judgment. Continental Cement’s judgments regarding the existence of impairment indicators and future cash flows related to goodwill are based on operational performance of its businesses, market conditions and other factors. Although there are inherent uncertainties in this assessment process, the estimates and assumptions Continental Cement uses, including estimates of future cash flows, volumes, market penetration and discount rates, are consistent with its internal planning. The estimated future cash flows are derived from internal operating budgets and forecasts for long-term demand and pricing in Continental Cement’s industry and market. If these estimates or their related assumptions change in the future, Continental Cement may be required to record an impairment charge on all or a portion of its goodwill. Furthermore, Continental Cement cannot predict the occurrence of future impairment-triggering events nor the impact such events might have on its reported values. Future events could cause Continental Cement to conclude that impairment indicators exist and that goodwill associated with its acquired businesses are impaired. Any resulting impairment loss could have an adverse impact on Continental Cement’s financial position and results of operations.

Continental Cement performed its annual assessment of goodwill in the fourth quarter of 2012 for its reporting unit for which Continental Cement’s senior management regularly reviews the operating results. Under the two-step quantitative impairment test, the evaluation of impairment involves comparing the current fair value of the reporting unit to its carrying value, including goodwill. Continental Cement uses a discounted cash flow (“DCF”) model to estimate the current fair value of its reporting unit when testing for impairment, as Continental Cement’s management believes forecasted cash flows are the best indicator of such fair value. A number of significant assumptions and estimates are involved in the application of the DCF model to forecast operating cash flows, including macroeconomic trends in the public and private construction industry, the timing of work embedded in Continental Cement’s backlog, its performance and profitability under its contracts, its success in securing future sales and the appropriate interest rate used to discount the projected cash flows. This discounted cash flow analysis is corroborated by “top-down” analyses, including a market assessment of Continental Cement’s enterprise value.

As of the first day of the fourth quarter, Continental Cement’s fair value was assessed in relation to its carrying value. As a result of this analysis, Continental Cement determined that the estimated fair value is substantially in excess of its carrying values (greater than 40%). Continental Cement recorded no goodwill impairment charges in the current year or in previous years.

Impairment of long-lived assets, excluding goodwill

Continental Cement evaluates the carrying value of long-lived assets, including intangible assets subject to amortization, when events and circumstances indicate that the carrying value may not be recoverable. The impairment evaluation is a critical accounting policy because long-lived assets are material to Continental Cement’s total assets (as of December 31, 2012, property, plant and equipment, net represented 82% of total assets) and the evaluation involves the use of estimates and assumptions and considerable management judgment. Such indicators may include deterioration in general economic conditions, negative developments in equity and credit markets, adverse changes in the markets in which an entity operates, increases in input costs that have a negative effect on earnings and cash flows or a trend of negative or declining cash flows over multiple periods, among others. A one year increase or decrease in average useful lives of plant and equipment would have affected depreciation expense by ($0.4) million or $0.4 million, respectively, in 2012. An impairment charge could be material to Continental Cement’s financial condition and results of operations. The carrying value of long-lived assets is considered impaired when the estimated undiscounted cash flows from such assets are less than their carrying value. In that event, Continental Cement recognizes a loss equal to the amount by which the carrying value exceeds the fair value of the long-lived assets.

Fair value is determined by primarily using a discounted cash flow methodology that requires considerable management judgment and long-term assumptions. Continental Cement’s estimate of net future cash flows is based on historical experience and assumptions of future trends, which may be different from actual results. There were no material long-lived asset impairments during the years ended December 31, 2012 or December 31, 2011 nor were there any changes to the useful lives of assets having a material impact on Continental Cement’s financial condition and results of operations.

New Accounting Standards

For a discussion of accounting standards recently adopted and the effect such accounting changes will have on Continental Cement’s results of operations, financial position or liquidity, see note 1 to the audited Continental Cement consolidated financial statements included elsewhere in this prospectus.

Quantitative and Qualitative Disclosures About Market Risk

Continental Cement is exposed to certain market risks arising from transactions that are entered into in the normal course of business. Continental Cement’s operations are highly dependent upon the interest rate-sensitive construction industry as well as the general economic environment. Consequently, these marketplaces could experience lower levels of economic activity in an environment of rising interest rates or escalating costs.

Continental Cement’s management has considered the current economic environment and its potential impact to Continental Cement’s business. Demand for aggregates products, particularly in the nonresidential and residential construction markets, could decline if companies and consumers are unable to obtain financing for construction projects or if the economic recession causes delays or cancellations to capital projects. Additionally, declining tax revenue and state budget deficits have negatively affected states’ abilities to finance infrastructure construction projects.

Pension and other postretirement benefit plans

Continental Cement sponsors two non-contributory defined benefit pension plans for hourly and salaried employees, as well as healthcare and life insurance benefits for certain eligible retired employees. As of January 1, 2012, the pension and postretirement plans have been frozen to new entrants. Continental Cement’s results of operations are affected by its net periodic benefit cost from these plans, which totaled $1.2 million in 2012. Assumptions that affect this expense include the discount rate and, for the pension plans only, the expected long-term rate of return on assets. Therefore, Continental Cement has interest rate risk associated with these factors. A one percentage-point increase or decrease in assumed health care cost trend rates would have affected the accumulated postretirement benefit obligations by $1.6 million or ($1.3) million, respectively, in 2012.

Commodity and energy price risk

Continental Cement is subject to commodity price risk with respect to price changes in energy, including fossil fuels natural gas and diesel for cement production activities.

Inflation risk

Overall inflation rates in recent years have not been a significant factor in Continental Cement’s revenue or earnings due to Continental Cement’s ability to recover increasing costs by obtaining higher prices for its products through sale price escalators in place for most public sector contracts. Inflation risk varies with the level of activity in the construction industry, the number, size and strength of competitors and the availability of products to supply a local market.

BUSINESS

Overview

We are a leading, vertically-integrated, geographically-diverse heavy-side building materials company; we supply aggregates, cement and related downstream products such as ready mixed concrete, asphalt paving mix, concrete products and paving and related construction services to a variety of end-uses in the U.S. construction industry, including public infrastructure projects, as well as private residential and non-residential construction. We believe we are a top 15 supplier of aggregates, a top 20 supplier of cement, a top 10 producer of asphalt paving mix and a major producer of ready mixed concrete in the United States by volume. As of December 29, 2012, we had 1.7 billion tons and 0.5 billion tons of proven aggregates reserves serving our aggregates and cement businesses, respectively, and operated over 120 sites and plants. In the year ended December 29, 2012, we sold 16.4 million tons of aggregates, 1.0 million tons of cement, 4.6 million tons of asphalt paving mix and 1.1 million cubic yards of ready mixed concrete. For the year ended December 29, 2012, we generated revenue of $962.9 million.

We were formed in September 2008. Since July 2009, the Sponsors and certain of our officers, directors and employees have made $794.5 million of funding commitments to our indirect parent entity, Summit Materials Holdings L.P. We have grown rapidly as a result of our disciplined acquisition strategy, utilizing approximately $457.3 million of the $463.9 million of equity commitments funded to Parent by the Sponsors and certain other investors. Today, our nine operating companies make up our three distinct geographic regions that span 20 states and 23 metropolitan statistical areas. We believe each of our operating companies has a top three market share position in its local market area and an extensive operating history, averaging over 35 years. Our highly experienced management team, led by 30-year industry veteran CEO Tom Hill, has successfully enhanced the operations of acquired companies by focusing on scale advantages, cost efficiencies and pricing discipline to improve profitability and cash flow.

Our strategy is focused on developing a heavy-side, vertically integrated company with a strong aggregates base. We strive to be a leading supplier of all four major resource-based products—aggregates, cement, asphalt paving mix and ready mixed concrete—in the U.S. heavy-side building materials industry. We believe vertical integration across these major products strengthens our market positions and helps us achieve significant cost advantages. We believe a diversified mix of products also provides us with greater stability and insulates against local market fluctuations, competitive pricing dynamics and other individual market variances.

Our revenue is derived from multiple end-use markets, including public infrastructure construction as well as residential and non-residential construction. For the year ended December 29, 2012, approximately 62% of our revenues related to public infrastructure construction and the remaining 38% related to residential and non-residential construction. In general, our aggregates and asphalt paving mix and paving businesses are weighted towards public construction. Our cement and ready mixed concrete businesses serve both the public and private construction markets. Public construction includes spending by federal, state and local governments for roads, highways, bridges, airports and other public infrastructure construction projects. A significant portion of our construction revenues are from public construction projects, a historically more stable portion of state and federal budgets. Our acquisitions to date are primarily focused in states with constitutionally-protected transportation funding sources, which we believe serves to limit our exposure to state and local budgetary uncertainties. Private construction includes both new residential and non-residential construction and repair and remodel markets, which have been significantly impacted by the recent and current economic conditions. We believe exposure to various geographic markets affords us greater stability through economic cycles and positions us to capitalize on upside opportunities when recoveries in residential and non-residential construction occur.

Markets by Region

We currently operate across 20 states through our three regional platforms: Central, West and East. Each of our operating businesses has its own management team that, in turn, reports to a regional president who is responsible for overseeing business development opportunities and implementing best practices within the regional platform. Our first and largest platform is our Central region. Our most recent platform, the West region, was established in August 2010 with our acquisition of the Harper Contracting and Kilgore businesses in Utah. Company acquisitions are an important element of our strategy, as we seek to enhance value through increased scale and cost savings from vertical integration within local markets and through the regional management.

Central Region. The Central region platform encompasses our integrated aggregates, cement, asphalt paving mix, ready mixed concrete and other operations in Kansas, Missouri, Nebraska, Iowa and Illinois. Within the region, we control proven aggregates reserves serving our aggregates and cement businesses of approximately 1.1 billion tons and 0.5 billion tons, respectively, and total hard assets, which we define as the sum of our property, plant and equipment, net and inventories, with a balance sheet book value of $488.0 million as of December 29, 2012. During the year ended December 29, 2012, the Central region platform generated approximately 32% of our revenue. Approximately 52% of the Central region’s revenues were derived from public infrastructure spending, and the remaining 48% of its revenues were generated by residential and non-residential construction for the year ended December 29, 2012.

Our cement business in Missouri, Continental Cement, operates a highly efficient, technologically advanced, integrated manufacturing and distribution system strategically located near Hannibal, Missouri, 100 miles north of St. Louis along the Mississippi River. Continental Cement utilizes an on-site solid and liquid waste fuel processing facility, which can reduce our fuel costs at that facility by up to 50%. The Continental Cement plant is covered by HWC-MACT, rather than PC-MACT, due to its waste fuel processing capabilities. We believe the facility is well positioned to comply with any potential regulatory changes during the foreseeable future.

West Region. The West region platform encompasses our integrated aggregates, asphalt paving mix, ready mixed concrete, construction, and other operations in Texas, Utah, Colorado, Idaho and Wyoming. Within the region, we control proven aggregates reserves of approximately 0.2 billion tons and total hard assets with a balance sheet book value of $254.9 million as of December 29, 2012. During the year ended December 29, 2012, the West region platform generated approximately 50% of our revenue. Approximately 64% of its revenues were derived from public infrastructure spending, and the remaining 36% of its revenues were generated by residential and non-residential construction for the year ended December 29, 2012.

In August 2010, we acquired Kilgore and simultaneously acquired and merged assets from Harper Contracting (collectively referred to as the “Kilgore Companies”) in Salt Lake City, Utah to establish the cornerstone of our West region platform. We expanded Kilgore Companies with the acquisitions of Altaview Concrete in Salt Lake City, B&B in Bluffdale, Utah, EnerCrest in southwest Wyoming, and Triple C in southern Idaho. Subsequently, in December 2010, we extended the West platform to the Texas market with the acquisition of RK Hall, an aggregates and asphalt paving business primarily operating in northeast Texas as well as southern Arkansas and southern Oklahoma. We also expanded to Grand Junction, Colorado with our acquisitions of Grand Junction Pipe and Elam Construction. Capitalizing on the regional presence of RK Hall, we acquired Industrial Asphalt and Ramming Paving in August and October 2011, respectively, which expanded our presence into the attractive Austin, Texas market. These businesses complement each other with well-positioned reserves and integrated asphalt / paving operations.

East Region. The East region platform encompasses our integrated aggregates, asphalt paving mix, construction and other operations in Kentucky, Indiana, Ohio, Tennessee and Virginia. Within the region, we control proven aggregates reserves of approximately 0.4 billion tons as of December 29, 2012 and total hard assets with a balance sheet book value of $162.6 million as of December 29, 2012. During the year ended December 29, 2012, the East region platform generated approximately 18% of our revenue. Approximately 73% of the East region’s revenues were derived from public infrastructure spending, and the remaining 27% of its revenues were generated by residential and non-residential construction for the year ended December 29, 2012.

The East region platform is anchored by the Hinkle Contracting business, one of our largest acquisitions to date, which we acquired in February 2010 and strengthened with bolt-ons of select aggregates and asphalt assets from Greer, an asset swap with Scotty’s Contracting & Stone LLC where we exchanged asphalt paving mix and construction assets for a total of eight owned and leased quarry sites in southern Kentucky, the buyout of our non-controlling partner in the Bourbon Limestone aggregates business and select aggregates and asphalt assets from Kay & Kay.

Acquisition History

The following table lists acquisitions we have completed since August 2009:

Company	Date of Acquisition	Region
Hamm (predecessor)	August 25, 2009	Central
Hinkle Contracting	February 1, 2010	East
Cornejo	April 16, 2010	Central
Greer	April 20, 2010	East
Continental Cement	May 27, 2010	Central
Harshman	June 15, 2010	Central
Scotty’s	July 23, 2010	East
Harper Contracting	August 2, 2010	West
Kilgore	August 2, 2010	West
Con-Agg	September 15, 2010	Central
Altaview Concrete	September 15, 2010	West
EnerCrest	September 28, 2010	West
RK Hall	November 30, 2010	West
SCS	November 30, 2010	West
Triple C	January 14, 2011	West
Elam Construction	March 31, 2011	West
Bourbon	May 27, 2011	East
Fischer	May 27, 2011	Central
B&B	June 8, 2011	West
Grand Junction Pipe	June 10, 2011	West
Industrial Asphalt	August 2, 2011	West
Ramming Paving	October 28, 2011	West
Norris	February 29, 2012	Central
Kay & Kay	October 5, 2012	East
Sandco	November 30, 2012	West

Our End Markets

Public Sector Construction. Public sector construction includes spending by federal, state and local governments for highways, bridges, airports and other public infrastructure construction projects. Generally, public sector construction spending is more stable than private sector construction. We believe that public sector spending is less sensitive to interest rates and often is supported by multi-year federal and state legislation and programs. A significant portion of our revenue is from public construction projects. As a result, the supply of funding for public highway construction significantly affects our public sector construction business.

Historically, public sector funding has been underpinned by a series of six-year federal highway authorization bills. Federal funds are allocated to the states which are required to match a portion of the federal funds they receive. Federal highway spending uses funds largely from the Federal Highway Trust Fund which derives its revenue from taxes on diesel fuel, gasoline and other user fees. The dependability of federal funding allows the state departments of transportation to plan for their long term highway construction and maintenance needs.

In July 2012, MAP-21 was enacted and took effect in October 2012. MAP-21 is a 27-month, approximately $105 billion transportation funding program that provides for $40.4 billion and $41.0 billion for highway infrastructure investments in fiscal years 2013 and 2014, respectively. The spending levels are consistent with the preceding federal transportation funding program. However, given the nation’s aging infrastructure and considering longstanding historical spending trends, we expect U.S. infrastructure investment growth to resume.

Non-Residential Construction. Non-residential construction encompasses all privately financed construction other than residential structures. Demand for nonresidential construction is driven by population and job growth. Job growth creates demand for projects such as hotels, office buildings, warehouses and factories. Population growth spurs demand for stores, shopping centers, schools and restaurants. The supply of non-residential construction projects is affected by interest rates and the availability of credit to finance these projects.

Residential Construction. Residential construction includes single family houses and multi-family units such as apartments and condominiums. Demand for residential construction is influenced by new household formation, employment prospects and mortgage interest rates. In recent years, foreclosures have resulted in an oversupply of available houses which has dampened the demand for new residential construction in many markets in the United States.

Our Competitive Strengths

Leading market positions. We believe each of our operating companies has a top three market share position in its local market area. We believe we are among the top 15 suppliers of aggregates, top 20 suppliers of cement, a top 10 supplier of asphalt paving mix, and a major ready mixed concrete supplier in the United States by volume. We focus on acquiring companies that have leading local market positions, which we seek to enhance by building scale with other local aggregates and downstream businesses. The heavy-side building products industry is primarily local in nature due to transportation costs from the high weight-to-value ratio of the products. Given this dynamic, we believe achieving local market scale provides a competitive advantage that drives growth and stability for our business. We believe that our ability to prudently acquire and rapidly integrate multiple businesses enables us to become market leaders in attractive regions.

Vertically-integrated business model. We generate revenue across a spectrum of related products and services. We internally supply the majority of the aggregates used in the asphalt paving mixes and ready mixed concrete that we produce and in the construction services that we perform for our customers. Our vertically-integrated business model enables us to operate as a single source provider of materials and construction capabilities, creating cost, convenience and reliability advantages for our customers, while at the same time creating significant cross-marketing opportunities among our interrelated businesses. We believe this significantly enhances the value of our company and improves the quality and consistency of services for our customers.

Significant product and geographic scale. Our nine operating companies operate across 20 states in the central, western and eastern United States. We have grown our revenues by 17% in the year ended December 29, 2012, as compared to the year ended December 31, 2011, which compounds 91% revenue growth in the year ended December 31, 2011, as compared to the year ended December 31, 2010, which brought substantial additional scale to our operations in terms of purchasing and leveraging largely fixed overhead expenses. A combination of increased scale and vertical integration present opportunities to improve profitability through cost savings. We have achieved this scale without any significant customer or geographic concentration and continue to demonstrate operating earnings stability as a function of our diversification across products and regions.

Attractive industry dynamics and structure. We operate in an industry that we believe has attractive fundamentals, characterized by high barriers to entry and a stable competitive environment in the majority of markets. Barriers to entry are created by scarcity of raw material resources, limited efficient distribution range, asset intensity of equipment, land required for quarry operations and a time-consuming and complex regulatory and permitting process. In addition, profits are relatively stable throughout the cycle as a result of favorable pricing dynamics, historically stable public infrastructure spending and a largely variable cost structure. U.S. aggregates pricing has increased in 70 of the last 80 years, with growth accelerating since 2002 as continuing resource scarcity in the industry has led companies to focus increasingly on improved pricing strategies. Pricing growth remained strong in 2012, despite volume declines in certain key end markets.

High quality assets and coverage. As a function of our disciplined acquisition strategy and high quality asset base, hard asset values constitute a significant portion of our enterprise value and currently exceed net debt (which we define as total indebtedness less cash) as of December 29, 2012. As of December 29, 2012, the balance sheet book value of our hard assets was $905.5 million (excluding $1.1 million at corporate). The majority of our hard asset value is derived from our property, plant and equipment together with the value of our approximately 1.7 billion tons and 0.5 billion tons of proven aggregates reserves serving our aggregates and cement businesses, respectively, as of December 29, 2012. Assuming production rates in future years are equal to those for the year ended December 29, 2012, we estimate that the useful life of the proven reserves for our construction aggregates business and our cement business is over 170 years and over 200 years, respectively. Our asset base includes the Continental Cement plant, a new dry process cement plant that was commissioned in 2008. We believe this plant contributes significantly to our asset value given its high replacement cost, large capacity, technologically advanced manufacturing capabilities, strategic position on the Mississippi River and favorable environmental performance versus older facilities within the industry that face upgrades to comply with stringent EPA standards coming into effect in the near-term. We believe our sizeable reserve base, paired with vertically-integrated, downstream products and services, enables us to better meet the needs of our end-use customers.

Strong operating market performance in challenging economic environment. We have demonstrated resilient financial performance despite challenging conditions in the broader economy over the last few years. This performance is largely due to our highly variable cost structure and exposure to more stable geographic markets and publicly-funded end-use segments. Many of our products, particularly aggregates and asphalt paving mix, have significant exposure to public road construction, which has demonstrated continued growth over the past 30 years, even during times of broader economic softness. In fact, through the prior three U.S. recessions (July 1990 through March 1991, March 2001 through November 2001 and December 2007 through June 2009), highway spending in real dollars grew 1.8% annually on average in years with a recession as compared to 1.5% annually on average in years without a recession. The majority of public road construction spending is funded at the state level through the states’ respective departments of transportation. The five key states in which we operate (Texas, Kansas, Kentucky, Missouri and Utah) have funds whose revenue sources are constitutionally protected and may only be used for transportation purposes. These dedicated, earmarked funding sources limit the impact current state deficits may have on public spending. As a result, our business exhibits significantly less volatility in profitability than witnessed in most other building product subsectors. We believe these business characteristics have helped mitigate the impact of the depressed economic environment on our profitability.

Experienced and proven leadership implementing acquisition strategy. Our senior management team has a proven track record of creating value. This team is led by Tom Hill, a 30-year industry veteran and former CEO of Oldcastle, Inc., CRH plc’s U.S. operations. In addition to Mr. Hill, our management team consists of a number of other former Oldcastle managers, including corporate development and finance executives and other heavy side industry operators. Our management team has a track record of executing and successfully integrating acquisitions in the sector. Mr. Hill demonstrated his ability to execute on a similar consolidation strategy while at Oldcastle Materials, where he led numerous acquisitions, taking the business from less than $0.3 billion to $7.4 billion in sales from 1992 to 2008. In executing Oldcastle’s consolidation strategy, Mr. Hill and his team completed 173 acquisitions worth approximately $6.3 billion in the aggregate and $36.0 million on average. From an operational standpoint, Mr. Hill was successful at managing Oldcastle’s rapid growth through the implementation of operational improvements, creation of a world-class safety program and development of a strong leadership team.

Strong sponsor equity commitment. Since July 2009, the Sponsors, together with certain of our officers, directors and employees have made $794.5 million of funding commitments to our indirect parent company to strategically pursue consolidation within the heavy-side building materials industry in the United States. Since then, we have made 24 acquisitions, including bolt-ons, and our Sponsors, together with certain other investors in our parent, have invested approximately $463.9 million of equity capital, excluding rollover equity invested by sellers in certain of our acquisitions, with approximately $337.2 million of commitments from our parent remaining outstanding.

Our Business Strategy

Key elements of our business strategy include:

Drive profitable growth through strategic acquisitions. We were established to acquire and grow heavy-side building materials companies with the goal of becoming a top-five U.S. player within five years. Since inception, we have demonstrated significant progress toward achieving this goal. We continue to believe that the relative fragmentation of the industry subsectors in which we operate, coupled with recent economic softness, create an environment in which we acquire companies at attractive valuations and increase scale and diversity over time through both platform and bolt-on acquisitions. We believe that attractive purchase prices and high quality of assets with selective exposure to well-funded public spending provide additional downside protection. Acquisitions can also provide synergies that provide additional revenue opportunities by filling in market gaps and expanding to adjacent geographies. We believe that achieving further vertical integration and increased scale will lead to improved cost positions, benefitting our profitability and cash flow generation. Our acquisition strategy is substantially similar to the one successfully employed by CEO Tom Hill and his team, including 25 current Summit employees, at Oldcastle Materials, CRH plc’s U.S. operations. Over a 16-year period, Mr. Hill helped execute over 173 acquisitions and approximately $6.3 billion of invested capital to make Oldcastle the largest U.S. integrated heavy-side business. Over that period, Oldcastle Materials reported that it grew sales from less than $0.3 billion in 1992 to $7.4 billion in 2008, representing a compound annual growth rate of over 25%.

Enhance margins and free cash flow generation through implementation of operational improvements. Our demonstrated ability to improve operating margins represents a large source of value. Based on our prior acquisition experience in the heavy-side business, we believe margin improvement is achievable within 12 to 18 months of acquisition. These gains are accomplished through proven profit optimization plans, including implementing a systematic pricing strategy and thorough operations review, leveraging information technology and financial systems to control costs, managing working capital, and achieving scale-driven purchasing synergies, along with fixed overhead control and reduction. Our regional presidents, supported by our central operations, risk management and finance and information technology teams, drive the implementation of detailed and thorough profit optimization plans at each acquisition post close.

Leverage vertically-integrated and strategically located operations for growth. As a vertically-integrated supplier of heavy-side building materials in attractive markets, we believe we have a significant competitive advantage as we seek to grow our share in existing markets and enter new markets. The majority of raw materials used to produce our products and provide our services are internally supplied. We believe our vertically-integrated business model enables us to operate as a single source provider of materials and construction capabilities, creating cost, convenience and reliability advantages for our customers, while at the same time creating significant cross-marketing opportunities among our interrelated businesses.

Leverage our position as a preferred buyer of privately held companies in our industry. Our business model fosters entrepreneurship in local markets while reaping the benefits of best practices and economies of scale brought by the larger group. Business owners have found our model to be attractive and we believe potential sellers prefer us as an acquirer. We seek to avoid competitive auctions and have instead individually negotiated each of our acquisitions to date. The owners of the majority of the companies we have acquired have chosen to stay on with Summit Materials following the sale and have in many cases chosen to roll equity investments into our parent company as well.

Capitalize on expected recovery in U.S. economy and construction markets. In July 2012, MAP-21 was enacted and took effect in October 2012. MAP-21 is a 27-month, approximately $105 billion transportation funding program that provides for $40.4 billion and $41.0 billion for highway infrastructure investments in fiscal years 2013 and 2014, respectively. The spending levels are consistent with the preceding federal transportation funding program. However, given the nation’s aging infrastructure and considering longstanding historical spending trends, we expect U.S. infrastructure investment growth to resume. We believe we are well-positioned to capitalize on any such increase in investment. In addition, we have sufficient exposure to residential and non-residential end-markets to participate in a potential recovery in these markets. Given the challenging current environment, we expect to leverage this exposure to realize significant upside in the medium term.

Our Industry

The U.S. heavy-side building materials industry is comprised of four primary sectors: (i) aggregates, (ii) cement, (iii) asphalt paving mix and (iv) ready mixed concrete, each of which is widely used in most forms of construction activity. Participants in these sectors typically range from small, privately-held companies focused on a single product to multinational corporations that offer a wide array of construction materials and services. Competition is constrained in part by the distance materials may be efficiently transported, resulting in largely local or regional operations.

Transportation infrastructure projects, driven by both state and federal funding programs, represent a significant share of the U.S. heavy-side building materials market. The current federal funding program, MAP-21, was enacted in July 2012 and took effect in October 2012. MAP-21 is a 27-month, approximately $105 billion transportation funding program that provides for $40.4 billion and $41.0 billion for highway infrastructure investments in fiscal years 2013 and 2014, respectively. In addition to federal funding, highway construction and maintenance funding is also available through state, county and local agencies. Our five largest states by revenue (Texas, Kansas, Kentucky, Missouri and Utah, which represented approximately 27%, 16%, 14%, 11% and 11% of our total revenue for the year ended December 29, 2012) each have funds whose revenue sources are constitutionally protected and may only be spent on transportation projects:

•	Texas’ 2012—2013 Department of Transportation budget is $19.8 billion, a $3.9 billion increase from the previous 2010-2011 biennium budget.

•	Kansas has a 10 year $8.2 billion highway bill that was passed in May 2010.

•	Kentucky has a two year $4.5 billion highway bill that was passed in April 2012.

•	Missouri has an estimated $700.0 million in annual construction funding committed to essential road and bridge programs.

•	Utah’s fiscal year 2012 transportation fund increased in 2012 to $1.1 billion.

Construction Materials

Aggregates

Aggregates are key material components used in the production of asphalt paving mixes and concrete for the public infrastructure, highway, commercial and residential construction markets and are also widely used for various applications and products, such as road and building foundations, railroad ballast, erosion control, filtration, roofing granules and in solutions for snow and ice control. Generally extracted from the earth using surface or underground mining methods, aggregates are produced from natural deposits of various materials such as limestone, sand and gravel, granite and trap rock. Once extracted, processed and graded, aggregates are supplied directly to their end use or incorporated for further processing into construction materials, such as cement, asphalt paving mix, and ready mixed concrete.

According to the March 2012 U.S. Geological Survey, approximately 1.14 billion tons of crushed stone with a value of approximately $11.3 billion was produced in the United States in 2011, down from approximately 1.15 billion tons in 2010. Sand and gravel production was approximately 795 million tons in 2011 valued at approximately

$6.0 billion, up from 760 million tons in 2010. The U.S. aggregate industry is highly fragmented relative to other building product markets, with numerous participants operating in localized markets and the top six players controlling approximately 30% of the national market in 2011. The USGS reported that a total of 1,600 companies operating 3,900 quarries and 93 underground mines produced or sold crushed stone in 2011 in the United States.

Transportation cost is a major variable in determining aggregate pricing and marketing radius. The cost of transporting aggregate products from the plant to the market often equates to or exceeds the sale price of the product at the plant. As a result of the high transportation costs and the large quantities of bulk material that have to be shipped, finished products are typically marketed locally. High transportation costs are responsible for the wide dispersion of production sites. Where possible, construction material producers maintain operations adjacent to highly populated areas to reduce transportation costs and enhance margins.

We believe that the long-term growth of the market for aggregates is largely driven by growth in population, jobs and households, which impact transportation infrastructure spending and changes in population density. In the past few years, the recession in the United States has led to a decrease in overall private construction activity. Despite the increase in federal stimulus spending, public construction activity has also declined over this period, albeit less than private construction markets. In fact, through the prior three U.S. recessions (July 1990 through March 1991, March 2001 through November 2001 and December 2007 through June 2009), highway spending in real dollars grew 1.8% annually on average in years with a recession as compared to 1.5% annually on average in years without a recession. While short-term demand for aggregates fluctuates with economic cycles, the declines have historically been followed by strong recovery, with each peak establishing a new historical high.

A significant portion of annual demand for aggregates is derived from large public infrastructure and highway construction projects. Approximately 38,000 tons of aggregate are required to construct a one mile stretch of a typical four-lane interstate highway. Highways located in markets with significant seasonal temperature variances are particularly vulnerable to freeze-thaw conditions that exert excessive stress on pavement and leads to more rapid surface degradation. Surface maintenance repairs, as well as general highway construction, occur in the warmer months, resulting in a majority of aggregates production and sales in the eight months from April through November in these markets.

Cement

Portland cement, an industry term for the common cement in general use around the world, is the basic ingredient of concrete and is made from a combination of limestone, shale, clay, silica and iron ore. Together with water, cement creates the paste that binds the aggregates together when making concrete. Few construction projects can take place without utilizing Portland cement somewhere in the design, making it a key ingredient used in the nation’s construction industry. The majority of all cement shipments are sent to ready mixed concrete operators. The remainder are directed to manufacturers of concrete related products such as block and precast, oil well service companies, contractors and government entities.

Portland cement is made from common materials such as limestone, shale, clay, silica, and iron ore. The principle raw materials are a blend of 88% limestone, 6% shale, with the remaining raw materials being clay and iron ore. Generally, the limestone and shale are mined from quarries located on site with the production plant. These core ingredients are blended and crushed into a fine grind and then preheated and ultimately introduced into a kiln heated to about 2,700°F. Under this extreme heat, a chemical transformation occurs uniting the elements to form a new substance with new physical and chemical characteristics. This new substance is called clinker and it is formed into pieces about the size of marbles. The clinker is then cooled and later ground into a fine powder that then is classified as Portland cement.

Cement production is a capital-intensive business with variable costs dominated by raw materials and energy required to fuel the kiln. Building new plants is challenging given the extensive permitting that is required and significant costs (new plant construction costs in the United States are estimated at $250-300 per ton according to the PCA). Assuming construction costs of $275 per ton, a 1.25 million ton facility, such as the one Continental Cement operates, would cost approximately $343.8 million to construct.

As reported by the PCA, consumption is down significantly from the industry peak of 141 million tons in 2005 to 79 million tons in 2011 because of the decline in U.S. construction sector activity. Domestic cement consumption has at times outpaced domestic production capacity with the shortfall being supplied with imports, primarily from China, Canada, Columbia, Mexico and South Korea. The PCA reports that cement imports have declined since their peak of 39 million tons in 2006 to 7 million tons in 2011, in a manner indicative of the industry’s general response to the current demand downturn. Despite the reduction in imports, capacity utilization declined from 95% in 2006 to 59% in 2011 according to the PCA. Continental Cement operated above the industry mean at 68% capacity utilization in 2011 as its markets did not suffer the pronounced demand declines seen in states like Florida, California and Arizona. Demand is seasonal in nature with nearly two-thirds of U.S. consumption occurring between May and October, coinciding with end-market construction activity.

Cement production in the United States is distributed among 101 production facilities located across 36 states. The EPA has new emission standards for Portland cement plants (“NESHAP”) that are due to come into effect in 2015. On December 20, 2012, the EPA signed the final NESHAP rule, which was less stringent than previous drafts. The PCA had estimated based on the draft rule that 18 plants could be forced to close due to the inability to meet NESHAP standards or because the compliance investment required may not be justified on a financial basis. These potential closures represent approximately 20 million tons of clinker capacity, or 20% of current capacity in the United States.

Continental Cement’s plant utilizes alternative fuel (hazardous and non-hazardous) as well as coal and petroleum coke and, as a result, is subject to HWC-MACT standards, rather than NESHAP. We expect HWC-MACT standards to generally conform to NESHAP, for which we are mostly in compliance, ahead of the effective date of the NESHAP standards. Any additional costs to comply with the NESHAP standards are not expected to be material.

Asphalt Paving Mix

Asphalt paving mix is the most common roadway material used today. It is a versatile and essential building material that has been used to surface 94% of the more than 2.0 million miles of paved roadways in the U.S.

Typically, asphalt paving mix is placed in three distinct layers to create a flexible pavement structure. These layers consist of a base course, an intermediate or binder course, and a surface or wearing course. These layers vary in thicknesses of three to six inches for base mix, two to four inches for intermediate mix and one to two inches for surface mix.

The components of asphalt paving mix by weight are approximately 95% aggregates and 5% asphalt cement, a petroleum based product that serves as the binder. The ingredients are then metered, mixed and heated to a temperature in excess of 300° F before being placed in a truck and delivered to the jobsite for final placement.

Asphalt pavement is generally 100% recyclable and reusable and is the most reused and recycled pavement material in the United States. Reclaimed asphalt pavement can be incorporated into new pavement at replacement rates in excess of 30% depending upon the mix and the application of the product.

The use of Warm Mix Asphalt (“WMA”) or “green” asphalt is gaining popularity. The immediate benefit to producing WMA is the reduction in energy consumption required by burning fuels to heat traditional hot mix asphalt (“HMA”) to temperatures in excess of 300°F at the production plant. These high production temperatures are needed to allow the asphalt binder to become viscous enough to completely coat the aggregate in the HMA, have good workability during laying and compaction, and durability during traffic exposure. WMA can reduce the temperature by 50 to 100°F, resulting in lower emissions, fumes and odors generated at the plant and the paving site.

There are over 4,000 asphalt paving mix plants in the United States. According to the National Asphalt Paving Association, approximately 366 million tons of asphalt paving mix was produced in 2011 which was broadly in line with the estimated 360 million tons produced in 2010.

Ready Mixed Concrete

Ready mixed concrete is one of the most versatile and widely used materials in construction today. Its flexible recipe characteristics allow for an end product that can assume almost any color, shape, texture and strength to meet the many requirements of end users that range from bridges, foundations, skyscrapers, pavements, dams, houses, parking garages, water treatment facilities, airports, tunnels, power plants, hospitals and schools. The versatility of ready mixed concrete gives engineers significant flexibility when designing these projects.

There are five primary ingredients that constitute a basic ready mixed concrete:

•	cement;

•	coarse aggregate;

•	fine aggregate;

•	water; and

•	admixtures.

The water and cement are combined and a chemical reaction is produced called hydration. This paste or binder represents between 25 to 40% of the volume of the mix that coats each particle of aggregate and serves as the agent that binds the aggregates together. The aggregates represent 60 to 75% of the mix by volume, with a small portion of volume (4 to 8%) consisting of entrapped air that was generated by using air entraining admixtures. Once fully hydrated, the workable concrete will then harden and take on the shape of the form in which it was placed.

The quality of a concrete mix is generally determined by ratio, by weight of water to cement. Higher quality concrete is produced by lowering the water-cement ratio as much as possible without sacrificing the workability of the fresh concrete. Specialty admixtures such as high range water reducers can aid in achieving this condition without sacrificing quality.

Other materials commonly used in the production of ready mixed concrete include fly-ash, a waste by-product from coal burning power plants, silica fume, a waste by-product generated from the manufacture of silicon and ferro-silicon metals, and ground granulated blast furnace slag, a by-product of the iron and steel manufacturing process. All of these products have cemetitious properties that enhance the strength, durability and permeability of the concrete. These materials are available directly from the producer or via specialist distributors who intermediate between the source producers and the ready mix concrete user.

Given the high weight-to-value ratio, delivery of ready mixed concrete is typically limited to a one-hour haul from a production plant location and is further limited by a 90 minute window in which newly mixed concrete must be poured to maintain quality and performance. As a result of the transportation constraints, the ready mixed concrete market is highly localized, with an estimated 6,000 ready mixed concrete plants in the United States according to the NRMCA. According to the NRMCA, 266 million cubic yards of ready mixed concrete was produced in 2011, in line with the 258 million cubic yards produced in 2010 but 42% down from the industry peak of 458 million cubic yards in 2005.

Our Operations

We operate our construction materials and highway construction businesses through local operations and marketing teams, which work closely with our end customers to deliver the products and services that meet each customer’s specific needs for a project. We believe that this strong local presence gives us a competitive advantage by keeping our costs low and allowing us to obtain a unique understanding for the evolving needs of our customers.

We have construction materials operations in 18 states across the Central, West and East regions. Each region is vertically-integrated in the aggregates, asphalt paving mix, and paving and related construction services businesses. Our Central region also manufactures cement, produces ready mixed concrete, and operates municipal landfill. Our East region has liquid asphalt terminal operations and provides concrete paving services.

As a result of our vertically-integrated operations, our end products are generally sold downstream to contractors and shipped directly to the job site. Approximately 36% of our aggregates production is sold directly to outside customers with the remaining amount being further processed by us and sold as a downstream product.

Additionally, approximately 64% of our asphalt paving mix products are installed by our paving and related construction services businesses. We charge a market price and competitive margin at each stage of the production process in order to optimize profitability across our operations.

Production Value Chain

Customer

Construction Materials

We are a leading provider of construction materials in the markets we serve across the Central, West and East regions. Our construction materials operations are comprised of aggregate production, including: crushed stone and construction sand and gravel; hot mix asphalt production; ready mixed concrete production; and the production of cement.

Our Aggregate Operations

Aggregate Products

We mine limestone, gravel, and other natural resources from 78 crushed stone quarries and 36 sand and gravel deposits throughout the United States. Aggregates are produced mainly from blasting hard rock from quarries and then crushing and screening it to various sizes to meet our customers’ needs. The production of aggregates also involves the extraction of sand and gravel, which requires less crushing, but still requires screening for different sizes. Aggregate production utilizes capital intensive heavy equipment which includes the use of loaders, large haul trucks, crushers, screens and other heavy equipment at quarries.

Once extracted, the minerals are processed and/or crushed on site into crushed stone, concrete and masonry sand, specialized sand, pulverized lime or agricultural lime. The minerals are processed to meet customer specifications or to meet industry standard sizes. Crushed stone is used primarily in ready mixed concrete, asphalt paving mix, and the construction of road base for highways.

Transportation costs are a major variable in determining aggregate pricing and marketing radius. The cost of transporting aggregate products from the plant to the market often equates to or exceeds the sale price of the products at the plant. As a result of high transportation costs and the large quantities of bulk material that have to be shipped, finished products are typically marketed locally. High transportation costs are responsible for the wide dispersion of production sites. Where possible, construction material producers maintain operations adjacent to highly populated areas to reduce transportation costs and enhance margins.

However, more recently, rising land values combined with local environmental concerns are forcing production sites to move further away from the end-use locations. Our extensive network of quarries, plants and facilities, located throughout our three regions ensures that we have a nearby operation to meet the needs of customers in each of our markets.

Aggregate Markets

The shipping distance from each quarry and the proximity to competitors are key factors that determine the geographic market area for each quarry. Each quarry location is unique with regards to demand for each product, proximity to competition and truck availability.

Aggregate Reserves

Our current estimate of 1.7 billion tons of proven reserves of recoverable stone, and sand and gravel of suitable quality for economic extraction is based on drilling and studies by geologists and engineers, recognizing reasonable economic and operating restraints as to maximum depth of extraction and permit or other restrictions.

Reported proven reserves include only quantities that are owned in fee or under lease, and for which all required zoning and permitting have been obtained. Of the 1.7 billion tons of aggregate reserves, 1.4 billion, or 80%, are located on owned land and 0.3 billion are located on leased land.

Aggregate Sales and Marketing

Each of our aggregate operations is responsible for the sale and marketing of its aggregate products. Approximately 36% of our aggregates production is sold directly to outside customers and the remaining amount is further processed by Summit and sold as a downstream product. Even though aggregate is a commodity product, we optimize pricing depending on the site location, availability of particular product, customer type, project type and haul cost. We sell aggregate to internal downstream operations at market prices.

Aggregate Competition

The U.S. aggregate industry is highly fragmented with numerous participants operating in localized markets. The USGS reported that a total of 1,550 companies operating 4,000 quarries and 91 underground mines produced or sold crushed stone in 2011 in the United States. This fragmentation is a result of the cost of transporting aggregates, which typically limits producers to a market area within approximately 40 miles of their production facilities.

The primary national players include Vulcan Materials Company, Martin Marietta Materials, Inc., CRH plc and Heidelberg with a combined estimated market share of approximately 30%.

Competitors by region include:

Central—Martin Marietta, CRH plc, Lafarge and various local suppliers.

West—CRH plc, Heidelberg Cement plc, Martin Marietta and various local suppliers.

East—CRH plc, Heidelberg Cement plc, Vulcan and various local suppliers.

We believe we have a strong competitive advantage in aggregates through our well located reserves, high quality in key markets and our logistic networks. We further share and implement best practices relating to strategy, sales and marketing, production, safety, and environmental and land management. As a result of our vertical integration and local market knowledge, we have a strong understanding of the needs of most of our aggregates customers. Finally, our companies have reputation for responsible environmental stewardship and land restoration, which assists us in obtaining new permits and new reserves more easily.

Our Cement Operations

Cement Products

We operate a highly efficient, technologically advanced integrated cement manufacturing and distribution system located near Hannibal, Missouri, 100 miles north of St. Louis along the Mississippi River. We also operate an on-site waste fuel processing facility, which can reduce fuel costs for the plant by up to 50%. Our cement plant is one of only 11 with hazardous waste fuel facilities permitted and operating out of 113 total cement plants in the United States. The recently completed cement plant upgrade, which effectively doubled cement capacity to 1.25 million tons per annum, positions us ahead of the majority of U.S. plants in complying with 2013 NESHAP pollution limits for cement plants as Continental Cement is covered by the EPA’s HWC-MACT regulations, rather than the PC-MACT regulations, due to its waste fuel processing capabilities.

Continental Cement’s plant utilizes alternative fuel (hazardous and non-hazardous) as well as coal and petroleum coke and, as a result, is subject to HWC-MACT standards, rather than NESHAP. We expect HWC-MACT standards to generally conform to NESHAP, for which we are mostly in compliance, ahead of the effective date of the NESHAP standards. Any additional costs to comply with the NESHAP standards are not expected to be material.

Cement Markets

Cement is a product that is costly to transport over land. Consequently, the radius within which a typical cement plant is competitive extends for no more than 150 miles for the most common types of cement. Continental Cement’s served markets are eastern Missouri, southeastern Iowa, and central/northwestern Illinois. Cement is distributed to local customers primarily by truck from our plant. We also transport cement by inland barges on the Mississippi River to our storage and distribution terminals in St. Louis, Missouri and Bettendorf, Iowa.

Cement Sales and Marketing

Continental Cement’s customers are ready mixed concrete and concrete product producers in eastern Missouri, central Illinois, and eastern Iowa. Cement is distributed to local customers primarily by truck from our cement plant in Hannibal, Missouri. We also transport cement by inland barges to our storage and distribution terminals in St. Louis, Missouri and Bettendorf, Iowa. Sales are made on the basis of competitive prices in each market and, as is customary in the industry, we do not typically enter into long-term sales contracts.

Cement Competition

Continental Cement’s largest competitors are Holcim, Lafarge, Buzzi Unicem and Eagle Materials. Competitive factors include price, reliability of deliveries, location, quality of cement and support services. With a new low-cost cement plant, on-site raw material aggregate supply, a network of cement terminals, and longstanding customer relationships, we believe we are well positioned to serve our customers vis-à-vis our competitors.

Our Asphalt Paving Mix Operations

Asphalt Paving Mix Products

Our asphalt paving mix products are produced by first heating carefully measured amounts of aggregates at high temperatures to remove the moisture from the materials in an asphalt paving mix plant. As the aggregates are heated, liquid asphalt is then introduced to coat the aggregates. Depending on the specifications of a particular mix, recycled asphalt may be added to the mix which lowers the production costs. The aggregates used for our production of these products are generally supplied from our quarries or sand and gravel plants. The ingredients are metered, mixed and brought up to a temperature in excess of 300°F before being placed in a truck and delivered to the jobsite for final placement.

We operate two asphalt paving mix plants in the Central region, 23 plants in the West region and 15 plants in the East region. 93% of our plants can utilize recycled asphalt pavement.

Asphalt Paving Mix Markets

Asphalt paving mix is generally applied at high temperatures and prolonged exposure to air causes the mix to lose temperature and harden. Therefore delivery is typically within close proximity to the asphalt paving mix plant. Each asphalt paving mix plant is unique in that local market demand, proximity to competition, transportation costs and supply of aggregates and liquid asphalt vary widely from market to market. Most of our hot mix asphalt operations use a combination of company-owned and hired haulers to deliver materials to job sites.

Asphalt Paving Mix Sales and Marketing

Approximately 64% of the asphalt paving mix we produce is installed by our own paving crews. To optimize profitability, we sell asphalt paving mix internally at market prices. The rest is sold on a per ton basis to road contractors for the construction of roads, driveways, and parking lots, as well as directly to state departments of transportation and local authorities.

Asphalt Paving Mix Competition

There are over 4,000 asphalt paving mix plants in the United States. According to the National Asphalt Paving Association, approximately 366 million tons of asphalt paving mix was produced in 2011.

Our asphalt paving mix operations compete with CRH plc and other local suppliers in each of our three regions.

Based on availability of internal aggregate supply, quality, operating efficiencies, and location advantages, we believe we are well-positioned vis-à-vis our competitors.

Our Ready Mixed Concrete Operations

Ready Mixed Concrete Products

We believe our Central and West regions are leaders in the supply of ready mixed concrete. Our Central region supplies concrete to the Wichita, Kansas and Columbia, Missouri markets and surrounding areas. The West region has ready mixed concrete operations in the Salt Lake Valley, Utah, Twin Falls, Idaho and Grand

Junction, Colorado markets. We produce ready mixed concrete by blending aggregates, cement, chemical admixtures in various ratios and water at our concrete production plants and placing the resulting product in ready mixed concrete trucks where it is then delivered to our customers.

Our aggregates business serves as the primary source of the raw materials for our concrete production, functioning essentially as a supplier to our ready mixed concrete operations. Different types of concrete include Lightweight Concrete, High Performance Concrete, Self Compacting/Consolidating Concrete and Architectural Concrete and are used in a variety of activities ranging from building construction to highway paving.

We operate 11 ready mixed concrete plants in the Central region and approximately 113 concrete delivery trucks. We also operate 16 ready mixed concrete plants and 182 delivery trucks in the West region. We currently do not have any ready mixed concrete plants in the East region.

Ready Mixed Concrete Competition

There are approximately 6,000 ready mixed concrete plants in the United States, and in 2011 the United States ready mixed industry produced approximately 266 million cubic yards of ready mixed concrete according to the NRMCA.

Our ready mixed concrete operations compete with CRH plc in Utah and Colorado, Lafarge in Kansas and various other privately owned competitors in other parts of the Central and Western regions.

Competition among ready mixed concrete suppliers is generally based on product characteristics, delivery times, customer service and price. Product characteristics such as tensile strength, resistance to pressure, durability, set times, ease of placing, aesthetics, workability under various weather and construction conditions as well as environmental impact are the main criteria that our customers consider for selecting their product. Our quality assurance program continually produces results in excess of design strengths while economizing on material costs. Additionally, we believe our strategic network of locations and superior customer service gives us a competitive advantage relative to other producers.

Asphalt Paving and Related Construction Services

As part of our vertical integration strategy, we provide asphalt and concrete paving and related construction services to both the public and private sectors as either a prime or sub-contractor. These services complement our heavy construction materials business by providing a reliable downstream outlet through which to distribute these products, in addition to the normal external distribution channels.

Our asphalt paving and construction services businesses bid on both public and private construction projects in each of their respective local markets. We only provide construction services operations as a complement to our heavy construction materials operation, which we believe is a major competitive strength. Other factors impacting competitiveness in this business segment include price, estimating abilities, knowledge of local markets and conditions, project management, financial strength, reputation for quality, and the availability of machinery and equipment.

Our contracts with our customers are primarily “fixed unit price” or “fixed price.” Under fixed unit price contracts, we provide materials or services at fixed unit prices (for example, dollars per ton of asphalt placed). While the fixed unit price contract shifts the risk of estimating the quantity of units required for a particular project to the customer, any increase in our unit cost over the expected unit cost in the bid, whether due to inflation, inefficiency, errors in our estimates or other factors, is borne by us unless otherwise provided in the contract. Most of our contracts contain escalators for increases in liquid asphalt prices.

Customers

Our business is not dependent on any single customer or a few customers, the loss of which would have a material adverse effect on the respective market or on us as a whole. No individual customer accounted for more than 10% of our consolidated 2012 revenue.

Seasonality

Use and consumption of our products fluctuate due to seasonality. Nearly all of the products used by us, and by our customers, in the public or private construction industry are used outdoors. Our highway operations and production and distribution facilities are also located outdoors. Therefore, season changes and other weather-related conditions, in particular extended rainy and cold weather in the spring and fall and major weather events, such as hurricanes, tropical storms and heavy snows, can adversely affect our business and operations through a decline in both the use of our products and demand for our services. In addition, the construction materials business production and shipment levels follow activity in the construction industry, which typically occurs in the spring, summer and fall. Warmer and drier weather during the second and third quarters of our fiscal year typically result in higher activity and revenue levels during those quarters. The first quarter of our fiscal year has typically lower levels of activity due to weather conditions.

Intellectual Property

We do not own or have a license or other rights under any patents that are material to any of our businesses.

Employment

We had approximately 3,100 employees of which approximately 80% are hourly workers and the remainder are full time salaried employees, as of December 29, 2012. Because of the seasonal nature of our industry, many of our hourly and certain of our full time employees are subject to seasonal layoffs. The scope of layoffs vary greatly from season to season as they are largely a function of the type of projects in process and the weather in the late fall through early spring.

Approximately 5% of our hourly employees are union members and approximately 0.1% of our full time salaried employees are union members. We believe we enjoy a satisfactory working relationship with our employees and their unions.

Properties

Our headquarters are located in a 7,000 square foot office space, which we lease in Washington, D.C., under a lease expiring on August 31, 2017.

We also operate 114 quarries and sand deposits, 40 asphalt paving mix plants, 27 fixed and portable ready mixed concrete plants.

The following chart sets forth specifics of our production and distribution facilities:

Property	Owned / Leased	Aggregates	Asphalt Plant	Ready Mixed Concrete	Cement	Landfill	Other
Amity, AR	Leased	—	X	—	—	—	—
DeQueen, AR	Leased	—	X	—	—	—	—
Kirby, AR	Leased	Sandstone	—	—	—	—	—
Texarkana, AR	Leased	—	X	—	—	—	—
Clark, CO	Leased	Sand and Gravel	—	—	—	—	—
Craig, CO	Owned	Sand and Gravel	X	—	—	—	—
Craig, CO	Leased	Sand and Gravel	—	—	—	—	—
Craig, CO	Leased	Sand and Gravel	—	—	—	—	—
Delta, CO	Owned/Leased	Sand and Gravel	—	—	—	—	—
Delta, CO	Leased	Sand and Gravel	—	—	—	—	—
Durango, CO	Leased	Sand and Gravel	X	X	—	—	—
Eagle, CO	Leased	—	X(1)	—	—	—	—
Fruita, CO	Leased	Sand and Gravel	—	—	—	—	—
Grand Junction, CO	Owned	Sand and Gravel	—	—	—	—	—
Grand Junction, CO	Owned	Sand and Gravel	—	—	—	—	—
Grand Junction, CO	Owned	—	X	—	—	—	—
Grand Junction, CO	Owned/Leased	Sand and Gravel	—	X	—	—	—
Grand Junction, CO	Leased	Sand and Gravel	—	—	—	—	—
Grand Junction, CO	Owned	Sand and Gravel	—	—	—	—	—
Grand Junction, CO	Owned	—	—	X	—	—	—
Silverton, CO	Leased	—	—	X	—	—	—
Parachute, CO	Leased	Sand and Gravel	—	—	—	—	—
Whitewater, CO	Owned	Sand and Gravel	—	—	—	—	—
Whitewater, CO	Leased	Sand and Gravel	—	—	—	—	—
Whitewater, CO	Owned/Leased	Sand and Gravel	—	—	—	—	—
Whitewater, CO	Leased	Sand and Gravel	—	—	—	—	—
Woody Creek, CO	Owned	Sand and Gravel	X	—	—	—	—
Bettendorf, IA	Owned	—	—	—	X	—	—
Bliss, ID	Leased	Sand and Gravel
Burley, ID	Owned	Sand and Gravel
Jerome, ID	Owned	—	—	X	—	—	X
Rupert, ID	Owned	—	—	X	—	—	—
Rupert, ID	Leased	Sand and Gravel
Rupert, ID	Owned	Sand and Gravel
Rupert, ID	Owned	Sand and Gravel
Twin Falls, ID	Owned	—	—	X	—	—	X
Chapman, KS	Leased	Limestone	—	—	—	—	—
Chapman, KS	Owned	Limestone	—	—	—	—	—
Easton, KS	Leased	Limestone	—	—	—	—	—
El Dorado, KS	Leased	—	—	X	—	—	—
Eudora, KS	Owned/Leased	Limestone	X	—	—	—	—
Eureka, KS	Owned	—	—	X	—	—	—
Grantville, KS	Leased	Limestone	—	—	—	—	—
Herington, KS	Leased	Limestone	—	—	—	—	—
Highland, KS	Leased	Limestone	—	—	—	—	—
Holton, KS	Leased	Limestone	—	—	—	—	—
Howard, KS	Owned	—	—	X	—	—	—
Lawrence, KS	Owned/Leased	—	—	—	—	X	—

Property	Owned / Leased	Aggregates	Asphalt Plant	Ready Mixed Concrete	Cement	Landfill	Other
Leavenworth, KS	Leased	Limestone	—	—	—	—	—
Linwood, KS	Owned	Limestone	—	—	—	—	—
Melvern, KS	Leased	Limestone	—	—	—	—	—
Meriden, KS	Leased	Limestone	—	—	—	—	—
Moline, KS	Leased	Limestone	—	—	—	—	—
Olsburg, KS	Leased	Limestone	—	—	—	—	—
Onaga, KS	Leased	Limestone	—	—	—	—	—
Osage City, KS	Leased	Limestone	—	—	—	—	—
Overbrook, KS	Leased	Limestone	—	—	—	—	—
Perry, KS	Owned	—	—	—	—	—	X
Seneca, KS	Leased	Limestone	—	—	—	—	—
St. Mary’s, KS	Leased	Limestone	—	—	—	—	—
Tonganoxie, KS	Leased	Limestone	—	—	—	—	—
Topeka, KS	Leased	Limestone	X	—	—	—	—
Troy, KS	Leased	Limestone	—	—	—	—	—
Washington, KS	Leased	Limestone	—	—	—	—	—
White City, KS	Leased	Limestone	—	—	—	—	—
Wichita, KS	Owned	—	—	—	—	X	—
Wichita, KS	Owned	—	—	—	—	X	—
Wichita, KS	Owned	—	—	X	—	—	—
Wichita, KS	Owned	—	—	X	—	—	—
Wichita, KS	Leased	—	—	X	—	—	—
Wichita, KS	Owned	—	—	—	—	—	X
Wichita, KS	Owned	Sand and Gravel	—	—	—	—	—
Wichita, KS	Leased	Sand and Gravel	—	—	—	—	—
Wichita, KS	Owned	—	—	—	—	—	X
Wichita, KS	Owned	—	—	—	—	—	X
Winchester, KS	Leased	Limestone	—	—	—	—	—
Woodbine, KS	Leased	Limestone	—	—	—	—	—
Perry, KS	Owned	—	—	—	—	—	X
Avon, KY	Leased	—	—	—	—	—	X
Beattyville, KY	Leased	Limestone	X	—	—	—	—
Bethelridge, KY	Owned	Limestone	X	—	—	—	—
Burnside, KY	Owned/Leased	Limestone	X	—	—	—	—
Carrollton, KY	Leased	—	X	—	—	—	—
Carrollton, KY	Leased	—	—	—	—	—	X
Carrollton, KY	Owned	—	—	—	—	—	X
Cave City, KY	Owned	Limestone
Cave City, KY	Owned	Limestone
Crestwood, KY	Leased	—	X	—	—	—	—
Flat Lick, KY	Owned	—	X	—	—	—	—
Georgetown, KY	Leased	Limestone
Georgetown, KY	Leased	—	—	—	—	—	X
Glasgow, KY	Leased	—	—	—	—	—	X
Glasgow, KY	Leased	Limestone
Glasgow, KY	Leased	Limestone
Horsecave, KY	Owned/Leased	Limestone
Jackson, KY	Owned	—	X	—	—	—	—
Knob Lick, KY	Owned	Limestone	—	—	—	—	X
Lexington, KY	Owned	—	—	—	—	—	X

Property	Owned / Leased	Aggregates	Asphalt Plant	Ready Mixed Concrete	Cement	Landfill	Other
London, KY	Leased	—	X
Magnolia, KY	Owned	Sand and Gravel	—	—	—	—
Middlesboro, KY	Owned	—	X	—	—	—	—
Monticello, KY	Owned	Limestone
Morehead, KY	Leased	—	X	—	—	—	X
Paris, KY	Leased/Owned	Limestone	X	—	—	—	X
Pineville, KY	Leased	Limestone	—	—	—	—	—
Ravenna, KY	Leased	Limestone	X	—	—	—	—
Richmond, KY	Owned	—	—	—	—	—	X
Salyersville, KY	Leased	—	—	—	—	—	X
Scottsville, KY	Leased	Limestone	—	—	—	—	—
Somerset, KY	Leased	Limestone	—	—	—	—	—
Somerset, KY	Owned/Leased	Limestone	X	—	—	—	X
Stanton, KY	Owned/Leased	Limestone	X	—	—	—	—
Tompkinsville, KY	Owned	Limestone	—	—	—	—	—
West Liberty, KY	Owned	Limestone	X	—	—	—	—
Amazonia, MO	Owned	Limestone	—	—	—	—	—
Barnard, MO	Leased	Limestone	—	—	—	—	—
Bethany, MO	Leased	Limestone	—	—	—	—	—
Blythedale, MO	Leased	Limestone	—	—	—	—	—
Cameron, MO	Owned		—	—	—	—	X
Cowgil, MO	Leased	Limestone	—	—	—	—	—
Dawn, MO	Leased	Limestone	—	—	—	—	—
Edinburg, MO	Leased	Limestone	—	—	—	—	—
Gallatin, MO	Leased	Limestone	—	—	—	—	—
Huntsville, MO	Owned/Leased	Limestone	—	—	—	—	—
Maitland, MO	Owned/Leased	Limestone	—	—	—	—	—
Mercer, MO	Leased	Limestone	—	—	—	—	—
Oregon, MO	Leased	Limestone	—	—	—	—	—
Pattonsburg, MO	Leased	Limestone	—	—	—	—	—
Pattonsburg, MO	Leased	Limestone	—	—	—	—	—
Princeton, MO	Leased	Limestone	—	—	—	—	—
Ravenwood, MO	Leased	Limestone	—	—	—	—	—
Savannah, MO	Owned/Leased	Limestone	—	—	—	—	—
Stet, MO	Leased	Limestone	—	—	—	—	—
Trenton, MO	Leased	Limestone	—	—	—	—	—
Chesterfield, MO	Leased	—	—	—	X	—	—
Columbia, MO	Leased	Limestone	—	—	—	—	—
Columbia, MO	Leased	Limestone	—	—	—	—	—
Columbia, MO	Owned	Limestone	—	X	—	—	—
Columbia, MO	Owned	—	—	—	—	—	X
Columbia, MO	Owned	—	—	X	—	—	—
Columbia, MO	Owned	—	—	X	—	—	—
Columbia, MO	Owned	—	—	X	—	—	—
Hannibal, MO	Owned	Limestone	—	—	X	—	X—
Moberly, MO	Owned	—	—	X	—	—	—
Ownesville, MO	Owned	—	—	—	X	—	—
Sedalia, MO	Leased	Limestone	—	—	—	—	—
St. Louis, MO	Owned	—	—	—	X	—	—
Pawnee City, NE	Leased	Limestone	—	—	—	—	—

Property	Owned / Leased	Aggregates	Asphalt Plant	Ready Mixed Concrete	Cement	Landfill	Other
Sawyer, OK	Owned/Leased	Sandstone	—	—	—	—	—
Stringtown, OK	Leased	—	X	—	—	—	—
Florence, SC	Leased	—	—	—	—	—	X
Jellico, TN	Leased	Limestone	—	—	—	—	—
Amarillo, TX	Leased	—	X	—	—	—	—
Austin, TX	Owned	—	X	—	—	—	—
Florence, TX	Leased	—	X	—	—	—	—
Buda, TX	Owned	—	X	—	—	—	—
Buda, TX	Leased	Limestone	—	—	—	—	X
Buda, TX	Leased	—	X	—	—	—	—
Bullard, TX	Leased	—	—	—	—	—	X
Corsicana, TX	Leased	—	X	—	—	—	—
Denison, TX	Owned	—	X	—	—	—	—
Denison, TX	Owned	—	—	—	—	—	X
Florence, TX	Owned	Limestone	—	—	—	—	X
Greenville, TX	Owned	—	X	—	—	—	—
Luling, TX	Leased	Sand	—	—	—	—	X
Greenville, TX	Owned	—	X	—	—	—	—
Holiday, TX	Leased	—	—	—	—	—	X
Mount Pleasant, TX	Leased	—	X	—	—	—	—
Paris, TX	Owned	—	—	—	—	—	X
Paris, TX	Owned	—	X	—	—	—	—
Paris, TX	Leased	—	—	—	—	—	X
Royce City, TX	Leased	—	X	—	—	—	—
Sulphur Springs, TX	Owned	—	—	—	—	—	X
Texarkana, TX	Leased	—	—	—	—	—	X
Bluffdale, UT	Owned	Sand and Gravel	—	X	—	—
Magna, UT	Leased	—	—	—	—	—	X
Midvale, UT	Owned	—	—	X	—	—	—
Mona, UT	Owned	Sand and Gravel
Parley’s Canyon, UT	Leased	Limestone
Salt Lake City, UT	Owned	—	—	X	—	—	—
Sandy, UT	Owned	—	—	—	—	—	X
Saratoga Springs, UT	Leased	Sand and Gravel
Stockton, UT	Owned	Sand and Gravel
Tooele, UT	Owned	Sand and Gravel	—	—	—	—
Tooele, UT	Leased	Sand and Gravel
Tooele, UT	Owned	Sand and Gravel
West Haven, UT	Owned	—	—	X	—	—	—
West Jordan, UT	Owned	—	—	X	—	—	X
West Valley City, UT	Leased	—	—	—	—	—	X
West Valley City, UT	Owned	Sand and Gravel	X	X	—	—
Ewing, VA	Leased	Limestone
Big Piney, WY	Leased	—	—	X	—	—	—
Evanston, WY	Owned	—	—	X	—	—	—
Kemmerer, WY	Leased	—	—	X	—	—	—

(1)	Two asphalt plants are located at this location.

Legal Proceedings

We are a party from time to time to legal proceedings relating to our operations. Our ultimate legal and financial liability in respect to all legal proceeding in which we are involved at any given time cannot be estimated with any certainty. However, based upon examination of such matters and consultation with counsel, management currently believes that the ultimate outcome of these contingencies, net of liabilities already accrued on our consolidated balance sheet, will not have a material adverse effect on our consolidated financial position, although the resolution in any reporting period of one or more of these matters could have a significant impact on our results of operations and/or cash flows for that period.

Environmental and Government Regulation

Our operations are subject to federal, state and local laws and regulations relating to the environment and to health and safety, including noise, discharges to air and water, waste management including the management of hazardous waste used as a fuel substitute at our Hannibal, Missouri cement kiln, remediation of contaminated sites, mine reclamation, operation of landfills, dust control, zoning and permitting. While we believe our operations are in substantial compliance with applicable requirements, there can be no assurance that compliance costs will not be significant.

We regularly monitor and review our operations, procedures, and policies for compliance with existing environmental laws and regulations, changes in interpretations of existing laws and enforcement policies, new laws that are adopted, and new requirements that we anticipate will be adopted that could affect our operations. Our operations in Kansas include one municipal waste landfill and two construction and demolition debris landfills. Among other environmental, health and safety requirements, we are subject to obligations to appropriately close those landfills at the end of their useful lives and provide for appropriate post-closure care. Asset retirement obligations relating to these landfills are recorded in our consolidated financial statements.

We incur reclamation obligations as part of our mining activities. Reclamation methods and requirements can vary depending on the individual site and state regulations. Generally, we are required to grade the mined properties to a certain slope and seed the property to prevent erosion. We record a mining reclamation liability in our consolidated financial statements to reflect the estimated fair value of the cost to reclaim each property including active and closed sites.

Health and Safety

Our facilities and operations are subject to a variety of worker health and safety requirements, particularly those administered by the federal Mine Safety and Health Administration and the Occupational Safety and Health Administration, which are likely to become more strict in the future. Throughout our organization, we strive for a zero-incident safety culture, and compliance with safety regulations. However, failure to comply with these requirements can result in fines and penalties and claims for personal injury and property damage. These requirements may also result in increased operating and capital costs in the future. We believe we are in substantial compliance with such requirements, but we cannot guarantee that violations will not occur, which could result in additional costs.

At Summit Materials and our operating companies, worker safety and health matters are overseen by our corporate Risk Management and Safety department as well as company level safety managers. We provide leadership and support, comprehensive training, and the other tools to accomplish health and safety goals, reduce risk, eliminate hazards, and ultimately make our work places safer.

We believe that the continuous support and leadership of our management team, along with the commitment and desire of all our employees to eliminate injuries and other incidents, will aid our journey towards our goal of zero incidents.

Insurance

Our insurance program is structured using multiple “A” rated insurance carriers, and a variety of deductible amounts. In particular, our workers compensation and auto liability policies are subject to a $150,000 per occurrence deductible, and the general liability policy has a $100,000 deductible. Losses within these deductibles are accrued for using projections based on past loss history.

We also purchase $25.0 million in umbrella insurance limits. Other policies have smaller deductibles and include property, contractors equipment, contractors pollution and professional, directors and officers, employment practices liability and fiduciary and crime. We also have a separate marine insurance policy for our Continental Cement business.

MANAGEMENT

Composition

The following table sets forth, as of March 1, 2013, certain information regarding the directors and executive officers of Summit Materials who are responsible for overseeing the management of our business, as well as certain information regarding the members of the board of directors of the general partner of Parent.

Name	Age	Position
Thomas Hill	57	President and Chief Executive Officer; Chairman of the Board of Directors
John Murphy	62	Interim Chief Financial Officer; Director
Douglas Rauh	52	Chief Operating Officer
Damian Murphy	43	Regional President—Central Region
Shane Evans	42	Regional President—West Region
Michael Brady	45	Executive Vice President
Howard Lance	57	Director; Non-Executive Chairman of the Board of Directors
Neil Simpkins	46	Director
Ted Gardner	55	Director
Julia Kahr	34	Director

Thomas Hill is the founder of the Company and has been Chief Executive Officer since the Company’s inception in September 2008. He was appointed Chairman of the Board of Directors of Parent in August 2009. From 2006 to 2008, he was the Chief Executive Officer of Oldcastle, Inc., the North American arm of CRH plc, one of the world’s leading building materials companies. Mr. Hill served on the CRH plc Board of Directors from 2002 to 2008 and, from 1992 to 2006, ran the Materials division of Oldcastle. Mr. Hill served as Chairman of the American Road and Transportation Builders Association (“ARTBA”) from 2002 to 2004, during congressional consideration of the multi-year transportation bill “SAFETEA-LU”. Mr. Hill has been Treasurer of both the National Asphalt Pavement Association and the National Stone Association, and he remains active with ARTBA’s Executive Committee. Mr. Hill received a B.A. in Economics and History from Duke University and an M.B.A. from Trinity College in Dublin, Ireland.

John Murphy was elected as a director of Parent and Chairman of the Audit Committee in February 2012. Effective December 18, 2012, Mr. Murphy was appointed Interim Chief Financial Officer. He was Senior Vice President and Chief Financial Officer of Smurfit-Stone Container Corporation from 2009 to 2010 and served in various senior management roles from 1998 to 2008, including Chief Financial Officer and Chief Operating Officer and as President and Chief Executive Officer of Accuride Corporation. Accuride Corporation filed for Chapter 11 bankruptcy protection in October 2009, and emerged in 2010. Since 2003, Mr. Murphy has served on the Board of Directors, the Governance Committee and as Chairman of the Audit Committee of O’Reilly Automotive, Inc. He has also served as a director and Audit Committee Chairman of DJ Orthopedics since January 2012. Mr. Murphy was elected as a director and Audit Committee member of Graham Packaging in February 2011. Graham Packaging was subsequently sold in September 2011.

Douglas Rauh joined the Company as the Regional President of the East Region in January 2012 with over 29 years of experience in the construction materials industry. Effective March 1, 2013, Mr. Rauh, became the Company’s Chief Operating Officer. Mr. Rauh started his career working for his family’s business, Northern Ohio Paving Company (“NOPCO”). He had roles of increasing responsibility from 1983 to 2000, concluding as Vice President. In April 2000, NOPCO was acquired by Oldcastle. Upon acquisition, NOPCO merged with The Shelly Co. (“Shelly”), which was also acquired by Oldcastle in early 2000. From 2000 through 2006, Mr. Rauh was the Vice President/General Manager of the Northeast Division of Shelly. During this period, several companies were acquired which tripled the division’s revenue. In 2007, Mr. Rauh was named Senior Vice President responsible for the Northeast and Northwest Divisions of Shelly. In 2008, Mr. Rauh was also given responsibility for Shelly’s ready mix concrete business in Northwest Ohio. Additionally, Mr. Rauh became responsible for all of Shelly’s hot mix asphalt plants. In 2009, Mr. Rauh was named the President and CEO of

Shelly. During Mr. Rauh’s tenure with Shelly, he was an integral part of the team that completed over thirty acquisitions. He attended The Ohio State University and graduated in 1983 with a Bachelor of Science degree in Business Administration.

Damian Murphy joined the Company as Regional President of the Central Region in August 2009 with over 20 years of experience in the construction materials and mining industries, working with both public and privately held companies. Prior to joining the Company, Mr. Murphy served as Regional President of Oldcastle starting in 2007, Mr. Murphy also worked in the Rocky Mountain region as a Vice President, responsible for aggregates and hot mix asphalt production and sales. Before heading to Colorado, Mr. Murphy worked in the mid-Atlantic for a top 10 privately held aggregate supplier. He began his career in the mining industry in Europe. Mr. Murphy holds a Bachelor of Engineering (“B.E.”) degree with a concentration in Minerals Engineering from the Camborne School of Mines/ Exeter University in the United Kingdom.

Shane Evans joined the Company as Regional President of the West Region in August 2010 with 22 years of experience in the construction materials industry. He started his career working in his family’s construction and materials business where he held various operational and executive positions. Prior to joining the Company, Mr. Evans was part of Oldcastle Materials where he worked for 12 years, most recently as a Division President. Mr. Evans has a Bachelor of Science degree from Montana State University.

Michael Brady joined the Company in April 2009 as Executive Vice President. Before joining the Company, Mr. Brady was a Senior Vice President at Oldcastle Materials with overall responsibility for acquisitions and business development, having joined the company in 2000. Prior to that, Mr. Brady worked in several operational and general management positions in the paper and packaging industry in Ireland, the United Kingdom and Asia Pacific with the Jefferson Smurfit Group, plc (now Smurfit Kappa Group plc). Mr. Brady has a B.E. (Electrical) and a Master of Engineering and Science. (Microelectronics) from University College, Cork in Ireland. He earned his M.B.A. degree from INSEAD in Fontainebleau, France.

Howard Lance began to serve on the Board of Parent starting in October 2012. However, he was formally elected as a director of Parent and Non-Executive Chairman of the Board of Directors in February 2013. He was Chairman of the Board of Directors, President and Chief Executive Officer of Harris Corporation through 2011. Mr. Lance was appointed president and Chief Executive Officer of Harris Corporation and elected to its Board of Directors in January 2003. He was elected chairman of the Board of Directors in June 2003. Before joining Harris Corporation, Mr. Lance was president of NCR Corporation and Chief Operating Officer of its Retail and Financial Group. Previously, he spent 17 years with Emerson Electric Co., where he held senior management positions including Executive Vice President of its Electronics and Telecommunications segment, Chief Executive Officer and director of its Astec electronics subsidiary in Hong Kong, Group Vice President of its Climate Technologies segment and President of its Copeland Refrigeration division.

Neil Simpkins was elected as a director of Parent in August 2009. He is a Senior Managing Director of Blackstone in the Private Equity Group and is based in New York. He currently has global responsibility for portfolio management activities and investments in the healthcare services and industrial sectors. Since joining Blackstone in 1998, Mr. Simpkins has led the acquisitions of TRW Automotive, Vanguard Health Systems, Team Health, LLC, Apria Healthcare Group, Summit Materials and Emdeon, Inc. Before joining Blackstone, Mr. Simpkins was a Principal at Bain Capital. While at Bain Capital, Mr. Simpkins was involved in the execution of investments in the consumer products, industrial, healthcare and information industries. Prior to joining Bain Capital, Mr. Simpkins was a consultant at Bain & Company in the Asia Pacific region and in London. Mr. Simpkins graduated with honors from Oxford University and received an M.B.A. from Harvard Business School. He currently serves as Lead Director of TRW Automotive and Vanguard Health Systems and as a Director of Team Health, LLC, Apria Healthcare Group and Emdeon, Inc.

Ted Gardner was elected as a director of Parent in August 2009. He is a Managing Partner of Silverhawk. Prior to co-founding Silverhawk in 2005, Mr. Gardner was a Managing Partner of Wachovia Capital Partners

(formerly, First Union Capital Partners) from 1989 until 2002. He was a director and Chairman of the Compensation Committee of Kinder Morgan, Inc. from 1999 to 2007 and was a director and the Chairman of Audit Committee of Encore Acquisition Company from 2001 to 2010. He is currently a director of Kinder Morgan Energy Partners and Spartan Energy Partners. Mr. Gardner received a B.A. degree in Economics from Duke University and a J.D. and M.B.A. from the University of Virginia.

Julia Kahr was elected as a director of Parent in August 2009. She is a Managing Director in Blackstone’s Corporate Private Equity group. Since joining Blackstone in 2004, she has been involved in the execution of Blackstone’s investments in SunGard, Encore Medical, DJ Orthopedics and Summit Materials. Before joining Blackstone, she was a Project Leader at the Boston Consulting Group, where she worked with companies in a variety of industries, including health care, financial services, media and entertainment and consumer goods. She is also the sole author of Working Knowledge, a book published by Simon & Schuster in 1998. She currently serves on the Board of Directors of DJ Orthopedics and is also a member of the Board of Directors of Episcopal Social Services. Ms. Kahr received a B.A. in Classical Civilization from Yale University where she graduated summa cum laude. She received an M.B.A. from Harvard Business School.

Corporate Governance Matters

Background and Experience of Directors

When considering whether directors and nominees have the experiences, qualifications, attributes or skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focused on, among other things, each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above. We believe that our Parent’s directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. The members of the Board considered, among other things, the following important characteristics which make each director a valuable member of the Board:

•	Mr. Hill’s extensive knowledge of our industry and significant experience in leading companies.

•	Mr. Murphy’s extensive financial knowledge, including from his service as Chief Financial Officer of Smurfit-Stone Container Corporation and Accuride Corporation.

•

Mr. Lance’s significant management and operational experience from his service in various senior management roles, including as President and Chief Executive Officer of Harris Corporation and President of NCR Corporation.

•	Mr. Simpkins’s significant financial expertise and business experience, including as a Senior Managing Director in the Private Equity Group at Blackstone and Principal at Bain Capital.

•	Mr. Gardner’s extensive business and leadership experience, including as a Managing Partner of Silverhawk and Managing Partner of Wachovia Capital Partners (formerly, First Union Capital Partners).

•	Ms. Kahr’s extensive knowledge of a variety of different industries and her significant financial and investment experience from her involvement in Blackstone, including as Managing Director.

Independence of Directors

We are not a listed issuer whose securities are listed on a national securities exchange or in an inter-dealer quotation system which has requirements that a majority of the board of directors be independent. However, if we were a listed issuer whose securities were traded on the New York Stock Exchange and subject to such requirements, we would be entitled to rely on the controlled company exception contained in Section 303A of the NYSE Listed Company Manual for exception from the independence requirements related to the majority of our Board of Directors. Pursuant to Section 303A of the NYSE Listed Company Manual, a company of which more than 50% of the voting power is held by an individual, a group of another company is exempt from the requirements that its board of directors consist of a majority of independent directors. At December 29, 2012, Blackstone beneficially owns greater than 50% of the voting power of the Company which would qualify the Company as a controlled company eligible for exemption under the rule.

Board Committees

The board of directors of the general partner of Parent (the “Board”) currently consists of six directors. The Board has determined that Mr. Murphy, Board member and Audit Committee Chairman and our Interim Chief Financial Officer since December 18, 2012, qualifies as an “audit committee financial expert” as defined in the federal securities laws and regulations. In light of Mr. Murphy’s role as Interim Chief Financial Officer, he is not considered “independent.”

Audit Committee

The audit committee assists our board of directors with its oversight of the quality and integrity of our accounting, auditing and reporting practices. Pursuant to its charter, the audit committee makes recommendations to our board of directors for the appointment, compensation and retention of the independent auditor. The audit committee’s primary responsibilities include the following:

•

Reviewing and discussing our consolidated financial statements and management’s discussion and analysis of financial condition and results of operations disclosure with management and the independent registered public accountants;

•	Reviewing and discussing our earnings releases and any financial information or earnings guidance given, if any, to investors, creditors, financial analysts and credit rating agencies; and

•	Reviewing and discussing the Company’s risk assessment and risk management policies.

Code of Conduct

Summit Materials’ Code of Conduct applies to all employees, including its board of directors, chief executive officer and chief financial officer. The Code of Conduct sets forth the Company’s conflict of interest policy, records retention policy, insider trading policy and policies for protection of Summit Material’s property, business opportunities and proprietary information. Summit Materials’ Code of Conduct is available free of charge on its website at summit-materials.com under the tab “Investor Relations.” Summit Materials intends to post on its website any amendments to, or waivers from, the Code of Conduct applicable to senior financial executives.

EXECUTIVE AND DIRECTOR COMPENSATION

Executive Compensation

Summary Compensation Table

The following table sets forth all compensation paid to our named executive officers for the year ended December 29, 2012, and their respective titles at December 29, 2012.

Name and Principal Position	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Thomas Hill	510,000	267,750	—	25,594	803,344
Chief Executive Officer

Douglas Rauh	450,000	550,000	838,853	468,548	2,307,401
Regional President—East Region(4)

Shane Evans	357,000	32,130	—	31,854	420,984
Regional President—West Region

Glenn Culpepper(5)	446,505	—	—	31,854	478,359
Former Chief Financial Officer

(1)	Reflects the cash bonuses paid to the named executive officers in 2013 in respect of their services during 2012. The amounts of the bonus payments were determined by the Board of Directors in its discretion. For more information, see “—Bonus and Non-Equity Incentive Plan Compensation.” The amount for Mr. Rauh includes a starting bonus of $400,000 paid in a lump sum and a $150,000 discretionary bonus. For more details, see “—Employment Agreements—Douglas Rauh.”
(2)	The amount reported in the Stock Awards column reflects the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board ASC Topic 718. The assumptions applied in determining the fair value of the stock awards are discussed in Note 19, Employee Long-Term Incentive Plan, to our December 29, 2012 audited consolidated financial statements included elsewhere in this prospectus. This amount reflects our calculation of the value of the awards at the grant date and do not necessarily correspond to the actual value that may ultimately be recognized by the named executive officer. A portion of the shares granted in 2012 vest under certain performance conditions, which are not currently deemed probable of occurring, and, therefore, have not been included in the table above. The unrecognized value of these awards assuming the highest level of performance conditions would be achieved was $176,883 for Mr. Rauh.
(3)	All Other Compensation includes the following items: (a) amounts contributed by Summit Materials under the Summit Materials, LLC Retirement Plan, (b) payments for term life insurance, (c) payments for health insurance, (d) car allowances and (e) relocation costs. Amounts contributed to the Summit Materials, LLC Retirement Plan are matching contributions up to 4% of eligible compensation subject to IRS limits and totaled $9,800 for each of Mr. Hill, Mr. Rauh, Mr. Evans and Mr. Culpepper. Matching contributions are immediately vested. For more information, see “—Summit Materials, LLC Retirement Plan”. Payments for term life insurance were as follows: Mr. Hill—$6,719; Mr. Rauh—$979; Mr. Evans—$979 and Mr. Culpepper—$979. Payments for health insurance were $9,075 for each named executive officer. Payments made by Summit Materials for car allowances were as follows: Mr. Rauh—$20,844; Mr. Evans—$12,000 and Mr. Culpepper—$12,000. Payments made by Summit Materials associated with Mr. Rauh’s relocation were $427,850. For more details about the payments made to Mr. Rauh, see “—Employment Agreements—Douglas Rauh.”
(4)	Effective March 1, 2013, Mr. Rauh has become our Chief Operating Officer.
(5)	Mr. Culpepper resigned effective December 19, 2012.

Employment Agreements

Thomas Hill

Parent entered into an employment agreement with Thomas Hill, dated as of July 30, 2009, whereby Mr. Hill serves as the Chief Executive Officer of the Parent and the Chief Executive Officer of the general partner of Parent (“Parent GP”). Mr. Hill also will continue to serve as a member of the Board so long as he serves in the foregoing capacities. Mr. Hill’s employment agreement had an initial term equal to three years commencing on July 30, 2009, which is automatically extended for additional one-year periods, unless Parent or Mr. Hill provides the other party 60 days prior written notice before the next extension date that the employment term will not be so extended. However, if Parent is dissolved pursuant to the terms of its exempted limited partnership agreement (a “Dissolution”), then the employment term shall automatically and immediately be terminated. On July 30, 2012, Mr. Hill’s employment agreement was automatically extended for an additional year.

Pursuant to the terms of his employment agreement, Mr. Hill’s annual base salary is $500,000, which amount is reviewed annually by the Board, and may be increased (but not decreased). Mr. Hill is also eligible to earn an annual bonus of up to 100% of his base salary based upon the achievement of performance targets established by the Board within the first three months of each fiscal year during the employment term. The Board, in its sole discretion, may appropriately adjust such performance targets in any fiscal year to reflect any merger, acquisition or divestiture affected by the Parent during such fiscal year. Mr. Hill is also entitled to participate in the Parent’s employee benefit plans, as in effect from time to time, on the same basis as those benefits are generally made available to other senior executives of Parent.

If Mr. Hill’s employment is terminated (i) by Parent with Cause or (ii) by him other than as a result of a “Constructive Termination,” he will be entitled to certain accrued amounts. If Mr. Hill’s employment is terminated as a result of his death or “Disability” (as defined in the employment agreement), he will be entitled to, in addition to certain accrued amounts, a pro rata portion of the annual bonus, if any, that Mr. Hill would have been entitled to receive, payable when such annual bonus would have otherwise been payable to him had his employment not been terminated. If Mr. Hill’s employment is terminated (i) by Parent without Cause or (ii) by him as a result of a “Constructive Termination” (as defined in the employment agreement), subject to his continued compliance with certain restrictive covenants and his non-revocation of a general release of claims, he will be entitled to receive, in addition to certain accrued amounts, (i) continued payment of his base salary in accordance with the Parent’s normal payroll practices, as in effect on the date of termination of his employment, until 18 months after the date of such termination and (ii) an amount equal to one and one-half times his annual bonus in respect of the fiscal year immediately preceding the applicable year of his termination of employment; provided that the aggregate amounts shall be reduced by the present value of any other cash severance or termination benefits payable to him under any other plans, programs or arrangements of the Parent or its affiliates.

In the event (i) Mr. Hill elects not to extend the employment term or (ii) of a “Dissolution” with a “Negative Return” (as such terms are defined in the employment agreement), unless Mr. Hill’s employment is earlier terminated, Mr. Hill’s termination of employment shall be deemed to occur on the close of business on the earlier of the effective date of “Dissolution” or the day immediately preceding the next scheduled extension date, and Mr. Hill shall be entitled to receive certain accrued amounts. In the event (i) that Parent elects not to extend the employment term or (ii) of a “Dissolution” with a “Positive Return” (as such terms are defined in his employment agreement), Mr. Hill shall be treated as terminated without Cause effective as of the close of business on the day immediately preceding the next scheduled extension date or the effective date of the “Dissolution,” and shall be entitled to receive the amounts and benefits described above.

Pursuant to the terms of his employment agreement, Mr. Hill is subject to the following covenants: (i) a covenant not to disclose confidential information while employed and at all times thereafter; (ii) a covenant not to compete for a period of 18 months following his termination of employment for any reason; and (iii) a covenant not to solicit employees or customers for a period of 18 months following his termination of employment for any reason.

Douglas Rauh

Parent entered into an employment agreement with Douglas Rauh, dated as of December 29, 2011, whereby Mr. Rauh serves as our Regional President, Eastern Division. Mr. Rauh’s employment agreement has an initial term equal to three years commencing on January 1, 2012 which will be automatically extended for additional one-year periods, unless Parent or Mr. Rauh provides the other party 60 days prior written notice before the next extension date that the employment term will not be so extended. The employment term will automatically and immediately be terminated upon a “Dissolution” (as defined in the employment agreement).

Pursuant to the terms of his employment agreement, Mr. Rauh’s annual base salary is $450,000, which amount is reviewed annually by the Board, and may be increased (but not decreased). Mr. Rauh is also eligible to earn an annual bonus of up to 60% of his base salary based upon the achievement of performance targets established by the Board within the first three months of each fiscal year during the employment term, with a potential bonus of up to 90% of his base salary for extraordinary performance. The Board, in its sole discretion, may appropriately adjust such performance targets in any fiscal year to reflect any merger, acquisition or divestiture affected by the Parent during such fiscal year. Notwithstanding the foregoing, Mr. Rauh’s minimum annual bonus for 2012 (payable in 2013) was $150,000. In addition, after Mr. Rauh commenced his employment, Parent paid Mr. Rauh a starting bonus of $400,000 in a lump sum. Mr. Rauh is entitled to a car allowance in the amount of $1,000 per month for car expenses, in addition to reimbursement from the Parent for Mr. Rauh’s actual expenditures for gasoline, upon submission of appropriate documentation.

The employment agreement provides that Parent reimburse Mr. Rauh for any loss suffered by Mr. Rauh in connection with the sale of his residence in Ohio, the actual out of pocket loss incurred by Mr. Rauh on the sale of his residence in Ohio, a gross-up of all income taxes imposed on Mr. Rauh in connection with the reimbursement payment, the cost of up to three visits by Mr. Rauh and his family to the Washington, D.C. area in connection with the search for a new residence, three months of the reasonable rental of a house in the Washington, D.C. area, and reasonable moving expenses incurred by Mr. Rauh in connection with his relocation. These obligations were satisfied by Parent in 2012 and are included in the “All Other Compensation” column of the Summary Compensation Table. In addition, the agreement provides that Parent reimburse Mr. Rauh for his out of pocket costs for payment of COBRA continuation premiums in connection with health care insurance covering Mr. Rauh and his family, until such time as Mr. Rauh and his family obtain coverage under the Parent’s health care insurance plan. These obligations were satisfied by Parent in 2012 and are included in the “All Other Compensation” column of the Summary Compensation Table. Mr. Rauh is also entitled to participate in the Parent’s employee benefit plans as in effect from time to time, on the same basis as those benefits are generally made available to other senior executives of Parent.

If Mr. Rauh’s employment is terminated (i) by Parent with “Cause” (as defined in the employment agreement) or (ii) by him other than as a result of a “Constructive Termination” (as defined in the employment agreement), he will be entitled to certain accrued amounts, and if Mr. Rauh’s employment is terminated as a result of his death or “Disability” (as defined in his employment agreement), he will be entitled to (a) certain accrued amounts, (b) a pro rata portion of the annual bonus, if any, that Mr. Rauh would have been entitled to receive, payable when such annual bonus would have otherwise been payable to him had his employment not terminated, and (c) the costs of COBRA health continuation coverage for 18 months (or, if shorter, until COBRA coverage ends under Parent’s group health plan). If Mr. Rauh’s employment is terminated (i) by Parent without Cause or (ii) by him as a result of a “Constructive Termination” (as defined in the employment agreement), subject to his continued compliance with certain restrictive covenants and his non-revocation of a general release of claims, he will be entitled to receive, in addition to certain accrued amounts, (i) continued payment of his base salary in accordance with the Parent’s normal payroll practices, as in effect on the date of termination of his employment, until 24 months after the date of such termination (or 12 months if the termination occurs on or after January 1, 2014) (the “Severance Period”), (ii) an amount equal to one and two times (or only one time if the termination occurs on or after January 1, 2014) Mr. Rauh’s annual bonus in respect of the fiscal year immediately preceding the applicable year of Mr. Rauh’s termination of employment, payable in equal monthly installments for 18 months after the date of such termination, and (iii) the costs of COBRA health continuation coverage for the lesser of the Severance Period or 18 months (or, if shorter, until COBRA coverage ends under Parent’s group health plan); provided that the aggregate amounts shall be reduced by the present value of any other cash severance or termination benefits payable to Mr. Rauh under any other plans, programs or arrangements of the Parent or its affiliates.

In the event (i) Mr. Rauh elects not to extend the employment term or (ii) of a “Dissolution” (as such term is defined in his employment agreement) in connection with which the Sponsors do not receive a return on their investment, unless Mr. Rauh’s employment is earlier terminated, Mr. Rauh’s termination of employment shall be deemed to occur on the close of business on the earlier of the effective date of “Dissolution” or the day immediately preceding the next scheduled extension date, and Mr. Rauh shall be entitled to receive certain accrued amounts. In the event (i) that Parent elects not to extend the employment term or (ii) of a “Dissolution” (as such term is defined in his employment agreement) in connection with which the Sponsors receive a return on their investment, Mr. Rauh shall be treated as terminated without Cause effective as of the close of business on the day immediately preceding the next scheduled extension date or the effective date of the “Dissolution,” and shall be entitled to receive the amounts and benefits described above.

Pursuant to the terms of his employment agreement, Mr. Rauh is subject to the following covenants: (i) a covenant not to disclose confidential information while employed and at all times thereafter; (ii) a covenant not to compete for a period of 12 months (24 months if the Severance Period is 24 months) following his termination of employment for any reason; and (iii) a covenant not to solicit employees or customers for a period of 12 months (24 months if the Severance Period is 24 months) following his termination of employment for any reason.

Shane Evans

Under the employment arrangement between Summit Materials and Shane Evans, Mr. Evans serves as our Regional President Western Division. Mr. Evans’s annual base salary is $350,000. In addition, Mr. Evans is also eligible to earn an annual bonus of up to 60% of his base salary based upon the achievement of performance targets established by the Board within the first three months of each fiscal year during the employment term, and the Board, in its sole discretion, may appropriately adjust such performance targets in any fiscal year to reflect any merger, acquisition or divestiture affected by the Parent during such fiscal year. Mr. Evans received a signing bonus of $150,000 upon commencing employment. Mr. Evans is entitled to a car allowance in the amount of $1,000 per month. Mr. Evans is also entitled to participate in employee benefit plans as in effect from time to time.

Glenn Culpepper

Glenn Culpepper, our former Chief Financial Officer, received a salary and benefits substantially consistent with a draft employment agreement delivered to him in June 2010 prior to the commencement of his employment. Mr. Culpepper’s draft employment agreement contemplated an initial term equal to three years commencing in June 2010, which was to be automatically extended for additional one-year periods, unless Parent or Mr. Culpepper provided the other party 60 days prior written notice before the next extension date that the employment term will not be so extended.

The draft employment agreement contemplated an annual base salary of $425,000, such amount to be reviewed annually by the Board, and subject to increase (but not decrease). It also contemplated that Mr. Culpepper would be eligible to earn an annual bonus of up to 70% of his base salary (the “Target”), as defined in the draft employment agreement, based upon the achievement of performance targets established by the Board within the first three months of each fiscal year during the employment term, with a potential bonus of up to 150% of the Target for extraordinary performance; provided, however, the Board, in its sole discretion, could appropriately adjust such performance targets in any fiscal year to reflect any merger, acquisition or divestiture affected by the Parent during such fiscal year. Notwithstanding the foregoing, the draft employment agreement provided that Mr. Culpepper’s minimum annual bonus for 2010 was $212,500. Promptly after Mr. Culpepper commenced his employment, Parent paid Mr. Culpepper a starting bonus of $700,000 in a lump sum minus applicable deductions. The draft employment agreement also contemplated that Mr. Culpepper would be entitled to a car allowance for rental or lease in the amount of $1,000 per month and that he would be entitled to participate in the Parent’s employee benefit plans as in effect from time to time, on the same basis as those benefits are generally made available to other senior executives of Parent.

Bonus and Non-Equity Incentive Plan Compensation

Pursuant to their employment arrangements as discussed above, each named executive officer is eligible to earn an annual bonus of up to a specified percentage of such named executive officer’s base salary based upon the achievement of performance targets established by the Board within the first three months of each fiscal year during such named executive officer’s employment term. The performance targets may be based on EBITDA and/or free cash flow targets; however, the Board, in its discretion, may adjust such performance targets in any fiscal year to reflect any merger, acquisition or divestiture affected by the Company during such fiscal year. In fiscal 2012, the performance targets were primarily based on EBITDA. During fiscal 2012, although the Company’s actual EBITDA result did not meet the target EBITDA and thus the named executive officers were not entitled to their cash payments under the non-equity compensation plan awards, the Board in its discretion determined to make cash bonus payments to Mr. Hill, Mr. Rauh and Mr. Evans, as disclosed in the footnote to the bonus column of the Summary Compensation Table above.

Employee Long-Term Incentive Plan

Certain of our employees, including our named executive officers, received Class D unit interests in the Parent between the fiscal years of 2009 and 2012. The Class D units provide rights to cash distributions based on a predetermined distribution formula (as provided for in the Second Amended and Restated Agreement of Exempted Limited Partnership dated January 29, 2010) upon the Parent’s general partner declaring a distribution. There are four categories of Class D units: Class D-1 U.S. Interests; Class D-1 Non-U.S. Interests; Class D-2 U.S. Interests and Class D-2 Non-U.S. Interests. Under the exempted limited partnership agreement, these units would be entitled to distributions as determined by the Board on a pro rata basis with the Class B and Class C Units after returns of capital to Class A and Class B Holders (Blackstone and other Sponsors) and a preferential distribution to Class C Holders.

Generally, 50% of each category of Class D-1 units vest with the passage of time (“time-vesting interests”) and the remaining 50% of the Class D-1 units and all Class D-2 units vest when certain investment returns are achieved by the Parent’s investors (“performance-vesting interests”). Of the time-vesting-interests, subject to the holder’s continued employment through the applicable vesting date, 20% vest on the first anniversary of the grant date and the remaining 80% vest monthly over the four-year period beginning on the first anniversary thereof. The time-vesting interests will become fully vested on an accelerated basis upon a change in control while the employee continues to provide services to the Company. Any of the time-vesting interests that are unvested on termination of the employee’s services will be forfeited by the employee.

The performance-vesting interests vest when certain investment returns are achieved by the Parent’s investors while the employee continues to provide services to the Company or its subsidiaries. There are two performance levels at which performance-vesting interests generally vest, with performance-vesting interests that are Class D-1 units vesting if the Parent’s investors receive a return on invested capital of 1.75 times their initial investment, and performance-vesting interests that are Class D-2 units vesting if the Parent’s investors receive a return on invested capital of 3.00 times their initial investment.

Unvested interests are generally forfeited upon any termination of employment by the holder However, if the employee is terminated without “Cause” or resigns due to a “Constructive Termination” (each as defined in such employee’s employment agreement with the Company) within 12 months preceding a “Change of Control” or a “Public Offering” (each as defined in the Parent’s agreement of exempted limited partnership) any performance-vesting interests that would have been eligible to vest in connection with such transaction shall be restored and shall be eligible to vest based on the proceeds of such transaction.

If a holder’s employment is terminated by us for “Cause”, or the holder violates a restrictive covenant, any vested Class D units are automatically forfeited. If a holder’s employment is terminated by us without “Cause”, we may, under specified circumstances, repurchase the holder’s vested Class D units at a price per unit equal to the fair market value of such Class D units, minus any amounts already distributed to the holder in respect of such Class D units.

If a holder’s employment terminates as a result of the voluntary resignation of the holder, we may elect to convert all of the employee’s Class D units into a right to a fixed cash payment capped at a specified amount determined at the time of termination. The fixed cash payment calculated for this purpose is an amount equal to the fair market value of the holder’s vested Class D units minus any amounts already distributed to the holder in respect of such Class D units.

Summit Materials, LLC Retirement Plan

We have a qualified contributory retirement plan established to qualify as a deferred salary arrangement under Section 401(k) of the Internal Revenue Code of 1986, as amended. The plan covers all employees, including our named executive officers, who are limited to their annual tax deferred contribution limit as allowed by the Internal Revenue Service and may contribute up to 75% of their gross wages. We provide for matching contributions to the plan, including 100% of pre-tax employee contributions and up to 4% of eligible compensation. Employer contributions vest immediately.

Potential Payments upon Termination or Change of Control

In the event of a termination of employment or change of control, Class D Units are subject to acceleration or extended periods during which the Class D Units have an opportunity to vest, as described in “—Employee Long-Term Incentive Plan” above, and the named executive officers are entitled to the cash and non-cash severance benefits in accordance with the terms of their employment agreements, as described in “—Employment Agreements.”

Compensation Committee Interlocks and Insider Participation

Presently, the Board does not have a compensation committee. All decisions about our executive compensation in fiscal 2012 were made by the Board. Mr. Hill, who is the Chairman of the Board and our President and Chief Executive Officer, generally participates in discussions and deliberations of the Board regarding executive compensation. Other than Mr. Hill and Mr. Murphy, who has served as our Interim Chief Financial Officer since December 18, 2012, no other member of the Board was at any time during fiscal 2012, or at any other time, one of our officers or employees. We are parties to certain transactions with our Sponsors described in “Certain Relationships and Related Party Transactions.” None of our executive officers has served as a director or member of a compensation committee (or other committee serving an equivalent function) of any entity, one of whose executive officers served as a director of Parent GP.

Outstanding Equity Awards at 2012 Fiscal Year End

A summary of the outstanding equity awards for each named executive officer as of December 29, 2012 is as follows:

	Stock Awards
Name	Grant Date	Number of shares or units of stock that have not vested (#)(1)	Market value of shares or units of stock that have not vested ($)(2)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)(3)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)(2)
Thomas Hill	08/25/2009	50	189,175	195	596,277
	02/17/2010	100	377,282	312	953,005
	04/16/2010	20	75,561	58	178,320
	05/27/2010	151	568,757	407	1,241,226
	08/02/2010	86	324,024	218	665,832
	09/15/2010	52	195,409	123	376,527
	11/30/2010	9	32,000	20	61,608
	05/27/2011	73	275,181	140	425,522
	08/02/2011	59	223,101	107	327,145
	10/28/2011	36	135,153	61	186,193

Douglas Rauh	01/01/2012	223	838,853	290	884,416

Shane Evans	09/15/2010	105	394,370	249	759,897
	11/30/2010	2	5,647	4	10,872
	05/27/2011	13	48,561	25	75,092
	08/02/2011	10	39,371	19	57,732
	10/28/2011	6	23,851	11	32,858

Glenn Culpepper(4)		—	—	—	—

(1)	Reflects time-vesting Class D Units, which vest 20% on the first anniversary of the grant date and the remaining 80% vest monthly over the four-year period beginning on the first anniversary thereof.
(2)	Reflects the aggregated market values at December 29, 2012 based on the most recent valuation of the Class D Units.
(3)	Reflects performance-vesting interests that vest when certain investment returns are achieved by the Parent’s investors while the employee continues to provide services to the Company or its subsidiaries.
(4)	Mr. Culpepper forfeited his unvested Class D units upon his resignation on December 19, 2012.

Director Compensation

We do not currently pay our Directors who are either employed by us, Blackstone or Silverhawk any compensation for their services as directors. Our other Directors receive compensation for each quarter serving as a Director. We may also reimburse our other directors for any reasonable expenses incurred by them in connection with services provided in such capacity. Our other directors may also receive equity incentive awards under our incentive plans.

Howard Lance

Howard Lance began to serve on the Board of Parent starting in October 2012. However, he was formally elected as a director of Parent in February 2013. Mr. Lance is entitled to an annual cash retainer of $250,000 for his service as director. In connection with joining the Board, Mr. Lance received an equity-based incentive arrangement that will provide him with the economic equivalent of stock options over $2,500,000 of Parent’s equity securities. The structure of the equity incentive will be consistent with those applicable generally to Parent’s existing management team, except that Mr. Lance’s equity award will be subject to vesting based solely on his continued service on the Board.

2012 Director Compensation

The table below summarizes the compensation paid to non-employee Directors for the year ended December 29, 2012.

Name	Fees Earned or Paid in Cash ($)		Stock awards ($)
John Murphy	100,000	(1)	9,606	(2)
Neil Simpkins	—		—
Ted Gardner	—		—
Julia Kahr	—		—
Howard Lance(3)	62,500		—

(1)	Mr. Murphy received $25,000 for each fiscal quarter serving as a director.
(2)	The amount reported in the Stock Awards column reflects the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board ASC Topic 718. The assumptions applied in determining the fair value of the stock awards are discussed in Note 19, Employee Long-Term Incentive Plan, to our December 29, 2012 audited consolidated financial statements included elsewhere in this prospectus. This amount reflects our calculation of the value of the awards at the grant date and do not necessarily correspond to the actual value that may ultimately be recognized by the director. A portion of the shares granted in 2012 vest under certain performance conditions, which are not currently deemed probable of occurring, and, therefore, have not been included in the table above. The unrecognized value of these awards assuming the highest level of performance conditions would be achieved was $10,127 for Mr. Murphy. At fiscal year end, the aggregate number of stock awards outstanding for each director was six Class D Units outstanding for Mr. Murphy.
(3)	Mr. Lance began to serve on the Board starting in October 2012. However, he was formally elected as director in February 2013.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Parent owns 100% of the limited liability company interests of Summit Materials Holdings, LLC, which owns 100% of the limited liability company interests of Summit Materials Intermediate Holdings, LLC, which owns 100% of the limited liability company interests of Summit Materials, which owns 100% of the issued and outstanding common stock of Summit Materials Finance Corp. The limited partnership interests of Parent consist of Class A-1 Units, Class A-2 Units, Class B-1 Units, Class C Units and Class D-1 Units and Class D-2 Units. Class A-1 Units are equity interests in Parent and have economic characteristics that are similar to those of shares of preferred stock in a corporation. Class A-2 Units are equity interests in Parent that are issuable only upon the exchange of Class B-1 Units, Class C Units and Class D-1 Units or Class D-1 Units for Class A-2 Units following any transfer of any such units (other than transfers to certain permitted transferees) and have similar economic rights as Class A-1 Units. Class B Units are equity interests in Parent and have similar economic rights as Class A-1 Units. Class C Units are equity interests in Parent that have been issued to certain start-up partners of Parent and have economic characteristics similar to those of shares of junior preferred stock in a corporation. Class D-1 Units and Class D-2 Units are partnership profits interests having economic characteristics similar to stock appreciation rights and are subject to different vesting schedules and other conditions including certain transfer restrictions and put and call rights applicable only to employees or the other holders thereof. For additional information, see “Management—Executive and Director Compensation” and “Certain Relationships and Related Party Transactions.”

The following table sets forth information with respect to the beneficial ownership of the Class A-1 Units and Class A-2 Units of Parent taken together as a single class, the Class B-1, the Class C Units of Parent, the Class D-1 and Class D-2 Units taken together as a single class and the aggregate Class A-1 Units, Class A-2 Units, Class B-1 Units, Class C Units, Class D-1 Units and Class D-2 Units taken together as a single class, in each case, as of December 29, 2012 for (i) each individual or entity known by us to own beneficially more than 5% of the aggregate units, (ii) each of our named executive officers, (iii) each of our directors and (iv) all of our directors and our executive officers as a group.

The amounts and percentages of units beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Except as otherwise indicated in the footnotes below, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated Class A-1 Units, Class A-2 Units, Class B-1 Units, Class C Units, Class D-1 Units and Class D-2 Units. Unless otherwise noted, the address of each beneficial owner of is c/o Summit Materials, LLC, 2900 K Street NW, Suite 100, Harbourside North Tower Building, Washington, D.C. 20007.

Name and Address of Beneficial Owner	Class A Units			Class B-1 Units		Class C Units		Class D Units		Aggregate
	Amount and Nature of Beneficial Ownership	Percent		Amount and Nature of Beneficial Ownership	Percent	Amount and Nature of Beneficial Ownership	Percent	Amount and Nature of Beneficial Ownership	Percent	Amount and Nature of Beneficial Ownership		Percent
Blackstone Funds(1)	29,173	91.60%		—	—	—	—	—	—	29,173	(2)	69.86%
Silverhawk Summit, L.P.(3)	1,572	5.03%		—	—	260	35.91%	—	—	1,832		4.39%
Thomas Hill	108		*	—	—	133	18.37%	—	—	241		*
John Murphy	—	—		—	—	—	—	—	—	—		—
Douglas Rauh	—	—		—	—	—	—	—	—	—		—
Damian Murphy	—	—		—	—	—	—	—	—	—		—
Shane Evans	—	—		—	—	—	—	—	—	—		—
Michael Brady	25		*	—	—	31	4.28%	—	—	56		*
Howard Lance	—	—		—	—	—	—	—	—	—		—
Neil Simpkins(4)	—	—		—	—	—	—	—	—	—		—
Ted Gardner(5)	100		*	—	—	124	17.13%	—	—	224		*
Julia Kahr(6)	—	—		—	—	—	—	—	—	—		—
Glenn Culpepper	—	—		—	—	—	—	—	—	—		—
All Directors and Executive Officers as a Group (10 persons)	233		*	—	—	288	39.78%	—	—	521		1.25%

*	Less than 1%.
(1)	Units of Parent shown as beneficially owned by the Blackstone Funds (as hereinafter defined) are held by the following entities: (i) Blackstone Capital Partners (Cayman) V-NQ L.P. (“BCP Cayman V”) owns 23,602 Class A-1 Units representing 75.49% of the outstanding Class A Units of Parent; (ii) Blackstone Capital Partners (Cayman) NQ V-AC L.P. (“BCP Cayman NQ”) owns 4,975 Class A-1 Units representing 15.91% of the outstanding Class A Units of Parent; (iii) Summit BCP Intermediate Holdings L.P. (“Summit BCP”) owns 536 Class A-1 Units representing 1.71% of the outstanding Class A Units of Parent; (iv) Blackstone Participation Partnership (Cayman) V-NQ L.P. (“BPP”) owns 22 Class A-1 Units representing 0.07% of the outstanding Class A-1 Units of Parent; and (v) Blackstone Family Investment Partnership (Cayman) V-NQ L.P. (“BFIP”) owns 38 Class A-1 Units representing 0.12% of the outstanding Class A Units of Parent (BCP Cayman V, BCP Cayman NQ, Summit BCP, BPP and BFIP are collectively referred to as the “Blackstone Funds”). The general partner of BCP Cayman V and BCP Cayman NQ is Blackstone Management Associates (Cayman) V-NQ L.P. The general partner of Summit BCP is Summit BCP Intermediate Holdings GP, Ltd., and BFIP is the sole member and controlling entity of Summit BCP. The general partner and controlling entity of BFIP, BPP and Blackstone Management Associates (Cayman) V-NQ L.P. is BCP V-NQ GP L.L.C. Blackstone Holdings III L.P. is the managing member and majority interest owner of BCP V-NQ GP L.L.C. Blackstone Holdings III L.P. is indirectly controlled by The Blackstone Group L.P. and is owned, directly or indirectly, by Blackstone professionals and The Blackstone Group L.P. The Blackstone Group L.P. is controlled by its general partner, Blackstone Group Management L.L.C., which is in turn wholly owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of such Blackstone entities and Mr. Schwarzman may be deemed to beneficially own the securities beneficially owned by the Blackstone Funds directly or indirectly controlled by it or him, but each disclaims beneficial ownership of such securities except to the extent of its or his indirect pecuniary interest therein. The address of each of the Blackstone entities listed in this note is c/o The Blackstone Group L.P., 345 Park Avenue, New York, NY 10154.
(2)	The limited partnership agreement of Parent Holdings (i) provides that, prior to an initial public offering, the Blackstone Funds have the right to require each unit owned by an employee to participate in any transaction constituting a change of control or the sale of all or substantially all of the assets of Parent to a third-party (in either case, with respect to U.S. investments only, non-U.S. investments only or both) and (ii) generally restricts the transfer of each unit owned by an employee until twelve months following an initial public offering. As a result, the Blackstone Funds may be deemed to beneficially own 95.60% of outstanding units of Parent. The units of Parent held by employees that may be so deemed beneficially owned by the Blackstone Funds are not reported in the table above. For additional information, see “Management—Executive and Director Compensation” and “Certain Relationships and Related Party Transactions.”
(3)	Silverhawk Summit, L.P.is controlled by Silverhawk Capital Partners GP II, L.P. and is owned, directly or indirectly, by Silverhawk Capital Partners, LLC. The address of each of the Silverhawk entities listed in this note is c/o Silverhawk Capital Partners, LLC, 140 Greenwich Ave, 2nd Floor, Greenwich, CT 06830.
(4)	Mr. Simpkins is a Senior Managing Director of The Blackstone Group. Mr. Simpkins disclaims beneficial ownership of any shares owned directly or indirectly by the Blackstone Funds, except to the extent of his indirect pecuniary interest therein. Mr. Simpkins’ address is c/o The Blackstone Group, L.P., 345 Park Avenue, New York, NY 10017.

(5)	Mr. Gardner is a Managing Partner of Silverhawk Capital Partners, LLC. Mr. Gardner disclaims beneficial ownership of any shares owned directly or indirectly by Silverhawk, except to the extent of his indirect pecuniary interest therein. Mr. Gardner’s address is c/o Silverhawk Capital Partners, LLC, 140 Greenwich Ave, 2nd Floor, Greenwich, CT 06830.
(6)	Ms. Kahr is a Managing Director of The Blackstone Group. Ms. Kahr disclaims beneficial ownership of any shares owned directly or indirectly by the Blackstone Funds, except to the extent of his indirect pecuniary interest therein. Ms. Kahr’s address is c/o The Blackstone Group L.P., 345 Park Avenue, New York, NY 10017.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transaction and Management Fee Agreement

In connection with the formation of Parent, Parent entered into a transaction and management fee agreement with Blackstone Management Partners L.L.C. (“BMP”). Under this agreement, BMP (including through its affiliates) agreed to provide monitoring, advisory and consulting services relating to Parent and its subsidiaries. In consideration for the services, Parent will pay, or cause to be paid, to BMP a management fee which, for the year ended December 31, 2010 and subsequent years, is equal to the greater of $300,000 or 2.0% of Parent’s consolidated EBITDA for the immediately preceding fiscal year. BMP shall have no obligation to provide any other services to Parent absent express agreement. In addition, in consideration of BMP undertaking financial and structural analysis, due diligence investigations, corporate strategy and other advice and negotiation assistance necessary to enable Parent and its subsidiaries to undertake acquisitions, the Partnership will pay to BMP a transaction fee equal to (x) 1.0% of the aggregate enterprise value of any acquired entity or (y) if such transaction is structured as an asset purchase or sale, 1.0% of the consideration paid for or received in respect of the assets acquired or disposed of. In addition, Parent has agreed to indemnify BMP and its affiliates against liabilities relating to the services contemplated by the transaction and management fee agreement and will reimburse BMP and its affiliates for out-of-pocket expenses incurred in connection with providing such services.

At any time in connection with or in anticipation of a change of control of Parent, a sale of all or substantially all of Parent’s assets or an initial public offering of common equity of Parent or its successor (including any other entity used as a vehicle for an initial public offering), BMP may elect to receive, subject to the achievement of certain thresholds, in consideration of BMP’s role in facilitating such transaction and in settlement of the termination of the services provided under the transaction and management fee agreement, a single lump sum cash payment equal to the then-present value of all then-current and future annual management fees payable under the transaction and management fee agreement, assuming a hypothetical organic consolidated EBITDA growth rate equal to the growth rate over the prior twelve months and a termination date of the agreement to be the tenth anniversary of the date of the agreement. The transaction and management fee agreement will continue until the earlier of (x) the tenth anniversary of the date of the agreement, (y) the date BMP ceases to perform services and provides written notice thereof to Parent, or (z) such earlier date as Parent and BMP may mutually agree in writing.

Under the transaction and management fee agreement, BMP is permitted to, and has, assigned a portion of the fees to which it is entitled to receive from Parent thereunder to Silverhawk Summit, L.P. and to certain members of management.

Under the transaction and management fee agreement, during the years ended December 29, 2012, December 31, 2011 and December 31, 2010, Summit Materials paid BMP transaction fees of $0.0, $0.8 million, $7.7 million, respectively, and management fees of $2.1 million, $4.3 million and $1.1 million, respectively.

Exempted Limited Partnership Agreement of Parent

The Sponsors and certain of our current and former officers, directors, employees and certain investors who rolled over equity in companies we acquired, indirectly beneficially own our equity interests through their respective ownership of partnership interests in Parent. Certain members of management indirectly beneficially own equity interests in Summit Materials through their respective ownership of certain classes of incentive partnership interests in Parent issued as part of an equity incentive program. Summit Materials is indirectly wholly-owned and controlled by Parent.

The exempted limited partnership agreement of Parent provides that, except as otherwise set forth in the agreement, Parent GP has the exclusive right to manage, conduct and control the business of Parent. The agreement also includes provisions with respect to restrictions on transfer of partnership interests, rights of first offer, tag-along rights, drag-along rights and the right of Blackstone to cause an initial public offering, as well as certain other provisions, including with respect to registration rights and certain approval rights.

Shareholders Agreement of Parent GP

Parent GP is party to a shareholders agreement with Blackstone, Silverhawk, our chief executive officer, Tom Hill, Ted Gardner, Michael Brady and certain other shareholders, which governs certain matters relating to ownership of Parent GP, including with respect to restrictions on the issuance or transfer of shares, affiliate transactions and various corporate governance matters. Pursuant to the terms of the shareholders agreement, Parent GP is managed by a board of directors, currently consisting of four individuals, two of whom are nominees of Blackstone, one of whom is a nominee of Silverhawk and one of whom is our chief executive officer. Under the shareholders agreement, owners of Class A interests of Parent are required to own shares of Parent GP. The majority of Parent GP is owned by Blackstone.

Management Equity Purchase Plan

Parent maintains equity incentive arrangements for executives and other senior management employees. Consistent with these arrangements, certain members of our management team have purchased and/or received, and may, from time to time, purchase and/or receive, equity interests or profit interests in Parent. Such purchases or awards of equity interests or profit interests may represent a substantial portion of the equity or profits of Parent.

Temporary Acquisition Financing from Blackstone

During the second half of 2010, we received an aggregate of $77.5 million in temporary acquisition financing, at an interest rate of 1.01% per annum, from Blackstone that we used as temporary financing for our acquisitions of RK Hall and Con-Agg. We repaid the temporary acquisition financing in full, including approximately $0.1 million in interest on December 17, 2010 with proceeds from Summit Materials Companies I, LLC’s amended and restated credit agreement.

Commercial Transactions with Sponsor Portfolio Companies

Our Sponsors and their respective affiliates have ownership interests in a broad range of companies. We have entered and may in the future enter into commercial transactions in the ordinary course of our business with some of these companies, including the sale of goods and services and the purchase of goods and services. None of these transactions or arrangements is expected to be material to us.

Procedures with Respect to Review and Approval of Related Person Transactions

Parent GP has not adopted a formal written policy for the review and approval of transactions with related persons. However, the exempted limited partnership agreement of Parent provides that the members of the board of directors of Parent GP shall review and approve transactions with related persons in certain circumstances.

Interim Chief Financial Officer

Mr. Murphy was appointed our Interim Chief Financial Officer effective as of December 18, 2012. In connection with his service as our Interim Chief Financial Officer, we pay Mr. Murphy a retainer equal to $446,500 per annum (or $37,208 per month). For the period from December 18, 2012 through December 29, 2012, Mr. Murphy did not receive any compensation.

DESCRIPTION OF OTHER INDEBTEDNESS

Senior Secured Credit Facilities

Overview

On January 30, 2012, we entered into a senior secured credit facility with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc., as joint lead arrangers, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., UBS Securities LLC, Barclays Capital, Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., as joint bookrunners, Bank of America, N.A., as administrative agent, collateral agent and swing line lender, Bank of America, N.A., as letter of credit issuer, and Citigroup Global Markets Inc., as syndication agent.

The senior secured credit facilities currently provide senior secured financing in an amount of $572.0 million, consisting of a $150.0 million five-year revolving credit facility and a $422.0 million seven-year term loan facility. The revolving credit facility includes capacity available for letters of credit and for borrowings on same-day notice referred to as the swingline loans.

Our senior secured credit facilities include an uncommitted incremental facility that allow us the option to increase the amount available under the term loan facility and/or the revolving credit facility by (i) $135.0 million and (ii) an additional amount so long as we are in pro forma compliance with a consolidated first lien net leverage ratio. Availability of such incremental facilities will be subject to, among other conditions, the absence of an event of default and pro forma compliance with the financial covenants under our credit agreement and the receipt of commitments by existing or additional financial institutions.

In February 2013, we entered into Amendments to our senior secured credit facilities that, among other things: (i) reduced the applicable margins used to calculate interest rates for term loans under our senior secured credit facilities by 1.0%; (ii) reduced the applicable margins used to calculate interest rates for $131.0 million of tranche A revolving credit loans available under the senior secured credit facilities by 1.0% (with no reductions to the applicable margins for the remaining $19.0 million of available revolving credit loans); (iii) increased term loans borrowed under our term loan facility by $25.0 million with the same terms as the existing term loans (bringing total term loan borrowings to approximately $422.0 million); (iv) included a requirement that we pay a fee equal to 1.0% of the principal amount of term loans repaid in connection with certain repricing or refinancing transactions within six months after February 5, 2013; and (v) created additional flexibility under the financial maintenance covenants, which are tested quarterly, by increasing the applicable maximum Consolidated First Lien Net Leverage Ratio and reducing the applicable minimum Interest Coverage Ratio (each as defined in the Credit Agreement governing our senior secured credit facilities).

Interest Rate and Fees

Borrowings under our senior secured credit facilities will bear interest at a rate per annum equal to an applicable margin plus, at our option, either (i) a base rate determined by reference to the highest of (a) the Federal Funds rate plus 0.50%, (b) the prime rate of Bank of America, N.A. and (c) the British Bankers Association LIBOR Rate (subject to a LIBOR floor in the case of the term loan facility) plus 1.00% or (ii) a British Bankers Association LIBOR rate (subject to a LIBOR floor in the case of the term loan facility) determined by reference to Reuters two business days prior to the interest period relevant to such borrowing adjusted for certain additional costs. The applicable margin on our revolving credit facility will be subject to a step-down upon our attaining certain consolidated first lien net leverage ratios.

In addition to paying interest on outstanding principal under our senior secured credit facility, we will be required to pay a commitment fee to the lenders under the revolving credit facility in respect of the unutilized commitments thereunder. We will also pay customary letter of credit and agency fees.

Mandatory Prepayments

The credit agreement governing our senior secured credit facilities will require us to prepay outstanding term loans, subject to certain exceptions, with:

•

commencing with the fiscal year ended December 29, 2012, 50% (which percentage will be reduced to 25% and 0% upon our attaining certain consolidated first lien net leverage ratios) of our annual excess cash flow less the principal amount of certain debt prepayments;

•

100% of the net proceeds from certain asset sales and casualty and condemnation proceeds, subject to certain threshold amounts of net proceeds and, if no default exists, to a 100% reinvestment right if reinvested or committed to be reinvested within 12 months of receipt so long as any committed reinvestment is actively reinvested within 18 months of receipt; and

•	100% of the net proceeds from issuances or incurrence of certain debt, other than proceeds from debt permitted to be incurred under the credit agreement governing the senior secured credit facilities.

We will apply the foregoing mandatory prepayments to the term loan in direct order of maturity.

Voluntary Prepayments

We may voluntarily repay outstanding loans under the senior secured credit facilities at any time without premium or penalty; provided that voluntary prepayments of eurocurrency rate loans made on a date other than the last day of an interest period applicable thereto shall be subject to customary breakage costs.

In addition, with respect to certain repricings or refinancings of the term loan facility within six months after February 5, 2013, we will be required to pay a fee equal to 1.0% of the principal amount of loans under the term loan facility that are repriced or refinanced.

Amortization and Final Maturity

We will be required to make scheduled quarterly payments each equal to 0.25% of the original principal amount of the term loans made on the closing date, with the balance expected to be due on the seventh anniversary of the closing date. We will not be required to make any scheduled payments under our revolving credit facility. The principal amounts outstanding under the revolving credit facility will be due and payable on the fifth anniversary of the closing date.

Guarantee and Security

All obligations under the senior secured credit facilities will be unconditionally guaranteed by Summit Materials Intermediate Holdings, LLC, and each existing and future direct or indirect wholly-owned domestic restricted subsidiary of the Company (other than certain immaterial subsidiaries, subsidiaries that are precluded by law, regulation or contractual obligation from guaranteeing the obligations and certain subsidiaries excluded via customary exceptions) and by the Company’s non-wholly owned Subsidiary Continental Cement (collectively, the “Credit Agreement Guarantors”).

All obligations under the senior secured credit facilities, and the guarantees of those obligations, will be secured by substantially all of the following assets of the Company and each subsidiary that is a Credit Agreement Guarantor, subject to certain exceptions:

•

a pledge of 100% of the capital stock of Summit Materials and 100% of the capital stock of each domestic subsidiary that is directly owned by Summit Materials or one of the subsidiary Credit Agreement Guarantors, promissory notes and any other instruments evidencing indebtedness owned by the Company or one of the subsidiary Credit Agreement Guarantors and 65% of the capital stock of each wholly owned foreign subsidiary that is, in each case, directly owned by Summit Materials or one of the subsidiary Credit Agreement Guarantors; and

•

a security interest in, and mortgages on, substantially all tangible and intangible assets (above a materiality threshold in the case of mortgages) of Summit Materials and each subsidiary Credit Agreement Guarantor.

Certain Covenants and Events of Default

Our senior secured credit facilities contain a number of covenants that, among other things, restrict, subject to certain exceptions, our and our restricted subsidiaries’ ability to:

•	incur additional indebtedness or guarantees;

•	create liens on assets;

•	change our fiscal year;

•	enter into sale and leaseback transactions;

•	engage in mergers or consolidations;

•	sell assets;

•	pay dividends and make other restricted payments;

•	make investments, loans or advances;

•	repay subordinated indebtedness;

•	make certain acquisitions;

•	engage in certain transactions with affiliates; and

•	change our lines of business.

In addition, the senior secured credit facilities require us to maintain a quarterly maximum consolidated first lien net leverage ratio and a quarterly minimum interest coverage ratio.

The credit agreement governing our senior secured credit facilities also contains certain customary representations and warranties, affirmative covenants and events of default (including, among others, an event of default upon a change of control). If an event of default occurs, the lenders under our senior secured credit facilities will be entitled to take various actions, including the acceleration of amounts due under our senior secured credit facilities and all actions permitted to be taken by a secured creditor.

DESCRIPTION OF THE NOTES

General

Certain terms used in this description are defined below under the subheading “—Certain Definitions.” In this description, (1) the terms “we,” “our,” “us” and “Company” each refer to Summit Materials, LLC, and not to any of its Subsidiaries, (2) the term “Co-Issuer” refers to Summit Materials Finance Corp. and (3) the term “Issuers” refers to the Company and the Co-Issuer.

The Issuers are jointly and severally liable for all obligations under the Notes. The Co-Issuer is a Wholly-Owned Subsidiary of the Company that has been incorporated in Delaware as a special purpose finance subsidiary to facilitate the offering of the Notes and other debt securities of the Company. The Company believes that some prospective purchasers of the Notes may be restricted in their ability to purchase debt securities of partnerships or limited liability companies, such as the Company, unless the securities are jointly issued by a corporation. The Co-Issuer will not have any substantial operations or assets and will not have any revenues. Accordingly, you should not expect the Co-Issuer to participate in servicing the principal and interest obligations on the Notes.

The Issuers issued $250.0 million aggregate principal amount of 10.5% senior notes due 2020 (the “Outstanding Notes”) under an indenture dated January 30, 2012 (the “Indenture”) among the Issuers, the Guarantors and Wilmington Trust, National Association, as trustee (the “Trustee”). The Outstanding Notes were issued in a private transaction that was not subject to the registration requirements of the Securities Act. The terms of the exchange notes to be issued in the exchange offer for such notes are substantially identical to the Outstanding Notes, except that the transfer restrictions, registration rights and additional interest provision relating to the Outstanding Notes will not apply to the exchange notes. In this section, we refer to the Outstanding Notes, together with the exchange notes offered hereby that are to be exchanged for the Outstanding Notes, as the “Notes”. Except as set forth herein, the terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

The following description is only a summary of the material provisions of the Indenture. It does not purport to be complete and is qualified in its entirety by reference to the provisions of the Indenture, including the definitions therein of certain terms used below. We urge you to read the Indenture because it, and not this description, defines your rights as Holders of the Notes. You may request copies of the Indenture at our address set forth under “Prospectus Summary—Corporate Information.”

Brief Description of the Notes

The Notes:

•	are general unsecured senior obligations of the Issuers;

•	rank equally in right of payment with all existing and future Senior Indebtedness of the Issuers (including borrowings under the Senior Secured Credit Facilities);

•

are effectively subordinated to all Secured Indebtedness of the Issuers (including borrowings under the Senior Secured Credit Facilities), to the extent of the value of the collateral securing such Secured Indebtedness;

•	are structurally subordinated to all existing and future Indebtedness, claims of holders of Preferred Stock and other liabilities of the Company’s Subsidiaries that are not guaranteeing the Notes;

•	are senior in right of payment to all future Subordinated Indebtedness of the Issuers; and

•

are initially guaranteed on a senior unsecured basis by the Guarantors and also will be guaranteed in the future by each U.S. Wholly-Owned Subsidiary that is a Restricted Subsidiary, if any, subject to certain exceptions, that guarantees Indebtedness of the Issuers under the Senior Secured Credit Facilities.

Guarantees

The Guarantors, as primary obligors and not merely as sureties, have jointly and severally guaranteed, irrevocably and unconditionally, on an unsecured senior basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuers under the Indenture and the Notes, whether for payment of principal of, any premium, interest in respect of Notes or expenses, indemnification or otherwise, on the terms set forth in the Indenture by executing the Indenture.

The Guarantors guarantee the Notes and, in the future, subject to exceptions set forth under the caption “—Certain Covenants—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries,” each direct and indirect U.S. Wholly-Owned Subsidiary that is a Restricted Subsidiary of the Company that guarantees certain Indebtedness of the Issuers or any other Guarantor will, guarantee the Notes, subject to certain exceptions and to release as provided below or elsewhere in this “Description of the Notes.” Each of the Guarantees of the Notes are a general unsecured senior obligation of each Guarantor, rank equally in right of payment with all existing and future Senior Indebtedness of such Guarantor (including such Guarantor’s guarantee of the Senior Secured Credit Facilities), are effectively subordinated to all Secured Indebtedness of such Guarantor (including such Guarantor’s guarantee of the Senior Secured Credit Facilities), to the extent of the value of the collateral of such Guarantor securing such Secured Indebtedness, and rank senior in right of payment to all future Subordinated Indebtedness of such Guarantor. Each of the Guarantees of the Notes are structurally subordinated to all existing and future Indebtedness, claims of holders of Preferred Stock and other liabilities of Subsidiaries of each Guarantor that do not Guarantee the Notes.

Not all of the Company’s Subsidiaries guarantee the Notes. In the event of a bankruptcy, liquidation, reorganization or similar proceeding of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the Issuers or a Guarantor. As a result, all of the existing and future liabilities of our non-guarantor Subsidiaries, including any claims of trade creditors, are effectively senior to the Notes. The Indenture does not limit the amount of liabilities that are not considered Indebtedness which may be incurred by the Company or its Restricted Subsidiaries, including the non-Guarantors.

The obligations of each Guarantor under its Guarantee are limited as necessary to prevent the Guarantee from constituting a fraudulent conveyance under applicable law. This provision may not, however, be effective to protect a Guarantee from being voided under fraudulent transfer law, or may reduce the applicable Guarantor’s obligation to an amount that effectively makes its Guarantee worthless. If a Guarantee were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor’s liability on its Guarantee could be reduced to zero. See “Risk Factors—Risks Related to Our Indebtedness and the Notes—Federal and state fraudulent transfer laws may permit a court to void the notes and the guarantees, subordinate claims in respect of the notes and the guarantees and require noteholders to return payments received and, if that occurs, you may not receive any payments on the notes.”

Any Guarantor that makes a payment under its Guarantee is entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

Each Guarantor may consolidate with, amalgamate or merge with or into or sell all or substantially all its assets to the Company, the Co-Issuer or another Guarantor without limitation or any other Person upon the terms and conditions set forth in the Indenture. See “—Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets.”

Each Guarantee by a Guarantor provides by its terms that it will be automatically and unconditionally released and discharged upon:

(1) (a) any sale, exchange, disposition or transfer (by merger, amalgamation, consolidation or otherwise) of (i) the Capital Stock of such Guarantor, after which the applicable Guarantor is no longer a Restricted Subsidiary or (ii) all or substantially all the assets of such Guarantor, in each case if such sale, exchange, disposition or transfer is made in compliance with the applicable provisions of the Indenture;

(b) the release or discharge of the Guarantee by such Guarantor of Indebtedness under the Senior Secured Credit Facilities, or the release or discharge of such other guarantee that resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such Guarantee (it being understood that a release subject to a contingent reinstatement is still a release, and that if any such Guarantee is so reinstated, such Guarantee shall also be reinstated to the extent that such Guarantor would then be required to provide a Guarantee pursuant to the covenant described under “—Certain Covenants—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries”);

(c) the designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in compliance with the applicable provisions of the Indenture; or

(d) the exercise by the Issuers of their legal defeasance option or covenant defeasance option as described under “—Legal Defeasance and Covenant Defeasance” or the discharge of the Issuers’ obligations under the Indenture in accordance with the terms of the Indenture; and

(2) such Guarantor delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

Ranking

The payment of the principal of, premium, if any, and interest on the Notes and the payment of any Guarantee rank equally in right of payment to all existing and future Senior Indebtedness of the Issuers or the relevant Guarantor, as the case may be, including the obligations of the Issuers and such Guarantor under the Senior Secured Credit Facilities.

The Notes and the Guarantees are effectively subordinated in right of payment to all of the Issuers’ and each Guarantor’s existing and future Secured Indebtedness to the extent of the value of the collateral securing such Secured Indebtedness. $401.1 million of Secured Indebtedness outstanding, including $398.0 million in borrowings under the Senior Secured Credit Facilities (without giving effect to OID on our term loan facility) and $3.1 million of obligations related to capital leases. As of December 29, 2012, the Company also had (1) an additional approximately $135.5 million of borrowing capacity under the revolving credit facility under the Senior Secured Credit Facilities (after giving effect to $14.5 million of issued but undrawn letters of credit), which, if borrowed, would be Secured Indebtedness and (2) the option to increase the amount available under the term loan facility and/or the revolving credit facility by (x) $135.0 million and (y) an additional amount so long as the Company is in pro forma compliance with a consolidated first lien net leverage ratio, which in each case, if borrowed, would be Secured Indebtedness.

Although the Indenture contains limitations on the amount of additional Indebtedness that the Issuers and the Restricted Subsidiaries (including the Guarantors) may incur, under certain circumstances the amount of such additional Indebtedness could be substantial and under certain circumstances such additional Indebtedness may be secured. The Indenture also does not limit the amount of additional Indebtedness that any direct or indirect parent company of the Company may incur. See “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.”

Paying Agent and Registrar for the Notes

The Issuers will maintain one or more paying agents for the Notes. The initial paying agent for the Notes is the Trustee.

The Issuers will also maintain one or more registrars and a transfer agent. The initial registrar and transfer agent with respect to the Notes is the Trustee. The registrar will maintain a register reflecting ownership of the Notes outstanding from time to time. The paying agent will make payments on, and the transfer agent will facilitate transfer of, the Notes on behalf of the Issuers.

The Issuers may change the paying agent, the registrar or the transfer agent without prior notice to the Holders. The Company or any of its Subsidiaries may act as a paying agent, registrar or transfer agent.

If any Notes are listed on an exchange and the rules of such exchange so require, the Issuers will satisfy any requirement of such exchange as to paying agents, registrars and transfer agents and will comply with any notice requirements required under such exchange in connection with any change of paying agent, registrar or transfer agent.

Transfer and Exchange

A Holder may transfer or exchange Notes in accordance with the Indenture. The registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. The Issuers are not required to transfer or exchange any Note selected for redemption or tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer or an Asset Sale Offer. Also, the Issuers are not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed. The registered Holder of a Note will be treated as the owner of the Note for all purposes.

Principal, Maturity and Interest

The Issuers issued an aggregate principal amount of $250.0 million of Outstanding Notes in a private transaction that was not subject to the registration requirements of the Securities Act. The Notes will mature on January 31, 2020. Subject to compliance with the covenant described below under the caption “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” the Issuers may issue additional Notes under the Indenture from time to time (“Additional Notes”). All Notes including any Additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase, except for certain waivers and amendments as set forth herein. Unless the context requires otherwise, references to “Notes” for all purposes of the Indenture and this “Description of the Notes” include any Additional Notes that are actually issued. The Notes will be issued in minimum denominations of $2,000 and any integral multiples of $1,000 in excess of $2,000.

Interest on the Notes accrues at the rate of 10.5% per annum. Interest on the Notes is payable semi-annually in arrears on each January 31 and July 31, commencing July 31, 2012 to the Holders of Notes of record on the immediately preceding January 15 and July 15, respectively. Interest on the Notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. Interest on the Notes is computed on the basis of a 360-day year comprised of twelve 30-day months.

Payment of Principal, Premium and Interest

Cash payments of principal of, premium, if any, and interest on the Notes are payable at the office or agency of the Issuers maintained for such purpose or, at the option of the Issuers, cash payment of interest may be made through the paying agent by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders; provided, that (a) all cash payments of principal, premium, if any, and interest with respect to the Notes represented by one or more global notes registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee are made through the paying agent by wire transfer of immediately available funds to the accounts specified by the registered Holder or Holders thereof and (b) all cash payments of principal, premium, if any, and interest with respect to certificated Notes are made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the paying agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion). Until otherwise designated by the Issuers, the Issuers’ office or agency will be the office of the Trustee maintained for such purpose.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

The Issuers are not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuers may be required to make an offer to purchase Notes as described under the caption “—Repurchase at the Option of Holders.” The Issuers, the Investors and their respective Affiliates may at any time and from time to time purchase Notes in the open market or otherwise.

Optional Redemption

Except as set forth below, the Issuers are not entitled to redeem the Notes at their option prior to January 31, 2016. At any time prior to January 31, 2016, the Issuers may on one or more occasions redeem all or a part of the Notes, upon notice as described under “—Selection and Notice,” at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, plus accrued and unpaid interest, if any, to the date of redemption (the “Redemption Date”), subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date.

On and after January 31, 2016, the Issuers may redeem the Notes, in whole or in part, upon notice as described under the heading “—Selection and Notice,” at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon, if any, to the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on January 31 of each of the years indicated below:

Year	Senior Notes Percentage
2016	105.250%
2017	102.625%
2018 and thereafter	100.000%

In addition, until January 31, 2015, the Issuers may, at their option, and on one or more occasions, redeem up to 35.0% of the aggregate principal amount of Notes issued by them at a redemption price equal to the sum of (a) 100% of the aggregate principal amount thereof, plus (b) a premium equal to the stated interest rate per annum on the Notes, plus (c) accrued and unpaid interest, if any, to the applicable Redemption Date, subject to the right of Holders of Notes of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds received by the Company from one or more Equity Offerings or a contribution to the Company’s common equity capital made with the net cash proceeds of a concurrent Equity Offering; provided, that (a) at least 50% of the aggregate principal amount of Notes originally issued under the Indenture on the Issue Date and any Additional Notes issued under the Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption; and (b) each such redemption occurs within 180 days of the date of closing of each such Equity Offering.

Notice of any redemption, whether in connection with an Equity Offering or otherwise, may be given prior to the completion thereof, and any such redemption or notice may, at the Issuers’ discretion, be subject to one or more conditions precedent, including, but not limited to, the completion of the related Equity Offering or other corporate transaction. If such redemption is subject to the satisfaction of one or more conditions precedent, in the Issuers’ discretion the Redemption Date may be delayed or the redemption may be rescinded in the event that any such conditions shall not have been satisfied by the original Redemption Date. If any Notes are listed on an exchange, and the rules of such exchange so require, the Issuers will notify the exchange of any such notice of redemption. In addition, the Issuers will notify the exchange of the principal amount of any Notes outstanding following any partial redemption of such Notes.

Selection and Notice

If the Issuers are redeeming less than all of the Notes issued under the Indenture at any time, the Trustee will select the Notes to be redeemed (a) if the Notes are listed on an exchange, in compliance with the requirements of such exchange or (b) on a pro rata basis to the extent practicable, or, if the pro rata basis is not practicable for any reason by lot or by such other method as the Trustee shall deem fair and appropriate. No Notes of $2,000 or less can be redeemed in part.

Notices of redemption shall be delivered electronically or mailed by first-class mail, postage prepaid, at least 30 but not more than 60 days before the redemption date to each Holder of Notes at such Holder’s registered address or otherwise in accordance with the procedures of DTC, except that redemption notices may be delivered more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. If any Note is to be redeemed in part only, any notice of redemption that relates to such Note shall state the portion of the principal amount thereof that has been or is to be redeemed.

With respect to Notes represented by certificated notes, the Issuers will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the Holder upon cancellation of the original Note; provided, that new Notes will only be issued in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. Notes called for redemption become due on the date fixed for redemption. On and after the Redemption Date, interest ceases to accrue on Notes or portions of them called for redemption.

Repurchase at the Option of Holders

Change of Control

The Indenture provides that if a Change of Control occurs after the Issue Date, unless the Issuers have previously or concurrently delivered a redemption notice with respect to all the outstanding Notes as described under “—Optional Redemption,” the Issuers will make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101.0% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, subject to the right of Holders of the Notes of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control except to the extent that the Issuers have exercised the right to redeem the Notes as described under “—Optional Redemption” above, the Issuers will send notice of such Change of Control Offer electronically or by first-class mail, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register or otherwise in accordance with the procedures of DTC with the following information:

(1) that a Change of Control Offer is being made pursuant to the covenant entitled “Change of Control,” and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuers;

(2) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is delivered (the “Change of Control Payment Date”);

(3) that any Note not properly tendered will remain outstanding and continue to accrue interest;

(4) that unless the Issuers default in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuers to purchase such Notes, provided that the paying agent receives, not later than the close of business on the second Business Day prior to the expiration date of the Change of Control Offer, a facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes, or a specified portion thereof, and its election to have such Notes purchased;

(7) that if the Issuers are redeeming less than all of the Notes, the Holders of the remaining Notes will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered. The unpurchased portion of the Notes must be equal to at least $2,000 or any integral multiple of $1,000 in excess of $2,000;

(8) if such notice is delivered prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control; and

(9) the other instructions, as determined by the Issuers, consistent with the covenant described hereunder, that a Holder must follow.

The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations described in the Indenture by virtue thereof.

On the Change of Control Payment Date, the Issuers will, to the extent permitted by law:

(1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to, and purchased by, the Issuers.

The Senior Secured Credit Facilities provide, and future credit agreements or other agreements relating to Indebtedness to which the Issuers become a party may provide, that certain change of control events with respect to the Issuers would constitute a default thereunder (including a Change of Control under the Indenture). If we experience a change of control that triggers a default under the Senior Secured Credit Facilities or any such future Indebtedness, we could seek a waiver of such default or seek to refinance the Senior Secured Credit Facilities or such future Indebtedness. In the event we do not obtain such a waiver or do not refinance the Senior Secured Credit Facilities or such future Indebtedness, such default could result in amounts outstanding under the Senior Secured Credit Facilities or such future Indebtedness being declared due and payable.

Our ability to pay cash to the Holders of Notes following the occurrence of a Change of Control may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases.

The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. After the Issue Date, we have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Certain Covenants—Liens.” Such restrictions in the Indenture can be waived only with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture does not contain any covenants or provisions that may afford Holders of the Notes protection in the event of a highly leveraged transaction.

The Issuers will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to certain Persons. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Company and its Subsidiaries, taken as a whole. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of Notes may require the Issuers to make an offer to repurchase the Notes as described above.

The provisions under the Indenture relating to the Issuers’ obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes then outstanding.

Asset Sales

The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale, unless:

(1) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of; and

(2) except in the case of a Permitted Asset Swap, at least 75.0% of the consideration therefor received by the Company or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents; provided, that the amount of:

(a) any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto) of the Company or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Notes, that are assumed by the transferee of any such assets and for which the Company and all of its Restricted Subsidiaries have been validly released by all applicable creditors in writing;

(b) any securities, notes or other obligations or assets received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into Cash Equivalents (to the extent of the Cash Equivalents received) within 180 days following the closing of such Asset Sale; and

(c) any Designated Non-cash Consideration received by the Company or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of (i) $30.0 million and (ii) 2.25% of Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be Cash Equivalents for purposes of this provision and for no other purpose.

Within 365 days after the receipt of any Net Proceeds of any Asset Sale, the Company or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale,

(1) to permanently reduce:

(a) Obligations under the Senior Secured Credit Facilities, and to correspondingly reduce commitments with respect thereto;

(b) Obligations under Secured Indebtedness, which is secured by a Lien that is permitted by the Indenture, and to correspondingly reduce commitments with respect thereto;

(c) Obligations under other Senior Indebtedness (and to correspondingly reduce commitments with respect thereto), provided that the Issuers shall equally and ratably reduce Obligations under the Notes as provided under “—Optional Redemption” or through open-market purchases (to the extent such purchases are at or above 100.0% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their Notes at 100.0% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Notes to be repurchased, to the date of repurchase; or

(d) Indebtedness of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to the Issuers or another Restricted Subsidiary; or

(2) to make (a) an Investment in any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Company or any of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other assets, in each of (a), (b) and (c), used or useful in a Similar Business; or

(3) to make an Investment in (a) any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Company or any of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) properties or (c) acquisitions of other assets that, in each of (a), (b) and (c), replace the businesses, properties and/or assets that are the subject of such Asset Sale.

provided, that in the case of clauses (2) and (3) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Company, or such Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”) and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, the Company or such Restricted Subsidiary enters into another Acceptable Commitment (a “Second Commitment”) within 180 days of such cancellation or termination; provided further that if any Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds.

Any Net Proceeds from the Asset Sale that are not invested or applied as provided and within the time period set forth in the preceding paragraph will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $25.0 million, the Issuers shall make an offer to all Holders of the Notes and, if required by the terms of any Indebtedness that is pari passu with the Notes (“Pari Passu Indebtedness”), to the holders of such Pari Passu Indebtedness (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes and such Pari Passu Indebtedness that is in an amount equal to at least $2,000, or an integral multiple of $1,000 thereafter, that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100.0% of the principal amount thereof (or accreted value thereof, if less), plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Issuers will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $25.0 million by delivering the notice required pursuant to the terms of the Indenture, with a copy to the Trustee. The Issuers may satisfy the foregoing obligations with respect to any Net Proceeds from an Asset Sale by making an Asset Sale Offer with respect to such Net Proceeds prior to the expiration of the relevant 365 days (or such longer period provided above) or with respect to Excess Proceeds of $25.0 million or less.

To the extent that the aggregate amount of Notes and such Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes or the Pari Passu Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and the Company shall select such Pari Passu Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Pari Passu Indebtedness tendered with adjustments as necessary so that no Notes or Pari Passu Indebtedness will be repurchased in part in an unauthorized denomination. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds that resulted in the Asset Sale Offer shall be reset to zero (regardless of whether there are any remaining Excess Proceeds upon such completion).

Pending the final application of any Net Proceeds pursuant to this covenant, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility, including under the Senior Secured Credit Facilities, or otherwise invest such Net Proceeds in any manner not prohibited by the Indenture.

The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations described in the Indenture by virtue thereof.

The provisions under the Indenture relating to the Issuers’ obligation to make an offer to repurchase the Notes as a result of an Asset Sale may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes then outstanding.

Future credit agreements or other similar agreements to which the Issuers become a party may contain restrictions on the Issuers’ ability to repurchase Notes. In the event an Asset Sale occurs at a time when the Issuers are prohibited from purchasing Notes, the Issuers could seek the consent of their lenders to the repurchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuers do not obtain such consent or repay such borrowings, the Issuers will remain prohibited from repurchasing Notes. In such a case, the Issuers’ failure to repurchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, likely constitute a default under such other agreements.

Certain Covenants

Set forth below are summaries of certain covenants that are contained in the Indenture.

During any period of time that (i) the Notes have Investment Grade Ratings from both Rating Agencies and (ii) no Default has occurred and is continuing under the Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event” and the date thereof being referred to as the “Suspension Date”) then, the covenants specifically listed under the following captions in this “Description of the Notes” section of this prospectus will not be applicable to the Notes (collectively, the “Suspended Covenants”):

(1) “—Repurchase at the Option of Holders—Asset Sales”;

(2) “—Limitation on Restricted Payments”;

(3) “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(4) clause (4) of the first paragraph of “—Merger, Consolidation or Sale of All or Substantially All Assets”;

(5) “—Transactions with Affiliates”;

(6) “—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries”; and

(7) “—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries”

During any period that the foregoing covenants have been suspended, the Company may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to the second sentence of the definition of “Unrestricted Subsidiary.”

If and while the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants, the Notes will be entitled to substantially less covenant protection. In the event that the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants under the Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating, then the Company and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under the Indenture with respect to future events. The period of time between the Suspension Date and the Reversion Date is referred to in this description as the “Suspension Period”. Additionally, upon the occurrence of a Covenant Suspension Event, the amount of Excess Proceeds from Net Proceeds shall be reset to zero.

Notwithstanding the foregoing, in the event of any such reinstatement, no action taken or omitted to be taken by the Company or any of its Restricted Subsidiaries prior to such reinstatement will give rise to a Default or Event of Default under the Indenture with respect to the Notes; provided, that (1) with respect to Restricted Payments made after such reinstatement, the amount available to be made as Restricted Payments will be calculated as though the covenant described above under the caption “—Limitation on Restricted Payments” had been in effect prior to, but not during, the Suspension Period; and (2) all Indebtedness incurred, or Disqualified Stock issued, during the Suspension Period will be classified to have been incurred or issued pursuant to clause (3) of the second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;” (3) any Affiliate Transaction entered into after such reinstatement pursuant to an agreement entered into during any Suspension Period shall be deemed to be permitted pursuant to clause (6) of the second paragraph of the covenant described under “—Affiliate Transactions;” (4) any encumbrance or restriction on the ability of any Restricted Subsidiary that is not a Guarantor to take any action described in clauses (1) through (3) of the first paragraph of the covenant described under “—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries” that becomes effective during any Suspension Period shall be deemed to be permitted pursuant to clause (a) of the second paragraph of the covenant described under “—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries;” and (5) no Subsidiary of the Company shall be required to comply with the covenant described under “—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries” after such reinstatement with respect to any guarantee entered into by such Subsidiary during any Suspension Period.

There can be no assurance that the Notes will ever achieve or maintain Investment Grade Ratings.

Limitation on Restricted Payments

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(I) declare or pay any dividend or make any payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (in each case, solely in such Person’s capacity as holder of such Equity Interests), including any dividend, payment or distribution payable in connection with any merger, amalgamation or consolidation, other than:

(a) dividends and distributions by the Company payable solely in Equity Interests (other than Disqualified Stock) of the Company; or

(b) dividends and distributions by a Restricted Subsidiary so long as, in the case of any dividend, payment or distribution payable on or in respect of any class or series of securities (including Equity Interests) issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend, payment or distribution in accordance with its Equity Interests in such class or series of securities (including Equity Interests);

(II) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent company of the Company, including in connection with any merger, amalgamation or consolidation;

(III) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than:

(a) Indebtedness permitted under clauses (7), (8) and (9) of the second paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(b) the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

(IV) make any Restricted Investment (all such payments and other actions set forth in clauses (I) through (IV) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1) no Default shall have occurred and be continuing or would occur as a consequence thereof;

(2) immediately after giving effect to such transaction on a pro forma basis, (x) the Company could incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” (the “Fixed Charge Coverage Test”) and (y) the Consolidated Leverage Ratio of the Company is less than 5.00 to 1.00; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (1), 6(c), (9) and (14) of the next succeeding paragraph, but excluding all other

Restricted Payments permitted by the next succeeding paragraph), is less than the sum of (without duplication):

(a) 50.0% of the Consolidated Net Income of the Company for the period (taken as one accounting period and including the predecessor) beginning on the first day of the fiscal quarter during which the Issue Date occurs to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100.0% of such deficit; plus

(b) 100.0% of the aggregate net cash proceeds and the fair market value of marketable securities or other property received by the Company since immediately after the Issue Date (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness or issue Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) from the issue or sale of:

(i) (A) Equity Interests of the Company, including Treasury Capital Stock (as defined below), but excluding cash proceeds and the fair market value of marketable securities or other property received from the sale of:

(x) Equity Interests to any future, present or former employees, directors, officers, managers or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Company, any direct or indirect parent company of the Company or any of the Company’s Subsidiaries after the Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph; and

(y) Designated Preferred Stock;

and (B) to the extent such net cash proceeds are actually contributed to the Company, Equity Interests of the Company’s direct or indirect parent companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph); or

(ii) debt securities of the Company that have been converted into or exchanged for such Equity Interests of the Company;

provided, that this clause (b) shall not include the proceeds from (W) Refunding Capital Stock (as defined below) applied in accordance with clause (2) of the next succeeding paragraph, (X) Equity Interests or convertible debt securities of the Company sold to a Restricted Subsidiary, (Y) Disqualified Stock or debt securities that have been converted into Disqualified Stock or (Z) Excluded Contributions; plus

(c) 100.0% of the aggregate amount of cash and the fair market value of marketable securities or other property contributed to the capital of the Company following the Issue Date (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness or issue Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) (other than by a Restricted Subsidiary and other than any Excluded Contributions); plus

(d) 100.0% of the aggregate amount received in cash and the fair market value of marketable securities or other property received by means of:

(i) the sale or other disposition (other than to the Company or a Restricted Subsidiary) of, or other returns on Investments from, Restricted Investments made by the Company or its Restricted

Subsidiaries and repurchases and redemptions of such Restricted Investments from the Company or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments made by the Company or its Restricted Subsidiaries, in each case after the Issue Date; or

(ii) the sale (other than to the Company, the Co-Issuer or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a dividend or distribution from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by the Company or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary after the Issue Date; plus

(e) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger, amalgamation or consolidation of an Unrestricted Subsidiary into the Company or a Restricted Subsidiary or the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to the Company or a Restricted Subsidiary after the Issue Date, the fair market value of the Investment in such Unrestricted Subsidiary (or the assets transferred) at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger, amalgamation, consolidation or transfer of assets, other than to the extent the Investment in such Unrestricted Subsidiary constituted a Permitted Investment; provided that, in the case of this clause (e), if the fair market value of such Investment shall exceed $40.0 million, such fair market value shall be determined by the board of directors of the Company, whose resolution with respect thereto will be delivered to the Trustee), at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary, other than to the extent the Investment in such Unrestricted Subsidiary was made by the Company, the Co-Issuer or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment.

The foregoing provisions will not prohibit:

(1) the payment of any dividend or other distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or other distribution or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or other distribution or redemption payment would have complied with the provisions of the Indenture;

(2) (a) the redemption, repurchase, retirement or other acquisition of any Equity Interests, including any accrued and unpaid dividends thereon (“Treasury Capital Stock”) or Subordinated Indebtedness of the Company or any Restricted Subsidiary or any Equity Interests of any direct or indirect parent company of the Company, in exchange for, or out of the proceeds of the substantially concurrent sale or issuance (other than to a Restricted Subsidiary) of, Equity Interests of the Company or any direct or indirect parent company of the Company to the extent contributed to the Company (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”), (b) the declaration and payment of dividends on Treasury Capital Stock out of the proceeds of the substantially concurrent sale or issuance (other than to a Subsidiary of the Company or to an employee stock ownership plan or any trust established by the Company or any of its Subsidiaries) of Refunding Capital Stock, and (c) if, immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clauses (6) (a) or (b) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Company) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

(3) the defeasance, redemption, repurchase, exchange or other acquisition or retirement (a) of Subordinated Indebtedness of the Issuers or a Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuers or a Guarantor or Disqualified Stock of the

Company, the Co-Issuer or a Guarantor or (b) Disqualified Stock of the Issuers or a Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Disqualified Stock of the Issuers or a Guarantor, that, in each case, is incurred or issued, as applicable, in compliance with “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” so long as:

(a) the principal amount (or accreted value, if applicable) of such new Indebtedness or the liquidation preference of such new Disqualified Stock does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness or the liquidation preference of, plus any accrued and unpaid dividends on, the Disqualified Stock being so defeased, redeemed, repurchased, exchanged, acquired or retired for value, plus the amount of any premium (including tender premium) required to be paid under the terms of the instrument governing the Subordinated Indebtedness or Disqualified Stock being so defeased, redeemed, repurchased, exchanged, acquired or retired, defeasance costs and any fees and expenses incurred in connection with the issuance of such new Indebtedness or Disqualified Stock;

(b) such new Indebtedness is subordinated to the Notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so defeased, redeemed, repurchased, exchanged, acquired or retired;

(c) such new Indebtedness or Disqualified Stock has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness or Disqualified Stock being so defeased, redeemed, repurchased, exchanged, acquired or retired (or, if earlier, the date that is 91 days after the maturity date of the Notes); and

(d) such new Indebtedness or Disqualified Stock has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness or Disqualified Stock being so defeased, redeemed, repurchased, exchanged, acquired or retired (or requires no or nominal payments in cash prior to the date that is 91 days after the maturity date of the Notes);

(4) a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Company or any direct or indirect parent company of the Company held by any future, present or former employee, director, officer, member of management or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Company, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, or any stock subscription or shareholder agreement (including, for the avoidance of doubt, any principal and interest payable on any notes issued by the Company or any direct or indirect parent company of the Company in connection with such repurchase, retirement or other acquisition), including any Equity Interest rolled over by management of the Company or any direct or indirect parent company of the Company in connection with the Transactions; provided, that the aggregate amount of Restricted Payments made under this clause (4) do not exceed in any calendar year $15.0 million (which shall increase to $25.0 million subsequent to the consummation of an underwritten public Equity Offering by the Company or any direct or indirect parent entity of the Company) (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $30.0 million in any calendar year (which shall increase to $50.0 million subsequent to the consummation of an underwritten public Equity Offering by the Company or any direct or indirect parent corporation of the Company)); provided, further, that such amount in any calendar year under this clause may be increased by an amount not to exceed:

(a) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Company and, to the extent contributed to the Company, the cash proceeds from the sale of Equity Interests of any of the Company’s direct or indirect parent companies, in each case to any future, present or former employees, directors, officers, members of management, or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Company, any of its

Subsidiaries or any of its direct or indirect parent companies that occurs after the Issue Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of the preceding paragraph; plus

(b) the cash proceeds of key man life insurance policies received by the Company or its Restricted Subsidiaries (or any direct or indirect parent company to the extent contributed to the Company) after the Issue Date; less

(c) the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a) and (b) of this clause (4);

and provided, further, that cancellation of Indebtedness owing to the Company from any future, present or former employees, directors, officers, members of management or consultants of the Company (or their respective Controlled Investment Affiliates or Immediate Family Members), any of the Company’s direct or indirect parent companies or any of the Company’s Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Company or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

(5) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company or any of its Restricted Subsidiaries or any class or series of Preferred Stock of any Restricted Subsidiary issued in accordance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” to the extent such dividends are included in the definition of “Fixed Charges”;

(6) (a) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Company or any of its Restricted Subsidiaries after the Issue Date;

(b) the declaration and payment of dividends to any direct or indirect parent company of the Company, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by such parent company after the Issue Date, provided that the amount of dividends paid pursuant to this clause (b) shall not exceed the aggregate amount of cash actually contributed to the Company from the sale of such Designated Preferred Stock; or

(c) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph;

provided, in the case of each of (a), (b) and (c) of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Company and its Restricted Subsidiaries on a consolidated basis would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

(7) if the Consolidated Leverage Ratio of the Company is less than 5.00 to 1.00 on a pro forma basis after giving effect to such transaction, Investments in Unrestricted Subsidiaries having an aggregate fair market value taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities (until such proceeds are converted to Cash Equivalents), not to exceed the greater of (a) $15.0 million and (b) 1.0% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(8) payments made or expected to be made by the Company or any Restricted Subsidiary in respect of withholding or similar taxes payable upon exercise of Equity Interests by any future, present or former employee, director, officer, member of management or consultant (or their respective Controlled Investment

Affiliates or Immediate Family Members) of the Company or any Restricted Subsidiary or any direct or indirect parent company of the Company and any repurchases of Equity Interests deemed to occur upon exercise of stock options, warrants or similar rights if such Equity Interests represent a portion of the exercise price of such options, warrants or similar rights;

(9) the declaration and payment of dividends on the Company’s common stock (or the payment of dividends to any direct or indirect parent company of the Company to fund a payment of dividends on such company’s common stock), following the first public offering of the Company’s common stock or the common stock of any direct or indirect parent company of the Company after the Issue Date, of up to 6% per annum of the net cash proceeds received by or contributed to the Company in or from any such public offering, other than public offerings with respect to the Company’s common stock registered on Form S-4 or Form S-8 and other than any public sale constituting an Excluded Contribution;

(10) Restricted Payments in an amount that does not exceed the amount of Excluded Contributions received since the Issue Date;

(11) if the Consolidated Leverage Ratio of the Company is less than 5.00 to 1.00 on a pro forma basis after giving effect to such transaction, Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (11) (in the case of Restricted Investments, at the time outstanding (without giving effect to the sale of an Investment to the extent the proceeds of such sale do not consist of, or have not be subsequently sold or transferred for, Cash Equivalents)) not to exceed the greater of (a) $25.0 million and (b) 1.75% of Total Assets at such time;

(12) distributions or payments of Securitization Fees;

(13) any Restricted Payment made in connection with the Transactions and the fees and expenses related thereto or owed to Affiliates, in each case to the extent permitted by the covenant described under “—Transactions with Affiliates”;

(14) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described under the captions “—Repurchase at the Option of Holders—Change of Control” and “—Repurchase at the Option of Holders—Asset Sales”; provided, that if the Issuers shall have been required to make a Change of Control Offer or Asset Sale Offer, as applicable, to purchase the Notes on the terms provided in the Indenture applicable to Change of Control Offers or Asset Sale Offers, respectively, all Notes validly tendered by Holders of such Notes in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed, acquired or retired for value;

(15) the declaration and payment of dividends or distributions by the Company to, or the making of loans to, any direct or indirect parent company of the Company in amounts required for any direct or indirect parent company of the Company to pay, in each case without duplication,

(a) franchise and similar taxes, and other fees and expenses, required to maintain their corporate or other entity existence;

(b) foreign, federal, state or local income or similar taxes, to the extent such income or similar taxes are attributable to the income of the Company and its Restricted Subsidiaries or, to the extent of any cash amounts actually received from its Unrestricted Subsidiaries for such purpose, to the income of such Unrestricted Subsidiaries; provided, that in each case the amount of such payments in respect of any fiscal year does not exceed the amount that the Company and/or its Restricted Subsidiaries (and, to the extent permitted above, its Unrestricted Subsidiaries), as applicable, would have been required to pay in respect of the relevant foreign, federal, state or local income or similar taxes for such fiscal year had the Company, its Restricted Subsidiaries and/or its Unrestricted Subsidiaries (to the extent described above), as applicable, paid such taxes separately from any such parent company;

(c) customary salary, bonus and other benefits payable to employees, directors, officers and managers of any direct or indirect parent company of the Company to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Company and its Restricted Subsidiaries;

(d) general corporate operating and overhead costs and expenses of any direct or indirect parent company of the Company to the extent such costs and expenses are attributable to the ownership or operation of the Company and its Restricted Subsidiaries;

(e) fees and expenses other than to Affiliates of the Company related to any unsuccessful equity or debt offering of such parent entity;

(f) amounts payable pursuant to the Management Fee Agreement, (including any amendment thereto or replacement thereof so long as any such amendment or replacement is not materially disadvantageous in the good faith judgment of the board of directors of the Company to the Holders when taken as a whole, as compared to the Management Fee Agreement as in effect on the Issue Date (it being understood that any amendment thereto or replacement thereof to increase the fees payable pursuant to the Management Fee Agreement would be deemed to be materially disadvantageous to the Holders)), solely to the extent such amounts are not paid directly by the Company or its Subsidiaries;

(g) cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Company or any direct or indirect parent company of the Company;

(h) to finance Investments that would otherwise be permitted to be made pursuant to this covenant if made by the Company; provided, that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment, (B) such direct or indirect parent company shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the capital of the Company or one of its Restricted Subsidiaries or (2) the merger or amalgamation of the Person formed or acquired into the Company or one of its Restricted Subsidiaries (to the extent not prohibited by the covenant “—Merger, Consolidation or Sale of All or Substantially All Assets” below) in order to consummate such Investment, (C) such direct or indirect parent company and its Affiliates (other than the Company or a Restricted Subsidiary) receives no consideration or other payment in connection with such transaction except to the extent the Company or a Restricted Subsidiary could have given such consideration or made such payment in compliance with the Indenture, (D) any property received by the Company shall not increase amounts available for Restricted Payments pursuant to clause (3) of the preceding paragraph and (E) such Investment shall be deemed to be made by the Company or such Restricted Subsidiary pursuant to another provision of this covenant (other than pursuant to clause (10) hereof) or pursuant to the definition of “Permitted Investments” (other than clause (9) thereof);

(i) amounts that would be permitted to be paid by the Company under clauses (3), (4), (7), (8), (12), (13), (16) and (20) of the covenant described under “—Transactions with Affiliates”; provided, that the amount of any Restricted Payment made under this clause (15)(i) as permitted to be paid by clause (13) of the covenant described under “—Transactions with Affiliates” shall not exceed the amount permitted under clause (4) hereof; provided, further, that the amount of any dividend or distribution under this clause (15)(i) to permit such payment shall reduce, without duplication, Consolidated Net Income of the Company to the extent, if any, that such payment would have reduced Consolidated Net Income of the Company if such payment had been made directly by the Company and increase (or, without duplication of any reduction of Consolidated Net Income, decrease) EBITDA to the extent, if any, that Consolidated Net Income is reduced under this clause (15)(i) and such payment would have been added back to (or, to the extent excluded from Consolidated Net Income, would have been deducted from) EBITDA if such payment had been made directly by the Company, in each case, in the period such payment is made;

(16) the redemption, repurchase, retirement or other acquisition of any Equity Interests of any Restricted Subsidiary by the Company or any Restricted Subsidiary; and

(17) the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Company or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are cash and/or Cash Equivalents);

provided, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (11) and (17), no Default shall have occurred and be continuing or would occur as a consequence thereof.

As of the Issue Date, all of the Company’s Subsidiaries were Restricted Subsidiaries. The Company will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the penultimate sentence of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the penultimate sentence of the definition of “Investments.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, pursuant to this covenant or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture. For the avoidance of doubt, this covenant shall not restrict the making of any “AHYDO catch up payment” with respect to, and required by the terms of, any Indebtedness of the Company or any of its Restricted Subsidiaries permitted to be incurred under the terms of the Indenture.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and the Company will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided, that the Company may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio of the Company and its Restricted Subsidiaries’ for the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period; provided that the then outstanding aggregate principal amount of Indebtedness (including Acquired Indebtedness), Disqualified Stock and Preferred Stock that may be incurred or issued, as applicable, pursuant to the foregoing, together with any amounts incurred under clauses (12) and (23) of the following paragraph, by Restricted Subsidiaries that are not Guarantors (other than the Co-Issuer) shall not exceed $75.0 million.

The foregoing limitations will not apply to:

(1) Indebtedness incurred pursuant to any Credit Facilities by the Company or any Restricted Subsidiary and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof); provided that immediately after giving effect to any such incurrence or issuance, the then outstanding aggregate principal amount of all Indebtedness incurred or issued under this clause (1) does not exceed $660.0 million;

(2) the incurrence by the Company and any Guarantor of Indebtedness represented by the Notes (including any guarantee thereof, but excluding any Additional Notes);

(3) Indebtedness of the Company and its Subsidiaries in existence on the Issue Date (other than Indebtedness described in clauses (1) and (2));

(4) Indebtedness (including Capitalized Lease Obligations), Disqualified Stock incurred or issued by the Company or any Restricted Subsidiary and Preferred Stock incurred or issued by the Company or any

Restricted Subsidiary, to finance the purchase, lease or improvement of property (real or personal), equipment or other assets used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets in an aggregate principal amount not to exceed the greater of (a) $40.0 million and (b) 3.0% of Total Assets (in each case, determined at the date of incurrence or issuance), so long as such Indebtedness, Disqualified Stock or Preferred Stock is incurred or issued at the date of such purchase, lease or improvement or within 270 days thereafter;

(5) Indebtedness incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit, bank guarantees, banker’s acceptances, warehouse receipts, or similar instruments issued or created in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, performance or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims, performance or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance; provided, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 Business Days following such drawing or incurrence;

(6) Indebtedness arising from agreements of the Company or its Restricted Subsidiaries providing for indemnification, adjustment of purchase price, earnouts or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, that such Indebtedness is not reflected on the balance sheet of the Company, or any of its Restricted Subsidiaries (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (6));

(7) Indebtedness of the Company to a Restricted Subsidiary; provided, that any such Indebtedness owing to a Restricted Subsidiary that is not the Co-Issuer or a Guarantor is expressly subordinated in right of payment to the Notes; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an incurrence of such Indebtedness (to the extent such Indebtedness is then outstanding) not permitted by this clause (7);

(8) Indebtedness of a Restricted Subsidiary to the Company or another Restricted Subsidiary; provided, that if a Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not the Co-Issuer or a Guarantor, such Indebtedness is expressly subordinated in right of payment to the Guarantee of the Notes of such Guarantor; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an incurrence of such Indebtedness (to the extent such Indebtedness is then outstanding) not permitted by this clause (8);

(9) shares of Preferred Stock of a Restricted Subsidiary issued to the Company or another Restricted Subsidiary; provided, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Company or another of its Restricted Subsidiaries or any pledge of such Capital Stock constituting a Permitted Lien) shall be deemed in each case to be an issuance of such shares of Preferred Stock (to the extent such Preferred Stock is then outstanding) not permitted by this clause (9);

(10) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk with respect to any Indebtedness permitted to be incurred under the Indenture, exchange rate risk or commodity pricing risk;

(11) obligations in respect of self-insurance and obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Company or any of its Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business;

(12) (a) Indebtedness or Disqualified Stock of the Company and Indebtedness, Disqualified Stock or Preferred Stock of the Company or any Restricted Subsidiary in an aggregate principal amount or liquidation preference up to 100% of the net cash proceeds received by the Company since immediately after the Issue Date from the issue or sale of Equity Interests of the Company or cash contributed to the capital of the Company (in each case, other than proceeds of Disqualified Stock or sales of Equity Interests to the Company or any of its Subsidiaries) as determined in accordance with clauses (3)(b) and (3)(c) of the first paragraph of “—Limitation on Restricted Payments” to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments pursuant to the second paragraph of “—Limitation on Restricted Payments” or to make Permitted Investments (other than Permitted Investments specified in clauses (1), (2) or (3) of the definition thereof) and,

(b) Indebtedness or Disqualified Stock of the Company and Indebtedness, Disqualified Stock or Preferred Stock of the Company or any Restricted Subsidiary in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (12)(b), does not exceed the greater of (i) $75.0 million and (ii) 5.5% of Total Assets (in each case, determined on the date of such incurrence); it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (12)(b) shall cease to be deemed incurred or outstanding for purposes of this clause (12)(b) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Company or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (12)(b)); provided, that the amount of Indebtedness, Disqualified Stock and Preferred Stock that may be incurred pursuant to this clause (12), together with amounts incurred under clause (23) and the immediately preceding paragraph, by Restricted Subsidiaries that are not Guarantors (other than the Co-Issuer) shall not exceed $75.0 million at any one time outstanding;

(13) the incurrence or issuance by the Company or any Restricted Subsidiary of Indebtedness, Disqualified Stock or Preferred Stock which serves to extend, replace, refund, refinance, renew or defease any Indebtedness, Disqualified Stock or Preferred Stock incurred or issued as permitted under the first paragraph of this covenant and clauses (2), (3), (4) and (12)(a) above, this clause (13) and clause (14) below or any Indebtedness, Disqualified Stock or Preferred Stock incurred or issued to so extend, replace, refund, refinance, renew or defease such Indebtedness, Disqualified Stock or Preferred Stock including additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including tender premiums), defeasance costs, and accrued interest, fees and expenses in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided, that such Refinancing Indebtedness:

(a) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of, the Indebtedness, Disqualified Stock or Preferred Stock being extended, replaced, refunded, refinanced, renewed or defeased (or requires no or nominal payments in cash prior to the date that is 91 days after the maturity date of the Notes);

(b) to the extent such Refinancing Indebtedness extends, replaces, refunds, refinances, renews or defeases (i) Indebtedness subordinated in right of payment to the Notes or any Guarantee thereof, such Refinancing Indebtedness is subordinated in right of payment to the Notes or the Guarantee thereof at least to the same extent as the Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively; and

(c) shall not include:

(i) Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Company that is not the Co-Issuer or a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Company, the Co-Issuer or a Guarantor;

(ii) Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Company that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of a Guarantor; or

(iii) Indebtedness or Disqualified Stock of the Company or Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary;

and, provided, further, that subclause (a) of this clause (13) will not apply to any extension, replacement, refunding, refinancing, renewal or defeasance of any Credit Facilities or Secured Indebtedness;

(14) (a) Indebtedness, Disqualified Stock or Preferred Stock of the Company or a Restricted Subsidiary, incurred or issued to finance an acquisition (or other purchase of assets) or (b) Indebtedness, Disqualified Stock or Preferred Stock of Persons that are acquired by the Company or any Restricted Subsidiary or merged into or consolidated with the Company or a Restricted Subsidiary in accordance with the terms of the Indenture; provided, that in the case of clauses (a) and (b), after giving effect to such acquisition, merger, amalgamation or consolidation, either (x) the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Test set forth in the first paragraph of this covenant or (y) the Fixed Charge Coverage Ratio for the Company and its Restricted Subsidiaries is equal to or greater than immediately prior to such acquisition, merger, amalgamation or consolidation;

(15) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five Business Days of its incurrence;

(16) Indebtedness of the Company or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to the Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit;

(17) (a) any guarantee by the Company or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of the Indenture,

(b) any guarantee by a Restricted Subsidiary of Indebtedness of the Company; provided, that such guarantee is incurred in accordance with the covenant described below under “—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries”, or

(c) any incurrence by the Co-Issuer of Indebtedness as a co-issuer of Indebtedness of the Company that was permitted to be incurred by another provision of this covenant;

(18) Indebtedness consisting of Indebtedness issued by the Company or any of its Restricted Subsidiaries to future, present or former employees, directors, officers, managers and consultants thereof, their respective Controlled Investment Affiliates or Immediate Family Members, in each case to finance the purchase or redemption of Equity Interests of the Company or any direct or indirect parent company of the Company to the extent described in clause (4) of the second paragraph under the caption “—Limitation on Restricted Payments”;

(19) to the extent constituting Indebtedness, customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business;

(20) (a) Indebtedness owed on a short-term basis of no longer than 30 days to banks and other financial institutions incurred in the ordinary course of business of the Company and its Restricted Subsidiaries with such banks or financial institutions that arises in connection with ordinary banking arrangements to manage cash balances of the Company and its Restricted Subsidiaries and (b) Indebtedness in respect of Bank Products;

(21) Indebtedness incurred by a Restricted Subsidiary in connection with bankers’ acceptances, discounted bills of exchange or the discounting or factoring of receivables for credit management purposes, in each case incurred or undertaken in the ordinary course of business on arm’s length commercial terms;

(22) Indebtedness of the Company or any of its Restricted Subsidiaries consisting of (a) the financing of insurance premiums or (a) take-or-pay obligations contained in supply arrangements in each case, incurred in the ordinary course of business;

(23) the incurrence of Indebtedness of Restricted Subsidiaries of the Company that are not Guarantors (including Foreign Subsidiaries) in an amount outstanding under this clause (23) not to exceed together with any other Indebtedness incurred under this clause (23) the greater of (a) $50.0 million and (b) 3.5% of Total Assets (in each case, determined on the date of such incurrence); it being understood that any Indebtedness deemed incurred pursuant to this clause (23) shall cease to be deemed incurred or outstanding for purposes of this clause (23) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Company or such Restricted Subsidiaries could have incurred such Indebtedness under the first paragraph of this covenant without reliance on this clause (23)); provided, that the amount of Indebtedness, Disqualified Stock and Preferred Stock that may be incurred pursuant to this clause (23), together with amounts incurred under clause (12) and the immediately preceding paragraph, by Restricted Subsidiaries that are not Guarantors (other than the Co-Issuer) shall not exceed $75.0 million at any one time outstanding; and

(24) Indebtedness of the Company or any of its Restricted Subsidiaries undertaken in connection with cash management and related activities with respect to any Subsidiary or joint venture in the ordinary course of business.

For purposes of determining compliance with this covenant:

(1) in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (24) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company, in its sole discretion, may classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above clauses or under the first paragraph of this covenant; provided, that all Indebtedness outstanding under the Senior Secured Credit Facilities on the Issue Date will be treated as incurred on the Issue Date under clause (1) of the second paragraph above; and

(2) the Company will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs above.

Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, of the same class will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant.

Notwithstanding any other provision of the Indenture to the contrary, for all purposes during the term of the Indenture, each lease in existence on the Issue Date shall have the same characterization as a Capitalized Lease

Obligation or an operating lease as the characterization of that lease in the most recent financial statements in existence on the Issue Date, notwithstanding any change in characterization of that lease subsequent to the Issue Date by the Company based on changes in GAAP or its interpretation of GAAP.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. Dollar Equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided, that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (a) the principal amount of such Indebtedness being refinanced plus (b) the aggregate amount of fees, underwriting discounts, premiums (including tender premiums) and other costs and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with such refinancing.

The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

The Indenture provides that the Company does not, and does not permit any Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is contractually subordinated or junior in right of payment to any Indebtedness of the Company or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Notes or such Guarantor’s Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Company or such Guarantor, as the case may be.

The Indenture does not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) Indebtedness as subordinated or junior to any other Indebtedness merely because it has a junior priority with respect to the same collateral or because it is guaranteed by other obligors.

Liens

The Company will not, and will not permit the Co-Issuer or any Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures Obligations under any Indebtedness or any related Guarantee of Indebtedness, on any asset or property of the Company, the Co-Issuer or any Guarantor, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

(1) in the case of Liens securing Subordinated Indebtedness, the Notes and related Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; and

(2) in all other cases, the Notes or the Guarantees are equally and ratably secured,

except that the foregoing shall not apply to or restrict (a) Liens securing obligations in respect of the Notes and the related Guarantees, (b) Liens securing obligations in respect of (x) Indebtedness and other Obligations permitted to be incurred under Credit Facilities, including any letter of credit facility relating thereto, that was permitted by the terms of the Indenture to be incurred pursuant to clause (1) of the second paragraph under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and (y) obligations of the Issuers or any Subsidiary in respect of any Bank Products provided by any lender party to any Senior Secured Credit Facilities or any Affiliate of such lender (or any Person that was a lender or an Affiliate of a lender at the time the applicable agreements pursuant to which such Bank Products are provided were entered into) and (c) Liens securing obligations in respect of Indebtedness permitted to be incurred under the covenant described above under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided, that, with respect to Liens securing Indebtedness permitted under this subclause (c), at the time of incurrence and after giving pro forma effect thereto and the application of the net proceeds thereof, the Consolidated Secured Debt Ratio would be no greater than 3.50 to 1.00.

Any Lien created for the benefit of the Holders of the Notes pursuant to this covenant shall be deemed automatically and unconditionally released and discharged upon the release and discharge of each of the Liens described in clauses (1) and (2) above.

Merger, Consolidation or Sale of All or Substantially All Assets

Company

The Company may not consolidate or merge with or into or wind up into (whether or not the Company is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) the Company is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made, is a Person organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Person, as the case may be, being herein called the “Successor Company”); provided, that in the case where the surviving Person is not a corporation, a co-obligor of the Notes is a corporation;

(2) the Successor Company, if other than the Company, expressly assumes all the obligations of the Company under the Notes pursuant to supplemental indentures or other documents or instruments;

(3) immediately after such transaction, no Default exists;

(4) immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period,

(a) the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Test, or

(b) the Fixed Charge Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be equal to or greater than the Fixed Charge Coverage Ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction;

(5) each Guarantor, unless it is the other party to the transactions described above, in which case clause (1)(b) of the second succeeding paragraph shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under the Indenture, the Notes and the Registration Rights Agreement; and

(6) the Co-Issuer, unless it is the party to the transactions described above, in which case clause (3) under the subheading “—Co-Issuer” below shall apply, shall have by supplemental indenture confirmed that it continues to be a co-obligor of the Notes; and

(7) the Company (or, if applicable, the Successor Company) shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation or transfer and such supplemental indentures, if any, comply with the Indenture. The Successor Company will succeed to, and be substituted for the Company under the Indenture, the Guarantees and the Notes, as applicable.

Notwithstanding the immediately preceding clauses (3) and (4),

(1) any Restricted Subsidiary may consolidate or amalgamate with or merge with or into or transfer all or part of its properties and assets to the Company, and

(2) the Company may merge with an Affiliate of the Company solely for the purpose of reorganizing the Company in the United States, any state thereof, the District of Columbia or any territory thereof so long as the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby.

Guarantors

Subject to certain limitations described in the Indenture governing release of a Guarantee upon the sale, disposition or transfer of a Guarantor, no Guarantor will, and the Company will not permit any Guarantor to, consolidate, amalgamate or merge with or into or wind up into (whether or not such Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) (a) such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the jurisdiction of organization of such Guarantor, as applicable, or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such surviving Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

(b) the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under the Indenture and such Guarantor’s related Guarantee pursuant to supplemental indentures or other documents or instruments;

(c) immediately after such transaction, no Default exists; and

(d) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation or transfer and such supplemental indentures, if any, comply with the Indenture;

(2) the transaction is made in compliance with the first paragraph of the covenant described under “—Repurchase at the Option of Holders—Asset Sales”; or

(3) in the case of assets comprised of Equity Interests of Subsidiaries that are not Guarantors, such Equity Interests are sold, assigned, transferred, leased, conveyed or otherwise disposed of to one or more Restricted Subsidiaries.

Subject to certain limitations described in the Indenture, the Successor Person will succeed to, and be substituted for, such Guarantor under the Indenture and such Guarantor’s Guarantee. Notwithstanding the foregoing, any Guarantor may (1) merge or consolidate with or into, wind up into or transfer all or part of its properties and assets to another Guarantor or the Company, (2) merge with an Affiliate of the Company solely for the purpose of reincorporating the Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof, (3) convert into a corporation, partnership, limited partnership, limited liability company or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor or (4) liquidate or dissolve or change its legal form if the Company determines in good faith that such action is in the best interests of the Company.

Co-Issuer

The Co-Issuer may not, directly or indirectly, consolidate or merge with or into or wind up into (whether or not the Co-Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Co-Issuer’s properties or assets, in one or more related transactions, to any Person unless:

(1) (a) concurrently therewith, a corporate Wholly-Owned Restricted Subsidiary of the Company organized and validly existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof (which may be the continuing Person as a result of such transaction)

expressly assumes all the obligations of the Co-Issuer under the Notes, pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee, and the Registration Rights Agreement if the exchange offer contemplated therein has not been consummated or if the Issuers continue to have an obligation to file or maintain the effectiveness of a shelf registration statement as provided under such agreement; or

(b) after giving effect thereto, at least one obligor on the notes shall be a corporation organized and validly existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof;

(2) immediately after such transaction, no Default exists; and

(3) the Co-Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, comply with the Indenture.

Transactions with Affiliates

The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $10.0 million, unless:

(1) such Affiliate Transaction is on terms that are not materially less favorable to the Company or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and

(2) the Company delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $20.0 million, a resolution adopted by the majority of the board of directors of the Company approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) above.

The foregoing provisions will not apply to the following:

(1) transactions between or among the Company or any of its Restricted Subsidiaries;

(2) Restricted Payments permitted by the provisions of the Indenture described above under the covenant “—Limitation on Restricted Payments” and the definition of “Permitted Investments”;

(3) the payment of management, consulting, monitoring, transaction, advisory and other fees, indemnities and expenses pursuant to the Management Fee Agreement (plus any unpaid management, consulting, monitoring, transaction, advisory and other fees, indemnities and expenses accrued in any prior year) and the termination fees pursuant to the Management Fee Agreement, or any amendment thereto or replacement thereof so long as any such amendment or replacement is not materially disadvantageous in the good faith judgment of the board of directors of the Company to the Holders when taken as a whole, as compared to the Management Fee Agreement as in effect on the Issue Date (it being understood that any amendment thereto or replacement thereof to increase the fees payable pursuant to the Management Fee Agreement would be deemed to be materially disadvantageous to the Holders);

(4) the payment of reasonable and customary fees and compensation paid to, and indemnities and reimbursements and employment and severance arrangements provided on behalf of or for the benefit of, current or former employees, directors, officers, managers or consultants of the Company, any of its direct or indirect parent companies or any of its Restricted Subsidiaries;

(5) transactions in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Company or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;

(6) any agreement as in effect as of the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous in any material respect to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date);

(7) the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it (or any parent company of the Company which holds, directly or indirectly, 100% of the issued and outstanding Equity Interests of the Company) is a party as of the Issue Date and any similar agreements which it (or any parent company of the Company which holds, directly or indirectly, 100% of the issued and outstanding Equity Interests of the Company) may enter into thereafter; provided, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries (or such parent company) of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous in any material respect in the good faith judgment of the board of directors of the Company to the Holders when taken as a whole;

(8) the Transactions and the payment of all fees and expenses related to the Transactions, including Transaction Expenses;

(9) transactions with customers, clients, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services that are Affiliates, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture which are fair to the Company and its Restricted Subsidiaries, in the reasonable determination of the board of directors of the Company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(10) the issuance of Equity Interests (other than Disqualified Stock) of the Company to any direct or indirect parent company of the Company or to any Permitted Holder or to any employee, director, officer, manager or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Company, any of its direct or indirect parent companies or any of its Restricted Subsidiaries;

(11) sales of accounts receivable, or participations therein, or Securitization Assets or related assets in connection with any Qualified Securitization Facility;

(12) payments by the Company or any of its Restricted Subsidiaries to any of the Investors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved by a majority of the board of directors of the Company in good faith;

(13) payments and Indebtedness and Disqualified Stock (and cancellation of any thereof) of the Company and its Restricted Subsidiaries and Preferred Stock (and cancellation of any thereof) of any Restricted Subsidiary to any future, current or former employee, director, officer, manager or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Company, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement that are, in each case, approved by the Company in good faith; and any employment agreements, stock option plans and other compensatory arrangements (and any successor plans thereto) and any supplemental executive retirement benefit plans or arrangements with any such employees, directors, officers, managers or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members) that are, in each case, approved by the Company in good faith;

(14) (i) investments by Permitted Holders in securities of the Company or any of its Restricted Subsidiaries (and payment of reasonable out-of-pocket expenses incurred by such Permitted Holders in connection therewith) so long as (x) the investment is being offered by the Company or such Restricted Subsidiary generally to other investors on the same or more favorable terms and (y) the investment constitutes less than 5.0% of the proposed or outstanding issue amount of such class of securities (provided, that any investments in debt securities by any Debt Fund Affiliates shall not be subject to the limitation in this clause (y)), and (ii) payments to Permitted Holders in respect of securities of the Company or any of its Restricted Subsidiaries contemplated in the foregoing subclause (i) or that were acquired from Persons other than the Company and its Restricted Subsidiaries, in each case, in accordance with the terms of such securities;

(15) payments to or from, and transactions with, any joint venture in the ordinary course of business (including, without limitation, any cash management activities related thereto);

(16) payments by the Company (and any direct or indirect parent company thereof) and its Subsidiaries pursuant to tax sharing agreements among the Company (and any such parent company) and its Subsidiaries, to the extent such payments are permitted under clause (15)(b) of the second paragraph under the caption “—Limitation on Restricted Payments”;

(17) any lease entered into between the Company or any Restricted Subsidiary, as lessee and any Affiliate of the Company, as lessor, which is approved by a majority of the disinterested members of the board of directors of the Company in good faith;

(18) intellectual property licenses in the ordinary course of business;

(19) any payments by the Company and the Company’s Subsidiaries made pursuant to any Tax Receivable Agreement; and

(20) the payment of reasonable out-of-pocket costs and expenses relating to registration rights and indemnities provided to stockholders of the Company or any direct or indirect parent thereof pursuant to the stockholders agreement or the registration rights agreement entered into on the Issue Date in connection therewith.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Company will not, and will not permit any of its Restricted Subsidiaries that is not a Guarantor to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(1) (a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries that is a Guarantor on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or

(b) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries that is a Guarantor;

(2) make loans or advances to the Company or any of its Restricted Subsidiaries that is a Guarantor; or

(3) sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries that is a Guarantor,

except (in each case) for such encumbrances or restrictions existing under or by reason of:

(a) contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Senior Secured Credit Facilities and the related documentation and Hedging Obligations and the related documentation;

(b) the Indenture, the Notes and the guarantees thereof;

(c) purchase money obligations for property acquired in the ordinary course of business and capital lease obligations that impose restrictions of the nature described in clause (3) above on the property so acquired;

(d) applicable law or any applicable rule, regulation or order;

(e) any agreement or other instrument of a Person acquired by or merged or consolidated with or into the Company or any of its Restricted Subsidiaries in existence at the time of such acquisition or at the time it merges with or into the Company or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person (but, in any such case, not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired and its Subsidiaries, or the property or assets of the Person so acquired and its Subsidiaries or the property or assets so acquired;

(f) contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Company pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(g) Secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Liens” that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(h) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business or arising in connection with any Permitted Liens;

(i) other Indebtedness, Disqualified Stock or Preferred Stock of Restricted Subsidiaries that are not Guarantors permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(j) customary provisions in joint venture agreements and other similar agreements relating solely to such joint venture;

(k) customary provisions contained in leases, sub-leases, licenses, sub-licenses or similar agreements, including with respect to intellectual property and other agreements, in each case, entered into in the ordinary course of business;

(l) restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or other agreement to which the Company or any of its Restricted Subsidiaries is a party entered into in the ordinary course of business; provided, that such agreement prohibits the encumbrance of solely the property or assets of the Company or such Restricted Subsidiary that are the subject to such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Company or such Restricted Subsidiary or the assets or property of another Restricted Subsidiary;

(m) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of any Restricted Subsidiary;

(n) customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(o) restrictions arising in connection with cash or other deposits permitted under the covenant “—Liens”;

(p) any agreement or instrument (A) relating to any Indebtedness, Disqualified or preferred stock permitted to be incurred or issued subsequent to the Issue Date pursuant to the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” if the encumbrances and restrictions are not materially more disadvantageous, taken as a whole, to the Holders than is customary in comparable financings for similarly situated issuers (as determined in good faith by the Company) or is otherwise in effect on the Issue Date and (B) either (x) the Company determines that such encumbrance or restriction will not adversely affect the Company’s ability to make principal and interest payments on the Notes as and when they come due or (y) such encumbrances and restrictions apply only during the continuance of a default in respect of a payment or financial maintenance covenant relating to such Indebtedness;

(q) any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (p) above; provided, that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company, not materially more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; and

(r) restrictions created in connection with any Qualified Securitization Facility that, in the good faith determination of the Company are necessary or advisable to effect such Qualified Securitization Facility.

Limitation on Guarantees of Indebtedness by Restricted Subsidiaries

The Company will not permit any of its Wholly-Owned Subsidiaries that are Restricted Subsidiaries (and non-Wholly-Owned Subsidiaries if such non-Wholly-Owned Subsidiaries guarantee other capital markets debt securities of the Company, the Co-Issuer or any Guarantor), other than a Guarantor, the Co-Issuer or a Foreign Subsidiary or a Securitization Subsidiary, to guarantee the payment of any Indebtedness of the Company, the Co-Issuer or any Guarantor unless:

(1) such Restricted Subsidiary within 30 days after the guarantee of such Indebtedness executes and delivers a supplemental indenture to the Indenture providing for a Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Company, the Co-Issuer or any Guarantor:

(a) if such Indebtedness is by its express terms subordinated in right of payment to the Notes or such Guarantor’s Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Notes; and

(b) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other applicable rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee;

provided, that this covenant shall not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary. The Company may elect, in its sole discretion, to cause any Subsidiary that is not otherwise required to be a Guarantor to become a Guarantor, in which case such Subsidiary shall not be required to comply with the 30 day period described in clause (1) above.

Reports and Other Information

Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Indenture requires the Company to file with the SEC from and after the Issue Date:

(1) within 90 days after the end of each fiscal year (or 135 days for the fiscal year ending December 31, 2011), annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

(2) within 45 days after the end of each of the first three fiscal quarters of each fiscal year (or 90, 75 and 60 days, respectively, for the first three fiscal quarters ending after the Issue Date), reports on Form 10-Q containing all quarterly information that would be required to be contained in Form 10-Q, or any successor or comparable form;

(3) within five Business Days of the date on which an event would have been required to be reported on a Form 8-K or any successor or comparable form if the Company had been a reporting company under the Exchange Act, a current report relating to such event on Form 8-K or any successor or comparable form;

in each case, in a manner that complies in all material respects with the requirements specified in such form (except as described above or below and subject, in the case of required financial information, to exceptions consistent with the presentation of financial information in this Offering Memorandum, to the extent filed within the times specified above); provided, however, that the Company shall not be so obligated to file such reports referred to in clauses (1), (2) and (3) above with the SEC (i) if the SEC does not permit such filing or (ii) prior to the consummation of an exchange offer or the effectiveness of a shelf registration statement as required by the Registration Rights Agreement, in which event the Company will make available such information to the Trustee, the Holders of the Notes and prospective purchasers of Notes, in each case within 15 days after the time the Company would be required to file such information with the SEC, if it were subject to Sections 13 or 15(d) of the Exchange Act; provided, further, that until such time as the consummation of an exchange offer or the effectiveness of a shelf registration statement as required by the Registration Rights Agreement, the Company shall not be required to (i) in the case of (x) clauses (1) and (2) provide any information beyond the financial information that would be required to be contained in an annual or quarterly report on Form 10-K or 10-Q, as applicable, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and (y) clause (3) make available any information regarding director and management compensation or the occurrence of any of the events set forth in Items 1.04, 2.01, 2.05, 2.06, 3 (other than Item 3.03), 5.01, 5.02(e)—(f), 5.03-5.08, 6, 7, 8 or 9 of Form 8-K, (ii) make available any information regarding the occurrence of any of the events set forth in Items 1.01 or 1.02 of Form 8-K if the Company determines in its good faith judgment that the event that would otherwise be required to be disclosed is not material to the holders of the notes or the business, assets, operations, financial positions or prospects of the Company and its Restricted Subsidiaries taken as a whole, (iii) comply with Regulation G under the Exchange Act or Item 10(e) of Regulation S-K with respect to any “non-GAAP” financial information contained therein (other than providing reconciliations of such non-GAAP information to extent included in the Offering Memorandum), (iv) comply with Regulation S-X or (v) provide any information that is not otherwise similar to information currently included in the Offering Memorandum. In addition, notwithstanding the foregoing, the Company will not be required to (i) comply with Sections 302, 906 and 404 of the Sarbanes-Oxley Act of 2002 or (ii) otherwise furnish any information, certificates or reports required by Items 307 or 308 of Regulation S-K prior to the consummation of an exchange offer or the effectiveness of a shelf registration statement. In addition, to the extent not satisfied by the foregoing, the Company will agree that, for so long as any Notes are outstanding, it will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

In the event that any direct or indirect parent company of the Company of which the Company is a Wholly-Owned Subsidiary becomes a Guarantor, the Indenture permits the Company to satisfy its obligations in this covenant with respect to financial information relating to the Company by furnishing financial information relating to such parent; provided, that, if and so long as such parent company shall have Independent Assets or Operations (as defined below), the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Company and its Restricted Subsidiaries on a stand-alone basis, on the other hand. “Independent Assets or Operations” means, with respect to any such parent company, that such parent company’s total assets, revenues, income from continuing operations before income taxes and cash flows from operating activities (excluding in each case amounts related to its investment in the Company and the Restricted Subsidiaries), determined in accordance with GAAP and as shown on the most recent balance sheet of such parent company, is more than 3.0% of such parent company’s corresponding consolidated amount.

Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of the exchange offer or the effectiveness of the shelf registration statement (1) by the filing with the SEC of the exchange offer registration statement or shelf registration statement (or any other similar registration statement), and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act, subject to exceptions consistent with the presentation of financial information in this Offering Memorandum, to the extent filed within the time periods specified above, or (2) by posting on the Company’s website and providing to the Trustee within 15 days of the time periods after the Company would have been required to file annual and interim reports with the SEC if it were a non-accelerated filer, the financial information (including the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section) that would be required to be included in such reports, subject to exceptions consistent with the presentation of financial information in this Offering Memorandum, to the extent filed within the times specified above.

Notwithstanding anything herein to the contrary, the Company will not be deemed to have failed to comply with any of its obligations hereunder for purposes of clause (3) under “—Events of Default and Remedies” until 90 days after the receipt of the written notice delivered thereunder.

To the extent any information is not provided within the time periods specified in this section “—Reports and Other Information” and such information is subsequently provided, the Company will be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured.

Limitation on Business Activities of the Co-Issuer

The Co-Issuer may not hold any assets, become liable for any obligations or engage in any business activities; provided that it may be a co-obligor with respect to the Notes or any other Indebtedness issued by the Company and may engage in any activities directly related thereto or necessary in connection therewith. The Co-Issuer shall be a Wholly-Owned Subsidiary of the Company (or its permitted successors) at all times.

Events of Default and Remedies

The Indenture provides that each of the following is an “Event of Default”:

(1) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes;

(2) default for 30 days or more in the payment when due of interest on or with respect to the Notes;

(3) failure by the Company, the Co-Issuer or any Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of not less than 25% in principal amount of the then outstanding Notes to comply with any of its obligations, covenants or agreements (other than a default referred to in clause (1) or (2) above) contained in the Indenture or the Notes;

(4) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company, the Co-Issuer or any Restricted Subsidiary or the payment of which is guaranteed by the Company, the Co-Issuer or any Restricted Subsidiary, other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

(a) such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

(b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $30.0 million or more outstanding;

(5) failure by the Company, the Co-Issuer or any Significant Subsidiary (or any group of Restricted Subsidiaries that together (as of the latest audited consolidated financial statements of the Issuer for a fiscal quarter end provided as required under “—Reports and Other Information”) would constitute a Significant Subsidiary) to pay final judgments aggregating in excess of $30.0 million (net of amounts covered by insurance policies issued by reputable insurance companies), which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(6) certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary (or any group of Restricted Subsidiaries that together (as of the latest audited consolidated financial statements of the Company for a fiscal quarter end provided as required under “—Reports and Other Information”) would constitute a Significant Subsidiary); or

(7) the Guarantee of any Significant Subsidiary (or any group of Restricted Subsidiaries that together (as of the latest audited consolidated financial statements of the Company for a fiscal quarter end provided as required under “—Reports and Other Information”) would constitute a Significant Subsidiary) shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Subsidiary (or the responsible officers of any group of Restricted Subsidiaries that together (as of the latest audited consolidated financial statements of the Company for a fiscal quarter end) would constitute a Significant Subsidiary), as the case may be, denies in writing that it has any further liability under its Guarantee or gives written notice to such effect, other than by reason of the termination of the Indenture or the release of any such Guarantee in accordance with the Indenture.

If any Event of Default (other than of a type specified in clause (6) above) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in principal amount of the then total outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately.

Upon the effectiveness of such declaration, such principal of and premium, if any, and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) of the first paragraph of this section, all outstanding Notes will become due and payable without further action or notice. The Indenture provides that the Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest.

The Indenture provides that the Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture (except a continuing Default in the payment of interest on, premium, if any, or the principal of any Note held by a non-consenting Holder) and rescind any acceleration with respect to the Notes and its consequences (except if such rescission would conflict with any judgment of a court of competent jurisdiction). In the event of any Event of Default specified in clause (4) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:

(1) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged;

(2) holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3) the default that is the basis for such Event of Default has been cured.

In case an Event of Default occurs and is continuing, the Trustee is under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the Notes unless the Holders have offered to the Trustee indemnity or security reasonably satisfactory to the Trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless:

(1) such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2) Holders of at least 25% in principal amount of the total outstanding Notes have requested in writing the Trustee to pursue the remedy;

(3) Holders of the Notes have offered the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) Holders of a majority in principal amount of the total outstanding Notes have not given the Trustee a direction inconsistent with such written request within such 60-day period.

Subject to certain restrictions, under the Indenture the Holders of a majority in principal amount of the total outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.

The Indenture provides that the Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required, within 10 Business Days, upon becoming aware of any Default, to deliver to the Trustee a statement specifying such Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Issuers or any Guarantor or any of their direct or indirect parent companies (other than the Company and the Guarantors) shall have any liability, for any obligations of the Issuers or the Guarantors under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

The obligations of the Issuers and the Guarantors under the Indenture, the Notes and the Guarantees, as the case may be, will terminate (other than certain obligations) and will be released upon payment in full of all of the Notes. The Issuers may, at their option and at any time, elect to have all of their obligations discharged with respect to the Notes and have each Guarantor’s obligation discharged with respect to its Guarantee (“Legal Defeasance”) and cure all then existing Events of Default except for:

(1) the rights of Holders of Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to the Indenture;

(2) the Issuers’ obligations with respect to Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuers’ obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

In addition, the Issuers may, at their option and at any time, elect to have their obligations and those of each Guarantor released with respect to substantially all of the restrictive covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Issuers) described under “—Events of Default and Remedies” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:

(1) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, U.S. Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the Notes on the stated maturity date or on the redemption date, as the case may be, of such principal, premium, if any, or interest on such Notes and the Company must specify whether such Notes are being defeased to maturity or to a particular redemption date; provided, that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of the Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of redemption (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the Trustee on or prior to the date of redemption. Any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered by the Issuers to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption;

(2) in the case of Legal Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions,

(a) the Issuers have received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(b) since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Senior Secured Credit Facilities or any other material agreement or instrument

(other than the Indenture) to which, the Issuers or any Guarantor is a party or by which the Issuers or any Guarantor is bound (other than that resulting from any borrowing of funds to be applied to make the deposit required to effect such Legal Defeasance or Covenant Defeasance and any similar and simultaneous deposit relating to other Indebtedness, and, in each case, the granting of Liens in connection therewith);

(6) the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of Section 547 of Title 11 of the United States Code;

(7) the Issuers shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers or any Guarantor or others; and

(8) the Issuers shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes, when either:

(1) all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(2) (a) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers, and the Issuers or any Guarantor have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes, cash in U.S. dollars, U.S. dollar-denominated Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption; provided, that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of the Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any Applicable Premium Deficit only required to be deposited with the Trustee on or prior to the date of redemption. Any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered by the Issuers to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption,

(b) no Default (other than that resulting from borrowing funds to be applied to make such deposit or any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) with respect to the Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under the Senior Secured Credit Facilities or any other material agreement or instrument (other than the Indenture) to which the Issuers or any Guarantor is a party or by which the Issuers or any Guarantor is bound (other than resulting from any borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(c) the Issuers have paid or caused to be paid all sums payable by it under the Indenture; and

(d) the Issuers have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Issuers must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture, any Guarantee and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes, and any existing Default or compliance with any provision of the Indenture or the Notes issued thereunder may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes, other than Notes beneficially owned by the Issuers or their Affiliates (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes).

The Indenture provides that, without the consent of each affected Holder of Notes, an amendment or waiver may not, with respect to any Notes held by a non-consenting Holder:

(1) reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed final maturity of any such Note or alter or waive the provisions with respect to the redemption of such Notes (other than provisions relating to (a) notice periods (to the extent consistent with applicable requirements of clearing and settlement systems) for redemption and conditions to redemption and (b) the covenants described above under the caption “—Repurchase at the Option of Holders”);

(3) reduce the rate of or change the time for payment of interest on any Note;

(4) waive a Default in the payment of principal of or premium, if any, or interest on the Notes, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in the Indenture or any Guarantee which cannot be amended or modified without the consent of all affected Holders;

(5) make any Note payable in money other than that stated therein;

(6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes;

(7) make any change in these amendment and waiver provisions;

(8) impair the right of any Holder to receive payment of principal of, or premium, if any, or interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(9) make any change to or modify the ranking of the Notes that would adversely affect the Holders; or

(10) except as expressly permitted by the Indenture, modify the Guarantees of any Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company), would constitute a Significant Subsidiary, in any manner materially adverse to the Holders of the Notes.

Notwithstanding the foregoing, the Issuers, any Guarantor (with respect to a Guarantee or the Indenture to which it is a party) and the Trustee may amend or supplement the Indenture and any Guarantee or Notes without the consent of any Holder:

(1) to cure any ambiguity, omission, mistake, defect or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to comply with the covenant relating to mergers, amalgamations, consolidations and sales of assets;

(4) to provide for the assumption of the Issuers’ or any Guarantor’s obligations to the Holders;

(5) to make any change that would provide any additional rights or benefits to the Holders or that does not materially adversely affect the legal rights under the Indenture of any such Holder;

(6) to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuers or any Guarantor;

(7) to provide for the issuance of Additional Notes in accordance with the terms of the Indenture;

(8) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(9) to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee thereunder pursuant to the requirements thereof;

(10) to provide for the issuance of exchange notes or private exchange notes, which are identical to exchange notes except that they are not freely transferable;

(11) to add a Guarantor under the Indenture or to release a Guarantor in accordance with the terms of the Indenture;

(12) to conform the text of the Indenture, the Guarantees or the Notes to any provision of the “Description of the Notes” section of the Offering Memorandum to the extent that such provision in the “Description of the Notes” section of the Offering Memorandum was intended to be a verbatim recitation of a provision of the Indenture, the Guarantee or the Notes;

(13) to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes as permitted by the Indenture, including, without limitation to facilitate the issuance and administration of the Notes; provided, that (a) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Notes; or

(14) to make any other modifications to the Notes or the Indenture of a formal, minor or technical nature or necessary to correct a manifest error, so long as such modification does not adversely affect the rights of any Holders of the Notes in any material respect.

The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Notices

Notices given by publication or electronic delivery will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing or transmitting.

Concerning the Trustee

The Indenture contains certain limitations on the rights of the Trustee thereunder, should it become a creditor of the Issuers, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee (if the Indenture has been qualified under the Trust Indenture Act) or resign.

The Indenture provides that the Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee is required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of the Notes, unless such Holder shall have offered to the Trustee security and indemnity reasonably satisfactory to it against any loss, liability or expense.

Governing Law

The Indenture, the Notes and any Guarantee are governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. For purposes of the Indenture, unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

“Acquired Indebtedness” means, with respect to any specified Person,

(1) Indebtedness of any other Person existing at the time such other Person is merged or consolidated with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging or consolidating with or into or becoming a Restricted Subsidiary of such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Interest” means all additional interest then owing pursuant to the Registration Rights Agreement.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(1) 1.0% of the principal amount of such Note, and

(2) the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Notes at January 31, 2016 (such redemption price being set forth in the table appearing above under the caption “Optional Redemption”), plus (ii) all required remaining scheduled interest payments due on such Note through January 31, 2016 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points over (b) the then outstanding principal amount of such Note.

“Asset Sale” means:

(1) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions (including by way of a Sale and Lease-Back Transaction) of property or assets of the Company or any of its Restricted Subsidiaries (each referred to in this definition as a “disposition”); or

(2) the issuance or sale of Equity Interests of any Restricted Subsidiary (other than Preferred Stock of Restricted Subsidiaries issued in compliance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”), whether in a single transaction or a series of related transactions;

in each case, other than:

(a) any disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out property or equipment in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale or no longer used or useful in the ordinary course of business;

(b) the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to the provisions described above under “—Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets” or any disposition that constitutes a Change of Control pursuant to the Indenture;

(c) the making of any Restricted Payment that is permitted to be made, and is made, under the covenant described above under “—Certain Covenants—Limitation on Restricted Payments” or any Permitted Investment;

(d) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of related transactions with an aggregate fair market value of less than $15.0 million;

(e) any disposition of property or assets or issuance of securities by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;

(f) to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(g) the lease, assignment, sub-lease, license or sub-license of any real or personal property in the ordinary course of business;

(h) any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i) foreclosures, condemnation, expropriation or any similar action with respect to assets or the granting of Liens not prohibited by the Indenture;

(j) sales of accounts receivable, or participations therein, or Securitization Assets (other than royalties or other revenues (except accounts receivable)) or related assets in connection with any Qualified Securitization Facility or the disposition of an account receivable in connection with the collection or compromise thereof in the ordinary course of business;

(k) any financing transaction with respect to property built or acquired by the Company or any Restricted Subsidiary after the Issue Date, including Sale and Lease-Back Transactions and asset securitizations permitted by the Indenture;

(l) the sale or discount of inventory, accounts receivable or notes receivable in the ordinary course of business or the conversion of accounts receivable to notes receivable;

(m) the licensing or sub-licensing of intellectual property or other general intangibles in the ordinary course of business, other than the licensing of intellectual property on a long-term basis;

(n) any surrender or waiver of contract rights or the settlement, release or surrender of contract rights or other litigation claims in the ordinary course of business;

(o) the unwinding of any Hedging Obligations;

(p) sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(q) the abandonment of intellectual property rights in the ordinary course of business, which in the reasonable good faith determination of the Company are not material to the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole;

(r) the issuance by a Restricted Subsidiary of Preferred Stock or Disqualified Stock that is permitted by the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(s) the granting of a Lien that is permitted under the covenant described above under “—Certain Covenants—Liens”; and

(t) the issuance of directors’ qualifying shares and shares issued to foreign nationals as required by applicable law.

“Bank Products” means any facilities or services related to cash management, including treasury, depository, overdraft, credit or debit card, purchase card, electronic funds transfer and other cash management arrangements.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock or shares in the capital of such corporation;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP; provided that any obligations of the Company or its Restricted Subsidiaries, or of a special purpose or other entity not consolidated with the Company and its Restricted Subsidiaries, either existing on the Issue Date or created prior to any recharacterization described below (or any refinancing thereof) (i) that were not included on the consolidated balance sheet of the Company as capital lease obligations and (ii) that are subsequently recharacterized as capital lease obligations or, in the case of such a special purpose or other entity becoming consolidated with the Company and its Restricted Subsidiaries, due to a change in accounting treatment or otherwise, shall for all purposes not be treated as a Capitalized Lease Obligations or Indebtedness.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of licensed or purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of a Person and its Restricted Subsidiaries.

“Cash Equivalents” means:

(1) United States dollars;

(2) (a) Canadian dollars, pounds sterling, yen, euros or any national currency of any participating member state of the EMU; or

(b) in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(3) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(4) certificates of deposit, time deposits and eurodollar time deposits with maturities of 24 months or less from the date of acquisition, demand deposits, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic or foreign commercial bank having capital and surplus of not less than $250.0 million;

(5) repurchase obligations for underlying securities of the types described in clauses (3), (4), (7) and (8) entered into with any financial institution or recognized securities dealer meeting the qualifications specified in clause (4) above;

(6) commercial paper and variable or fixed rate notes rated at least P-2 by Moody’s or at least A-2 by S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

(7) marketable short-term money market and similar funds having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency);

(8) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) with maturities of 24 months or less from the date of acquisition;

(9) readily marketable direct obligations issued by any foreign government or any political subdivision or public instrumentality thereof, in each case having an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) with maturities of 24 months or less from the date of acquisition;

(10) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency);

(11) securities with maturities of 12 months or less from the date of acquisition backed by standby letters of credit issued by any financial institution or recognized securities dealer meeting the qualifications specified in clause (4) above; and

(12) investment funds investing substantially all of their assets in securities of the types described in clauses (1) through (11) above.

In the case of Investments by any Foreign Subsidiary that is a Restricted Subsidiary or Investments made in a country outside the United States of America, Cash Equivalents shall also include (a) investments of the type and maturity described in clauses (1) through (8) and clauses (10), (11) and (12) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (b) other short-term investments utilized by Foreign Subsidiaries that are Restricted Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (1) through (12) and in this paragraph.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above, provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Change of Control” means the occurrence of any of the following:

(1) the sale, lease, transfer, conveyance or other disposition in one or a series of related transactions (other than by merger, consolidation or amalgamation), of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person other than any Permitted Holder; or

(2) the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by (A) any Person (other than any Permitted Holder) or (B) Persons (other than any Permitted Holders) that are together a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any such group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50.0% or more of the total voting power of the Voting Stock of the Company directly or indirectly through any of its direct or indirect parent holding companies.

“Consolidated Depletion, Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depletion, depreciation and amortization expense of such Person, including the amortization of intangible assets, deferred financing fees, debt issuance costs, commissions, fees and expenses and Capitalized Software Expenditures of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any made (less net payments, if any, received), pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (q) annual agency fees paid to the administrative agents and collateral agents under any Credit Facilities, (r) costs associated with obtaining Hedging Obligations, (s) any expense resulting from the discounting of any Indebtedness in connection with the application of recapitalization accounting or, if applicable, purchase accounting in connection with the Transactions or any acquisition, (t) penalties and interest relating to taxes, (u) any Additional Interest and any “additional interest” or “liquidated damages” with respect to other securities for failure to timely comply with registration rights obligations, (v) amortization or expensing of deferred financing costs and any other amounts of non-cash interest, amendment and consent fees, debt issuance costs, commissions, fees and expenses and discounted liabilities, (w) any expensing of bridge, commitment and other financing fees and any other fees related to the Transactions or any acquisitions after the Issue Date, (x) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Qualified Securitization Facility, (y) any accretion of accrued interest on discounted liabilities and any prepayment premium or penalty) and (z) interest expense resulting from push-down accounting; plus

(2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(3) interest income of such Person and its Restricted Subsidiaries for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Leverage Ratio” means, as at any date of determination, the ratio of (1) the Consolidated Total Indebtedness of the Company and its Restricted Subsidiaries as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (2) the Company’s EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, that, without duplication,

(1) any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto), charges or expenses (including relating to any multi-year strategic initiatives), Transaction Expenses, duplicative running costs, relocation costs, integration costs, facility consolidation and closing costs, severance costs and expenses, one-time compensation charges, costs relating to pre-opening and opening costs for plants/facilities, losses, costs or cost inefficiencies related to plant/facility disruptions or shutdowns, signing, retention and completion bonuses, costs incurred in connection with any strategic initiatives, transition costs, costs incurred in connection with acquisitions and non-recurring product and intellectual property development, other business optimization expenses (including costs and expenses relating to business optimization programs and new systems design, retention charges, system establishment costs and implementation costs) and operating expenses attributable to the implementation of cost-savings initiatives, and curtailments or modifications to pension and post-retirement employee benefit plans shall be excluded,

(2) the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period shall be excluded;

(3) any net after-tax effect of gains or losses on disposal, abandonment or discontinuance of disposed, abandoned or discontinued operations, as applicable, shall be excluded,

(4) any net after-tax effect of gains or losses (less all fees, expenses and charges relating thereto) attributable to asset dispositions or abandonments or the sale or other disposition of any Capital Stock of any Person other than in the ordinary course of business shall be excluded,

(5) the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary or that is accounted for by the equity method of accounting, shall be excluded; provided, that Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to such Person or a Restricted Subsidiary thereof in respect of such period,

(6) solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of the first paragraph of “—Certain Covenants—Limitation on Restricted Payments,” the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders (other than restrictions in the Notes or the Indenture), unless such restriction with respect to the payment of dividends or similar distributions has been legally waived, provided that Consolidated Net Income of such Person will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to such Person or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,

(7) effects of adjustments (including the effects of such adjustments pushed down to such Person and its Restricted Subsidiaries) in such Person’s consolidated financial statements pursuant to GAAP (including in the inventory, property and equipment, software, goodwill, intangible assets, in-process research and development, deferred revenue and debt line items thereof) resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to the Transactions or any consummated acquisition or joint venture investment or the amortization or write-off or write-down of any amounts thereof, net of taxes, shall be excluded,

(8) any after-tax effect of income (loss) from the early extinguishment or conversion of (i) Indebtedness, (ii) Hedging Obligations or (iii) other derivative instruments shall be excluded,

(9) any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities and investments recorded using the equity method or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded,

(10) any equity-based or non-cash compensation charge or expense including any such charge or expense arising from grants of stock appreciation or similar rights, stock options, restricted stock or other rights or equity incentive programs, and any cash charges associated with the rollover, acceleration, or payout of Equity Interests by management of the Company or any of its direct or indirect parent companies in connection with the Transactions, shall be excluded,

(11) any fees, expenses or charges incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Asset Sale, disposition, incurrence or repayment of Indebtedness (including such fees, expenses or charges related to the offering and issuance of the Notes and other securities and the syndication and incurrence of any Credit Facilities), issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (including any amendment or other modification of the Notes and other securities and any Credit Facilities) and including, in each case, any such transaction consummated on or prior to the Issue Date and any such transaction undertaken but not completed, and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful or consummated (including, for the avoidance of doubt the effects of expensing all transaction related expenses in accordance with Financial Accounting Standards Board Accounting Standards Codification 805), shall be excluded,

(12) accruals and reserves that are established within 12 months after the Issue Date that are so required to be established as a result of the Transactions (or within 12 months after the closing of any acquisition that are so required to be established as a result of such acquisition) in accordance with GAAP shall be excluded,

(13) any expenses, charges or losses to the extent covered by insurance or indemnity and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer or indemnifying party and only to the extent that such amount is in fact reimbursed within 365 days of the date of the insurable or indemnifiable event (net of any amount so added back in any prior period to the extent not so reimbursed within the applicable 365-day period), shall be excluded;

(14) any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of Accounting Standards Codification Topic No. 715, Compensation-Retirement Benefits, shall be excluded, and

(15) any noncash compensation expense resulting from the application of Accounting Standards Codification Topic No. 718, Compensation—Stock Compensation, shall be excluded, and

(16) the following items shall be excluded:

(a) any net unrealized gain or loss (after any offset) resulting in such period from Hedging Obligations and the application of Accounting Standards Codification Topic No. 815, Derivatives and Hedging,

(b) any net unrealized gain or loss (after any offset) resulting in such period from currency translation gains or losses including those related to currency remeasurements of Indebtedness (including any net loss or gain resulting from Hedging Obligations for currency exchange risk) and any other foreign currency translation gains and losses, to the extent such gain or losses are non-cash items,

(c) any adjustments resulting for the application of Accounting Standards Codification Topic No. 460, Guarantees, or any comparable regulation,

(d) effects of adjustments to accruals and reserves during a prior period relating to any change in the methodology of calculating reserves for returns, rebates and other chargebacks, and

(e) changes related to earn-outs and other deferred or contingent consideration obligations (including to the extent accounted for as bonuses or otherwise) and adjustments thereof and purchase price adjustments.

In addition, to the extent not already included in the Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any acquisition, Investment or any sale, conveyance, transfer or other disposition of assets permitted under the Indenture.

Notwithstanding the foregoing, for the purpose of the covenant described under “—Certain Covenants — Limitation on Restricted Payments” only (other than clause (3)(d) of the first paragraph thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Company and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Company and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Company or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (3)(d) thereof.

“Consolidated Secured Debt Ratio” as of any date of determination means, the ratio of (1) Consolidated Total Indebtedness of the Company and its Restricted Subsidiaries that is secured by Liens on the property of the Company and its Restricted Subsidiaries as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (2) EBITDA of the Company for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to the sum of (1) the aggregate amount of all outstanding Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Obligations in respect of Capitalized Lease Obligations and debt obligations evidenced by promissory notes and similar instruments, as determined in accordance with GAAP (excluding for the avoidance of doubt all undrawn amounts under revolving credit facilities and letters of credit, all obligations relating to Qualified Securitization Facilities and Tax Receivable

Agreements), and (2) the aggregate amount of all outstanding Disqualified Stock of the Company and all Preferred Stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of repurchase or purchase accounting in connection with the Transactions or any acquisition); provided, that Consolidated Total Indebtedness shall not include Indebtedness in respect of (A) any letter of credit, except to the extent of unreimbursed amounts under standby letters of credit and (B) Hedging Obligations existing on the Issue Date or otherwise permitted by clause (10) of the second paragraph under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; it being understood, for the avoidance of doubt that earn-out payments and non-compete payments (to the extent such payments would not become a liability on the balance sheet of such Person in accordance with GAAP as GAAP existed on December 31, 2008) and obligations to pay the deferred purchase price of property or services do not constitute Consolidated Total Indebtedness. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Company. The U.S. Dollar Equivalent principal amount of any Indebtedness denominated in a foreign currency will reflect the currency translation effects, determined in accordance with GAAP, of Hedging Obligations for currency exchange risks with respect to the applicable currency in effect on the date of determination of the U.S. Dollar Equivalent principal amount of such Indebtedness.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor;

(2) to advance or supply funds,

(a) for the purchase or payment of any such primary obligation; or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Controlled Investment Affiliate” means, as to any Person, any other Person, other than any Investor, which directly or indirectly is in control of, is controlled by, or is under common control with such Person and is organized by such Person (or any Person controlling such Person) primarily for making direct or indirect equity or debt investments in the Company and/or other companies.

“Credit Agreement” means that certain Credit Agreement, dated as of the Issue Date, by and among the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc., as joint lead arrangers, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., UBS Securities LLC, Barclays Capital, Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., as joint bookrunners, Bank of America, N.A., as administrative agent, collateral agent and swing line lender, Bank of America, N.A., as letter of credit issuer, Citigroup Global Markets Inc., as syndication agent and other parties party thereto.

“Credit Facilities” means, with respect to the Company or any of its Restricted Subsidiaries, one or more debt facilities, including the Senior Secured Credit Facilities, or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof, in whole or in part, and any indentures or credit facilities or commercial paper facilities that replace, refund, supplement or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding, supplemental or refinancing facility, arrangement or indenture that increases the amount permitted to be borrowed or issued thereunder or alters the maturity thereof (provided that such increase in borrowings or issuances is permitted under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, trustee, lender or group of lenders or other holders.

“Debt Fund Affiliate” means (i) any fund managed by, or under common management with, GSO Capital Partners LP, (ii) any fund managed by GSO Debt Funds Management LLC, Blackstone Debt Advisors L.P., Blackstone Distressed Securities Advisors L.P., Blackstone Mezzanine Advisors L.P. or Blackstone Mezzanine Advisors II L.P. and (iii) any other Affiliate of the Investors that is a bona fide debt fund or an investment vehicle that is engaged in the making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate delivered by the Company, setting forth the basis of such valuation, executed by the principal financial officer of the Company, less the amount of Cash Equivalents received in connection with a subsequent sale, redemption or repurchase of or collection or payment on such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Company or any direct or indirect parent company thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate delivered by the Company executed by the principal financial officer of the Company or the applicable parent company thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of the first paragraph of “—Certain Covenants—Limitation on Restricted Payments.”

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, that if such Capital Stock is issued to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations; provided, further, that any Capital Stock held by any future, current or former employee, director, officer, manager or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members), of the Company, any of its Subsidiaries, any of its direct or indirect parent companies or any other entity in which the Company or a Restricted Subsidiary has an

Investment and is designated in good faith as an “affiliate” by the board of directors of the Company (or the compensation committee thereof), in each case pursuant to any stock subscription or shareholders’ agreement, management equity plan or stock option plan or any other management or employee benefit plan or agreement shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries or in order to satisfy applicable statutory or regulatory obligations; provided, further, that the Class B Membership Interests of Continental Cement Company, L.L.C. shall not constitute Disqualified Stock.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period

(1) increased (without duplication) by the following, in each case (other than with respect to clauses (h) and (k)) to the extent deducted (and not added back) in determining Consolidated Net Income for such period:

(a) provision for taxes based on income or profits or capital, including, without limitation, federal, state, franchise and similar taxes and foreign withholding taxes (including any future taxes or other levies which replace or are intended to be in lieu of such taxes and any penalties and interest related to such taxes or arising from tax examinations) and the net tax expense associated with any adjustments made pursuant to clauses (1) through (16) of the definition of “Consolidated Net Income”; plus

(b) Fixed Charges of such Person for such period (including (x) net losses or Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, (y) bank fees and other financing fees and (z) costs of surety bonds in connection with financing activities, plus amounts excluded from Consolidated Interest Expense as set forth in clauses (1)(q) through (z) in the definition thereof); plus

(c) Consolidated Depletion, Depreciation and Amortization Expense of such Person for such period; plus

(d) the amount of any severance, relocation costs and expenses, integration costs, transition costs, pre-opening, opening, consolidation and/or closing costs for facilities, costs incurred in connection with any non-recurring strategic initiatives, costs incurred in connection with acquisitions and Investments and non-recurring product and intellectual property development, other business optimization expenses (including costs and expenses relating to business optimization programs and new systems design and implementation costs), project start-up costs, restructuring charges, accruals or reserves (including restructuring costs related to acquisitions and to closure/consolidation of facilities, retention charges, systems establishment costs and excess pension charges); plus

(e) any other non-cash charges, including any write-offs or write-downs reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, (A) the Company may elect not to add back such non-cash charge in the current period and (B) to the extent the Company elects to add back such non-cash charge, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(f) the amount of any non-controlling interest or minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly-Owned Subsidiary; plus

(g) the amount of management, monitoring, consulting, advisory fees and other fees (including termination fees) and indemnities and expenses paid or accrued in such period under the Management Fee Agreement or otherwise to the Investors to the extent otherwise permitted under “—Certain Covenants—Transactions with Affiliates”; plus

(h) the amount of “run rate” cost savings, operating expense reductions and synergies projected by the Company in good faith to result from actions taken, committed to be taken or expected in good faith to be taken no later than 12 months after the end of such period (calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of such period for which EBITDA is being determined and as if such cost savings, operating expense reductions and synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions; provided, that such cost savings and synergies are reasonably identifiable and factually supportable (it is understood and agreed that “run-rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken or expected to be taken, net of the amount of actual benefits realized during such period from such actions); plus

(i) the amount of loss on sale of receivables, Securitization Assets and related assets to any Securitization Subsidiary in connection with a Qualified Securitization Facility; plus

(j) any costs or expense incurred by the Company or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Company or net cash proceeds of an issuance of Equity Interest of the Company (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (3) of the first paragraph under “—Certain Covenants—Limitation on Restricted Payments”; plus

(k) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of EBITDA pursuant to clause (2) below for any previous period and not added back; plus

(l) any net loss from disposed, abandoned or discontinued operations; plus

(m) accretion of asset retirement obligations in accordance with Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations; plus

(n) interest income or investment earnings on retiree medical and intellectual property, royalty or license receivables;

(2) decreased (without duplication) by the following, in each case to the extent included in determining Consolidated Net Income for such period:

(a) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period and any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase EBITDA in such prior period; plus

(b) any net income from disposed, abandoned or discontinued operations.

“EMU” means economic and monetary union as contemplated in the Treaty on European Union.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale or issuance of common stock or Preferred Stock of the Company or any of its direct or indirect parent companies (excluding Disqualified Stock), other than:

(1) public offerings with respect to the Company’s or any direct or indirect parent company’s common stock registered on Form S-4 or Form S-8;

(2) issuances to any Subsidiary of the Company; and

(3) any such public or private sale or issuance that constitutes an Excluded Contribution.

“euro” means the single currency of participating member states of the EMU.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by the Company from

(1) contributions to its common equity capital; and

(2) the sale (other than to a Subsidiary of the Company or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Company) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Company,

in each case designated as Excluded Contributions pursuant to an Officer’s Certificate delivered by the Company executed by the principal financial officer of the Company on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (3) of the first paragraph under “—Certain Covenants—Limitation on Restricted Payments.”

“fair market value” means, with respect to any asset or liability, the fair market value of such asset or liability as determined by the Company in good faith.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any Restricted Subsidiary incurs, assumes, guarantees, redeems, repays, retires or extinguishes any Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Fixed Charge Coverage Ratio Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, repayment, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP) that have been made by the Company or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation or discontinued operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, amalgamation, consolidation or discontinued operation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to an Investment, acquisition, disposition, merger, amalgamation, consolidation or discontinued operation (including the Transactions), the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company (and may include, for the avoidance of doubt, cost savings, synergies and operating expense reductions resulting from such Investment, acquisition, merger, amalgamation or consolidation (including the Transactions) which is being given pro forma effect that have been or are expected to be realized based on actions taken, committed to be taken or expected in good faith to be taken within 18 months). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum of, without duplication:

(1) Consolidated Interest Expense of such Person for such period;

(2) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock during such period; and

(3) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof and any Restricted Subsidiary of such Foreign Subsidiary.

“GAAP” means (1) generally accepted accounting principles in the United States of America which are in effect from time to time (other than with respect to Capitalized Lease Obligations), it being understood that, for purposes of the Indenture, all references to codified accounting standards specifically named in the Indenture shall be deemed to include any successor, replacement, amended or updated accounting standard under GAAP or (2) if elected by the Company by written notice to the Trustee in connection with the delivery of financial statements and information, the accounting standards and interpretations (“IFRS”) adopted by the International Accounting Standard Board, as in effect on the first date of the period for which the Company is making such election; provided, that (a) any such election once made shall be irrevocable, (b) all financial statements and reports required to be provided, after such election pursuant to the Indenture shall be prepared on the basis of IFRS, (c) from and after such election, all ratios, computations and other determinations based on GAAP contained in the Indenture shall be computed in conformity with IFRS, (d) in connection with the delivery of financial statements (x) for any of its first three financial quarters of any financial year, it shall restate its consolidated interim financial statements for such interim financial period and the comparable period in the prior year to the extent previously prepared in accordance with GAAP as in effect on the Issue Date and (y) for delivery of audited annual financial information, it shall provide consolidated historical financial statements prepared in accordance with IFRS for the prior most recent fiscal year to the extent previously prepared in accordance with GAAP as in effect on the first date of the period in which the Company is making such election. For the avoidance of doubt, solely making an election (without any other action) referred to in this definition will not be treated as an incurrence of Indebtedness.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Issuers’ Obligations under the Indenture and the Notes.

“Guarantor” means each Subsidiary of the Company, if any, that Guarantees the Notes in accordance with the terms of the Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate, currency or commodity risks either generally or under specific contingencies.

“Holder” means the Person in whose name a Note is registered on the registrar’s books.

“Immediate Family Members” means with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother- in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Indebtedness” means, with respect to any Person, without duplication:

(1) any indebtedness (including principal and premium) of such Person, whether or not contingent:

(a) in respect of borrowed money;

(b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(c) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes an obligation in respect of a commercial letter of credit, a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out or non-compete obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP as GAAP existed on the Issue Date and is not paid after becoming due and payable; or

(d) representing the net obligations under any Hedging Obligations,

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; provided, that Indebtedness of any direct or indirect parent of the Company appearing upon the balance sheet of the Company solely by reason of push-down accounting under GAAP shall be excluded;

(2) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of the such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(3) to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person;

provided, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business or (b) obligations under or in respect of Qualified Securitization Facilities; provided, further, that Indebtedness shall be calculated without giving effect to the effects of Financial Accounting Standards Board Accounting Standards Codification 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under the Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Company, qualified to perform the task for which it has been engaged.

“Initial Purchasers” means Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or if the applicable securities are not then rated by Moody’s or S&P an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

(2) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries;

(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to employees, directors, officers, managers and consultants, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Company in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “—Certain Covenants—Limitation on Restricted Payments”:

(1) “Investments” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a) the Company’s “Investment” in such Subsidiary at the time of such redesignation; less

(b) the portion (proportionate to the Company’s Equity Interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash by the Company or a Restricted Subsidiary in respect of such Investment.

“Investors” means any of (i) Blackstone Capital Partners V L.P. and its Affiliates and any investment funds advised or managed by any of the foregoing (other than any portfolio operating companies of Blackstone Capital Partners V L.P.) and (ii) Silverhawk Summit, L.P. and its Affiliates and any investment funds advised or managed by any of the foregoing (other than any portfolio operating companies of Silverhawk Summit, L.P.).

“Issue Date” means January 30, 2012.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York or at the place of payment. If a payment date is on a Legal Holiday, payment will be made on the next succeeding day that is not a Legal Holiday and no interest shall accrue for the intervening period.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided, that in no event shall an operating lease be deemed to constitute a Lien.

“Management Fee Agreement” means the transaction and management fee agreement or similar agreements between certain of the management companies associated with one or more of the Investors or their advisors, if applicable, and the Company (and/or its direct or indirect parent companies).

“Management Stockholders” means the members of management (and their Controlled Investment Affiliates and Immediate Family Members) of the Company (or its indirect or direct parent companies) who were holders of Equity Interests of any direct or indirect parent companies of the Companies on the Issue Date.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate Cash Equivalents proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale, including any Cash Equivalents received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, payments made in order to obtain a necessary consent or required by applicable law, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, other fees and expenses, including title and recordation expenses, taxes paid or payable as a result thereof or any transactions occurring or deemed to occur to effectuate a payment under the Indenture (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Senior Indebtedness or amounts required to be applied to the repayment of Indebtedness secured by a Lien on such assets and required (other than required by clause (1) of the second paragraph of “—Repurchase at the Option of Holders—Asset Sales”) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Company or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Company or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Obligations” means any principal, interest (including any interest accruing on or subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness; provided, that any of the foregoing (other than principal and interest) shall no longer constitute “Obligations” after payment in full of such principal and interest except to the extent such obligations are fully liquidated and non-contingent on or prior to such payment in full.

“Offering Memorandum” means the confidential offering memorandum, dated January 23, 2012, relating to the initial sale of the Notes.

“Officer” means the Chairman of the board of directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the applicable Issuer or Guarantor.

“Officer’s Certificate” means a certificate signed on behalf of a Person by an Officer of such Person that meets the requirements set forth in the indenture. An Officer’s Certificate required to be delivered by the Issuers shall be signed by an Officer of each Issuer.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee that meets the requirements set forth in the Indenture.

“Permitted Asset Swap” means the substantially concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and Cash Equivalents between the Company or any of its Restricted Subsidiaries and another Person; provided, that any Cash Equivalents received must be applied in accordance with the covenant described under “—Repurchase at the Option of Holders—Asset Sales.”

“Permitted Holders” means each of the Investors and Management Stockholders and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided, that in the case of such group and without giving effect to the existence of such group or any other group, such Investors and Management Stockholders, collectively, have beneficial ownership of more than 50.0% of the total voting power of the Voting Stock of the Company or any of its direct or indirect parent companies. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Investments” means:

(1) any Investment in the Company or any of its Restricted Subsidiaries;

(2) any Investment in Cash Equivalents or Investment Grade Securities;

(3) any Investment by the Company or any of its Restricted Subsidiaries in a Person (including, to the extent constituting an Investment, in assets of a Person that represent substantially all of its assets or a division, business unit or product line, including research and development and related assets in respect of any product) that is engaged directly or through entities that will be Restricted Subsidiaries in a Similar Business if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary; or

(b) such Person, in one transaction or a series of related transactions, is amalgamated, merged or consolidated with or into, or transfers or conveys substantially all of its assets (or such division, business unit or product line) to, or is liquidated into, the Company or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided, that such Investment was not acquired by such Person in contemplation of such acquisition, merger, amalgamation, consolidation or transfer;

(4) any Investment in securities or other assets not constituting Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the first paragraph under “—Repurchase at the Option of Holders—Asset Sales” or any other disposition of assets not constituting an Asset Sale;

(5) any Investment existing on the Issue Date or made pursuant to binding commitments in effect on the Issue Date or an Investment consisting of any extension, modification or renewal of any such Investment or binding commitment existing on the Issue Date; provided, that the amount of any such Investment may be increased in such extension, modification or renewal only (a) as required by the terms of such Investment or binding commitment as in existence on the Issue Date (including as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities) or (b) as otherwise permitted under the Indenture;

(6) any Investment acquired by the Company or any of its Restricted Subsidiaries:

(a) consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business; or

(b) in exchange for any other Investment or accounts receivable, indorsements for collection or deposit held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable (including any trade creditor or customer); or

(c) in satisfaction of judgments against other Persons; or

(d) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7) Hedging Obligations permitted under clause (10) of the covenant described in “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(8) any Investment in a Similar Business taken together with all other Investments made pursuant to this clause (8) that are at that time outstanding not to exceed the greater of (a) $35.0 million and (b) 2.50% of Total Assets (in each case, determined on the date such Investment is made, with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(9) Investments the payment for which consists of Equity Interests (other than Disqualified Stock) of the Company, or any of its direct or indirect parent companies; provided, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the first paragraph under the covenant described in “—Certain Covenants—Limitations on Restricted Payments”;

(10) guarantees of Indebtedness permitted under the covenant described in “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” performance guarantees and Contingent Obligations incurred in the ordinary course of business and the creation of liens on the assets of the Company or any Restricted Subsidiary in compliance with the covenant described under “—Certain Covenants—Liens”;

(11) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of the second paragraph of the covenant described under “—Certain Covenants—Transactions with Affiliates” (except transactions described in clauses (2), (5) and (9) of such paragraph);

(12) Investments consisting of purchases or other acquisitions of inventory, supplies, material or equipment or the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(13) Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (13) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed the greater of (a) $25.0 million and (b) 1.75% of Total Assets (in each case, determined on the date such Investment is made, with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(14) Investments in or relating to a Securitization Subsidiary that, in the good faith determination of the Company are necessary or advisable to effect any Qualified Securitization Facility or any repurchase obligation in connection therewith;

(15) advances to, or guarantees of Indebtedness of, employees not in excess of $10.0 million outstanding in the aggregate;

(16) loans and advances to employees, directors, officers, managers and consultants (a) for business-related travel expenses, moving expenses and other similar expenses or payroll advances, in each case incurred in the ordinary course of business or consistent with past practices or (b) to fund such Person’s purchase of Equity Interests of the Company from the Company or any direct or indirect parent company thereof from such parent company;

(17) advances, loans or extensions of trade credit in the ordinary course of business by the Company or any of its Restricted Subsidiaries;

(18) any Investment in any Subsidiary or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business;

(19) Investments consisting of purchases and acquisitions of assets or services in the ordinary course of business;

(20) Investments made in the ordinary course of business in connection with obtaining, maintaining or renewing client contacts;
(21) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business;

(22) repurchases of Notes;

(23) Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection of deposit and Article 4 customary trade arrangements with customers consistent with past practices; and

(24) Investments consisting of promissory notes issued by the Company or any Guarantor to future, present or former officers, directors and employees, members of management, or consultants of the Company or any of its Subsidiaries or their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Company or any direct or indirect parent thereof, to the extent the applicable Restricted Payment is a permitted by the covenant described under “—Certain Covenants—Limitation on Restricted Payment”.

“Permitted Liens” means, with respect to any Person:

(1) pledges, deposits or security by such Person under workmen’s compensation laws, unemployment insurance, employers’ health tax, and other social security laws or similar legislation or other insurance related obligations (including, but not limited to, in respect of deductibles, self insured retention amounts and premiums and adjustments thereto) or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(2) Liens imposed by law, such as landlords’, carriers’, warehousemen’s, materialmen’s, repairmen’s and mechanics’ Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate actions or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3) Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or not yet payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(4) Liens in favor of issuers of performance, surety, bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit or bankers acceptances issued, and completion guarantees provided for, in each case, issued pursuant to the request of and for the account of such Person in the ordinary course of its business or consistent with past practice prior to the Issue Date;

(5) minor survey exceptions, minor encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph, telephone and cable television lines and other similar purposes, or zoning, building codes or other restrictions (including minor defects and irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental, to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person and exceptions on title policies insuring liens granted on Mortgaged Properties (as defined in the Senior Secured Credit Facilities);

(6) Liens securing Obligations relating to any Indebtedness permitted to be incurred pursuant to clause (4), (12)(b) (in an amount not to exceed $60.0 million at any one time outstanding under such clause), (13) or (23) of the second paragraph under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided, that (a) Liens securing Obligations relating to any Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred pursuant to clause (13) relate only to Obligations relating to Refinancing Indebtedness that (x) is secured by Liens on the same assets as the assets securing the Refinancing Indebtedness or (y) extends, replaces, refunds, refinances, renews or defeases Indebtedness incurred or Disqualified Stock or Preferred Stock issued under clauses (3), (4), (12) or (13) of the second paragraph under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” (b) Liens securing Obligations relating to Indebtedness permitted to be incurred pursuant to clause (23) extend only to the assets of Restricted Subsidiaries of the Company that are not Guarantors and (c) Liens securing Obligations relating to any Indebtedness, Disqualified Stock or Preferred Stock to be incurred pursuant to clause (4) of the second paragraph under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” extend only to the assets so purchased, leased or improved;

(7) Liens existing on the Issue Date (including to secure any Refinancing Indebtedness of any Indebtedness secured by such Liens);

(8) Liens on property or shares of stock or other assets of a Person at the time such Person becomes a Subsidiary; provided, that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, that such Liens may not extend to any other property or other assets owned by the Company or any of its Restricted Subsidiaries;

(9) Liens on property or other assets at the time the Company or a Restricted Subsidiary acquired the property or such other assets, including any acquisition by means of a merger, amalgamation or consolidation with or into the Company or any of its Restricted Subsidiaries; provided, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition, amalgamation, merger or consolidation; provided, further, that the Liens may not extend to any other property owned by the Company or any of its Restricted Subsidiaries;

(10) Liens securing Obligations relating to any Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(11) Liens securing (x) Hedging Obligations and (y) obligations in respect of Bank Products;

(12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s accounts payable or similar trade obligations in respect of bankers’ acceptances or trade letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) leases, sub-leases, licenses or sub-licenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries and do not secure any Indebtedness;

(14) Liens arising from Uniform Commercial Code (or equivalent statute) financing statement filings regarding operating leases or consignments entered into by the Company and its Restricted Subsidiaries in the ordinary course of business or purported Liens evidenced by the filing of precautionary Uniform Commercial Code financing statements or similar public filings;

(15) Liens in favor of the Company, the Co-Issuer or any Guarantor;

(16) Liens on equipment of the Company or any of its Restricted Subsidiaries granted in the ordinary course of business to the Company’s clients;

(17) Liens on accounts receivable, Securitization Assets and related assets incurred in connection with a Qualified Securitization Facility;

(18) Liens to secure any modification, refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8) and (9); provided, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property) and proceeds and products thereof, and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8) and (9) at the time the original Lien became a Permitted Lien under the Indenture, and (ii) an amount necessary to pay any fees and expenses (including original issue discount, upfront fees or similar fees) and premiums (including tender premiums and accrued and unpaid interest) related to such modification, refinancing, refunding, extension, renewal or replacement;

(19) deposits made or other security provided in the ordinary course of business to secure liability to insurance carriers;

(20) Liens securing obligations in an aggregate principal amount outstanding which does not exceed the greater of (a) $50.0 million and (b) 3.75% of Total Assets (in each case, determined as of the date of such incurrence);

(21) security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business;

(22) Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) under the caption “—Events of Default and Remedies” so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(23) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(24) Liens (a) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (b) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (c) in favor of banking institutions arising as a matter of law or under general terms and conditions encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(25) Liens deemed to exist in connection with Investments in repurchase agreements permitted under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided, that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(26) Liens encumbering reasonable customary deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(27) Liens that are contractual rights of set-off (a) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (b) relating to pooled deposit or sweep accounts of the Company or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and its Restricted Subsidiaries or (c) relating to purchase orders and other agreements entered into with customers of the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(28) Liens securing obligations owed by the Company or any Restricted Subsidiary to any lender under the Senior Secured Credit Facilities or any Affiliate of such a lender in respect of any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers of funds;

(29) any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(30) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

(31) Liens solely on any cash earnest money deposits made by the Company or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted by the Indenture;

(32) ground leases in respect of real property on which facilities owned or leased by the Company or any of its Subsidiaries are located;

(33) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(34) Liens on Capital Stock of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

(35) Liens on the assets of non-guarantor Restricted Subsidiaries securing Indebtedness of such Subsidiaries that were permitted by the terms of the Indenture to be incurred;

(36) Liens on cash advances in favor of the seller of any property to be acquired in an Investment permitted under the Indenture to be applied against the purchase price for such Investment;

(37) any interest or title of a lessor, sub-lessor, licensor or sub-licensor or secured by a lessor’s, sub-lessor’s, licensor’s or sub-licensor’s interest under leases or licenses entered into by the Company or any of the Restricted Subsidiaries in the ordinary course of business; and

(38) deposits of cash with the owner or lessor of premises leased and operated by the Company or any of its Subsidiaries in the ordinary course of business of the Company and such Subsidiary to secure the performance of the Company’s or such Subsidiary’s obligations under the terms of the lease for such premises.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Qualified Proceeds” means the fair market value of assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business.

“Qualified Securitization Facility” means any Securitization Facility (a) constituting a securitization financing facility that meets the following conditions: (i) the board of directors of the Company shall have determined in good faith that such Securitization Facility (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Company and the applicable Securitization Subsidiary, (ii) all sales and/or contributions of Securitization Assets and related assets to the applicable Securitization Subsidiary are made at fair market value (as determined in good faith by the Company) and (iii) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Company) or (b) constituting a receivables financing facility.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuers which shall be substituted for Moody’s or S&P or both, as the case may be.

“Registration Rights Agreement” means a registration rights agreement with respect to the Notes dated as of the Issue Date, among the Issuers, the Guarantors and the representatives of the Initial Purchasers.

“Related Business Assets” means assets (other than Cash Equivalents) used or useful in a Similar Business, provided that any assets received by the Company or a Restricted Subsidiary in exchange for assets transferred by the Company or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, with respect to any Person, at any time, any direct or indirect Subsidiary of such Person (including the Co-Issuer and any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.” Unless otherwise indicated in this “Description of the Notes,” all references to Restricted Subsidiaries shall mean Restricted Subsidiaries of the Company.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement providing for the leasing by the Company or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Securitization Assets” means the accounts receivable, royalty or other revenue streams and other rights to payment and any other assets related thereto subject to a Qualified Securitization Facility and the proceeds thereof.

“Securitization Facility” means any of one or more receivables or securitization financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the Obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Company or any of its Restricted Subsidiaries (other than a Securitization Subsidiary) pursuant to which the Company or any of its Restricted Subsidiaries sells or grants a security interest in its accounts receivable or Securitization Assets or assets related thereto to either (a) a Person that is not a Restricted Subsidiary or (b) a Securitization Subsidiary that in turn sells its accounts receivable to a Person that is not a Restricted Subsidiary.

“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Securitization Subsidiary in connection with, any Qualified Securitization Facility.

“Securitization Subsidiary” means any Subsidiary formed for the purpose of, and that solely engages only in one or more Qualified Securitization Facilities and other activities reasonably related thereto.

“Senior Indebtedness” means:

(1) all Indebtedness of the Company or any Guarantor outstanding under the Senior Secured Credit Facilities and the related guarantees and Notes and related Guarantees (including interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of the Company or any Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post-filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Issue Date or thereafter created or incurred) and all obligations of the Company or any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

(2) all (x) Hedging Obligations (and guarantees thereof) and (y) obligations in respect of Bank Products (and guarantees thereof) owing to a lender under the Senior Secured Credit Facilities or any Affiliate of such lender (or any Person that was a lender or an Affiliate of such lender at the time the applicable agreement giving rise to such Hedging Obligation was entered into); provided, that such Hedging Obligations and obligations in respect of Bank Products, as the case may be, are permitted to be incurred under the terms of the Indenture;

(3) any other Indebtedness of the Company or any Guarantor permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or any related Guarantee; and

(4) all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3); provided, that Senior Indebtedness shall not include:

(a) any obligation of such Person to the Issuers or any of their Subsidiaries;

(b) any liability for federal, state, local or other taxes owed or owing by such Person;

(c) any accounts payable or other liability to trade creditors arising in the ordinary course of business;

(d) any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

(e) that portion of any Indebtedness which at the time of incurrence is incurred in violation of the Indenture.

“Senior Secured Credit Facilities” means the term loan facility, revolving credit facility and other credit facilities under the Credit Agreement, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings, refinancings or replacements thereof and any one or more indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund, supplement or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under the caption “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” above) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, trustee, lender or group of lenders or holders.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Similar Business” means (1) any business conducted by the Company or any of its Restricted Subsidiaries on the Issue Date, and any reasonable extension thereof, or (2) any business or other activities that are reasonably similar, ancillary, incidental, complementary or related to, or a reasonable extension, development or expansion of, the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date.

“Subordinated Indebtedness” means, with respect to the Notes,

(1) any Indebtedness of the Issuers which is by its terms subordinated in right of payment to the Notes, and

(2) any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the Notes.

“Subsidiary” means, with respect to any Person:

(1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50.0% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

(2) any partnership, joint venture, limited liability company or similar entity of which

(a) more than 50.0% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(b) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Total Assets” means the total assets of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of the Company or such other Person as may be expressly stated.

“Transaction Expenses” means any fees or expenses incurred or paid by the Company or any Restricted Subsidiary in connection with the Transactions, including payments to officers, employees and directors as change of control payments, severance payments, special or retention bonuses and charges for repurchase or rollover of, or modifications to, stock options.

“Transactions” means the issuance of the Notes and borrowings under the Senior Secured Credit Facilities on the Issue Date to repay certain debt as described in the Offering Memorandum under “Offering Memorandum Summary—The Transactions” and the payment of related premiums, fees and expenses.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to January 31, 2016; provided, that if the period from the Redemption Date to such date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-777bbbb).

“Uniform Commercial Code” means the Uniform Commercial Code or any successor provision thereof as the same may from time to time be in effect in the State of New York.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Company which at the time of determination is an Unrestricted Subsidiary (as designated by the Company, as provided below); and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Company may designate any Subsidiary of the Company, other than the Co-Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Company or any Subsidiary of the Company (other than solely any Subsidiary of the Subsidiary to be so designated); provided, that:

(1) any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by the Company;

(2) such designation complies with the covenants described under “—Certain Covenants—Limitation on Restricted Payments”; and

(3) each of (a) the Subsidiary to be so designated and (b) its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any Restricted Subsidiary.

The Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and either:

(1) the Company could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Test; or

(2) the Fixed Charge Coverage Ratio for the Company and its Restricted Subsidiaries would be equal to or greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

Any such designation by the Company shall be notified by the Company to the Trustee by promptly filing with the Trustee a copy of the resolution of the board of directors of the Company or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Dollar Equivalent” means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two business days prior to such determination.

“U.S. Government Securities” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Securities or a specific payment of principal of or interest on any such U.S. Government Securities held by such custodian for the account of the holder of such depository receipt; provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Securities or the specific payment of principal of or interest on the U.S. Government Securities evidenced by such depository receipt.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

(2) the sum of all such payments.

provided, that for purposes of determining the Weighted Average Life to Maturity of any Indebtedness that is being extended, replaced, refunded, refinanced, renewed or defeased (the “Applicable Indebtedness”), the effects of any amortization or prepayments made on such Applicable Indebtedness prior to the date of the applicable extension, replacement, refunding, refinancing, renewal or defeasance shall be disregarded.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100.0% of the outstanding Equity Interests of which (other than directors’ qualifying shares and shares issued to foreign nationals as required by applicable law) shall at the time be owned by such Person and/or by one or more Wholly-Owned Subsidiaries of such Person.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

The Issuers and the guarantors of the notes and the initial purchasers have entered into a registration rights agreement on the original Issue Date of the notes. In the registration rights agreement, each of the Issuers and the guarantors of the notes have agreed that it will, at its expense, for the benefit of the holders of notes, (i) file one or more registration statements on an appropriate registration form with respect to a registered offer to exchange the notes for new notes guaranteed by the guarantors on a senior unsecured basis, with terms substantially identical in all material respects to the notes and (ii) use its commercially reasonable efforts to cause the registration statement to be declared effective under the Securities Act. As of the date of this prospectus, $250.0 million aggregate principal amount of the 10.5% Senior Notes due 2020 is outstanding, and the outstanding notes were issued in January 30, 2012.

Under the circumstances set forth below, the Issuers and the guarantors will use their commercially reasonable best efforts to cause the SEC to declare effective a shelf registration statement with respect to the resale of the outstanding notes within the time periods specified in the registration rights agreement and keep such registration statement effective for up to one year after the effective date of the shelf registration statement. These circumstances include:

•	if any change in law or in currently prevailing interpretations of the Staff of the SEC do not permit us to effect an exchange offer;

•	if an exchange offer is not consummated within the registration period contemplated by the registration rights agreement;

•	if, in certain circumstances, certain holders of unregistered exchange notes so request; or

•

if in the case of any holder that participates in an exchange offer, such holder does not receive exchange notes on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such holder as an affiliate of ours within the meaning of the Securities Act).

Under the registration rights agreement, if (A) we neither (i) exchanged exchange notes for all notes validly tendered in accordance with the terms of an exchange offer nor (ii) if applicable, had a shelf registration statement declared effective under the Securities Act, in either case on prior to the 540th day after the Issue Date, (B) notwithstanding clause (A), we are required to file a shelf registration statement and such shelf registration statement is not declared effective on or prior to the 90th day after the delivery of a shelf notice (as defined in the registration rights agreement) with respect thereto (the “Effectiveness Date”) or (C) if applicable, a shelf registration statement has been declared effective and such shelf registration statement ceases to be effective at any time during the effectiveness period (subject to certain exceptions) (each such event referred to in clauses (A), (B) and (C), a “Registration Default”), then additional interest (“Additional Interest”) shall accrue on the principal amount of the notes affected thereby at a rate of 0.25% per annum during the 90-day period immediately following the occurrence of any Registration Default (which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period that such Additional Interest continues to accrue; provided that the rate at which such Additional Interest accrues may in no event exceed 1.00% per annum) (any such Additional Interest to be calculated by us) commencing on (x) the 540th day after the Issue Date (in the case of clause (A) above), (y) the Effectiveness Date (in the case of clause (B) above) or (z) the day on which such shelf registration statement ceases to be effective (in the case of clause (C) above); provided, however, that upon the exchange of exchange notes for all notes tendered (in the case of clause (A)(i) above), upon the effectiveness of the applicable shelf registration statement (in the case of clause (A)(ii) and (B) above) or upon the effectiveness of a shelf registration statement that had ceased to remain effective (in the case of clause (C) above), Additional Interest on such notes as a result of such clause (or the relevant sub-clause thereof), as the case may be, shall cease to accrue.

If you wish to exchange your outstanding notes for exchange notes in the exchange offer, you will be required to make the following written representations:

•	you are not an affiliate of the Issuers or any guarantor within the meaning of Rule 405 of the Securities Act;

•	you have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the exchange notes in violation of the Securities Act;

•	you are not engaged in, and do not intend to engage in, a distribution of the exchange notes; and

•	you are acquiring the exchange notes in the ordinary course of your business.

Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the broker-dealer acquired the outstanding notes as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. Please see “Plan of Distribution.”

Resale of Exchange Notes

Based on interpretations by the SEC set forth in no-action letters issued to third parties, we believe that you may resell or otherwise transfer exchange notes issued in the exchange offer without complying with the registration and prospectus delivery provisions of the Securities Act, if:

•	you are not an affiliate of the Issuers or any guarantor within the meaning of Rule 405 under the Securities Act;

•	you do not have an arrangement or understanding with any person to participate in a distribution of the exchange notes;

•	you are not engaged in, and do not intend to engage in, a distribution of the exchange notes; and

•	you are acquiring the exchange notes in the ordinary course of your business.

If you are an affiliate of the Issuers or any guarantor, or are engaging in, or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the exchange notes, or are not acquiring the exchange notes in the ordinary course of your business:

•

you cannot rely on the position of the SEC set forth in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling, dated July 2, 1993, or similar no-action letters; and

•

in the absence of an exception from the position stated immediately above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

This prospectus may be used for an offer to resell, resale or other transfer of exchange notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the outstanding notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Please read “Plan of Distribution” for more details regarding the transfer of exchange notes.

Terms of the Exchange Offer

On the terms and subject to the conditions set forth in this prospectus and in the accompanying letters of transmittal, the Issuers will accept for exchange in the exchange offer any outstanding notes that are validly tendered and not validly withdrawn prior to the expiration date. Outstanding notes may only be tendered in a principal amount of $2,000 and in integral multiples of $1,000 in excess thereof. The Issuers will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes surrendered in the exchange offer.

The form and terms of the exchange notes will be identical in all material respects to the form and terms of the outstanding notes except the exchange notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not provide for any additional interest upon failure by the Issuers and the guarantors to fulfill their obligations under the registration rights agreement to complete the exchange offer, or file, and cause to be effective, a shelf registration statement, if required thereby, within the specified time period. The exchange notes will evidence the same debt as the outstanding notes. The exchange notes will be issued under and entitled to the benefits of the same indenture that governs the terms of the outstanding notes. For a description of the indenture, see “Description of the Notes.”

The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

This prospectus and the letters of transmittal are being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer. The Issuers and the guarantors intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC. Outstanding notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the indenture and the registration rights agreement except the Issuers and the guarantors will not have any further obligation to you to provide for the registration of the outstanding notes under the registration rights agreement.

The Issuers will be deemed to have accepted for exchange properly tendered outstanding notes when the Issuers have given written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from the Issuers and delivering exchange notes to holders. Subject to the terms of the registration rights agreement, the Issuers expressly reserve the right to amend or terminate the exchange offer and to refuse to accept the occurrence of any of the conditions specified below under “—Conditions to the Exchange Offer.”

If you tender your outstanding notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below in connection with the exchange offer. It is important that you read “—Fees and Expenses” below for more details regarding fees and expenses incurred in the exchange offer.

Expiration Date; Extensions, Amendments

As used in this prospectus, the term “expiration date” means 5:00 p.m., New York City time, on , 2013, which is the 21st business day after the date of this prospectus. However, if the Issuers, in their sole discretion, extend the period of time for which the exchange offer is open, the term “expiration date” will mean the latest time and date to which the Issuers shall have extended the expiration of the exchange offer.

To extend the period of time during which the exchange offer is open, the Issuers will notify the exchange agent of any extension by written notice, followed by notification by press release or other public announcement to the registered holders of the outstanding notes no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

The Issuers reserve the right, in their sole discretion:

•	to delay accepting for exchange any outstanding notes (if the Issuers amend or extend the exchange offer);

•

to extend the exchange offer or to terminate the exchange offer if any of the conditions set forth below under “—Conditions to the Exchange Offer” have not been satisfied, by giving written notice of such delay, extension or termination to the exchange agent; and

•	subject to the terms of the registration rights agreement, to amend the terms of the exchange offer in any manner.

Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by notice to the registered holders of the outstanding notes. If the Issuers amend the exchange offer in a manner that it determines to constitute a material change, the Issuers will promptly disclose the amendment in a manner reasonably calculated to inform the holders of applicable outstanding notes of that amendment.

Conditions to the Exchange Offer

Despite any other term of the exchange offer, the Issuers will not be required to accept for exchange, or to issue exchange notes in exchange for, any outstanding notes and the Issuers may terminate or amend the exchange offer as provided in this prospectus prior to the expiration date if in their reasonable judgment:

•	the exchange offer or the making of any exchange by a holder violates any applicable law or interpretation of the SEC; or

•

any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer that, in their judgment, would reasonably be expected to impair their ability to proceed with the exchange offer.

In addition, the Issuers will not be obligated to accept for exchange the outstanding notes of any holder that has not made to the Issuers:

•	the representations described under “—Purpose and Effect of the Exchange Offer,” “—Procedures for Tendering Outstanding Notes” and “Plan of Distribution;” or

•

any other representations as may be reasonably necessary under applicable SEC rules, regulations, or interpretations to make available to the Issuers an appropriate form for registration of the exchange notes under the Securities Act.

The Issuers expressly reserve the right at any time or at various times to extend the period of time during which the exchange offer is open. Consequently, the Issuers may delay acceptance of any outstanding notes by giving written notice of such extension to their holders. The Issuers will return any outstanding notes that the Issuers do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.

The Issuers expressly reserve the right to amend or terminate the exchange offer and to reject for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified above. In addition, the Issuers are generally required to extend the offering period for any material change, including the waiver of a material condition, so that at least five business days remain in the exchange offer after the change. The Issuers will give written notice of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m. New York City time, on the next business day after the previously scheduled expiration date.

These conditions are for sole benefit of the Issuers and the Issuers may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times prior to the expiration date in their sole discretion. If the Issuers fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that the Issuers may assert at any time or at various times prior to the expiration date.

In addition, the Issuers will not accept for exchange any outstanding notes tendered, and will not issue exchange notes in exchange for any such outstanding notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939 (the “TIA”).

Procedures for Tendering Outstanding Notes

To tender your outstanding notes in the exchange offer, you must comply with either of the following:

•

complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, have the signature(s) on the letter of transmittal guaranteed if required by the letter of transmittal and mail or deliver such letter of transmittal or facsimile thereof to the exchange agent at the address set forth below under “—Exchange Agent” prior to the expiration date; or

•	comply with DTC’s Automated Tender Offer Program procedures described below.

In addition, either:

•	the exchange agent must receive certificates for outstanding notes along with the letter of transmittal prior to the expiration date;

•

the exchange agent must receive a timely confirmation of book-entry transfer of outstanding notes into the exchange agent’s account at DTC according to the procedures for book-entry transfer described below or a properly transmitted agent’s message prior to the expiration date; or

•	you must comply with the guaranteed delivery procedures described below.

Your tender, if not withdrawn prior to the expiration date, constitutes an agreement between the Issuers and you upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

The method of delivery of outstanding notes, letters of transmittal, and all other required documents to the exchange agent is at your election and risk. We recommend that instead of delivery by mail, you use an overnight or hand delivery service, properly insured. In all cases, you should allow sufficient time to assure timely delivery to the exchange agent before the expiration date. You should not send letters of transmittal or certificates representing outstanding notes to us. You may request that your broker, dealer, commercial bank, trust company or nominee effect the above transactions for you.

If you are a beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and you wish to tender your notes, you should promptly contact the registered holder and instruct the registered holder to tender on your behalf. If you wish to tender the outstanding notes yourself, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either:

•	make appropriate arrangements to register ownership of the outstanding notes in your name; or

•	obtain a properly completed bond power from the registered holder of outstanding notes.

The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Signatures on the letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States or another “eligible guarantor institution” within the meaning of Rule 17A(d)-15 under the Exchange Act unless the outstanding notes surrendered for exchange are tendered:

•	by a registered holder of the outstanding notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” in the letter of transmittal; or

•	for the account of an eligible guarantor institution.

If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed on the outstanding notes, such outstanding notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder’s name appears on the outstanding notes and an eligible guarantor institution must guarantee the signature on the bond power.

If the letter of transmittal or any certificates representing outstanding notes, or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, those persons should also indicate when signing and, unless waived by the Issuers, they should also submit evidence satisfactory to the Issuers of their authority to so act.

The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC’s system may use DTC’s Automated Tender Offer Program to tender. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange by causing DTC to transfer the outstanding notes to the exchange agent in accordance with DTC’s Automated Tender Offer Program procedures for transfer. DTC will then send an agent’s message to the exchange agent. The term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that:

•	DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering outstanding notes that are the subject of the book-entry confirmation;

•

the participant has received and agrees to be bound by the terms of the letter of transmittal, or in the case of an agent’s message relating to guaranteed delivery, that such participant has received and agrees to be bound by the notice of guaranteed delivery; and

•	the Issuers may enforce that agreement against such participant.

Acceptance of Exchange Notes

In all cases, the Issuers will promptly issue exchange notes for outstanding notes that they have accepted for exchange under the exchange offer only after the exchange agent timely receives:

•	outstanding notes or a timely book-entry confirmation of such outstanding notes into the exchange agent’s account at the book-entry transfer facility; and

•	a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message.

•	By tendering outstanding notes pursuant to the exchange offer, you will represent to the Issuers that, among other things:

•	you are not an affiliate of the Issuers or the guarantors within the meaning of Rule 405 under the Securities Act;

•	you do not have an arrangement or understanding with any person or entity to participate in a distribution of the exchange notes; and

•	you are acquiring the exchange notes in the ordinary course of your business.

In addition, each broker-dealer that is to receive exchange notes for its own account in exchange for outstanding notes must represent that such outstanding notes were acquired by that broker-dealer as a result of market-making activities or other trading activities and must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. See “Plan of Distribution.”

The Issuers will interpret the terms and conditions of the exchange offer, including the letters of transmittal and the instructions to the letters of transmittal, and will resolve all questions as to the validity, form, eligibility, including time of receipt, and acceptance of outstanding notes tendered for exchange. Determinations of the Issuers in this regard will be final and binding on all parties. The Issuers reserve the absolute right to reject any and all tenders of any particular outstanding notes not properly tendered or to not accept any particular outstanding notes if the acceptance might, in their or their counsel’s judgment, be unlawful. The Issuers also reserve the absolute right to waive any defects or irregularities as to any particular outstanding notes prior to the expiration date.

Unless waived, any defects or irregularities in connection with tenders of outstanding notes for exchange must be cured within such reasonable period of time as the Issuers determine. Neither the Issuers, the exchange agent, nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of outstanding notes for exchange, nor will any of them incur any liability for any failure to give notification. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, unless otherwise provided in the letter of transmittal, promptly after the expiration date.

Book-Entry Delivery Procedures

Promptly after the date of this prospectus, the exchange agent will establish an account with respect to the outstanding notes at DTC, as book-entry transfer facilities, for purposes of the exchange offer. Any financial institution that is a participant in the book-entry transfer facility’s system may make book-entry delivery of the outstanding notes by causing the book-entry transfer facility to transfer those outstanding notes into the exchange agent’s account at the facility in accordance with the facility’s procedures for such transfer. To be timely, book-entry delivery of outstanding notes requires receipt of a confirmation of a book-entry transfer, a “book-entry confirmation,” prior to the expiration date. In addition, although delivery of outstanding notes may be effected through book-entry transfer into the exchange agent’s account at the book-entry transfer facility, the letter of transmittal or a manually signed facsimile thereof, together with any required signature guarantees and any other required documents, or an “agent’s message,” as defined below, in connection with a book-entry transfer, must, in any case, be delivered or transmitted to and received by the exchange agent at its address set forth on the cover page of the letter of transmittal prior to the expiration date to receive exchange notes for tendered outstanding notes, or the guaranteed delivery procedure described below must be complied with. Tender will not be deemed made until such documents are received by the exchange agent. Delivery of documents to the book-entry transfer facility does not constitute delivery to the exchange agent.

Holders of outstanding notes who are unable to deliver confirmation of the book-entry tender of their outstanding notes into the exchange agent’s account at the book-entry transfer facility or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date must tender their outstanding notes according to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

If you wish to tender your outstanding notes but your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under DTC’s Automatic Tender Offer Program, prior to the expiration date, you may still tender if:

•	the tender is made through an eligible guarantor institution;

•

prior to the expiration date, the exchange agent receives from such eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail, or hand delivery or a properly transmitted agent’s message and

•

notice of guaranteed delivery, that (1) sets forth your name and address, the certificate number(s) of such outstanding notes and the principal amount of outstanding notes tendered; (2) states that the tender is being made thereby; and (3) guarantees that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal, or facsimile thereof, together with the outstanding notes or a book-entry confirmation, and any other documents required by the letter of transmittal, will be deposited by the eligible guarantor institution with the exchange agent; and

•

the exchange agent receives the properly completed and executed letter of transmittal or facsimile thereof, as well as certificate(s) representing all tendered outstanding notes in proper form for transfer or a book-entry confirmation of transfer of the outstanding notes into the exchange agent’s account at DTC, and all other documents required by the letter of transmittal within three New York Stock Exchange trading days after the expiration date.

Upon request, the exchange agent will send to you a notice of guaranteed delivery if you wish to tender your outstanding notes according to the guaranteed delivery procedures.

Withdrawal Rights

Except as otherwise provided in this prospectus, you may withdraw your tender of outstanding notes at any time prior to 5:00 p.m., New York City time, on the expiration date.

For a withdrawal to be effective:

•	the exchange agent must receive a written notice, which may be by telegram, telex, facsimile or letter, of withdrawal at its address set forth below under “—Exchange Agent;” or

•	you must comply with the appropriate procedures of DTC’s Automated Tender Offer Program system.

Any notice of withdrawal must:

•	specify the name of the person who tendered the outstanding notes to be withdrawn;

•	identify the outstanding notes to be withdrawn, including the certificate numbers and principal amount of the outstanding notes; and

•	where certificates for outstanding notes have been transmitted, specify the name in which such outstanding notes were registered, if different from that of the withdrawing holder.

If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, you must also submit:

•	the serial numbers of the particular certificates to be withdrawn; and

•	a signed notice of withdrawal with signatures guaranteed by an eligible institution unless you are an eligible guarantor institution.

If outstanding notes have been tendered pursuant to the procedures for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of the facility. The Issuers will determine all questions as to the validity, form, and eligibility, including time of receipt of notices of withdrawal and their determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder, without cost to the holder, or, in the case of book-entry transfer, the outstanding notes will be credited to an account at the book-entry transfer facility, promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following the procedures described under “—Procedures for Tendering Outstanding Notes” above at any time on or prior to the expiration date.

Exchange Agent

Wilmington Trust, National Association has been appointed as the exchange agent for the exchange offer. Wilmington Trust, National Association also acts as trustee under the indenture governing the notes. You should direct all executed letters of transmittal and all questions and requests for assistance, requests for additional copies of this prospectus or of the letters of transmittal, and requests for notices of guaranteed delivery to the exchange agent addressed as follows:

By Mail or Overnight Courier:	By Facsimile:	By Hand Delivery:
Wilmington Trust, National Association	(302) 636-4139	Wilmington Trust, National Association
c/o Wilmington Trust Company	Attn: Sam Hamed	c/o Wilmington Trust Company
Corporate Capital Markets		Corporate Capital Markets
Rodney Square North		Rodney Square North
1100 North Market Street		1100 North Market Street
Wilmington, Delaware 19890-1626		Wilmington, Delaware 19890-1626
Attn: Sam Hamed		Attn: Sam Hamed

To Confirm by Telephone:
(302) 636-6181
Attn: Sam Hamed

If you deliver the letter of transmittal to an address other than the one set forth above or transmit instructions via facsimile other than the one set forth above, that delivery or those instructions will not be effective.

Fees and Expenses

The registration rights agreement provide that we will bear all expenses in connection with the performance of our obligations relating to the registration of the exchange notes and the conduct of the exchange offer. These expenses include registration and filing fees, accounting and legal fees and printing costs, among others. We will pay the exchange agent reasonable and customary fees for its services and reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for customary mailing and handling expenses incurred by them in forwarding this prospectus and related documents to their clients that are holders of outstanding notes and for handling or tendering for such clients.

We have not retained any dealer-manager in connection with the exchange offer and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the exchange agent, for soliciting tenders of outstanding unregistered notes pursuant to the exchange offer.

Accounting Treatment

We will record the exchange notes in our accounting records at the same carrying value as the outstanding notes, which is the aggregate principal amount as reflected in our accounting records on the date of exchanges, as the terms of the exchange notes are substantially identical to the terms of the outstanding notes. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of this exchange offer. We will capitalize the expenses relating to the exchange offer.

Transfer Taxes

The Issuers and the guarantors will pay all transfer taxes, if any, applicable to the exchanges of outstanding notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•

certificates representing outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered;

•	tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange

If satisfactory evidence of payment of such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed to that tendering holder.

Holders who tender their outstanding notes for exchange will not be required to pay any transfer taxes. However, holders who instruct the Issuers to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be required to pay any applicable transfer tax.

Consequences of Failure to Exchange

If you do not exchange your outstanding notes for exchange notes under the exchange offer, your outstanding notes will remain subject to the restrictions on transfer of such outstanding notes:

•

as set forth in the legend printed on the outstanding notes as a consequence of the issuances of the outstanding notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

•	as otherwise set forth in the offering memorandum distributed in connection with the private offering of the outstanding notes.

In general, you may not offer or sell your outstanding notes unless they are registered under the Securities Act or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act.

Other

Participating in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offer or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The exchange of outstanding notes for exchange notes in the exchange offer will not constitute a taxable event to holders for U.S. federal income tax purposes. Consequently, you will not recognize gain or loss upon receipt of an exchange note, the holding period of the exchange note will include the holding period of the outstanding note exchanged therefor and the basis of the exchange note will be the same as the basis of the outstanding note immediately before the exchange.

In any event, persons considering the exchange of outstanding notes for exchange notes should consult their own tax advisors concerning the U.S. federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the acquisition and holding of the notes by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in the notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of notes (including an exchange of outstanding notes for exchange notes) by an ERISA Plan with respect to which an issuer or a guarantor is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, the notes should not be acquired or held by any person investing “plan assets” of any Plan, unless such acquisition and holding (and the exchange of outstanding notes for exchange notes) will not constitute a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.

Representation

Accordingly, by acceptance of a note (including an exchange of outstanding notes for exchange notes), each purchaser and subsequent transferee of a note will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to purchase or hold the notes or any interest therein constitutes assets of any Plan or (ii) the purchase and holding of the notes or any interest therein by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering acquiring or holding the notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the acquisition and holding of the notes.

PLAN OF DISTRIBUTION

Each broker dealer that receives exchange notes for its own account pursuant to an exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market making activities or other trading activities. We have agreed that, for a period ending on the earlier of (i) 90 days from the date on which the registration statement for the exchange offer is declared effective, (ii) the date on which a broker dealer is no longer required to deliver a prospectus in connection with market making or other trading activities and (iii) the date on which all the notes covered by such registration statement have been sold pursuant to the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker dealer for use in connection with any such resale, and will promptly send additional copies of this prospectus and any amendments or supplements to this prospectus to any broker dealer that requests such documents in the letter of transmittal. In addition, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of exchange notes by broker dealers. Exchange notes received by broker dealers for their own account pursuant to an exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker dealer and/or the purchasers of any such exchange notes. Any broker dealer that resells exchange notes that were received by it for its own account pursuant to an exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the outstanding notes) other than commissions or concessions of any broker dealers and will indemnify you (including any broker dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity and enforceability of the exchange notes will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York. In rendering its opinion, Simpson Thacher & Bartlett LLP will rely upon the opinion of Holland & Hart LLP as to all matters governed by the laws of the states of Colorado, New Mexico, Utah and Wyoming, the opinion of Kutak Rock LLP as to all matters governed by the laws of the states of Kansas and Missouri, the opinion of Stites & Harbison PLLC as to all matters governed by the laws of the state of Kentucky and the opinion of Bell Nunnally & Martin LLP as to all matters governed by the laws of the state of Texas. An investment vehicle comprised of several partners of Simpson Thacher & Bartlett LLP, members of their families, related persons and others own interest representing less than 1% of the capital commitments of funds affiliated with Blackstone.

EXPERTS

The consolidated financial statements of Summit Materials, LLC as of December 29, 2012 and for the year then ended have been included herein in reliance on the report of KPMG LLP, an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Summit Materials, LLC and subsidiaries as of December 31, 2011 and for the years ended December 31, 2011 and 2010, and the retrospective adjustments to such financial statements included in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein (which report expresses an unqualified opinion on the those consolidated financial statements and includes an explanatory paragraph referring to retrospective adjustments for discontinued operations). Such consolidated financial statements have been included upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Continental Cement Company, L.L.C. as of December 31, 2012 and for the year then ended have been included herein in reliance on the report of KPMG LLP, an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Continental Cement Company, L.L.C. as of December 31, 2011 and for the year ended December 31, 2011 and for the periods from May 27, 2010 to December 31, 2010 (Successor) and from January 1, 2010 to May 26, 2010 (Predecessor) included in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such consolidated financial statements have been included upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Cornejo & Sons, Inc. and subsidiaries as of October 31, 2009 and 2008 and for each of the years in the three year period ended October 31, 2009 included in this prospectus have been included in reliance on the report of Allen, Gibbs & Houlik, L.C., independent auditors, upon the authority of said firm as experts in accounting and auditing in giving said report.

The audited financial statements of Kilgore Pavement Maintenance, LLC for the period ended August 1, 2010, as of August 1, 2010 and December 31, 2009 and for the year ended December 31, 2009 included in this prospectus have been included in reliance on the report of Wisan, Smith, Racker & Prescott, LLP, independent auditors, upon the authority of said firm as experts in accounting and auditing in giving said report.

The audited financial statements of Norris Aggregate Products Co. for the two month period ended February 28, 2012, as of February 28, 2012 and December 31, 2011 and for the year ended December 31, 2011 included in this prospectus have been included in reliance on the report of CliftonLarsonAllen LLP, independent auditors, upon the authority of said firm as experts in accounting and auditing in giving said report.

The combined financial statements of R.K. Hall Construction, Ltd. and Affiliates as of December 31, 2009 and December 31, 2008 and for the three year period ended December 31, 2009 included in this prospectus have been included in reliance on the report of Perryman Chaney Russell, LLP, independent auditors, upon the authority of said firm as experts in accounting and auditing in giving said report.

CHANGE IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

In June 2012, the Board dismissed Deloitte & Touche LLP (“Deloitte”) as the independent registered public accounting firm of Summit Materials, LLC and Subsidiaries and Continental Cement Company, L.L.C. and Subsidiary and engaged KPMG LLP (“KPMG”). Deloitte’s reports on the financial statements of Summit Materials, LLC and Subsidiaries and Continental Cement Company, L.L.C. and Subsidiary, for the periods specified in such reports did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. There were (i) no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the subject matter of the disagreements in connection with its reports and (ii) no reportable events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K issued by the SEC, in connection with the audits of the financial statements of Summit Materials, LLC and Subsidiaries and Continental Cement Company, L.L.C. and Subsidiary for each of the 2011 and 2010 periods audited by Deloitte through the replacement of Deloitte with KPMG.

Neither we nor anyone acting on our behalf consulted with KPMG at any time prior to their retention by us with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Summit Materials, LLC and Subsidiaries and Continental Cement Company, L.L.C. and Subsidiary financial statements, and neither a written report was provided to us nor oral advice was provided that KPMG concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue or (ii) any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

WHERE YOU CAN FIND MORE INFORMATION

We and our guarantors have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the exchange notes. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us, our guarantors and the exchange notes, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and, where such contract or other document is an exhibit to the registration statement, each such statement is qualified by the provisions in such exhibit, to which reference is hereby made. The registration statement and other information can be inspected and copied at the Public Reference Room of the SEC located at Room 1580, 100 F Street, N.E., Washington D.C. 20549. Copies of such materials, including copies of all or any portion of the registration statement, can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC’s home page on the Internet (http://www.sec.gov). However, any such information filed with the SEC does not constitute a part of this prospectus.

So long as we are subject to the periodic reporting requirements of the Exchange Act, we are required to furnish the information required to be filed with the SEC to the trustee and the holders of the outstanding unregistered notes. We have agreed that, even if we are not required under the Exchange Act to furnish such information to the SEC, we will nonetheless continue to furnish information that would be required to be furnished by us by Section 13 or 15(d) of the Exchange Act.

INDEX TO FINANCIAL STATEMENTS

Page
Audited Consolidated Financial Statements of Summit Materials, LLC and Subsidiaries
Report of KPMG LLP, Independent Registered Public Accounting Firm	F-3
Report of Deloitte & Touche LLP, Independent Registered Public Accounting Firm	F-4
Consolidated Balance Sheets as of December 29, 2012 and December 31, 2011	F-5
Consolidated Statements of Operations for the years ended December 29, 2012, December 31, 2011 and December 31, 2010	F-6
Consolidated Statements of Comprehensive (Loss) Income for the years ended December 29, 2012, December 31, 2011 and December 31, 2010	F-7
Consolidated Statements of Cash Flows for the years ended December 29, 2012, December 31, 2011 and December 31, 2010	F-8
Consolidated Statements of Changes in Redeemable Noncontrolling Interest and Member’s Interest for the years ended December 29, 2012, December 31, 2011 and December 31, 2010	F-9
Notes to Consolidated Financial Statements	F-10

Audited Consolidated Financial Statements of Continental Cement Company, L.L.C. and Subsidiary
Report of KPMG LLP, Independent Registered Public Accounting Firm	F-50
Report of Deloitte & Touche LLP, Independent Registered Public Accounting Firm	F-51
Consolidated Balance Sheets as of December 31, 2012 and 2011	F-52

Consolidated Statements of Operations for the years ended December 31, 2012 and 2011 and for the periods from May 27, 2010 to December 31, 2010 (Successor) and January 1, 2010 to May 26, 2010 (Predecessor)

F-53

Consolidated Statements of Comprehensive (Loss) Income for the years ended December 31, 2012 and 2011 and for the periods from May 27, 2010 to December 31, 2010 (Successor) and January 1, 2010 to May 26, 2010 (Predecessor)

F-54

Consolidated Statements of Cash Flows for the years ended December 31, 2012 and 2011 and for the periods from May 27, 2010 to December 31, 2010 (Successor) and January 1, 2010 to May 26, 2010 (Predecessor)

F-55

Consolidated Statements of Changes in Redeemable Members’ Interest and Member’s Interest for the years ended December 31, 2012 and 2011 and for the periods from May 27, 2010 to December 31, 2010 (Successor) and January 1, 2010 to May 26, 2010 (Predecessor)

F-56
Notes to Consolidated Financial Statements	F-57

Audited Consolidated Financial Statements of Cornejo & Sons, Inc. and Subsidiaries
Report of Allen, Gibbs & Houlik, L.C., Independent Auditors	F-76
Consolidated Balance Sheets as of October 31, 2009 and 2008	F-77
Consolidated Statements of Operations for the years ended October 31, 2009, 2008 and 2007	F-78
Consolidated Statements of Stockholders’ Equity for the years ended October 31, 2009, 2008 and 2007	F-79
Consolidated Statements of Cash Flows for the years ended October 31, 2009, 2008 and 2007	F-80
Notes to Consolidated Financial Statements	F-81
Unaudited Consolidated Statements of Operations for the three months ended January 31, 2009 and January 31, 2010	F-90
Unaudited Consolidated Statements of Cash Flows for the three months ended January 31, 2009 and January 31, 2010	F-91
Notes to the Unaudited Consolidated Financial Statements	F-92

Report of Independent Registered Public Accounting Firm

The Board of Directors

Summit Materials, LLC:

We have audited the accompanying consolidated balance sheet of Summit Materials, LLC and subsidiaries as of December 29, 2012, and the related consolidated statements of operations, comprehensive (loss) income, cash flows and changes in redeemable noncontrolling interest and member’s interest for the year then ended. The consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Summit Materials, LLC and subsidiaries as of December 29, 2012, and the results of their operations and their cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

McLean, Virginia

March 27, 2013

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Member of

Summit Materials, LLC and Subsidiaries

Washington, D.C.

We have audited the accompanying consolidated balance sheet of Summit Materials, LLC and Subsidiaries (the “Company”) as of December 31, 2011, and the related consolidated statements of operations, comprehensive (loss) income, changes in redeemable noncontrolling interest and member’s interest, and cash flows for each of the years ended December 31, 2011 and 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Summit Materials, LLC and Subsidiaries as of December 31, 2011, and the results of their operations and their cash flows for each of the years ended December 31, 2011 and 2010, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 3 to the consolidated financial statements, the accompanying 2011 and 2010 consolidated financial statements have been retrospectively adjusted for discontinued operations.

/s/ DELOITTE & TOUCHE LLP

McLean, Virginia

May 1, 2012 (March 26, 2013 as to Note 3)

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Consolidated Balance Sheets

December 29, 2012 and December 31, 2011

(In thousands)

	2012	2011
Assets
Current assets:
Cash	$27,431	$42,790
Accounts receivable, net	100,298	105,233
Costs and estimated earnings in excess of billings	11,575	18,506
Inventories	92,977	84,263
Other current assets	10,068	12,382

Total current assets	242,349	263,174

Property, plant and equipment, net	813,607	821,903
Investments in affiliates	12,989	13,123
Goodwill	179,120	153,375
Intangible assets, net	8,606	9,179
Other assets	24,542	23,511

Total assets	$1,281,213	$1,284,265

Liabilities, Redeemable Noncontrolling Interest and Member’s Interest

Current liabilities:
Current portion of long-term debt	$4,000	$7,960
Current portion of acquisition-related liabilities	9,525	8,465
Accounts payable	61,634	69,643
Accrued expenses	49,822	33,995
Billings in excess of costs and estimated earnings	6,926	4,336

Total current liabilities	131,907	124,399

Long-term debt	635,843	601,021
Acquisition-related liabilities	23,919	20,238
Other noncurrent liabilities	84,266	80,935

Total liabilities	875,935	826,593

Commitments and contingencies (see note 13)

Redeemable noncontrolling interest	22,850	21,300
Member’s interest:
Member’s equity	484,584	482,707
Accumulated deficit	(94,085)	(40,932)
Accumulated other comprehensive loss	(9,130)	(6,577)

Member’s interest	381,369	435,198
Noncontrolling interest	1,059	1,174

Total member’s interest	382,428	436,372

Total liabilities, redeemable noncontrolling interest and member’s interest	$1,281,213	$1,284,265

See accompanying notes to consolidated financial statements.

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Consolidated Statements of Operations

Years ended December 29, 2012, December 31, 2011 and December 31, 2010

(In thousands)

	2012	2011	2010
Revenue:
Product	$588,762	$427,419	$240,120
Service	374,140	395,129	190,238

Total revenue	962,902	822,548	430,358

Costs of revenue (exclusive of items shown separately below):
Product	444,569	317,360	181,901
Service	304,794	313,584	126,396

Total costs of revenue	749,363	630,944	308,297

General and administrative expenses	128,032	96,886	49,479
Depreciation, depletion, amortization and accretion	68,876	61,964	34,415
Transaction costs	1,988	9,120	22,268

Operating income	14,643	23,634	15,899

Other (income) expense, net	(1,182)	(21,244)	1,583
Loss on debt refinancing	9,469	—	9,975
Interest expense	58,079	47,784	25,430

Loss from continuing operations before income tax (benefit) expense	(51,723)	(2,906)	(21,089)

Income tax (benefit) expense	(3,920)	3,408	2,363

Loss from continuing operations	(47,803)	(6,314)	(23,452)

Loss from discontinued operations	(2,774)	(3,736)	(411)

Net loss	(50,577)	(10,050)	(23,863)

Net income attributable to noncontrolling interest	1,919	695	86

Net loss attributable to member of Summit Materials, LLC	$(52,496)	$(10,745)	$(23,949)

See accompanying notes to consolidated financial statements.

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Consolidated Statements of Comprehensive (Loss) Income

Years ended December 29, 2012, December 31, 2011 and December 31, 2010

(In thousands)

	2012	2011	2010
Net loss	$(50,577)	$(10,050)	$(23,863)

Other comprehensive loss:
Pension and postretirement adjustment	(3,648)	(5,675)	(2,708)

Comprehensive loss	(54,225)	(15,725)	(26,571)

Less comprehensive income (loss) attributable to the noncontrolling interest	824	(675)	(350)

Comprehensive loss attributable to member of Summit Materials, LLC	$(55,049)	$(15,050)	$(26,221)

See accompanying notes to consolidated financial statements.

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Consolidated Statements of Cash Flows

Years ended December 29, 2012, December 31, 2011 and December 31, 2010

(In thousands)

	2012	2011	2010
Cash flow from operating activities:
Net loss	$(50,577)	$(10,050)	$(23,863)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation, depletion, amortization and accretion	72,179	64,983	35,456
Share-based compensation expense	2,533	2,484	1,169
Financing fee amortization	3,266	2,335	2,067
Deferred income tax benefit	(3,468)	(1,974)	(2,022)
Loss on sale of property, plant and equipment	2,564	2,349	242
Bargain purchase gain	—	(12,133)	—
Revaluation of asset retirement obligations	—	(3,420)	—
Revaluation of contingent consideration	(409)	(10,344)	—
Loss on debt refinancing	9,469	—	9,975
Other	(465)	894	656
Decrease (increase) in operating assets, net of acquisitions:
Accounts receivable	5,201	13,901	12,242
Costs and estimated earnings in excess of billings	6,931	(613)	(5,088)
Inventories	(1,726)	(12,643)	184
Other current assets	3,494	(4,823)	(245)
Other assets	1,189	(1,016)	3,164
(Decrease) increase in operating liabilities, net of acquisitions:
Accounts payable	(6,076)	6,612	(14,128)
Accrued expenses	17,175	(6,455)	(28,547)
Billings in excess of costs and estimated earnings	2,589	(8,209)	(4,828)
Other liabilities	(1,590)	1,375	(6,963)

Net cash provided by (used in) operating activities	62,279	23,253	(20,529)

Cash flow from investing activities:
Acquisitions, net of cash acquired	(48,757)	(161,073)	(482,333)
Purchases of property, plant and equipment	(45,488)	(38,656)	(21,145)
Proceeds from the sale of property, plant and equipment	8,836	7,157	4,700
Other	69	241	(603)

Net cash used for investing activities	(85,340)	(192,331)	(499,381)

Cash flow from financing activities:
Proceeds from investment by member	—	103,630	338,639
Net proceeds from debt issuance	713,361	96,748	485,373
Payments on long-term debt	(697,438)	(49,000)	(245,855)
Payments on acquisition-related liabilities	(7,519)	(4,593)	(2,721)
Other	(702)	(10)	(47)

Net cash provided by financing activities	7,702	146,775	575,389

Net (decrease) increase in cash	(15,359)	(22,303)	55,479

Cash — beginning of period	42,790	65,093	9,614

Cash — end of period	$27,431	$42,790	$65,093

See accompanying notes to consolidated financial statements.

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Consolidated Statements of Changes in Redeemable Noncontrolling Interest and Member’s Interest

Years ended December 29, 2012, December 31, 2011 and December 31, 2010

(In thousands)

	Total member’s interest
	Member’s equity	Retained earnings/ accumulated deficit	Accumulated other comprehensive income (loss) (AOCI)	Noncontrolling interest	Total member’s interest	Redeemable noncontrolling interest

Balance — December 31, 2009	$36,785	$(5,256)	$—	$—	$31,529	$—

Contributed capital	338,639	—	—	1,274	339,913	21,300
Accretion / redemption value adjustment	—	(350)	—	—	(350)	350
Net (loss) income	—	(23,949)	—	—	(23,949)	86
Other comprehensive loss	—	—	(2,272)	—	(2,272)	(436)
Share-based compensation	1,169	—	—	—	1,169	—
Payment of dividends	—	—	—	(47)	(47)	—

Balance — December 31, 2010	376,593	(29,555)	(2,272)	1,227	345,993	21,300

Contributed capital	103,630	—	—	—	103,630	—
Accretion / redemption value adjustment	—	(632)	—	—	(632)	632
Net (loss) income	—	(10,745)	—	(43)	(10,788)	738
Other comprehensive loss	—	—	(4,305)	—	(4,305)	(1,370)
Share-based compensation	2,484	—	—	—	2,484	—
Payment of dividends	—	—	—	(10)	(10)	—

Balance — December 31, 2011	482,707	(40,932)	(6,577)	1,174	436,372	21,300
Accretion / redemption value adjustment	—	(657)	—	—	(657)	657

Net (loss) income	—	(52,496)	—	(69)	(52,565)	1,988
Other comprehensive loss	—	—	(2,553)	—	(2,553)	(1,095)
Repurchase of member’s interest	(656)	—	—	—	(656)	—
Share-based compensation	2,533	—	—	—	2,533	—
Payment of dividends	—	—	—	(46)	(46)	—

Balance — December 29, 2012	$484,584	$(94,085)	$(9,130)	$1,059	$382,428	$22,850

See accompanying notes to consolidated financial statements.

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 29, 2012 and December 31, 2011

(1)	Summary of Organization and Significant Accounting Policies

Summit Materials, LLC (“Summit” or the “Company”) is a wholly owned subsidiary of Summit Materials Holdings L.P. (“Parent”) whose major indirect owners are certain investment funds affiliated with Blackstone Capital Partners V L.P. (“BCP”). Summit has a number of subsidiaries including Summit Materials Holdings I, LLC (“Summit I”) and Summit Materials Holdings II, LLC (“Summit II”), which have individually made a number of acquisitions through 2012.

Noncontrolling interests represent a 20% ownership of Ohio Valley Asphalt, LLC (“OVA”) and a 30% redeemable ownership in Continental Cement Company, L.L.C. (“Continental Cement”).

The Company’s fiscal year-end in 2010 was December 31. In 2011, the Company changed its fiscal year to be 52 weeks with each quarter comprised of 13 weeks ending on a Saturday. The Company’s year-end in 2012 and 2011 fell on December 29 and December 31, respectively.

Company’s Activities — Summit is a vertically-integrated, heavy building materials company. Across its subsidiaries, it is engaged in the manufacturing and sale of aggregate material, hot-mix asphalt, Portland cement and ready-mixed concrete. It is also engaged in road paving and related construction services. Summit owns and operates stone quarries, asphalt plants, ready-mix plants, a cement plant and landfill sites. Most of the Company’s construction work is performed under fixed unit-price contracts with state and local governmental entities. The operations of Summit are conducted primarily across 12 states, with the most significant revenues generated in Texas, Kansas, Kentucky, Missouri and Utah.

Principles of Consolidation — The consolidated financial statements include the accounts of the Company and its majority owned subsidiaries. All intercompany balances and transactions have been eliminated. The Company attributes member’s interests and net (loss) income separately to the controlling and noncontrolling interest, whereby consolidated member’s interests and net (loss) income are separately attributable to the controlling interest and to the noncontrolling interest. The Company accounts for investments in entities for which it has an ownership of 20% to 50% using the equity method of accounting.

Use of Estimates — The consolidated financial statements of the Company have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”), which require management to make estimates and assumptions that affect the reported amounts and disclosures in the consolidated financial statements. These estimates and the underlying assumptions affect the amounts of assets and liabilities reported, disclosures about contingent assets and liabilities and reported amounts of revenues and expenses. Such estimates include the valuation of accounts receivable, inventories, goodwill, intangible and other long-lived assets, pension and other postretirement obligations, asset retirement obligations and the redeemable noncontrolling interest. Estimates also include revenue earned and costs to complete open contracts. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment. Management adjusts such estimates and assumptions when circumstances dictate. As future events and their effects cannot be determined with precision, actual results could differ significantly from estimates made. Changes in estimates, including those resulting from continuing changes in the economic environment, will be reflected in the Company’s consolidated financial statements in the period in which the change in estimate occurs.

Business and Credit Concentrations — The majority of Summit’s customers are located in Texas, Kansas, Kentucky, Missouri and Utah. Summit’s accounts receivable consist primarily of amounts due from individuals, corporations and governmental entities within these areas. Collection of these accounts is, therefore, dependent on the economic conditions in the aforementioned states.

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 29, 2012 and December 31, 2011

However, credit granted within Summit’s trade areas has been granted to a wide variety of customers. Management does not believe that any significant concentrations of credit exist with respect to individual customers or groups of customers.

Cash — The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. As of December 29, 2012 and December 31, 2011, the Company had no cash equivalents.

Accounts Receivable — Accounts receivable are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the collectability of individual accounts. In establishing the allowance, management considers historical losses adjusted to take into account current market conditions and its customers’ financial condition, the amount of receivables in dispute, the current receivables aging and current payment terms. Balances that remain outstanding after reasonable collection efforts are exercised are written off through a charge to the valuation allowance.

The balances billed but not paid by customers, pursuant to retainage provisions included in contracts, will be due upon completion of the contracts.

Revenue and Cost Recognition — Revenues from construction contracts are included in service revenue in the consolidated statements of operations and are recognized under the percentage-of-completion accounting method. The percent complete is measured by the cost incurred to date compared to the estimated total cost of each project. This method is used as management considers expended cost to be the best available measure of progress on these contracts. Inherent uncertainties in estimating costs make it at least reasonably possible that the estimates used will change within the near term and over the life of the contracts.

Contract costs include all direct material and labor costs and those indirect costs related to contract performance and completion. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. General and administrative costs are charged to expense as incurred.

Changes in job performance, job conditions and estimated profitability, including those arising from contract penalty provisions and final contract settlements, may result in revisions to costs and income. Such revisions are recognized in the period in which they are determined. An amount equal to contract costs incurred that are attributable to claims is included in revenue when realization is probable and the amount can be reliably estimated.

Costs and estimated earnings in excess of billings are comprised principally of revenue recognized on contracts (on the percentage-of-completion method) for which billings had not been presented to customers because the amount were not billable under the contract terms at the balance sheet date. In accordance with the contract terms, the unbilled receivables at December 29, 2012 will be billed in 2013. Amounts are billed based on contractual terms. Billings in excess of costs and estimated earnings represent billings in excess of revenues recognized.

Revenues for product sales are recognized when evidence of an arrangement exists, the fee is fixed or determinable, title passes, which is generally when the product is shipped, and collection is reasonably assured. Product revenues include sales of aggregates, cement and other materials to customers, net of discounts, allowances or taxes, if any. Internal product sales are eliminated from service revenue in the consolidated statements of operations.

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 29, 2012 and December 31, 2011

Revenues from the receipt of waste are based on fees charged for waste transfer and disposal upon acceptance of the waste.

Inventories — Inventories consist of stone removed from quarries and processed for future sale, raw materials and finished concrete blocks. Inventories are valued at the lower of cost or market and are accounted for on a first-in first-out basis or an average cost basis. If items become obsolete or otherwise unusable, they will be charged to costs of production in the period that determination is made by management. Stripping costs are costs of removing overburden and waste material to access aggregate materials. Stripping costs incurred during the production process are considered costs of extraction and are capitalized and recognized in cost of revenue in the same period as the revenue from the sale of the inventory.

Property, Plant and Equipment, net — Property, plant and equipment are recorded at cost, less accumulated depreciation and depletion. Expenditures for additions and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized. Repair and maintenance costs that do not substantially add to the productive capacity or extend the useful life of the asset are expensed as incurred.

Landfill airspace is included in property, plant and equipment at cost and is amortized based on utilization of the asset. Management reassesses the landfill airspace capacity with any changes in value recorded in cost of revenue. Capitalized landfill costs include expenditures for the acquisition of land and related airspace, engineering and permitting costs, cell construction costs and direct site improvement costs.

Upon disposal, the cost and related accumulated depreciation are removed from the Company’s accounts and any gain or loss is included in operating income.

Depreciation on property, plant and equipment, including capital lease assets, is computed on a straight-line basis or based on the economic usage over the estimated useful life of the asset. The estimated useful lives are generally as follows:

Buildings and improvements	7–40 years
Plant, machinery and equipment	3–40 years
Truck and auto fleet	3–10 years
Mobile equipment and barges	3–20 years
Landfill airspace and improvements	5–60 years

Depletion of mineral reserves is calculated for proven and probable reserves by the units of production method on a quarry-by-quarry basis. Leasehold improvements are amortized on a straight-line basis over the lesser of the asset’s useful life or the remaining lease term.

The Company reviews the carrying value of property, plant and equipment for impairment whenever events or circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. Such indicators may include, among others, deterioration in general economic conditions, negative developments in equity and credit markets, adverse changes in the markets in which an entity operates, increases in input costs that have a negative effect on earnings and cash flows or a trend of negative or declining cash flows over multiple periods. In 2012, impairment charges of $1.6 million were recognized in operating income. No material impairment charges were recognized in 2011 or 2010.

Accrued Mining and Landfill Reclamation — The mining reclamation reserve and financial commitments for landfill closure and post-closure activities are based on management’s estimate of future cost requirements to reclaim property at both currently operating and closed sites. Estimates of these obligations have been

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 29, 2012 and December 31, 2011

developed based on management’s interpretation of current requirements and proposed regulatory changes and are intended to approximate fair value. Costs are estimated in current dollars, inflated until the expected time of payment, using an inflation rate of 2.5%, and then discounted back to present value using a credit-adjusted, risk-free rate on obligations of similar maturity, adjusted to reflect the Company’s credit rating. Changes in the credit-adjusted, risk-free rate do not change recorded liabilities, but subsequently recognized obligations are measured using the revised credit-adjusted, risk-free rate.

Significant changes in inflation rates or the amount or timing of future cost estimates typically result in both (1) a current adjustment to the recorded liability (and corresponding adjustment to the asset) and (2) a change in liability and asset amounts to be recorded prospectively over the remaining capacity of the landfill or unmined quarry. Any changes related to the capitalized and future cost of the related assets are recognized in accordance with Summit’s amortization policy, which would generally result in amortization expense being recognized prospectively over the remaining life of the asset.

Intangible Assets — The Company’s intangible assets are comprised of quarry lease agreements and trade names. The assets related to quarry lease agreements are a result of the submarket royalty rates paid under agreements for extracting aggregate. The values were determined as of the respective acquisition dates by a comparison of market-royalty rates to contract-royalty rates. The intangible assets are amortized on a straight-line basis over the lives of the leases. Continental Cement’s trade name comprises the majority of the remaining intangible assets. The following table shows intangible assets by type and in total (in thousands):

	December 29, 2012			December 31, 2011
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Quarry leases	$8,940	$(1,092)	$7,848	$8,940	$(623)	$8,317
Trade names	1,020	(262)	758	1,020	(158)	862

Total intangible assets	$9,960	$(1,354)	$8,606	$9,960	$(781)	$9,179

The weighted average useful life of the quarry intangible assets is 19.8 years and 10.0 years for the Continental Cement trade name. Amortization expense in 2012, 2011 and 2010 was $0.6 million, $0.5 million and $0.3 million, respectively. The estimated amortization expense for intangible assets for each of the next five years and thereafter is as follows (in thousands):

2013	$546
2014	549
2015	549
2016	549
2017	545
Thereafter	5,868

Total	$8,606

Goodwill — Goodwill represents the purchase price paid in excess of the fair value of net tangible and intangible assets acquired. Goodwill recorded in connection with the Company’s acquisitions is primarily attributable to the expected profitability, assembled workforces of the acquired businesses and the synergies expected to arise after the Company’s acquisition of those businesses. Goodwill is not amortized, but is tested

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 29, 2012 and December 31, 2011

annually for impairment as of the first day of the fourth quarter and whenever events or circumstances indicate that goodwill may be impaired. The test for goodwill impairment is a two-step process to first identify potential goodwill impairment for each reporting unit and then, if necessary, measure the amount of the impairment loss. Goodwill is tested for impairment based on the Company’s operating companies, which management has determined to be the Company’s reporting units, which are one level below its segments.

As of December 29, 2012, we had eight reporting units with goodwill for which we completed our annual goodwill impairment test. The first step of the goodwill impairment test employed by the company compares the fair value of the reporting units to their carrying values. Management estimates the fair value of the reporting units primarily based on the discounted projected cash flows of the underlying operations. A number of significant assumptions and estimates are required to forecast operating cash flows, including macroeconomic trends in the public and private construction industry, the timing of work embedded in backlog, performance and profitability under contracts, expected success in securing future sales and the appropriate interest rate used to discount the projected cash flows. These assumptions may vary significantly among the reporting units. During the 2012 annual review of goodwill, management concluded that the estimated fair value of the reporting units was substantially in excess of their carrying values, resulting in no impairment. The Company has recorded no goodwill impairment charges to date.

The following table presents goodwill by reportable segments and in total (in thousands):

	Central	West	East	Total
Beginning balance — January 1, 2011	$48,210	$63,905	$5,071	$117,186
Acquisitions	5,375	27,693	3,121	36,189

Balance — December 31, 2011	53,585	91,598	8,192	153,375
Acquisitions(i)	19,204	(205)	6,746	25,745

Ending balance — December 29, 2012	$72,789	$91,393	$14,938	$179,120

(i)	Includes certain immaterial working capital adjustments in the West region related to 2011 acquisitions.

Income Taxes — The Company is a limited liability company and passes tax attributes for Federal and state tax purposes to Parent and is generally not subject to Federal or state income tax. However, the consolidated financial statements of the Company include federal and state income tax provisions and related accounts for subsidiaries that are taxable entities.

For the Company’s taxable entities, deferred income tax assets and liabilities are computed for differences between the financial statement amounts and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. A valuation allowance is recognized for deferred tax assets if it is more likely than not that some portion or all of the net deferred tax assets will not be realized.

The Company evaluates the tax positions taken on income tax returns that remain open to examination by the respective tax authorities from prior years and positions expected to be taken on the current year tax returns to identify uncertain tax positions. Interest and penalties are recorded in income tax expense.

Fair Value Measurements — The fair value accounting guidance establishes the following fair value hierarchy that prioritizes the inputs used to measure fair value:

Level 1 — Unadjusted quoted prices for identical assets or liabilities in active markets.

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 29, 2012 and December 31, 2011

Level 2 — Inputs other than Level 1 that are based on observable market data, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets, quoted prices for identical assets or liabilities in inactive markets, inputs that are observable that are not prices and inputs that are derived from or corroborated by observable markets.

Level 3 — Valuations developed from unobservable data, reflecting the Company’s own assumptions, which market participants would use in pricing the asset or liability.

Assets and liabilities measured at fair value in the consolidated balance sheets as of year-end 2012 and 2011 are as follows (in thousands):

	2012	2011
Accrued expenses:
Current portion of contingent consideration	$746	$1,155

Acquisition-related liabilities:
Contingent consideration	$1,908	$2,123

Certain acquisitions made by the Company require the payment of additional consideration contingent upon the achievement of specified operating results, referred to as contingent consideration or earn-out obligations. These payments will not be made if earn-out thresholds are not achieved. No material earn-out payments have been made to date.

Summit records contingent consideration at fair value on the acquisition date and then remeasures its fair value each reporting period. Any adjustments to fair value are recognized in earnings in the period identified. Management of the Company determines the appropriate policies and procedures to be used when determining the fair value of contingent consideration. Its fair values are based on unobservable inputs, or Level 3 assumptions, including projected probability-weighted cash payments and an 8.5% discount rate, which reflects the Company’s credit risk. Changes in fair value may occur as a result of a change in actual or projected cash payments, the probability weightings applied by the Company to projected payments or a change in the discount rate. Significant increases or decreases in any of these inputs in isolation could result in a significantly lower, or higher, fair value measurement. In 2012 and 2011, we recognized reductions to contingent consideration of $0.4 million and $10.3 million, respectively, due primarily to revised estimates of the probability of achieving the specified targets.

Financial Instruments — The Company’s financial instruments include certain acquisition related liabilities (deferred consideration and noncompete obligations) and debt. The fair value of the deferred consideration and noncompete obligations approximate their carrying value of $23.4 million and $7.4 million, respectively, as of December 29, 2012, and $15.1 million and $10.3 million, respectively, as of December 31, 2011. The fair value was determined based on level 3 inputs of the fair value hierarchy, including the cash payment terms in the purchase agreements and a discount rate reflecting the Company’s credit risk.

The fair value of long-term debt approximates $670.7 million and $605.0 million as of December 29, 2012 and December 31, 2011, respectively, compared to its carrying value of $639.8 million and $609.0 million, respectively. Fair value was determined based on Level 2 inputs of the fair value hierarchy, including observable inputs such as interest rates, bond yields and quoted prices for these instruments in inactive markets.

Kiln-Down Costs — Continental Cement experiences periodic major maintenance of its kiln (referred to as a kiln-down). The Company accounts for these costs under the direct expensing method, whereby costs are charged to operations as incurred.

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 29, 2012 and December 31, 2011

New Accounting Standards — In May 2011, the FASB issued Accounting Standards Update No. 2011-04 Fair Value Measurement (Topic 820) Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs (“ASU 2011-04”). The amendments in this update result in common fair value measurement and disclosure requirements in U.S. GAAP and IFRSs. Consequently, the amendments change the wording used to describe many of the requirements in U.S. GAAP for measuring fair value and for disclosing information about fair value measurements. For many of the requirements, the FASB does not intend for the amendments in this update to result in a change in the application of the existing requirements. Some of the amendments clarify the FASB’s intent about the application of existing fair value measurement requirements. Other amendments change a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements. The amendments in this update are effective prospectively during interim and annual periods beginning after December 15, 2011. The Company adopted ASU 2011-04 as of January 1, 2012, which did not result in a material impact on fair value measurements or related disclosures.

Reclassifications — Certain amounts have been reclassified in prior periods to conform to the presentation in the consolidated financial statements as of and for the year-ended December 29, 2012.

(2)	Acquisitions

The Company has acquired a number of entities since its formation in 2009, which were financed through a combination of debt and contributions from the Company’s member. Debt financing was composed of term loan debt and revolver facilities. Member’s contributions were provided by Parent to the Company. The operations of each acquisition have been included in the Company’s consolidated results of operations since the respective dates of the acquisitions. The Company measures all assets acquired and liabilities assumed at their acquisition-date fair value. The purchase price allocation for the acquisitions has been finalized with the exception of Kay & Kay Contracting, LLC and Sandco Inc. due to the recent nature of the acquisitions.

2012 Acquisitions — The following describes the acquisitions that occurred in 2012 by region.

Central region

•

On February 29, 2012, the Company acquired certain assets of Norris Quarries, LLC, an aggregates business in northwest Missouri, with cash raised through the January 2012 financing transaction and drawn from the senior secured credit facility.

West region

•	On November 30, 2012, the Company acquired the stock of Sandco Inc., an aggregates and ready-mix business in Colorado with cash on-hand.

East region

•	On October 5, 2012, the Company acquired certain assets of Kay & Kay Contracting, LLC, an aggregates business in Kentucky with cash on-hand.

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 29, 2012 and December 31, 2011

Pro forma Financial Information (Unaudited) — The following unaudited supplemental pro forma information presents the financial results as if the 2012 acquisitions occurred on January 1, 2011. The acquisitions made in 2011 are not included in the pro forma summary as these acquisitions were not material individually or in the aggregate. This supplemental pro forma information has been prepared for comparative purposes and does not purport to be indicative of what would have occurred had the acquisition been made on January 1, 2011, nor is it indicative of any future results.

(in thousands)	Year ended
	December 29, 2012	December 31, 2011
Revenue	$976,797	$870,414
Net loss	(45,976)	(657)

2011 acquisitions — The following describes the acquisitions that occurred in 2011 by region.

Central region

•	On May 27, 2011, the Company acquired the membership interests of Fischer Quarries, L.L.C. using funds provided by Parent.

West region

•	On January 14, 2011, the Company acquired all of the stock of Triple C Concrete, Inc. in Idaho, financed with cash raised from the December 2010 refinancing.

•	On March 31, 2011, the Company acquired Elam Construction, Inc. in Colorado, financed with cash from the December 2010 refinancing.

•	On June 8, 2011, the Company acquired B & B Resources, Inc. using cash funded through a combination of debt and funds provided by Parent.

•	On June 10, 2011, the Company acquired the stock of Grand Junction Pipe, Inc. using funds provided by Parent.

•	On August 2, 2011, the Company, acquired the stock of Asphalt Paving Company of Austin, L.L.C. and certain of its Affiliates (“Asphalt Paving”) in Texas with funds provided by Parent.

•

On October 28, 2011, the Company acquired the stock of JD Ramming, Inc., RTI Hot Mix, Inc., RTI Equipment, Inc. and Ramming Transportation, Inc. in Texas funded through a combination of debt, cash on hand and funds provided by Parent.

East region

•	On May 27, 2011, the Company acquired the remaining 50% interest in a joint venture it had with Bourbon Limestone, Company using funds provided by Parent.

The application of purchase accounting resulted in a bargain purchase gain of $2.6 million and $9.6 million for Elam Construction, Inc. and Grand Junction Pipe, Inc., respectively, which is reflected in other (income) expense in the consolidated statement of operations for the year-ended December 31, 2011. The amount of the bargain purchase gain is equal to the amount by which the fair value of net assets acquired exceeded the consideration transferred. The Company believes that the resulting bargain purchase gains are reasonable as the sellers were highly motivated.

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 29, 2012 and December 31, 2011

2010 Acquisitions — The following describes the acquisitions that occurred in 2010 by region.

Central region

•

On April 16, 2010, the Company purchased 100% of the outstanding ownership interests in Cornejo & Sons, L.L.C., C&S Group, Inc., Concrete Materials Company of Kansas, LLC and Cornejo Materials, Inc, collectively referred to as Cornejo. Cornejo provides construction, excavation and paving contracting services for government agencies and private industry primarily within the state of Kansas. Cornejo operates concrete, sand and asphalt production facilities. It also operates a landfill that is open to the public.

•	On June 15, 2010, the Company purchased the lease on a quarry and assets from Harshman Construction L.L.C. and Harshman Farms, Inc. (collectively, Harshman), in Moline, Kansas.

•

On May 27, 2010, the Company acquired 70% of the outstanding ownership interests of Continental Cement. The proceeds from the purchase were used by Continental Cement to repay certain outstanding indebtedness.

•

On September 15, 2010, the Company acquired 100% of the outstanding ownership interests of Con-Agg of MO, L.L.C. (“Con-Agg”). Con-Agg owns and operates aggregate, ready-mix facilities and an underground storage facility.

West region

•

The Company acquired the assets of Harper Contracting, Inc., Harper Sand and Gravel, Inc., Harper Ready Mix Company, Inc. and Harper Investments, Inc. (collectively referred to as Harper) and the assets of Kilgore Pavement Maintenance, LLC and Kilgore Properties, LLC, pursuant to two separate purchase agreements (collectively referred to as Kilgore). The transactions closed on August 2, 2010. Kilgore is engaged in various contracting and construction projects, primarily road and earthwork for governmental and commercial properties located in Utah. It also owns and operates quarry and asphalt production facilities.

•

On September 15, 2010, the Company purchased all interests in Altaview Concrete, LLC, Peak Construction Materials, LLC, Peak Management, L.C. and Wasatch Concrete Pumping, LLC (collectively, Altaview). Altaview is engaged primarily in the production and delivery of concrete to governmental, commercial and private properties in Utah.

•

On September 28, 2010, the Company purchased certain assets of EnerCrest Products, Inc. (Enercrest). Enercrest is engaged primarily in the mining and selling of quarry aggregates, including crushed stone and other similar products to customers located in Wyoming.

•

On November 30, 2010, the Company acquired 100% of the ownership equity interests of RK Hall Construction, Ltd., RHMB Capital, L.L.C., Hall Materials, Ltd., SCS Materials, L.P., B&H Contracting, L.P. and RKH Capital, LLC (collectively referred to as RK Hall) pursuant to an interest purchase agreement. RK Hall is engaged in road and bridge building and the third-party sale of aggregate material and hot-mix asphalt. It owns and operates a number of asphalt plant facilities and a concrete plant facility, all located in Northeast Texas.

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 29, 2012 and December 31, 2011

East region

•

On February 1, 2010, the Company acquired 100% of the outstanding ownership interests of Hinkle Contracting Company, LLC (“Hinkle”). The purchase included the remaining 20% interests in Hinkle’s subsidiary, Glass Aggregates, LLC (Glass f.k.a. Glass Paving and Stone, LLC). Hinkle owns 80% of OVA. The remaining 20% noncontrolling interest was valued based on the fair value of net assets adjusted for income or losses, dividends received and contributions made. Hinkle is primarily engaged in business as a highway and site contractor. It also owns and operates stone quarries, asphalt plants and concrete block plants.

•	On April 20, 2010, the Company purchased certain assets of Elmo Greer & Sons, LLC (“Greer”), including three asphalt plants, mobile equipment and a leased quarry.

•

On July 23, 2010, the Company sold two asphalt plants and related construction assets in Hart and Barren counties in Kentucky in exchange for the long-term leases of four active quarries in Barren, Metcalfe, Monroe and Allen counties in Kentucky held by Scotty’s Contracting & Stone, LLC (“Scottys”). Inventory and quarry equipment were also included in the exchange.

The following table summarizes aggregated information regarding the fair values of the assets acquired and liabilities assumed as of the respective acquisition dates in 2012, 2011 and 2010 (in thousands):

	Year-ended
	2012	2011	2010
Financial assets	$1,397	$50,036	$96,759
Inventories	6,988	22,329	41,474
Plant and equipment	21,543	125,187	658,524
Other assets	1,330	4,811	14,879
Investments in affiliates	—	—	21,655
Intangible assets (quarry lease)	3,172	2,708	7,232
Financial liabilities	(944)	(27,304)	(94,380)
Long-term debt	—	—	(160,480)
Other long term liabilities	(364)	(17,503)	(20,083)

Net assets acquired	33,122	160,264	565,580
Goodwill	26,230	36,189	117,186
Pre-existing interest	—	(7,565)	—
Noncontrolling interest	—	—	(22,574)

Total purchase price	59,352	188,888	660,192

Noncash transactions:
Acquisition related liabilities	(10,547)	(7,603)	(36,942)
Continental Cement member’s interest	—	—	(135,000)
Other	(48)	(20,212)	(5,917)

Total noncash transactions	(10,595)	(27,815)	(177,859)

Net cash paid for acquisitions	$48,757	$161,073	$482,333

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 29, 2012 and December 31, 2011

(3)	Discontinued Operations

In 2012, the Company sold its railroad construction and repair business (referred to herein as railroad business) and its environmental business, which is primarily associated with building retaining walls and removal and remediation of underground fuel storage tanks, in separate transactions for $3.1 million. Prior to recognition as discontinued operations, the railroad and environmental businesses were included as components of the East region’s operations.

Debt and interest expense were not allocated to the railroad and environmental businesses since there was no debt specifically attributable to the operations. The railroad and environmental businesses are organized within a limited liability company and passes its tax attributes for Federal and state tax purposes to its parent company and is generally not subject to Federal or state income tax. The railroad and environmental businesses’ revenue and loss before income tax expense in fiscal years 2012, 2011 and 2010 are summarized below (in thousands):

	2012	2011	2010
Revenue	$13,505	$16,065	$20,495
Loss from discontinued operations before income tax expense	(2,774)	(3,736)	(411)

(4)	Accounts Receivable, Net

Accounts receivable, net consists of the following as of year-end 2012 and 2011 (in thousands):

	2012	2011
Trade accounts receivable	$88,637	$94,420
Retention receivables	13,181	13,321
Receivables from related parties	1,871	1,052
Other	—	70

Accounts receivable	103,689	108,863
Less allowance for doubtful accounts	(3,391)	(3,630)

Accounts receivable, net	$100,298	$105,233

Retention receivables are amounts earned by the Company, but held by customers until construction contracts and projects have been fully completed or near completion. Amounts are expected to be billed and collected within a year.

(5)	Inventories

Inventories consist of the following as of year-end 2012 and 2011 (in thousands):

	2012	2011
Aggregate stockpiles	$62,872	$52,219
Finished goods	9,342	11,728
Work-in-process	2,679	2,961
Raw materials	18,084	17,355

Total	$92,977	$84,263

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 29, 2012 and December 31, 2011

(6)	Property, Plant and Equipment, Net

Property, plant and equipment, net, consist of the following as of year-end 2012 and 2011 (in thousands):

	2012	2011
Land (mineral bearing) and asset retirement costs	$106,135	$93,899
Land (nonmineral bearing)	69,560	71,996
Buildings and improvements	78,168	77,330
Plants, machinery and equipment	623,949	589,622
Truck and auto fleet	19,399	20,930
Landfill airspace and improvements	46,841	46,734
Construction in progress	20,734	11,877
Other	5,134	5,175

Property, plant and equipment	969,920	917,563

Less accumulated depreciation, depletion and amortization	(156,313)	(95,660)

Property, plant and equipment, net	$813,607	$821,903

Depreciation, depletion and amortization expense of property, plant and equipment was $68.6 million, $61.8 million and $34.7 million for the years ended December 29, 2012, December 31, 2011 and December 31, 2010, respectively.

Property, plant and equipment at year-end 2012 and 2011 include $3.1 million (net of $0.2 million accumulated amortization) and $3.3 million (net of $0.2 million accumulated amortization), respectively, of capital leases for a building. Approximately $0.4 million of the future obligations associated with the capital leases are included in accrued expenses and the present value of the remaining future capital lease payments is included in other noncurrent liabilities on the consolidated balance sheets. Future minimum rental commitments under long-term capital leases over the next five years as of December 29, 2012 are $0.4 million annually.

(7)	Investments in Affiliates

Summit’s investments in affiliates are accounted for using the equity method. Summit’s share of the net income from affiliates was $0.7 million in 2012 and $0.9 million and $0.7 million of the net loss in 2011 and 2010, respectively, which is included in other (income) expense. Distributions from affiliates during 2012 were $0.7 million. No material distributions were made in 2011. In 2012, Summit sold its investment in Hinkle Meyer Environmental Services, LLC in conjunction with the sale of the environmental business. Investments in affiliates as of year-end 2012 and 2011 are as follows (in thousands):

	Ownership percentage	2012	Ownership percentage	2011
Nally & Gibson, Georgetown, LLC	50%	$12,138	50%	$12,027
Carrollton River Terminal, LLC	50%	722	50%	642
The Rock Group, LLC	50%	129	50%	245
Hinkle Meyer Environmental
Services, LLC	—	—	50%	209

Total		$12,989		$13,123

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 29, 2012 and December 31, 2011

(8)	Debt

Debt as of year-end 2012 and 2011 are summarized as follows (in thousands):

	2012	2011
Borrowings on revolver facilities:
Current portion	$—	$4,000
Long-term portion	—	57,000

Total borrowings on revolver facilities	$—	$61,000

Long-term debt:
$250.0 million senior notes, net of $4.7 million discount	$245,303	$—
$400.0 million senior secured credit facility, net of $3.5 million discount	394,540	—
Summit I $400.0 million credit facility	—	396,001
Summit II:
$45.0 million term loan	—	39,000
Subordinated secured credit note	—	100,000
Unsecured note payable to related party	—	12,980

Total debt	639,843	547,981
Current portion of debt	4,000	3,960

Long-term debt	$635,843	$544,021

As of December 29, 2012, the Company has no outstanding borrowings on the revolving credit commitments. The total contractual payments of long-term debt for the five years subsequent to December 29, 2012, are as follows (in thousands):

2013	$4,000
2014	4,000
2015	4,000
2016	5,000
2017	4,000
Thereafter	627,000

Total	648,000
Less: Original issue discount	8,157

Total debt	$639,843

January 2012 Financing Transactions

On January 30, 2012 Summit and Summit Materials Finance Corp (collectively, the “Issuers”) issued $250.0 million aggregate principal amount of 10.5% Senior Notes due January 31, 2020 (“Senior Notes”). Concurrently with the issuance of the Senior Notes, on January 30, 2012, Summit entered into a new senior secured credit facility that provided for term loans in an initial aggregate amount of $400.0 million and revolving credit commitments in an initial aggregate amount of $150.0 million (the “Senior Secured Credit Facility”).

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 29, 2012 and December 31, 2011

Summit, along with all of its wholly-owned subsidiaries and its non wholly-owned subsidiary, Continental Cement, are named as guarantors of the Senior Secured Credit Facility and the Senior Notes. In addition, Summit has pledged substantially all of its assets and those of Continental Cement as collateral for the Senior Secured Credit Facility.

Proceeds from the Senior Notes and the Senior Secured Credit Facility were used primarily for (i) repayment of $451.0 million of borrowings under the existing credit facility, consisting of $396.0 million of term debt and $55.0 million of revolving credit facility debt, (ii) repayment of $142.7 million of secured debt of Continental Cement, (iii) repayment of $13.0 million due under a promissory note by and between Continental Cement and a related party, (iv) payment of $4.5 million of accrued interest related to the existing credit facility and the Continental Cement debt, (v) payment of $12.9 million of fees and (vi) $16.5 million to cash on hand. The refinancing of the pre-existing credit facility was partially accounted for as an extinguishment.

As a result, $9.5 million of deferred financing fees were charged to earnings in January 2012 and $15.0 million in deferred financing fees were recorded and are being amortized over the term of the debt using the effective interest method. The Company recognized $1.3 million of amortization on the original issuance discount in 2012. In addition, the debt was issued with an original issuance discount of $9.5 million, which was recorded as a reduction to debt in January 2012, and is being accreted with a charge to earnings over the term of the debt.

Senior Notes — The $250.0 million Senior Notes bear interest at 10.5% per year, payable semi-annually in arrears; interest payments commenced on July 31, 2012. The Notes will mature on January 31, 2020.

At any time prior to January 31, 2015, the Issuers may redeem some or all of the Senior Notes at a redemption price equal to 110.500% of the principal amount thereof, plus accrued and unpaid interest. The redemption price decreases to 105.250%, 102.625% and 100.000% of the principal amount on January 31, 2016, January 31, 2017 and January 31, 2018 and thereafter, respectively.

Upon the occurrence of a change of control or upon the sale of certain assets in which Summit does not apply the proceeds as required, the holders of the Senior Notes will have the right to require the Issuers to make an offer to repurchase each holder’s Notes at a price equal to 101% (in the case of a change of control) or 100% (in the case of an asset sale) of their principal amount, plus accrued and unpaid interest.

The Senior Notes contain covenants limiting, among other things, Summit and the guarantor subsidiaries’ ability to incur additional indebtedness or issue certain preferred shares, pay dividends, redeem stock or make other distributions, make certain investments, sell or transfer certain assets, create liens, consolidate, merge, sell or otherwise dispose of all or substantially all of Summit’s assets, enter into certain transactions with affiliates, and designate subsidiaries as unrestricted subsidiaries. The Senior Notes also contain customary events of default. As of December 29, 2012, Summit was in compliance with all covenants.

Senior Secured Credit Facility — The Senior Secured Credit Facility includes a term loan in the amount of $400.0 million with a 6.0% interest rate and requires principal repayments of $1.0 million on the last business day of each March, June, September and December, commencing in June 2012. The remaining principal balance is due in full on the maturity date, which is January 30, 2019.

The Senior Secured Credit Facility has revolving credit commitments of $150.0 million. The revolving credit facility matures on January 30, 2017. Borrowings under the Senior Secured Credit Facility bear interest per annum equal to an applicable margin of 4.5% plus, at the Company’s option, either (i) a base rate determined by reference to the highest of (a) the Federal Funds rate plus 0.50%, (b) the prime rate of

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 29, 2012 and December 31, 2011

Bank of America, N.A. and (c) the British Bankers Association London Interbank Offered Rate (“LIBOR”) Rate plus 1.00% or (ii) a British Bankers Association LIBOR rate determined by reference to Reuters prior to the interest period relevant to such borrowing adjusted for certain additional costs.

The available borrowings under the revolving credit facility were reduced by $14.5 million of irrevocable letters of credit issued to Summit. As of December 29, 2012, the Company has no outstanding balance under the revolver facility and $135.5 million was available for borrowings.

The Senior Secured Credit Facility contains certain financial covenants related to debt and interest leverage calculated based on definitions set forth in the agreement. The consolidated first lien net leverage ratio, reported each quarter should be no greater than 4.75:1.0 through December 31, 2012; 4.25:1.0 from January 1, 2013 to September 30, 2013; 4.00:1.0 from October 1, 2013 to December 31, 2014, and 3.85:1.0 thereafter. The interest coverage ratio must be at least 1.75:1.0 from April 1, 2012 through December 31, 2012; 1.85:1.0 from January 1, 2013 to December 31, 2013 and 2.0:1.0 thereafter. As of December 29, 2012, Summit was in compliance with all covenants.

A summary of the significant terms of the December 31, 2011 credit facilities, which were repaid with the January 30, 2012 transactions, follows:

Summit I

On February 1, 2010, Summit I entered into a credit agreement with a syndicate of banks secured by assets within and administered by Summit I. The original credit agreement provided for a four-and-a-half-year term loan with interest charged at a rate of 6.75% and a repayment of principal at a rate of 1% per annum payable quarterly. Summit I’s total borrowings under the original term loan were $136.4 million at February 1, 2010. On December 17, 2010, Summit I finalized an amendment to the credit agreement, which amended and restated the original facility (the “Amended Credit Agreement”). Under the Amended Credit Agreement, Summit I’s term loan borrowings increased to $400.0 million with a 6.5% interest rate and required principal repayments of 1% of term debt per annum which are payable quarterly. There were $11.0 million in capitalized loan fees associated with this transaction.

Summit I’s revolver facility increased from $50.0 million to $75.0 million with the Amended Credit Agreement. There are two classes within the facility: Class A matures on January 31, 2014 and makes up $17.5 million of the revolver facility, and Class B matures on January 31, 2015 and makes up $57.5 million of the facility. The available borrowings under the revolver facility remained reduced by $13.3 million irrevocable letters of credit issued to Summit I. The letters of credit were required by insurance carriers to secure surety bonds for certain construction contracts. There was a $61.0 million outstanding balance under the revolver facility as of December 31, 2011, which was repaid in conjunction with the January 2012 financing transaction.

Summit I must adhere to certain financial covenants related to debt and interest leverage calculated based on definitions laid out in the amended credit agreement. As of December 31, 2011, Summit I was in compliance with all financial covenants.

Summit I, along with all its subsidiary companies, were named as guarantors of the term loan and on the revolver facility. In addition, Summit I had pledged substantially all of its assets as collateral for the term loan and revolver facility.

Summit II

Continental Cement, a subsidiary of Summit II, entered into its Second Amended and Restated Credit Agreement (“First Lien Credit Agreement”) on May 27, 2010 with its syndicate banks providing a term loan

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 29, 2012 and December 31, 2011

commitment and revolving line of credit facility, with swing line, and letter of credit sub-limit. Interest was charged on outstanding borrowings at increments of either, (a) the Base Rate, as defined in the credit agreement, plus 3.5% margin or (b) the greater of (i) 1.5% or (ii) the LIBOR plus 4.5% margin. Continental Cement has the option of selecting either rate but must have minimum levels and increments for selecting the LIBOR rate. Interest on funds borrowed at the Base Rate is payable quarterly, except the swing line which is paid monthly. Alternatively, interest on funds borrowed based on the LIBOR rate is payable in either one-, two-, three-, or nine-month intervals. Outstanding borrowings were secured by substantially all of Continental Cement’s assets and all such commitments were set to expire on May 27, 2013. The revolving line of credit facility had $20.0 million available and included a $10.0 million sub-limit for standby letter of credits and a $2.0 million swingline sub-limit.

Continental Cement borrowed $45.0 million from the term loan facility and repaid $6.0 million in optional principle payments during 2010. Under the terms of the First Lien Credit Agreement, Continental Cement was required to adhere to certain financial covenants related to debt and interest leverage calculated based on definitions laid out in the First Lien Credit Agreement.

On May 27, 2010, Continental Cement amended its Second Lien Credit Agreement with its subordinated lenders of the subordinated secured credit facility totalling $100.0 million. The Second Lien Credit Agreement provided for a term loan maturing August 28, 2013. The Second Lien Credit Agreement was subject to the same financial covenants in the First Lien Credit Agreement.

On May 27, 2010, the Company executed an unsecured note payable from a related party totalling $13.0 million. Payment including principal and interest were due in one lump-sum on May 30, 2015 subject to a subordination agreement required by Continental Cement’s term loan.

(9)	Member’s Interest

Business affairs of the Company are managed by the Board of Directors, which is composed of six directors. Directors of the Board are appointed by the unit holders of Summit Materials Holdings L.P., which is the sole member of the Company. Additional directors may be admitted to Summit with the written consent of Summit Materials Holdings L.P.

During the years ended December 31, 2011 and December 31, 2010, the Member of the Company contributed $103.6 million and $338.6 million, respectively, to Summit. No contributions were made during the year-ended December 29, 2012. Contributions are presented as member’s interest in the consolidated statements of changes in member’s interest.

(10)	Income Taxes

As of year-end 2012, 2011 and 2010, income taxes consist of the following (in thousands):

	2012	2011	2010
Provision for income taxes:
Current	$(452)	$5,382	$4,385
Deferred	(3,468)	(1,974)	(2,022)

Income tax (benefit) expense	$(3,920)	$3,408	$2,363

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 29, 2012 and December 31, 2011

The effective tax rate on pre-tax income differs from the U.S. statutory rate due to the following (in thousands):

	2012	2011	2010
Income tax provision (benefit) at federal statutory tax rate	$(19,074)	$(6,895)	$(7,310)
Book loss (income) not subject to income tax	16,167	13,790	9,364
State and local income taxes	(90)	666	241
Depletion expense	(377)	(372)	(377)
Domestic production activities deduction	—	(273)	(213)
Bargain purchase gain	—	(4,250)	—
Effective rate change	(532)	627	—
Valuation allowance	36	(360)	359
Other	(50)	475	299

Income tax provision (benefit)	$(3,920)	$3,408	$2,363

The following table summarizes the components of the net deferred income tax liability as of year-end 2012 and 2011 (in thousands):

	2012	2011
Deferred tax assets (liabilities):
Mining reclamation reserve	$1,449	$865
Accelerated depreciation	(34,733)	(41,892)
Net operating loss	2,134	1,037
Capital losses on securities	989	1,734
Landfill closure reserve	(30)	92
Working capital (e.g., accrued compensation, prepaid assets)	3,101	3,189

Defered tax liabilities, net	(27,090)	(34,975)

Less valuation allowance on loss carryforwards	(1,025)	(1,010)

Total	$(28,115)	$(35,985)

Included in accompanying consolidated balance sheets under the following captions:
Current asset — deferred income taxes	$2,275	$2,426
Other noncurrent liability	(30,390)	(38,411)

Total	$(28,115)	$(35,985)

In assessing the realizability of deferred tax assets as of year-end 2012 and 2011, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible (including the impact of available carryback and carryforward periods), projected future taxable income and tax-planning strategies in making this assessment. Management anticipates the deferred income tax asset related to losses on securities and net operating losses will not be fully utilized before their expiration in 2014; therefore, a valuation allowance has been recorded as of year-end 2012 and 2011. In 2011, $0.8 million of capital loss was carried back for a tax benefit recovery of $0.3 million. The remaining capital loss of $1.0 million is not expected to be utilized

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 29, 2012 and December 31, 2011

prior to expiration in 2014; therefore, the remaining balance has been fully reserved in the valuation allowance as of year-end 2012. At December 29, 2012, the Company has net operating loss carryforwards for Federal and state income tax purposes of $2.0 million and $0.1 million, respectively, which are available to offset future Federal and state taxable income, if any, through 2032.

Summit does not have any uncertain tax positions as of December 29, 2012. Tax years from 2009 to 2011 remain open and subject to audit by Federal and state tax authorities. No income tax expense or benefit was recognized in other comprehensive loss in 2012, 2011 or 2010.

(11)	Employee Benefit Plans

Deferred Compensation Plan — The Company sponsors employee 401(k) savings plans for all salaried employees and certain union employees. The plans provide for various required and discretionary Company matches of employees’ eligible compensation contributed to the plans. The expense for all defined contribution plans amounted to $2.2 million, $1.9 million and $0.8 million for the years ended December 29, 2012, December 31, 2011 and December 31 2010, respectively.

Defined Benefit and Other Postretirement Benefits Plans — One of the Company’s subsidiaries, Continental Cement, sponsors two noncontributory defined benefit pension plans for hourly and salaried employees. The salary employee pension plan was closed to new participants and frozen in January 2000 and the hourly employee pension plan was closed to new participants in May 2003. Pension benefits for certain eligible hourly employees are based on a monthly pension factor for each year of credited service. Pension benefits for certain eligible salaried employees are generally based on years of service and average eligible compensation.

Continental Cement also sponsors healthcare and life insurance benefits for certain eligible retired employees, which are not funded. Effective January 1, 2012, the Company eliminated all future retiree health and life coverage for active salaried, nonunion hourly and certain union employees that retire on or after January 1, 2012. This change in the other postretirement benefit plans resulted in a $1.7 million reduction in the December 31, 2011 accumulated benefit obligations.

The funded status of the pension and other postretirement benefit plans is recognized in the consolidated balance sheets as the difference between the fair value of plan assets and the benefit obligations. For defined benefit pension plans, the benefit obligation is the projected benefit obligation (“PBO”) and for the other postretirement benefit plans, the benefit obligation is the accumulated postretirement benefit obligation (“APBO”). The PBO represents the actuarial present value of benefits expected to be paid upon retirement based on estimated future compensation levels. The APBO represents the actuarial present value of postretirement benefits attributed to employee services already rendered. The fair value of plan assets represents the current market value of assets held by an irrevocable trust fund for the sole benefit of participants. The measurement of the benefit obligations are based on the Company’s estimates and actuarial valuations. These valuations reflect the terms of the plan and use participant-specific information, such as compensation, age and years of service, as well as certain assumptions that require significant judgment, including estimates of discount rates, expected return on plan assets, rate of compensation increases, interest-crediting rates and mortality rates.

The Company uses its fiscal year-end as the measurement date for its defined benefit pension plans and for its other postretirement benefit plans.

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 29, 2012 and December 31, 2011

Obligations and Funded Status — The following information is as of year-end 2012 and 2011 (in thousands):

	2012		2011
	Pension benefits	Other benefits	Pension benefits	Other benefits
Change in benefit obligations:
Beginning of period	$26,514	$14,467	$23,732	$13,110
Service cost	276	207	275	227
Interest cost	1,056	585	1,161	710
Actuarial loss	2,347	1,597	2,710	3,390
Change in plan provisions	—	—	—	(1,705)
Benefits paid	(1,518)	(1,046)	(1,364)	(1,265)

End of period	28,675	15,810	26,514	14,467

Change in plan assets:
Fair value of assets at beginning of period	16,639	—	16,531	—
Actual return on plan assets	1,205	—	43	—
Employer contributions	1,537	1,046	1,428	1,265
Benefits paid	(1,518)	(1,046)	(1,363)	(1,265)

Fair value of assets at end of period	17,863	—	16,639	—

Liability recognized	$10,812	$15,810	$9,875	$14,467

Approximately $1.1 million and $1.0 million of the obligation for postretirement benefits is included in current liabilities as of year-end 2012 and 2011, respectively.

	2012		2011
	Pension benefits	Other benefits	Pension benefits	Other benefits
Amounts recognized in accumulated other comprehensive income:
Net actuarial loss	$8,056	$5,501	$5,875	$4,213
Prior service cost	—	(1,526)	—	(1,705)

Total amount recognized	$8,056	$3,975	$5,875	$2,508

The amount recognized in accumulated other comprehensive income (“AOCI”) is the actuarial loss and prior service cost, which has not yet been recognized in periodic benefit cost, adjusted for amounts allocated to the redeemable noncontrolling interest. At December 29, 2012, the actuarial loss expected to be amortized from AOCI to periodic benefit cost in 2013 is $0.4 million and $0.2 million for the pension and postretirement obligations, respectively.

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 29, 2012 and December 31, 2011

	Year-end 2012		Year-end 2011		Year-end 2010
	Pension benefits	Other benefits	Pension benefits	Other benefits	Pension benefits	Other benefits
Amounts recognized in other comprehensive loss:
Net actuarial loss	$2,444	$1,597	$4,066	$3,390	$1,814	$894
Prior service cost	—		—	(1,705)	—	—
Amortization of prior year service cost	—	180	—	—	—	—
Amortization of loss	(261)	(312)	(5)	(71)	—	—

Total amount recognized	$2,183	$1,465	$4,061	$1,614	$1,814	$894

	Year-end 2012		Year-end 2011		Year-end 2010
	Pension benefits	Other benefits	Pension benefits	Other benefits	Pension benefits	Other benefits
Components of net periodic benefit cost:
Service cost	$276	$207	$275	$227	$121	$116
Interest cost	1,056	585	1,161	710	677	380
Amortization of loss	261	312	5	69	—	—
Expected return on plan assets	(1,301)	(180)	(1,400)	—	(788)	—

Net periodic benefit cost	$292	$924	$41	$1,006	$10	$496

Assumptions — Weighted-average assumptions used to determine the benefit obligations are:

	2012		2011
	Pension benefits	Other benefits	Pension benefits	Other benefits
Discount rate	3.30% – 3.57%	3.41%	3.89% – 4.07%	4.00%

The expected long-term return on plan assets is based upon the Company’s estimation of what a portfolio, with the target allocation described below, will earn over a long-term horizon. The discount rate is derived using the Citigroup Pension Discount Curve.

Weighted-average assumptions used to determine net periodic benefit cost for the period are:

	Year-end 2012		Year-end 2011
	Pension benefits	Other benefits	Pension benefits	Other benefits
Discount rate	3.89% – 4.07%	4.00%	4.94% – 5.12%	5.07%
Expected long-term rate of return on plan assets	7.50%	NA	8.50%	NA

Assumed health care cost trend rates are 9% grading to 7% and 7% grading to 5% as of year-end 2012 and 2011, respectively. Assumed health care cost trend rates have a significant effect on the amounts reported

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 29, 2012 and December 31, 2011

for the Company’s post retirement medical and life plans. A one percentage-point change in assumed health care cost trend rates would have the following effects (in thousands):

	2012		2011
	Increase	(Decrease)	Increase	(Decrease)
Total service cost and interest cost components	$73	$(63)	$93	$(77)
Estimated APBO	1,555	(1,331)	1,348	(1,145)

Plan Assets — The defined benefit pension plans’ (the “Plans”) investment strategy is to minimize investment risk while generating acceptable returns. The Plans currently invest a relatively high proportion of the plan assets in fixed income securities, while the remainder is invested in equity securities. The equity securities are diversified into funds with growth and value investment strategies. The target allocation for plan assets is as follows: equity securities – 30%; fixed income securities –65%; and cash reserves –5%. The Plans’ current investment allocations are within the tolerance of the target allocation. The Company has no level 3 investments as of or for the years-ended December 29, 2012 and December 31, 2011.

At year-end 2012 and 2011, the trust was invested largely in publicly traded equities and fixed-income securities, but may invest in other asset classes in the future consistent with our investment policy. The Plans’ investments in equity assets include U.S. and international securities and equity funds. The Plans’ investments in fixed-income assets include U.S. Treasury and U.S. agency securities and corporate bonds. Retirement plan assets are reported at fair value at each measurement date. The Company estimates the fair value of the Plans’ assets using various valuation techniques and, to the extent available, quoted market prices in active markets or observable market inputs are used in estimating the fair value of the Plans’ assets. The descriptions and fair value methodologies for the Plans’ assets are as follows:

Cash — The carrying amounts of cash approximate fair value due to the short-term maturity.

Equity Securities — Equity securities are valued at the closing market price reported on a U.S. exchange where the security is actively traded and are therefore classified as Level 1 assets.

Fixed Income Securities — Corporate and government bonds are classified as Level 2 assets, as they are either valued at quoted market prices from observable pricing sources at the reporting date or valued based upon comparable securities with similar yields and credit ratings.

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 29, 2012 and December 31, 2011

The fair value of the Company’s pension plans’ assets by asset class and fair value hierarchy level as of year-end 2012 and 2011 are as follows (in thousands):

	Fair value measurements at year-end 2012
	Total fair value	Quoted prices in active markets for identical assets (Level 1)	Observable inputs (Level 2)
Cash	$1,656	$1,656	$—
Equity securities:
U.S. Large cap value	1,063	1,063	—
U.S. Large cap growth	1,037	1,037	—
U.S. Mid cap value	542	542	—
U.S. Mid cap growth	536	536	—
U.S. Small cap value	546	546	—
U.S. Small cap growth	539	539	—
International	1,134	1,134	—
Fixed income securities:
Intermediate-government	1,247	—	1,247
Intermediate-corporate	4,402	—	4,402
Short term-government	2,038	—	2,038
Short term-corporate	3,123	—	3,123

Total	$17,863	$7,053	$10,810

	Fair value measurements at year-end 2011
	Total fair value	Quoted prices in active markets for identical assets (Level 1)	Observable inputs (Level 2)
Cash	$1,217	$1,217	$—
Equity securities:
U.S. Large cap value	1,399	1,399	—
U.S. Large cap growth	1,388	1,388	—
U.S. Mid cap value	700	700	—
U.S. Mid cap growth	687	687	—
U.S. Small cap value	701	701	—
U.S. Small cap growth	705	705	—
International	1,378	1,378	—
Fixed income securities:
Intermediate-government	1,100	—	1,100
Intermediate-corporate	2,418	—	2,418
Short term-government	2,067	—	2,067
Short term-corporate	2,879	—	2,879

Total	$16,639	$8,175	$8,464

Cash Flows — The Company expects to contribute approximately $1.3 million to its pension plans and $1.1 million to its other postretirement benefit plans in 2013.

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 29, 2012 and December 31, 2011

The estimated benefit payments for each of the next five years and the five-year period thereafter are as follows (in thousands):

	Pension benefits	Other benefits
2013	$1,718	$1,055
2014	1,707	1,113
2015	1,715	1,022
2016	1,748	1,079
2017	1,744	945
2018–2022	8,738	4,724

Total	$17,370	$9,938

(12)	Accrued Mining and Landfill Reclamation

The Company has asset retirement obligations arising from regulatory requirements to perform certain reclamation activities at the time that certain quarries and landfills are closed. The liability was initially measured at fair value and subsequently is adjusted for accretion expense, payments and changes in the amount or timing of the estimated cash flows. The corresponding asset retirement costs are capitalized as part of the carrying amount of the related long-lived asset and depreciated over the asset’s remaining useful life. The following table presents the activity for the asset retirement obligations for the years-ended December 29, 2012 and December 31, 2011 (in thousands):

	2012	2011
Beginning balance	$13,328	$13,766
Acquired obligations	364	1,884
Change in cost estimate	604	(4,530)
Settlement of reclamation obligations	(77)	(993)
Additional liabilities incurred	—	2,511
Accretion expense	625	690

Ending balance	$14,844	$13,328

In 2011, the Company received an interpretation of the landfill reclamation requirements from the State of Kansas, which resulted in an approximate $4.5 million reduction to the post-closure liabilities. This adjustment, after reducing the related asset retirement landfill asset to zero, was included in cost of revenue for the year-ended December 31, 2011.

(13)	Commitments and Contingencies

Litigation and Claims — Summit is party to certain legal actions arising from the ordinary course of business activities. In the opinion of management, these actions are without merit or the ultimate disposition, if any, resulting from them will not have a material effect on Summit’s consolidated financial position, results of operations or liquidity. Summit’s policy is to record legal fees as incurred.

Environmental Remediation — Summit’s mining operations are subject to and affected by Federal, state and local laws and regulations relating to the environment, health and safety and other regulatory matters. These operations require environmental operating permits, which are subject to modification, renewal and revocation. Summit regularly monitors and reviews its operations, procedures and policies for compliance

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 29, 2012 and December 31, 2011

with these laws and regulations. Despite these compliance efforts, risk of environmental liability is inherent in the operation of Summit’s business, as it is with other companies engaged in similar businesses and there can be no assurance that environmental liabilities will not have a material adverse effect on Summit’s consolidated financial position, results of operations or liquidity.

On July 11, 2006, the Company received a construction permit for a new kiln system for the cement plant to replace the current system at that time. The new kiln began shakedown operations in 2008 and is operating under the Hazardous Waste Combustor National Emission Standards for Hazardous Air Pollutants (“NESHAP”). Continental Cement performed the required Comprehensive Performance Test in 2009/2010 and submitted the Notification of Compliance (“NOC”) to the regulatory agencies. In 2012, the Company tested and passed the required Confirmatory Performance Test and submitted an amended NOC at that time. The next required Confirmatory Performance Test will be in 2015. Summit applied for renewal of their Part 70 Operating Permit in 2010 and received the permit on September 22, 2011. This permit encompasses all active construction permits and general operating requirements for the entire plant, and will remain in effect for five years.

On October 14, 1999, the Missouri Dept. of Natural Resources (“MDNR”) and the EPA granted the company a Final Hazardous Waste Management Facility Permit that authorizes the Company to handle, treat, store, recover energy from and dispose of hazardous waste as a supplemental fuel source (RCRA Part B Permit). This permit also incorporated certain Boiler and Industrial Furnace (“BIF”) regulation emission limits and operating parameters that the company was subject to prior to the Hazardous Waste Combustor Maximum Achievable Control Technology standards. On October 13, 2009, a permit renewal application was submitted to MDNR. The application was accepted as complete and MDNR annually issues a notification that the Company can operate under the original permit until review of the renewal is complete. MDNR has delayed review of the renewal application until the agency revises their Health Profile regulations. MDNR has authorized the company to operate under interim status. Once the permit renewal is approved, the renewal will cover another ten-year period.

Other — The Company is obligated under an indemnification agreement entered into with the sellers of Harper for the sellers’ ownership interests in a joint venture agreement. Summit has the rights to any benefits under the joint venture as well as the assumption of any obligations, but does not own equity interests in the joint venture. The joint venture has incurred significant losses on a highway project in Utah, which have resulted in requests for funding from the joint venture partners and ultimately from the Company. Through year-end 2012, the Company has funded $8.8 million, $4.0 million in 2012 and $4.8 million in 2011. In 2012 and 2011, the Company recognized losses on the indemnification agreement of $8.0 million and $1.9 million, respectively, which are included in general and administrative expenses. As of year end 2012 and 2011, accruals of $4.3 million and $0.3 million, respectively, were recorded in other noncurrent liabilities as management’s best estimate of future funding obligations.

In February 2011, Continental Cement incurred a property loss related to a sunken barge with cement product aboard. At which time, the Company recognized a loss of $0.6 million for the lost product and property. As of December 29, 2012, the Company has a $0.9 million accrual for the estimated reclamation costs. Any insurance recoveries from the loss will be recognized when probable.

During the course of business, there may be revisions to project costs and conditions that can give rise to change orders. Revisions can also result in claims we might make against the customer or a subcontractor to recover project variances that have not been satisfactorily addressed through change orders with the customer. As of year-end 2012 and 2011, unapproved change orders and claims are $4.8 million ($1.6 million in costs and estimated earnings in excess of billings and $3.2 million in other assets) and $4.7 million ($0.4 million in accounts receivable, $1.1 million in costs and estimated earnings in excess of billings and $3.2 million in other assets), respectively.

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 29, 2012 and December 31, 2011

(14)	Related-Party Transactions

The Company incurred management fees paid to Blackstone Management Partners L.L.C. (“BMP”) totaling $2.1 million, $3.0 million and $2.5 million in 2012, 2011 and 2010, respectively, under terms of an agreement dated July 30, 2009, between Summit Materials Holdings L.P. and BMP. Under the terms of the agreement, BMP is permitted to, and has, assigned a portion of the fees to which it is entitled to receive to Silverhawk Summit, L.P. and to certain members of management. The fees were paid for consultancy services related to acquisition activities and are included in general and administrative expenses.

The Company purchased equipment from a noncontrolling member of Continental Cement for approximately $2.3 million, inclusive of $0.1 million of interest, in 2011, which was paid for in 2012.

Summit earned revenue of $7.9 million, $8.6 million and $8.5 million and incurred costs of $0.2 million, $0.7 million and $1.1 million in connection with several transactions with unconsolidated affiliates for the years ended December 29, 2012, December 31, 2011 and December 31, 2010, respectively. As of December 29, 2012 and December 31, 2011, accounts receivable from affiliates was $1.9 million and $1.1 million, respectively, and accounts payable to affiliates was $0.2 million and $2.2 million, respectively.

Cement sales to companies owned by certain noncontrolling members of Continental Cement were approximately $12.5 million, $9.5 million and $9.0 million for the years ended December 29, 2012, December 2011 and December 31, 2010, respectively, and accounts receivables due from these parties were approximately $1.0 million and $1.3 million as of December 29, 2012 and December 2011, respectively.

The Company owes $2.1 million to a noncontrolling member of Continental Cement for accrued interest on a related party note, which is expected to be fully settled by 2014. The principal balance on the note was repaid as part of the January 2012 financing transactions.

Lease payments of $1.0 million, $0.4 million and $0.2 million were made to related parties for the years ended December 29, 2012, December 2011 and December 31, 2010, respectively.

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 29, 2012 and December 31, 2011

(15)	Acquisition-Related Costs and Liabilities

A number of acquisition-related liabilities have been recorded subject to terms in the relevant purchase agreements. There are three main categories of such obligations, deferred consideration, noncompete payments and earn-out obligations. Noncompete payments have been accrued where certain former owners of newly acquired companies have entered into standard noncompete arrangements. Subject to terms and conditions stated in these noncompete agreements, payments are generally made over a five-year period. Deferred consideration is purchase price consideration paid in the future as agreed to in the purchase agreement and is not contingent on future events. Deferred consideration is scheduled to be paid in years ranging from 5 to 20 years in either monthly, quarterly or annual installments. The remaining payments due under these noncompete and deferred consideration agreements are as follows (in thousands):

2013	$8,779
2014	8,528
2015	4,545
2016	3,790
2017	3,790
Thereafter	13,254

Total scheduled payments	42,686
Present value adjustments	(11,896)

Total noncompete obligations and deferred consideration	$30,790

Accretion on the deferred consideration and noncompete obligations is charged to interest expense.

Certain acquisitions require purchase consideration if specified operating results are achieved. The changes to earn-out obligations as of year-end 2012 and 2011 are as follows (in thousands):

	2012	2011
Beginning balance	$3,278	$13,622
Payments	(215)	—
Revaluation	(409)	(10,344)

Ending balance	$2,654	$3,278

Current portion of earn-out obligations	$746	$1,155
Long-term portion of earn-out obligations	1,908	2,123

Total earn-out obligations	$2,654	$3,278

(16)	Supplemental Cash Flow Information

Supplemental cash flow information for year-end 2012, 2011 and 2010 is as follows (in thousands):

	2012	2011	2010
Cash payments:
Interest	$36,357	$41,790	$36,862
Income taxes	799	5,608	5,755

Noncash investing activities:
Acquisitions	$(10,595)	$(27,815)	$(177,859)

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 29, 2012 and December 31, 2011

(17)	Leasing Arrangements

Rent expense, including short-term rentals, during the years ended December 29, 2012, December 31, 2011 and December 31, 2010 was $3.5 million, $4.3 million and $4.2 million, respectively.

Minimum rental commitments under long-term operating leases, which primarily relate to land, plant and equipment as of December 29, 2012, are as follows (in thousands):

2013	$3,614
2014	2,807
2015	2,385
2016	1,745
2017	1,350

The Company has lease agreements associated with quarry facilities under which royalty payments are made. The payments are generally based on tons sold in a particular period; however, certain agreements have minimum annual payments. Royalty expense recorded in cost of revenue in for the years ended December 29, 2012, December 31, 2011 and December 31, 2010 were $3.9 million, $3.1 million and $1.0 million, respectively. Future contractual minimum commitments under royalty agreements as of December 29, 2012 are as follows (in thousands):

2013	$1,593
2014	1,586
2015	1,621
2016	1,585
2017	1,659

(18)	Redeemable Noncontrolling Interest

The Company owns 100 Class A Units of Continental Cement, which represent a 70% economic interest in Continental Cement and have a preference in liquidation to the Class B Units. Continental Cement issued 100,000,000 Class B Units in May 2010, which remain outstanding. These units represent a 30% economic interest in Continental Cement and are subordinate to the Class A Units.

Continental Cement’s Class A Units include a cumulative distribution preference which requires, to the extent distributions are authorized by its Board of Directors, Continental Cement Class A Units receive, prior to any distributions to the Class B Unit holders, a priority return of 11% accruing daily and compounding annually on each anniversary of the date of issuance to Class A Unit holders. To the extent the priority return is not made in a given year, the amount of the priority return will increase the liquidation preference of the Class A Units up to an 80% allowable sharing percentage in distributions and liquidation proceeds. The Company holds all the Class A Units. No distributions are currently anticipated.

The Continental Cement Amended and Restated Limited Liability Company Agreement (“Subscription Agreement”) provides Summit with a call option that allows the Company to call the Class B Units held by the owners of Continental Cement prior to Summit’s purchase of the Class A Units (“Rollover Members”), at a strike price that approximates fair value, on the earlier of May 2016, on the date that Summit affects an initial public offering or upon any other change of control of Summit. The Rollover Members have a put option that allows them to put the Class B Units to Summit, at a strike price that approximates fair value, exercisable if there is a change of control of the Summit Class A Units, or after May 2016. Finally, the

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 29, 2012 and December 31, 2011

Subscription Agreement includes transfer restrictions which prohibit the Rollover Members from transferring their Class B Units without the consent of the Board of Continental Cement.

Because the Class B Units are puttable by the Rollover Members in the future based on the passage of time, which can be accelerated upon the occurrence of a contingent event, Summit’s noncontrolling interest is classified in temporary equity. The redemption value is based upon the estimated fair value of Continental Cement, which is valued using Level 3 inputs. Summit elected to accrete changes in the redemption value of the noncontrolling interest over the period from the date of issuance to the earliest anticipated redemption date of the instrument, which is currently May 2016, using an interest method. The accretion is as an adjustment to the consolidated accumulated deficit. The redemption value of the redeemable noncontrolling interest as of year-end 2012 and 2011 approximated its carrying value.

(19)	Employee Long Term Incentive Plan

Certain employees of the Company hold Class D unit interests in Summit Materials Holdings L.P. The Class D units provide rights to cash distributions based on a predetermined distribution formula upon the general partner of Summit Materials Holdings L.P. declaring a distribution.

Certain of the Class D units vest with the passage of time (time-vesting interests) and the remaining vest when certain investment returns are achieved by the investors of Summit Materials Holdings L.P. (performance-vesting interests). Of the time-vesting-interests, 20% vest on the first anniversary and the remaining 80% vest monthly over a period of four years following the first anniversary date. The performance-vesting interests vest when certain specified cash distribution targets are achieved by Summit Materials Holdings L.P. If the employee leaves the Company, the Company can (1) purchase the vested Class D units for a lump sum payment provided certain conditions have been met or (2) elect to convert all of the employee’s Class D units into a right to receive future distributions capped at a termination amount. The termination amount is determined as an amount equal to the fair market value of the Class D unit holder’s vested interests minus any amounts already distributed to the Class D unit holders respective of those Class D units. The fair value of the time-vesting Class D units granted in 2012, 2011 and 2010 totaled $1.1 million, $3.4 million and $11.1 million, respectively. The weighted-average grant-date fair value in 2012, 2011 and 2010 was $3,761; $3,876 and $4,110, respectively.

The following table summarizes information for Class D unit interests in Summit Materials Holdings L.P.:

	Time-vesting interests		Performance-vesting interests
	Number of Awards	Weighted average grant-date fair value	Number of Awards	Weighted average grant-date fair value
Beginning balance — January 1, 2012	2,750	$3,949	4,801	$3,081
Granted	300	3,761	390	3,050
Vested	(825)	3,884	—	—
Forfeited	(497)	4,184	(989)	3,419
Redeemed	(36)	4,629	—	—

Balance — December 29, 2012	1,692	$3,864	4,202	$3,087

As of year-end 2012 and 2011, the cumulative amount of units vested total 1,732 and 943, respectively. The fair value of the Class D units is estimated as of the grant date using Monte Carlo simulations, which

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 29, 2012 and December 31, 2011

requires the input of subjective assumptions, including the expected volatility and the expected term. The following table presents the weighted average assumptions used to estimate the fair value of grants in 2012, 2011 and 2010:

	2012	2011	2010
Class D Units:
Risk-free interest rate	1.62%	1.71% – 2.39%	1.65% – 3.47%
Dividend yield	None	None	None
Volatility	47%	42% – 49%	41% – 51%
Expected term	6 – 8 years	6 – 8 years	6 – 8 years

The risk-free rate is based on the yield at the date of grant of a U.S. Treasury security with a maturity period approximating the expected term. As the Company has no plans to issue regular dividends, a dividend yield of zero was used. The volatility assumption is based on reported data of a peer group of publically traded companies for which historical information was available adjusted for the Company’s capital structure. The expected term is based on expectations about future exercises and represents the period of time that the units granted are expected to be outstanding.

Compensation expense for time-vesting interest granted is based on the grant-date fair value. The Company recognizes these compensation costs on a straight-line basis over the service period, which is generally the vesting period of the award. A forfeiture rate assumption is factored into the compensation cost based on historical forfeitures. Compensation expense for performance-vesting interests would be recognized based on the grant date fair value. However, no compensation expense has been recognized for the performance-vesting interests, as management does not believe it is currently probable that certain investment returns, the performance criteria, will be achieved.

Share-based compensation expense, which is recognized in general and administrative expenses, totaled $2.5 million, $2.5 million and $1.2 million for the years ended December 29, 2012, December 31, 2011 and December 31, 2010, respectively. As of December 29, 2012, unrecognized compensation cost totaled $5.2 million. The weighted average remaining contractual term over which the unrecognized compensation cost is to be recognized is 3.0 years as of year-end 2012.

(20)	Segment Information

The Company has determined that it has three operating segments, which are its reportable segments: Central region, West region and East region. These segments are consistent with the Company’s management reporting structure. The operating results of each segment are regularly reviewed and evaluated separately by the Chief Executive Officer, the Company’s Chief Operating Decision Maker (“CODM”). The CODM primarily evaluates the performance of its segments and allocates resources to them based on segment profit, which is computed as earnings before interest, taxes, depreciation, depletion, amortization and accretion. In addition, certain items such as management fees are excluded from the calculation of segment profit.

Each region has several acquired subsidiaries that are engaged in various activities including quarry mining, aggregate production and contracting. Assets employed by segment include assets directly identified with those operations. Corporate assets consist primarily of cash, property, plant and equipment for corporate operations and other assets not directly identifiable with a reportable business segment. The accounting policies applicable to each segment are consistent with those used in the consolidated financial statements.

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 29, 2012 and December 31, 2011

The following tables display selected financial data for the Company’s reportable business segments (in thousands):

	2012	2011	2010
Revenue:
Central region	$302,113	$264,008	$211,238
West region	484,922	362,577	59,337
East region	175,867	195,963	159,783

Total revenue	$962,902	$822,548	$430,358

	2012	2011	2010
Segment profit:
Central region	$65,767	$65,651	$43,639
West region	14,429	36,442	(1,710)
East region	10,596	14,626	7,223
Corporate and other	(15,560)	(9,877)	(10,396)

Total reportable segments and corporate	75,232	106,842	38,756
Interest expense	(58,079)	(47,784)	(25,430)
Depreciation, depletion, amortization and accretion	(68,876)	(61,964)	(34,415)

Loss before income tax expense (benefit)	$(51,723)	$(2,906)	$(21,089)

	2012	2011	2010
Cash paid for capital expenditures:
Central region	$20,996	$20,078	$8,384
West region	14,993	9,256	3,512
East region	8,736	9,311	9,114

Total reportable segments	44,725	38,645	21,010

Corporate and other	763	11	135

Total capital expenditures	$45,488	$38,656	$21,145

	2012	2011	2010
Depreciation, depletion, amortization and accretion:
Central region	$30,215	$27,646	$18,352
West region	23,771	19,706	3,971
East region	14,809	14,525	12,052

Total reportable segments	68,795	61,877	34,375

Corporate and other	81	87	40

Total depreciation, depletion, amortization and accretion	$68,876	$61,964	$34,415

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 29, 2012 and December 31, 2011

	2012	2011	2010
Total assets:
Central region	$610,003	$587,341	$577,808
West region	428,115	451,017	263,388
East region	224,603	238,018	220,809

Total reportable segments	1,262,721	1,276,376	1,062,005

Corporate and other	18,492	7,889	39,576

Total	$1,281,213	$1,284,265	$1,101,581

	2012	2011	2010
Revenue by product(a):
Aggregates	$146,991	$116,082	$69,848
Asphalt	242,458	182,952	82,338
Readymix	100,941	94,302	31,756
Cement	77,676	69,664	50,272
Construction and paving	541,837	498,338	241,565
Other	(147,001)	(138,790)	(45,421)

Total reportable segments	$962,902	$822,548	$430,358

(a)	Revenue by product includes intercompany sales transferred at market value. The elimination of intercompany transactions is included in Other.

(21)	Condensed Consolidating Financial Information

On January 30, 2012, the Issuers issued $250.0 million aggregate principal amount of 10.5% Senior Notes due January 31, 2020 (the Senior Notes). Concurrently with the issuance of the Senior Notes, on January 30, 2012, Summit entered into a new credit facility which provided for term loans in an initial aggregate amount of $400.0 million and revolving credit commitments in an initial aggregate amount of $150.0 million (the Senior Secured Credit Facility).

The Company, along with all of its domestic wholly owned subsidiary companies (Wholly owned Guarantors) and non wholly owned subsidiary, Continental Cement (Non-Wholly owned Guarantor), are named as guarantors (collectively, the Guarantors) of the Senior Secured Credit Facility and the Senior Notes. Certain other partially owned subsidiaries do not guarantee the notes (collectively, the Non-Guarantors), which includes a subsidiary of Continental Cement. The Guarantors provide a joint and several, full and unconditional guarantee of the securities. There are no significant restrictions on the Company’s ability to obtain funds from any of the Guarantor Subsidiaries in the form of a dividend or loan. Additionally, there are no significant restrictions on a Guarantor Subsidiary’s ability to obtain funds from the Company or its direct or indirect subsidiaries.

The following condensed consolidating balance sheets, statements of operations and statements of cash flows are provided for the Company, the Wholly owned Guarantors, the Non-Wholly owned Guarantor and the Non Guarantors. Summit Materials Finance Corp as a co-issuer of the Senior Notes had no transactions during 2012 or assets as of December 29, 2012. Earnings from subsidiaries are included in other (income) expense in the condensed consolidated statements of operations below. The financial information may not necessarily be indicative of results of operations and comprehensive income, cash flows or financial position had the guarantor or nonguarantor subsidiaries operated as independent entities.

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 29, 2012 and December 31, 2011

Condensed Consolidating Balance Sheets

December 29, 2012

	Summit Materials, LLC (Parent)	Non wholly owned Guarantor	Wholly owned Guarantors	Non Guarantors	Eliminations	Consolidated
Assets
Current assets:
Cash	$697	$397	$30,981	$680	$(5,324)	$27,431
Accounts receivable, net	—	7,421	90,765	3,255	(1,143)	100,298
Intercompany receivables	14,931	15,557	9,018	—	(39,506)	—
Cost and estimated earnings in excess of billings	—	—	11,428	147	—	11,575
Inventories	—	7,073	84,555	1,349	—	92,977
Other current assets	25	726	8,447	2,409	(1,539)	10,068

Total current assets	15,653	31,174	235,194	7,840	(47,512)	242,349

Property, plant and equipment, net	1,074	287,677	517,994	6,862	—	813,607
Investments in affiliates	374,528	1,779	147,658	722	(511,698)	12,989
Goodwill	—	23,124	155,024	972	—	179,120
Intangible assets, net	—	742	7,864	—	—	8,606
Other assets	53	10,112	13,784	593	—	24,542

Total assets	$391,308	$354,608	$1,077,518	$16,989	$(559,210)	$1,281,213

Liabilities, Redeemable Noncontrolling Interest and Member’s Interest
Current liabilities:
Current portion of debt	$—	$965	$3,035	$—	$—	$4,000
Current portion of acquisition-related liabilities	—	—	9,525	—	—	9,525
Accounts payable	2,745	6,715	51,179	2,138	(1,143)	61,634
Accrued expenses	6,877	10,742	38,050	1,015	(6,862)	49,822
Intercompany payables	—	—	33,396	6,110	(39,506)	—
Billings in excess of cost and estimated earnings	—	—	6,656	270	—	6,926

Total current liabilities	9,622	18,422	141,841	9,533	(47,511)	131,907
Long-term debt	—	155,394	480,449	—	—	635,843
Acquisition-related liabilities	—	—	23,919	—	—	23,919
Other noncurrent liabilities	395	27,091	56,780	—	—	84,266

Total liabilities	10,017	200,907	702,989	9,533	(47,511)	875,935
Redeemable noncontrolling interest	—	—	—	—	22,850	22,850
Redeemable members’ interest	—	22,850	—	—	(22,850)	—
Total member’s interest	381,291	130,851	374,529	7,456	(511,699)	382,428

Total liabilities, redeemable noncontrolling interest and member’s interest	$391,308	$354,608	$1,077,518	$16,989	$(559,210)	$1,281,213

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 29, 2012 and December 31, 2011

Condensed Consolidating Balance Sheets

December 31, 2011

	Summit Materials, LLC (Parent)	Non wholly owned Guarantor	Wholly owned Guarantors	Non Guarantors	Eliminations	Consolidated
Assets
Current assets:
Cash	$6,701	$8	$33,997	$2,084	$—	$42,790
Accounts receivable, net	—	5,419	97,010	3,059	(255)	105,233
Intercompany receivables	6,819	7,330	17,341	—	(31,490)	—
Cost and estimated earnings in excess of billings	—	—	18,425	81	—	18,506
Inventories	—	9,914	73,832	517	—	84,263
Other current assets	124	770	11,591	185	(288)	12,382

Total current assets	13,644	23,441	252,196	5,926	(32,033)	263,174
Property, plant and equipment, net	393	285,305	528,640	7,565	—	821,903
Investments in affiliates	431,317	—	148,154	622	(566,970)	13,123
Goodwill	—	23,124	129,279	972	—	153,375
Intangible assets, net	—	842	8,337	—	—	9,179
Other assets	—	11,050	12,006	455	—	23,511

Total assets	$445,354	$343,762	$1,078,612	$15,540	$(599,003)	$1,284,265

Liabilities, Redeemable Noncontrolling Interest and Member’s Interest
Current liabilities:
Current portion of debt	$—	$—	$7,960	$—	$—	$7,960
Current portion of acquisition-related liabilities	—	—	8,465	—	—	8,465
Accounts payable	1,903	8,012	59,162	2,252	(1,686)	69,643
Accrued expenses	6,607	5,354	21,587	741	(294)	33,995
Intercompany payables	—	—	22,721	7,330	(30,051)	—
Billings in excess of cost and estimated earnings	—	—	4,318	18	—	4,336

Total current liabilities	8,510	13,366	124,213	10,341	(32,031)	124,399
Long-term debt	—	153,980	447,041	—	—	601,021
Acquisition-related liabilities	—	—	20,238	—	—	20,238
Other noncurrent liabilities	472	24,374	55,803	286	—	80,935

Total liabilities	8,982	191,720	647,295	10,627	(32,031)	826,593
Redeemable noncontrolling interest	—	—	—	—	21,300	21,300
Redeemable members’ interest	—	22,250	—	—	(22,250)	—
Total member’s interest	436,372	129,792	431,317	4,913	(566,022)	436,372

Total liabilities, redeemable noncontrolling interest and member’s interest	$445,354	$343,762	$1,078,612	$15,540	$(599,003)	$1,284,265

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 29, 2012 and December 31, 2011

Condensed Consolidating Statements of Operations and Comprehensive (Loss) Income

Year ended December 29, 2012

	Summit Materials, LLC (Parent)	Non wholly owned Guarantor	Wholly owned Guarantors	Non Guarantors	Eliminations	Consolidated
Revenue	$—	$81,516	$861,444	$33,074	$(13,132)	$962,902

Cost of revenue (exclusive of items shown separately below)	—	58,319	685,594	18,582	(13,132)	749,363
General and administrative expenses	8	6,235	120,462	1,327	—	128,032
Depreciation, depletion, amortization and accretion	81	10,093	57,666	1,036	—	68,876
Transaction costs	—	—	1,988	—	—	1,988

Operating income (expense)	(89)	6,869	(4,266)	12,129	—	14,643
Other (income) expense	52,400	(2,065)	6,630	(101)	(48,577)	8,287
Interest expense	—	12,045	47,293	633	(1,892)	58,079

(Loss) gain from continuing operations before taxes	(52,489)	(3,111)	(58,189)	11,597	50,469	(51,723)
Income tax expense (benefit)	5	—	(3,925)	—	—	(3,920)

(Loss) income from continuing operations	(52,494)	(3,111)	(54,264)	11,597	50,469	(47,803)
Loss from discontinued operations	—	—	(2,774)	—	—	(2,774)

Net (loss) income	(52,494)	(3,111)	(57,038)	11,597	50,469	(50,577)
Net income attributable to noncontrolling interest	—	—	—	—	1,919	1,919

Net (loss) income attributable to member of Summit Materials, LLC	$(52,494)	$(3,111)	$(57,038)	$11,597	$48,560	$(52,496)

Comprehensive (loss) income attributable to member of Summit Materials, LLC	$(52,494)	$(6,759)	$(57,038)	$11,597	$49,645	$(55,049)

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 29, 2012 and December 31, 2011

Condensed Consolidating Statements of Operations and Comprehensive (Loss) Income

Year ended December 31, 2011

	Summit Materials, LLC (Parent)	Non wholly owned Guarantor	Wholly owned Guarantors	Non Guarantors	Eliminations	Consolidated
Revenue	$—	$70,064	$734,388	$21,566	$(3,470)	$822,548

Cost of revenue (exclusive of items shown separately below)	—	41,221	575,989	17,204	(3,470)	630,944
General and administrative expenses	1,453	3,933	90,071	1,429	—	96,886
Depreciation, depletion, amortization and accretion	87	9,697	51,227	953	—	61,964
Transaction costs	—	—	9,120	—	—	9,120

Operating income (expense)	(1,540)	15,213	7,981	1,980	—	23,634
Other expense (income)	8,510	(61)	(24,375)	124	(5,442)	(21,244)
Interest expense	—	14,004	33,685	647	(552)	47,784

(Loss) gain from continuing operations before taxes	(10,050)	1,270	(1,329)	1,209	5,994	(2,906)
Income tax expense (benefit)	—	—	3,408	—	—	3,408

(Loss) income from continuing operations	(10,050)	1,270	(4,737)	1,209	5,994	(6,314)
Loss from discontinued operations	—	—	(3,736)	—	—	(3,736)

Net (loss) income	(10,050)	1,270	(8,473)	1,209	5,994	(10,050)
Net income attributable to noncontrolling interest	695	—	695	—	(695)	695

Net (loss) income attributable to member of Summit Materials, LLC	$(10,745)	$1,270	$(9,168)	$1,209	$6,689	$(10,745)

Comprehensive (loss) income attributable to member of Summit Materials, LLC	$(9,375)	$(4,405)	$(13,473)	$1,209	$10,994	$(15,050)

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 29, 2012 and December 31, 2011

Condensed Consolidating Statements of Operations and Comprehensive (Loss) Income

Year ended December 31, 2010

	Summit Materials, LLC (Parent)	Non wholly owned Guarantor	Wholly owned Guarantors	Non Guarantors	Eliminations	Consolidated
Revenue:	$—	$50,597	$366,036	$14,052	$(327)	$430,358

Cost of revenue (exclusive of items shown separately below):	—	30,424	266,577	11,623	(327)	308,297
General and administrative expenses	4,604	1,402	42,237	1,236	—	49,479
Depreciation, depletion, amortization and accretion	40	5,258	28,392	725	—	34,415
Transaction costs	1,712	5,671	14,885	—	—	22,268

Operating income (expense)	(6,356)	7,842	13,945	468	—	15,899
Other (income) expense	17,507	(141)	12,132	18	(17,958)	11,558
Interest expense	—	7,799	17,213	418	—	25,430

(Loss) gain from continuing operations before taxes	(23,863)	184	(15,400)	32	17,958	(21,089)
Income tax expense	—	—	2,363	—	—	2,363

(Loss) income from continuing operations	(23,863)	184	(17,763)	32	17,958	(23,452)
Loss from discontinued operations	—	—	(411)	—	—	(411)

Net (loss) income	(23,863)	184	(18,174)	32	17,958	(23,863)
Net income attributable to noncontrolling interest	86	—	86	—	(86)	86

Net (loss) income attributable to member of Summit Materials, LLC	$(23,949)	$184	$(18,260)	$32	$18,044	$(23,949)

Comprehensive (loss) income attributable to member of Summit Materials, LLC	$(23,513)	$(2,524)	$(20,532)	$32	$20,316	$(26,221)

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 29, 2012 and December 31, 2011

Condensed Consolidating Statements of Cash Flows

Year ended December 29, 2012

	Summit Materials, LLC (Parent)	Non wholly owned Guarantor	Wholly owned Guarantors	Non Guarantors	Eliminations	Consolidated
Net cash provided by operating activities	$4,845	$12,806	$36,649	$8,217	$(238)	$62,279

Cash flow from investing activities:
Acquisitions — net of cash acquired	—	—	(48,757)	—	—	(48,757)
Purchases of property, plant and equipment	(762)	(12,174)	(31,818)	(734)	—	(45,488)
Proceeds from the sale of property, plant and equipment	—	69	8,577	190	—	8,836
Other	—	—	69	—	—	69

Net cash used for investing activities	(762)	(12,105)	(71,929)	(544)	—	(85,340)

Cash flow from financing activities:
Net proceeds from debt issuance	713,378	(17)	—	—	—	713,361
Loans received from and payments made on loans from other Summit Companies	(25,371)	(295)	39,783	(8,793)	(5,324)	—
Payments on long-term debt	(697,438)	—	—	—	—	(697,438)
Payments on acquisition-related liabilities	—	—	(7,519)	—	—	(7,519)
Other	(656)	—	—	(284)	238	(702)

Net cash (used for) provided by financing activities	(10,087)	(312)	32,264	(9,077)	(5,086)	7,702

Net increase (decrease) in cash	(6,004)	389	(3,016)	(1,404)	(5,324)	(15,359)
Cash — beginning of period	6,701	8	33,997	2,084	—	42,790

Cash — end of period	$697	$397	$30,981	$680	$(5,324)	$27,431

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 29, 2012 and December 31, 2011

Condensed Consolidating Statements of Cash Flows

Year ended December 31, 2011

	Summit Materials, LLC (Parent)	Non wholly owned Guarantor	Wholly owned Guarantors	Non Guarantors	Eliminations	Consolidated
Net cash (used in) provided by operating activities	$(824)	$3,808	$17,262	$2,586	$421	$23,253

Cash flows from investing activities:
Acquisitions — net of cash acquired	—	—	(161,073)	—	—	(161,073)
Proceeds from the sale of investments	—	—	377	(136)	—	241
Purchases of property, plant and equipment	(11)	(5,933)	(31,210)	(1,502)	—	(38,656)
Proceeds from the sale of property, plant and equipment	—	168	6,880	109	—	7,157
Cash contribution to affiliates	(135,530)	—	—	—	135,530	—

Net cash used for investing activities	(135,541)	(5,765)	(185,026)	(1,529)	135,530	(192,331)

Cash flow from financing activities:
Proceeds from investment by member	103,630	—	135,530	421	(135,951)	103,630
Net proceeds from debt issuance	—	36,456	60,292	—	—	96,748
Payments on long-term debt	—	(34,500)	(14,500)	—	—	(49,000)
Payments on acquisition-related liabilities	—	—	(4,593)	—	—	(4,593)
Payment of dividends	—	—	—	(10)	—	(10)

Net cash provided by (used for) financing activities	103,630	1,956	176,729	411	(135,951)	146,775

Net (decrease) increase in cash	(32,735)	(1)	8,965	1,468	—	(22,303)
Cash — beginning of period	39,436	9	25,032	616	—	65,093

Cash — end of period	$6,701	$8	$33,997	$2,084	$—	$42,790

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 29, 2012 and December 31, 2011

Condensed Consolidating Statements of Cash Flows

Year ended December 31, 2010

	Summit Materials, LLC (Parent)	Non wholly owned Guarantor	Wholly owned Guarantors	Non Guarantors	Eliminations	Consolidated
Net cash (used in) provided by operating activities	$(669)	$(12,379)	$(8,626)	$1,145	$—	$(20,529)

Cash flows from investing activities:
Acquisitions — net of cash acquired	—	—	(482,333)	—	—	(482,333)
Proceeds from the sale of investments	—	—	—	—	—	—
Purchases of property, plant and equipment	(135)	(5,334)	(15,312)	(364)	—	(21,145)
Proceeds from the sale of property, plant and equipment	—	475	4,162	63	—	4,700
Cash contribution to affiliates	(336,280)	—	(135,000)	—	471,280	—
Other	—	—	—	(603)	—	(603)

Net cash (used for) provided by investing activities	(336,415)	(4,859)	(628,483)	(904)	471,280	(499,381)

Cash flow from financing activities:
Proceeds from investment by member	338,639	135,000	336,280	—	(471,280)	338,639
Net proceeds from debt issuance	37,478	7,300	439,383	1,212	—	485,373
Payments on long-term debt	—	(125,053)	(120,202)	(600)	—	(245,855)
Payments on acquisition-related liabilities	—	—	(2,721)	—	—	(2,721)
Payment of dividends	—	—	190	(237)	—	(47)

Net cash provided by (used for) financing activities	376,117	17,247	652,930	375	(471,280)	575,389

Net (decrease) increase in cash	39,033	9	15,821	616	—	55,479
Cash — beginning of period	403	—	9,211	—	—	9,614

Cash — end of period	$39,436	$9	$25,032	$616	$—	$65,093

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 29, 2012 and December 31, 2011

(22)	Subsequent Events

On February 5, 2013, the Company entered into an amendment to its existing Senior Notes and Senior Secured Credit Facility (Amendment No. 1). On February 7, 2013, the Company entered into a Tranche A Revolving Credit Commitment Conversion Agreement. The terms of Amendment No.1 include the following:

•	reduction in the applicable margins used to calculate interest rates for term loans and $131.0 million of the $150.0 million revolving credit loans by 1.0%;

•	increase in the principal amount of the term loans borrowed by $25.0 million with the same terms as the existing term loans;

•

a requirement that the Company pay a fee equal to 1.0% of the principal amount of term loans repaid in connection with certain repricing or refinancing transactions within six months after February 5, 2013; and

•

additional flexibility under the financial maintenance covenants, which are tested quarterly, by increasing the applicable maximum Consolidated Net Leverage Ratio and reducing the applicable minimum Interest Coverage Ratio.

Report of Independent Registered Public Accounting Firm

The Board of Directors

Summit Materials, LLC:

We have audited the accompanying consolidated balance sheet of Continental Cement Company, L.L.C. and subsidiary as of December 31, 2012, and the related consolidated statements of operations, comprehensive income (loss), cash flows and changes in redeemable members’ interest and member’s interest for the year then ended. The consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Continental Cement Company, L.L.C. and subsidiary as of December 31, 2012, and the results of their operations and their cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

McLean, Virginia

March 27, 2013

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Member of

Summit Materials, LLC and Subsidiaries

Washington, D.C.

We have audited the accompanying consolidated balance sheet of Continental Cement Company, L.L.C. and Subsidiary (the “Company”) as of December 31, 2011, and the related consolidated statements of operations, comprehensive (loss) income, changes in redeemable member’s interest and equity, and cash flows for the year ended December 31, 2011 and for the periods from May 27, 2010 to December 31, 2010 (Successor) and from January 1, 2010 to May 26, 2010 (Predecessor). These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements, present fairly, in all material respects, the financial position of Continental Cement Company, L.L.C. and Subsidiary as of December 31, 2011, and the results of their operations and their cash flows for the year ended December 31, 2011 and for the periods from May 27, 2010 to December 31, 2010 (Successor) and from January 1, 2010 to May 26, 2010 (Predecessor), in conformity with accounting principles generally accepted in the United States of America.

/s/DELOITTE & TOUCHE LLP

McLean, Virginia

April 18, 2012

CONTINENTAL CEMENT COMPANY, L.L.C.

AND SUBSIDIARY

Consolidated Balance Sheets

December 31, 2012 and 2011

(In thousands, except unit amounts)

	2012	2011
Assets
Current assets:
Cash	$599	$55
Accounts receivable, net	9,924	7,657
Due from Summit	10,303	—
Inventories	7,073	9,914
Other current assets	815	795

Total current assets	28,714	18,421
Property, plant and equipment, net	291,666	289,083
Goodwill	24,096	24,096
Intangible asset, net	742	842
Other assets	10,705	11,505

Total assets	$355,923	$343,947

Liabilities, Redeemable Members’ Interest and Member’s Interest
	2012	2011
Current liabilities:
Accounts payable	$7,248	$8,550
Accrued expenses	11,301	5,509
Deferred sales revenue	222	585
Current portion of long-term debt	965	—

Total current liabilities	19,736	14,644
Long-term debt	155,394	153,980
Pension and postretirement benefit obligations	25,568	23,322
Other noncurrent liabilities	1,524	1,339

Total liabilities	202,222	193,285

Redeemable members’ interest (100,000,000 Class B units issued and authorized)	22,850	22,250
Member’s interest:
Member’s equity (100 Class A units issued and authorized)	135,000	135,000
Paid-in capital	118	56
Retained earnings	7,764	1,739
Accumulated other comprehensive loss	(12,031)	(8,383)

Total member’s interest	130,851	128,412

Total liabilities, redeemable members’ interest and member’s interest	$355,923	$343,947

See accompanying notes to consolidated financial statements.

CONTINENTAL CEMENT COMPANY, L.L.C.

AND SUBSIDIARY

Consolidated Statements of Operations

Years ended December 31, 2012 and 2011 and periods

from May 27, 2010 to December 31, 2010 (Successor) and

January 1, 2010 to May 26, 2010 (Predecessor)

(In thousands)

	Successor			Predecessor
	Year ended December 31,		May 27, 2010 to December 31, 2010	January 1, 2010 to May 26, 2010
	2012	2011
Revenue:
Revenue from third parties:
Product	$65,213	$57,804	$37,763	$18,466
Service	13,366	8,708	4,084	1,454
Revenue from related parties:
Product	16,303	12,269	12,990	3,976
Service	—	707	668	379

Total revenue	94,882	79,488	55,505	24,275

Cost of revenue (exclusive of items shown separately below):
Product	49,541	41,221	30,424	24,474
Service	8,778	6,500	3,237	1,994

Total cost of revenue	58,319	47,721	33,661	26,468
General and administrative expenses	6,706	4,761	2,547	3,549
Depreciation, depletion, amortization and accretion	10,479	9,984	5,390	4,317
Transaction costs	—	—	5,671	7,989

Operating income (loss)	19,378	17,022	8,236	(18,048)
Other income (expense)	(131)	61	141	27
Interest expense	(12,622)	(14,621)	(8,150)	(18,536)

Net income (loss)	6,625	2,462	227	(36,557)
Net loss attributable to noncontrolling interest	—	—	—	(97)

Net income (loss) attributable to controlling interest	$6,625	$2,462	$227	$(36,460)

See accompanying notes to consolidated financial statements.

CONTINENTAL CEMENT COMPANY, L.L.C.

AND SUBSIDIARY

Consolidated Statements of Comprehensive Income (Loss)

Years ended December 31, 2012 and 2011 and periods

from May 27, 2010 to December 31, 2010 (Successor) and

January 1, 2010 to May 26, 2010 (Predecessor)

(In thousands)

	Successor			Predecessor
	Year ended December 31,		May 27, 2010 to December 31, 2010	January 1, 2010 to May 26, 2010
	2012	2011
Net income (loss)	$6,625	$2,462	$227	$(36,557)
Other comprehensive loss – pension and post-retirement liability adjustment	(3,648)	(5,675)	(2,708)	(3,546)

Comprehensive income (loss)	2,977	(3,213)	(2,481)	(40,103)
Less comprehensive loss attributable to the noncontrolling interest	—	—	—	(97)

Comprehensive income (loss) attributable to the controlling interest	$2,977	$(3,213)	$(2,481)	$(40,006)

See accompanying notes to consolidated financial statements.

CONTINENTAL CEMENT COMPANY, L.L.C.

AND SUBSIDIARY

Consolidated Statements of Cash Flows

Years ended December 31, 2012 and 2011 and periods

from May 27, 2010 to December 31, 2010 (Successor) and

January 1, 2010 to May 26, 2010 (Predecessor)

(In thousands)

	Successor			Predecessor
	Year ended December 31,		May 27, 2010 to December 31, 2010	January 1, 2010 to May 26, 2010
	2012	2011
Cash flows from operating activities:
Net income (loss)	$6,625	$2,462	$227	$(36,557)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation, depletion, amortization and accretion	10,479	9,985	5,390	4,317
Financing fee amortization	12	138	80	1,166
Interest expense paid in kind	—	—	—	4,421
Grant of redeemable members’ interest to interest expense	—	—	—	3,528
Interest payments on loans from other Summit companies	(83)	—	—	—
Other	(10)	170	25	(224)
(Increase) decrease in operating assets, net of acquisitions:
Account receivable	(1,924)	(1,232)	2,819	(2,834)
Other current assets	58	(251)	(119)	(202)
Inventories	2,841	(3,191)	9,750	7,014
Other assets	308	(2,872)	1,939	25
(Decrease) increase in operating liabilities, net of acquisitions:
Accounts payable	(907)	865	640	(2,553)
Accrued expenses	6,685	650	(26,359)	15,606
Pension and postretirement benefit obligations	(1,368)	(1,644)	(2,328)	—
Other liabilities	(340)	(49)	(5,236)	(95)

Net cash provided by (used in) operating activities	22,379	5,031	(13,172)	(6,388)

Cash flows from investing activities:
Loans to affiliates	(10,220)	—	—	—
Decrease in restricted cash	—	—	—	3,105
Purchase of property, plant and equipment	(12,805)	(7,110)	(6,726)	(4,341)
Proceeds from the sale of property, plant and equipment	69	168	475	—
Other	(79)	—	—	—

Net cash used in investing activities	(23,035)	(6,942)	(6,251)	(1,236)

Cash flows from financing activities:
Member contribution	—	—	135,000	—
Proceeds from borrowing	7,000	36,500	7,300	21,900
Principal payments on long-term debt	(5,783)	(34,500)	(125,053)	(12,100)
Deferred financing fees	(17)	(43)	—	—

Net cash provided by financing activities	1,200	1,957	17,247	9,800

Net increase (decrease) in cash	544	46	(2,176)	2,176
Cash – beginning of period	55	9	2,185	9

Cash – end of period	$599	$55	$9	$2,185

See accompanying notes to consolidated financial statements.

CONTINENTAL CEMENT COMPANY, L.L.C.

AND SUBSIDIARY

Consolidated Statements of Changes in Redeemable Members’ Interest and Member’s Interest

Years ended December 31, 2012 and 2011 and periods

from May 27, 2010 to December 31, 2010 (Successor) and

January 1, 2010 to May 26, 2010 (Predecessor)

(In thousands)

	Redeemable members’ interest	Member’s equity	Paid in capital	Retained earnings (accumulated deficit)	Accumulated other comprehensive loss	Total controlling interest in member’s equity (deficit)	Noncontrolling interest	Total member’s interest
Balance – January 1, 2010	$5,000	$16,000	$—	$(26,884)	$(12,465)	$(23,349)	$(161)	$(23,510)
Net loss	—	—	—	(36,460)	—	(36,460)	(97)	(36,557)
Other comprehensive loss	—	—	—	—	(3,546)	(3,546)	—	(3,546)
Grant of redeemable members’ units	3,528	—	—	—	—	—	—	—
Fair value adjustment – redeemable members’ units	1,526	—	—	(1,526)	—	(1,526)	—	(1,526)

Balance – May 26, 2010 (Predecessor)	$10,054	$16,000	$—	$(64,870)	$(16,011)	$(64,881)	$(258)	$(65,139)

Balance – May 27, 2010 (Successor)	$21,300	$135,000	$—	$—	$—	$135,000	$—	$135,000
Accretion of redeemable noncontrolling interest	350	—	—	(350)	—	(350)	—	(350)
Other comprehensive loss	—	—	—	—	(2,708)	(2,708)	—	(2,708)
Net income	—	—	—	227	—	227	—	227

Balance – December 31, 2010	21,650	135,000	—	(123)	(2,708)	132,169	—	132,169

Accretion of redeemable members’ interest	600	—	—	(600)	—	(600)	—	(600)
Other comprehensive loss	—	—	—	—	(5,675)	(5,675)	—	(5,675)
Net income	—	—	—	2,462	—	2,462	—	2,462
Share-based compensation	—	—	56	—	—	56	—	56

Balance – December 31, 2011	22,250	135,000	56	1,739	(8,383)	128,412	—	128,412

Accretion of redeemable members’ interest	600	—	—	(600)	—	(600)	—	(600)
Other comprehensive loss	—	—	—	—	(3,648)	(3,648)	—	(3,648)
Net income	—	—	—	6,625	—	6,625	—	6,625
Share-based compensation	—	—	62	—	—	62	—	62

Balance – December 31, 2012	$22,850	$135,000	$118	$7,764	$(12,031)	$130,851	$—	$130,851

See accompanying notes to consolidated financial statements.

CONTINENTAL CEMENT COMPANY, L.L.C. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

(In thousands)

(1)	Summary of Organization and Significant Accounting Policies

(a)	Business Organization

Continental Cement Company, L.L.C. (the “Company” or “Continental Cement”), a Delaware limited liability company, was formed pursuant to the Amended and Restated Continental Cement Limited Liability Company Agreement (“LLC Agreement”). As such, liability of its Members is generally limited to the amount of their net investment in the Company.

(b)	Successor/Predecessor Presentation

As a result of Summit Holdings II, LLC (“Summit II”), a wholly-owned subsidiary of Summit Materials, LLC (“Summit”), purchasing a controlling interest in Continental Cement effective May 27, 2010 (“Transaction”), the consolidated financial statements and certain footnote presentations included herein separate the Company’s presentations into two distinct periods, the periods subsequent to Summit’s acquisition of a majority of the Company’s membership interests (labeled Successor) and the preceding period (labeled Predecessor), to indicate the application of different bases of accounting between the periods presented. This is presented in the consolidated financial statements with a black line separating Predecessor and Successor indicating that the amounts shown for the periods before and after the Transaction of Continental Cement are not comparable.

(c)	Company’s Activities

The Company produces Portland cement at its plant located in Hannibal, Missouri. Cement distribution terminals are maintained in Hannibal and St. Louis, Missouri and Bettendorf, Iowa. The Company’s primary cement operation customers are ready-mix operators and contractors located in the Midwestern United States.

Green America Recycling, L.L.C. (“GAR”), a wholly owned subsidiary of the Company, is engaged in the business of securing, processing and blending hazardous and nonhazardous waste materials primarily for use as supplemental fuels in Continental Cement’s manufacturing process. GAR’s primary customers are commercial transportation disposal facilities and petroleum and chemical manufacturers located in the continental United States.

(d)	Principles of Consolidation

The consolidated financial statements of the Company include the accounts of Continental Cement and its wholly owned subsidiary, GAR. All significant intercompany balances and transactions have been eliminated.

(e)	Use of Estimates

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”), which require management to make estimates and assumptions that affect the reported amounts and disclosures in the consolidated financial statements. These estimates and the underlying assumptions affect the amounts of assets and liabilities reported, disclosures about contingent assets and liabilities and reported amounts of

CONTINENTAL CEMENT COMPANY, L.L.C. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

(In thousands)

revenues and expenses. Such estimates include the valuation of accounts receivable, inventories, goodwill, intangible and other long-lived assets, pension and other postretirement obligations, asset retirement obligations and the redeemable members’ interest. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment. Management adjusts such estimates and assumptions when circumstances dictate. As future events and their effects cannot be determined with precision, actual results could differ significantly from estimates made. Changes in estimates, including those resulting from continuing changes in the economic environment, will be reflected in the Company’s consolidated financial statements in the period in which the change in estimate occurs.

(f)	Business and Credit Concentrations

The majority of the Company’s customers are located in Iowa, Illinois, and Missouri. The Company’s accounts receivable consist primarily of accounts of ready-mix operators and contractors within this area. Collection of these accounts is, therefore, dependent on the economic conditions of the area. However, credit granted within the Company’s trade area has been granted to a wide variety of customers, and management does not believe that any significant concentrations of credit exist with respect to individual customers or groups of customers who are engaged in similar activities that would be similarly affected by changes in economic or other conditions. The Company had approximately 13%, 14%, 16%, and 18% cement sales concentration with companies owned by a certain minority owner of the Company for the years ended December 31, 2012 and 2011 and the periods from May 27, 2010 to December 31, 2010 (Successor) and January 1, 2010 to May 26, 2010 (Predecessor), respectively.

(g)	Cash

During 2012, the Company began participating in Summit’s centralized treasury function whereby cash is periodically swept to an intercompany bank account with Summit. As of December 31, 2012, the Company’s net cash position held by Summit was $10,303.

(h)	Accounts Receivable

Accounts receivable is stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollected amounts through a charge to earnings and a credit to the allowance for doubtful accounts based on its assessment of the status of individual accounts. In establishing the allowance, management considers historical losses adjusted to take into account current market conditions and our customers’ financial condition, the amount of receivables in dispute, the current receivables aging and current payment terms. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the allowance for doubtful accounts. Changes in the allowance for doubtful accounts have not been material to the consolidated financial statements.

(i)	Revenue Recognition

Revenue from the sale of cement is recorded when evidence of an arrangement exists, the fee is fixed or determinable, title passes, which is generally when the product is shipped, and collection is reasonably assured. The Company records freight revenue on a net basis together with freight costs within cost of sales.

Revenues from the receipt of waste fuels are based on fees charged for the waste disposal and recorded when the waste is accepted.

CONTINENTAL CEMENT COMPANY, L.L.C. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

(In thousands)

(j)	Inventories

Inventories of raw materials, work in process and finished goods are carried at the lower of cost (determined using the average cost method) or market. If items become obsolete or otherwise unusable, they will be charged to costs of production when that determination is made by management.

(k)	Property, Plant and Equipment

Property, plant and equipment are recorded at cost, less accumulated depreciation, depletion and amortization. Expenditures for additions and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized. Repair and maintenance costs that do not substantially extend the life of the Company’s property, plant and equipment are expensed as incurred.

Upon disposal, the cost and related accumulated depreciation are removed from the Company’s accounts and any gain or loss is included in operating income.

Depreciation on property, plant and equipment is computed on a straight-line basis. These estimated useful lives are as follows:

Building and improvements	30 – 40 years
Plant, machinery and equipment	3 – 40 years
Mobile equipment and barges	3 – 20 years
Other	3 – 7 years

Depletion of mineral reserves is calculated over proven and probable reserves by the units of production method on a quarry-by-quarry basis.

The Company reviews the carrying value of property, plant and equipment for impairment whenever events or circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. Such indicators may include, among others, deterioration in general economic conditions, negative developments in equity and credit markets, adverse changes in the markets in which an entity operates, increases in input costs that have a negative effect on earnings and cash flows or a trend of negative or declining cash flows over multiple periods.

(l)	Accrued Mining Reclamation

The mining reclamation obligations are based on management’s estimate of future cost requirements to reclaim property at quarry sites. Estimates of these obligations have been developed based on management’s interpretation of current requirements and proposed regulatory changes and are intended to approximate fair value. Costs are estimated in current dollars, inflated until the expected time of payment, using an inflation rate of 2.5%, and then discounted back to present value using a risk-free rate on obligations of similar maturity, adjusted to reflect the Company’s credit rating. Changes in the credit-adjusted, risk-free rate do not change recorded liabilities, but subsequently recognized obligations are measured using the revised credit-adjusted, risk-free rate.

Significant changes in inflation rates or the amount or timing of future cost estimates typically result in both (1) a current adjustment to the recorded liability (and corresponding adjustment to the asset) and (2) a change in liability and asset amounts to be recorded prospectively over the remaining capacity of

CONTINENTAL CEMENT COMPANY, L.L.C. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

(In thousands)

the unmined quarry. Any changes related to the capitalized and future cost of the related assets are recognized in accordance with Continental Cement’s amortization policy, which would generally result in amortization expense being recognized prospectively over the remaining life of the asset.

(m)	Intangible Asset

The Company’s intangible asset related to its trade name was $742 and $842 as of December 31, 2012 and 2011, respectively. The intangible asset is amortized on a straight-line basis over its ten year life. Amortization expense for the years ended December 31, 2012 and 2011 and for the period from May 27, 2010 to December 31, 2010, was $100, $100 and $58, respectively. The estimated amortization expense for the intangible asset for each of the next five years and thereafter is as follows:

2013	$100
2014	100
2015	100
2016	100
2017	100
Thereafter	242

Total	$742

(n)	Goodwill

Goodwill is the excess of cost over the fair value of net assets of businesses acquired. Goodwill recorded in connection with the Transaction described in note 2 is primarily attributable to the expected profitability and assembled workforce of the Company. The value of goodwill as of December 31, 2012 and 2011 was $24,096. Goodwill is not amortized, but is tested annually for impairment and whenever events or circumstances change that would make it more likely than not that an impairment may have occurred.

Continental Cement performs an annual impairment analysis as of the first day of the fourth quarter of each fiscal year for its one reporting unit. The first step of the goodwill impairment test compares the fair value of the reporting unit to its carrying value. Management estimates the fair value of the reporting unit primarily based on the discounted projected cash flows of the underlying operations. A number of significant assumptions and estimates are required to forecast operating cash flows, including macroeconomic trends in the public and private construction industry, the timing of work embedded in backlog, performance and profitability under contracts, expected success in securing future sales and the appropriate interest rate used to discount the projected cash flows. During the 2012 and 2011 annual review of goodwill, management concluded that the estimated fair value of the reporting unit was substantially in excess of its carrying value, resulting in no impairment. The Company has recorded no goodwill impairment charges to date.

(o)	Income Taxes

Continental Cement and GAR are limited liability companies that pass their tax attributes for Federal and state tax purposes to their members and are generally not subject to Federal or state income tax.

CONTINENTAL CEMENT COMPANY, L.L.C. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

(In thousands)

(p)	Kiln-Down Costs

Continental Cement experiences annual major maintenance of its kiln (referred to as a kiln-down). The Company accounts for these costs under the direct expensing method, whereby costs are charged to operations as incurred.

(q)	New Accounting Standards

In May 2011, the FASB issued Accounting Standards Update No. 2011-04 Fair Value Measurement (Topic 820) Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs (“ASU 2011-04”). The amendments in this update result in common fair value measurement and disclosure requirements in U.S. GAAP and IFRSs. Consequently, the amendments change the wording used to describe many of the requirements in U.S. GAAP for measuring fair value and for disclosing information about fair value measurements. For many of the requirements, the FASB does not intend for the amendments in this update to result in a change in the application of the existing requirements. Some of the amendments clarify the FASB’s intent about the application of existing fair value measurement requirements. Other amendments change a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements. The amendments in this update are effective prospectively during interim and annual periods beginning after December 15, 2011. The Company adopted ASU 2011-04 as of January 1, 2012, which did not result in a material impact on fair value measurements or related disclosures.

(2)	Sale of Controlling Interest

On May 27, 2010, the Company became a 70% owned subsidiary of Summit II pursuant to the Transaction whereby the Company issued new Class A units representing 70% ownership interests in the Company to Summit II for $135,000 while the Company’s former owners received Class B units representing the remaining 30% ownership of the Company. Pursuant to the terms of the Amended and Restated Continental Cement Company Limited Liability Company Agreement to the extent distributions are authorized by the Company’s Board of Directors, Summit is entitled up to an 11% priority return which accrues daily and compounds annually on the date of issuance of the Class A units. To the extent that the priority return is not made in a given year, the priority return increases Summit’s sharing percentage in distributions and liquidation proceeds of the Company up to a maximum of 80 percent.

The proceeds from the new equity raised by the Company of $135,000, together with the issuance of $1,000 of subordinated debt to the existing shareholders were used to repay the outstanding balance on the Company’s senior secured credit facility (the First Lien Facility) of $107,600 and the outstanding balance on the Company’s subordinated debt facility (the Second Lien Facility) of $2,700. Concurrent with the Transaction, the Company entered into second amendments to their First Lien Facility and Second Lien Facility (the Second Amendments) which provide, among other things, for the admission of Summit as permitted holder and amends relevant portions of the First Lien Facility and Second Lien Facility agreements to conform to the recapitalized structure. The Second Amendments also reduce the revolving credit line available under the First Lien Facility to $20,000.

The Transaction was accounted for under the acquisition method of accounting as Summit, together with the non-controlling interest holders acting as a collaborative group, obtained substantial

CONTINENTAL CEMENT COMPANY, L.L.C. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

(In thousands)

ownership of the Company. Accordingly, the assets acquired and liabilities assumed, as well as redeemable members’ interests, were recorded at fair value at the Transaction date. The purchase price for Summit’s 70% of the Company of $135,000 was first allocated to the identified assets acquired and liabilities assumed based on their estimated fair values at the date of the transaction and the excess was allocated to goodwill. The transaction costs associated with the Transaction totaled $5,671.

The following table summarizes the finalized fair value of the assets and liabilities at the date of Transaction:

Financial assets	$9,753
Inventories	11,179
Property, plant and equipment	289,960
Other assets	12,502
Intangible assets (trade name)	1,000
Current liabilities	(11,627)
Long-term debt	(160,480)
Other long-term liabilities	(20,083)
Goodwill	24,096
Redeemable members’ interest	(21,300)

Fair value of net assets acquired	$135,000

(3)	Accounts Receivable, net

Accounts receivable, net consists of the following:

	December 31,
	2012	2011
Trade accounts receivable from unaffiliated entities	$8,859	$6,745
Trade accounts receivable from related parties	1,193	1,501
Accounts receivable	10,052	8,246
Less allowance for doubtful accounts	(128)	(589)

Accounts receivable, net	$9,924	$7,657

(4)	Inventories

Inventories consist of the following:

	December 31,
	2012	2011
Raw materials	$475	$604
Work-in-process	2,248	2,961
Finished goods	4,350	6,349

Total inventories	$7,073	$9,914

CONTINENTAL CEMENT COMPANY, L.L.C. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

(In thousands)

(5)	Property, Plant and Equipment, net

Property, plant and equipment, net consist of the following:

	December 31,
	2012	2011
Land (nonmineral bearing)	$4,605	$4,605
Land (mineral bearing) and asset retirement costs	15,449	14,832
Building and improvements	40,681	40,393
Plant, machinery and equipment	231,454	227,655
Mobile equipment and barges	7,859	7,857
Construction in progress	15,301	7,933
Other	1,373	825

Property, plant and equipment	316,722	304,100
Less accumulated depreciation, depletion and accretion	(25,056)	(15,017)

Property, plant and equipment, net	$291,666	$289,083

Depreciation, depletion and accretion expense of property, plant and equipment was $10,295, $9,818, $5,329 and $4,270 for the years ended December 31, 2012 and 2011 and the periods from May 27, 2010 to December 31, 2010 (Successor) and January 1, 2010 to May 26, 2010 (Predecessor), respectively.

(6)	Other Assets

Other assets consist of the following:

	December 31,
	2012	2011
Spare repair parts	$10,059	$9,973
Other	646	1,532

Total other assets	$10,705	$11,505

(7)	Accrued Expenses

Accrued expenses and other liabilities consist of the following:

	December 31,
	2012	2011
Accrued interest due to Summit	$4,283	$120
Accrued interest due to certain members	2,149	2,273
Accrued postretirement benefits other than pensions, current portion	1,055	1,021
Accrued professional fees	1,250	742
Accrued payroll, insurance, and benefits	897	1,013
Accrued bonus liability	1,153	194
Other	514	146

Total	$11,301	$5,509

CONTINENTAL CEMENT COMPANY, L.L.C. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

(In thousands)

(8)	Long-Term Debt

Long-term debt, including the current portion of long-term debt, consists of the following:

	December 31,
	2012	2011
Debt due to Summit	$156,359	$—
1st lien facility	—	2,000
2nd lien facility	—	39,000
Subordinated secured credit note	—	100,000
Unsecured note payable to related party	—	12,980

Total debt	$156,359	$153,980

Interest costs incurred were $12,622, $14,621, $8,150 and $18,536 for the years ended December 31, 2012 and 2011 and the periods from May 27, 2010 to December 31, 2010 (Successor) and January 1, 2010 to May 26, 2010 (Predecessor), respectively.

(a)	January 2012 Financing Transactions

On January 30, 2012, Summit refinanced its consolidated outstanding indebtedness, including $142.7 million of the Company’s indebtedness and interest thereon. As a result of the January 2012 financing transactions, Continental Cement’s existing debt was repaid by Summit and was replaced by $156.8 million of long-term debt due to Summit. In addition, Continental Cement recognized a charge to earnings of $0.3 million related to financing fees on the debt repaid.

The terms of Summit’s debt limit certain transactions of its subsidiaries, including those of Continental Cement. Continental Cement’s ability to incur additional indebtedness or issue certain preferred shares, pay dividends to the noncontrolling members, redeem stock or make other distributions, make certain investments, sell or transfer certain assets, create liens, consolidate, merge, sell or otherwise dispose of all or substantially all of its assets, enter into certain transactions with affiliates are limited.

Continental Cement, excluding GAR, is named as a guarantor of Summit’s debt and the Company pledged substantially all of its assets as collateral for Summit’s debt.

Future maturities of long-term debt due to Summit as allocated to the Company as of December 31, 2012 are as follows:

2013	$965
2014	965
2015	965
2016	965
2017	965
Thereafter	151,534

Total	$156,359

CONTINENTAL CEMENT COMPANY, L.L.C. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

(In thousands)

(b)	May 2010 Financing Transactions

Continental Cement entered into the Second Amended and Restated Credit Agreement (First Lien Credit Agreement) on May 27, 2010, with its syndicate banks providing a term loan commitment and revolving line of credit facility, with swing line and letter of credit sub-limit. Interest was charged on outstanding borrowings at increments of either, (a) the Base Rate, as defined in the credit agreement, plus 3.5% margin or (b) the greater of (i) 1.5% or (ii) the LIBOR plus 4.5% margin. The interest rate during 2011 varied from 6.0% to 6.75%. Continental Cement had the option of selecting either rate but must have minimum levels and increments for selecting the LIBOR rate. Interest on funds borrowed at the Base Rate was payable quarterly, except the swing line which was paid monthly. Alternatively, interest on funds borrowed based on the LIBOR rate was payable in either one-, two-, three-, or six-month intervals. Outstanding borrowings were secured by substantially all of Continental Cement’s assets and all such commitments expire on May 27, 2013. The revolving line of credit facility has $20,000 available and included a $10,000 sub-limit for standby letters of credit and a $2,000 swingline sub-limit. At December 31, 2012, all outstanding debt was reported as long-term debt in the accompanying balance sheet reflecting the Company’s intent and ability to refinance these borrowings on a long-term basis. On January 30, 2012, Continental Cement’s debt was refinanced.

Prior to the Transaction, the term loan was to mature in May 2013. Under the terms of the First Lien Credit Agreement, Continental Cement had to adhere to certain financial covenants related to debt and interest leverage calculated based on definitions laid out in the First Lien Credit Agreement. The senior leverage ratio, reported each quarter, was to be no greater than 2.75:1.0 through March 31, 2011 and no greater than 2.25:1 for the period June 30, 2011 to March 31, 2013. The total leverage ratio, reported each quarter, was to be no greater than 7.25:1.0 through March 31, 2011; 6.75:1.0 for the period June 30, 2011 to September 30, 2011; 6.5:1.0 for the period December 31, 2011; 6.25:1 for the period March 31, 2012 to June 30, 2012 and 6.0:1 for the period September 30, 2012 to March 31, 2013. The interest coverage ratio needed to be at least 1.5:1.0. Capital expenditures could not exceed $15,000 for fiscal year ended December 31, 2010; $17,000 for fiscal year ended December 31, 2011; $20,000 in fiscal years ending December 31, 2012 and 2013, and dividends were restricted, absent Continental Cement meeting certain requirements outlined in the First Lien Credit Agreement. As of December 31, 2011, Continental Cement was in compliance with all financial covenants. There were no financial covenants as of December 31, 2012 related to amounts due to Summit.

On May 27, 2010, Continental Cement amended its Second Lien Credit Agreement with its subordinated lenders of the subordinated secured credit facility totaling $100,000. The Second Lien Credit Agreement provided for a term loan at 10.0% until May 27, 2012, at which point the interest rate increases to 12.0%, maturing August 28, 2013 and was subject to the same financial covenants in the First Lien Credit Agreement.

On May 27, 2010, Continental Cement executed an unsecured note payable at 11% from a related party totaling $12,980. Payment including principal and interest were due in one lump-sum on May 30, 2015, subject to a subordination agreement required by Continental Cement’s term loan.

Borrowings under the First Lien Credit Agreement, Second Lien Credit Agreement, the subordinated secured credit note and the unsecured note payable were retired in conjunction with the January 2012 financing transactions, as described above.

CONTINENTAL CEMENT COMPANY, L.L.C. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

(In thousands)

(9)	Members’ Interest

Business affairs of the Company are managed by the Board composed of up to seven Directors. As of December 31, 2012 and 2011, Summit Members are entitled to appoint four Directors to the Board and Rollover Members (the Predecessor Members that collaborated with Summit to complete the Transaction) are entitled to appoint three Directors to the Board. Any Director may be removed from the Board with or without cause at any time by the Directors entitled to appoint such Director.

The LLC Agreement provides that resolutions of the Board of Directors require the consent of at least a majority of the Directors, with the exception of matters requiring Special Board Approval. Special Board Approval requires the consent of one or two directors appointed by the Rollover Members (depending on the level of ownership held by the Rollover Members in the aggregate as of the approval date). Such matters included (1) a merger or consolidation of Continental Cement with or into any other company, (2) any transfer of Class A or Class B Units that would cause a change in control, (3) any acquisition or divestiture by the Company of any of its subsidiaries at a price equal to or greater than $15,000, (4) the creation or issuance of any new Units, any new class of Units or any other form of equity securities, (5) the liquidation, dissolution or winding up of the Company and (6) any amendments to the LLC Agreement or other governing documents of the Company except as specifically permitted by the LLC Agreement.

(a)	Class A Units

The Company has issued 100 Class A Units as of December 31, 2012 and 2011 to Summit. These units represent a 70% economic interest in the Company and have a preference in liquidation to the Class B Units. Class A Units are entitled to a priority distribution which accrues daily and compounds annually and requires that Continental Cement make distributions ahead of the Class B Units up to an amount equal to the capital contributions made by Summit in respect to the Class A Units, plus interest on such capital contributions of 11%, to Class A Unit holders prior to making distributions to the Class B Unit holders. To the extent that the priority return is not made in a given year, the amount of the priority return will increase the liquidation preference of the Class A Units.

(b)	Class B Units

The Company has issued 100,000,000 Class B Units as of December 31, 2012 and 2011. These units represent a 30% economic interest in Continental Cement and are subordinate to the Class A Units.

The LLC Agreement also provides Summit with a call option that allows it to call the Class B Units held by the original owners of Continental Cement, at a strike price that approximates fair value, after the sixth anniversary of the Transaction, on the date that Summit affects an initial public offering or upon any other change of control of Summit. The original owners have a put option that allows them to put the Class B Units to Summit, at a strike price that approximates fair value, exercisable on the second anniversary of the Transaction if there is a change of control of the Summit Class A units or after the sixth anniversary of the Transaction. Finally, the Agreement includes transfer restrictions which prohibit the Rollover Members from transferring their Class B Units without the consent of the Board until the fifth anniversary after the Transaction.

Net income or loss from operations is generally allocated in a manner such that the capital account of each Member is equal to the distributions that would be made to such Member if the Company were dissolved, its affairs wound up, its assets and liabilities settled for cash and the net assets of the Company were distributed in accordance with the LLC Agreement.

CONTINENTAL CEMENT COMPANY, L.L.C. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

(In thousands)

(c)	Predecessor

On March 31, 2009, the Company entered into an agreement with its subordinated secured lenders providing for the automatic execution of an amended operating agreement contingent on the event that $10,152 of the subordinated notes issued on March 31, 2009, were not repaid in full before August 31, 2009. The contingent amended agreement, if executed, granted membership units to the subordinated secured lenders on a graduated scale. These membership units are puttable at fair value with a floor of $0.925 per unit by the subordinated secured lenders after five years and contain certain protective rights.

At May 26, 2010, 8,108,108 membership units had been issued based on the passage without payment of the August 31, 2009, November 30, 2009, and February 28, 2010 early payment dates. On February 28, 2010, 2,844,950 units were issued to the subordinated secured lenders valued at $3,528.

The Company voluntarily adopted FASB Accounting Standards Codification (ASC) 480-10-S99-3A and because the membership units are puttable by and at the discretion of the subordinated secured lenders, classified the membership units in mezzanine equity. The Company elected to recognize changes in the greater of redemption value or fair value as they occur and adjust the carrying amount of the instrument to equal the greater of redemption value or fair value at the end of each reporting period. The fair value is determined using Level 3 inputs and redemption value is determined based on the contractual terms of the underlying agreement. A $1,526 fair value adjustment to member’s interest was recognized in the period from January 1, 2010 to May 26, 2010. These membership units were settled for no compensation with the Transaction discussed in note 2.

(10)	Employee Benefit Plans

(a)	Deferred Compensation Plan

The Company sponsors an Employee 401(k) Savings Plan for all salaried employees and certain union employees. The plan provides for various required and discretionary Company matches of employees’ eligible compensation contributed to the plan and a discretionary profit sharing contribution as determined by the Board. The Company contributions to the plan were $385, $294, $192 and $133 for the years ended December 31, 2012 and 2011 and the periods from May 27, 2010 to December 31, 2010 (Successor) and January 1, 2010 to May 26, 2010 (Predecessor), respectively.

(b)	Defined Benefit Plans and Postretirement Benefits Other than Pensions

Continental Cement sponsors two noncontributory defined benefit pension plans for hourly and salaried employees. The salary employee pension plan was closed to new participants and frozen in January 2000 and the hourly employee pension plan was closed to new participants in May 2003. Pension benefits for certain eligible hourly employees are based on a monthly pension factor for each year of credited service. Pension benefits for certain eligible salaried employees are generally based on years of service and average eligible compensation.

Continental Cement also sponsors healthcare and life insurance benefits for certain eligible retired employees, which are not funded. The retiree healthcare and life insurance plan was closed for salaried employees in January 2003 and hourly employees in July 2006. Effective January 1, 2012, the Company eliminated all future retiree health and life coverage for active salaried, nonunion hourly and

CONTINENTAL CEMENT COMPANY, L.L.C. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

(In thousands)

certain union employees that retire on or after January 1, 2012. This change in the other postretirement benefit plans resulted in a $1.7 million reduction in the December 31, 2011 accumulated benefit obligations. The funded status of the pension and other postretirement benefit plans is recognized in the balance sheets as the difference between the fair value of plan assets and the benefit obligations. For defined benefit pension plans, the benefit obligation is the projected benefit obligation (“PBO”) and for the other postretirement benefit plans the benefit obligation is the accumulated postretirement benefit obligation (“APBO”). The PBO represents the actuarial present value of benefits expected to be paid upon retirement based on estimated future compensation levels. The APBO represents the actuarial present value of postretirement benefits attributed to employee services already rendered. Starting in 2010, the PBO equals the APBO because no employees included in the plan have future salary increases. The fair value of plan assets represents the current market value of assets held by an irrevocable trust fund for the sole benefit of participants. The measurement of the benefit obligation is based on Continental Cement’s estimates and actuarial valuations provided by third-party actuaries. These valuations reflect the terms of the plan and use participant-specific information such as compensation, age and years of service, as well as certain assumptions that require significant judgment, including estimates of discount rates, expected return on plan assets, rate of compensation increases, interest crediting rates and mortality rates.

The Company uses its fiscal year-end as the measurement date for its defined benefit pension plans and for its other postretirement benefit plans.

Obligations and Funded Status - The following information is as of December 31, 2012 and 2011:

	2012		2011
	Pension benefits	Other benefits	Pension benefits	Other benefits
Change in benefit obligations:
Beginning of period	$26,514	$14,467	$23,732	$13,110
Service cost	276	207	275	227
Interest cost	1,056	585	1,161	710
Actuarial loss	2,347	1,597	2,710	3,390
Change in plan provisions	—	—	—	(1,705)
Benefits paid	(1,518)	(1,046)	(1,364)	(1,265)

End of period	28,675	15,810	26,514	14,467

Change in plan assets:
Fair value of assets at beginning of period	16,639	—	16,531	—
Actual return on plan assets	1,205	—	43	—
Employer contributions	1,537	1,046	1,428	1,265
Benefits paid	(1,518)	(1,046)	(1,363)	(1,265)

Fair value of assets at end of period	17,863	—	16,639	—

Liability recongized	$10,812	$15,810	$9,875	$14,467

Current liabilities	$—	$(1,055)	$—	$(1,021)
Noncurrent liabilities	(10,812)	(14,755)	(9,875)	(13,447)

Liability recognized	$(10,812)	$(15,810)	$(9,875)	$(14,468)

CONTINENTAL CEMENT COMPANY, L.L.C. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

(In thousands)

Approximately $1.1 million and $1.0 million of the obligation for postretirement benefits is included in current liabilities as of year-end 2012 and 2011, respectively.

	2012		2011
	Pension benefits	Other benefits	Pension benefits	Other benefits

Amounts recognized in accumulated other comprehensive income:
Net actuarial loss	$8,056	$5,501	$5,875	$4,213
Prior service cost	—	(1,526)	—	(1,705)

Total amount recognized	$8,056	$3,975	$5,875	$2,508

The amount recognized in accumulated other comprehensive income (“AOCI”) is the actuarial loss, which has not yet been recognized in periodic benefit cost. At December 31, 2012, the actuarial loss expected to be amortized from AOCI to periodic benefit cost in 2013 is $0.4 million and $0.2 million for the pension and postretirement obligations, respectively.

	Successor						Predecessor
	Year ended December 31,				May 27, 2010 to December 31, 2010		January 1, 2010 to May 26, 2010
	2012		2011
	Pension benefits	Other benefits	Pension benefits	Other benefits	Pension benefits	Other benefits	Pension benefits	Other benefits
Amounts recognized in other comprehensive loss:
Net actuarial loss	$2,444	$1,597	$4,066	$3,390	$1,814	$894	$1,696	$2,242
Prior service cost	—		—	(1,705)	—	—	(47)	80
Amortization of prior year service cost	—	180	—	—	—	—	—	—
Gain due to curtailment	—	—	—	—	—	—	(38)	—
Amortization of loss	(261)	(312)	(5)	(71)	—	—	(300)	(87)

Total amount recognized	$2,183	$1,465	$4,061	$1,614	$1,814	$894	$1,311	$2,235

	Successor						Predecessor
	Year ended December 31,				May 27, 2010 to December 31, 2010		January 1, 2010 to May 26, 2010
	2012		2011
	Pension benefits	Other benefits	Pension benefits	Other benefits	Pension benefits	Other benefits	Pension benefits	Other benefits
Components of net periodic benefit cost:
Service cost	$276	207	275	227	121	116	84	59
Interest cost	1,056	585	1,161	710	677	380	507	256
Amortization of loss	261	312	5	69	—	—	347	7
Expected return on plan assets	(1,301)	(180)	(1,400)	—	(788)	—	(566)	—

Net periodic pension benefit cost	292	924	41	1,006	10	496	372	322

CONTINENTAL CEMENT COMPANY, L.L.C. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

(In thousands)

Assumptions - Weighted-average assumptions used to determine the benefit obligations are:

	2012		2011
	Pension benefits	Other benefits	Pension benefits	Other benefits
Discount rate	3.30% – 3.57%	3.41%	3.89% – 4.07%	4.00%

The expected long-term return on plan assets is based upon the Company’s estimation of what a portfolio, with the target allocation described below, will earn over a long-term horizon. The discount rate is derived using the Citigroup Pension Discount Curve.

Weighted-average assumptions used to determine net periodic benefit cost for the period are:

	Year-end 2012		Year-end 2011
	Pension benefits	Other benefits	Pension benefits	Other benefits
Discount rate	3.89% – 4.07%	4.00%	4.94% – 5.12%	5.07%
Expected long-term rate of return on plan assets	7.50%	NA	8.50%	NA

Assumed health care cost trend rates are 9% grading to 7% and 7% grading to 5% as of year-end 2012 and 2011, respectively. Assumed health care cost trend rates have a significant effect on the amounts reported for the Company’s post-retirement medical and life plans. A one percentage-point change in assumed health care cost trend rates would have the following effects (in thousands):

	2012		2011
	Increase	(Decrease)	Increase	(Decrease)
Total service cost and interest cost components	$73	$(63)	$93	$(77)
Estimated APBO	1,555	(1,331)	1,348	(1,145)

Plan Assets - The defined benefit pension plans’ (the “Plans”) investment strategy is to minimize investment risk while generating acceptable returns. The Plans currently invest a relatively high proportion of the plan assets in fixed income securities, while the remainder is invested in equity securities. The equity securities are diversified into funds with growth and value investment strategies. The target allocation for plan assets is as follows: equity securities – 30%; fixed income securities –65%; and cash reserves –5%. The Plans’ current investment allocations are within the tolerance of the target allocation.

Fair value determinations are based on the following hierarchy, which prioritizes the inputs used to measure fair value:

Level 1 – Unadjusted quoted prices for identical assets or liabilities in active markets.

Level 2 – Inputs other than Level 1 that are based on observable market data, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets, quoted prices for identical assets or liabilities in inactive markets, inputs that are observable that are not prices and inputs that are derived from or corroborated by observable markets.

CONTINENTAL CEMENT COMPANY, L.L.C. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

(In thousands)

Level 3 – Developed from unobservable data, reflecting the Company’s own assumptions.

The Company has no level 3 investments as of or for the years-ended December 31, 2012 and 2011.

At year-end 2012 and 2011, the trust was invested largely in publicly traded equities and fixed-income securities, but may invest in other asset classes in the future consistent with our investment policy. The Plans’ investments in equity assets include U.S. and international securities and equity funds. The Plans’ investments in fixed-income assets include U.S. Treasury and U.S. agency securities and corporate bonds. Retirement plan assets are reported at fair value at each measurement date. The Company estimates the fair value of the Plans’ assets using various valuation techniques and, to the extent available, quoted market prices in active markets or observable market inputs are used in estimating the fair value of the Plans’ assets. The descriptions and fair value methodologies for the Plans’ assets are as follows:

Cash - The carrying amounts of cash approximate fair value due to the short-term maturity.

Equity Securities - Equity securities are valued at the closing market price reported on a U.S. exchange where the security is actively traded and are therefore classified as Level 1 assets.

Fixed Income Securities – Corporate and government bonds are classified as Level 2 assets, as they are either valued at quoted market prices from observable pricing sources at the reporting date or valued based upon comparable securities with similar yields and credit ratings.

The fair value of the Company’s pension plans’ assets by asset class and fair value hierarchy level as of year-end 2012 and 2011 are as follows:

	Fair value measurements at year-end 2012
	Total fair value	Quoted prices in active markets for identical assets (Level 1)	Observable inputs (Level 2)
Cash	$1,656	$1,656	$—
Equity securities:
U.S. Large cap value	1,063	1,063	—
U.S. Large cap growth	1,037	1,037	—
U.S. Mid cap value	542	542	—
U.S. Mid cap growth	536	536	—
U.S. Small cap value	546	546	—
U.S. Small cap growth	539	539	—
International	1,134	1,134	—
Fixed income securities:
Intermediate-government	1,247	—	1,247
Intermediate-corporate	4,402	—	4,402
Short term-government	2,038	—	2,038
Short term-corporate	3,123	—	3,123

Total	$17,863	$7,053	$10,810

CONTINENTAL CEMENT COMPANY, L.L.C. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

(In thousands)

	Fair value measurements at year-end 2011
	Total fair value	Quoted prices in active markets for identical assets (Level 1)	Observable inputs (Level 2)
Cash	$1,217	$1,217	$—
Equity securities:
U.S. Large cap value	1,399	1,399	—
U.S. Large cap growth	1,388	1,388	—
U.S. Mid cap value	700	700	—
U.S. Mid cap growth	687	687	—
U.S. Small cap value	701	701	—
U.S. Small cap growth	705	705	—
International	1,378	1,378	—
Fixed income securities:
Intermediate-government	1,100	—	1,100
Intermediate-corporate	2,418	—	2,418
Short term-government	2,067	—	2,067
Short term-corporate	2,879	—	2,879

Total	$16,639	$8,175	$8,464

Cash Flows - The Company expects to contribute approximately $1.3 million to its pension plans and $1.1 million to its other postretirement benefit plans in 2013.

The estimated benefit payments for each of the next five years and the five-year period thereafter are as follows:

	Pension benefits	Other benefits
2013	$1,718	$1,055
2014	1,707	1,113
2015	1,715	1,022
2016	1,748	1,079
2017	1,744	945
2018–2022	8,738	4,724

Total	$17,370	$9,938

CONTINENTAL CEMENT COMPANY, L.L.C. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

(In thousands)

(11)	Accrued Mining Reclamation

The Company has asset retirement obligations arising from regulatory requirements to perform certain reclamation activities at the time that certain quarries are closed. The liability was initially measured at fair value and subsequently is adjusted for accretion expense, payments and changes in the amount or timing of the estimated cash flows. The corresponding asset retirement costs are capitalized as part of the carrying amount of the related long-lived asset and depreciated over the asset’s remaining useful life. The following table presents the activity for the asset retirement obligations for the years-ended December 31, 2012 and 2011:

	Year ended December 31,
	2012	2011
Beginning balance	$687	$659
Increase in cost estimate	532	—
Accretion expense	30	28

Ending balance	$1,249	$687

(12)	Commitments and Contingencies

(a)	Litigation and Claims

Continental Cement is party to certain legal actions arising from the ordinary course of business activities. In the opinion of management, these actions are without merit or that the ultimate disposition, if any, resulting from them will not have a material effect on Continental Cement’s consolidated financial position, results of operations or liquidity. Continental Cement’s policy is to record legal fees as incurred.

(b)	Environmental Remediation

Continental Cement’s mining operations are subject to and affected by Federal, state and local laws and regulations relating to the environment, health and safety and other regulatory matters. These operations require environmental operating permits, which are subject to modification, renewal and revocation. Continental Cement regularly monitors and reviews its operations, procedures and policies for compliance with these laws and regulations. Despite these compliance efforts, risk of environmental liability is inherent in the operation of Continental Cement’s business, as it is with other companies engaged in similar businesses and there can be no assurance that environmental liabilities will not have a material adverse effect on Continental Cement in the future.

On October 14, 1999, the Missouri Department of Natural Resources (MDNR) and the EPA granted the Company a Final Hazardous Waste Management Facility Permit that authorizes Continental Cement to handle, treat, store, recover energy from and dispose of hazardous waste as a supplemental fuel source (RCRA Part B Permit). This permit also incorporated certain Boiler and Industrial Furnace (BIF) regulation emission limits and operating parameters that the Company was subject to prior to the Maximum Achievable Control Technology Standards. On October 13, 2009, a permit renewal application was submitted to MDNR. MDNR has authorized the Company to operate under interim status. Once approved, the renewal will cover another ten-year period.

CONTINENTAL CEMENT COMPANY, L.L.C. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

(In thousands)

On July 11, 2006, Continental Cement received a Construction Permit for a new kiln system to replace the system in operation at that time. The new kiln began shakedown operations in 2008 and is operating under the new Hazardous Waste Combustor Maximum Achievable Control Technology Standards. Continental Cement has performed the required confirmatory permit tests and submitted a Notification of Compliance to the regulatory agencies. The amended Construction Permit is in place and Continental Cement is now preparing an application for renewal of the Part 70 Operating Permit that will encompass the new permit requirements as well as those that still apply to the components of the existing facility.

(c)	Other

In February 2011, Continental Cement incurred a property loss related to a sunken barge with cement product aboard. At which time, the Company recognized a loss of $0.6 million for the lost product and property. As of December 31, 2012, the Company has a $0.9 million accrual for the estimated remaining costs to remove the barge. Any insurance recoveries from the loss will be recorded when probable.

Continental Cement is obligated under various firm purchase commitments for certain raw materials and services that are in the ordinary course of business. Management does not expect any significant changes in the market value of these goods and services during the commitment period that would have a material adverse effect on the financial position, results of operations, and cash flows of Continental Cement. The terms of the purchase commitments are generally less than one year.

Approximately 64% of the Company’s employees are represented by labor organizations under collective bargaining agreements. The collective bargaining agreements expire between 2013 and 2015. Historically, the Company has been successful at negotiating successor agreements without any material disruptions to operating activities. The Company does not expect the 2013 negotiations to have a material impact on its results of operations, financial position or liquidity.

(13)	Related-Party Transactions

The Company purchased equipment from a certain member of the Company for approximately $2,130 during the year ended December 31, 2011. In addition, interest expense of $90 was recorded on this purchase during the year ended December 31, 2011. This related party equipment purchase and interest was included in accounts payable at December 31, 2011 and paid in 2012.

The Company owes $2.1 million to a certain member of Continental Cement for accrued interest on a related party note. The principal balance on the note was repaid as part of the January 2012 financing transactions.

Cement sales to companies owned by certain members of Continental Cement were approximately $12.5 million, $9.5 million, $9.0 million and $4.0 million for the years ended December 31, 2012 and December 31, 2011 and for the periods from May 27, 2010 to December 31, 2010 (Successor) and from January 1, 2010 to May 26, 2010 (Predecessor), respectively, and accounts receivables due from these parties were approximately $1.0 million and $1.3 million as of December 31, 2012 and 2011, respectively.

Cement sales to other companies owned by Summit were approximately $3.8 million, $2.8 million and $3.9 million for the years ended December 31, 2012 and December 31, 2011 and for the period from May 27, 2010 to December 31, 2010, respectively, and accounts receivables due from these parties were approximately $0.2 million and $0.2 million as of December 31, 2012 and 2011, respectively.

CONTINENTAL CEMENT COMPANY, L.L.C. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

(In thousands)

Waste fuel sales by Continental Cement to American Environmental Services, Inc. (related through common ownership in Green America Recycling) were approximately $0.7 million for the year ended December 31, 2011 and the period from May 27, 2010 through December 31, 2010 (Successor) and $0.4 million for the period from January 1, 2010 through May 26, 2010 (Predecessor). During 2011, the Company purchased the remaining interest in Green America Recycling for $1, at which point American Environmental Services, Inc. was no longer a related party.

From January 1, 2010 to May 26, 2010 (Predecessor), the Company’s Operating Agreement provided for $121 for non-compete fee to be paid to the Managing Member of the Company.

(14)	Supplemental Cash Flow Information

Supplemental cash flow information is as follows:

	Successor			Predecessor
			May 27, 2010 to December 31, 2010	January 1, 2010 to May 26, 2010
	Year ended December 31,
	2012	2011
Cash paid for interest	$7,353	$12,946	$22,389	$8,321
Non cash financing activities:
Financing fees	$—	$—	$424	$800
Redeemable members unit	—	—	—	3,528
Long-term debt due to Summit	156,842	—	—	—
Repayment of long-term debt and accrued interest by Summit	(156,842)	—	—	—

(15)	Leasing Arrangements

Rent expense incurred, including short term rentals and primarily related to land and equipment, was $524, $426, $542, and $521 for the years ended December 31, 2012 and 2011 and the periods from May 27, 2010 to December 31, 2010 (Successor) and January 1, 2010 to May 26, 2010 (Predecessor), respectively.

Minimum rental commitments under long-term operating leases as of December 31, 2012, are as follows:

Year ending December 31:
2013	$377
2014	209
2015	177
2016	172
2017	172

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors

Cornejo & Sons, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheets of Cornejo & Sons, Inc. and Subsidiaries as of October 31, 2009 and 2008, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years ended October 31, 2009, 2008 and 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Cornejo & Sons, Inc. and Subsidiaries as of October 31, 2009 and 2008 and the results of their operations and their cash flows for the years ended October 31, 2009, 2008 and 2007, in conformity with accounting principles generally accepted in the United States of America.

/s/ Allen, Gibbs & Houlik, L.C.

December 15, 2011

301 N. Main, Suite 1700 • Wichita, Kansas 67202-4868 • (316) 267-7231 • (316)  267-0339 fax • www.aghlc.com

CORNEJO & SONS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

October 31, 2009 and 2008

	2009	2008
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$11,659,720	$5,343,679
Receivables (including retainage), less allowance for doubtful accounts of $47,385 and $58,597	7,314,880	10,738,012
Notes receivable, related party	101,997	11,320
Inventory	640,827	295,290
Costs and estimated earnings in excess of billings on uncompleted contracts	2,225,358	1,934,321
Prepaid expenses	239,393	132,309

Total current assets	22,182,175	18,454,931

PROPERTY AND EQUIPMENT
Property and equipment	47,443,915	42,100,844
Less accumulated depreciation	30,261,970	26,739,922

	17,181,945	15,360,922

OTHER ASSETS
Cash surrender value of life insurance	931,180	959,101
Land and buildings held for investment	1,243,184	1,243,184
Notes receivable, related party	1,180,880	1,066,119
Income tax deposit	449,446	337,123
Goodwill	1,949,021	1,949,021
Other assets	2,251,245	2,459,590

	8,004,956	8,014,138

	$47,369,076	$41,829,991

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Current maturities of long-term debt	$792,619	$1,121,360
Current maturities of related party notes payable	267,705	441,455
Accounts payable, including retainage of $1,065,191 and $857,442	6,243,871	5,096,669
Billings in excess of costs and estimated earnings on uncompleted contracts	1,439,934	1,537,568
Accrued liabilities:
Salaries and wages	256,053	462,853
Property, payroll, and other taxes	1,102,164	1,326,411
Other	213,176	225,521

Total current liabilities	10,315,522	10,211,837

Long-term debt, less current maturities	1,824,753	3,415,360
Related party notes payable, less current maturities	762,206	965,082
Deferred income taxes	160,151	168,000

Total long-term liabilities	2,747,110	4,548,442

STOCKHOLDERS’ EQUITY
Common stock — no par value	30,000	30,000
Retained earnings	37,085,246	29,848,514

	37,115,246	29,878,514
Less treasury stock — 1,221,000 shares at cost	2,808,802	2,808,802

Total stockholders’ equity	34,306,444	27,069,712

	$47,369,076	$41,829,991

The accompanying notes are an integral

part of these consolidated financial statements.

CORNEJO & SONS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

Years Ended October 31, 2009, 2008 and 2007

	2009	2008	2007
Revenues earned	$84,507,746	$79,554,879	$65,632,472
Cost of revenues earned	66,246,714	64,524,133	54,005,588

Gross profit	18,261,032	15,030,746	11,626,884
Selling, general, and administrative expenses	(8,655,619)	(6,767,591)	(6,103,254)
Gain on disposal of property and equipment	1,420,833	18,244	199,075

Income from operations	11,026,246	8,281,399	5,722,705

Other income (expense):
Interest and dividend income	93,875	127,655	103,062
Interest expense	(236,439)	(299,504)	(235,760)
Miscellaneous	249,638	270,965	178,908

	107,074	99,116	46,210

Net income before taxes	11,133,320	8,380,515	5,768,915
Income tax benefit (expense)	5,000	(589,000)	(119,000)

Net income	$11,138,320	$7,791,515	$5,649,915

The accompanying notes are an integral

part of these consolidated financial statements.

CORNEJO & SONS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

Years Ended October 31, 2009, 2008 and 2007

	Common Stock – Class A		Common Stock – Class B
	Number of Shares	Par Value	Number of Shares	Par Value	Retained Earnings	Treasury Stock	Total
Balance, October 31, 2006	17,787	$300	1,760,906	$29,700	$21,608,179	$(2,808,802)	$18,829,377
Stockholder distributions					(2,968,947)		(2,968,947)
Net income					5,649,915		5,649,915

Balance, October 31, 2007	17,787	300	1,760,906	29,700	24,289,147	(2,808,802)	21,510,345
Stockholder distributions					(2,232,148)		(2,232,148)
Net income					7,791,515		7,791,515

Balance, October 31, 2008	17,787	300	1,760,906	29,700	29,848,514	(2,808,802)	27,069,712
Stockholder distributions					(3,901,588)		(3,901,588)
Net income					11,138,320		11,138,320

Balance, October 31, 2009	17,787	$300	1,760,906	$29,700	$37,085,246	$(2,808,802)	$34,306,444

The accompanying notes are an integral

part of these consolidated financial statements.

CORNEJO & SONS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended October 31, 2009, 2008 and 2007

	2009	2008	2007
Cash flows from operating activities:
Net income	$11,138,320	$7,791,515	$5,649,915
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	4,147,493	4,000,603	3,210,240
Gain on disposal of property and equipment	(1,420,833)	(18,244)	(199,075)
Deferred income taxes	(7,849)	155,410	126,017
Changes in operating assets and liabilities:
Receivables	3,423,132	(2,225,351)	(1,930,898)
Inventory	(345,537)	19,152	(237,208)
Costs and estimated earnings in excess of billings on uncompleted contracts	(291,037)	(841,114)	126,466
Interest receivable	—	2,301	(1,020)
Prepaid expenses	(107,084)	3,548	(35,412)
Income tax deposit	(112,323)	59,032	(218,197)
Accounts payable	1,147,202	(194,712)	1,549,863
Billings in excess of costs and estimated earnings on uncompleted contracts	(97,634)	211,790	(70,172)
Accrued liabilities	(443,392)	654,251	(16,226)

Net cash flow from operating activities	17,030,458	9,618,181	7,954,293

Cash flows from investing activities:
Proceeds from sale of property and equipment	1,971,409	41,877	354,238
Acquisition of property and equipment	(6,309,976)	(4,634,813)	(3,347,187)
Disbursement of notes receivable, related party	(496,838)	(1,418,366)	(380,418)
Proceeds from notes receivable, related party	291,400	350,327	510,916
Purchase of other assets	(771)	(1,406)	(1,136)
Proceeds from sale of land and buildings held for investment	—	25,000	11,100
Purchase of land and buildings held for investment	—	—	(92,946)
Decrease in cash surrender value of life insurance	27,921	728,927	91,686

Net cash flow from investing activities	(4,516,855)	(4,908,454)	(2,853,747)

Cash flows from financing activities:
Distributions to stockholders	(3,901,588)	(2,232,148)	(2,968,947)
Payment of long-term debt	(2,551,503)	(2,898,054)	(1,092,470)
Proceeds from long-term debt	632,155	423,528	988,616
Payment of related party notes payable	(376,626)	(173,397)	(245,399)
Proceeds from related party notes payable	—	1,425,000	—

Net cash flow from financing activities	(6,197,562)	(3,455,071)	(3,318,200)

Increase in cash and cash equivalents	6,316,041	1,254,656	1,782,346
Cash and cash equivalents, beginning of year	5,343,679	4,089,023	2,306,677

Cash and cash equivalents, end of year	$11,659,720	$5,343,679	$4,089,023

Non-cash transaction:
Acquisition of other assets and property and equipment with the issuance of long-term debt	$—	$3,500,000	$—

The accompanying notes are an integral

part of these consolidated financial statements.

CORNEJO & SONS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Operations — Cornejo & Sons, Inc. (Company) was incorporated on May 2, 1983, and performs construction, excavation, and paving contracting services for governmental agencies and private industry primarily within the state of Kansas. The work is generally performed under fixed price contracts. In connection with its normal construction activities, the Company may be required to purchase bid and performance bonds. The surety issuing the bonds has recourse against certain of the Company’s assets in the event the surety is required to honor the bonds. The length of the Company’s contracts varies, but is generally under one year. Billings are submitted as work progresses, and retainages are generally due upon job completion and acceptance.

The Company’s wholly-owned subsidiary, Concrete Materials Company of Kansas, L.L.C. (CMC), operates concrete production facilities and provides concrete to the Company, as well as unrelated third parties.

The Company’s wholly-owned subsidiary, Cornejo Materials, Inc., (CMI) operates sand production facilities and provides sand and top soil to the Company and CMC, as well as unrelated third parties.

The Company’s wholly-owned subsidiary, Allmetal Recycling, L.L.C. (AMR), operates a facility that buys and accepts scrap metal from the Company as well as unrelated third parties, and sells metal.

Principles of Consolidation — The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries (Companies). All material intercompany accounts and transactions are eliminated in the consolidation. Management has determined that there are no other entities that require consolidation under authoritative literature.

Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect: (1) the reported amounts of assets and liabilities, (2) disclosures such as contingencies, and (3) the reported amounts of revenues and expenses included in such financial statements. Actual results could differ from those estimates.

Cash and Cash Equivalents — The Companies consider all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. The Companies maintain cash in bank accounts that, at times, may exceed federally insured limits. The Companies have not experienced any losses in such accounts and believe they are not exposed to any significant credit risk on cash and cash equivalents.

Receivables — Receivables are carried at the original billing amount less an estimate made for doubtful receivables based on a review of all outstanding amounts. Management determines the allowance for doubtful accounts by identifying troubled accounts and by using historical experience. Receivables are written off when deemed uncollectible. Recoveries of receivables previously written off are recorded when received.

A receivable is considered to be past due if any portion of the receivable balance is outstanding more than 90 days. Interest is charged on receivables outstanding for more than 60 days and is recognized as it is charged. Interest charges are suspended when the balance is deemed uncollectible.

Inventory — Inventory consists of various asphalt and concrete aggregates and is stated at the lower of cost (determined on the first-in, first-out basis) or market.

Contracts — Profits on long-term contracts are recorded on the basis of the Company’s estimates of the percentage-of-completion of individual contracts. That portion of the total contract is accrued, which is allocable, on the basis of the Company’s engineering estimates of the percentage-of-completion, to contract expenditures

CORNEJO & SONS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

incurred and work performed. In circumstances where estimating the final outcome is impractical except to assure no loss will be incurred, the Company uses a zero estimate of profit.

Contract costs include all direct costs plus indirect shop costs related to contract performance. General and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Revisions in the costs and profit estimates during the course of the work are reflected in the accounting period in which the facts that require the revision become known.

The asset, “costs and estimated earnings in excess of billings on uncompleted contracts,” represents costs in excess of revenues recognized. The liability, “billings in excess of costs and estimated earnings on uncompleted contracts,” represents billings in excess of revenues recognized.

Non-Contract Revenue Recognition — CMC and CMI generally recognize revenue when product is delivered to the customers. AMR generally recognizes revenue upon the sale of metal to a customer in accordance with pre-approved agreements.

Property and Equipment — Property and equipment are carried at cost. Depreciation is computed using both the straight-line and declining-balance methods. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in income for the period. The cost of maintenance and repairs is charged to expense as incurred; significant renewals and betterments are capitalized. Deduction is made for retirements resulting from renewals or betterments.

Goodwill — The Companies record as goodwill the excess of purchase price over the fair value of the identifiable net assets acquired. Authoritative literature prescribes a two-step process for impairment testing of goodwill, which is performed annually, as well as when an event triggering impairment may have occurred. The first step tests for impairment, while the second step, if necessary, measures the impairment. The Companies have elected to perform the annual analysis during the fourth quarter of each fiscal year as of October 31st. No indicators of impairment were identified as of October 31, 2009 or 2008.

Other Assets — Other assets consist of non-compete agreements and acquired landfill rights of $2,246,733 less accumulated amortization, and are amortized on the straight-line method over their estimated useful lives, generally 5 years and 15 years, respectively. Total amortization was $209,116, $184,152 and $59,334 for the years ended October 31, 2009, 2008 and 2007, respectively. Estimated aggregate amortization expenses will approximate $209,116 for each of the next three years and then will be approximately $173,000 after that until each asset is fully amortized.

Fair Value of Financial Instruments — Non-derivative financial instruments included in the balance sheets are cash value of life insurance. These instruments are carried at amounts approximating fair value.

Income Taxes — Effective November 1, 2002, the Company and CMC each elected to be taxed as an ‘S’ Corporation. CMI was a ‘C’ Corporation for tax purposes until electing to be taxed as an ‘S’ Corporation effective January 1, 2009. AMR is organized as a limited liability company and will be included with the Company for tax purposes.

Under an ‘S’ Corporation election, income and losses, along with any tax credits, will be reportable for income tax purposes by the stockholders on their individual income tax returns. Accordingly, the accompanying financial statements do not include a provision for income taxes on ‘S’ corporate earnings. Customarily,

CORNEJO & SONS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

stockholders in ‘S’ Corporations withdraw funds from equity to make quarterly and annual income tax payments. The Companies do not accrue such withdrawals as the taxable income is earned, instead, the Companies’ policy is to record such withdrawals when the cash is distributed.

Prior to January 1, 2009, CMI filed its own tax return on a calendar year-end basis. After January 1, 2009, CMI will be consolidated with the Company’s tax return.

As a condition of this ‘S’ Corporation election, the Internal Revenue Service (IRS) requires a tax deposit for fiscal years other than a calendar year-end. As of October 31, 2009 and 2008, the deposit with the IRS in order for the Companies to maintain a fiscal year-end of October 31 is $449,446 and $337,123, respectively.

Companies making the election to become an ‘S’ Corporation are subject to a tax on any unrecognized “built-in” gain realized during the 10-year period after the conversion. The unrecognized built-in gain is any gain realized upon disposing of an asset that can be attributed to appreciation before the conversion to ‘S’ status. During the years ended October 31, 2009, 2008 and 2007, the Companies did not recognize any built-in gains tax expense from the sale of appreciated assets. The Company has reduced its deferred tax liability to its estimate of future tax obligations related to disposals of assets subject to the built-in gains tax. However, the Company intends to utilize tax planning techniques in an effort to defer tax obligations as a result of disposals of assets subject to the built-in gains tax when possible.

Stockholder’s Equity — During January 2010, the Companies amended the Articles of Incorporation to allow for the issuance of up to 10 million shares of common stock without par value with the shares divided into two classes: 100,000 shares of Class A shares (voting) and 9,900,000 shares of Class B shares (non-voting). Further, the Companies declared a 1,000: 1 stock split based on the respective numbers of outstanding shares owned by each shareholder of record as of January 14, 2010. Shares were issued on the basis of 1% of the common stock issued as Class A voting stock and 99% issued as Class B non-voting stock. This resulted in 3,000 shares of common stock issued at October 31, 2009 and 2008 being retroactively split into 17,787 shares of Class A and 1,760,906 shares of Class B stock issued. This had no effect on the total stockholder’s equity or value of common stock issued.

Advertising — The Companies charge the cost of advertising to expense as incurred. Advertising expense was $60,041, $86,170 and $64,539 for the years ended October 31, 2009, 2008 and 2007, respectively.

Asset Retirement Obligation — In connection with the Companies’ landfill operations, the Companies accrue annually a portion of the estimated liability expected to close the landfills at the end of their operational lives as well as the estimated post-closure costs. At October 31, 2009 and 2008, the Companies have accrued $104,286 and $29,750, respectively, in estimated asset retirement obligations, which is included in other accrued liabilities.

Subsequent Events — Subsequent events have been evaluated through the date of the independent auditor’s report, December 15, 2011, which is the date these financial statements were available to be issued.

Recently Issued Accounting Standards — The FASB has issued interpretations related to the accounting for uncertain tax positions, which clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements for both ‘C’ corporations and pass-through entities. This guidance prescribes a recognition threshold and measurement standard for the financial statement recognition and measurement of an income tax position taken or expected to be taken in a tax return including positions that the organization is exempt from

CORNEJO & SONS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

income taxes or not subject to income taxes on unrelated business income. In addition, it provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

The Company presently discloses or recognizes income tax positions based on management’s estimate of whether it is reasonably possible or probable, respectively, that a liability has been incurred for unrecognized income tax expense or benefits by applying accounting literature on accounting for contingencies.

The Company will adopt this new interpretation in its 2010 annual financial statements but does not anticipate it will significantly affect its financial statements.

2. RECEIVABLES

	October 31,
	2009	2008
Completed contracts and other	$3,593,779	$5,291,185
Contracts-in-process	2,442,989	3,388,344
Retainage	1,278,112	2,058,483

	$7,314,880	$10,738,012

3. RECEIVABLES, RELATED PARTY

The Companies have various unsecured demand notes receivable at October 31, 2009 and 2008, in the aggregate amount of $101,997 and $11,320, respectively, due from stockholders or related parties.

The Companies have an unsecured note receivable at October 31, 2009 and 2008, in the amount of $1,180,880 and $1,066,119, respectively, due from a related party. The Companies anticipate the collection of this note via proceeds from the ultimate maturity of a life insurance policy on this related party. As such, this note has been classified as long-term.

4. COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

	2009	2008
Costs incurred on uncompleted contracts	$57,877,170	$45,183,095
Estimated earnings	11,888,838	8,173,404

	69,766,008	53,356,499
Less: billings to date	68,980,584	52,959,746

	$785,424	$396,753

Included in accompanying balance sheets under the following captions:

Costs and estimated earnings in excess of billings on uncompleted contracts	$2,225,358	$1,934,321
Billings in excess of costs and estimated earnings on uncompleted contracts	(1,439,934)	(1,537,568)

	$785,424	$396,753

CORNEJO & SONS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

5. PROPERTY AND EQUIPMENT

Property and equipment consists of the following at October 31:

Classification	Useful Life	2009	2008
Land		$1,970,633	$1,970,633
Buildings and improvements	12 to 40 years	3,611,875	3,585,796
Automobiles and trucks	5 to 15 years	6,019,170	5,526,690
Construction equipment	5 to 20 years	29,050,211	26,085,454
Office equipment	5 to 10 years	285,249	241,351
Asphalt plant equipment	10 years	1,520,581	1,520,581
Rock crushing equipment	10 years	1,285,965	1,073,900
Concrete plant equipment	10 years	3,700,231	2,096,439

		$47,443,915	$42,100,844

Depreciation expense for 2009, 2008 and 2007 was $3,938,377, $3,816,451 and $3,150,906, respectively.

6. LONG-TERM DEBT

The Companies have an unsecured note payable to an unrelated third party. The note is payable in annual installments of $50,552 through April 2012 and bears interest at 4.5%. The balance of this note was $138,965 and $181,355 at October 31, 2009 and 2008, respectively.

The Companies had a secured note payable to a bank for the purchase of land. The note was payable in monthly installments of $7,807 at a variable interest rate of 0.5% below prime rate. The note was to mature on May 1, 2012. This note was paid off during 2009. The balance of this note was $0 and $324,034 at October 31, 2009 and 2008, respectively.

In April 2006, the Companies secured a note payable for $1,000,000 to a bank. The note was payable in monthly installments of $15,069 at a variable interest rate of 2.0% above the London Interbank Offered Rate (LIBOR) (2.24% at October 31, 2009). The note was to mature on May 1, 2013. This note was paid off during 2009. The balance of this note was $0 and $706,369 at October 31, 2009 and 2008, respectively, and was secured by substantially all assets of the Company.

The Companies have several secured notes payable to certain finance companies for the acquisition of equipment. The notes are interest free and call for monthly payments between approximately $1,400 and $11,000 through maturity. The aggregate outstanding balance on these notes at October 31, 2009 and 2008 was $15,327 and $168,411, respectively.

The Companies have interest free, unsecured notes payable for acquisition of equipment and construction of a plant, payable in monthly installments. The aggregate outstanding balance on these notes is $17,765 and $25,661, at October 31, 2009 and 2008, respectively.

In connection with the acquisition of the remaining interest of CMI during 2006, the Companies entered into a financing arrangement for the payment of a non-compete agreement with the former stockholder. The agreement calls for monthly payments of $3,000 for five years. The remaining balance on this agreement at October 31, 2009 and 2008 was $54,000 and $90,000, respectively.

CORNEJO & SONS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

6. LONG-TERM DEBT (CONTINUED)

During 2008, in connection with the acquisition of property and equipment and landfill rights (included in other assets), the Companies have a 5.80% interest rate note payable to a Bank payable in monthly installments of $67,682 with all outstanding principal and interest due January 1, 2011. The balance on this note at October 31, 2009 and 2008 is $2,391,315 and $3,040,890, respectively, and is secured by substantially all assets of the Companies.

Maturities of long-term debt are as follows:

Year Ending October 31,
2010	$792,619
2011	1,774,404
2012	50,349

$2,617,372

Interest paid on long-term debt above for the years ended October 31, 2009, 2008 and 2007 was $238,024, $286,419 and $236,194, respectively.

The Company and CMC each have revolving credit agreements with a local bank secured by substantially all assets. Under these agreements, the Company and CMC may borrow up to $2,500,000 and $500,000, respectively, at 2.00% above LIBOR (2.24% at October 31, 2009). At October 31, 2009 and 2008, no amounts were drawn on these agreements, and the full balances were available for borrowing.

7. RELATED PARTY NOTES PAYABLE

	October 31,
	2009	2008
Note payable to a relative of the stockholders for acquisition of land and buildings. This secured note is structured as a life annuity with monthly payments of $13,120. Monthly payments are expected to continue until paid and/or cancellation of the life annuity.	$1,029,911	$1,406,537
Less current maturities	267,705	441,455

	$762,206	$965,082

Interest imputed on the above related party notes payable for the years ended October 31, 2009 and 2008 was $3,149 and $10,533, respectively.

8. EMPLOYEE BENEFIT PLANS

The Companies have a profit sharing retirement plan for the benefit of all qualified employees. The Trust Agreement stipulates the amount of the annual contribution to the plan shall be determined by the Board of Directors of the Companies. The amount so determined is not to exceed the amount deductible for income tax purposes. The Companies did not make contributions in 2009, 2008 or 2007.

The Companies also have a 401(k) plan for the benefit of substantially all of its employees. The Companies contribute a matching contribution at the discretion of the Board of Directors. The Companies’ contributions for 2009, 2008 and 2007 were $104,351, $127,332 and $91,565, respectively.

CORNEJO & SONS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

8. EMPLOYEE BENEFIT PLANS (CONTINUED)

The Companies have a deferred compensation agreement with three key employees that will pay each employee monthly an agreed upon amount for 10 years (aggregates to approximately $105,000 annually) after the earlier of retirement or a change in control event (as defined). The agreements are partially funded through Company owned life insurance policies on the three employees. The total amount accrued is $43,766 at October 31, 2009 and $0 at October 31, 2008.

9. INCOME TAXES

At October 31, 2009 and 2008, deferred taxes consist of management’s estimate of future tax obligations related to disposals of assets subject to built-in gains tax. Management’s historical practice has been to defer gains on disposals for tax purposes by trading in assets via tax-free exchanges. Should this historical practice change or not be available, the potential liability for future built-in gains tax could be substantially greater. Deferred taxes consist of the following at October 31:

	2009	2008
Deferred tax liability:
Built-in gains tax	$(160,151)	$(168,000)

The income tax provision on CMI (attributed to operations prior to the conversion to an ‘S’ corporation) differs from the amount of income tax determined by applying the U.S. Federal income tax rate (34%) to pretax income for the years ended October 31, 2009 and 2008, primarily due to non-deductible items.

10. RELATED PARTY TRANSACTIONS

The Companies leased their office and other shop facilities from entities owned by the officers and stockholders of the Corporation, under an operating lease agreement that expired in October 2007. The leases contained a one-year renewal option, which was exercised, and required monthly payment aggregating $14,000. The lease also required the Companies to pay all executor costs (such as property taxes, maintenance, and insurance). Rents paid under this agreement were approximately $146,000 for the year ended October 31, 2008 and $168,000 for the year ended October 31, 2007. During fiscal 2008, the Companies acquired the office and shop facilities that were previously rented from related entities by issuing debt (see Note 7).

11. MAJOR CUSTOMERS

Revenue from one of the Companies’ customers during the years ended October 31, 2009, 2008 and 2007 was approximately $34 million, $22 million and $19 million, respectively. The amount receivable from this same customer at October 31, 2009 and 2008 was $1,141,079 and $2,615,891, respectively.

12. COMMITMENTS AND CONTINGENCIES

From time to time, the Companies are subject to claims and litigation that arise in the ordinary course of business. Management does not expect these matters to have a material adverse effect on the Companies’ financial condition.

13. FAIR VALUE MEASUREMENT

In September 2006, the FASB issued guidance which defines fair value, establishes a framework for measuring fair value under current accounting pronouncements that require or permit fair value measurement and enhances disclosures about fair value measurements. Effective November 1, 2008, the Company adopted this

CORNEJO & SONS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

13. FAIR VALUE MEASUREMENT (CONTINUED)

guidance. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction value hierarchy which requires an entity to maximize the use of observable inputs when measuring fair value.

The guidance describes three levels of inputs that may be used to measure fair value:

Level 1 — Inputs to the valuation methodology are quoted prices available in active markets for identical investments as of the reporting date;

Level 2 — Inputs to the valuation methodology are other than quoted prices in active markets, which are either directly or indirectly observable as of the reporting date, and fair value can be determined through the use of models or other valuation methodologies; and

Level 3 — Inputs to the valuation methodology are unobservable inputs in situations where there is little or no market activity for the asset or liability and the reporting entity makes estimates and assumptions related to the pricing of the asset or liability including assumptions regarding risk.

A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. The following is a description of the valuation methodologies used for instruments measured at fair value, including the general classification of such instruments pursuant to the valuation hierarchy.

Cash Value of Life Insurance — These instruments are classified as Level 3. The values are determined by the underwriting insurance company’s valuation models and represent the guaranteed value the Company would receive upon surrender of the policies as of October 31, 2009. These policies are held on key employees.

Below are the Company’s financial instruments carried at fair value on a recurring basis by the fair value hierarchy levels described above.

	Assets at Fair Value as of October 31, 2009			Fair Value
	Level 1	Level 2	Level 3
Cash value of life insurance	$—	$—	$931,180	$931,180

The table below sets forth a summary of changes in the fair value of the Company’s level 3 assets for the year ended October 31, 2009:

Level 3 Assets
Cash Value of Life Insurance
Balance, beginning of year	$959,101
Net of change in fair market value and premiums paid	(27,921)

Balance, end of year	$931,180

CORNEJO & SONS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

14. ACQUISITION

Effective August 7, 2009, the Company (through a wholly-owned subsidiary specifically created for this acquisition, AMR) acquired the assets of an entity in Wichita. This acquisition has been accounted for in accordance with applicable accounting guidance on business combinations. The aggregate purchase price of $1,500,000 was all allocated to the estimated fair values of the fixed assets acquired.

15. SUBSEQUENT EVENT

Effective April 16, 2010, the Companies sold substantially all assets to an unrelated third party. This transaction triggered the change of control provision in the deferred compensation agreements. This resulted in an additional accrual, on the effective date of the transaction, of approximately $572,000. This transaction also triggered built-in gains tax (see Note 9) of approximately $516,000 on the effective date of the transaction.

CORNEJO & SONS, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

Three Months Ended January 31, 2010 and 2009

	2010	2009
Revenues earned	$15,566,623	$15,148,511
Cost of revenues earned	10,957,490	12,396,098

Gross profit	4,609,133	2,752,413
Selling, general, and administrative expenses	2,285,313	1,738,645
Gain on disposal of property and equipment	240,171	—

Income from operations	2,563,991	1,013,768

Other income (expense):
Interest and dividend income	31,940	16,457
Interest expense	(39,188)	(60,086)
Miscellaneous	66,001	63,048

	58,753	19,419

Net income before taxes	2,622,744	1,033,187
Income tax expense	—	(90,000)

Net income	$2,622,744	$943,187

The accompanying notes are an integral

part of these unaudited interim financial statements.

CORNEJO & SONS, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

Three Months Ended January 31, 2010 and 2009

	2010	2009
Cash flows from operating activities:
Net income	$2,622,744	$943,187
Adjustments to reconcile net income to net cash flow from operating activities:
Depreciation and amortization	1,096,008	1,420,670
Gain on disposal of property and equipment	(240,171)	—
Changes in operating assets and liabilities:
Receivables	1,141,118	4,048,040
Inventory	(304,647)	(305,636)
Costs and estimated earnings in excess of billings on uncompleted contracts	181,784	1,206,294
Prepaid expenses	(1,108,005)	(1,054,328)
Income tax deposit	—	(7,500)
Accounts payable	(4,227,489)	(2,287,361)
Billings in excess of costs and estimated earnings on uncompleted contracts	440,617	342,153
Accrued liabilities	92,946	(532,655)

Net cash flow from operating activities	(305,095)	3,772,864

Cash flows from investing activities:
Proceeds from sale of property and equipment	385,495	—
Acquisition of property and equipment	(1,019,411)	(1,709,542)
Disbursement of notes receivable, related party	(27,488)	(60,502)
Receipts on notes receivable, related party	96,397	—
Purchases of/change in other assets	(466,152)	30,970

Net cash flow from investing activities	(1,031,159)	(1,739,074)

Cash flows from financing activities:
Distributions to stockholders	(802,704)	(1,291,425)
Payment of long-term debt	(449,036)	(480,560)
Proceeds from long-term debt	898,241	632,155
Payment of related party notes payable	(38,301)	(43,357)
Proceeds from related party notes payable	46,715	218,025

Net cash flow from financing activities	(345,085)	(965,162)

Increase in cash and cash equivalents	(1,681,339)	1,068,628
Cash and cash equivalents, beginning of period	11,659,720	5,343,679

Cash and cash equivalents, end of period	$9,978,381	$6,412,307

The accompanying notes are an integral

part of these unaudited interim financial statements.

CORNEJO & SONS, INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The consolidated interim financial statements for Cornejo & Sons, Inc. and Subsidiaries have been prepared by the Company, without audit. Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. Management believes that the disclosures are adequate to present fairly the financial position, results of operations and cash flows at the dates and for the periods presented. It is suggested that this interim financial information be read in conjunction with the financial statements and notes thereto appearing in the Company’s latest annual audit report. Results for interim periods are not necessarily indicative of those to be expected for the fiscal year.

Stockholders’ Equity — During January 2010, the Companies amended the Articles of Incorporation to allow for the issuance of up to 10 million shares of common stock without par value with the shares divided into two classes: 100,000 shares of Class A shares (voting) and 9,900,000 shares of Class B shares (non-voting). Further, the Companies declared a 1,000:1 stock split based on the respective number of outstanding shares owned by each shareholder of record as of January 14, 2010. Shares were issued on the basis of 1% of the common stock issued as Class A voting stock and 99% issued as Class B non-voting stock. This resulted in 3,000 shares of common stock issued at October 31, 2009 split into 17,787 shares of Class A and 1,760,906 shares of Class B stock issued at January 31, 2010. This had no effect on the total stockholders’ equity or value of common stock issued.

Asset Retirement Obligation — In connection with the Companies’ landfill operations, the Companies accrue a portion of the estimated liability expected to close the landfills at the end of their operational lives as well as the estimated post-closure costs. The Company established a new estimate of this retirement obligation based on revised cash flow projections, which primarily relate to capping and closing the landfills. This change in estimate, that resulted in the recognition of an additional liability of approximately $500,000, was recognized as of November 1, 2009. At January 31, 2010 and October 31, 2009, the Companies have accrued $602,305 and $104,286, respectively, in estimated asset retirement obligations, which is included in other liabilities.

Subsequent Events — These financial statements considered subsequent events through December 15, 2011, the date the financial statements were available to be issued.

Future Adoption of New Accounting Standards — In January 2010, the FASB issued ASU No. 2010-06, “Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements”, which also requires additional disclosures about purchases, sales, issuances and settlements in the roll-forward of Level 3 fair value measurements. This new guidance will be effective for the Company on January 1, 2011. The adoption of this new accounting guidance is not expected to have a material impact on the Company’s consolidated financial statements.

2. RECEIVABLES

	January 31, 2010	October 31, 2009
Construction contracts (completed and in-process)	$4,950,350	$6,036,768
Retainage	1,223,412	1,278,112

	$6,173,762	$7,314,880

CORNEJO & SONS, INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

3. NOTES RECEIVABLE, RELATED PARTY

The Companies have various unsecured demand notes receivable at January 31, 2010 and October 31, 2009, in the aggregate amount of $19,966 and $101,997, respectively, due from stockholders, employees or related parties.

The Companies have an unsecured note receivable at January 31, 2010 and October 31, 2009, in the amount of $1,194,002 and $1,180,880, respectively, due from a related party. The Companies anticipate the collection of this note via proceeds from the ultimate maturity of a life insurance policy on this related party. As such, this note has been classified as long-term.

4. COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

	January 31, 2010	October 31, 2009
Costs incurred on uncompleted contracts	$65,194,582	$57,877,170
Estimated earnings	15,260,938	11,888,838

	80,455,520	69,766,008
Less: billings to date	80,292,497	68,980,584

	$163,023	$785,424

Included in accompanying balance sheets under the following captions:
Costs and estimated earnings in excess of billings on uncompleted contracts	$2,043,574	$2,225,358
Billings in excess of costs and estimated earnings on uncompleted contracts	(1,880,551)	(1,439,934)

	$163,023	$785,424

5. PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

Classification	Useful Life	January 31, 2010	October 31, 2009
Land		$1,970,633	$1,970,633
Buildings and improvements	12 to 40 years	3,611,875	3,611,875
Automobiles and trucks	5 to 15 years	5,868,995	6,019,170
Construction equipment	5 to 20 years	29,606,480	29,050,211
Office equipment	5 to 10 years	286,128	285,249
Asphalt plant equipment	10 years	1,520,581	1,520,581
Rock crushing equipment	10 years	1,285,965	1,285,965
Concrete plant equipment	10 years	3,413,241	3,700,231

		$47,563,898	$47,443,915

Depreciation expense for the three months ended January 31, 2010 and 2009 was $1,043,728 and $1,368,390, respectively.

CORNEJO & SONS, INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

6. LONG-TERM DEBT

The Companies have an unsecured note payable to an unrelated third party. The note is payable in annual installments of $50,552 through April 2012 and bears interest at 4.5%. The balance of this note was $138,965 at January 31, 2010 and October 31, 2009.

The Companies have several secured notes payable to certain finance companies for the acquisition of equipment. The notes are interest free and call for monthly payments between approximately $1,400 and $11,000 through maturity. The aggregate outstanding balance on these notes at January 31, 2010 and October 31, 2009 was $11,147 and $15,327, respectively.

The Companies have interest free, unsecured notes payable for acquisition of equipment and construction of a plant, payable in monthly installments. The aggregate outstanding balance on these notes is $16,446 and $17,765 at January 31, 2010 and October 31, 2009, respectively.

In connection with the acquisition of the remaining interest of CMI during 2006, the Companies entered into a financing arrangement for the payment of a non-compete agreement with the former stockholder. The agreement calls for monthly payments of $3,000 for five years. The remaining balance on this agreement at January 31, 2010 and October 31, 2009 was $45,000 and $54,000, respectively.

The Companies have an unsecured note payable to an unrelated third party. The note is payable in monthly installments of $91,475 through August 2010 and bears interest at 3.99%. The balance of this note was $631,893 and $0 at January 31, 2010 and October 31, 2009, respectively.

During 2008, in connection with the acquisition of property and equipment and landfill rights (included in other assets), the Companies have a 5.80% interest rate note payable to a bank payable in monthly installments of $67,682 with all outstanding principal and interest due January 1, 2011. The balance on this note at January 31, 2010 and October 31, 2009 is $2,223,126 and $2,391,315, and is secured by substantially all assets of the Companies.

Maturities of long-term debt are as follows:

Periods Ending October 31,
2010 (nine months)	$1,241,167
2011	1,774,404
2012	51,006

$3,066,577

Interest paid on long-term debt above for the three months ended January 31, 2010 and 2009 was $45,424 and $60,086, respectively.

The Company and CMC each have revolving credit agreements with a local bank secured by substantially all assets. Under these agreements, the Company and CMC may borrow up to $2,500,000 and $500,000, respectively, at 2.00% above LIBOR (0.90% at January 31, 2010). At January 31, 2010 and October 31, 2009, no amounts were drawn on these agreements, and the full balances were available for borrowing.

CORNEJO & SONS, INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

7. RELATED PARTY NOTES PAYABLE

	January 31, 2010	October 31, 2009
Note payable to a relative of the stockholders for acquisition of land and buildings. This secured note is structured as a life annuity with monthly payments of $13,120. Monthly payments are expected to continue until paid and/or cancellation of the life annuity.	$1,038,325	$1,029,911
Less current maturities	314,420	267,705

	$723,905	$762,206

8. INCOME TAXES

At January 31, 2010 and October 31, 2009, deferred taxes consist of management’s estimate of future tax obligations related to disposals of assets subject to built-in gains tax. Management’s historical practice has been to defer gains on disposals for tax purposes by trading in assets via tax-free exchanges (see also Note 9). Should this historical practice change or not be available, the potential liability for future built-in gains tax could be substantially greater. Deferred taxes consist of a $168,000 and $160,151 built-in gains tax liability at January 31, 2010 and October 31, 2009, respectively.

The income tax provision on CMI (attributed to operations prior to the conversion to an ‘S’ corporation) differs from the amount of income tax determined by applying the U.S. Federal income tax rate (34%) to pretax income for the three months ended January 31, 2010 and 2009, primarily due to non-deductible items.

9. SUBSEQUENT EVENT

Effective April 16, 2010, the Companies sold substantially all assets to an unrelated third party. This transaction triggered the change of control provisions in the deferred compensation agreements. This resulted in an additional accrual, on the effective date of the transaction, of approximately $572,000. This transaction also triggered built-in gains tax (see Note 8) of approximately $516,000 on the effective date of the transaction.

INDEPENDENT AUDITORS’ REPORT

Board of Directors

Kilgore Pavement Maintenance, LLC

Salt Lake City, Utah

We have audited the accompanying balance sheets of Kilgore Pavement Maintenance, LLC as of August 1, 2010 and December 31, 2009, and the related statements of operations and members’ equity, and cash flows for the period from January 1, 2010 through August 1, 2010 and for the year ended December 31, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kilgore Pavement Maintenance, LLC as of August 1, 2010 and December 31, 2009 and the results of its operations and its cash flows for the period from January 1, 2010 through August 1, 2010 and for the year ended December 31, 2009 in conformity with U.S. generally accepted accounting principles.

/s/ Wisan, Smith, Racker & Prescott, LLP

Salt Lake City, Utah

October 25, 2011

KILGORE PAVEMENT MAINTENANCE, LLC

BALANCE SHEETS

August 1, 2010 and December 31, 2009

	2010	2009
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$793,485	$2,237,524
Receivables:
Trade accounts including amounts retained on construction contracts of $437,804 and $1,343,104, respectively	8,365,634	12,021,269
Employee advances	—	700

Total receivables	8,365,634	12,021,969
Less allowance for doubtful accounts	(12,238)	(100,000)

Net receivables	8,353,396	11,921,969
Costs and estimated earnings in excess of billings on uncompleted contracts	247,209	75,721
Inventories	2,165,882	453,280
Prepaid expenses	—	73,111

TOTAL CURRENT ASSETS	11,559,972	14,761,605
EQUIPMENT, net of accumulated depreciation of $9,552,839 and $8,397,963, respectively	4,461,276	5,582,298
OTHER ASSETS
Deposits	71,821	71,821

TOTAL ASSETS	$16,093,069	$20,415,724

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Accounts payable including amounts retained on construction contracts of $114,167 and $177,725, respectively	$1,971,247	$1,677,171
Accrued expenses	217,644	70,026
Accrued losses on uncompleted contracts	41,012	—
Current portion of long-term liabilities	612,290	669,646
Current portion of obligations under capital leases	28,279	59,136
Billings in excess of costs and estimated earnings on uncompleted contracts	21,734	244,976

TOTAL CURRENT LIABILITIES	2,892,206	2,720,955
LONG-TERM LIABILITIES	1,446,585	1,817,364
OBLIGATIONS UNDER CAPITAL LEASES	20,593	37,181
MEMBERS’ EQUITY	11,733,685	15,840,224

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$16,093,069	$20,415,724

The accompanying notes are an integral part of the financial statements.

KILGORE PAVEMENT MAINTENANCE, LLC

STATEMENTS OF OPERATIONS AND MEMBERS’ EQUITY

Period ended August 1, 2010 and Year ended December 31, 2009

	2010	2009
INCOME
Contract revenues earned	$11,037,841	$37,616,032
EXPENSES
Cost of revenues earned	6,454,067	21,101,592
Selling, general and administrative	5,759,705	5,846,665
Bad debts	927,551	100,000
Depreciation	1,154,876	1,973,739

	14,296,199	29,021,996

OPERATING INCOME (LOSS)	(3,258,358)	8,594,036
OTHER INCOME (EXPENSE)
Interest income	3,296	55,175
Interest expense	(68,592)	(71,161)

	(65,296)	(15,986)

NET INCOME (LOSS)	(3,323,654)	8,578,050
MEMBERS’ EQUITY
Balance — beginning of period	15,840,224	15,806,806
Distributions to members	(782,885)	(8,544,632)

Balance — end of period	$11,733,685	$15,840,224

The accompanying notes are an integral part of the financial statements.

KILGORE PAVEMENT MAINTENANCE, LLC

STATEMENTS OF CASH FLOWS

Period ended August 1, 2010 and Year ended December 31, 2009

	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(3,323,654)	$8,578,050
Adjustments to reconcile net income (loss) to net cash flows from (used by) operating activities:
Depreciation	1,154,876	1,973,739
Bad debts	927,551	100,000
Loss on sale of assets	—	19,945
(Increase) decrease in assets:
Trade accounts receivable	2,640,322	2,669,852
Employee advances	700	(50)
Costs and estimated earnings in excess of billings on uncompleted contracts	(171,488)	(25,571)
Inventories	(1,712,602)	(427,291)
Prepaid expenses	73,111	(3,980)
Deposits	—	(10,374)
Increase (decrease) in liabilities:
Accounts payable	294,076	(959,749)
Accrued expenses	147,618	(37,427)
Accrued losses on uncompleted contracts	41,012	—
Billings in excess of costs and estimated earnings on uncompleted contracts	(223,242)	228,924

Net cash flows from (used by) operating activities	(151,720)	12,106,068
CASH FLOWS FROM INVESTING ACTIVITIES
Cash from disposal of equipment	—	61,312
Cash paid for purchases of equipment	(33,854)	(283,130)

Net cash used by investing activities	(33,854)	(221,818)
CASH FLOWS FROM FINANCING ACTIVITIES
Distributions to members	(782,885)	(8,544,632)
Cash paid to reduce long-term liabilities	(428,135)	(1,756,068)
Cash paid to reduce obligations under capital leases	(47,445)	(81,816)

Net cash used by financing activities	(1,258,465)	(10,382,516)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(1,444,039)	1,501,734
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	2,237,524	735,790

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$793,485	$2,237,524

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Equipment acquired through assumption of long-term liabilities	$—	$1,886,671

Refinanced debt	$—	$377,921

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$68,592	$71,161

Cash paid for income taxes	$—	$—

The accompanying notes are an integral part of the financial statements.

KILGORE PAVEMENT MAINTENANCE, LLC

NOTES TO FINANCIAL STATEMENTS

August 1, 2010 and December 31, 2009

NOTE 1 — SIGNIFICANT ACCOUNTING POLICIES

The Company’s accounting policies conform to U.S. generally accepted accounting principles. The following policies are considered to be significant:

Business Activity

The Company operates in the construction industry, paving and maintaining asphalt surfaces. The work is usually performed under fixed price contracts. Projects are generally located in the State of Utah. The Company files statutory liens on all construction projects where collection problems are anticipated.

Income Recognition — Construction Contracts

The financial statements are prepared on the percentage-of-completion method of accounting. Profits on contracts are recorded on the basis of “cost-to-cost” determination of percentage-of-completion on individual contracts, commencing when progress reaches a point where cost and estimate analysis and other evidence of trend are sufficient to estimate final results with reasonable accuracy. That portion of the total contract price which is allocable to contract expenditures incurred and work performed is accrued as earned income. At the time a loss on a contract becomes known, the entire amount of the estimated ultimate loss is accrued. Claims for additional revenue are recognized when settled.

Costs and Billings on Uncompleted Contracts

Costs and estimated earnings in excess of billings on uncompleted contracts represent the amount by which costs of contracts in progress plus estimated earnings exceed related progress billings.

Billings in excess of costs and estimated earnings on uncompleted contracts represent the amount by which progress billings on contracts in progress exceed related costs and estimated earned profit.

Cash and Cash Equivalents

Cash equivalents are generally comprised of certain highly liquid investments with original maturities of less than three months.

Trade Accounts Receivable

Trade accounts receivable are stated at the amount management expects to collect from balances outstanding at year end. Based on management’s assessment of the credit history with customers having outstanding balances and current relationships with them, it has concluded that realization losses on balances outstanding at year end will be immaterial.

Inventories

Inventories consist mainly of the components necessary to produce asphalt and inventories are reflected in the financial statements at their aggregate lower of cost (first-in, first-out) or market.

Equipment

Equipment is recorded at cost less accumulated depreciation with depreciation expense computed using the straight-line method in amounts sufficient to write off the cost of depreciable assets over their estimated useful lives.

KILGORE PAVEMENT MAINTENANCE, LLC

NOTES TO FINANCIAL STATEMENTS

August 1, 2010 and December 31, 2009

NOTE 1 — SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Normal maintenance and repair items are charged to costs and expenses as incurred. The cost and accumulated depreciation of equipment sold or otherwise retired is removed from the accounts and gain or loss on disposition is reflected in net income in the period of disposition.

Income Taxes

The Company is a limited liability company and as allowed under IRS statutes, the Company has elected to report taxable income as an “S” Corporation. Under such election, federal and state income taxes on earnings of the Company are generally the responsibility of the individual member.

Concentrations of Credit Risk

The Company’s financial instruments that are exposed to concentrations of credit risk consist primarily of cash deposits, trade accounts receivable and accounts payable.

The Company maintains its cash deposits at one financial institution. At times such deposits may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash.

Approximately 33% and 51% of the Company’s trade accounts receivable balance is derived from one and three customers at August 1, 2010 and December 31, 2009, respectively. One and two of the Company’s customers accounted for approximately 22% of 2010 and 25% of 2009 revenues, respectively. Concentrations of credit risk with respect to trade accounts receivable are limited because the Company routinely assesses the financial strength of its customers and follows the practice of filing statutory liens or filing claims against payment and performance bonds on all construction projects where collection problems are anticipated.

Approximately 43% and 71% of the Company’s August 1, 2010 and December 31, 2009 trade accounts payable, respectively, are due to two and one suppliers, respectively. The materials and products provided by one of these suppliers plus three others represent approximately 52% and 12% of the Company’s 2010 and 2009 cost of revenues earned. The Company limits its exposure by maintaining buying relationships with other capable vendors.

Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and revenues and expenses during the reporting period. In these financial statements assets, liabilities, and earnings from contracts involve extensive reliance on management’s estimates. Actual results could differ from those estimates.

Advertising and Promotion

All costs associated with advertising and promoting the Company’s services are expensed in the period incurred. Advertising and promotion expenses during the period ended August 1, 2010 totaled $31,783. Advertising and promotion expenses for the year ended December 31, 2009 totaled $75,511.

KILGORE PAVEMENT MAINTENANCE, LLC

NOTES TO FINANCIAL STATEMENTS

August 1, 2010 and December 31, 2009

NOTE 1 — SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Subsequent Events

Management has evaluated subsequent events through October 25, 2011, which is also the date the financial statements were available to be issued. Except as disclosed in Note 13, no subsequent events were noted during this evaluation that require disclosure in these financial statements.

NOTE 2 — CONTRACTS IN PROGRESS

Information with respect to contracts in progress at August 1, 2010 and December 31, 2009 follows:

	2010	2009
Expenditures on uncompleted contracts	$1,635,886	$4,342,922
Estimated earnings (losses) thereon	(57,760)	1,840,975

	1,578,126	6,183,897
Less billings applicable thereto	(1,352,651)	(6,353,152)

Net (over)/under billings	$225,475	$(169,255)

	2010	2009
Included in the accompanying balance sheets under the following captions:
Costs and estimated earnings in excess of billings on uncompleted contracts	$247,209	$75,721
Billings in excess of costs and estimated earnings on uncompleted contracts	(21,734)	(244,976)

Net (over)/under billings	$225,475	$(169,255)

NOTE 3 — INVENTORIES

Inventories at August 1, 2010 and December 31, 2009 consist of the following:

	2010	2009
Road base and fill materials	$1,890,425	$360,008
Oils	240,504	59,700
Fuel	34,953	33,572

	$2,165,882	$453,280

NOTE 4 — EQUIPMENT

Equipment as of August 1, 2010 and December 31, 2009 is summarized as follows:

	2010	2009
Cost:
Autos and trucks	$5,763,558	$5,805,958
Asphalt plant and equipment	2,801,050	2,801,050
Construction equipment	5,290,186	5,213,932
Office equipment	159,321	159,321

	14,014,115	13,980,261
Less accumulated depreciation	(9,552,839)	(8,397,963)

Net book value	$4,461,276	$5,582,298

KILGORE PAVEMENT MAINTENANCE, LLC

NOTES TO FINANCIAL STATEMENTS

August 1, 2010 and December 31, 2009

NOTE 4 — EQUIPMENT (CONTINUED)

Amounts included in equipment for assets capitalized under capital lease obligations at August 1, 2010 and December 31, 2009 are $130,388 and $450,738, respectively. Accumulated amortization for items capitalized under capital leases was $84,752 and $324,566 at August 1, 2010 and December 31, 2009, respectively. Amortization expense on assets recorded under capital leases is included in depreciation expense.

NOTE 5 — LINE OF CREDIT

The Company has a $1,500,000 line of credit with a bank. This line bears interest at the greater of the bank’s prime rate or 5.0%, but never below 5.0% and is secured by assets of the Company. As of August 1, 2010, there were no draws against the line of credit. The line of credit matures on July 5, 2011.

NOTE 6 — LONG-TERM LIABILITIES

Long-term liabilities as of August 1, 2010 and December 31, 2009 are summarized below:

	2010	2009
Notes to a bank, interest ranging from 2.5% to 5.0%, due in monthly installments of $30,844, including interest, secured by equipment	$1,577,867	$1,735,752
Notes to equipment finance companies, interest ranging from 4% to 5%, due in monthly installments of $29,475, including interest, secured by equipment	481,008	751,258

	2,058,875	2,487,010
Less current portion of long-term liabilities	(612,290)	(669,646)

Long-term liabilities excluding current portion	$1,446,585	$1,817,364

Aggregate maturities of long-term liabilities in each of the next five years are summarized as follows:

2011	$612,290
2012	452,472
2013	315,560
2014	332,508
2015	278,522
Thereafter	67,523

$2,058,875

KILGORE PAVEMENT MAINTENANCE, LLC

NOTES TO FINANCIAL STATEMENTS

August 1, 2010 and December 31, 2009

NOTE 7 — OBLIGATIONS UNDER CAPITAL LEASES

The Company has entered into capital leases for construction equipment. Aggregate future minimum lease payments under these leases are as follows:

2011	$30,894
2012	23,170
2013	—
2014	—
2015	—
Thereafter	—

Total minimum lease payments	54,064
Less amount representing interest	(5,192)

Present value of minimum lease payments (including $28,279 classified as current)	$48,872

NOTE 8 — OPERATING LEASE

The Company leases its facilities from a related entity through common ownership under a long-term operating lease agreement. This lease expires in October 2025. The Company also has operating leases for construction equipment and also leases other equipment under short-term arrangements as needed. These leases expire in March 2011 and May 2012. Rents expensed, including rents to the related entity, under operating leases during the period ended August 1, 2010 totaled $381,053 and for the year ended December 31, 2009 totaled $851,602.

The following is a schedule of the future minimum lease payments as of August 1, 2010:

	Third Party	Related Entity	Total
2011	$249,978	$360,000	$609,978
2012	127,762	360,000	487,762
2013	—	360,000	360,000
2014	—	360,000	360,000
2015	—	360,000	360,000
Thereafter	—	3,660,000	3,660,000

	$377,740	$5,460,000	$5,837,740

The total amount expensed on the related entity lease was $210,000 and $360,000 during the period ended August 1, 2010 and the year ended December 31, 2009, respectively.

NOTE 9 — BENEFIT PLAN

The Company sponsors a 401(k) contributory retirement plan (the Plan) covering all full-time personnel who have attained the age of twenty-one and who have been employed longer than one year. The Company may elect to make matching contributions to the Plan matching 50% of employee contributions up to 6% of eligible compensation. Matching contributions to the Plan amounted to $73,467 and $120,437 for the period ended August 1, 2010 and for the year ended December 31, 2009, respectively. Administrative expenses paid by the Company for the Plan totaled $4,269 and $2,880 for the period ended August 1, 2010 and for the year ended December 31, 2009, respectively.

KILGORE PAVEMENT MAINTENANCE, LLC

NOTES TO FINANCIAL STATEMENTS

August 1, 2010 and December 31, 2009

NOTE 10 — RELATED-PARTY TRANSACTIONS

The Company leases its facilities from a related entity that is owned by a member of the Company. (See note 8).

NOTE 11 — COMMITMENTS AND CONTINGENCIES

In connection with the sale of the Company described in Note 13, the Company’s acquirer also acquired the operations of another entity that was subsequently merged into the operations acquired from the Company. This other entity has historically been the Company’s largest customer and largest vendor and the two companies have had other business relationships. In connection with the sale, the former owner of the other entity required that the Company pay a fee for land previously used and pay an additional amount related to shared use of a permit. In the Company’s dealings with this entity as supplier and customer, the use of the land and the permit was considered part of the business relationship. The amounts paid of $500,000 and $245,800 for the land fee and permit, respectively, have been included in selling, general and administrative expense on the statement of operations.

NOTE 12 — MEMBERS’ EQUITY

In connection with the sale of the Company discussed in Note 13, the major member of the Company elected to award $2.1 million of the sales proceeds to three key employees and two nonemployees. These awards of sales proceeds were based on services these individuals provided to the Company. As the amount is known as of August 1, 2010 and the award was based on services provided and no future services were required from these individuals, the Company recorded the $2.1 million as an expense and as a capital contribution from the member. The capital contribution of $2.1 million is included in net distributions for the period ended August 1, 2010. The member contributed cash equal to the $2.1 million expense.

NOTE 13 — SUBSEQUENT EVENTS

On July 12, 2010, the Company signed an agreement and plan of merger and asset purchase agreement (the “Agreement”) with the Kilgore Companies, LLC formerly known as Harper-Kilgore, LLC that became effective after the close of business on August 1, 2010. The Agreement calls for Kilgore Companies, LLC to acquire the membership units of the Company less cash and other excluded items for approximately $42.5 million.

These financial statements have been presented as though the Company was continuing on, no adjustments or reclasses have been recorded to reflect that certain liabilities were paid shortly after the period end or for any effects of the sale, except as disclosed.

Also in connection with the sale of the Company, the Company incurred legal fees of $152,409. This amount is included in selling, general and administrative expenses on the statement of operations.

Independent Auditor’s Report

Board of Directors

Norris Asphalt Paving Co.

Ottumwa, Iowa

We have audited the accompanying balance sheets of Norris Aggregate Products, a division of Norris Asphalt Paving Co., as of February 28, 2012 and December 31, 2011 and the related statements of operations, stockholders’ equity, and cash flows for the two month period and year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Norris Aggregate Products, a division of Norris Asphalt Paving Co., as of February 28, 2012 and December 31, 2011, and the results of its operations and its cash flows for the two month period and year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ CliftonLarsonAllen LLP

West Des Moines, Iowa

October 23, 2012

NORRIS AGGREGATE PRODUCTS

BALANCE SHEETS

February 28, 2012 and December 31, 2011

ASSETS

	2012	2011
CURRENT ASSETS
Cash	$92,123	$8,477
Accounts and contracts receivable	945,183	2,055,930
Accounts receivable — related party	3,241,672	2,045,144
Inventories	8,462,461	9,079,143
Prepaid stripping	1,111,360	1,161,355
Prepaid expenses	415,906	390,520

Total current assets	14,268,705	14,740,569

PROPERTY AND EQUIPMENT
Cost	23,611,303	23,645,302
Less accumulated depreciation	17,034,716	16,820,001

Total property and equipment	6,576,587	6,825,301

OTHER ASSETS
Prepaid stripping — noncurrent	1,071,689	664,099
Other	169,167	180,834

Total other assets	1,240,856	844,933

TOTAL ASSETS	$22,086,148	$22,410,803

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Checks written in excess of bank balance	$—	$28,373
Accounts payable — trade	202,715	285,281
Other liabilities	880,504	836,833

Total liabilities	1,083,219	1,150,487

STOCKHOLDERS’ EQUITY
Retained earnings	21,002,929	21,260,316

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$22,086,148	$22,410,803

The accompanying notes are an integral part of the financial statements.

NORRIS AGGREGATE PRODUCTS

STATEMENTS OF OPERATIONS

Two Month Period Ended February 28, 2012 and Year Ended December 31, 2011

	2012	2011
SALES
Aggregates	$1,912,298	$32,145,782
Trucking	158,665	3,147,383

Total sales	2,070,963	35,293,165

COST OF SALES
Aggregates	1,728,480	20,468,923
Trucking	162,143	3,156,011

Total cost of sales	1,890,623	23,624,934

Gross profit	180,340	11,668,231
OPERATING EXPENSES	424,514	3,640,997
GAIN ON SALE OF PROPERTY AND EQUIPMENT	3,900	158,471

(Loss) income from operations	(240,274)	8,185,705
OTHER (EXPENSE) INCOME
Interest expense	(1,622)	(130,996)
Other	(15,491)	114,510

Total other expense	(17,113)	(16,486)

NET (LOSS) INCOME	$(257,387)	$8,169,219

The accompanying notes are an integral part of the financial statements.

NORRIS AGGREGATE PRODUCTS

STATEMENTS OF STOCKHOLDERS’ EQUITY

Two Month Period Ended February 28, 2012 and Year Ended December 31, 2011

Retained Earnings
BALANCE, DECEMBER 31, 2010	$13,091,097
Net income	8,169,219

BALANCE, DECEMBER 31, 2011	21,260,316
Net loss	(257,387)

BALANCE, FEBRUARY 28, 2012	$21,002,929

The accompanying notes are an integral part of the financial statements.

NORRIS AGGREGATE PRODUCTS

STATEMENT OF CASH FLOWS

Two Month Period Ended February 28, 2012 and Year Ended December 31, 2011

	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(257,387)	$8,169,219
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	260,381	1,656,201
Gain on sale of property and equipment	(3,900)	(158,471)
Effects of changes in operating assets and liabilities:
Accounts and contracts receivable	1,110,747	(704,632)
Accounts receivable — related party	(1,196,528)	(9,035,563)
Inventories	616,682	986,280
Prepaid stripping	(357,595)	(94,694)
Prepaid expenses	(25,386)	(31,697)
Accounts payable	(82,566)	(234,244)
Other liabilities	43,671	68,313

Net cash provided by operating activities	108,119	620,712

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	—	(994,343)
Proceeds from sale of property and equipment	3,900	344,905

Net cash provided by (used in) investing activities	3,900	(649,438)

CASH FLOWS FROM FINANCING ACTIVITIES
Checks written in excess of bank balance	(28,373)	28,373

NET INCREASE (DECREASE) IN CASH	$83,646	$(353)
CASH, BEGINNING OF YEAR	8,477	8,830

CASH, END OF YEAR	$92,123	$8,477

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid	$1,622	$130,996

The accompanying notes are an integral part of the financial statements.

NORRIS AGGREGATE PRODUCTS

NOTES TO FINANCIAL STATEMENTS

February 28, 2012 AND December 31, 2011

NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Norris Aggregate Products (the Company) is an aggregates producer that operates quarries in northern Missouri. The Company is a division of Norris Asphalt Paving Co. (NAPCO). NAPCO also operates an asphalt division (Asphalt) that specializes in the placement of asphalt paving and sales of asphalt mix in southeastern Iowa and northern Missouri. The accounting policies of both divisions are identical and further described in this Note 1.

On February 29, 2012, NAPCO entered into an agreement to sell the Company. See Note 9.

Basis of presentation

The accompanying financial statements present the financial position, results of operations, stockholders’ equity and cash flows as if the Company operated as a separate, stand-alone entity. The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). The financial position and results of operations of the Company are accounted for as division within the combined NAPCO financial statements and, therefore, reflect the portion of the assets, liabilities and operations directly associated with the Company. In addition, on a basis determined by NAPCO management, shared expenses, generally administrative in nature, have been allocated between the Company and Asphalt. Management believes these estimates are reasonable and appropriate in the circumstances.

Use of estimates in preparing financial statements

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Receivables and credit policies

Accounts receivable are uncollateralized customer obligations which generally require payment within thirty days from the invoice date. Accounts receivable are stated at the invoice amount plus accrued interest. Account balances with invoices over ninety days old are considered delinquent. Payments of accounts receivable are applied to the specific invoices identified on the customer’s remittance advice or, if unspecified, to the earliest unpaid invoices.

The carrying amount of accounts receivable is reduced by an allowance for doubtful accounts that reflects management’s best estimate of amounts that will not be collected. Management reviews individual accounts receivable balances that exceed ninety days from the invoice date and based on an assessment of current creditworthiness, estimates the portion, if any, of the balance that will not be collected. All accounts or portions thereof deemed to be uncollectible or to require an excessive collection cost are written off to the allowance for doubtful accounts. No allowance for doubtful accounts was deemed necessary at February 28, 2012 and December 31, 2011.

Revenue recognition

Revenues are recognized when risks associated with ownership have passed to unaffiliated customers. Typically this occurs when products are shipped. Product revenues generally include sales of aggregates to customers, net of discounts or allowances, if any, and include freight and delivery charges billed to customers.

NORRIS AGGREGATE PRODUCTS

NOTES TO FINANCIAL STATEMENTS

February 28, 2012 AND December 31, 2011

NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Inventories

Inventories consist of mined aggregate material and are stated at the lower of cost or market with cost determined on a first-in, first-out (FIFO) basis.

Property and equipment

The Company’s buildings are depreciated on the straight-line method over their estimated useful lives of thirty-nine years. Equipment consists of various manufacturing equipment, vehicles, computer equipment, and office furniture. These assets are depreciated on the straight-line method over their estimated useful lives, which range from three to seven years.

Prepaid stripping

Prepaid stripping is allocated to aggregate reserves based on the costs to remove the overburden to allow those reserves to be mined. Stripping cost is charged to the production process as aggregate reserves are mined. The current portion of the prepayment was determined utilizing the estimated aggregate tonnage to be mined in the following year.

Impairment of long-lived assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of carrying amount or the fair value less costs to sell.

Sales taxes collected and remitted

The Company presents sales taxes collected from customers and remitted to governmental authorities on a net basis, excluding such amounts from sales and cost of sales.

Advertising

Advertising costs are charged to operations when incurred.

Income taxes

Income taxes have not been provided as NAPCO has elected to be treated as a Subchapter S corporation for federal and state income tax purposes. Under this election, the net income or loss of NAPCO is passed through to the stockholders and reported on their individual income tax returns.

NORRIS AGGREGATE PRODUCTS

NOTES TO FINANCIAL STATEMENTS

February 28, 2012 AND December 31, 2011

NOTE 2 — PROPERTY AND EQUIPMENT

Property and equipment cost consists of the following as of February 28, 2012 and December 31, 2011:

	2012	2011
Land	$2,599,467	$2,599,467
Buildings & office equipment	578,148	578,148
Quarry equipment	19,093,710	19,093,710
Vehicles	1,339,978	1,373,977

Total property and equipment	$23,611,303	$23,645,302

Depreciation expense for the two months ended February 28, 2012 and the year ended December 31, 2011 was $248,714 and $1,586,201, respectively.

NOTE 3 — FINANCIAL INSTRUMENT RISK

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. Management believes the Company is not exposed to any significant credit risk on its cash.

NOTE 4 — PROFIT SHARING PLAN

NAPCO has a profit sharing plan that covers all Company employees upon hire that are age nineteen or older. The Company’s contributions to the plan are based on years of service and allow for a maximum annual contribution of $2,500 per employee. The contributions may be limited by the employee’s contribution to the plan. Plan expense for the two months ended February 28, 2012 and the year ended December 31, 2011 was $4,784 and $57,410, respectively.

NOTE 5 — RELATED PARTIES

A summary of the transactions between the Company and NAPCO is as follows:

	Sales	Purchases	Accounts Receivable	Fees Paid
February 28, 2012	$—	$—	$3,241,672	$24,000
December 31, 2011	$1,604,902	$118,038	$2,045,144	$144,000

Purchases from NAPCO are recorded in cost of sales. Fees paid are for management services provided by NAPCO and are included in operating expenses.

The Company incurred $1,622 and $130,996 in interest for the two month period and year ended February 28, 2012 and December 31, 2011, respectively, for its portion of debt service incurred by NAPCO, as determined by management.

Related party commitments

NAPCO has a revolving line of credit agreement with a financial institution. Maximum borrowings under the line of credit agreement, which matures on September 5, 2012, are $8,500,000 in the months of March to

NORRIS AGGREGATE PRODUCTS

NOTES TO FINANCIAL STATEMENTS

February 28, 2012 AND December 31, 2011

NOTE 5 — RELATED PARTIES (CONTINUED)

November and $4,500,000 for December through February. Interest is payable monthly at the 1 month London Interbank Offered Rate (LIBOR) rate plus 2.00% (2.25% at February 28, 2012). As of February 28, 2012 and December 31, 2011, there were no borrowings on this line of credit. The loan is secured by both NAPCO’s and the Company’s accounts receivable, equipment, inventory and certain other assets.

In 2011, NAPCO obtained a revolving reducing term loan agreement with the same financial institution. The revolving reducing term loan has a maximum amount of $5,666,667 at December 31, 2011 with the borrowing base decreasing at a rate of $188,889 per month. Interest is payable monthly at the 1 month LIBOR plus 2.00% (2.25% at February 28, 2012). The loan is secured by both NAPCO’s and the Company’s accounts receivable, inventory and equipment and matures on September 5, 2012. No advances were made on the note in 2011 or during the two months ended February 28, 2012.

The loan agreement with the financial institution requires NAPCO to pay a fee of 0.25% per year on the average daily unused amount of the revolving line of credit, calculated on a quarterly basis. The loan agreement with the financial institution contains various covenants pertaining to, among other things, cash flow coverage, debt to tangible net worth, levels of tangible net worth, capital expenditures, and dividend restrictions. Management believes NAPCO met all debt covenants at February 28, 2012 and December 31, 2011.

NOTE 6 — COMMITMENTS

The Company has agreements to pay royalties on aggregate sold from certain leased quarries. The agreements expire at various dates through December 31, 2099. The agreements require that the following minimum annual royalty amounts be remitted:

2012 (remaining 10 months)	$113,750
2013	135,500
2014	125,500
2015	125,500
2016	120,500
2017	94,000
Thereafter	2,709,000

Total	$3,423,750

Royalties paid for the two month period ended February 28, 2012 and year ended December 31, 2011 were $46,587 and $572,782, respectively, and are recorded as a cost of sales.

NOTE 7 — CONTINGENCIES

The Company is party to certain legal actions arising in the normal course of business. While the ultimate outcome of these matters is uncertain, management believes that the effect, if any, will not be significant to the financial statements. Nevertheless, it is at least reasonably possible that management’s view of the outcome in legal matters that involve considerable uncertainty could change materially in the near term.

The Company is subject to various federal and state regulations regarding the care, delivery, and containment of various products, which the Company either does or has handled. The Company could be contingently liable for any associated costs, which could arise from the handling, delivery, and containment of these products.

NORRIS AGGREGATE PRODUCTS

NOTES TO FINANCIAL STATEMENTS

February 28, 2012 AND December 31, 2011

NOTE 8 — INCOME TAXES

NAPCO files income tax returns in the U.S. federal jurisdiction and two states. NAPCO is a pass through entity for income tax purposes whereby any income tax liabilities or benefits are attributable to NAPCO’s owners. Any amounts paid by NAPCO for income taxes are accounted for as dividend transactions with NAPCO’s owners.

The federal and state income tax returns of NAPCO for 2008 and thereafter are subject to examination by the Internal Revenue Service and state taxing authorities, generally for three years after filing.

The Company follows the requirements for accounting for uncertain tax positions. The Company has determined no liability related to uncertain tax positions was required at February 28, 2012 and December 31, 2011.

NOTE 9 — SUBSEQUENT EVENTS

On February 29, 2012, NAPCO sold all the assets, liabilities and ongoing operations of the Company. NAPCO management has determined that the proceeds exceeded the bases of the net assets sold.

Management evaluated subsequent events through October 23, 2012, the date the financial statements were available to be issued. Events or transactions occurring after February 28, 2012, but prior to October 23, 2012 that provided additional evidence about conditions that existed at February 28, 2012, have been recognized in the financial statements for the period ended February 28, 2012. Events or transactions that provided evidence about conditions that did not exist at February 28, 2012 but arose before the financial statements were available to be issued have not been recognized in the financial statements for the two months ended February 28, 2012.

This information is an integral part of the accompanying financial statements.

INDEPENDENT AUDITOR’S REPORT

To the Partners and Members

R.K. Hall Construction, Ltd. and Affiliates

Paris, Texas

We have audited the accompanying combined balance sheets of R.K. Hall Construction, Ltd. and affiliates as of December 31, 2009 and 2008, and the related combined statements of operations and equity and cash flows for the years ended December 31, 2009, 2008 and 2007. The combined financial statements are the responsibility of the Companies’ management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of R.K. Hall Construction, Ltd. and affiliates as of December 31, 2009 and 2008, and the results of operations and cash flows for the years ended December 31, 2009, 2008 and 2007, in conformity with accounting principles generally accepted in the United States of America.

/s/ Perryman Chaney Russell, LLP

September 21, 2011

R.K. HALL CONSTRUCTION, LTD.

AND AFFILIATES

Combined Balance Sheets

December 31

	2009	2008
Assets
Current assets:
Cash	$10,016,193	$7,582,598
Receivables	8,259,171	11,465,007
Inventory	4,940,793	3,618,341
Cost and estimated earnings in excess of billings on contracts in progress	889,919	4,027,730
Prepaid expenses	226,378	255,710

Total current assets	24,332,454	26,949,386

Property and equipment:
Land	2,065,334	2,065,334
Buildings and improvements	1,532,903	1,498,256
Plants	12,344,109	11,969,382
Machinery, equipment, vehicles and tools	19,776,471	16,115,143
Office furniture, equipment and software	491,320	360,032

	36,210,137	32,008,147
Less accumulated depreciation	9,876,453	6,489,642

	26,333,684	25,518,505

Other assets	1,000	1,000

	$50,667,138	$52,468,891

Liabilities and Equity
Current liabilities:
Current portion of long-term debt	$5,991,424	$8,373,559
Accounts payable	5,638,529	6,282,437
Accrued liabilities	538,378	763,307
Billings in excess of costs and estimated earnings on contracts in progress	3,185,041	1,665,666
State income tax payable	123,984	65,446

Total current liabilities	15,477,356	17,150,415

Long-term debt	17,559,708	21,803,599
Deferred state income tax	73,604	60,910

	17,633,312	21,864,509

Equity	17,556,470	13,453,967

	$50,667,138	$52,468,891

The accompanying notes are an integral part of the financial statements.

R.K. HALL CONSTRUCTION, LTD.

AND AFFILIATES

Combined Statements of Operations and Equity

For the Years Ended December 31

	2009	2008	2007
Income from construction:
Revenue earned	$128,514,888	$141,528,394	$97,558,425
Job costs	(115,407,218)	(132,947,706)	(88,825,589)

Gross profit on construction	13,107,670	8,580,688	8,732,836
General and administrative expenses	(7,084,438)	(6,841,727)	(5,259,417)
Gain on sale of assets	230,615	78,248	7,343

Income from operations	6,253,847	1,817,209	3,480,762
Other income and (expenses):
Interest income	280,841	279,691	243,900
Other income	49,484	113,806	202,818
Interest expense	(2,037,097)	(2,222,811)	(1,743,210)

Net income (loss) before provision for state income tax	4,547,075	(12,105)	2,184,270
Provision for state income tax	(87,768)	(82,961)	(93,834)

Net income (loss)	4,459,307	(95,066)	2,090,436

Equity:
Beginning of year	13,453,967	14,266,913	9,721,721
Contributions	130,000	—	3,000,000
Distributions	(486,804)	(717,880)	(545,244)

End of year	$17,556,470	$13,453,967	$14,266,913

The accompanying notes are an integral part of the financial statements.

R.K. HALL CONSTRUCTION, LTD.

AND AFFILIATES

Combined Statements of Cash Flows

For the Years Ended December 31

	2009	2008	2007
Cash flows from operating activities:
Net income (loss)	$4,459,307	$(95,066)	$2,090,436
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	3,450,406	3,668,025	3,617,109
Gain on sale of assets	(230,615)	(78,248)	(7,343)
(Increase) decrease in:
Receivables	3,205,836	2,872,000	(5,733,654)
Inventory	(1,322,452)	362,042	(1,250,338)
Costs and estimated earnings in excess of billings	3,137,811	(3,288,291)	788,956
Prepaid expenses	29,332	(98,324)	(147,607)
Increase (decrease) in:
Accounts payable	(643,908)	(1,796,983)	3,591,745
Accrued liabilities	(224,929)	56,035	337,715
Billings in excess of costs and estimated earnings	1,519,375	261,685	(363,249)
Income taxes	71,232	24,487	93,834

Net cash provided by operating activities	13,451,395	1,887,362	3,017,604

Cash flows from investing activities:
Proceeds from sale of equipment	290,205	1,071,295	80,000
Purchases of property and equipment	(4,325,175)	(4,386,049)	(10,890,152)

Net cash used in investing activities	(4,034,970)	(3,314,754)	(10,810,152)

Cash flows from financing activities:
Proceeds from borrowings	2,316,852	5,336,766	11,118,953
Payment on principal of notes payable	(8,942,878)	(5,702,674)	(4,108,279)
Partner contributions	130,000	—	3,000,000
Partner withdrawals	(486,804)	(636,646)	(545,244)
Contribution of additional paid-in capital	—	—	26,092

Net cash provided by (used in) financing activities	(6,982,830)	(1,002,554)	9,491,522

Net increase (decrease) in cash	2,433,595	(2,429,946)	1,698,974
Beginning cash and cash equivalents	7,582,598	10,012,544	8,313,570

Ending cash and cash equivalents	$10,016,193	$7,582,598	$10,012,544

Supplemental cash flow information:
Partner withdrawals of non-cash assets	$—	$81,234	$—

The accompanying notes are an integral part of the financial statements.

R.K. HALL CONSTRUCTION, LTD. AND AFFILIATES

Notes to the Combined Financial Statements

For the Years Ended

December 31, 2009, 2008 and 2007

Note 1 — Summary of Significant Accounting Policies

The combined financial statements include the accounts of R.K. Hall Construction, Ltd. and affiliates through common ownership (the Companies) and have been prepared in accordance with accounting principals generally accepted in the United States of America (U.S. GAAP). All significant intercompany transactions and balances have been eliminated in combination. In the opinion of management, all adjustments necessary for a fair presentation of such financial statements in accordance with U.S. GAAP have been recorded.

History

The Companies are engaged in road and bridge construction and the related sale and manufacturing of hot mix asphalt concrete. The Companies are organized in the states of Texas and Arkansas.

The Companies operate eleven asphalt plant facilities and one concrete plant facility located throughout Northeast Texas. Job sites are located in Texas, Arkansas and Oklahoma. The length of the Companies’ contracts varies but typically averages less than one year.

Use of estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with U.S. GAAP. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used.

Recognition of income and costs on construction contracts

The Companies use the percentage-of-completion method of reporting profits on major construction contracts. Under this method, the percentage of the cost incurred to date to the total estimated costs is used to determine the portion of the contract amount which is considered earned to date. At the time a loss on a contract becomes known, the full amount of the projected loss is recognized. Contract costs include all direct material and labor costs as well as indirect construction costs. Selling, general and administrative costs are charged to expense as incurred.

On contracts in progress where costs and estimated earnings are in excess of billings, the excess is treated as a current asset. Where billings are in excess of costs and estimated earnings, this excess is shown as a current liability. These amounts are as follows at December 31:

	2009	2008
Costs and estimated earnings on contracts in progress	$131,474,992	$87,373,998
Billings on contracts in progress	133,770,114	85,011,934

	$(2,295,122)	$2,362,064

R.K. HALL CONSTRUCTION, LTD. AND AFFILIATES

Notes to the Combined Financial Statements

For the Years Ended

December 31, 2009, 2008 and 2007

Note 1 — Summary of Significant Accounting Policies (Continued)

Recognition of income and costs on construction contracts (Continued)

These amounts are shown in the accompanying financial statements as follows at December 31:

	2009	2008
Current assets	$889,919	$4,027,730
Current liabilities	3,185,041	1,665,666

	$(2,295,122)	$2,362,064

Property and equipment

Property and equipment are stated at cost and depreciated over estimated useful lives using the straight-line method, ranging from three to thirty-nine years. Maintenance and repairs are charged to expense as incurred; major renewals and betterments are capitalized. Depreciation expense is included in job costs and general and administrative expenses on the statements of operations and equity.

	2009	2008	2007
Depreciation expense for the years ended December 31:	$3,450,406	$3,668,025	$3,617,109

Statements of cash flows

For purposes of the statements of cash flows, the Companies consider all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.

	2009	2008	2007
The Companies paid the following during the years ended December 31:
Interest expense	$2,256,366	$2,000,461	$1,746,999
Income taxes	16,536	58,474	—
The Companies had exposure related to cash balances with financial institutions in excess of federally insured amounts before outstanding items not yet cleared at December 31:	5,311,909	9,101,772

Management monitors these balances to insure funds are not at risk.

Inventory

Inventory, consisting of stone, sand, asphalt and diesel fuel, is stated at the lower of cost or market. The Companies value all inventory utilizing the first-in, first-out method.

Presentation of taxes

The Companies collect various taxes from customers and remit these amounts to applicable taxing authorities. The Companies’ accounting policy is to exclude these taxes from revenues and job costs.

R.K. HALL CONSTRUCTION, LTD. AND AFFILIATES

Notes to the Combined Financial Statements

For the Years Ended

December 31, 2009, 2008 and 2007

Note 2 — Receivables

Receivables consist of the following at December 31:

	2009	2008
Contract billings	$5,707,256	$8,286,918
Contract retainage	2,610,762	3,168,355
Allowance for doubtful accounts	(60,000)	—
Employees	1,153	9,734

	$8,259,171	$11,465,007

Note 3 — Accounts Payable

	2009	2008
Amounts due to subcontractors have been retained pending the completion and customer acceptance of jobs at December 31:	$1,855,461	$1,264,324

These amounts are included in accounts payable.

Note 4 — Long-term Debt

Long-term debt consists of the following at December 31:

	2009	2008
Notes payable to bank, payable in monthly installments of $418,922 including interest ranging from 5% to 7.6%; secured by machinery, equipment, vehicles, plants and partners’ guaranty	$10,043,220	$13,822,542
Notes payable to finance companies, payable in monthly installments of $75,024 including interest ranging from 0% to 7.82%; secured by machinery, equipment and vehicles	2,094,368	1,171,129
Note payable to bank, payable in monthly installments of $87,500 plus interest at 7.5%; secured by equipment and partners’ guaranty	8,414,255	9,467,480
Note payable to bank, payable in monthly installments of $12,500 plus interest at 7.5%; secured by real estate and members’ guaranty	1,237,500	1,387,500
Note payable to finance company, payable in semi-annual installments of $71,864.58 including interest at 4.25%; secured by real estate and members’ guaranty	1,761,789	1,828,507
Note payable to bank, line of credit up to $4,500,000, interest at 5.75%, maturing May 25, 2010; secured by inventory and equipment and partners’ guaranty	—	2,500,000

	23,551,132	30,177,158
Less current maturities	5,991,424	8,373,559

	$17,559,708	$21,803,599

R.K. HALL CONSTRUCTION, LTD. AND AFFILIATES

Notes to the Combined Financial Statements

For the Years Ended

December 31, 2009, 2008 and 2007

Note 4 — Long-term Debt (Continued)

Future maturities of long-term debt are as follows:

For the years ending December 31:
2010	$5,991,424
2011	5,266,114
2012	3,748,646
2013	2,101,079
2014	1,409,448
Thereafter	5,034,421

Note 5 — Operating Leases

The Companies are obligated under operating leases for asphalt plants and equipment. The lease payments amount to $125,761 per month and are guaranteed by the partners and members.

	2009	2008	2007
Lease expense for the years ended December 31:	$783,809	$379,656	$379,655

Lease expense is included in job costs on the statements of operations and equity.

Minimum future lease payments are as follows:

For the years ending December 31:
2010	$1,509,130
2011	1,509,130
2012	1,509,130
2013	1,088,402
2014	558,603
Thereafter	228,956

Note 6 — Related Party Transactions

The Companies lease equipment from entities owned by its partners. The equipment leases are on a month-to-month basis.

	2009	2008	2007
Lease expense during the years ended December 31:	$1,274,583	$1,124,179	$681,202
Included in accounts payable at December 31:	298,886	155,894

The Companies also purchased materials from an entity owned by one of its partners.

	2009	2008	2007
Material purchased during the years ended December 31:	$2,465,334	$2,182,187	$—
Included in accounts payable at December 31:	99,524	97,810

R.K. HALL CONSTRUCTION, LTD. AND AFFILIATES

Notes to the Combined Financial Statements

For the Years Ended

December 31, 2009, 2008 and 2007

Note 6 — Related Party Transactions (Continued)

All of these related party expenses are included in job costs and general and administrative expenses on the statements of operations and equity.

Partner/member guaranties are included in long-term debt and in operating leases (Note 4 and Note 5).

Note 7 — Concentrations

Concentrations of business with a single entity (Texas Department of Transportation) subjects the Companies to the potential for credit risk.

	Accounts Receivable		Revenue
	Amount	Percent	Amount	Percent
Concentrations of contracts receivable and revenue as of and for the years ended December 31:
2009	$2,955,100	36%	$54,154,276	42%
2008	5,034,844	44%	84,164,723	59%
2007			57,113,165	59%

Note 8 — Profit Sharing Plan

The Companies have a profit sharing plan for the primary purpose of providing retirement benefits to all eligible employees. The Companies’ contributions each year are subject to the discretion of management.

	2009	2008	2007
The Companies made contributions to the plan as follows for the years ended December 31:	$61,532	$—	$7,986

Note 9 — Income Taxes

The Companies are not tax paying entities for Federal income tax purposes and, accordingly, does not incur Federal income tax. Instead, the partners and members are liable for individual Federal income tax on the Companies’ income or loss.

The income tax provision includes deferred state income tax attributable to temporary differences between income reported for financial purposes versus income tax purposes resulting from the Companies’ use of the accelerated method of computing tax depreciation.

The provision for income tax consists of the following for the years ended December 31:

	2009	2008	2007
Current state income tax	$75,074	$64,337	$59,583
Deferred state income tax	12,694	18,624	34,251

	$87,768	$82,961	$93,834

The Companies do not have any unrecognized tax benefit which could significantly change its provision for income tax. The Companies are subject to examination for the prior three years by Federal taxing authorities and the prior four years for state taxing authorities.

R.K. HALL CONSTRUCTION, LTD. AND AFFILIATES

Notes to the Combined Financial Statements

For the Years Ended

December 31, 2009, 2008 and 2007

Note 10 — Subsequent Events

Management has evaluated subsequent events through September 21, 2011, the date the financial statements were available to be issued.

In November, 2010, RK Hall, LLC (an indirect, wholly-owned subsidiary of Summit Materials, LLC) was formed to effect the acquisition of the business and partner/member interests of the Companies. On November 12, 2010, the Companies and its partners/members entered into an Interest Purchase Agreement with RK Hall, LLC, pursuant to which the business and partner/member interests of the Companies were acquired by RK Hall, LLC. The effective date of the transaction was November 30, 2010.

R.K. HALL CONSTRUCTION, LTD.

AND AFFILIATES

Unaudited Combined Balance Sheets

	September 30, 2010	December 31, 2009
Assets
Current assets:
Cash	$11,501,871	$10,016,193
Receivables	18,468,757	8,259,171
Inventory	5,271,623	4,940,793
Cost and estimated earnings in excess of billings on contracts in progress	1,942,309	889,919
Prepaid expenses	380,342	226,378

Total current assets	37,564,902	24,332,454

Property and equipment:
Land	2,065,334	2,065,334
Buildings and improvements	1,552,281	1,532,903
Plants	15,249,887	12,344,109
Machinery, equipment, vehicles and tools	22,824,487	19,776,471
Office furniture, equipment and software	514,767	491,320

	42,206,756	36,210,137
Less accumulated depreciation	12,874,176	9,876,453

	29,332,580	26,333,684

Other assets	1,000	1,000

	$66,898,482	$50,667,138

Liabilities and Equity
Current liabilities:
Current portion of long-term debt	$7,206,571	$5,991,424
Accounts payable	17,309,949	5,638,529
Accrued liabilities	1,515,942	538,378
Billings in excess of costs and estimated earnings on contracts in progress	2,729,902	3,185,041
State income tax payable	104,808	123,984

Total current liabilities	28,867,172	15,477,356

Long-term debt	15,228,840	17,559,708
Deferred state income tax	75,000	73,604

	15,303,840	17,633,312

Equity	22,727,470	17,556,470

	$66,898,482	$50,667,138

The accompanying notes are an integral part of the financial statements.

R.K. HALL CONSTRUCTION, LTD.

AND AFFILIATES

Unaudited Combined Statements of Operations and Equity

For the Nine Months Ended September 30

	2010	2009
Income from construction:
Revenue earned	$105,283,347	$102,440,270
Job costs	(92,204,521)	(92,261,985)

Gross profit on construction	13,078,826	10,178,285
General and administrative expenses	(5,829,467)	(5,064,343)
Gain on sale of assets	51,796	200,108

Income from operations	7,301,155	5,314,050

Other income and (expenses):
Interest income	68,856	210,630
Other income	53,218	34,857
Interest expense	(1,493,101)	(1,564,809)

Net income before provision for income tax	5,930,128	3,994,728
Provision for state income tax	(59,920)	(116,505)

Net income	5,870,208	3,878,223

Equity:
Beginning of period	17,556,471	13,453,967
Contributions	—	—
Distributions	(699,209)	(380,931)

End of period	$22,727,470	$16,951,259

The accompanying notes are an integral part of the financial statements.

R.K. HALL CONSTRUCTION, LTD.

AND AFFILIATES

Unaudited Combined Statements of Cash Flows

For the Nine Months Ended September 30

	2010	2009
Cash flows from operating activities:
Net income	$5,870,208	$3,878,223
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	3,087,390	2,480,672
Gain on sale of assets	(51,796)	(200,108)
(Increase) decrease in:
Receivables	(10,209,586)	(3,375,967)
Inventory	(330,830)	(1,044,597)
Costs and estimated earnings in excess of billings	(1,052,390)	3,330,544
Prepaid expenses	(153,964)	(99,691)
Increase (decrease) in:
Accounts payable	11,671,420	7,133,210
Accrued liabilities	977,564	646,778
Billings in excess of costs and estimated earnings	(455,139)	2,140,446
Income taxes	(17,780)	56,755

Net cash provided by operating activities	9,335,097	14,946,265

Cash flows from investing activities:
Proceeds from sale of property and equipment	116,457	254,801
Purchases of property and equipment	(6,150,946)	(4,027,144)

Net cash used in investing activities	(6,034,489)	(3,772,343)

Cash flows from financing activities:
Proceeds from borrowings	4,756,215	2,316,852
Payment on principal of notes payable	(5,871,936)	(7,272,665)
Partner contributions	—	—
Partner withdrawals	(699,209)	(380,931)

Net cash used in financing activities	(1,814,930)	(5,336,744)

Net increase in cash	1,485,678	5,837,178
Beginning cash and cash equivalents	10,016,193	7,582,598

Ending cash and cash equivalents	$11,501,871	$13,419,776

The accompanying notes are an integral part of the financial statements.

R.K. HALL CONSTRUCTION, LTD.

Notes to the Unaudited Combined Financial Statements

At September 30, 2010 and December 31, 2009 and

For the Nine Months Ended

September 30, 2010 and 2009

Note 1 — Summary of Significant Accounting Policies

The combined financial statements include the accounts of R.K. Hall Construction, Ltd. and affiliates through common ownership (the Companies) and have been prepared in accordance with accounting principals generally accepted in the United States of America (U.S. GAAP). All significant intercompany transactions and balances have been eliminated in consolidation. In the opinion of management, all adjustments necessary for a fair presentation of such financial statements in accordance with U.S. GAAP have been recorded.

History

The Companies are engaged in road and bridge construction and the related sale and manufacturing of hot mix asphalt concrete. The Companies are organized in the state of Texas and Arkansas.

The Companies operate eleven asphalt plant facilities and one concrete plant facility located throughout Northeast Texas. Job sites are located in Texas, Arkansas and Oklahoma. The length of the Companies’ contracts varies but typically average less than one year.

Use of estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with U.S. GAAP. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used.

Recognition of income and costs on construction contracts

The Companies use the percentage-of-completion method of reporting profits on major construction contracts. Under this method, the percentage of the cost incurred to date to the total estimated costs is used to determine the portion of the contract amount which is considered earned to date. At the time a loss on a contract becomes known, the full amount of the projected loss is recognized. Contract costs include all direct material and labor costs as well as indirect construction costs. Selling, general and administrative costs are charged to expense as incurred.

On contracts in progress where costs and estimated earnings are in excess of billings, the excess is treated as a current asset. Where billings are in excess of costs and estimated earnings, this excess is shown as a current liability. These amounts are as follows at:

	September 30, 2010	December 31, 2009
Costs and estimated earnings on contracts in progress	$134,037,362	$131,474,992
Billings on contracts in progress	134,824,955	133,770,114

	$(787,593)	$(2,295,122)

R.K. HALL CONSTRUCTION, LTD.

Notes to the Unaudited Combined Financial Statements

At September 30, 2010 and December 31, 2009 and

For the Nine Months Ended

September 30, 2010 and 2009

Note 1 — Summary of Significant Accounting Policies (Continued)

These amounts are shown in the accompanying financial statements as follows at:

	September 30, 2010	December 31, 2009
Current assets	$1,942,309	$889,919
Current liabilities	2,729,902	3,185,041

	$(787,593)	$(2,295,122)

Property and equipment

Property and equipment are stated at cost and depreciated over estimated useful lives using the straight-line method, ranging from three to thirty-nine years. Maintenance and repairs are charged to expense as incurred; major renewals and betterments are capitalized. Depreciation expense amounted to $3,087,390 and $2,480,672 for the nine months ended September 30, 2010 and 2009, respectively, and is included in job costs and general and administrative expenses on the statements of operations and equity.

Statements of cash flows

For purposes of the statements of cash flows, the Companies consider all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.

	September 30, 2010	September 30, 2009
The Companies paid the following during the nine months ended:
Interest expense	$1,668,502	$1,564,809
Income taxes	77,700	59,150

	September 30, 2010	December 31, 2009
The Companies had exposure related to cash balances with financial institutions in excess of federally insured amounts before outstanding items not yet cleared:	$5,818,075	$5,311,909

Management monitors these balances to insure funds are not at risk.

Inventories

Inventory, consisting of stone, sand, asphalt and diesel fuel, is stated at the lower of cost or market. The Companies value all inventory utilizing the first-in, first-out method.

Presentation of taxes

The Companies collect various taxes from customers and remit these amounts to applicable taxing authorities. The Companies’ accounting policy is to exclude these taxes from revenues and job costs.

R.K. HALL CONSTRUCTION, LTD.

Notes to the Unaudited Combined Financial Statements

At September 30, 2010 and December 31, 2009 and

For the Nine Months Ended

September 30, 2010 and 2009

Note 2 — Receivables

Receivables consist of the following at:

	September 30, 2010	December 31, 2009
Contract billings	$16,623,182	$5,707,256
Contract retainage	1,872,559	2,610,762
Allowance for doubtful accounts	(30,000)	(60,000)
Employees	3,016	1,153

	$18,468,757	$8,259,171

Note 3 — Accounts Payable

Amounts due to subcontractors that have been retained pending the completion and customer acceptance of jobs amounted to $1,302,672 and $1,855,461 at September 30, 2010 and December 31, 2009, respectively. These amounts are included in accounts payable.

Note 4 — Long-term Debt

Long-term debt consists of the following at:

	September 30, 2010	December 31, 2009
Notes payable to bank, payable in monthly installments of $345,090 including interest ranging from 5% to 7.6%; secured by machinery, equipment, vehicles, plants and partners’ guaranty	$7,745,377	$10,043,220
Notes payable to finance companies, payable in monthly installments of $127,457 including interest ranging from 0% to 7.46%; secured by machinery, equipment and vehicles	3,272,974	2,094,368
Note payable to bank, payable in monthly installments of $87,500 plus interest at 7.5%; secured by equipment and partners’ guaranty	7,511,796	8,414,255
Note payable to bank, payable in monthly installments of $12,500 plus interest at 7.5%; secured by real estate and members’ guaranty	1,125,000	1,237,500
Note payable to finance company, payable in semi-annual installments of $71,865 including interest at 4.25%; secured by real estate and members’ guaranty	1,727,362	1,761,789
Note payable to finance company, payable in quarterly installments of $284,955 including interest at 13.00%; secured by equipment	1,052,902	—

	22,435,411	23,551,132
Less current maturities	7,206,571	5,991,424

	$15,228,840	$17,559,708

R.K. HALL CONSTRUCTION, LTD.

Notes to the Unaudited Combined Financial Statements

At September 30, 2010 and December 31, 2009 and

For the Nine Months Ended

September 30, 2010 and 2009

Note 4 — Long-term Debt (Continued)

Future maturities of long-term debt are as follows:

For the years ending December 31:
2010 (Three months)	$1,564,021
2011	7,051,262
2012	4,799,877
2013	2,613,266
2014	1,487,524
2015	1,285,869
Thereafter	3,633,592

Note 5 — Operating Leases

The Companies are obligated under operating leases for asphalt plants and equipment. The lease payments amount to $125,761 per month and are guaranteed by the partners and members.

	2010	2009
Lease expense for the nine months ended September 30:	$1,131,847	$549,943

Lease expense is included in job costs on the statements of operations and equity.

Minimum future lease payments are as follows:

For the years ending December 31:
2010 (Three months)	$377,282
2011	1,509,130
2012	1,509,130
2013	1,088,402
2014	558,603
2015	228,956

Note 6 — Related Party Transactions

The Companies lease equipment from entities owned by its partners. The equipment leases are on a month-to-month basis.

	September 30, 2010	September 30, 2009
Lease expense during the nine months ended:	$677,595	$1,011,888

	September 30, 2010	December 31, 2009
Included in accounts payable at:	$—	$298,886

The Companies also purchased materials from an entity owned by one of its partners.

	September 30, 2010	September 30, 2009
Material purchased during the nine months ended:	$524,685	$2,108,760

R.K. HALL CONSTRUCTION, LTD.

Notes to the Unaudited Combined Financial Statements

At September 30, 2010 and December 31, 2009 and

For the Nine Months Ended

September 30, 2010 and 2009

Note 6 — Related Party Transactions (Continued)

	September 30, 2010	December 31, 2009
Included in accounts payable at:	$203,459	$99,524

All of these related party expenses are included in job costs and general and administrative expenses on the statements of operations and equity.

Partner/member guaranties are included in long-term debt and in operating leases (Note 4 and Note 5).

Note 7 — Concentrations

Concentrations of business with a single entity (Texas Department of Transportation) subjects the Companies to the potential for credit risk.

	Accounts Receivable		Revenue
	Amount	Percent	Amount	Percent
Concentrations of contracts receivable and revenue as of and/or for the nine months ended:
September 30, 2010	$7,738,018	39%	$51,373,696	49%
September 30, 2009			42,678,971	42%
December 31, 2009	$2,955,100	36%

Note 8 — Profit Sharing Plan

The Companies have a profit sharing plan for the primary purpose of providing retirement benefits to all eligible employees. The Companies’ contributions each year are subject to the discretion of management.

	2010	2009
The Companies made contributions to the plan as follows for the nine months ended September 30:	$98,576	$35,393

Note 9 — Income Taxes

The Companies are not tax paying entities for Federal income tax purposes and, accordingly, does not incur Federal income tax. Instead, the partners and members are liable for individual Federal income tax on the Companies’ income or loss.

The income tax provision includes deferred state income tax attributable to temporary differences between income reported for financial purposes versus income tax purposes resulting from the Companies’ use of the accelerated method of computing tax depreciation.

The provision for income tax consists of the following for the nine months ended September 30:

	2010	2009
Current state income tax	$58,524	$105,970
Deferred state income tax	1,396	10,535

	$59,920	$116,505

R.K. HALL CONSTRUCTION, LTD.

Notes to the Unaudited Combined Financial Statements

At September 30, 2010 and December 31, 2009 and

For the Nine Months Ended

September 30, 2010 and 2009

Note 9 — Income Taxes (Continued)

The Companies do not have any unrecognized tax benefit which could significantly change its provision for income tax. The Companies are subject to examination for the prior three years by Federal taxing authorities and the prior four years for state taxing authorities.

Note 10 — Subsequent Events

Management has evaluated subsequent events through September 29, 2011, the date the financial statements were available to be issued.

In November, 2010, RK Hall, LLC (an indirect, wholly-owned subsidiary of Summit Materials, LLC) was formed to effect the acquisition of the business and partner/member interests of the Companies. On November 12, 2010, the Companies and its partners/members entered into an Interest Purchase Agreement with RK Hall, LLC, pursuant to which the business and partner/member interests of the Companies were acquired by RK Hall, LLC. The effective date of the transaction was November 30, 2010.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

(a) The following entities are incorporated under the laws of the State of Delaware: Summit Materials Finance Corp. and Summit Materials Corporations I, Inc. (collectively, the “Delaware Corporations”).

Delaware General Corporation Law

Section 145(a) of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Section 145(c) of the Delaware General Corporation Law provides that to the extent that a present or former director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 145(a) and (b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145(d) of the Delaware General Corporation Law provides that any indemnification under Section 145(a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 145(a) and (b). Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination (1) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145(e) of the Delaware General Corporation Law provides that expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

Section 145(f) of the Delaware General Corporation Law provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to the certificate of incorporation or the bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

Section 145(g) of the Delaware General Corporation Law provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Organizational Documents of Delaware Registrants

The articles of incorporation and/or bylaws of each of the Delaware Corporations provide that, to the fullest extent permitted by the Delaware General Corporation Law, the corporation shall indemnify any current or former Director or officer of the corporation and may, at the discretion of the Board of Directors, indemnify any current or former employee or agent of the corporation against all expenses, liabilities and losses reasonably incurred or suffered by him or her in connection with any action, suit or proceeding brought by or in the right of the corporation or otherwise, to which he or she was or is a party or is threatened to be made a party by reason of his or her current or former position with the corporation or by reason of the fact that he or she is or was serving, at the request of the corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

(b) Summit Materials, LLC, Austin Materials, LLC, Continental Cement Company, L.L.C., Kilgore Companies, LLC, Norris Quarries, LLC, RK Hall LLC, Summit Materials Companies I, LLC, Summit Materials Holdings I, LLC and Summit Materials Holdings II, LLC, are limited liability companies organized under the laws of the State of Delaware (collectively, the “Delaware Limited Liability Companies”).

Delaware Limited Liability Company Act

Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

In accordance with these provisions, the Limited Liability Company Agreements of each of the Delaware Limited Liability Companies state that to the fullest extent permitted by applicable law, the company shall indemnify a member, manager, an officer, a person to whom the managers delegate management responsibilities, any affiliate, officer, director or shareholder of a member, or manager, or any employee or agent of the company or of the indemnified party from any loss, damage or claim incurred by the indemnified party by reason of any act performed or omitted to be performed by the indemnified party in good faith in connection with the business of the company including expenses (including legal fees) incurred by such indemnified person in defending any claim, demand, action, suit or proceeding; provided however, that an indemnified party shall not be indemnified for any loss, damage or claim incurred by such party by reason of gross negligence or willful misconduct with such acts or omissions.

(c) The following entity is incorporated under the laws of the State of Colorado: Elam Construction, Inc. (the “Colorado Corporation”).

Colorado Business Corporation Act

Section 7-109-102 and Section 7-109-107 of the Colorado Business Corporation Act provide that a corporation may indemnify a person made party to a proceeding because the person is or was a director, officer, employee, fiduciary or agent if (a) such person’s conduct was in good faith; and (b) such person reasonably believed (i) in the case of conduct in such person’s official capacity with the corporation, that such conduct was in the corporation’s best interests; and (ii) in all other cases (other than criminal cases), that such conduct was at least not opposed to the corporation’s best interests; and (c) in the case of any criminal proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, in itself, determinative that such person did not meet the standard of care under Section 7-109-102. A corporation may not indemnify a director, officer, employee, fiduciary or agent under Section 7-109-102 of the Colorado Business Corporation Act in connection with any proceeding (y) by or in the right of the corporation in which such person was adjudged liable to the corporation; or (z) charging that such person derived an improper personal benefit, whether or not involving an action in an official capacity, in which proceeding such person was adjudged liable on the basis that such person derived an improper personal benefit. Indemnification under Section 7-109-102 of the Colorado Business Corporation Act shall be limited to reasonable expenses incurred in connection with such proceeding.

Section 7-109-103 and Section 7-109-107 of the Colorado Business Corporation Act provide that, unless limited by a corporation’s articles of incorporation, a corporation shall indemnify directors and officers of the corporation, and may indemnify an employee, fiduciary or agent of the corporation, who are wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director, officer, employee, fiduciary or agent was a party because the person was a director, officer, employee, fiduciary or agent against reasonable expenses incurred by such person in connection with the proceeding. The Colorado Corporation’s articles of incorporation do not contain a contrary provision.

Section 7-109-104 and Section 7-109-107 of the Colorado Business Corporation Act permit a corporation to advance reasonable expenses incurred by a director, officer, employee, fiduciary or agent who is a party to a proceeding in advance of final disposition of the proceeding if: (a) the director, officer, employee, fiduciary or agent furnishes to the corporation a written affirmation of such director, officer, employee, fiduciary or agent’s good faith belief that he or she has met the standard of conduct set forth in Section 7-109-102 of the Colorado Business Corporation Act; (b) the director, officer, employee, fiduciary or agent furnishes to the corporation a written undertaking to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct set forth in Section 7-109-102 of the Colorado Business Corporation Act; and (c) a determination is made that the facts then known to those making the determination would not preclude indemnification under the Colorado Business Corporation Act. Section 7-109-107 of the Colorado Business Corporation Act permits a corporation to indemnify and advance expenses to officers, employees, fiduciaries or agents who are not directors, to a greater extent than directors if not inconsistent with public policy, and if provided for by the corporation’s bylaws, general or specific action of its board of directors or shareholders, or contract.

Section 7-109-106 of the Colorado Business Corporation Act provides that a corporation may not indemnify a director, officer, employee, fiduciary or agent under Section 7-109-102 of the Colorado Business Corporation Act unless authorized in the specific case after a determination has been made that indemnification of such person is permissible in the circumstances because such person has met the standard of conduct set forth in Section 7-109-102 of the Colorado Business Corporation Act. Such determination shall be made, (a) by a majority vote of the directors who are not parties to such action, (b) by a committee of such directors designated by the board of directors, even though less than a quorum, (c) if there are no such directors, or if such directors so direct, by independent legal counsel, or (d) by the shareholders.

Section 7-109-108 of the Colorado Business Corporation Act provides that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the corporation, or who, while a director, officer, employee, fiduciary, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary or agent of another entity, against liability asserted against or incurred by the person in that capacity or arising from the person’s status as a director, officer, employee, fiduciary or agent, whether or not the corporation would have the power to indemnify the person against the same liability under the Colorado Business Corporation Act.

Organizational Documents of the Colorado Corporation

The articles of incorporation and bylaws of the Colorado Corporation provide that, to the fullest extent permitted by the Colorado Business Corporation Act, the Colorado Corporation shall indemnify any current or former director or officer of the Colorado Corporation and may, at the discretion of the Board of Directors of the Colorado Corporation, indemnify any current or former employee, fiduciary or agent of the Colorado Corporation against expenses, liabilities and losses reasonably incurred or suffered by such person in connection with any action, suit, or proceeding, to which such person is a party or is threatened to be made a party by reason of such person’s current or former position with the Colorado Corporation, as a director, officer, employee, fiduciary or agent or by reason of the fact that such person is or was serving, at the request of the Colorado Corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise; provided, however, prior to such indemnification, the Board of Directors of the Colorado Corporation or a committee thereof must determine that such indemnitee conducted himself or herself in good faith and reasonably believed, (i) in such person’s official capacity that such conduct was in the Colorado Corporation’s best interests, (ii) in all other cases (other than criminal cases), that such conduct was not opposed to the Colorado Corporation’s best interests, or (iii) in the case of any criminal action, that such conduct was not unlawful.

(d) The following entity is incorporated under the laws of the State of Kansas: Hamm, Inc. (the “Kansas Corporation”).

Kansas General Corporation Code

The Kansas General Corporation Code, Chapter 17, Articles 60 to 74 of the Kansas Statutes Annotated, provides in K.S.A. 17-6305(a) that a corporation shall have power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, including attorney fees, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

The Kansas General Corporation Code provides in K.S.A. 17-6305(b) that a corporation shall have power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, including attorney fees, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

The Kansas General Corporation Code provides in K.S.A. 17-6305(c) that to the extent that a present or former director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of K.S.A. 17-6305, or in defense of any claim, issue or matter therein, such director, officer, employee or agent shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith, including attorney fees.

The Kansas General Corporation Code provides in K.S.A. 17-6305(d) that any indemnification under subsections (a) and (b) of K.S.A. 17-6305, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such director, officer, employee or agent has met the applicable standard of conduct set forth in subsections (a) and (b) of K.S.A. 17-6305. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination: (1) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum; (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (4) by the stockholders.

The Kansas General Corporation Code provides in K.S.A. 17-6305(e) that expenses, including attorney fees, incurred by a director or officer in defending a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that the director or officer is not entitled to be indemnified by the corporation as authorized in K.S.A. 17-6305. Such expenses, including attorney fees, incurred by former directors and officers or incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

The Kansas General Corporation Code provides in K.S.A. 17-6305(f) that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of K.S.A. 17-6305 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in a person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the articles of incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

The Kansas General Corporation Code provides in K.S.A. 17-6305(g) that a corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of K.S.A. 17-6305.

Organizational Documents of the Kansas Corporation

The articles of incorporation of the Kansas Corporation provide that each person who is or was a director or officer of the corporation, and each director, officer, employee or agent of the corporation who is or was serving at the request of the corporation as a director or officer of another corporation (including the heirs, executors, administrators and estate of such person) shall be indemnified by the corporation as of right to the full extent permitted or authorized by the laws of the State of Kansas, as now in effect and as hereafter amended, against any expenses, judgments, fines and amounts paid in settlement (including attorneys’ fees) actually and reasonably incurred by such person in his capacity as or arising out of his status as a director or officer of the corporation or if serving at the request of the corporation as a director or officer of another corporation. The indemnification provided by this provision shall not be exclusive of any other rights to which those indemnified may be entitled under the articles of incorporation, under any other bylaw or under any agreement, vote of stockholders or disinterested directors or otherwise, and shall not limit in any way any right which the corporation may have to make different or further indemnifications with respect to the same or different persons or classes of persons.

The bylaws of the Kansas Corporation provide that when a person is sued, either alone or with others, because he is or was a director or officer of the corporation, or of another corporation serving at the request of the corporation, in any proceeding arising out of his alleged misfeasance or nonfeasance in the performance of his duties or out of any alleged wrongful act against the corporation or by the corporation, he shall be indemnified for his reasonable expenses, including attorneys’ fees incurred in the defense of the proceeding, if both of the following conditions exist: (a) the person sued is successful in whole or in part, or the proceeding against him is settled with the approval of the court and (b) the court finds that his conduct fairly and equitably merits such indemnity.

(e) Cornejo & Sons, L.L.C., Hamm Asphalt, LLC, N.R. Hamm Contractor, LLC and N.R. Hamm Quarry, LLC are limited liability companies organized under the laws of the State of Kansas (collectively, the “Kansas Limited Liability Companies”).

Kansas Revised Limited Liability Company Act

The Kansas Revised Limited Liability Company Act, K.S.A. 17-7662 through K.S.A. 17-76,142, as amended, provides in K.S.A. 17-7670(a) that subject to such standards and restrictions, if any, as are set forth in its operating agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. To the extent that a member, manager, officer, employee or agent has been successful on the merits or otherwise or the defenses of any action, suits or proceeding, or in defense of any issue or matter therein, such director, officer, employee or agent shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith, including attorney fees.

Organizational Documents of the Kansas Limited Liability Companies

The operating agreement of each of the Kansas Limited Liability Companies provides that to the fullest extent permitted by the laws of the State of Kansas and except in the case of bad faith, gross negligence or willful misconduct, no member or officer shall be liable to the company or any other member for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such member or officer in good faith on behalf of the company and in a manner reasonably believed to be within the scope of the authority conferred on such member or officer by the operating agreement. Except in the case of bad faith, gross negligence or willful misconduct, each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a member or officer, shall be indemnified and held harmless by the company to the same extent as permitted by the laws of the State of Kansas for directors and officers of corporations organized under the laws of the State of Kansas. Any indemnity under the operating agreement shall be provided out of and to the extent of company assets only, and no member shall have personal liability on account thereof.

(f) The following entities are incorporated under the laws of the Commonwealth of Kentucky: Bourbon Limestone Company and Kentucky Hauling, Inc. (together, the “Kentucky Corporations”).

Kentucky Business Corporations Act

Section 8-510 of KRS Chapter 271B (the “Kentucky Business Corporations Act”) provides that a corporation may indemnify an individual made a party to a proceeding because he is or was a directors against liability incurred in the proceeding if he conducted himself in good faith and he reasonably believed in the case of conduct in his official capacity with the corporation that his conduct was in its best interests and in all other cases, that his conduct was at least not opposed to its best interests and in the case of any criminal proceeding, he has no reasonable cause to believe his conduct was unlawful. A director’s conduct with respect to an employee benefit plan for a purpose he reasonable believed to be in the interests of the participants in and beneficiaries of the plan shall be conduct that satisfies the requirement that he reasonably believed that his conduct was at least not opposed to the corporation’s best interests. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not be, of itself, determinative that the director did not meet the standard of conduct described herein. A corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Indemnification permitted under Section 8-510 of the Kentucky Business Corporations Act in connection with a proceeding by or in the right of the corporation shall be limited to reasonable expenses incurred in connection with the proceeding.

Section 8-520 of the Kentucky Business Corporations Act provides that unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

Section 8-530 of the Kentucky Business Corporations Act provides that a corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if the director furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct described in Section 8-510 of the Kentucky Business Corporations Act, the director furnishes the corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct and a determination is made that the facts then known to those making the determination would not preclude indemnification under Sections 8-500 to 8-580 of the Kentucky Business Corporations Act. The written undertaking shall be an unlimited general obligation of the director but shall not be required to be secured and may be accepted without reference to financial ability to make repayment. Determinations and authorizations of payments under this section shall be made in the manner specified in 8-550 of the Kentucky Business Corporations Act.

Section 8-540 of the Kentucky Business Corporations Act provides that unless a corporation’s articles of incorporation provide otherwise, a director of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court after giving any notice the court considers necessary may order indemnification if it determines the director is entitled to mandatory indemnification under Section 8-520 of the Kentucky Business Corporations Act, in which case the court shall also order the corporation to pay the director’s reasonable expenses incurred to obtain court-ordered indemnification, or the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he met the standard of conduct set forth in Section 8-510 of the Kentucky Business Corporations Act or was adjudged liable as described in subsection (4) of Section 8-510 of the Kentucky Business Corporations Act, but if he was adjudged so liable his indemnification shall be limited to reasonable expenses incurred.

Section 8-550 of the Kentucky Business Corporations Act provides that a corporation shall not indemnify a director under Section 8-510 of the Kentucky Business Corporations Act unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because he met the standard of conduct set forth in Section 8-510 of the Kentucky Business Corporations Act. The determination shall be made by the board of directors by majority vote of a quorum consisting of directors not at that time parties to the proceeding, or, if a quorum cannot be obtained, by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two (2) or more directors not at the time parties to the proceeding, or by special legal counsel selected by the board of directors or its committee in the manner prescribed above, or if a quorum of the board of directors cannot be obtained, selected by a majority vote of the full board of directors (in which selection directors who are parties may participate), or by the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding shall not be voted on the determination. Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled to select special legal counsel as set forth above.

Section 8-560 of the Kentucky Business Corporations Act provides that unless the articles of incorporation provide otherwise, an officer of the corporation who is not a director shall be entitled to mandatory indemnification under Section 8-520 of the Kentucky Business Corporations Act, and is entitled to apply for court-ordered indemnification under Section 8-540 of the Kentucky Business Corporations Act, in each case to the same extent as a director, the corporation may indemnify and advance expenses under Sections 8-500 to 8-580 of the Kentucky Business Corporations Act to an officer, employee, or agent of the corporation who is not a director to the same extent as to a director and a corporation may also indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific actions of its board of directors, or contract.

Section 8-570 of the Kentucky Business Corporations Act provides that a corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, manager, partner, trustee, employee, or agent of another entity, or of an employee benefit plan or other enterprise, against liability asserted against or incurred in that capacity or arising from the status as a director, officer, manager, employee, or agent, whether or not the corporation would have power to indemnify against the same liability under Sections 8-510 or 8-520 of the Kentucky Business Corporations Act.

Section 8-580 of the Kentucky Business Corporations Act provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Sections 8-500 to 8-580 of the Kentucky Business Corporations Act shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. Sections 8-500 to 8-580 of the Kentucky Business Corporations Act shall not limit a corporation’s power to pay or reimburse expenses incurred by a director in connection with his appearance as a witness at a proceeding at a time when he has not been made a named defendant or responded to the proceeding.

Section 8-330 of the Kentucky Business Corporations Act provides, among other things, that a director who votes for or who assents to a distribution made in violation of Section 6-400 of the Kentucky Business Corporations Act or the articles of incorporation shall be personally liable to the corporation for the amount of the distribution that exceeds what could have been distributed without violating Section 6-400 of the Kentucky Business Corporations Act or the articles of incorporation if it is established that he did not perform his duties in compliance with Section 8-300 of the Kentucky Business Corporations Act.

Organizational Documents of Kentucky Corporations

The articles of incorporation of Bourbon Limestone Company state that the corporation shall, to the fullest extent permitted by Kentucky law, indemnify any director of the corporation from and against any and all reasonable costs and expenses (including, but not limited to, attorneys’ fees) and any liabilities (including, but not limited to, judgments, fines, penalties and reasonable settlements) paid by or on behalf of, or imposed against, such person in connection with any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative, investigative or other (including any appeal relating thereto), whether formal or informal, and whether made or brought by or in the right of the corporation or otherwise, in which such person is, was or at any time becomes a party or witness, or is threatened to be made a party or witness, or otherwise, by reason of the fact that such person is, was or at any time becomes a director of the corporation or, at the corporation’s request, a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

The bylaws of Kentucky Hauling, Inc. state that any person who was or is a party or is threatened to be made a party to any threatened or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the corporation against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted I good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

(g) Glass Aggregates, LLC, Hinkle Contracting Company, LLC and South Central Kentucky Limestone, LLC are limited liability companies organized under the laws of the Commonwealth of Kentucky (together, the “Kentucky Limited Liability Companies”).

Section 180 of KRS Chapter 275 (the “Kentucky Limited Liability Company Act”) provides that a written operating agreement may eliminate the personal liability of a member of manager for monetary damages for breach of any duty provided for in Section 170 of the Kentucky Limited Liability Company Act and provide for indemnification of a member or manager for judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which a person is a party because the person is or was a member or manager.

The Operating Agreement of Hinkle Contracting Company, LLC states that, except in cases of bad faith, gross negligence or willful misconduct, each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a member or officer, shall be indemnified and held harmless by the company to the same extent as permitted by the laws of the Commonwealth of Kentucky for directors and officers of corporations organized under the laws of the Commonwealth of Kentucky.

The Operating Agreement of South Central Kentucky Limestone, LLC states that, to the greatest extent allowed by the laws of the Commonwealth of Kentucky, the company will indemnify the member if made a party to any proceeding because the member is or was a member against all liability incurred by the member in accordance with any proceeding and pay for or reimburse the reasonable expenses incurred by the member in connection with any such proceeding in advance of final disposition thereof. The company will have the power but not the obligation to indemnify any person who is or was an employee or agent of the company to the same extent as if such person was a member.

The Articles of Organization of Glass Aggregates, LLC state that the company shall indemnify any member, officer and or manager for any judgments, settlements, penalties, fines or expenses incurred in a proceeding to which a person is a party because the person is or was a member of the limited liability company.

The Operating Agreement of Glass Aggregates, LLC states that the company shall indemnify and hold harmless, to the fullest extent permitted by the Kentucky Limited Liability Company Act as it presently exists or as it may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he, or a person for whom he is the legal representative, is or was a manager, member, officer, employee or agent of the company or is or was serving at the request of the company as a director, trustee, officer, manager, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise, limited liability company, or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person. The company shall be required to indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the board of managers of the company.

(h) Con-Agg of MO, L.L.C., Fischer Quarries, L.L.C. and Quarry Properties, L.L.C. are limited liability companies organized under the laws of the State of Missouri (collectively, the “Missouri Limited Liability Companies”).

Missouri Limited Liability Company Act

The Missouri Limited Liability Company Act, Sections 347.010 to 347.187 of the Revised Statutes of Missouri, provides in Section 347.057, RSMo., that a person who is a member, manager, or both, of a limited liability company is not liable, solely by reason of being a member or manager, or both, under a judgment, decree or order of a court, or in any other manner, for a debt, obligation or liability of the limited liability company, whether arising in contract, tort or otherwise or for the acts or omissions of any other member, manager, agent or employee of the limited liability company.

The Missouri Limited Liability Company Act provides in Section 347.088.1, RSMo., that except as otherwise provided in the operating agreement an authorized person shall discharge his or her duty under the Missouri Limited Liability Company Act and the operating agreement in good faith, with the care a corporate officer of like position would exercise under similar circumstances, in the manner a reasonable person would believe to be in the best interest of the limited liability company, and shall not be liable for any such action so taken or any failure to take such action, if he or she performs such duties in compliance with such subsection.

The Missouri Limited Liability Company Act provides in Section 347.088.2, RSMo., that to the extent that, at law or equity, a member or manager or other person has duties, including fiduciary duties, and liabilities relating to those duties to the limited liability company or to another member, manager, or other person that is party to or otherwise bound by an operating agreement: (1) any such member, manager, or other person acting under the operating agreement shall not be liable to the limited liability company or to any such other member, manager, or other person for the member’s, manager’s, or other person’s good faith reliance on the provisions of the operating agreement; and (2) the member’s, manager’s or other person’s duties and liabilities may be expanded or restricted by provision in the operating agreement.

Organizational Documents of the Missouri Limited Liability Companies

The operating agreement of Con-Agg of MO, L.L.C., contains no indemnification provisions. The operating agreement of Fischer Quarries, L.L.C. provides that no member shall be liable under a judgment, decree or order of a court, or in any other manner, for any debt, obligation or liability of the company. A member of the company shall not be personally liable to the company or its members for any monetary damages for breach of fiduciary duty, except for liability for any acts or omissions which involve intentional misconduct, fraud or knowing violation of law or for a distribution, redemption or purchase of or with respect to a member’s ownership interest in the company in violation of Missouri law. Any repeal or modification of such provisions of the operating agreement by the members of the company shall be prospective only, and shall not adversely affect any limitation on the personal liability of a member of the company existing at the time of such repeal or modification or thereafter arising as a result of the acts or omissions prior to the time of such repeal or modification. The company shall indemnify, save and hold harmless a member from any loss, damage, liability or expense incurred or sustained by him by reason of any act performed by him or on behalf of the company and in furtherance of its interest; provided, however, that such right to indemnification shall not apply to relieve the member from liability for gross negligence or willful malfeasance.

The operating agreement of Quarry Properties, L.L.C. provides that no person shall be liable to the company or its members for any loss, damage, liability or expense suffered by the company or its members on account of any action taken or omitted to be taken by such person as a member or as manager of the company or by such person while serving at the request of the company as a director, officer or in any other comparable position of any other enterprise, if such person discharges such person’s duties in good faith, exercising the same degree of care and skill that a prudent person would have exercised under the circumstances in the conduct of such prudent person’s own affairs, and in a manner such person reasonably believes to be in the best interest of the company. A member’s liability under such provision shall be so limited for those actions taken or omitted to be taken by such member in connection with the management of the business and affairs of the company. Such operating agreement further provides that the company shall indemnify each person who has been or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or appellate by reason of the fact that such person is or was a member or manager of the company, or is or was serving at the request of the company as a director, officer or in any other comparable position of any other enterprise, such indemnity shall apply against all liabilities and expenses, including, without limitation, judgments, amounts paid in settlement, attorneys’ fees, ERISA excise taxes or penalties, fines and other expenses, actually and reasonably incurred by such person in connection with any such action, suit or proceeding; provided, however, that the company shall not be required to indemnify or advance expenses to any person from or on account of such person’s conduct that was finally adjudged to have been knowingly fraudulent, deliberately dishonest, or willful misconduct; provided further that the company shall not be required to indemnify or advance expenses to any person in connection with an action, suit or proceeding initiated by such person unless the initiation of such action, suit or proceeding was authorized in advance by the members of the company; provided further that a member shall be indemnified under the operating agreement only for those actions taken or omitted to be taken by such member in connection with the management of the business and affairs of the company.

(i) The following entity is incorporated under the laws of the State of New Mexico: Elam Paving, Inc. (the “New Mexico Corporation”).

New Mexico Business Corporation Act

Section 53-11-4.1 of the New Mexico Business Corporation Act provides that a corporation shall have power to indemnify any person made (or threatened to be made) a party to any proceeding (whether threatened, pending or completed) by reason of the fact that the person is or was a director (or, while a director, is or was serving in any of certain other capacities) if: (1) the person acted in good faith; (2) the person reasonably believed: (a) in the case of conduct in the person’s official capacity with the corporation, that the person’s conduct was in its best interests; and (b) in all other cases, that the person’s conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, the person had no reasonable cause to believe the person’s conduct was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the person in connection with the proceeding, but may be limited or unavailable with respect to certain proceedings. In some instances, indemnification of a director may be mandatory or, upon the application of a director, may be ordered by a court. Reasonable expenses incurred by a director may, under certain circumstances, be paid or reimbursed in advance of a final disposition of a proceeding. Unless limited by its articles of incorporation, a corporation may (or, as the case may be, shall) indemnify and advance expenses to an officer of the corporation to the same extent as to a director under Section 53-11-4.1. Also, unless limited by its articles of incorporation, a corporation has: (1) the power to indemnify and to advance expenses to an employee or agent of the corporation to the same extent that it may indemnify and advance expenses to directors under the statute; and (2) additional power to indemnify and to advance reasonable expenses to an officer, employee or agent who is not a director to such further extent, consistent with law, as may be provided by its articles of incorporation, by-laws, general or specific action of its Board of Directors, or contract.

Section 53-11-4.1 also provides that the indemnification authorized thereunder shall not be deemed exclusive of any rights to which those seeking indemnification may be entitled under the articles of incorporation, the by-laws, an agreement, a resolution of shareholders or directors or otherwise.

Organizational Documents of the New Mexico Corporation

The bylaws of the New Mexico Corporation provide that, to the fullest extent permitted by the New Mexico Business Corporation Act, the New Mexico Corporation shall indemnify any current or former director or officer of the New Mexico Corporation and may, at the discretion of the Board of Directors of the New Mexico Corporation, indemnify any current or former employee, fiduciary or agent of the New Mexico Corporation against expenses, liabilities and losses reasonably incurred or suffered by such person in connection with any action, suit, or proceeding, to which such person is a party or is threatened to be made a party by reason of such person’s current or former position with the New Mexico Corporation, as a director, officer, employee, fiduciary or agent or by reason of the fact that such person is or was serving, at the request of the New Mexico Corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise.

(j) Industrial Asphalt, LLC and RKH Capital, L.L.C. are limited liability companies organized under the laws of the State of Texas (collectively, the “Texas Limited Liability Companies”).

Texas Business Organizations Code

Section 8.002(a) of the Texas Business Organizations Code provides that except as provided by Section 8.002(b), Chapter 8 of the Texas Business Organizations Code does not apply to a (1) general partnership; or (2) limited liability company.

Section 8.002(b) of the Texas Business Organizations Code provides that the governing documents of a general partnership or a limited liability company may adopt provisions of Chapter 8 of the Texas Business Organizations Code or may contain other provisions, which will be enforceable, relating to: (1) indemnification; (2) advancement of expenses; (3) insurance or another arrangement to indemnify or hold harmless a governing person.

Section 101.402 of the Texas Business Organizations Code provides that a limited liability company may indemnify, pay in advance or reimburse expenses incurred by a person, and purchase or procure or establish and maintain insurance or another arrangement to indemnify or hold harmless a person.

Organizational Documents of Texas Limited Liability Companies

In accordance with the above provisions, the company agreement of Industrial Asphalt, LLC provides that, to the fullest extent permitted by law, the company shall indemnify and hold harmless each member and manager of the company and its officers, directors, shareholders, managers, members, employees, agents, subsidiaries and assigns from and against any and all losses, claims, demands, liabilities, expenses, judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the indemnitee may be involved, or threatened to be involved, as a party or otherwise, which relates to or arises out of the company or its property, business or affairs; provided, however, that an indemnitee shall not be entitled to indemnification under the indemnification provisions of the company agreement with respect to (a) any claim with respect to which the indemnitee has engaged in fraud, willful misconduct, bad faith or gross negligence or (b) any claim initiated by an indemnitee unless that claim (or any part thereof) was brought to enforce that an indemnitee’s rights to indemnification under the company agreement. The company shall pay in advance of the final disposition of any such claim expenses incurred by an indemnitee in defending that claim if, but only if, that indemnitee so requests and delivers to the company of an undertaking by or on behalf of that indemnitee to repay amounts so advanced if it ultimately is determined that the indemnitee is not entitled indemnification under the indemnification provisions of the company agreement.

In accordance with the above provisions, the company agreement of RKH Capital, L.L.C. provides that the company may indemnify any person who was or is a party defendant or is threatened to be made a party defendant, in any pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the company) by reason of the fact that he or she is or was the member of the company, employee or agent of the company, or is or was serving at the request of the company, for expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the member determines that he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

(k) B&H Contracting, L.P., SCS Materials, L.P. and R.K. Hall Construction, Ltd. are limited partnerships formed under the laws of the State of Texas (collectively, the “Texas Limited Partnerships”).

Texas Business Organizations Code

Section 8.003(a) of the Texas Business Organizations Code provides that the certificate of formation of an enterprise may restrict the circumstances under which the enterprise must or may indemnify or may advance expenses to a person under Chapter 8 of the Texas Business Organizations Code.

Section 8.003(b) of the Texas Business Organizations Code provides that the written partnership agreement of a limited partnership may restrict the circumstances in the same manner as the certificate of formation under Section 8.003(a).

Section 8.004 of the Texas Business Organizations Code provides that except as provided in Section 8.151, a provision for an enterprise to indemnify or advance expenses to a governing person is valid only to the extent it is consistent with Chapter 8 of the Texas Business Organizations Code.

Section 8.051(a) of the Texas Business Organizations Code provides that an enterprise shall indemnify a governing person, former governing person, or delegate against reasonable expenses actually incurred by the person in connection with a proceeding in which the person is a respondent because the person is or was a governing person or delegate if the person is wholly successful, on the merits or otherwise, in the defense of the proceeding.

Section 8.051(b) of the Texas Business Organizations Code provides that a court that determines, in a suit for indemnification, that a governing person, former governing person, or delegate is entitled to indemnification under Section 8.051 shall order indemnification and award to the person the expenses incurred in securing the indemnification.

Section 8.052(a) of the Texas Business Organizations Code provides that on application of a governing person, former governing person, or delegate and after notice is provided as required by the court, a court may order an enterprise to indemnify the person to the extent the court determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances.

Section 8.052(b) of the Texas Business Organizations Code provides that Section 8.052 applies without regard to whether the governing person, former governing person, or delegate applying to the court satisfies the requirements of Section 8.101, has been found liable (1) to the enterprise; or (2) because the person improperly received a personal benefit, without regard to whether the benefit resulted from an action taken in the person’s official capacity.

Section 8.052(c) of the Texas Business Organizations Code provides that the indemnification ordered by the court under Section 8.052 is limited to reasonable expenses if the governing person, former governing person, or delegate is found liable (1) to the enterprise; or (2) because the person improperly received a personal benefit, without regard to whether the benefit resulted from an action taken in the person’s official capacity.

Section 8.101(a) of the Texas Business Organizations Code provides that an enterprise may indemnify a governing person, former governing person, or delegate who was, is, or is threatened to be made a respondent in a proceeding to the extent permitted by Section 8.102 if it is determined in accordance with Section 8.103 that: (1) the person: (A) acted in good faith; (B) reasonably believed: (i) in the case of conduct in the person’s official capacity, that the person’s conduct was in the enterprise’s best interests; and (ii) in any other case, that the person’s conduct was not opposed to the enterprise’s best interests; and (C) in the case of a criminal proceeding, did not have a reasonable cause to believe the person’s conduct was unlawful; (2) with respect to expenses, the amount of expenses other than a judgment is reasonable; and (3) indemnification should be paid.

Section 8.101(b) of the Texas Business Organizations Code provides that action taken or omitted by a governing person or delegate with respect to an employee benefit plan in the performance of the person’s duties for a purpose reasonably believed by the person to be in the interest of the participants and beneficiaries of the plan is for a purpose that is not opposed to the best interests of the enterprise.

Section 8.101(c) of the Texas Business Organizations Code provides that action taken or omitted by a delegate to another enterprise for a purpose reasonably believed by the delegate to be in the interest of the other enterprise or its owners or members is for a purpose that is not opposed to the best interests of the enterprise.

Section 8.101(d) of the Texas Business Organizations Code provides that a person does not fail to meet the standard under Section 8.101(a)(1) solely because of the termination of a proceeding by: (1) judgment; (2) order; (3) settlement; (4) conviction; or (5) a plea of nolo contendere or its equivalent.

Section 8.102(a) of the Texas Business Organizations Code provides that, subject to Section 8.102(b), an enterprise may indemnify a governing person, former governing person, or delegate against: (1) a judgment; and(2) expenses, other than a judgment, that are reasonable and actually incurred by the person in connection with a proceeding.

Section 8.102(b) of the Texas Business Organizations Code provides that indemnification under Section 8.102 of a person who is found liable to the enterprise or is found liable because the person improperly received a personal benefit: (1) is limited to reasonable expenses actually incurred by the person in connection with the proceeding; (2) does not include a judgment, a penalty, a fine, and an excise or similar tax, including an excise tax assessed against the person with respect to an employee benefit plan; and (3) may not be made in relation to a proceeding in which the person has been found liable for: (A) wilful or intentional misconduct in the performance of the person’s duty to the enterprise; (B) breach of the person’s duty of loyalty owed to the enterprise; or (C) an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the enterprise.

Section 8.102(c) of the Texas Business Organizations Code provides that a governing person, former governing person, or delegate is considered to have been found liable in relation to a claim, issue, or matter only if the liability is established by an order, including a judgment or decree of a court, and all appeals of the order are exhausted or foreclosed by law.

Section 8.103(a) of the Texas Business Organizations Code provides that except as provided by Sections 8.103(b) and (c), the determinations required under Section 8.101(a) must be made by: (1) a majority vote of the governing persons who at the time of the vote are disinterested and independent, regardless of whether the governing persons who are disinterested and independent constitute a quorum; (2) a majority vote of a committee of the governing authority of the enterprise if the committee: (A) is designated by a majority vote of the governing persons who at the time of the vote are disinterested and independent, regardless of whether the governing persons who are disinterested and independent constitute a quorum; and (B) is composed solely of one or more governing persons who are disinterested and independent; (3) special legal counsel selected by the governing authority of the enterprise, or selected by a committee of the governing authority, by vote in accordance with Section 8.103(a)(1) or Section 8.103(a)(2); (4) the owners or members of the enterprise in a vote that excludes the ownership or membership interests held by each governing person who is not disinterested and independent; or (5) a unanimous vote of the owners or members of the enterprise.

Section 8.103(b) of the Texas Business Organizations Code provides that if special legal counsel determines under Section 8.103(a)(3) that a person meets the standard under Section 8.101(a)(1), the special legal counsel shall determine whether the amount of expenses other than a judgment is reasonable under Section 8.101(a)(2) but may not determine whether indemnification should be paid under Section 8.101(a)(3). The determination whether indemnification should be paid must be made in a manner specified by Section 8.103(a)(1), (2), (4), or (5).

Section 8.103(c) of the Texas Business Organizations Code provides that a provision contained in the governing documents of the enterprise, a resolution of the owners, members, or governing authority, or an agreement that requires the indemnification of a person who meets the standard under Section 8.101(a)(1) constitutes a determination under Section 8.101(a)(3) that indemnification should be paid even though the provision may not have been adopted or authorized in the same manner as the determinations required under Section 8.101(a). The determinations required under Sections 8.101(a)(1) and (2) must be made in a manner provided by Section 8.103 (a).

Section 8.103(d) of the Texas Business Organizations Code provides that with respect to a limited partnership, a vote of a majority-in-interest of the limited partners in a vote that excludes the interest held by each general partner who is not disinterested and independent constitutes a determination under Section 8.103(a)(4). For purposes of Section 8.103(d), “majority-in-interest” means, with respect to limited partners, limited partners who own more than 50 percent of the current percentage or other interest in the profits of the partnership that is owned by all of the limited partners.

Section 8.104(a) of the Texas Business Organizations Code provides that an enterprise may pay or reimburse reasonable expenses incurred by a present governing person or delegate who was, is, or is threatened to be made a respondent in a proceeding in advance of the final disposition of the proceeding without making the determinations required under Section 8.101(a) after the enterprise receives: (1) a written affirmation by the person of the person’s good faith belief that the person has met the standard of conduct necessary for indemnification under Chapter 8 of the Texas Business Organizations Code; and (2) a written undertaking by or on behalf of the person to repay the amount paid or reimbursed if the final determination is that the person has not met that standard or that indemnification is prohibited by Section 8.102.

Section 8.104(b) of the Texas Business Organizations Code provides that a provision in the governing documents of the enterprise, a resolution of the owners, members, or governing authority, or an agreement that requires the payment or reimbursement permitted under Section 8.104 authorizes that payment or reimbursement after the enterprise receives an affirmation and undertaking described by Section 8.104(a).

Section 8.104(c) of the Texas Business Organizations Code provides that the written undertaking required by Section 8.104(a)(2) must be an unlimited general obligation of the person but need not be secured and may be accepted by the enterprise without regard to the person’s ability to make repayment.

Section 8.104(d) of the Texas Business Organizations Code provides that with respect to a limited partnership, a vote of a majority-in-interest of the limited partners in a vote that excludes the interest held by each general partner who is not disinterested and independent constitutes an authorization under Section 8.104(b). For purposes of Section 8.104(b), “majority-in-interest” means, with respect to limited partners, limited partners who own more than 50 percent of the current percentage or other interest in the profits of the partnership that is owned by all of the limited partners.

Section 8.105(a) of the Texas Business Organizations Code provides that notwithstanding any other provision of Chapter 8 of the Texas Business Organizations Code but subject to Section 8.003 and to the extent consistent with other law, an enterprise may indemnify and advance expenses to a person who is not a governing person, including an officer, employee, or agent, as provided by: (1) the enterprise’s governing documents; (2) general or specific action of the enterprise’s governing authority; (3) resolution of the enterprise’s owners or members; (4) contract; or (5) common law.

Section 8.105(b) of the Texas Business Organizations Code provides that an enterprise shall indemnify an officer to the same extent that indemnification is required under Chapter 8 of the Texas Business Organizations Code for a governing person.

Section 8.105(c) of the Texas Business Organizations Code provides that a person described by Section 8.105(a) may seek indemnification or advancement of expenses from an enterprise to the same extent that a governing person may seek indemnification or advancement of expenses under Chapter 8 of the Texas Business Organizations.

Section 8.105(d) of the Texas Business Organizations Code provides that notwithstanding any authorization or determination specified in Chapter 8 of the Texas Business Organizations Code, an enterprise may pay or reimburse, in advance of the final disposition of a proceeding and on terms the enterprise considers appropriate, reasonable expenses incurred by: (1) a former governing person or delegate who was, is, or is threatened to be made a respondent in the proceeding; or (2) a present or former employee, agent, or officer who is not a governing person of the enterprise and who was, is, or is threatened to be made a respondent in the proceeding.

Section 8.105(e) of the Texas Business Organizations Code provides that a determination of indemnification for a person who is not a governing person of an enterprise, including an officer, employee, or agent, is not required to be made in accordance with Section 8.103.

Section 8.106 of the Texas Business Organizations Code provides that notwithstanding any other provision of Chapter 8 of the Texas Business Organizations Code, an enterprise may pay or reimburse reasonable expenses incurred by a governing person, officer, employee, agent, delegate, or other person in connection with that person’s appearance as a witness or other participation in a proceeding at a time when the person is not a respondent in the proceeding.

Section 8.151(a) of the Texas Business Organizations Code provides that notwithstanding any other provision of Chapter 8 of the Texas Business Organizations Code, an enterprise may purchase or procure or establish and maintain insurance or another arrangement to indemnify or hold harmless an existing or former governing person, delegate, officer, employee, or agent against any liability: (1) asserted against and incurred by the person in that capacity; or (2) arising out of the person’s status in that capacity.

Section 8.151(b) of the Texas Business Organizations Code provides that the insurance or other arrangement established under Section 8.151(a) may insure or indemnify against the liability described by Section 8.151(a) without regard to whether the enterprise otherwise would have had the power to indemnify the person against that liability under Chapter 8 of the Texas Business Organizations Code.

Section 8.151(c) of the Texas Business Organizations Code provides that insurance or another arrangement that involves self-insurance or an agreement to indemnify made with the enterprise or a person that is not regularly engaged in the business of providing insurance coverage may provide for payment of a liability with respect to which the enterprise does not otherwise have the power to provide indemnification only if the insurance or arrangement is approved by the owners or members of the enterprise.

Section 8.151(c-1) of the Texas Business Organizations Code provides that with respect to a limited partnership, a vote of a majority-in-interest of the limited partners constitutes approval of the owners for purposes of Section 8.151(c).

Section 8.151(d) of the Texas Business Organizations Code provides that for the benefit of persons to be indemnified by the enterprise, an enterprise may, in addition to purchasing or procuring or establishing and maintaining insurance or another arrangement: (1) create a trust fund; (2) establish any form of self-insurance, including a contract to indemnify; (3) secure the enterprise’s indemnity obligation by grant of a security interest or other lien on the assets of the enterprise; or (4) establish a letter of credit, guaranty, or surety arrangement.

Section 8.151(e) of the Texas Business Organizations Code provides that insurance or another arrangement established under Section 8.151 may be purchased or procured or established and maintained: (1) within the enterprise; or (2) with any insurer or other person considered appropriate by the governing authority, regardless of whether all or part of the stock, securities, or other ownership interest in the insurer or other person is owned in whole or in part by the enterprise.

Section 8.151(f) of the Texas Business Organizations Code provides that the governing authority’s decision as to the terms of the insurance or other arrangement and the selection of the insurer or other person participating in an arrangement is conclusive. The insurance or arrangement is not voidable and does not subject the governing persons approving the insurance or arrangement to liability, on any ground, regardless of whether the governing persons participating in approving the insurance or other arrangement are beneficiaries of the insurance or arrangement. Section 8.151(f) does not apply in case of actual fraud.

Section 8.152(a) of the Texas Business Organizations Code provides that an enterprise shall report in writing to the owners or members of the enterprise an indemnification of or advance of expenses to a governing person.

Section 8.152(b) of the Texas Business Organizations Code provides that subject to Section 8.152(c), the report must be made with or before: (1) the notice or waiver of notice of the next meeting of the owners or members of the enterprise; or (2) the next submission to the owners or members of a consent to action without a meeting.

Section 8.152(c) of the Texas Business Organizations Code provides that the report must be made not later than the first anniversary of the date of the indemnification or advance.

Organizational Documents of Texas Limited Partnerships

The partnership agreement for each of the Texas Limited Partnerships provides that the partners, and their affiliates, officers, directors, employees and agents or any person performing a similar function on behalf of the partnership may be indemnified and held harmless by the partnership from and against any and all judgments, penalties, settlements and reasonable expenses actually incurred by any indemnitee who was, is or is threatened to be made a named defendant or respondent in any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the indemnitee may be involved, or threatened to be involved, as a party or otherwise, by reason of its status as a partner or an affiliate thereof or an officer, director, employee or agent of the partnership, or a partner or affiliate thereof, if the indemnitee acted in good faith and in a manner it reasonably believed to be in, or not opposed to, the best interest of the partnership. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the indemnitee acted in a manner contrary to that specified above.

The partnership agreement for each of the Texas Limited Partnerships further provides that the partnership, through its general partner, in its sole discretion, may purchase and maintain insurance on behalf of the general partner and such other persons as the general partner shall determine, in its sole discretion, against any liability that may be asserted against or expense that may be incurred by such person in connection with the partnership’s activities, regardless of whether the partnership would have the power to indemnify such person against such liability under the provisions of the partnership agreement.

The partnership agreement for each of the Texas Limited Partnerships further provides that expenses incurred by an indemnitee in defending any claim, demand, action, suit or proceeding subject to the indemnification provisions of the partnership agreement may, from time to time, be advanced by the partnership prior to the final disposition of such claim, demand, action, suit or proceeding (i) upon written affirmation by the indemnitee of its good faith belief that it has met the standard of conduct necessary for indemnification and (ii) upon receipt by the partnership of any undertaking by or on behalf of the indemnitee to repay such amount if it shall be determined that such person is not entitled to be indemnified as authorized under the indemnification provisions of the partnership agreement. The indemnification provided in the indemnification provisions of the partnership agreement is for the benefit of the indemnitees and shall not be deemed to create any right to indemnification for any other persons.

(l) The following entities are incorporated under the laws of the State of Utah: B&B Resources, Inc., Salt Lake Valley Sand & Gravel, Inc. and Valley Ready Mix, Inc. (collectively, the “Utah Corporations”).

Utah Revised Business Corporation Act

Section 16-10a-902 (“Section 902”) of the Utah Revised Business Corporation Act provides that a corporation may indemnify any individual who was, is, or is threatened to be made a named defendant or respondent (a “Party”) in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (a “Proceeding”), because he is or was a director of the corporation or is or was serving at its request as a director, officer, partner, trustee, employee, fiduciary or agent of another corporation or other person or of an employee benefit plan against any obligation incurred with respect to a Proceeding, including any judgment, settlement, penalty, fine or reasonable expenses (including attorneys’ fees), incurred in the Proceeding if his conduct was in good faith, he reasonably believed that his conduct was in, or not opposed to, the best interests of the corporation, and, in the case of any criminal Proceeding, he had no reasonable cause to believe his conduct was unlawful; except that (i) indemnification under Section 902 in connection with a Proceeding by or in the right of the corporation is limited to payment of reasonable expenses (including attorneys’ fees) incurred in connection with the Proceeding and (ii) the corporation may not indemnify a director in connection with a Proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, or in connection with any other Proceeding charging that the director derived an improper personal benefit, whether or not involving action in his official capacity, in which Proceeding he was adjudged liable on the basis that he derived an improper personal benefit.

Section 16-10a-903 (“Section 903”) of the Utah Revised Business Corporation Act provides that, unless limited by its articles of incorporation, a corporation shall indemnify a director who was successful, on the merits or otherwise, in the defense of any Proceeding, or in the defense of any claim, issue or matter in the proceeding, to which he was a Party because he is or was a director of the corporation, against reasonable expenses (including attorneys’ fees) incurred by him in connection with the Proceeding or claim with respect to which he has been successful.

In addition to the indemnification provided by Sections 902 and 903, Section 16-10a-905 (“Section 905”) of the Utah Revised Business Corporation Act provides that, unless otherwise limited by a corporation’s articles of incorporation, a director may apply for indemnification to the court conducting the Proceeding or to another court of competent jurisdiction. On receipt of an application and after giving any notice the court considers necessary, (i) the court may order mandatory indemnification under Section 903, in which case the court shall also order the corporation to pay the director’s reasonable expenses to obtain court-ordered indemnification, or (ii) upon the court’s determination that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances and regardless of whether the director met the applicable standard of conduct set forth in Section 902, the court may order indemnification as the court determines to be proper, except that indemnification with respect to certain Proceedings resulting in a director being found liable for certain actions against the corporation may be limited to reasonable expenses (including attorneys’ fees) incurred by the director.

The Utah Revised Business Corporation Act provides that a corporation may pay for or reimburse the reasonable expenses (including attorneys’ fees) incurred by a director who is a Party to a Proceeding in advance of the final disposition of the Proceeding if (i) the director furnishes the corporation a written affirmation of his good faith belief that he has met the applicable standard of conduct described in Section 902, (ii) the director furnishes to the corporation a written undertaking, executed personally or in his behalf, to repay the advance if it is ultimately determined that he did not meet the required standard of conduct, and (iii) a determination is made that the facts then known to those making the determination would not preclude indemnification under Section 904.

Unless a corporation’s articles of incorporation provide otherwise, (i) an officer of the corporation is entitled to mandatory indemnification and is entitled to apply for court ordered indemnification, in each case to the same extent as a director, (ii) the corporation may indemnify and advance expenses to an officer, employee, fiduciary or agent of the corporation to the same extent as a director, and (iii) a corporation may also indemnify and advance expenses to an officer, employee, fiduciary or agent who is not a director to a greater extent than the right of indemnification granted to directors, if not inconsistent with public policy, and if provided for by its articles of incorporation, bylaws, general or specific action of its board of directors or contract.

Organizational Documents of Utah Corporations

The articles of incorporation and/or bylaws of each of the Utah Corporations provide that, to the fullest extent permitted by the Utah Revised Business Corporation Act, the corporation shall indemnify any current or former director or officer of the corporation and may, at the discretion of the board of directors, indemnify any current or former employee or agent of the corporation against all expenses, liabilities and losses reasonably incurred or suffered by him or her in connection with any action, suit or proceeding brought by or in the right of the corporation or otherwise, to which he or she is a party or is threatened to be made a party by reason of his or her current or former position with the corporation or by reason of the fact that he or she is or was serving, at the request of the corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise.

(m) Altaview Concrete, LLC, Kilgore Equipment, LLC, Kilgore Trucking, LLC, Peak Construction Materials, LLC, Peak Management, L.C. and Wasatch Concrete Pumping, LLC are limited liability companies organized under the laws of the State of Utah (collectively, the “Utah Limited Liability Companies”).

Utah Revised Limited Liability Company Act

Sections 48-2c-1802 and 48-2c-1807 of the Utah Revised Limited Liability Company Act empowers a Utah limited liability company to indemnify any manager or other person from and against liability incurred in any proceeding if (i) his conduct was in good faith, (ii) he reasonably believed that his conduct was in, or not opposed to, the company’s best interests, and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A company may not indemnify a manager under Section 48-2c-1802 in connection with a proceeding by or in the right of the company in which the manager was adjudged liable to the company or in connection with any other proceeding charging that the manager derived an improper personal benefit, whether or not involving action in his official capacity, in which proceeding he was adjudged liable on the basis that he derived an improper personal benefit.

In accordance with this provision, the Operating Agreements of the Utah Limited Liability Companies each states that the company has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that the person is or was, or is or was serving at the request of, a manager, member, or authorized representative of the company. Such indemnification shall be against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if the indemnified person acted in good faith and in a manner the indemnified person reasonably believed to be not opposed to the best interests of the company and, with respect to any criminal action or proceeding, had no reasonable cause to believe the indemnified person’s conduct was unlawful.

(n) Wind River Materials, LLC was organized as a limited liability company under the laws of the State of Wyoming (the “Wyoming Limited Liability Company”).

Wyoming Limited Liability Company Act

Section 17-29-408 of the Wyoming Limited Liability Company Act empowers a Wyoming limited liability company to indemnify any member of a member-manager company or any manager of a manager-managed company for any debt, obligation or other liability incurred by such member or manager in the course of the member’s or manager’s activities on behalf of the Wyoming limited liability company, if in making the payment or incurring the debt, obligation or other liability, the member or manager was acting within the scope of his or her duties.

In accordance with this provision, the Operating Agreement of the Wyoming Limited Liability Company states that the company has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that the person is or was, or is or was serving at the request of, a manager, member, or authorized representative of the company. Such indemnification shall be against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if the indemnified person acted in good faith and in a manner the indemnified person reasonably believed to be not opposed to the best interests of the company and, with respect to any criminal action or proceeding, had no reasonable cause to believe the indemnified person’s conduct was unlawful.

Item 21. Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit No.	Description

3.1*	Certificate of Formation of Summit Materials, LLC, as amended.

3.2*	Amended and Restated Limited Liability Company Agreement of Summit Materials, LLC.

3.3*	Certificate of Incorporation of Summit Materials Finance Corp.

3.4*	By-laws of Summit Materials Finance Corp.

3.5*	Certificate of Formation of Austin Materials, LLC.

3.6*	Limited Liability Company Agreement of Austin Materials, LLC.

3.7*	Certificate of Formation of Continental Cement Company, L.L.C., as amended.

3.8*	Amended and Restated Limited Liability Company Agreement of Continental Cement Company, L.L.C.

3.9*	First Amendment to Amended and Restated Limited Liability Company Agreement of Continental Cement Company, L.L.C.

3.10*	Certificate of Formation of Kilgore Companies, LLC, as amended.

3.11*	Limited Liability Company Agreement of Kilgore Companies, LLC, as amended.

3.12*	Certificate of Formation of Norris Quarries, LLC.

3.13*	Limited Liability Company Agreement of Norris Quarries, LLC.

3.14*	Certificate of Formation of RK Hall, LLC.

3.15*	Limited Liability Company Agreement of RK Hall, LLC.

3.16*	Certificate of Formation of Summit Materials Companies I, LLC, as amended.

3.17*	Limited Liability Company Agreement of Summit Materials KY Acquisition LLC, as amended.

3.18*	Certificate of Incorporation of Summit Materials Corporations I, Inc.

3.19*	By-laws of Summit Materials Corporations I, Inc.

3.20*	Certificate of Formation of Summit Materials Holdings I, LLC, as amended.

3.21*	Limited Liability Company Agreement of Summit Materials Holdings I, LLC, as amended.

3.22*	Certificate of Formation of Summit Materials Holdings II, LLC, as amended.

3.23*	Limited Liability Company Agreement of Summit Materials Holdings II, LLC.

3.24*	Amended and Restated Articles of Incorporation of Elam Construction, Inc.

3.25*	Amended and Restated By-laws of Elam Construction, Inc.

3.26*	Articles of Organization of Cornejo & Sons, L.L.C., as amended.

3.27*	Amended and Restated Limited Liability Company Operating Agreement of Cornejo & Sons, L.L.C.

3.28*	Articles of Organization of Hamm Asphalt, LLC.

3.29*	Limited Liability Company Operating Agreement of Hamm Asphalt, LLC.

3.30*	Articles of Incorporation of Hamm, Inc., as amended.

Exhibit No.	Description

3.31*	By-laws of Hamm, Inc.

3.32*	Articles of Organization of N.R. Hamm Contractor, LLC.

3.33*	Limited Liability Company Operating Agreement of N.R. Hamm Contractor, LLC.

3.34*	Articles of Organization of N.R. Hamm Quarry, LLC.

3.35*	Limited Liability Company Operating Agreement of N.R. Hamm Quarry, LLC.

3.36*	Articles of Incorporation of Bourbon Limestone Company, as amended.

3.37*	By-laws of Bourbon Limestone Company.

3.38*	Articles of Organization of Glass Aggregates, LLC, as amended.

3.39*	Limited Liability Company Operating Agreement of Glass Aggregates, LLC.

3.40*	Articles of Organization of Hinkle Contracting Company, LLC.

3.41*	Limited Liability Company Agreement of Hinkle Contracting Company, LLC.

3.42*	Articles of Incorporation of Kentucky Hauling, Inc., as amended.

3.43*	By-laws of Kentucky Hauling, Inc., as amended.

3.44*	Articles of Organization of South Central Kentucky Limestone, LLC.

3.45*	Amended and Restated Operating Agreement of South Central Kentucky Limestone, LLC.

3.46*	Articles of Organization of Con-Agg of MO, L.L.C., as amended.

3.47*	Second Amended and Restated Operating Agreement of Con-Agg of MO, L.L.C.

3.48*	Articles of Organization of Fischer Quarries, L.L.C.

3.49*	Operating Agreement of Fischer Quarries, L.L.C.

3.50*	Articles of Organization of Quarry Properties, L.L.C.

3.51*	Operating Agreement of Quarry Properties, L.L.C.

3.52*	Articles of Incorporation of Elam Paving, Inc.

3.53*	By-laws of Elam Paving, Inc.

3.54*	Certificate of Formation of B&H Contracting, L.P.

3.55*	Amended and Restated Partnership Agreement of B&H Contracting, L.P.

3.56*	Certificate of Formation of Industrial Asphalt, LLC.

3.57*	Company Agreement of Industrial Asphalt, LLC, as amended.

3.58*	Certificate of Formation of R.K. Hall Construction, Ltd.

3.59*	Second Amended and Restated Partnership Agreement of R.K. Hall Construction, Ltd.

3.60*	Certificate of Formation of RKH Capital, L.L.C.

3.61*	Second Amended and Restated Company Agreement of RKH Capital, L.L.C.

3.62*	Certificate of Limited Partnership of SCS Materials, L.P.

3.63*	Second Amended and Restated Partnership Agreement of SCS Materials, L.P.

3.64*	Articles of Organization of Altaview Concrete, LLC, as amended.

Exhibit No.	Description

3.65*	Amended and Restated Operating Agreement of Altaview Concrete, LLC.

3.66*	Amended Articles of Incorporation of B&B Resources, Inc.

3.67*	By-laws of B&B Resources, Inc.

3.68*	Articles of Organization of Kilgore Equipment, LLC.

3.69*	Operating Agreement of Kilgore Equipment, LLC.

3.70*	Articles of Organization of Kilgore Trucking, LLC.

3.71*	Operating Agreement of Kilgore Trucking, LLC.

3.72*	Articles of Organization of Peak Construction Materials, LLC, as amended.

3.73*	Amended and Restated Operating Agreement of Peak Construction Materials, LLC.

3.74*	Articles of Organization of Peak Management, L.C.

3.75*	Amended and Restated Operating Agreement of Peak Management, L.C.

3.76*	Articles of Incorporation of Salt Lake Valley Sand & Gravel, Inc.

3.77*	By-laws of Salt Lake Valley Sand & Gravel, Inc.

3.78*	Articles of Incorporation of Valley Ready Mix, Inc.

3.79*	By-laws of Valley Ready Mix, Inc.

3.80*	Articles of Organization of Wasatch Concrete Pumping, LLC, as amended.

3.81*	Amended and Restated Operating Agreement of Wasatch Concrete Pumping, LLC.

3.82*	Articles of Organization of Wind River Materials, LLC, as amended.

3.83*	Operating Agreement of Wind River Materials, LLC.

4.1*	Indenture, dated as of January 30, 2012, among Summit Materials, LLC, Summit Materials Finance Corp., the guarantors named therein and Wilmington Trust, National Association, as trustee.

4.2*	First Supplemental Indenture, dated as of March 13, 2012, among Norris Quarries, LLC and Wilmington Trust, National Association, as trustee.

4.3*	Form of Note (attached as exhibit to Exhibit 4.1).

4.4*	Registration Rights Agreement, dated as of January 30, 2012, among Summit Materials, LLC, Summit Materials Finance Corp., the guarantors named therein, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and the several other initial purchasers.

5.1*	Opinion of Simpson Thacher & Bartlett LLP.

5.2*	Opinion of Holland & Hart LLP.

5.3*	Opinion of Kutak Rock LLP.

5.4*	Opinion of Kutak Rock LLP.

5.5*	Opinion of Stites & Harbison PLLC.

5.6*	Opinion of Bell Nunnally & Martin LLP.

Exhibit No.	Description

10.1*	Credit Agreement, dated as of January 30, 2012, by and among Summit Materials, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc., as joint lead arrangers, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., UBS Securities LLC, Barclays Capital, Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., as joint bookrunners, Bank of America, N.A., as administrative agent, collateral agent and swing line lender, Bank of America, N.A., as letter of credit issuer, and Citigroup Global Markets Inc., as syndication agent.

10.2*	Amendment No. 1, dated as of February 5, 2013, to the Credit Agreement, dated as of January 30, 2012, by and among Summit Materials, LLC, Bank of America, N.A. as sole lead arranger, and Bank of America, N.A. and Citigroup Global Markets Inc., as joint bookrunners.

10.3*	Tranche A Revolving Credit Commitment Conversion Agreement, dated as of February 11, 2013, under the Credit Agreement, dated as of January 30, 2012, among Summit Materials, LLC, the guarantors party thereto, the several banks and other financial institutions or entities from time to time parties to the Credit Agreement, Bank of America, N.A., as administrative agent, collateral agent, L/C issuer and swing line lender and the other parties thereto.

10.4*	Security Agreement, dated as of January 30, 2012, by and among the grantors identified therein and Bank of America, N.A., as collateral agent.

10.5*†	Employment Agreement, dated July 30, 2009, by and between Summit Materials Holdings L.P. and Thomas Hill.

10.6*†	Employment Agreement, dated December 29, 2011, by and between Summit Materials Holdings L.P. and Douglas Rauh.

12*	Computation of Ratio of Earnings to Fixed Charges.

16*	Letter regarding change in certifying accountant.

21*	Subsidiaries of Summit Materials, LLC.

23.1*	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.3*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.4*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.5*	Consent of Allen, Gibbs & Houlik, L.C., Independent Registered Public Accounting Firm.

23.6*	Consent of Wisan, Smith, Racker & Prescott, LLP, Independent Registered Public Accounting Firm.

23.7*	Consent of CliftonLarsonAllen LLP, Independent Registered Public Accounting Firm.

23.8*	Consent of Perryman Chaney Russell, LLP, Independent Auditors.

23.9*	Consent of Simpson Thacher & Bartlett LLP (included as part of its opinion filed as Exhibit 5.1 hereto).

23.10*	Consent of Holland & Hart LLP (included as part of its opinion filed as Exhibit 5.2 hereto).

23.11*	Consent of Kutak Rock LLP (included as part of its opinion filed as Exhibit 5.3 hereto).

23.12*	Consent of Kutak Rock LLP (included as part of its opinion filed as Exhibit 5.4 hereto).

23.13*	Consent of Stites & Harbison PLLC (included as part of its opinion filed as Exhibit 5.5 hereto).

Exhibit No.	Description

23.14*	Consent of Bell Nunnally & Martin LLP (included as part of its opinion filed as Exhibit 5.6 hereto).

24	Power of Attorney (included in signature pages of this registration statement).

25.1*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wilmington Trust, National Association as trustee under the Indenture, dated January 30, 2013, among Summit Materials, LLC, Summit Materials Finance Corp., the guarantors named therein and Wilmington Trust, National Association, as trustee.

99.1*	Form of Letter of Transmittal.

99.2*	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

99.3*	Form of Letter to Clients.

99.4*	Form of Notice of Guaranteed Delivery.

*	Filed herewith.
†	Management contract or compensatory plan or arrangement.

Item 22. Undertakings.

(a) Each of the undersigned registrants hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act to any purchaser, if the registrants are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5) that, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities, each of the undersigned registrants undertakes that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c) Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or controlling persons of each of the registrants pursuant to the foregoing provisions, or otherwise, each of the registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the registrants in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, D.C., on March 27, 2013.

SUMMIT MATERIALS, LLC

By:	SUMMIT MATERIALS INTERMEDIATE HOLDINGS, LLC, its Sole Member

By: Summit Materials Holdings, LLC, its sole member

By: Summit Materials Holdings L.P., its sole member

By: Summit Materials Holdings GP, Ltd., its general partner (the “Parent”)

By: /s/ THOMAS HILL Name: Thomas Hill Title: President

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Anthony Keenan and Jennifer Rose and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ THOMAS HILL Thomas Hill	President and Chief Executive Officer (Principal Executive Officer); Director of Parent	March 27, 2013

/s/ JOHN MURPHY John Murphy	Interim Chief Financial Officer (Principal Financial and Accounting Officer); Director of Parent	March 27, 2013

Signature	Title(s)	Date

/s/ HOWARD LANCE Howard Lance	Director of Parent	March 27, 2013

/s/ NEIL SIMPKINS Neil Simpkins	Director of Parent	March 27, 2013

/s/ TED GARDNER Ted Gardner	Director of Parent	March 27, 2013

/s/ JULIA KAHR Julia Kahr	Director of Parent	March 27, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, D.C., on March 27, 2013.

SUMMIT MATERIALS FINANCE CORP.

By:	/s/ DAPHNE TONG
	Name:	Daphne Tong
	Title:	President

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Anthony Keenan and Jennifer Rose and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAPHNE TONG Daphne Tong	President (Principal Executive Officer)	March 27, 2013

/s/ JOHN R. MURPHY John R. Murphy	Treasurer (Principal Financial and Accounting Officer)	March 27, 2013

/s/ THOMAS HILL Thomas Hill	Director	March 27, 2013

/s/ NEIL SIMPKINS Neil Simpkins	Director	March 27, 2013

/s/ JULIA KAHR Julia Kahr	Director	March 27, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on March 27, 2013.

AUSTIN MATERIALS, LLC

By:	SUMMIT MATERIALS COMPANIES I, LLC, its Sole Member

By: Summit Materials Holdings I, LLC, its sole member

By: Summit Materials, LLC, its sole member

By: /s/ THOMAS HILL
Name: Thomas Hill Title: President

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Anthony Keenan and Jennifer Rose and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN RAMMING John Ramming	President (Principal Executive Officer)	March 27, 2013

/s/ CLINT PULLEY Clint Pulley	Treasurer (Principal Financial and Accounting Officer)	March 27, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterfield, State of Missouri, on March 27, 2013.

CONTINENTAL CEMENT COMPANY, L.L.C.

By:	/s/ THOMAS BECK
Name: Thomas Beck
Title: President

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Anthony Keenan and Jennifer Rose and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ THOMAS BECK Thomas Beck	President and Director (Principal Executive Officer)	March 27, 2013

/s/ MARK STRIEKER Mark Strieker	Vice President of Finance and Administration (Principal Financial and Accounting Officer)	March 27, 2013

/s/ THOMAS HILL Thomas Hill	Director	March 27, 2013

/s/ JULIA KAHR Julia Kahr	Director	March 27, 2013

/s/ MICHAEL BRADY Michael Brady	Director	March 27, 2013

/s/ DAMIAN MURPHY Damian Murphy	Director	March 27, 2013

/s/ MICHAEL FARMER Michael Farmer	Director	March 27, 2013

/s/ ELLIOT FARMER Elliot Farmer	Director	March 27, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Valley, State of Utah, on March 27, 2013.

KILGORE COMPANIES, LLC

By:	SUMMIT MATERIALS COMPANIES I, LLC, its Sole Member

By: Summit Materials Holdings I, LLC, its sole member

By: Summit Materials, LLC, its sole member

By: /s/ THOMAS HILL
Name: Thomas Hill Title: President

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Anthony Keenan and Jennifer Rose and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JASON KILGORE Jason Kilgore	President (Principal Executive Officer)	March 27, 2013

/s/ BRIAN HALL Brian Hall	Treasurer (Principal Financial and Accounting Officer)	March 27, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Colombia, State of Missouri, on March 27, 2013.

NORRIS QUARRIES, LLC

By:	CON-AGG OF MO, LLC, its Sole Member

By: Summit Materials Companies, I, LLC, its sole member

By: /s/ THOMAS HILL
Name: Thomas Hill Title: President

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Anthony Keenan and Jennifer Rose and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GEORGE BARNES George Barnes	General Manager (Principal Executive Officer)	March 27, 2013

/s/ C. SCOTT ANDERSON C. Scott Anderson	Treasurer (Principal Financial and Accounting Officer)	March 27, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paris, State of Texas, on March 27, 2013.

RK HALL, LLC

By:	SUMMIT MATERIALS COMPANIES I, LLC, its Sole Member

By: Summit Materials Holdings I, LLC, its sole member

By: Summit Materials, LLC, its sole member

By: /s/ THOMAS HILL Name: Thomas Hill Title: President

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Anthony Keenan and Jennifer Rose and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT HALL Robert Hall	President (Principal Executive Officer)	March 27, 2013

/s/ LEX HUIE Lex Huie	Vice President and Treasurer (Principal Financial and Accounting Officer)	March 27, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, D.C., on March 27, 2013.

SUMMIT MATERIALS COMPANIES I, LLC

By:	SUMMIT MATERIALS HOLDINGS I, LLC, its Sole Member

By: Summit Materials, LLC, its sole member

By: /s/ THOMAS HILL Name: Thomas Hill Title: President

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Anthony Keenan and Jennifer Rose and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ THOMAS HILL Thomas Hill	President (Principal Executive Officer)	March 27, 2013

/s/ JOHN MURPHY John Murphy	Interim Chief Financial Officer (Principal Financial and Accounting Officer)	March 27, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, D.C., on March 27, 2013.

SUMMIT MATERIALS CORPORATIONS I, INC.

By:	/s/ THOMAS HILL
Name: Thomas Hill
Title: President

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Anthony Keenan and Jennifer Rose and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ THOMAS HILL Thomas Hill	President (Principal Executive Officer)	March 27, 2013

/s/ JOHN MURPHY John Murphy	Interim Chief Financial Officer (Principal Financial and Accounting Officer)	March 27, 2013

/s/ MICHAEL BRADY Michael Brady	Director	March 27, 2013

/s/ ANTHONY KEENAN Anthony Keenan	Director	March 27, 2013

/S/ ANYA FONINA Anya Fonina	Director	March 27, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, D.C., on March 27, 2013.

SUMMIT MATERIALS HOLDINGS I, LLC

By:	SUMMIT MATERIALS HOLDINGS I, LLC, its Sole Member

By: Summit Materials, LLC, its sole member

By: /s/ THOMAS HILL Name: Thomas Hill Title: President

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Anthony Keenan and Jennifer Rose and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ THOMAS HILL Thomas Hill	President (Principal Executive Officer)	March 27, 2013

/s/ JOHN MURPHY John Murphy	Interim Chief Financial Officer (Principal Financial and Accounting Officer)	March 27, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, D.C., on March 27, 2013.

SUMMIT MATERIALS HOLDINGS II, LLC

By:	SUMMIT MATERIALS, LLC, its sole member

BY: /S/ THOMAS HILL
Name: Thomas Hill Title: President

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Anthony Keenan and Jennifer Rose and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ THOMAS HILL Thomas Hill	President (Principal Executive Officer)	March 27, 2013

/s/ JOHN MURPHY John Murphy	Interim Chief Financial Officer (Principal Financial and Accounting Officer)	March 27, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Junction, State of Colorado, on March 27, 2013.

ELAM CONSTRUCTION, INC.

By:	/s/ LANE BYBEE
Name: Lane Bybee
Title: Chief Executive Officer

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Anthony Keenan and Jennifer Rose and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LANE BYBEE Lane Bybee	Chief Executive Officer (Principal Executive Officer)	March 27, 2013

/s/ CHASE VERNIEUW Chase Vernieuw	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	March 27, 2013

/s/ SHANE EVANS Shane Evans	Director	March 27, 2013

/s/ ANTHONY KEENAN Anthony Keenan	Director	March 27, 2013

/s/ ANYA FONINA Anya Fonina	Director	March 27, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wichita, State of Kansas, on March 27, 2013.

CORNEJO & SONS, L.L.C.

By:	SUMMIT MATERIALS COMPANIES I, LLC, its Sole Member

By: Summit Materials Holdings I, LLC, its sole member

By: Summit Materials, LLC, its sole member

By: /s/ THOMAS HILL Name: Thomas Hill Title: President

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Anthony Keenan and Jennifer Rose and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RONALD CORNEJO Ronald Cornejo	Chief Executive Officer (Principal Executive Officer)	March 27, 2013

/s/ C. SCOTT ANDERSON C. Scott Anderson	Treasurer (Principal Financial and Accounting Officer)	March 27, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Perry, State of Kansas, on March 27, 2013.

HAMM ASPHALT, LLC

By:	HAMM, INC., its Sole Member

By: /s/ GARY HAMM
Name: Gary Hamm Title: President

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Anthony Keenan and Jennifer Rose and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GARY HAMM Gary Hamm	President (Principal Executive Officer)	March 27, 2013

/s/ C. SCOTT ANDERSON C. Scott Anderson	Treasurer (Principal Financial and Accounting Officer)	March 27, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Perry, State of Kansas, on March 27, 2013.

HAMM, INC.

By:	/s/ GARY HAMM
Name: Gary Hamm
Title: President

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Anthony Keenan and Jennifer Rose and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GARY HAMM Gary Hamm	President (Principal Executive Officer)	March 27, 2013

/s/ C. SCOTT ANDERSON C. Scott Anderson	Treasurer and Director (Principal Financial and Accounting Officer)	March 27, 2013

/s/ THOMAS HILL Thomas Hill	Director	March 27, 2013

/s/ MICHAEL BRADY Michael Brady	Director	March 27, 2013

/s/ ANTHONY KEENAN Anthony Keenan	Director	March 27, 2013

/s/ N. RODNEY HAMM N. Rodney Hamm	Director	March 27, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Perry, State of Kansas, on March 27, 2013.

N.R. HAMM CONTRACTOR, LLC

By:	Hamm, Inc., its Sole Member

By: /s/ GARY HAMM Name: Gary Hamm Title: President

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Anthony Keenan and Jennifer Rose and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GARY HAMM Gary Hamm	President (Principal Executive Officer)	March 27, 2013

/s/ C. SCOTT ANDERSON C. Scott Anderson	Treasurer (Principal Financial and Accounting Officer)	March 27, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Perry, State of Kansas, on March 27, 2013.

N.R. HAMM QUARRY, LLC

By:	Hamm, Inc., its Sole Member

By: /s/ GARY HAMM Name: Gary Hamm Title: President

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Anthony Keenan and Jennifer Rose and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GARY HAMM Gary Hamm	President (Principal Executive Officer)	March 27, 2013

/s/ C. SCOTT ANDERSON C. Scott Anderson	Treasurer (Principal Financial and Accounting Officer)	March 27, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paris, State of Kentucky, on March 27, 2013.

BOURBON LIMESTONE COMPANY

By:	/s/ THOMAS HINKLE
Name: Thomas Hinkle
Title: President

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Anthony Keenan and Jennifer Rose and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ THOMAS HINKLE Thomas Hinkle	President and Director (Principal Executive Officer)	March 27, 2013

/s/ STEVE HULLETT Steve Hullett	Chief Financial Officer, Secretary and Director (Principal Financial and Accounting Officer)	March 27, 2013

/s/ ANTHONY KEENAN Anthony Keenan	Director	March 27, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paris, State of Kentucky, on March 27, 2013.

GLASS AGGREGATES, LLC

By:	/s/ LARRY GLASS
Name: Larry Glass
Title: President

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Anthony Keenan and Jennifer Rose and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LARRY GLASS Larry Glass	President (Principal Executive Officer)	March 27, 2013

/s/ STEVE HULLETT Steve Hullett	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	March 27, 2013

/s/ MICHAEL BRADY Michael Brady	Vice President and Manager	March 27, 2013

/s/ ANTHONY KEENAN Anthony Keenan	Assistant Secretary and Manager	March 27, 2013

/s/ THOMAS HINKLE Thomas Hinkle	Manager	March 27, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paris, State of Kentucky, on March 27, 2013.

HINKLE CONTRACTING COMPANY, LLC

By:	SUMMIT MATERIALS COMPANIES I, LLC, its Sole Member

By: Summit Materials Holdings I, LLC, its sole member

By: Summit Materials, LLC, its sole member

By: /s/ THOMAS HILL Name: Thomas Hill Title: President

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Anthony Keenan and Jennifer Rose and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ THOMAS HINKLE Thomas Hinkle	President (Principal Executive Officer)	March 27, 2013

/s/ STEVE HULLETT Steve Hullett	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	March 27, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paris, State of Kentucky, on March 27, 2013.

KENTUCKY HAULING, INC.

By:	/s/ THOMAS HINKLE
Name: Thomas Hinkle
Title: President

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Anthony Keenan and Jennifer Rose and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ THOMAS HINKLE Thomas Hinkle	President and Director (Principal Executive Officer)	March 27, 2013

/s/ STEVE HULLETT Steve Hullett	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	March 27, 2013

/s/ MICHAEL BRADY Michael Brady	Director	March 27, 2013

/s/ ANTHONY KEENAN Anthony Keenan	Director	March 27, 2013

/s/ DOUG RAUH Doug Rauh	Director	March 27, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paris, State of Kentucky, on March 27, 2013.

SOUTH CENTRAL KENTUCKY LIMESTONE, LLC

By:	GLASS AGGREGATES, LLC, its Sole Member

By: /s/ LARRY GLASS
Name: Larry Glass Title: President

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Anthony Keenan and Jennifer Rose and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ THOMAS HINKLE Thomas Hinkle	President (Principal Executive Officer)	March 27, 2013

/s/ STEVE HULLETT Steve Hullett	Chief Financial Officer (Principal Financial and Accounting Officer)	March 27, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of Missouri, on March 27, 2013.

CON-AGG OF MO, L.L.C.

By:	SUMMIT MATERIALS COMPANIES I, LLC, its Sole Member

By: Summit Materials Holdings I, LLC, its sole member

By: Summit Materials, LLC, its sole member

By: /s/ THOMAS HILL
Name: Thomas Hill Title: President

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Anthony Keenan and Jennifer Rose and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GEORGE BARNES George Barnes	President (Principal Executive Officer)	March 27, 2013

/s/ C. SCOTT ANDERSON C. Scott Anderson	Treasurer (Principal Financial and Accounting Officer)	March 27, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of Missouri, on March 27, 2013.

FISCHER QUARRIES, L.L.C.

By:	CON-AGG OF MO, L.L.C., its Sole Member

By: Summit Materials Companies I, LLC, its sole member

By: Summit Materials Holdings I, LLC, its sole member

By: Summit Materials, LLC, its sole member

By: /s/ THOMAS HILL
Name: Thomas Hill Title: President

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Anthony Keenan and Jennifer Rose and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ THOMAS HILL Thomas Hill	President (Principal Executive Officer)	March 27, 2013

/s/ C. SCOTT ANDERSON C. Scott Anderson	Treasurer (Principal Financial and Accounting Officer)	March 27, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of Missouri, on March 27, 2013.

QUARRY PROPERTIES, L.L.C.

By:	/s/ DAMIAN MURPHY
	Name:	Damian Murphy
	Title:	Regional President

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Anthony Keenan and Jennifer Rose and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAMIAN MURPHY Damian Murphy	Regional President and Manager (Principal Executive Officer)	March 27, 2013

/s/ C. SCOTT ANDERSON C. Scott Anderson	Treasurer (Principal Financial and Accounting Officer)	March 27, 2013

/s/ MICHAEL BRADY Michael Brady	Manager	March 27, 2013

/s/ ANYA FONINA Anya Fonina	Manager	March 27, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Junction, State of Colorado, on March 27, 2013.

ELAM PAVING, INC.

By:	/s/ LANE BYBEE
	Name:	Lane Bybee
	Title:	Chief Executive Officer

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Anthony Keenan and Jennifer Rose and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LANE BYBEE Lane Bybee	Chief Executive Officer (Principal Executive Officer)	March 27, 2013

/s/ CHASE VERNIEUW Chase Vernieuw	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	March 27, 2013

/s/ SHANE EVANS Shane Evans	Director	March 27, 2013

/s/ ANTHONY KEENAN Anthony Keenan	Director	March 27, 2013

/s/ ANYA FONINA Anya Fonina	Director	March 27, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paris, State of Texas, on March 27, 2013.

B&H CONTRACTING, L.P.

By:	RKH CAPITAL, L.L.C., its General Partner

By: RK Hall, LLC, its sole member

By: Summit Materials Companies I, LLC, its sole member

By: Summit Materials Holdings I, LLC, its sole member

By: Summit Materials, LLC, its sole member

By: /s/ THOMAS HILL
Name: Thomas Hill Title: President

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Anthony Keenan and Jennifer Rose and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT HALL Robert Hall	President (Principal Executive Officer)	March 27, 2013

/s/ LEX HUIE Lex Huie	Vice President and Treasurer (Principal Financial and Accounting Officer)	March 27, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on March 27, 2013.

INDUSTRIAL ASPHALT, LLC

By:	/s/ JOHN RAMMING
	Name:	John Ramming
	Title:	General Manager

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Anthony Keenan and Jennifer Rose and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN RAMMING John Ramming	General Manager (Principal Executive Officer)	March 27, 2013

/s/ CLINT PULLEY Clint Pulley	Treasurer and Manager (Principal Financial and Accounting Officer)	March 27, 2013

/s/ ANYA FONINA Anya Fonina	Manager	March 27, 2013

/s/ SHANE EVANS Shane Evans	Manager	March 27, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paris, State of Texas, on March 27, 2013.

R.K. HALL CONSTRUCTION, LTD.

By:	RKH CAPITAL, L.L.C., its General Partner

By: RK Hall, LLC, its sole member

By: Summit Materials Companies I, LLC, its sole member

By: Summit Materials Holdings I, LLC, its sole member

By: Summit Materials, LLC, its sole member

By: /s/ THOMAS HILL Name: Thomas Hill Title: President

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Anthony Keenan and Jennifer Rose and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT HALL Robert Hall	President (Principal Executive Officer)	March 27, 2013

/s/ LEX HUIE Lex Huie	Vice President and Treasurer (Principal Accounting and Financial Officer)	March 27, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paris, State of Texas, on March 27, 2013.

RKH CAPITAL, L.L.C.

By:	/s/ ROBERT HALL
Name: Robert Hall
Title: President

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Anthony Keenan and Jennifer Rose and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT HALL Robert Hall	President (Principal Executive Officer)	March 27, 2013

/s/ LEX HUIE Lex Huie	Vice President and Treasurer (Principal Accounting and Financial Officer)	March 27, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paris, State of Texas, on March 27, 2013.

SCS MATERIALS, L.P.

By:	RKH CAPITAL, L.L.C., its General Partner

By: Summit Materials Companies I, LLC, its sole member

By: Summit Materials Holdings I, LLC, its sole member

By: Summit Materials, LLC, its sole member

By: /s/ THOMAS HILL Name: Thomas Hill Title: President

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Anthony Keenan and Jennifer Rose and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT HALL Robert Hall	President (Principal Executive Officer)	March 27, 2013

/s/ LEX HUIE Lex Huie	Vice President and Treasurer (Principal Accounting and Financial Officer)	March 27, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Valley, State of Utah, on March 27, 2013.

ALTAVIEW CONCRETE, LLC

By:	KILGORE COMPANIES, LLC, its Sole Member

By: Summit Materials Companies I, LLC, its sole member

By: Summit Materials Holdings I, LLC, its sole member

By: Summit Materials, LLC, its sole member

By: /s/ THOMAS HILL Name: Thomas Hill Title: President

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Anthony Keenan and Jennifer Rose and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JASON KILGORE Jason Kilgore	President (Principal Executive Officer)	March 27, 2013

/s/ CLINT PULLEY Clint Pulley	Assistant Treasurer (Principal Accounting and Financial Officer)	March 27, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Valley, State of Utah, on March 27, 2013.

B&B RESOURCES, INC.

By:	/s/ JASON KILGORE
Name: Jason Kilgore
Title: General Manager

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Anthony Keenan and Jennifer Rose and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JASON KILGORE Jason Kilgore	General Manager (Principal Executive Officer)	March 27, 2013

/s/ BRIAN HALL Brian Hall	Treasurer (Principal Accounting and Financial Officer)	March 27, 2013

/s/ MICHAEL BRADY Michael Brady	Director	March 27, 2013

/s/ SHANE EVANS Shane Evans	Director	March 27, 2013

/s/ ANTHONY KEENAN Anthony Keenan	Director	March 27, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Valley, State of Utah, on March 27, 2013.

KILGORE EQUIPMENT, LLC

By:	/s/ JASON KILGORE
Name: Jason Kilgore
Title: President

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Anthony Keenan and Jennifer Rose and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JASON KILGORE Jason Kilgore	President (Principal Executive Officer)	March 27, 2013

/s/ BRIAN HALL Brian Hall	Treasurer (Principal Financial and Accounting Officer)	March 27, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Valley, State of Utah, on March 27, 2013.

KILGORE TRUCKING, LLC

By:	/s/ JASON KILGORE
Name: Jason Kilgore
Title: President

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Anthony Keenan and Jennifer Rose and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JASON KILGORE Jason Kilgore	President (Principal Executive Officer)	March 27, 2013

/s/ BRIAN HALL Brian Hall	Chief Financial Officer (Principal Financial and Accounting Officer)	March 27, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Valley, State of Utah, on March 27, 2013.

PEAK CONSTRUCTION MATERIALS, LLC

By:	KILGORE COMPANIES, LLC, its Sole Member

By: Summit Materials Companies I, LLC, its sole member

By: Summit Materials Holdings I, LLC, its sole member

By: Summit Materials, LLC, its sole member

By: /s/ THOMAS HILL Name: Thomas Hill Title: President

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Anthony Keenan and Jennifer Rose and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JASON KILGORE Jason Kilgore	President (Principal Executive Officer)	March 27, 2013

/s/ CLINT PULLEY Clint Pulley	Treasurer (Principal Accounting and Financial Officer)	March 27, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Valley, State of Utah, on March 27, 2013.

PEAK MANAGEMENT, L.C.

By:	KILGORE COMPANIES, LLC, its Sole Member

By: Summit Materials Companies I, LLC, its sole member

By: Summit Materials Holdings I, LLC, its sole member

By: Summit Materials, LLC, its sole member

By: /s/ THOMAS HILL
Name: Thomas Hill Title: President

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Anthony Keenan and Jennifer Rose and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JASON KILGORE Jason Kilgore	President (Principal Executive Officer)	March 27, 2013

/s/ CLINT PULLEY Clint Pulley	Treasurer (Principal Accounting and Financial Officer)	March 27, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Valley, State of Utah, on March 27, 2013.

SALT LAKE VALLEY SAND & GRAVEL, INC.

By:	/s/ JASON KILGORE
Name: Jason Kilgore
Title: General Manager

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Anthony Keenan and Jennifer Rose and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JASON KILGORE Jason Kilgore	General Manager (Principal Executive Officer)	March 27, 2013

/s/ BRIAN HALL Brian Hall	Treasurer (Principal Accounting and Financial Officer)	March 27, 2013

/s/ MICHAEL BRADY Michael Brady	Director	March 27, 2013

/s/ SHANE EVANS Shane Evans	Director	March 27, 2013

/s/ ANTHONY KEENAN Anthony Keenan	Director	March 27, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Valley, State of Utah, on March 27, 2013.

VALLEY READY MIX, INC.

By:	/s/ JASON KILGORE Name: Jason Kilgore Title: General Manager

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Anthony Keenan and Jennifer Rose and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JASON KILGORE Jason Kilgore	General Manager (Principal Executive Officer)	March 27, 2013

/s/ BRIAN HALL Brian Hall	Treasurer (Principal Accounting and Financial Officer)	March 27, 2013

/s/ MICHAEL BRADY Michael Brady	Director	March 27, 2013

/s/ SHANE EVANS Shane Evans	Director	March 27, 2013

/s/ ANTHONY KEENAN Anthony Keenan	Director	March 27, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Valley, State of Utah, on March 27, 2013.

WASATCH CONCRETE PUMPING, LLC

By:	KILGORE COMPANIES, LLC, its Sole Member

By: Summit Materials Companies I, LLC, its sole member

By: Summit Materials Holdings I, LLC, its sole member

By: Summit Materials, LLC, its sole member

By: /s/ THOMAS HILL Name: Thomas Hill Title: President

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Anthony Keenan and Jennifer Rose and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JASON KILGORE Jason Kilgore	President (Principal Executive Officer)	March 27, 2013

/s/ CLINT PULLEY Clint Pulley	Treasurer (Principal Accounting and Financial Officer)	March 27, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Valley, State of Utah, on March 27, 2013.

WIND RIVER MATERIALS, LLC

By:	/s/ JASON KILGORE
Name: Jason Kilgore
Title: General Manager and Manager

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Anthony Keenan and Jennifer Rose and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JASON KILGORE Jason Kilgore	General Manager and Manager (Principal Executive Officer)	March 27, 2013

/s/ CLINT PULLEY Clint Pulley	Treasurer (Principal Accounting and Financial Officer)	March 27, 2013

/s/ SHANE EVANS Shane Evans	Manager	March 27, 2013

/s/ BRIAN HALL Brian Hall	Manager	March 27, 2013

/s/ RICHARD BARRETT Richard Barrett	Manager	March 27, 2013

EXHIBIT INDEX

Exhibit No.	Description

3.1*	Certificate of Formation of Summit Materials, LLC, as amended.

3.2*	Amended and Restated Limited Liability Company Agreement of Summit Materials, LLC.

3.3*	Certificate of Incorporation of Summit Materials Finance Corp.

3.4*	By-laws of Summit Materials Finance Corp.

3.5*	Certificate of Formation of Austin Materials, LLC.

3.6*	Limited Liability Company Agreement of Austin Materials, LLC.

3.7*	Certificate of Formation of Continental Cement Company, L.L.C., as amended.

3.8*	Amended and Restated Limited Liability Company Agreement of Continental Cement Company, L.L.C.

3.9*	First Amendment to Amended and Restated Limited Liability Company Agreement of Continental Cement Company, L.L.C.

3.10*	Certificate of Formation of Kilgore Companies, LLC, as amended.

3.11*	Limited Liability Company Agreement of Kilgore Companies, LLC, as amended.

3.12*	Certificate of Formation of Norris Quarries, LLC.

3.13*	Limited Liability Company Agreement of Norris Quarries, LLC.

3.14*	Certificate of Formation of RK Hall, LLC.

3.15*	Limited Liability Company Agreement of RK Hall, LLC.

3.16*	Certificate of Formation of Summit Materials Companies I, LLC, as amended.

3.17*	Limited Liability Company Agreement of Summit Materials KY Acquisition LLC, as amended.

3.18*	Certificate of Incorporation of Summit Materials Corporations I, Inc.

3.19*	By-laws of Summit Materials Corporations I, Inc.

3.20*	Certificate of Formation of Summit Materials Holdings I, LLC, as amended.

3.21*	Limited Liability Company Agreement of Summit Materials Holdings I, LLC, as amended.

3.22*	Certificate of Formation of Summit Materials Holdings II, LLC, as amended.

3.23*	Limited Liability Company Agreement of Summit Materials Holdings II, LLC.

3.24*	Amended and Restated Articles of Incorporation of Elam Construction, Inc.

3.25*	Amended and Restated By-laws of Elam Construction, Inc.

3.26*	Articles of Organization of Cornejo & Sons, L.L.C., as amended.

3.27*	Amended and Restated Limited Liability Company Operating Agreement of Cornejo & Sons, L.L.C.

3.28*	Articles of Organization of Hamm Asphalt, LLC.

3.29*	Limited Liability Company Operating Agreement of Hamm Asphalt, LLC.

3.30*	Articles of Incorporation of Hamm, Inc., as amended.

3.31*	By-laws of Hamm, Inc.

Exhibit No.	Description

3.32*	Articles of Organization of N.R. Hamm Contractor, LLC.

3.33*	Limited Liability Company Operating Agreement of N.R. Hamm Contractor, LLC.

3.34*	Articles of Organization of N.R. Hamm Quarry, LLC.

3.35*	Limited Liability Company Operating Agreement of N.R. Hamm Quarry, LLC.

3.36*	Articles of Incorporation of Bourbon Limestone Company, as amended.

3.37*	By-laws of Bourbon Limestone Company.

3.38*	Articles of Organization of Glass Aggregates, LLC, as amended.

3.39*	Limited Liability Company Operating Agreement of Glass Aggregates, LLC.

3.40*	Articles of Organization of Hinkle Contracting Company, LLC.

3.41*	Limited Liability Company Agreement of Hinkle Contracting Company, LLC.

3.42*	Articles of Incorporation of Kentucky Hauling, Inc., as amended.

3.43*	By-laws of Kentucky Hauling, Inc., as amended.

3.44*	Articles of Organization of South Central Kentucky Limestone, LLC.

3.45*	Amended and Restated Operating Agreement of South Central Kentucky Limestone, LLC.

3.46*	Articles of Organization of Con-Agg of MO, L.L.C., as amended.

3.47*	Second Amended and Restated Operating Agreement of Con-Agg of MO, L.L.C.

3.48*	Articles of Organization of Fischer Quarries, L.L.C.

3.49*	Operating Agreement of Fischer Quarries, L.L.C.

3.50*	Articles of Organization of Quarry Properties, L.L.C.

3.51*	Operating Agreement of Quarry Properties, L.L.C.

3.52*	Articles of Incorporation of Elam Paving, Inc.

3.53*	By-laws of Elam Paving, Inc.

3.54*	Certificate of Formation of B&H Contracting, L.P.

3.55*	Amended and Restated Partnership Agreement of B&H Contracting, L.P.

3.56*	Certificate of Formation of Industrial Asphalt, LLC.

3.57*	Company Agreement of Industrial Asphalt, LLC, as amended.

3.58*	Certificate of Formation of R.K. Hall Construction, Ltd.

3.59*	Second Amended and Restated Partnership Agreement of R.K. Hall Construction, Ltd.

3.60*	Certificate of Formation of RKH Capital, L.L.C.

3.61*	Second Amended and Restated Company Agreement of RKH Capital, L.L.C.

3.62*	Certificate of Limited Partnership of SCS Materials, L.P.

3.63*	Second Amended and Restated Partnership Agreement of SCS Materials, L.P.

3.64*	Articles of Organization of Altaview Concrete, LLC, as amended.

3.65*	Amended and Restated Operating Agreement of Altaview Concrete, LLC.

Exhibit No.	Description

3.66*	Amended Articles of Incorporation of B&B Resources, Inc.

3.67*	By-laws of B&B Resources, Inc.

3.68*	Articles of Organization of Kilgore Equipment, LLC.

3.69*	Operating Agreement of Kilgore Equipment, LLC.

3.70*	Articles of Organization of Kilgore Trucking, LLC.

3.71*	Operating Agreement of Kilgore Trucking, LLC.

3.72*	Articles of Organization of Peak Construction Materials, LLC, as amended.

3.73*	Amended and Restated Operating Agreement of Peak Construction Materials, LLC.

3.74*	Articles of Organization of Peak Management, L.C.

3.75*	Amended and Restated Operating Agreement of Peak Management, L.C.

3.76*	Articles of Incorporation of Salt Lake Valley Sand & Gravel, Inc.

3.77*	By-laws of Salt Lake Valley Sand & Gravel, Inc.

3.78*	Articles of Incorporation of Valley Ready Mix, Inc.

3.79*	By-laws of Valley Ready Mix, Inc.

3.80*	Articles of Organization of Wasatch Concrete Pumping, LLC, as amended.

3.81*	Amended and Restated Operating Agreement of Wasatch Concrete Pumping, LLC.

3.82*	Articles of Organization of Wind River Materials, LLC, as amended.

3.83*	Operating Agreement of Wind River Materials, LLC.

4.1*	Indenture, dated as of January 30, 2012, among Summit Materials, LLC, Summit Materials Finance Corp., the guarantors named therein and Wilmington Trust, National Association, as trustee.

4.2*	First Supplemental Indenture, dated as of March 13, 2012, among Norris Quarries, LLC and Wilmington Trust, National Association, as trustee.

4.3*	Form of Note (attached as exhibit to Exhibit 4.1).

4.4*	Registration Rights Agreement, dated as of January 30, 2012, among Summit Materials, LLC, Summit Materials Finance Corp., the guarantors named therein, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and the several other initial purchasers.

5.1*	Opinion of Simpson Thacher & Bartlett LLP.

5.2*	Opinion of Holland & Hart LLP.

5.3*	Opinion of Kutak Rock LLP.

5.4*	Opinion of Kutak Rock LLP.

5.5*	Opinion of Stites & Harbison PLLC.

5.6*	Opinion of Bell Nunnally & Martin LLP.

10.1*	Credit Agreement, dated as of January 30, 2012, by and among Summit Materials, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc., as joint lead arrangers, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., UBS Securities LLC, Barclays Capital, Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., as joint bookrunners, Bank of America, N.A., as administrative agent, collateral agent and swing line lender, Bank of America, N.A., as letter of credit issuer, and Citigroup Global Markets Inc., as syndication agent.

Exhibit No.	Description

10.2*	Amendment No. 1, dated as of February 5, 2013, to the Credit Agreement, dated as of January 30, 2012, by and among Summit Materials, LLC, Bank of America, N.A. as sole lead arranger, and Bank of America, N.A. and Citigroup Global Markets Inc., as joint bookrunners.

10.3*	Tranche A Revolving Credit Commitment Conversion Agreement, dated as of February 11, 2013, under the Credit Agreement, dated as of January 30, 2012, among Summit Materials, LLC, the guarantors party thereto, the several banks and other financial institutions or entities from time to time parties to the Credit Agreement, Bank of America, N.A., as administrative agent, collateral agent, L/C issuer and swing line lender and the other parties thereto.

10.4*	Security Agreement, dated as of January 30, 2012, by and among the grantors identified therein and Bank of America, N.A., as collateral agent.

10.5*†	Employment Agreement, dated July 30, 2009, by and between Summit Materials Holdings L.P. and Thomas Hill.

10.6*†	Employment Agreement, dated December 29, 2011, by and between Summit Materials Holdings L.P. and Douglas Rauh.

12*	Computation of Ratio of Earnings to Fixed Charges.

16*	Letter regarding change in certifying accountant.

21*	Subsidiaries of Summit Materials, LLC.

23.1*	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.3*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.4*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.5*	Consent of Allen, Gibbs & Houlik, L.C., Independent Registered Public Accounting Firm.

23.6*	Consent of Wisan, Smith, Racker & Prescott, LLP, Independent Registered Public Accounting Firm.

23.7*	Consent of CliftonLarsonAllen LLP, Independent Registered Public Accounting Firm.

23.8*	Consent of Perryman Chaney Russell, LLP, Independent Auditors.

23.9*	Consent of Simpson Thacher & Bartlett LLP (included as part of its opinion filed as Exhibit 5.1 hereto).

23.10*	Consent of Holland & Hart LLP (included as part of its opinion filed as Exhibit 5.2 hereto).

23.11*	Consent of Kutak Rock LLP (included as part of its opinion filed as Exhibit 5.3 hereto).

23.12*	Consent of Kutak Rock LLP (included as part of its opinion filed as Exhibit 5.4 hereto).

23.13*	Consent of Stites & Harbison PLLC (included as part of its opinion filed as Exhibit 5.5 hereto).

23.14*	Consent of Bell Nunnally & Martin LLP (included as part of its opinion filed as Exhibit 5.6 hereto).

24	Power of Attorney (included in signature pages of this registration statement).

25.1*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wilmington Trust, National Association as trustee under the Indenture, dated January 30, 2013, among Summit Materials, LLC, Summit Materials Finance Corp., the guarantors named therein and Wilmington Trust, National Association, as trustee.

99.1*	Form of Letter of Transmittal.

Exhibit No.	Description

99.2*	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

99.3*	Form of Letter to Clients.

99.4*	Form of Notice of Guaranteed Delivery.

*	Filed herewith.
†	Management contract or compensatory plan or arrangement.